      As filed with the Securities and Exchange Commission on May 31, 2000
                                                      Registration No. 333-32446

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------
                                   AMENDMENT
                                     NO 3.
                                      TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  CURIS, INC.

                                ---------------

         Delaware                     2836                   04-3505116
     (State or other      (Primary Standard Industrial    (I.R.S. Employer
     jurisdiction of       Classification Code Number  Identification Number)
     Incorporation or
       Organization

                               45 Moulton Street
                         Cambridge, Massachusetts 02138
                                 (617) 876-0086

                                 Doros Platika
                     President and Chief Executive Officer
                                  Curis, Inc.
                               45 Moulton Street
                         Cambridge, Massachusetts 02138
                                 (617) 876-0086
                                   Copies to:

       Cheryl K. Lawton, Esq.             Jeffrey M. Wiesen, Esq.             Bruce A. Leicher, Esq.
    Creative BioMolecules, Inc.            Lewis J. Geffen, Esq.                  Ontogeny, Inc.
 101 Huntington Avenue, Suite 2400      Mintz, Levin, Cohn, Ferris,             45 Moulton Street
          Boston, MA 02199                Glovsky and Popeo, P.C.              Cambridge, MA 02138
           (617) 912-2900                   One Financial Center                  (617) 876-0086
                                              Boston, MA 02111
                                               (617) 542-6000
     Jonathan H. Hulbert, Esq.             Steven D. Singer, Esq.             Walter J. Smith, Esq.
      Foley, Hoag & Eliot LLP              Philip Rossetti, Esq.                Baker Botts L.L.P.
       One Post Office Square             Jorge L. Contreras, Esq.                910 Louisiana
          Boston, MA 02109                   Hale and Dorr LLP                   One Shell Plaza
           (617) 832-7000                     60 State Street                   Houston, TX 77002
                                              Boston, MA 02109                    (713) 229-1234
                                               (617) 526-6000

  Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and all other conditions to the proposed merger described herein have been satisfied or waived.
  If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                [LOGO OF CURIS]

                 A MERGER PROPOSAL--YOUR VOTE IS VERY IMPORTANT

  The boards of directors of each of Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. have approved the merger of Creative, Ontogeny and Reprogenesis into a new corporation named Curis, Inc. The merger cannot be completed without the approval of the stockholders of each of Creative, Ontogeny and Reprogenesis. We believe that the merger will benefit the stockholders of each of the companies, and we ask for your support in voting for the merger proposals at our special meetings. When the merger is completed:

 . Creative common stockholders will receive 0.3 of a share of Curis common stock for each share of Creative common stock they own.

 . Ontogeny stockholders will receive 0.2564 of a share of Curis common stock for each share of Ontogeny common stock and preferred stock they own.

 . Holders of the capital stock of Reprogenesis or options or warrants to acquire the capital stock of Reprogenesis will be entitled to receive an aggregate number of shares of Curis common stock equal to 0.1956 multiplied by the total number of shares of Reprogenesis capital stock outstanding or subject to options or warrants at the time of the merger. The precise fraction of a share of Curis common stock to be received for each share of Reprogenesis common or preferred stock will be determined based on the formula described on page 56.

  Curis has applied to have its common stock quoted on the Nasdaq National Market under the symbol "CRIS." The boards of directors of each of Creative, Ontogeny and Reprogenesis each recommend that their respective stockholders vote FOR adoption of the merger agreement, as described in the attached materials.

  We have scheduled separate meetings to be held on July 11, 2000 for the stockholders of each of Creative, Ontogeny and Reprogenesis to vote on the merger agreement. The times and places of these meetings are contained in the attached notices. Information about the merger is contained in this joint proxy statement-prospectus. You can also obtain financial and other information about Creative from documents filed with the Securities and Exchange Commission. We encourage you to read carefully the entire document and the documents incorporated by reference.

Michael Tarnow                       Doros Platika                       Daniel R. Omstead
President & Chief Executive Officer  President & Chief Executive Officer President & Chief Executive Officer
Creative BioMolecules, Inc.          Ontogeny, Inc.                      Reprogenesis, Inc.

   See "Risk Factors" beginning on page 15 for a discussion of the risks that should be considered by the stockholders of each of Creative, Ontogeny and Reprogenesis before voting at their respective meetings.

   Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in connection with the merger or determined if this joint proxy statement-prospectus is accurate or complete. Any representation to the contrary is a criminal offense.


  This joint proxy statement-prospectus is dated        , 2000, and is first
being mailed to stockholders of Creative, Ontogeny and Reprogenesis on or about
       , 2000.

                          CREATIVE BIOMOLECULES, INC.
                                45 South Street
                              Hopkinton, MA 01748

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               July 11, 2000
                                 at 11:00 A.M.

To the stockholders of Creative BioMolecules, Inc.:

   Notice is hereby given that a special meeting of stockholders of Creative BioMolecules, Inc. will be held on July 11, 2000 at 11:00 a.m., local time, at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 for the following purposes:

  1. To consider and vote upon a proposal to adopt a merger agreement among Curis, Inc., Creative BioMolecules, Inc., Ontogeny, Inc. and Reprogenesis, Inc. pursuant to which Creative, Ontogeny and Reprogenesis will each merge into a new company named Curis, Inc. and each share of Creative common stock will be automatically converted into 0.3 of a share of Curis common stock.

  2. To transact any other business as may properly come before the meeting, or any adjournment or postponement of the special meeting.

   These items of business are described in the attached joint proxy statement-prospectus. Only holders of record of Creative common stock at the close of business on June 2, 2000, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

   Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To grant your proxy to vote your shares, you may complete and return the enclosed proxy card or voting instructions or you may be able to submit your proxy or voting instructions by telephone or the Internet. If your shares are held in an account at a brokerage firm or bank, you must instruct them how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

                                          By order of the board of directors
                                           of

                                          CREATIVE BIOMOLECULES, INC.

                                          Cheryl K. Lawton
                                          Secretary

Hopkinton, MA
    , 2000

                                 ONTOGENY, INC.
                               45 Moulton Street
                              Cambridge, MA 02138

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                               July 11, 2000
                                 at 10:00 A.M.

To the stockholders of Ontogeny, Inc.:

   Notice is hereby given that a special meeting of stockholders of Ontogeny, Inc. will be held on July 11, 2000 at 10:00 a.m., local time, at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 for the following purposes:

  1. To consider and vote upon a proposal to adopt a merger agreement among Curis, Inc., Creative BioMolecules, Inc., Ontogeny, Inc. and
     Reprogenesis, Inc. pursuant to which Creative, Ontogeny and Reprogenesis will each merge into a new company named Curis, Inc. and each share of Ontogeny common stock and preferred stock will be automatically converted into 0.2564 of a share of Curis common stock.

  2. To transact any other business as may properly come before the meeting, or any adjournment or postponement of the special meeting.

   These items of business are described in the attached joint proxy statement-prospectus. Only holders of record of Ontogeny capital stock at the close of business on June 2, 2000, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

   Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To grant your proxy to vote your shares, you may complete and return the enclosed proxy card. If your shares are held in an account at a brokerage firm or bank, you must instruct them how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

   You will be entitled to have your shares purchased by Curis for cash at their fair market value if you file written notice with Ontogeny of your intention to exercise your appraisal rights prior to the special meeting, you do not vote in favor of the merger, and you follow the procedures of Section 262 of the Delaware General Corporation Law.

                                          By order of the board of directors
                                          of

                                          ONTOGENY, INC.

                                          George A. Eldridge
                                          Secretary

Cambridge, MA
       , 2000

                               REPROGENESIS, INC.
                                 21 Erie Street
                              Cambridge, MA 02139

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 July 11, 2000
                                 at 10:00 A.M.

To the stockholders of Reprogenesis, Inc.:

   Notice is hereby given that a special meeting of stockholders of Reprogenesis, Inc. will be held on July 11, 2000 at 10:00 a.m., local time, at 21 Erie Street, Suite 22, Cambridge, MA 02139 for the following purposes:

  1. To consider and vote upon a proposal to adopt a merger agreement among Curis, Inc., Creative BioMolecules, Inc., Ontogeny, Inc. and
     Reprogenesis, Inc. pursuant to which Creative, Ontogeny and Reprogenesis will each merge into a new company named Curis, Inc. and each share of Reprogenesis capital stock will be automatically converted into shares of Curis common stock using the conversion ratios set forth in the merger agreement.

  2. To transact any other business as may properly come before the meeting, or any adjournment or postponement of the special meeting.

   These items of business are described in the attached joint proxy statement-prospectus. Only holders of record of Reprogenesis capital stock at the close of business on June 2, 2000, the record date, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of the special meeting.

   Your vote is very important, regardless of the number of shares you own. Please vote as soon as possible to make sure that your shares are represented at the meeting. To grant your proxy to vote your shares, you may complete and return the enclosed proxy card. If your shares are held in an account at a brokerage firm or bank, you must instruct them how to vote your shares. If you do not vote or do not instruct your broker or bank how to vote, it will have the same effect as voting against the merger.

   You will be entitled to have your shares purchased by Curis for cash at their fair market value if you file written notice with Reprogenesis of your intention to exercise dissenters' rights prior to the special meeting, you do not vote in favor of the merger, and you follow the procedures of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act.

                                          By order of the board of directors
                                           of

                                          REPROGENESIS, INC.

                                          Lynn G. Baird
                                          Secretary

Cambridge, MA
       , 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
QUESTIONS AND ANSWERS ABOUT THE MERGER....................................   1
SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS...........................   4
 The Companies............................................................   4
 The Structure of the Merger..............................................   5
 Relative Percentages of Ownership........................................   5
 Recommendation of the Boards of Directors................................   5
 Fairness Opinions of Financial Advisors..................................   5
 Stockholder Approvals....................................................   6
 The Special Meetings.....................................................   7
 Treatment of Creative, Ontogeny and Reprogenesis Stock Options and
  Warrants................................................................   7
 Tax Consequences.........................................................   7
 Interests of Directors and Officers of Creative, Ontogeny and
  Reprogenesis in the Merger..............................................   8
 Overview of the Merger Agreement.........................................   8
 Comparison of Stockholder Rights.........................................   8
 Market Value Information.................................................   9
 Trademarks...............................................................   9
 Creative Selected Consolidated Financial Data............................  10
 Ontogeny Selected Financial Data.........................................  11
 Reprogenesis Selected Consolidated Financial Data........................  12
 Curis Selected Pro Forma Financial Data..................................  13
 Comparative Per Share Data...............................................  14
RISK FACTORS..............................................................  15
 Risks Related to the Merger..............................................  15
 Risks Related to Our Business, Industry, Strategy and Operations.........  16
 Risks Relating to Clinical and Regulatory Matters........................  19
 Risks Relating to Financing..............................................  21
 Risks Relating to Intellectual Property..................................  23
 Risks Relating to Product Manufacturing, Marketing and Sales.............  24
DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS...........................  26
THE SPECIAL MEETING OF CREATIVE BIOMOLECULES, INC. STOCKHOLDERS...........  28
 Joint Proxy Statement-Prospectus.........................................  28
 Date, Time and Place of the Special Meeting..............................  28
 Purpose of the Special Meeting...........................................  28
 Stockholder Record Date for the Special Meeting..........................  28
 Vote of Creative Stockholders Required for Adoption of the Merger
  Agreement...............................................................  28
 Proxies..................................................................  28
 Solicitation of Proxies and Expenses.....................................  29
THE SPECIAL MEETING OF ONTOGENY, INC. STOCKHOLDERS........................  30
 Joint Proxy Statement-Prospectus.........................................  30
 Date, Time and Place of the Special Meeting..............................  30
 Purpose of the Special Meeting...........................................  30
 Stockholder Record Date for the Special Meeting..........................  30
 Vote of Ontogeny Stockholders Required for Adoption of the Merger
  Agreement...............................................................  31
 Proxies..................................................................  31
 Expenses.................................................................  32
THE SPECIAL MEETING OF REPROGENESIS, INC. STOCKHOLDERS....................  33
 Joint Proxy Statement-Prospectus.........................................  33

                                                                           Page
                                                                           ----
 Date, Time and Place of the Special Meeting..............................  33
 Purpose of the Special Meeting...........................................  33
 Stockholder Record Date for the Special Meeting..........................  33
 Vote of Reprogenesis Stockholders Required for Adoption of the Merger
  Agreement...............................................................  34
 Proxies..................................................................  34
 Expenses.................................................................  35
THE MERGER................................................................  36
 Background of the Merger.................................................  36
 Joint Reasons for the Merger.............................................  38
 Creative's Reasons for the Merger........................................  38
 Ontogeny's Reasons for the Merger........................................  40
 Reprogenesis' Reasons for the Merger.....................................  42
 Recommendation of Creative's Board of Directors..........................  44
 Opinion of Creative's Financial Advisor..................................  44
 Recommendation of Ontogeny's Board Of Directors..........................  48
 Opinion of Ontogeny's Financial Advisor..................................  48
 Recommendation of Reprogenesis' Board of Directors.......................  53
 Interests of Creative Directors and Executive Officers in the Merger.....  53
 Interests of Ontogeny Directors and Executive Officers in the Merger.....  54
 Interests of Reprogenesis Directors and Executive Officers in the
  Merger..................................................................  54
 Completion and Effectiveness of the Merger...............................  55
 Structure of the Merger and Conversion of Creative, Ontogeny and
  Reprogenesis Stock......................................................  56
 Book-Entry Accounts......................................................  56
 Treatment of Creative, Ontogeny and Reprogenesis Stock Options...........  57
 Treatment of Outstanding Warrants........................................  57
 Material United States Federal Income Tax Consequences of the Merger.....  58
 Accounting Treatment of the Merger.......................................  60
 Restrictions on Sales of Shares by Affiliates of Creative, Ontogeny and
  Reprogenesis............................................................  60
 Nasdaq National Market Listing of Curis Common Stock to be Issued in the
  Merger..................................................................  60
 Appraisal/Dissenters' Rights.............................................  60
 Delisting and Deregistration of Creative Common Stock after the Merger...  63
 The Merger Agreement.....................................................  63
 Curis Charter and By-laws................................................  72
 Stockholder Agreements...................................................  73
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION........................  75
CURIS BUSINESS ...........................................................  84
 Overview of Curis........................................................  84
 Regenerative Medicine Background.........................................  84
 Functional Genomics/Developmental Biology................................  84
 Regenerative Medicine Technologies.......................................  85
 Curis Product Opportunities Portfolio....................................  86
 Curis Product and Product Candidate Chart................................  86
 Research and Development Portfolio Review................................  88
 Competition..............................................................  88
 Regulatory Matters.......................................................  88
 Sales and Marketing......................................................  89
 Collaborative Alliances..................................................  89

                                                                            Page
                                                                            ----
 Patents..................................................................   89
 Employees................................................................   90
 Facilities...............................................................   90
 Manufacturing............................................................   90
 Liquidity and Capital Resources of Curis.................................   90
CREATIVE BUSINESS, SELECTED CONSOLIDATED FINANCIAL DATA AND MANAGEMENT'S
 DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
 OPERATIONS...............................................................   91
 Business of Creative.....................................................   91
 Selected Consolidated Financial Data.....................................  104
 Management's Discussion and Analysis of Financial Condition and Results
  of Operations...........................................................  105
ONTOGENY BUSINESS, SELECTED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND
 ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS................  112
 Business of Ontogeny.....................................................  112
 Ontogeny Selected Financial Data.........................................  123
 Management's Discussion and Analysis of Financial Condition and Results
  of Operations...........................................................  124
REPROGENESIS BUSINESS, SELECTED CONSOLIDATED FINANCIAL DATA AND
 MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
 OF OPERATIONS............................................................  128
 Business of Reprogenesis.................................................  128
 Reprogenesis Selected Consolidated Financial Data........................  140
 Management's Discussion and Analysis Of Financial Condition and Results
  Of Operations...........................................................  141

                                                                           Page
                                                                           ----
REGULATORY MATTERS AFFECTING CURIS, CREATIVE, ONTOGENY AND REPROGENESIS..  147
DESCRIPTION OF CURIS CAPITAL STOCK.......................................  152
 Authorized Capital Stock................................................  152
 Common Stock............................................................  152
 Undesignated Preferred Stock............................................  152
 Anti-Takeover Measures..................................................  153
 Transfer Agent and Registrar............................................  153
 Nasdaq National Market Quotation........................................  153
COMPARISON OF RIGHTS OF STOCKHOLDERS OF CURIS, CREATIVE, ONTOGENY AND
 REPROGENESIS............................................................  154
 Creative Compared to Curis..............................................  154
 Ontogeny Compared to Curis..............................................  157
 Reprogenesis Compared to Curis..........................................  162
MANAGEMENT OF CURIS AFTER THE MERGER.....................................  169
 Curis' Board of Directors and Executive Officers........................  169
 Board Committees........................................................  173
 Compensation of Directors...............................................  173
 Compensation of Executive Officers......................................  174
EMPLOYEE BENEFIT PLANS...................................................  176
 2000 Stock Option Plan..................................................  176
 2000 Employee Stock Purchase Plan.......................................  177
 401(k) Retirement/Savings Plan..........................................  177
 2000 Director Stock Option Plan.........................................  177
PRINCIPAL STOCKHOLDERS...................................................  179
LEGAL MATTERS............................................................  181
EXPERTS..................................................................  181
OTHER MATTERS............................................................  181
WHERE YOU CAN FIND MORE INFORMATION......................................  182
INDEX TO FINANCIAL PAGES.................................................  F-1

ANNEX A--Agreement and Plan of Merger
ANNEX B--Form of Stockholder Agreement
ANNEX C--Opinion of Chase Securities Inc.
ANNEX D--Opinion of SG Cowen Securities Corporation
ANNEX E--Certificate of Incorporation of Curis, Inc.
ANNEX F--Section 262 of the Delaware General Corporation Law
ANNEX G--Article 5.11, 5.12 and 5.13 of the Texas Business Corporations Act

   This joint proxy statement-prospectus incorporates important business and financial information about Creative by reference. See "Where You Can Find More Information" on page 182 for a listing of documents incorporated by reference. Creative documents are available to any person, including any beneficial owner, upon request directed to Investor Relations, at Creative BioMolecules, 101 Huntington Avenue, Suite 2400, Boston, Massachusetts 02199, telephone 617-912-2955. To ensure timely delivery of these documents, any request should be made by July 3, 2000. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this joint proxy statement-prospectus.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: Why are Creative, Ontogeny and Reprogenesis proposing the merger?

A: We are proposing the merger because we believe the combined strengths of our three companies will enable us to build a leading company in the emerging field of regenerative medicine in which therapeutics are used to improve, restore or preserve the function of tissues and organs. The merger will combine insight gained through the study of developmental biology by Ontogeny, the protein therapy expertise of Creative and the cell therapy and biomaterials expertise of Reprogenesis to facilitate the development of new regenerative medicine therapies.

Q: What will I receive in the merger?

A: Stockholders of Creative, Ontogeny and Reprogenesis will receive the following in the merger:

   Creative Stockholders:

   0.3 of a share of Curis common stock for each share of Creative common stock you own. This ratio is referred to in this joint proxy statement-prospectus as the Creative exchange ratio.

   Ontogeny Stockholders:

   0.2564 of a share of Curis common stock for each share of Ontogeny common stock or preferred stock you own. This ratio is referred to in this joint proxy statement-prospectus as the Ontogeny exchange ratio.

   Reprogenesis Stockholders:

   Holders of the capital stock of Reprogenesis or options or warrants to acquire the capital stock of Reprogenesis will be entitled to receive an aggregate number of shares of Curis common stock equal to 0.1956 multiplied by the total number of shares of Reprogenesis capital stock outstanding or subject to options or warrants at the time of the merger. Because the Reprogenesis series A preferred stock is a participating preferred stock, holders of the series A preferred stock are entitled to receive, before any distribution to any other Reprogenesis stockholders, $6 million of the consideration received by the Reprogenesis stockholders in the merger. Once this priority payment has been made, the remaining consideration due to the Reprogenesis stockholders is shared pro rata by the holders of the Reprogenesis common and preferred stock. The exact number of shares of Curis common stock received by the holders of the Reprogenesis common and preferred stock will be determined based on the formula described on page 56.

   Stockholders of Creative, Ontogeny and Reprogenesis will receive cash for any fractional share that they would otherwise receive in the merger.

Q: Will the number of shares of Curis common stock that I receive in the merger change between now and the time the merger is completed?

A: If you are a Creative or Ontogeny stockholder, the number of shares of Curis stock you will receive in the merger is not expected to change. If you are a Reprogenesis stockholder, in all likelihood it will. Although the total number of shares to be issued to all Reprogenesis stockholders is not likely to change, the number of shares of Curis common stock to be allocated to the holders of the Reprogenesis series A preferred stock to satisfy their $6 million priority payment will vary based on the average closing price of Creative common stock during the 20 consecutive business days ending upon the fifth day prior to the effective time of the merger. Increases in the value of shares of Creative common stock will decrease the number of shares of Curis common stock necessary to satisfy this priority payment. Decreases in the value of shares of Creative common stock will increase the number of shares of Curis common stock necessary to satisfy this priority payment.

Q: What do I need to do now?

A: After carefully reading and considering the information contained in this joint proxy statement-prospectus, please complete, sign and date your proxy card and return it in the enclosed postage paid envelope, or if you are a Creative stockholder, by submitting your proxy or voting instructions by telephone or through the internet as soon as possible so that your shares may be represented at the special meeting.

Q: What if I don't vote?

A: If you respond and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger. If you respond and abstain from voting, your proxy will have the same effect as a vote against the merger. If you fail to respond, it will have the same effect as a vote against the merger.

Q: If my shares are held in street name by my broker, will my broker vote my shares for me?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the same effect as a vote against the merger.

Q: Can I change my vote after I have delivered my proxy?

A: You can change your vote before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can notify us that you would like to revoke your proxy. Second, you can submit a new proxy. If you choose either of these two methods, you must submit your notice of revocation or your new proxy at any time before the special meeting to the secretary of Creative, Ontogeny, or Reprogenesis, as applicable, at the address set forth in the answer to the last question below. Third, you can attend the special meeting and vote in person. If you are a Creative stockholder and submit your proxy or voting instructions electronically through the Internet or by telephone, you can change your vote by submitting a proxy at a later date, using the same procedures, in which case your later proxy will be recorded and your earlier proxy revoked. Certain stockholders of each of Creative, Ontogeny and Reprogenesis have agreed to vote their shares in favor of the merger. See "The Merger-- Stockholder Agreements."

Q: Am I entitled to appraisal/dissenters' rights?

A: Creative stockholders do not have appraisal rights. If you are an Ontogeny stockholder, you are entitled to appraisal rights under Delaware law, which governs your rights as an Ontogeny stockholder. If you are a Reprogenesis stockholder, you are entitled to dissenters' rights under Texas law, which governs your rights as a Reprogenesis stockholder. To review your appraisal rights under Delaware law and dissenters' rights under Texas law, as it applies to you, in greater detail. See "The Merger--Appraisal/Dissenters' Rights."

Q: Should I send in my stock certificates now?

A: No. After the merger is completed, you will receive written instructions for sending in your stock certificates. Please do not send in your stock certificates with your proxy.

Q: Where will my shares of Curis common stock be listed?

A: Curis has applied to list the Curis common stock to be issued in connection with the merger on the Nasdaq National Market under the symbol "CRIS."

Q: When do you expect the merger to be completed?

A:  We expect to complete the merger in July 2000.

Q: Who can help answer my questions?

A: If you have any questions about the merger or how to submit your proxy, or if you need additional copies of this joint proxy statement-prospectus or the enclosed proxy card, you should contact:

    if you are a Creative stockholder:  if you are an Ontogeny stockholder:


     Creative BioMolecules, Inc.          Ontogeny, Inc.
     101 Huntington Avenue, Suite 2400    45 Moulton Street
     Boston, MA 02199                     Cambridge, MA 02138
     Telephone: (617) 912-2900            Telephone: (617) 876-0086
     E-mail: ir@creativebio.com           E-mail: cclayton@ontogeny.com
     Attention: Investor Relations        Attention: Investor Relations

    if you are a Reprogenesis stockholder:

     Reprogenesis, Inc.
     21 Erie Street
     Cambridge, MA 02139
     Telephone: (617) 499-2928
     E-mail: mgray@reprogenesis.com
     Attention: Investor Relations

                SUMMARY OF THE JOINT PROXY STATEMENT-PROSPECTUS

   This summary highlights selected information in the joint proxy statement-prospectus and may not contain all of the information that is important to you. You should carefully read this entire joint proxy statement-prospectus and the other documents we refer to for a more complete understanding of the merger. In particular, you should read the documents attached to this joint proxy statement-prospectus, including the merger agreement and the form of stockholder agreement, which are attached as Annexes A and B, respectively. In addition, we incorporate by reference important business and financial information about Creative into this joint proxy statement-prospectus. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 182 of this joint proxy statement-prospectus.

The Companies

  Curis, Inc.
  45 Moulton Street
  Cambridge, MA 02138-1118
  (617) 876-0086

   Curis is a newly formed corporation that has not, to date, conducted any activities other than those incident to its formation, the matters contemplated by the merger agreement and the preparation of this joint proxy statement-prospectus. Upon completion of the merger, Creative, Ontogeny and Reprogenesis will cease to exist as independent entities. The business of Curis will be the combined businesses currently conducted by Creative, Ontogeny and Reprogenesis, and the merger will combine insight gained through the study of developmental biology by Ontogeny, the protein therapy expertise of Creative and the cell therapy and biomaterials expertise of Reprogenesis to facilitate the development of new regenerative medicine therapies.

  Creative BioMolecules, Inc.
  45 South Street
  Hopkinton, MA 01748
  (508) 782-1100

   Creative is a biopharmaceutical company focused on the development of products for human tissue regeneration and repair. Its core technologies are based on an understanding of the role that proteins play in cellular biology and the formation and repair of human tissues and organs. Creative focuses on morphogenic proteins which are proteins involved in the formation and repair of several types of tissues. Creative was organized as a Delaware corporation in 1986.

  Ontogeny, Inc.
  45 Moulton Street
  Cambridge, MA 02138-1118
  (617) 876-0086

   Ontogeny focuses on translating developmental biology insights into therapies that will significantly improve the quality of life by activating the body's ability to repair and regenerate, or to specifically control abnormal or malignant growth. Ontogeny is developing therapeutics for neurological diseases including Parkinson's and Alzheimer's diseases, diabetes and dermatological disorders including skin cancer and hair growth. Ontogeny was organized as a Delaware corporation in 1994.

  Reprogenesis, Inc.
  21 Erie Street
  Cambridge, MA 02139
  (617) 499-2928

   Reprogenesis develops tissue engineered therapies to treat unmet medical needs. Reprogenesis has proprietary technology utilizing combinations of cells and biomaterials to restore, repair or replace lost tissue or physiological function. Reprogenesis is developing a broad preclinical and clinical pipeline of products in the areas of urology, cardiovascular biology and plastic and reconstructive surgery. Reprogenesis was organized as a Texas limited partnership in 1993 and converted to a Texas corporation in 1996.

The Structure of the Merger (see page 56)

   The merger agreement is attached as Annex A to this joint proxy statement-prospectus. You are encouraged to read the merger agreement as it is the legal document that governs the merger.

   To accomplish the combination of their businesses, Creative, Ontogeny and Reprogenesis jointly formed a new company, Curis. At the time the merger is completed, each of Creative, Ontogeny and Reprogenesis will be merged into Curis, leaving Curis as the surviving corporation. The business of Curis will be the combined businesses currently conducted by Creative, Ontogeny and Reprogenesis. Following the merger, stockholders of Creative, Ontogeny and Reprogenesis will be stockholders of Curis.

Relative Percentages of Ownership

   The relative percentages of Curis to be owned by the stockholders of Creative (approximately 43%), Ontogeny (approximately 38%), and Reprogenesis (approximately 19%) immediately after the merger were determined through negotiations among Creative, Ontogeny and Reprogenesis and their respective financial advisors. Various methods of analyzing relative financial and operating strengths and weaknesses of each company were reviewed and discussed in the course of such negotiations, including those described on pages 43 through 52 in "Opinion of Creative's Financial Advisor" and "Opinion of Ontogeny's Financial Advisor."

Recommendation of the Boards of Directors (see pages 43, 48 and 53)

   To Creative Stockholders: The Creative board of directors believes that the merger is fair to Creative's stockholders and in their best interest and unanimously recommends that Creative's stockholders vote FOR the approval of the merger and the merger agreement.

   To Ontogeny Stockholders: The Ontogeny board of directors believes that the merger is fair to Ontogeny's stockholders and in their best interest and recommends that Ontogeny's stockholders vote FOR the approval of the merger and the merger agreement.

   To Reprogenesis Stockholders: The Reprogenesis board of directors believes that the merger is fair to Reprogenesis stockholders and in their best interest and unanimously recommends that Reprogenesis' stockholders vote FOR the approval of the merger and the merger agreement.

Fairness Opinions of Financial Advisors (see pages 44 and 48)

   Opinion of Creative's Financial Advisor. In deciding to approve the merger, the Creative board of directors considered the opinion of its financial advisor, Chase H&Q, a division of Chase Securities Inc. ("Chase Securities"), to the effect that, as of February 14, 2000, and based on and subject to the factors and assumptions set forth in its opinion, the Creative exchange ratio under the merger agreement was fair from a financial point of view to the holders of Creative common stock. The full text of this opinion is attached as Annex C to this joint proxy statement-prospectus. Creative urges its stockholders to read the opinion of Chase Securities in its entirety.

   Opinion of Ontogeny's Financial Advisor. In deciding to approve the merger, the Ontogeny board of directors considered the opinion of its financial advisor, SG Cowen Securities Corporation ("SG Cowen"), to the effect that, as of the date of its opinion, and based on and subject to the factors and assumptions set forth in its opinion, the Ontogeny exchange ratio under the merger agreement is fair from a financial point of view to the holders of Ontogeny common stock and holders of Ontogeny preferred stock. The full text of this opinion is attached as Annex D to this joint proxy statement-prospectus. Ontogeny urges its stockholders to read the opinion of SG Cowen in its entirety.

Stockholder Approvals (see pages 28, 31 and 34)

   Approval of Creative's Stockholders. The affirmative vote of the holders of a majority of the shares of Creative's common stock outstanding as of the record date is required to adopt the merger agreement. As of the record date, Creative directors and executive officers and their affiliates owned approximately 5.6% of the outstanding shares of common stock. These individuals, as well as a holder of 9.0% of the voting power of Creative common stock, have agreed to vote all their shares of common stock (which collectively represents approximately 14.6% of the outstanding shares of common stock) in favor of adoption of the merger agreement. See "Merger--Stockholder Agreements."

   Approval of Ontogeny's Stockholders. The affirmative vote of the holders of a majority of the outstanding Ontogeny common stock and preferred stock, voting together as one group, and 66 2/3% of the shares of Ontogeny senior preferred stock (consisting of series A, B, E and F convertible preferred stock), voting separately as a class, is required to adopt the merger agreement. As of the record date, Ontogeny directors and executive officers and their affiliates owned approximately 22.9% of the voting power of Ontogeny common stock and 32.4% of the voting power of Ontogeny preferred stock. These individuals, as well as other holders of Ontogeny common stock and preferred stock, have agreed to vote all their shares of Ontogeny common stock and preferred stock (which represent approximately 74.4% of the voting power of the Ontogeny common stock and preferred stock, voting together as one group, and 77.0% of the Ontogeny senior preferred stock) in favor of adoption of the merger agreement, thus assuring its adoption. See "Merger--Stockholder Agreements."

   Approval of Reprogenesis' Stockholders. The affirmative vote of the holders of 66 2/3% of the outstanding shares of Reprogenesis common stock and preferred stock, voting together as one group; the holders of 66 2/3% of the outstanding shares of the Reprogenesis series A preferred stock, voting separately as a class; and the holders of 66 2/3% of the outstanding shares of the Reprogenesis series B preferred stock, voting separately as a class, is required to adopt the merger agreement. As of the record date, Reprogenesis directors and executive officers and their affiliates owned approximately 45.1% of the voting power of Reprogenesis common stock and preferred stock. These individuals, as well as certain holders of 5% or more of the voting power of the Reprogenesis common stock and preferred stock, have entered into a stockholder agreement to vote all their shares of Reprogenesis common stock and preferred stock (which represent approximately 82.9% of the voting power of the Reprogenesis common stock and preferred stock, voting together as one group; 70.8% of the Reprogenesis series A preferred stock; and 82.0% of the Reprogenesis series B preferred stock) in favor of adoption of the merger agreement, thus assuring its adoption. See "Merger--Stockholder Agreements."

   Appraisal/Dissenters' Rights. Under Delaware law, Creative stockholders are not entitled to appraisal rights in connection with the merger. Holders of Ontogeny capital stock who do not vote in favor of adoption of the merger agreement and who otherwise comply with the requirements under Delaware law will be entitled to appraisal rights and to receive payment in cash for the fair market value of their shares as determined by the Delaware Chancery Court. Holders of Reprogenesis capital stock who do not vote in favor of adoption of the merger agreement and who otherwise comply with the applicable statutory procedures under Texas law will be entitled to dissenters rights and to receive payment in cash for the fair market value of their shares as determined by a court of competent jurisdiction. See "The Merger--Appraisal/Dissenters' Rights."

The Special Meetings (see pages 28, 30 and 33)

   Special Meeting of Creative's Stockholders. The Creative special meeting will be held at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts 02111 on July 11, 2000, starting at 11:00 a.m., local time.

   Special Meeting of Ontogeny's Stockholders. The Ontogeny special meeting will be held at Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 on July 11, 2000, starting at 10:00 a.m., local time.

   Special Meeting of Reprogenesis' Stockholders. The Reprogenesis special meeting will be held at its offices at 21 Erie Street, Suite 22, Cambridge, Massachusetts 02139 on July 11, 2000, starting at 10:00 a.m., local time.

Treatment of Creative, Ontogeny and Reprogenesis Stock Options and Warrants (see page 57)

 Treatment of Options.

   When the merger is completed, each outstanding Creative stock option, Ontogeny stock option and Reprogenesis stock option will automatically and without any action by the option holder be converted into an option to purchase a number of shares of Curis common stock equal to the number of shares that would have been obtained before the merger upon exercise of the option, multiplied by the relevant exchange ratio or formula. The exercise price per share of Curis common stock will be equal to the exercise price per share before the conversion divided by the relevant exchange ratio or formula. The other terms and conditions of each Creative, Ontogeny and Reprogenesis option will continue to apply.

   Treatment of Reprogenesis Warrants. When the merger is completed, pursuant to the terms of each outstanding warrant to purchase Reprogenesis common stock (except for the warrant to purchase 21,667 shares of Reprogenesis common stock held by TBCC Funding Trust II), if the value of the Curis common stock that is issuable as a result of the merger with respect to shares of the Reprogenesis common stock exceeds the stock purchase price (as defined in the warrant), the warrant will expire unless exercised prior to the completion of the merger. To the extent there are any outstanding warrants to purchase Reprogenesis common stock at the completion of the merger that have not expired, each of these warrants will automatically and without any action by the warrant holder be converted into a warrant to acquire a number of shares of Curis common stock equal to the number of shares that would have been obtained before the merger upon exercise of the warrant multiplied by the number obtained from the Reprogenesis formula described on page 56. The exercise price per share of Curis common stock will be equal to the exercise price per share before the conversion divided by the number obtained from the Reprogenesis formula described on page 56. The other terms and conditions of the Reprogenesis warrants will continue to apply.

   Treatment of Ontogeny Warrants. When the merger is completed, each outstanding warrant to purchase Ontogeny common stock will automatically and without any action by the warrant holder be converted into a warrant to acquire, a number of shares of Curis common stock equal to the number of shares that would have been obtained before the merger upon exercise of the warrant multiplied by the Ontogeny exchange ratio. The exercise price per share of Curis common stock will be equal to the exercise price per share before the conversion divided by the Ontogeny exchange ratio. The other terms and conditions of the Ontogeny warrants will continue to apply.

Tax Consequences (see page 58)

   We expect the merger to be treated as a tax-free reorganization pursuant to
Section 368(a) of the Internal Revenue Code. If the merger is treated as a reorganization, no gain or loss will generally be recognized by the stockholders of Creative, Ontogeny and Reprogenesis for federal income tax purposes (except with respect to cash received by the stockholders of Creative, Ontogeny and Reprogenesis instead of a fractional share of Curis common stock).

   It is a condition of the merger that Creative, Ontogeny and Reprogenesis will each receive an opinion that the merger will qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code. Creative, Ontogeny and/or Reprogenesis may elect to waive this condition of the merger. However, should this condition be waived, we will amend this Registration Statement accordingly and resolicit your approval of the merger.

   Tax matters are very complicated, and the tax consequences of the merger to you will depend on the facts of your own situation. We urge you to consult your own tax advisor for a full understanding of the tax consequences of the merger to you.

Interests of Directors and Officers of Creative, Ontogeny and Reprogenesis in the Merger (see pages 53 and 54)

   Some of the directors and executive officers of Creative, Ontogeny and Reprogenesis have interests in the merger that are different from, or are in addition to, the interests of Creative, Ontogeny and Reprogenesis stockholders.

Overview of the Merger Agreement (see page 63)

   Conditions to the Completion of the Merger. Each of Creative's, Ontogeny's and Reprogenesis' obligation to complete the merger is subject to the satisfaction or waiver of the conditions which are listed on pages 63-64.

   Termination of the Merger Agreement. Creative, Ontogeny and Reprogenesis can jointly agree to terminate the merger agreement at any time. Any one of the companies acting alone may terminate the merger agreement on the occurrence of events described on pages 69-71.

   Termination Fees. The merger agreement provides that in several circumstances, Creative, Ontogeny or Reprogenesis may be required to pay termination fees to the other companies.

   "No Solicitation" Provisions. The merger agreement contains detailed provisions prohibiting Creative, Ontogeny and Reprogenesis from seeking an alternative transaction. These "no solicitation" provisions prohibit Creative, Ontogeny and Reprogenesis, as well as their officers, directors, subsidiaries and representatives, from taking any action to solicit an acquisition proposal. The merger agreement does not, however, prohibit any party or its respective board of directors from considering an unsolicited bona fide written superior proposal under certain circumstances.

   Accounting Treatment. The merger of Creative, Ontogeny and Reprogenesis will be accounted for under the purchase method of accounting for business combinations, with Creative being the acquiring company for accounting purposes.

   Completion and Effectiveness of the Merger. We will complete the merger when all of the conditions to completion of the merger are satisfied or waived. The merger will become effective when we file a certificate of merger with the Secretary of State of the State of Delaware and articles of merger with the Secretary of State of the State of Texas. We expect to complete the merger in July 2000.

Comparison of Stockholder Rights (see page 154)

   After the merger, Creative, Ontogeny and Reprogenesis stockholders will become stockholders of Curis. Your rights as stockholders of Curis will differ from their rights as stockholders of Creative, Ontogeny or Reprogenesis. As stockholders of Curis, your rights will be governed by the certificate of incorporation and bylaws of Curis, rather than the Creative, Ontogeny or Reprogenesis charter documents, as applicable.

Market Value Information

   The Curis common stock is not currently traded on an established public market. Shares of Creative are quoted on the Nasdaq National Market. On February 14, 2000, the last trading day before the public announcement of the merger, Creative common stock closed at $7 1/32 per share. On May 30, 2000, Creative common stock closed at $5 7/16. Neither Ontogeny's nor Reprogenesis' capital stock is traded on an established public market.

Trademarks

   Curis(TM) is a trademark of Curis, Inc. Chondrogel(TM) and Vascugel(TM) are trademarks of Reprogenesis. BABS(TM) is a trademark of Creative. All other trademarks, service marks or tradenames referred to in this joint proxy statement-prospectus are the property of their respective owners.

                 CREATIVE SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data set forth below have been derived with respect to the consolidated statement of operations for the years ended December 31, 1999, 1998 and 1997, and with respect to the consolidated balance sheets as of December 31, 1999 and 1998, from the consolidated financial statements that have been audited by Deloitte & Touche LLP, independent auditors. The consolidated financial statements are included elsewhere in this joint proxy statement-prospectus. The consolidated statements of operations data for the year ended December 31, 1996, for the three months ended December 31, 1995 and the year ended September 30, 1995, and the consolidated balance sheet data as of December 31, 1997, 1996 and 1995 are derived from audited consolidated financial statements not included in this joint proxy statement-prospectus. The consolidated statements of operations data for the three months ended March 31, 2000 and 1999 and the consolidated balance sheet data as of March 31, 2000 are derived from unaudited consolidated financial statements included elsewhere in this joint proxy statement--prospectus. The unaudited financial statements have been prepared on the same basis as our audited financial statements, and in our opinion, include all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of our results of operations and financial positions for these periods. These historical results are not necessarily indicative of results to be expected for any future period. You should read the data set forth below in conjunction with "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Creative Consolidated Financial Statements and related Notes included in this joint proxy statement-prospectus.

                                                                                                      Three
                                                                        Three                        Months
                                                                        Months         Year           Ended
                                Years Ended December 31,                Ended          Ended        March 31,
                          ----------------------------------------   December 31,  September 30, ----------------
                            1999       1998       1997      1996       1995(1)        1995(1)     2000     1999
                          ---------  ---------  --------  --------  -------------- ------------- -------  -------
                                        (in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Revenues:
 Research and
  development
  contracts.............  $   3,160  $  10,419  $ 12,693  $  5,548     $    971      $   5,824   $   670  $   825
 Manufacturing
  contracts.............        --         --        394     4,486          770          6,159       --       --
 License fees and
  royalties.............         52         10       --     11,122            2            544       --       --
                          ---------  ---------  --------  --------     --------      ---------   -------  -------
 Total revenues.........      3,212     10,429    13,087    21,156        1,743         12,527       670      825
                          ---------  ---------  --------  --------     --------      ---------   -------  -------
Costs and expenses:
 Research and
  development...........     10,435     24,856    25,122    15,651        3,194         11,688     2,073    2,729
 Cost of manufacturing
  contracts.............        --         --        274     3,823          715          5,330       --       --
 General and
  administrative........      6,396      7,475     6,473     4,901        1,254          3,604     4,732    1,530
 1999 reorganization and
  1998 sale of
  manufacturing
  operations............        256      1,362       --        --           --             --        (38)     --
                          ---------  ---------  --------  --------     --------      ---------   -------  -------
 Total costs and
  expenses..............     17,087     33,693    31,869    24,375        5,163         20,622     6,767    4,259
                          ---------  ---------  --------  --------     --------      ---------   -------  -------
Net operating loss......    (13,875)   (23,264)  (18,782)   (3,219)      (3,420)        (8,095)   (6,097)  (3,434)
Other Income/(Expenses):
Interest income.........      1,924      2,184     2,331     1,174          261            649       294      756
Other income............          2         12        15        22          --              53         5      --
Interest expense........       (161)      (327)     (216)     (217)         (61)          (229)      (44)     (33)
                          ---------  ---------  --------  --------     --------      ---------   -------  -------
Total other
 income/(expenses)......      1,765      1,869     2,130       979          200            473       255      723
                          ---------  ---------  --------  --------     --------      ---------   -------  -------
Net loss................    (12,110)   (21,395)  (16,652)   (2,240)      (3,220)        (7,622)   (5,842)  (2,711)
Accretion and repurchase
 costs on Series 1998/A
 Preferred Stock........     (2,395)      (987)      --        --           --             --        --      (389)
                          ---------  ---------  --------  --------     --------      ---------   -------  -------
Net loss applicable to
 common stockholders....  $ (14,505) $ (22,382) $(16,652) $ (2,240)    $ (3,220)     $  (7,622)  $(5,842) $(3,100)
                          =========  =========  ========  ========     ========      =========   =======  =======
Basic and diluted loss
 per common share.......  $   (0.41) $   (0.66) $  (0.50) $  (0.07)    $  (0.11)     $   (0.37)  $  (.16) $  (.09)
                          =========  =========  ========  ========     ========      =========   =======  =======
Common shares for basic
 and diluted loss
 computation............     35,605     33,672    33,078    30,062       28,120         20,431    37,557   34,666
                          =========  =========  ========  ========     ========      =========   =======  =======
Supplemental share data
 information(2):
Basic and diluted loss
 per common share(2)....  $   (1.36)                                                             $  (.52)
Common shares for basic
 and diluted loss
 computation(2).........     10,682                                                               11,267
                                              December 31,
                          --------------------------------------------------------   March 31,
                            1999       1998       1997      1996         1995          2000
                          ---------  ---------  --------  --------  -------------- -------------
                                                                    (in thousands)
Consolidated Balance
 Sheet Data:
Cash, cash equivalents
 and marketable
 securities.............  $  21,371  $  57,935  $ 30,598  $ 50,075     $ 20,002      $  19,937
Working capital.........     17,116     49,613    32,381    48,174       21,743         18,307
Total assets............     28,892     66,164    59,038    73,819       41,341         29,370
Capital lease
 obligations, less
 current portion........      1,009        713     2,005     1,651        1,711            916
Accumulated deficit.....   (121,595)  (109,485)  (88,090)  (71,438)     (69,198)      (127,437)
Total stockholders'
 equity.................     23,422     33,105    52,709    67,261       37,829         24,820

-------
(1) In January 1996, Creative changed its fiscal year end from September 30 to December 31, effective with the three month period ended December 31, 1995.

(2) The unaudited supplemental share data gives effect to the anticipated reverse stock split whereby each historical Creative share is exchanged for 0.30 common shares of Curis as contemplated in the merger.

                        ONTOGENY SELECTED FINANCIAL DATA

   The selected financial data set forth below have been derived from the statements of operations for the years ended December 31, 1999, 1998 and 1997 and the balance sheets as of December 31, 1999 and 1998, included in financial statements that have been audited by PricewaterhouseCoopers LLP. Those financial statements appear elsewhere in this joint proxy statement-prospectus. The statement of operations data for the years ended December 31, 1996 and 1995, and the balance sheet data as of December 31, 1997, 1996 and 1995 are derived from financial statements not included in this joint proxy statement-prospectus. The statements of operations data for the three months ended March 31, 2000 and 1999 and the balance sheet data as of March 31, 2000 are derived from unaudited financial statements included elsewhere in this joint proxy statement-prospectus. The unaudited financial statements have been prepared on the same basis as our audited financial statements, and in our opinion, include all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of our results of operations and financial positions for these periods. These historical results are not necessarily indicative of results to be expected for any future period. You should read the data set forth below in conjunction with "Ontogeny Business, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Ontogeny Financial Statements and related Notes which appear elsewhere in this joint proxy statement-prospectus.

                                   Year Ended December 31,                Three Months Ended March 31,
                          ---------------------------------------------  --------------------------------
                            1999      1998     1997     1996     1995       2000      1999
                          --------  --------  -------  -------  -------  ----------- -------
                            (in thousands, except per share data)            (unaudited)
Statement of Operations
 Data:
Revenue.................  $  4,469  $  4,708  $ 3,417  $ 1,533            $    750   $ 1,250
                          --------  --------  -------  -------            --------   -------
Costs and expenses:
  Research and
   development..........    14,892    12,418    6,326    3,777  $ 2,288      6,033     3,362
  General and
   administrative.......     4,520     3,387    2,561    1,601      776      3,374     1,217
                          --------  --------  -------  -------  -------   --------   -------
                            19,412    15,805    8,887    5,378    3,064      9,407     4,579
                          --------  --------  -------  -------  -------   --------   -------
Loss from operations....   (14,943)  (11,097)  (5,470)  (3,845)  (3,064)    (8,657)   (3,329)
                          --------  --------  -------  -------  -------   --------   -------
Other income (expense):
  Interest income.......     2,475     1,537    1,473      348       73        578       640
  Interest expense......      (931)     (439)    (217)     (55)     (59)      (165)     (297)
                          --------  --------  -------  -------  -------   --------   -------
                             1,544     1,098    1,256      293       14        413       343
                          --------  --------  -------  -------  -------   --------   -------
Net loss................  $(13,399) $ (9,999) $(4,214) $(3,552) $(3,050)  $ (8,244)  $(2,986)
                          ========  ========  =======  =======  =======   ========   =======
Accretion of preferred
 stock issuance costs...      (195)     (126)     (93)     --       (39)       (49)      (49)
                          --------  --------  -------  -------  -------   --------   -------
Net loss available to
 common stockholders....  $(13,594) $(10,125) $(4,307) $(3,552) $(3,089)  $ (8,293)  $(3,035)
                          ========  ========  =======  =======  =======   ========   =======
Net loss available to
 common stockholders per
 share (basic and
 diluted)...............  $  (5.25) $  (4.44) $ (2.27) $ (2.35) $ (2.81)  $  (2.65)  $ (1.23)
                          ========  ========  =======  =======  =======   ========   =======
Weighted average shares
 outstanding (basic and
 diluted)...............     2,592     2,279    1,896    1,510    1,099      3,126     2,465
                          ========  ========  =======  =======  =======   ========   =======
                                        December 31,
                          ---------------------------------------------   March 31,
                            1999      1998     1997     1996     1995       2000
                          --------  --------  -------  -------  -------  -----------
                                       (in thousands)                    (unaudited)
Balance Sheet Data:
Cash, cash equivalents
 and marketable
 securities.............  $ 43,301  $ 49,296  $26,535  $ 8,103  $ 8,425   $ 39,632
Working capital.........    39,575    46,602   25,143    6,170    8,062     33,967
Total assets............    49,611    54,136   30,833   11,175    9,011     45,582
Long-term obligations...     5,040     8,507    1,422    1,504      241      2,766
Redeemable convertible
 preferred stock........    62,396    60,201   36,890   12,578   12,528     62,445
Stockholders' deficit...   (22,705)  (17,898)  (8,988)  (5,972)  (4,172)   (25,885)

               REPROGENESIS SELECTED CONSOLIDATED FINANCIAL DATA

   The selected consolidated financial data set forth below have been derived with respect to the consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997, and with respect to the consolidated balance sheets as of December 31, 1999 and 1998, from the consolidated financial statements that have been audited by Arthur Andersen LLP, independent auditors. The consolidated financial statements of Reprogenesis are included elsewhere in this joint proxy statement-prospectus. The consolidated statements of operations data for the years ended December 31, 1996 and 1995, and the consolidated balance sheets data as of December 31, 1997, 1996 and 1995 are derived from audited consolidated financial statements of Reprogenesis not included in this joint proxy-statement prospectus. The consolidated statements of operations data for the three months ended March 31, 2000 and 1999 and the consolidated balance sheet data as of March 31, 2000 are derived from the unaudited consolidated financial statements appearing elsewhere in this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for fair presentation of the information set forth herein. You should read the data set forth below in conjunction with "Reprogenesis Business, Selected Consolidated Financial Data, and Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Reprogenesis Consolidated Financial Statements and related Notes included in this joint proxy statement-prospectus.

                                                                                For the
                                                                       Three Months Ended March
                            For the Years Ending December 31,                     31,
                          ------------------------------------------  -----------------------------
                           1999     1998     1997     1996    1995      2000     1999
                          -------  -------  -------  ------  -------  --------  ------
                                  (in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Research and development
 contract revenue.......  $ 2,285  $ 4,549  $ 6,252  $4,159  $   837  $    229  $2,072
                          -------  -------  -------  ------  -------  --------  ------
Costs and expenses:
  Research and
   development..........    7,625    6,454    5,756   4,397    1,581     2,380   1,734
  General and
   administrative.......    1,370    1,880      705     430      641     1,686     332
                          -------  -------  -------  ------  -------  --------  ------
                            8,995    8,334    6,461   4,827    2,222     4,066   2,066
                          -------  -------  -------  ------  -------  --------  ------
(Loss) income from
 operations.............   (6,710)  (3,785)    (209)   (668)  (1,385)   (3,837)      6
  Other Income, net ....    1,502      --       --      --       --          1   1,502
  Interest Income.......      274      171      201      20       25        66      33
  Interest Expense......   (1,229)    (107)      (3)     (1)     --        (40)   (391)
                          -------  -------  -------  ------  -------  --------  ------
(Loss) income before
 minority interest in
 (income) losses of CTDP
 .......................   (6,163)  (3,721)     (11)   (649) ( 1,360)   (3,810)  1,150
Minority interest in
 (income) losses of
 CTDP...................     (375)      98       58      92       65       --     (375)
                          -------  -------  -------  ------  -------  --------  ------
Net (loss) income.......  $(6,538) $(3,623) $    47  $ (557) $(1,295) $ (3,810) $  775
Common stock dividend to
 series B preferred
 stockholders...........      --       --       --      --       --    (15,039)    --
                          -------  -------  -------  ------  -------  --------  ------
Net (loss) income
 attributable to common
 stockholders...........  $(6,538) $(3,623) $    47  $ (557) $(1,295) $(18,849) $  775
                          =======  =======  =======  ======  =======  ========  ======
Basic and diluted net
 (loss) income per
 common share...........  $ (0.60) $ (0.35) $   --        *        *  $  (1.38) $  .07
                          =======  =======  =======  ======  =======  ========  ======
Weighted average shares
 outstanding
 (basic and diluted)....   10,898   10,398   10,398       *        *    13,666  10,892
                          =======  =======  =======  ======  =======  ========  ======

                                        December 31,
                          --------------------------------------------  March 31,
                            1999     1998     1997     1996     1995      2000
                          --------  -------  -------  -------  -------  ---------
                                            (in thousands)
Consolidated Balance
 Sheet Data:
Cash, cash equivalents
 and marketable
 securities.............  $  6,492  $ 1,692  $ 4,842  $    18  $ 1,275  $  3,778
Working capital
 (deficit)..............     5,596      (13)   3,966   (2,017)  (1,074)    2,401
Total assets............     8,496    4,886    6,305    1,510    1,654     5,861
Note payable, net of
 current portion........       886    1,239      --       --       --        747
Retained earnings
 (accumulated deficit)..   (12,946)  (6,408)  (2,785)  (2,832)  (2,065)  (31,795)
Total shareholders'
 equity (deficit) ......     6,338      737    4,059   (2,039)  (1,065)    3,254

-------
* Reprogenesis was a partnership until it merged into Reprogenesis, Inc. on July 1, 1996.

                    CURIS SELECTED PRO FORMA FINANCIAL DATA

   The selected pro forma combined financial data of Curis has been derived from the pro forma combined condensed financial information included elsewhere in this joint proxy statement-prospectus and should be read in conjunction with the pro forma combined condensed financial information and related notes.

   The following unaudited pro forma statement of operations data for the three months ended March 31, 2000 and the year ended December 31, 1999 gives effect to the merger as if the transaction had occurred at the beginning of the periods presented. The following unaudited pro forma balance sheet data as of March 31, 2000 gives effect to the merger as if it had occurred on March 31, 2000.

             Unaudited Pro Forma Combined Condensed Financial Data
                     (in thousands, except per share data)

                                               Three Months
                                                  Ended         Year Ended
                                              March 31, 2000 December 31, 1999
                                              -------------- -----------------
Pro Forma Combined Condensed Statement of
 Operations Data:
Total revenue................................   $   1,649        $  9,967
Total costs and expenses.....................      24,477          72,394
Loss from operations.........................     (22,827)        (62,427)
Net loss.....................................     (22,132)        (58,947)
Net loss per basic and diluted share.........       (1.51)          (2.72)
Shares used in computing basic and diluted
 loss per share..............................      24,626          22,577

                                                  As of
                                              March 31, 2000
                                              --------------
Pro Forma Combined Condensed Balance Sheet
 Data:
Cash, cash equivalents and marketable
 securities..................................   $  63,347
Working capital..............................      46,687
Total assets.................................     203,130
Long term debt, less current portion.........       4,382
Accumulated deficit..........................    (422,237)
Stockholders' equity.........................     108,492

                           COMPARATIVE PER SHARE DATA

   The following table sets forth (1) certain historical per share data of Creative, Ontogeny, and Reprogenesis, (2) Creative's historical per share data after giving effect to the reverse stock split by which each share of Creative common stock is exchanged for 0.30 shares of Curis common stock, and (3) Creative, Ontogeny and Reprogenesis combined per share data on an unaudited pro forma basis after giving effect to the business combination on a purchase basis of accounting, assuming that one share of Ontogeny and Reprogenesis common and preferred stock is exchanged for 0.2564 and 0.1956 (subject to adjustment to account for the priority of the Reprogenesis series A preferred stockholders) shares of Curis common stock, respectively, in the business combination. This data should be read in conjunction with the selected historical financial data, the unaudited pro forma combined condensed financial information of Curis and the separate historical financial statements of Creative, Ontogeny and Reprogenesis and notes, all of which are included elsewhere in this joint proxy statement-prospectus. The pro forma combined condensed financial data are not necessarily indicative of the operating results that would have been achieved had the business combination been consummated as of the beginning of the periods presented and should not be construed as representative of results for any future period.

                                     Year Ended                    Three Months Ended
                                  December 31, 1999                  March 31, 2000
                          --------------------------------- ---------------------------------
                          Creative(5) Ontogeny Reprogenesis Creative(5) Ontogeny Reprogenesis
                          ----------- -------- ------------ ----------- -------- ------------
Historical:
Basic and diluted (loss)
 per share..............         *     $(5.25)    $(0.60)          *     $(2.65)    $(1.38)
Book value (deficit) per
 common share(1)........         *     $(8.77)    $ 0.58           *     $(7.36)    $ 0.22
Dividends declared per
 common share...........      none       none       none        none       none       none
Historical, After Reverse Stock Split(2):
Basic and diluted (loss)
 per share..............    $(1.36)         *          *      $(0.52)         *          *
Book value per common
 share..................    $ 2.13          *          *      $ 2.16          *          *
Pro Forma Combined:
Basic and diluted (loss)
 per share(3)...........    $(2.72)         *          *      $(1.51)         *          *
Book value per common
 share(3)...............         *          *          *      $ 4.31          *          *
Equivalent basic and
 diluted (loss) per
 share(4)...............         *     $(0.70)    $(0.53)          *     $(0.39)    $(0.30)
Equivalent book value
 per common share(4)....         *          *          *           *     $ 1.11     $ 0.84

--------
*  not applicable
(1) The historical book value per common share is computed by dividing stockholders' equity by the number of shares of common stock outstanding as of the period indicated.
(2) The Creative historical per share loss and book value data, after giving effect to the reverse stock split, is computed by dividing the Creative historical data by an exchange ratio of 0.30.
(3) The pro forma combined per share information of Curis is shown in the Creative column by combining Ontogeny's and Reprogenesis' financial data for the same periods, including the effects of pro forma adjustments described elsewhere in this joint proxy statement-prospectus.
(4) The equivalent pro forma combined (loss) per common share and equivalent pro forma combined book value per share for Ontogeny and Reprogenesis are calculated by multiplying the Creative pro forma combined amounts by an exchange ratio of 0.2564 and 0.1956 (subject to adjustment to account for the priority of the Reprogenesis series A preferred stockholders) shares of Curis common stock for each share of Ontogeny and Reprogenesis stock, respectively.

(5) The historical basic and diluted loss per share and historical book value per common share data has not been presented as it is not meaningful because of the anticipated reverse stock split.

                                 RISK FACTORS

   You should consider carefully the risks and uncertainties described below before you decide whether to vote to approve and adopt the merger agreement. You should also consider the other information contained or incorporated by reference in this joint proxy statement-prospectus.

Risks Related to the Merger

   Our stock price may be volatile and may lead to losses by investors and result in securities litigation.

   There has previously not been a public market for Curis' common stock. We cannot predict the extent to which investor interest will lead to the development of a trading market for our common stock or how liquid that market might become. The number of shares of our common stock to be exchanged for the shares of stock of Creative, Ontogeny and Reprogenesis was determined by negotiations among Creative, Ontogeny and Reprogenesis and may not be indicative of prices that will prevail in the trading market. The trading price of our common stock could be subject to wide fluctuations.

   During the period preceding the merger, the trading price of Creative common stock may be, and historically has been, subject to wide fluctuation. This historic volatility of the stock price of Creative common stock may indicate similar fluctuation in the future trading price of Curis common stock.

   The market price of our common stock, like that of the shares of Creative and many other biotechnology companies, may be volatile and fluctuate significantly in response to various factors, including:

   . change in business or results of operations for Curis;

   . quarterly variations in operating results or growth rates;

   . changes in estimates or recommendations by securities analysts;

   . market conditions related to investor interest in biotechnology stocks;

   . general conditions in the industry;

   . announcements of mergers and acquisitions and other actions by competitors;

   . regulatory and judicial actions;

   . general economic conditions; and

   . announcements of product developments and other events by our collaborative partners.

   If we are unable to address these risks or any other problems that we encounter in connection with the combinations of these three businesses, our business may be disrupted, we could incur costs that are higher than expected and we may suffer increased losses.

   We will face challenges in integrating Creative, Ontogeny and Reprogenesis and, as a result, may not realize the expected benefits of the merger.

   Integrating the operations and personnel of Creative, Ontogeny and Reprogenesis will be a complex process. Employees and management of the three companies have played a key role in creating each business, and this, in turn has been an important motivational factor. The successful integration of our research, development, finance, legal, project management and human resources into a single organization will alter these prior relationships and affect productivity. In addition, it is likely to divert the attention of our management from ongoing operations and could lead to a loss of momentum in our operations. Further, the process of combining Creative, Ontogeny and Reprogenesis could negatively affect employee morale and our ability to retain some of our key employees after the merger. The loss of certain employees could result in a delay or disruption of one or more of the planned research and development programs of Curis.

   If we do not successfully integrate Creative, Ontogeny and Reprogenesis, or the benefits of the merger do not meet the expectations of financial or industry analysts, the market price of our common stock may decline.

   Failure to complete the merger could negatively impact the market price of Creative's common stock and the operating results of Creative, Ontogeny and Reprogenesis.

   If the merger is not completed as a result of the failure of Creative's stockholders to approve the merger, Creative may be required to pay a termination fee of $1.5 million to Reprogenesis, and the market price of Creative's common stock may decline to the extent that the current market price of Creative's common stock reflects a market assumption that the merger will be completed.

   If the merger is terminated and the board of directors of Creative, Ontogeny or Reprogenesis seeks another merger, business combination or financing, you cannot be certain that any of these companies will be able to find a partner willing to pay an equivalent or more attractive price than the price to be received by the stockholders in this merger.

   Prior to the closing of the merger, subject to some exceptions, Creative, Ontogeny and Reprogenesis are prohibited from entering into or soliciting, initiating or encouraging any inquiries or proposals that may lead to a proposal or offer for merger, consolidation, business combination, sale of substantial assets, tender offer, financing, sale of shares of capital stock or other similar transactions with any other person. As a result of this prohibition, Creative, Ontogeny and Reprogenesis may not be able to enter into an alternative transaction at a favorable price and may, prior to the closing of the merger, be constrained from engaging in significant licensing transactions with third parties if such transactions could reasonably be interpreted to lead to a proposal. This prohibition could impair each of the companies from financing its future operations if the merger is not consummated.

   Creative shareholders will suffer immediate dilution and may suffer additional dilution.

   As of March 31, 2000, after giving effect to the reverse stock split, Creative's merger with Ontogeny and Reprogenesis will result in an immediate dilution to Creative shareholders of $2.15 per share. It is expected that Curis will continue to incur substantial operating losses for the foreseeable future, resulting in further dilution to former Creative shareholders on both a book value per share and a loss per share basis. See Comparative Per Share Data on page 14 which discloses the pro forma effect on historical book value and loss per share information.

   Uncertainties associated with the merger may affect the ability of Creative, Ontogeny and Reprogenesis to attract and maintain key personnel.

   Current and prospective employees of Creative, Ontogeny and Reprogenesis may experience uncertainty about their future roles with us. This uncertainty may adversely affect each of Creative's, Ontogeny's and Reprogenesis' ability to attract and retain key management, sales, marketing and technical personnel prior to the merger and Curis' ability to attract and retain key management, sales, marketing and technical personnel following the merger. In particular, employees of Creative and Reprogenesis may experience uncertainty resulting from the fact that the members of the senior management team of Creative and the president of Reprogenesis will not continue with Curis following the merger.

Risks Related to Our Business, Industry, Strategy and Operations

   None of Creative, Ontogeny or Reprogenesis has commercialized any products to date, and if we do not commercialize any products we may not be profitable.

   None of Creative, Ontogeny or Reprogenesis has yet developed or received regulatory approval to market the types of products that we or our collaborative partners are and will be developing. The products that we or our collaborative partners are and will be developing may require additional research and development, clinical trials and/or regulatory resources and/or expertise prior to any commercial sale.

   We currently have no products for sale by us or our collaborative partners. If we or our collaborative partners are not successful in developing and commercializing any products, we may not become profitable.

   We are dependent on collaborative partners for the development and commercialization of many of our products. Any failure or delay by these partners in developing or commercializing our products could eliminate significant portions of our anticipated product pipeline.

   Our strategy for development and commercialization of many of our products based upon developmental biology depends upon the formation of various collaborations and strategic alliances. Ontogeny has entered into strategic alliances with Biogen, Inc., Becton-Dickinson Corporation and Genzyme Corporation and Creative has entered into a strategic alliance with Stryker Corporation. We may not be able to establish additional collaborations and strategic alliances necessary to develop and commercialize products based upon our research engine to establish such arrangements on terms favorable to us or to predict the success of current or future strategic alliances. We do not fully control the amount of resources or the schedule of product development in our collaborations with strategic partners and may not be able to control the efforts that any future strategic partners may devote to their respective programs with us. The timing and amount of any future royalties and manufacturing revenues with respect to product sales and product development pursuant to such collaborative arrangements will therefore depend on the level of commitment, timing and success of such collaborative partners' efforts.

   We face substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than we do.

   The products that Creative, Ontogeny and Reprogenesis have been developing and that we will be developing compete with existing and new products being created by pharmaceutical, biopharmaceutical and biotechnology companies, as well as universities and other research institutions. Many of our competitors are substantially larger than we are and have substantially greater capital resources, research and development staffs and facilities than we have. Efforts by other biotechnology or pharmaceutical companies could render our programs or products uneconomical or result in therapies superior to any therapy we develop. Furthermore, many of our competitors are more experienced in product development and commercialization, obtaining regulatory approvals and product manufacturing. As a result, they may develop competing products more rapidly and at a lower cost. These competitors may discover, develop and commercialize products which render non-competitive or obsolete the products that we or our collaborative partners are seeking to develop and commercialize.

   Other companies are engaged in the research and development of proteins for various applications. We believe that other biopharmaceutical companies also are developing proteins, primarily growth factors, for use in the local repair of orthopaedic and skeletal defects and in other indications. A number of other companies are pursuing traditional therapies that may compete with our products, including bone grafts and electrical stimulation devices for the repair of orthopaedic and other skeletal defects.

   In the field of tissue engineering and the treatment of damaged or diseased tissue, we compete with several companies that are developing various tissue replacement products. In addition, a number of biotechnology, pharmaceutical and medical device companies are developing other types of products as alternatives to tissue replacement/augmentation for a variety of indications.

   Vesicoureteral reflux is a pediatric disorder of the urinary tract involving the back flow of urine from the bladder to the kidneys. It is currently treated in the United States either by surgery or with antibiotics; however, a number of other bulking agents, such as bovine dermal collagen, a substance derived from the skin of cows, synthetic materials and other biomaterials, are being evaluated for use in the treatment of vesicoureteral reflux.

   In the area of cardiovascular medicine, several approaches are currently being developed by major medical device, pharmaceutical and biotechnology companies to reduce restenosis or the re-narrowing of treated blood vessels, associated with current cardiovascular therapies. These approaches include, among others, local and systemic drug therapy, locally delivered radiation, gene therapy, and improved stenting techniques.

   In addition, research in the field of developmental biology and genomics is highly competitive. Our competitors in the field of developmental biology include, among others, Amgen, Inc., Chiron Corporation, Exelixis, Inc., Genentech, Inc. and Geron Corporation, as well as other private companies and major pharmaceutical companies. Competitors in the genomics area include, among others, public companies such as Axys Pharmaceuticals, Inc., Genome Therapeutics Corporation, Human Genome Sciences, Inc., Incyte Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc. and Myriad Genetics, Inc., as well as private companies and major pharmaceutical companies. Universities and other research institutions, including those receiving funding from the federally funded Human Genome Project, also compete with us. A number of entities are attempting to identify and patent rapidly randomly sequenced genes and gene fragments, typically without specific knowledge of the function of such genes or gene fragments. In addition, we believe that certain entities are pursuing a gene identification and characterization and product development strategy based on positional cloning. Our competitors may discover, characterize and develop important inducing molecules or genes in advance of us. We also face competition from these and other entities in gaining access to DNA samples used in our research and development projects. We expect competition to intensify in genomics research and developmental biology as technical advances in the field are made and become more widely known.

   The market may not be receptive to our products due to their use of new technologies or cost. Such a lack of reception could limit our sales of these and future products.

   The commercial success of our products that are approved for marketing will depend upon their acceptance by patients, the medical community and third-party payors. The OP-1 device, a biological device being developed by our strategic partner Stryker, is a new form of treatment for orthopaedic reconstruction, and will require a change from the current standard of care. Chondrogel, currently being developed by Reprogenesis for the vesicoureteral reflux indication, is based on the new technology of tissue engineering. These products may never gain commercial acceptance among physicians, patients and third-party payors, even if necessary marketing approval is obtained. We believe that recommendations and endorsements by physicians will be essential for market acceptance of our products.

   In addition, Chondrogel is an autologous cell-based product, meaning that a patient's own cells are used to treat a medical condition. Chondrogel, may be more costly than other competitive bulking products because each cell batch must be handled individually. Therefore, traditional scale-up technologies are not applicable in our manufacturing process. We may not be able to manufacture products that will be cost effective or, if we can, our products may not receive commercial and market acceptance.

   Our growth could be limited if we are unable to attract and retain key personnel and consultants.

   Our success is substantially dependent on our ability to attract and retain qualified scientific and technical personnel for the research and development activities we conduct or sponsor. If we lose one or more of the members of our senior management or other key employees or consultants, our business and operating results could be seriously harmed. None of the members of our senior management or other key employees is bound by a long-term employment agreement with us, other than Dr. Platika, our President and Chief Executive Officer.

   Our anticipated growth and expansion into areas and activities requiring additional resources or expertise, such as regulatory affairs, compliance, manufacturing and marketing, will require the addition of new key personnel. The pool of personnel with the skills that we require is limited. Competition to hire from this limited pool is intense, and we may not be able to hire, train, retain or motivate such additional personnel.

   If we fail to obtain an adequate level of reimbursement for our future products or services by third-party payors, there may be no commercially viable markets for our products.

   The availability of reimbursement by governmental and other third-party payors affects the market for any pharmaceutical product. These third-party payors continually attempt to contain or reduce the costs of healthcare by challenging the prices charged for medical products. In some foreign countries, particularly the countries of the European Union, the pricing of prescription pharmaceuticals is subject to governmental control. We may not be able to sell our products profitably if reimbursement is unavailable or limited in scope or amount.

   In both the United States and some foreign jurisdictions, there have been a number of legislative and regulatory proposals to change the healthcare system. Further proposals are likely. The potential for adoption of some or all of these proposals affects or will affect our ability to raise capital, obtain additional collaborative partners and market our products.

   If we or our collaborative partners obtain marketing approval for our products, we expect to experience pricing pressure due to the trend toward managed health care, the increasing influence of health maintenance organizations and additional legislative proposals.

   We could be exposed to significant risk from liability claims if we are unable to obtain insurance at acceptable costs or otherwise to protect us against potential product liability claims.

   We may be subjected to product liability claims that are inherent in the testing, manufacturing, marketing and sale of human health care products. These claims could expose us to significant liabilities that could prevent or interfere with the development or commercialization of our products. Product liability claims could require us to spend significant time and money in litigation or to pay significant damages. Product liability insurance is generally expensive for biopharmaceutical companies such as ours. Although we maintain limited product liability insurance coverage for the clinical trials of our products, it is possible that we will not be able to obtain further product liability insurance on acceptable terms, if at all, and that our present insurance levels and insurance subsequently obtained will not provide adequate coverage against all potential claims.

Risks Relating to Clinical and Regulatory Matters

   If our clinical trials are not successful, we will not be able to complete development and market or commercialize our products.

   In order to obtain regulatory approval for the commercial sale of our product candidates, we will be required to complete extensive preclinical studies as well as clinical trials in humans to demonstrate the safety and efficacy of our products. We have limited experience in conducting clinical trials and rely at times on contract research organizations and collaborative partners for their performance and management.

   We cannot assure you that clinical trials of Osteogenic Protein-1, or OP-1, Chondrogel or other product candidates under development will be sufficient to obtain regulatory approvals for the indications being studied. Furthermore, the timing and completion of the current and planned clinical trials for Chondrogel, Stryker's current and planned clinical trials of the OP-1 device, as well as clinical trials of other products, depend on, among other factors, the numbers of patients required for approval and the rate at which those patients are enrolled. In our clinical trials, more than the anticipated number of patients could be required and enrollment may not proceed at the predicted rate. Any increase in the number of patients or decrease in recruitment rates may result in increased costs, program delays or both. Also, these products may not be effective in treating any of our targeted disorders or may prove to have undesirable or unintended side effects, toxicities or other characteristics that may prevent or limit their commercial use.

   Most of Creative's research and development resources are dedicated to its programs based on its OP-1 protein, which is a protein involved in the process of human tissue regeneration and repair. Progress in the area of orthopaedic reconstruction is within the sole control of Stryker. Development of OP-1 in the areas of stroke and renal disease is within the sole control of Creative. We could experience significant delays in Stryker's efforts to obtain regulatory approval for the commercialization of OP-1. For example, Stryker is presently preparing a response to a deficiency letter received from the FDA regarding the U.S. application for marketing approval, or PMA, that focuses on the radiographic findings in the pivotal study and certain other clinical data. Upon receipt of Stryker's response, the FDA staff must make a determination whether to submit the PMA application to a panel of industry and medical experts who would review it and make a recommendation to the FDA. The FDA staff must also inspect Stryker's OP-1 manufacturing facilities. If the inspection is acceptable and there is a positive recommendation by the panel, the FDA may grant approval allowing the OP-1 Device to be marketed in the United States for certain defined uses. Further clinical testing and PMA filings would be necessary to expand the approved uses of the product. The timing of the regulatory process is unpredictable and it is uncertain whether or when approvals will be obtained from the FDA or other regulatory agencies for any use of the OP-1 Device.

   We could also experience delays in Creative's preclinical trials of OP-1, unfavorable results in any development program, failure to obtain regulatory approval for the commercialization of OP-1 products or failure to achieve market acceptance of OP-1. Any of these events would have a material adverse effect on our ability to market a product.

   The development process necessary to obtain regulatory approval is complex, costly and lengthy and we may not obtain necessary regulatory approvals.

   We and our collaborative partners must obtain regulatory approval for ongoing development activities and before marketing or selling any of our products. We may not receive regulatory approvals to conduct clinical trials of our products or to manufacture or market our products. In addition, regulatory agencies may not grant approvals on a timely basis or may revoke or significantly modify previously granted approvals. Any delay in obtaining, or failure to obtain, approvals could adversely affect the marketing of our products and our ability to generate product revenue.

   The process of obtaining FDA and other required regulatory approvals is lengthy and expensive. The time required for FDA and other clearances or approvals is uncertain and typically takes a number of years, depending on the complexity and novelty of the product. The process of obtaining FDA and other required regulatory approvals for many of our products is further complicated because some of these products use non-traditional or novel materials in non-traditional or novel ways, and the regulatory officials have little precedent to follow. We have only limited experience in filing and prosecuting applications for the conduct of clinical studies and for obtaining marketing approval. Any delay in obtaining or failure to obtain required clearance or approvals would reduce our ability to generate revenues from the affected product. We also plan to rely significantly on contract research organizations and collaborative partners as we build internal capabilities.

   Our analysis of data obtained from preclinical and clinical activities is subject to confirmation and interpretation by regulatory authorities, which could delay, limit or prevent regulatory approval. Any regulatory approval to market a product may be subject to limitations on the indicated uses for which we may market the product. These limitations may restrict the size of the market for the product and affect reimbursement by third party payors.

   We also are subject to numerous foreign regulatory requirements governing the design and conduct of the clinical trials and the manufacturing and marketing of our future products outside of the United States. The approval procedure varies among countries. The time required to obtain foreign approvals often differs from that required to obtain FDA approvals. Moreover, approval by the FDA does not ensure approval by regulatory authorities in other countries, and vice versa.

   Our ability to conduct preclinical research is also subject to new and evolving regulations governing the use of human and embryonic tissues for isolating new growth factors and genes which may be useful in identifying and developing new therapeutic product candidates. Our ability to conduct critical research on which our future development activities are based could be restricted or delayed depending on the outcome of pending rulemaking proceedings governing the use of these tissues and the collection of related genetic information.

   Even if we obtain marketing approval, our products will be subject to ongoing regulatory oversight which may affect our ability to successfully commercialize any products we develop.

   Even if we receive regulatory approval of a product, the approval may be subject to limitations on the indicated uses for which the product is marketed or contain requirements for costly post-marketing follow-up studies. After we obtain marketing approval for any product, the manufacturer and the manufacturing facilities for that product will be subject to continual review and periodic inspections by the FDA and other regulatory authorities. The subsequent discovery of previously unknown problems with the product, or with the manufacturer or facility, may result in restrictions on the product or manufacturer, including withdrawal of the product from the market.

   If we fail to comply with applicable regulatory requirements, we may be subject to fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions, and criminal prosecution.

   We may not be able to comply with other governmental regulations, which could subject us to penalties and otherwise result in the limitation of our operations.

   In addition to comprehensive regulation by the FDA, we are subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Research Conservation and Recovery Act, regulations administered by the Nuclear Regulatory Commission, national restrictions on technology transfer, import, export and customs regulations and certain other local, state or federal regulation. From time to time, other federal agencies and congressional committees have indicated an interest in implementing further regulation of biotechnology applications. We are not able to predict whether any such regulations will be adopted or whether, if adopted, such regulations will apply to our business, or whether we would be able to comply with any applicable regulations.

   Our research and development activities involve the controlled use of hazardous materials and chemicals. Although we believe that our safety procedures for handling and dispersing of such materials comply with all applicable laws and regulations, we cannot completely eliminate the risk of accidental contamination or injury from these materials.

Risks Relating to Financing

   We have incurred substantial losses, we expect to continue to incur losses and we may never achieve profitability.

   We expect to incur substantial operating losses for the foreseeable future. We currently have no material sources of revenue from product sales or license fees. It is uncertain when, if ever, we will develop significant revenue sources or become profitable, even if we are able to commercialize products. In addition, because certain of our product candidates consist of living cells, they may be more expensive to manufacture than conventional therapeutic products.

   We expect to increase our spending significantly as we continue to expand our research and development programs, expand our clinical trials, apply for regulatory approvals and begin commercialization activities. As a result, we will need to generate significant revenues in order to achieve profitability. We cannot be certain whether or when this will occur because of the significant uncertainties that affect our business.

   We may require additional financing, which may be difficult to obtain and may dilute your ownership interest in us.

   We will require substantial funds to continue our research and development programs, including clinical trials of our product candidates, and to manufacture and market any products that are approved for commercial sale. Our future capital requirements will depend on many factors, including the following:

  . continued progress in our research and development programs, in the area of regenerative medicine, as well as the magnitude of these programs;

  . the resources required to initiate and then successfully complete our clinical trials for Chondrogel, Vascugel and other product candidates;

  . the time and costs involved in obtaining regulatory approvals for Chondrogel, Vascugel and other product candidates;

  . the cost of manufacturing and commercialization activities;

  . the cost of any additional facilities requirements;

  . the timing, receipt and amount of milestone and other payments from collaborative partners such as Stryker and Biogen;

  . the timing, payment and amount of milestone payments, research funding and royalties due to licensors of patent rights and technology used to make, use and sell our product candidates;

  . the timing, receipt and amount of sales and royalties from our potential products in the market; and

  . the costs involved in preparing, filing, prosecuting, maintaining and enforcing patent claims and other patent-related costs, including litigation costs and the costs of obtaining any required licenses to technologies.

   We estimate that it will cost at least $40 million to fund our operations for the 12 months after the closing of the merger. Additionally, we believe we will have sufficient capital resources to fund these operations for that period of time. We may seek additional funding through collaborative arrangements and public or private financings. However, the biotechnology market is highly volatile and, depending on market conditions and the state of our research, development and commercialization programs, additional financing may not be available to us on acceptable terms or at all. If we fail to obtain such additional financing, our ability to continue all of our research, development, commercialization, manufacturing and marketing activities may be significantly diminished.

   If we raise additional funds by issuing equity securities, further dilution to our then existing stockholders will result. In addition, the terms of the financing may adversely affect the holdings or the rights of our stockholders. If we are unable to obtain funding on a timely basis, we may be required to significantly curtail one or more of our research or development programs. We also could be required to seek funds through arrangements with collaborative partners or others that may require us to relinquish rights to certain of our technologies, product candidates or products which we would otherwise pursue independently.

   We have antitakeover defenses that could delay or prevent an acquisition and could adversely affect the price of our common stock.

   Provisions of our certificate of incorporation, our bylaws and Delaware law may have the effect of deterring unsolicited takeovers or delaying or preventing changes in control of our management, including transactions in which our stockholders might otherwise receive a premium for their shares over then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interest. For example, our bylaws limit the manner in which stockholders may call a special meeting. Our certificate of incorporation permits our board of directors to issue preferred stock without stockholder approval. In addition to delaying or preventing an acquisition, the issuance of a substantial number of preferred shares could adversely affect the price of our common stock.

Risks Relating to Intellectual Property

   We may not be able to obtain patent protection for our discoveries and we may infringe patent rights of third parties.

   The patent positions of pharmaceutical and biotechnology companies, including us, are generally uncertain and involve complex legal, scientific and factual questions.

   Our success depends in significant part on our ability to:

   . obtain patents;

   . protect trade secrets;

   . operate without infringing upon the proprietary rights of others; and

   . prevent others from infringing on our proprietary rights.

   Patents may not issue from any of the patent applications that we own or license. If patents do issue, the allowed claims may not be sufficiently broad to protect our technology. In addition, issued patents that we own or license may be challenged, invalidated or circumvented. Our patents also may not afford us protection against competitors with similar technology. Because patent applications in the United States are maintained in secrecy until patents issue, third parties may have filed or maintained patent applications for technology used by us or covered by our pending patent applications without our being aware of these applications.

   We may not hold proprietary rights to some patents related to our proposed products. In some cases, these patents may be owned or controlled by third parties. As a result, we or our collaborative partners may be required to obtain licenses under third-party patents to develop and commercialize some of our proposed products or services. If licenses are not available to us on acceptable terms, we or our collaborative partners will not be able to develop and commercialize these products or services.

   If we are not able to keep our trade secrets confidential, our technology and information may be used by others to compete against us.

   We also rely significantly upon unpatented proprietary technology, information, processes and know-how. We seek to protect this information through confidentiality agreements with our employees, consultants and other third-party contractors as well as through other security measures. These confidentiality agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors.

   We may become involved in expensive patent litigation or other intellectual property proceedings which could result in liability for damages or stop our development and commercialization efforts.

   There has been substantial litigation and other proceedings regarding the complex patent and other intellectual property rights in the pharmaceutical and biotechnology industries. We may become a party to patent litigation or other proceedings regarding intellectual property rights.

   Other situations in which we may become involved in patent litigation or other intellectual property proceedings include:

  . initiation of litigation or other proceedings against third parties to enforce our patent rights;

  . initiation of litigation or other proceedings against third parties to seek to invalidate the patents held by these third parties or to obtain a judgment that our products or services do not infringe the third parties' patents;

  . participation in interference or opposition proceedings to determine the priority of invention if our competitors file patent applications that claim technology also claimed by us;

  . initiation of litigation by third parties claiming that our processes or products or the intended use of our products infringe their patent or other intellectual property rights; and

  . initiation of litigation by us or third parties seeking to enforce contract rights relating to intellectual property which may be important to our business.

   The cost to us of any patent litigation or other proceeding, even if resolved in our favor, could be substantial. Some of our competitors may be able to sustain the cost of such litigation or proceedings more effectively than we can because of their substantially greater financial resources. If a patent litigation or other intellectual property proceeding is resolved unfavorably to us, we or our collaborative partners may be enjoined from manufacturing or selling our products and services without a license from the other party and be held liable for significant damages. We may not be able to obtain required licenses on commercially acceptable terms or any terms at all, and we could be liable for lost profits if we are found to infringe a valid patent, and treble damages if we are found to have willfully infringed such patent rights. Patent cases frequently involve highly complex scientific matters, and each party has the right to seek a trial by jury. Accordingly, litigation results are highly unpredictable and no assurance can be given that we or our collaborative partners will prevail in any patent proceeding.

   Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could have a material adverse effect on our ability to compete in the marketplace. Patent litigation and other proceedings may also absorb significant management time and expense.

   If we breach any of the agreements under which we license or acquire intellectual property from others, we could lose intellectual property rights that are important to our business.

   We are a party to intellectual property licenses and agreements that are important to our business and expect to enter into similar licenses and agreements in the future. These licenses and agreements impose various research, development, commercialization, sublicensing, royalty, indemnification, insurance and other obligations on us. If we fail to comply with these requirements, we could lose intellectual property rights that are important to our business.

   If licensees or assignees of our intellectual property rights breach any of the agreements under which we have licensed or assigned our intellectual property to them, we could be deprived of important intellectual property rights and future revenue.

   We are a party to intellectual property out-licenses, collaborations and agreements that are important to our business and expect to enter into similar agreements with third parties in the future. Under these agreements we license or transfer intellectual property to third parties and impose various research, development, commercialization, sublicensing, royalty, indemnification, insurance, and other obligations on them. If a third party fails to comply with these requirements, we generally retain the right to terminate the agreement, and to bring a legal action in court or in arbitration. With respect to the agreement with Stryker Corporation regarding OP-1, the assignment of intellectual property is irrevocable in the event of a breach of the agreement. Accordingly, it may be more difficult to enforce our rights in the absence of litigation.

Risks Relating to Product Manufacturing, Marketing and Sales

   We have limited manufacturing capabilities and may be unable to expand our manufacturing capabilities as required to meet demand for our products.

   We have limited experience or capabilities in large-scale commercial manufacturing of any of our product candidates. Our current facilities and staff are inadequate for commercial production and distribution of products. Our marketing plan for Chondrogel involves in-house manufacturing of this product. We may not be able to attract, train and retain the required personnel or to expand our manufacturing capability to manufacture commercial quantities of Chondrogel or any of our other products in a timely manner. In addition, our manufacturing scale-up efforts may not be successful, and we may not be able to establish or maintain reliable, high-volume manufacturing capabilities at commercially reasonable costs on a timely basis, or at all.

   We have no sales and marketing experience or infrastructure which could impair or delay our ability to commercialize our products.

   We have no sales, marketing and distribution experience or infrastructure. We plan to develop small specialty sales, marketing and distribution capabilities for the sale, marketing and distribution of Chondrogel and other specialty products. However, we may not be able to successfully develop this sales, marketing and distribution capability. With respect to all of our other products which address larger markets, we plan to rely significantly on sales, marketing and distribution arrangements with third parties for the products that we are developing until we are able to develop more significant internal sales, marketing and distribution capability. We may have limited or no control over the sales, marketing and distribution activities of our present or future collaborative partners. Our future revenues may be materially dependent upon the success of the efforts of these third parties.

   In determining whether to perform sales, marketing and distribution functions ourselves, we face a number of risks, including:

  . not being able to attract and build a significant marketing staff or sales force;

  . the cost of establishing a marketing staff or sales force may not be justifiable in light of any product revenues; and

  . the failure of our direct sales and marketing efforts to be successful.

   Delays in obtaining regulatory approval of our manufacturing facility and disruptions in our manufacturing process may delay or disrupt our commercialization efforts.

   Before we can begin commercially manufacturing our product candidates, we must obtain regulatory approval for our manufacturing facility and process. Manufacturing of our product candidates must comply with the regulations of the FDA and with foreign regulatory authorities, including without limitation current good manufacturing practices ("cGMP"). The cGMP regulations provide a framework that describe the minimum practices, facilities and controls to be used for the manufacture, processing, packing and holding of a medicinal product to assure that the product meets the established requirements for safety and effectiveness and govern manufacturing methods, quality control and documentation policies and procedures. In complying with cGMP and foreign regulatory requirements, we will be obligated to expend time, money and effort in production, recordkeeping and quality control to assure that the product meets applicable specifications and other requirements. If we fail to comply with these requirements, we would be subject to possible regulatory action and may be limited in the jurisdictions in which we are permitted to sell our product candidates.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

   This joint proxy statement-prospectus and the documents incorporated by reference in this joint proxy statement-prospectus contain forward-looking statements concerning our business, operations and financial condition. All statements, other than statements of historical facts, included in this joint proxy statement-prospectus regarding our strategy, future operations, timetables for product testing, financial position, costs, prospects, plans and objectives of management are forward-looking statements. You should read these statements carefully because they discuss our expectations about our future performance, contain projections of our future operating results or our future financial condition, or state other "forward-looking" information. Forward-looking statements include statements about the following subjects, among others:

  . effect of merger on stockholders        . treatment of disease
  . fairness of merger and                  . discovery and development of
    reasonableness of terms of                therapies
    merger agreement                        . development of an integrated
  . tax consequences of merger                biopharmaceutical company
  . accounting treatment of merger          . funding of research and
  . completion of merger                      development of products and
  . long-term operating and                   technologies
    financial results                       . scientific synergies
  . competitive position of combined        . effective competition through
    entity                                    collective resources
  . position in field of                    . collaborative partnerships and
    regenerative medicine and                 strategic alliances
    developmental biology                   . protection of intellectual
  . industrialization and                     property
    systemization of scientific             . product development and
    methods and practices of                  marketing
    developmental biology                   . retention and recruitment of key
  . regulatory approval and                   employees
    oversight of products

   Forward-looking statements in this joint proxy statement-prospectus are identifiable by use of the following words and other similar expressions, among others (although not all forward-looking statements contain these identifying words):

  . "expect"                                . "forecast"
  . "anticipate"                            . "may"
  . "intend"                                . "might"
  . "plan"                                  . "predict"
  . "believe"                               . "project"
  . "seek"                                  . "should"
  . "estimate"                              . "will"
  . "budget"                                . "would"
  . "could"

   Because these forward-looking statements involve risks and uncertainties, actual results could differ materially from those expressed or implied by these forward-looking statements for a number of important reasons, including those discussed under "Risk Factors," "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations," "Ontogeny Business, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this joint proxy statement-prospectus.

   The following factors could affect the future results of operations of Curis and could cause those results to differ materially from those expressed in the forward-looking statements included in this joint proxy statement-prospectus:

  . volatility of trading market            . ability to achieve profitability
    price of Curis' stock                   . sources of revenue
  . issues associated with                  . future capital requirements
    integration of operations               . ability to obtain financing
  . impact of failure to complete           . protection and infringement of
    the merger                                patent rights
  . negative effect of anti-takeover        . maintenance of trade secrets
    defenses                                . patent and product liability
  . ability to attract and retain             litigation expenses
    key personnel and consultants           . exposure to patent and product
  . ability to develop and                    liability and damages
    commercialize products                  . obligations under license
  . ability to achieve a competitive          agreements
    position in the industry                . manufacturing capability
  . market receptiveness to products        . existence of commercially viable
  . results of preclinical studies            markets for products
    and clinical trials                     . ability to comply with newly
  . ability to obtain regulatory              adopted regulatory schemes
    approval
  . effects of regulatory oversight

   You should be aware that the occurrence of any of the events described in the risk factors and elsewhere in this joint proxy statement-prospectus could substantially harm our business, results of operations and financial condition and that upon the occurrence of any of these events, the trading price of our common stock could decline, and you could lose all or part of your investment.

   We cannot guarantee any future results, levels of activity, performance or achievements. You should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of the particular statement and, except as required by law, we undertake no obligation to update any of the forward-looking statements in this joint proxy statement-prospectus after the date of this joint proxy statement-prospectus.

        THE SPECIAL MEETING OF CREATIVE BIOMOLECULES, INC. STOCKHOLDERS

Joint Proxy Statement-Prospectus

   This joint proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by the Creative board of directors in connection with the proposed merger.

   This joint proxy statement-prospectus is first being furnished to
stockholders of Creative on or about     , 2000.

Date, Time and Place of the Special Meeting

   The special meeting of stockholders of Creative is scheduled to be held as follows:

                                 July 11, 2000
                             11:00 a.m., local time
                          Mintz, Levin, Cohn, Ferris,
                            Glovsky and Popeo, P.C.
                              One Financial Center
                                Boston, MA 02111

Purpose of the Special Meeting

   The special meeting is being held so that stockholders of Creative may consider and vote upon a proposal to adopt a merger agreement among Creative, Ontogeny, Reprogenesis and Curis pursuant to which Creative, Ontogeny and Reprogenesis will be merged into Curis, and to transact any other business that properly comes before the Creative special meeting or any adjournment or postponement of the Creative special meeting. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   If the stockholders of Creative, Ontogeny and Reprogenesis adopt the merger agreement, each share of Creative common stock will be automatically converted into 0.3 of a share of Curis common stock.

Stockholder Record Date for the Special Meeting

   Creative's board of directors has fixed the close of business on June 2, 2000 as the record date for determination of Creative stockholders entitled to notice of and to vote at the special meeting. On the record date, there were shares of Creative common stock outstanding, held by approximately holders of record.

Vote of Creative Stockholders Required for Adoption of the Merger Agreement

   A majority of the outstanding shares of common stock of Creative must be represented, either in person or by proxy, to constitute a quorum at the Creative special meeting. The affirmative vote of the holders of a majority of the shares of Creative's common stock outstanding as of the record date is required to adopt the merger agreement. As of the record date, Creative directors and executive officers and their affiliates owned approximately 5.6% of the outstanding shares of common stock. These individuals, as well as a holder of approximately 9.0% of the voting power of Creative common stock, have agreed to vote all their shares of common stock (which collectively represents approximately 14.6% of the outstanding shares of common stock) in favor of adoption of the merger agreement.

Proxies

   All shares of Creative common stock represented by properly executed proxies received before or at the Creative special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

   If a properly executed proxy card is returned and the stockholder has abstained from voting on adoption of the merger agreement, the Creative common stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Similarly, if an executed proxy card is returned by a broker holding shares of Creative common stock in street name which indicates that the broker does not have discretionary authority to vote on adoption of the merger agreement, the shares will be considered present at the meeting for purposes of determining the presence of a quorum and of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement. Your broker will vote your shares only if you provide instructions on how to vote by following the information provided to you by your broker.

   Because adoption of the merger agreement requires the affirmative vote of at least a majority of the shares of Creative's common stock outstanding on the record date, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

   Creative does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

   A holder of Creative common stock may revoke his or her proxy at any time before it is voted by:

  . notifying in writing the Corporate Secretary of Creative BioMolecules, Inc. at 101 Huntington Avenue, Suite 2400, Boston, MA 02199;

  . granting a subsequently dated proxy; or

  . appearing in person and voting at the special meeting.

   Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

 Voting Electronically or by Telephone

   Instead of submitting your vote by mail on the enclosed proxy card or voting instructions, many stockholders will have the option to submit their proxies or voting instructions electronically through the internet or by telephone. Please note that there are separate arrangements for using the Internet and telephone depending on whether your shares are registered in your company's stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

   The Internet and telephone procedures for submitting your proxy or voting instructions are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. We have been advised by counsel that the procedures that have been put in place are consistent with the requirements of applicable law. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

Solicitation of Proxies and Expenses

   Creative, Ontogeny and Reprogenesis will share, pro rata according to their stockholders' relative ownership of Curis, the expenses incurred in connection with the printing and mailing of this joint proxy statement-prospectus. Creative will retain Chase Mellon Shareholder Services as its agent, at an estimated cost of $8,000 plus reimbursement of expenses, to assist in the solicitation of proxies. Creative and its agent will also request banks, brokers and other intermediaries holding shares of Creative common stock beneficially owned by others to send this joint proxy statement-prospectus to, and obtain proxies from, the beneficial owners and will reimburse the holders for their reasonable expenses in so doing.

   You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as practicable after completion of the merger.

               THE SPECIAL MEETING OF ONTOGENY, INC. STOCKHOLDERS

Joint Proxy Statement-Prospectus

   This joint proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by the Ontogeny's board of directors in connection with the proposed merger.

   This joint proxy statement-prospectus is first being furnished to
stockholders of Ontogeny on or about      , 2000.

Date, Time and Place of the Special Meeting

   The special meeting of stockholders of Ontogeny is scheduled to be held as follows:

                                 July 11, 2000
                             10:00 a.m., local time
                               Hale and Dorr LLP
                                60 State Street
                                Boston, MA 02109

Purpose of the Special Meeting

   The special meeting is being held so that stockholders of Ontogeny may consider and vote upon a proposal to adopt a merger agreement among Creative, Ontogeny, Reprogenesis and Curis pursuant to which Creative, Ontogeny and Reprogenesis will be merged into Curis, and to transact any other business that properly comes before the Ontogeny special meeting or any adjournment or postponement of the Ontogeny special meeting. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   If the stockholders of Creative, Ontogeny and Reprogenesis adopt the merger agreement, each share of Ontogeny common stock will be automatically converted into 0.2564 of a share of Curis common stock and each share of Ontogeny preferred stock will be automatically converted into 0.2564 of a share of Curis common stock.

Stockholder Record Date for the Special Meeting

   Ontogeny's board of directors has fixed the close of business on June 2, 2000 as the record date for determination of Ontogeny stockholders entitled to notice of and to vote at the special meeting. On the record date, there were:

  . 3,791,838 shares of Ontogeny common stock outstanding, held by approximately 70 holders of record;

  . 4,853,334 shares of Ontogeny Series A convertible preferred stock outstanding, held by approximately 24 holders of record;

  . 7,447,223 shares of Ontogeny Series B convertible preferred stock outstanding, held by approximately 33 holders of record;

  . 400,000 shares of Ontogeny Series C convertible preferred stock outstanding, held by one holder of record;

  . 800,000 shares of Ontogeny Series C-1 convertible preferred stock outstanding, held by one holder of record;

  . 600,000 shares of Ontogeny Series D convertible preferred stock outstanding, held by one holder of record;

  . 10,000,000 shares of Ontogeny Series E convertible preferred stock outstanding, held by approximately 49 holders of record;

  . 8,379,593 shares of Ontogeny Series F convertible preferred stock outstanding, held by approximately 34 holders of record; and

  . 400,000 shares of Ontogeny Series G convertible preferred stock outstanding, held by one holder of record.

   Ontogeny holds 268,100 shares of common stock as treasury shares.

Vote of Ontogeny Stockholders Required for Adoption of the Merger Agreement

   A majority of the outstanding shares of Ontogeny capital stock entitled to vote at the Ontogeny special meeting must be represented, either in person or by proxy, to constitute a quorum.

   Adoption of the merger agreement and the merger requires both (i) the affirmative vote of the holders of a majority of the voting power of the Ontogeny common stock and the Ontogeny preferred stock outstanding as of the record date, voting together as a single group, and (ii) the affirmative vote of the holders of two thirds of the voting power of the Ontogeny Series A convertible preferred stock, Series B convertible preferred stock, Series E convertible preferred stock and Series F convertible preferred stock (collectively, the "Ontogeny Senior Preferred Stock") outstanding as of the record date, voting together as a single class. Accordingly, abstentions will have the same practical effect as a vote against the merger agreement and the merger.

   Holders of Ontogeny common stock are entitled to cast one vote per share of Ontogeny common stock. Holders of Ontogeny preferred stock are entitled to cast the number of votes equal to the number of whole shares of common stock into which the shares of Ontogeny preferred stock held by the holder are then convertible.

   Certain directors, officers and other stockholders of Ontogeny have agreed to vote in favor of the merger agreement and the merger and have delivered irrevocable proxies with respect to that vote thus ensuring the approval of the merger by Ontogeny. Those directors, officers and other stockholders together own approximately 74.4% of the combined voting power of the outstanding shares of Ontogeny common stock and Ontogeny preferred stock, and approximately 77.0% of the voting power of the outstanding shares of Ontogeny Senior Preferred Stock.

Proxies

   All shares of Ontogeny common stock and preferred represented by properly executed proxies received before or at the Ontogeny special meeting will, unless the proxies are revoked, be voted in accordance with the instructions indicated on those proxies. If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

   If a properly executed proxy card is returned and the stockholder has abstained from voting on adoption of the merger agreement, the Ontogeny capital stock represented by the proxy will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement.

   Because adoption of the merger agreement requires (i) the affirmative vote of the holders of a majority of the voting power of the Ontogeny common stock and the Ontogeny preferred stock outstanding as of the record date, voting together as a single group, and (ii) the affirmative vote of the holders of two thirds of the voting power of the Ontogeny Senior Preferred Stock outstanding as of the record date, voting together as a single class, abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

   Ontogeny does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

   A holder of Ontogeny common stock and preferred stock may revoke his or her proxy (unless it is irrevocable) at any time before it is voted by:

  . notifying in writing the Corporate Secretary of Ontogeny, Inc. at 45
    Moulton Street, Cambridge, MA 02138;

  . granting a subsequently dated proxy; or

  . appearing in person and voting at the special meeting.

   Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Expenses

   Creative, Ontogeny and Reprogenesis will share, pro rata according to their stockholders' relative ownership of Curis, the expenses incurred in connection with the printing and mailing of this joint proxy statement-prospectus.

   You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates will be mailed to you as soon as practicable after completion of the merger.

                THE SPECIAL MEETING OF REPROGENESIS STOCKHOLDERS

Joint Proxy Statement-Prospectus

   This joint proxy statement-prospectus is being furnished to you in connection with the solicitation of proxies by Reprogenesis' board of directors in connection with the proposed merger.

   This joint proxy statement-prospectus is first being furnished to
stockholders of Reprogenesis on or about    , 2000.

Date, Time and Place of the Special Meeting

   The special meeting of stockholders of Reprogenesis is scheduled to be held as follows:

                               July 11, 2000
                             10:00 a.m., local time
                                 21 Erie Street
                         Cambridge, Massachusetts 02139

Purpose of the Special Meeting

   The special meeting is being held so that stockholders of Reprogenesis may consider and vote upon a proposal to adopt a merger agreement among Creative, Ontogeny, Reprogenesis and Curis pursuant to which Creative, Ontogeny and Reprogenesis will be merged into Curis, and to transact any other business that properly comes before the Reprogenesis special meeting or any adjournment or postponement of the Reprogenesis special meeting. Adoption of the merger agreement will also constitute approval of the merger and the other transactions contemplated by the merger agreement.

   If the stockholders of Creative, Ontogeny and Reprogenesis adopt the merger agreement:

  . Holders of the capital stock of Reprogenesis or options or warrants to acquire the capital stock of Reprogenesis will be entitled to receive an aggregate number of shares of Curis common stock equal to 0.1956 multiplied by the total number of shares of Reprogenesis capital stock outstanding or subject to options or warrants at the time of the merger. Because the Reprogenesis series A preferred stock is a participating preferred stock, holders of the series A preferred stock are entitled to receive, before any distribution to any other Reprogenesis stockholders, $6 million of the consideration received by the Reprogenesis stockholders in the merger. Once this priority payment has been made, the remaining consideration to the Reprogenesis stockholders is shared pro rata by the holders of the Reprogenesis common and preferred stock. The exact number of shares of Curis common stock received by the holders of the Reprogenesis common and preferred stock will be determined based on the formula described on page 56.

Stockholder Record Date for the Special Meeting

   Reprogenesis' board of directors has fixed the close of business on June 2, 2000 as the record date for determination of Reprogenesis stockholders entitled to notice of and to vote at the special meeting. On the record date, there were:

  . 16,719,676 shares of Reprogenesis common stock outstanding, held by approximately 58 holders of record;

  . 2,702,702 shares of Reprogenesis Series A preferred stock outstanding, held by eight holders of record; and

  . 4,729,134 shares of Reprogenesis Series B preferred stock outstanding, held by 31 holders of record.

Vote of Reprogenesis Stockholders Required for Adoption of the Merger Agreement

   The majority of outstanding shares of Reprogenesis capital stock entitled to vote at the Reprogenesis special meeting must be represented, either in person or by proxy, to constitute a quorum. The affirmative vote of the holders of 66 2/3% of the outstanding shares of Reprogenesis common stock and preferred stock, voting together as one group; the holders of 66 2/3% of the outstanding shares of the Reprogenesis series A preferred stock, voting separately as a class; and the holders of 66 2/3% of the outstanding shares of the Reprogenesis series B preferred stock, voting separately as a class, is required to adopt the merger agreement. As of the record date, Reprogenesis directors and executive officers and their affiliates owned approximately 45.1% of the voting power of Reprogenesis common stock and preferred stock. These individuals, as well as certain holders of 5% or more of the voting power of the Reprogenesis common stock and preferred stock, have agreed to vote all their shares of Reprogenesis common stock and Reprogenesis preferred stock (which represent approximately 70.8% of the voting power of the Reprogenesis common stock and preferred stock, voting together as one group; 91.6% of the Reprogenesis series A preferred stock; and 82.9% of the Reprogenesis series B preferred stock) in favor of adoption of the merger agreement, thus assuring its adoption. At the Reprogenesis special meeting:

  . each share of Reprogenesis common stock is entitled to one vote on all matters properly submitted to the Reprogenesis stockholders; and

  . each share of Reprogenesis series A preferred stock and series B preferred stock is entitled to one vote on all matters properly submitted to the Reprogenesis stockholders.

Proxies

   All shares of Reprogenesis common stock represented by properly executed proxies or voting instructions received before or at the Reprogenesis special meeting will, unless the proxies or voting instructions are revoked, be voted in accordance with the instructions indicated on those proxies or voting instructions. If no instructions are indicated on a properly executed proxy card, the shares will be voted FOR adoption of the merger agreement. You are urged to mark the box on the proxy card to indicate how to vote your shares.

   If a properly executed proxy card or voting instructions is returned and the stockholder has abstained from voting on adoption of the merger agreement, the Reprogenesis capital stock represented by the proxy or voting instructions will be considered present at the special meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of adoption of the merger agreement.

   Because adoption of the merger agreement requires the affirmative vote of the holders of 66 2/3% of the outstanding shares of Reprogenesis common stock and preferred stock, voting together as one group; the holders of 66 2/3% of the outstanding shares of the Reprogenesis series A preferred stock, voting separately as a class; and the holders of 66 2/3% of the outstanding shares of the Reprogenesis series B preferred stock, voting separately as a class; abstentions, failures to vote and broker non-votes will have the same effect as a vote against adoption of the merger agreement.

   Reprogenesis does not expect that any matter other than adoption of the merger agreement will be brought before the special meeting. If, however, other matters are properly presented, the persons named as proxies will vote in accordance with their judgment with respect to those matters, unless authority to do so is withheld on the proxy card.

   A holder of Reprogenesis common stock or preferred stock that has not entered into a stockholders agreement with Creative, Ontogeny and Reprogenesis pursuant to the merger agreement may revoke his or her proxy at any time before it is voted by:

  . notifying in writing the Corporate Secretary of Reprogenesis, Inc. at 21 Erie Street, Cambridge, MA 02139;

  .  granting a subsequently dated proxy; or

  .  appearing in person and voting at the special meeting.

   Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Expenses

   Creative, Ontogeny and Reprogenesis will share, pro rata according to their stockholders' relative ownership of Curis, the expenses incurred in connection with the printing and mailing of this joint proxy statement-prospectus.

   You should not send in any stock certificates with your proxy card. A transmittal letter with instructions for the surrender of stock certificates for Reprogenesis common stock will be mailed to you as soon as practicable after completion of the merger.

                                   THE MERGER

   This section of the joint proxy statement-prospectus describes material aspects of the proposed merger, including the merger agreement and the stockholders agreements. While we believe that the description covers the material terms of the merger, this summary may not contain all of the information that is important to you. You should read this entire joint proxy statement-prospectus and the other documents we refer to carefully for a more complete understanding of the merger. In addition, we incorporate important business and financial information about Creative into this joint proxy statement-prospectus by reference. You may obtain the information incorporated by reference into this joint proxy statement-prospectus without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 182 of this joint proxy statement-prospectus.

Background of the Merger

   On May 13, 1999 Charles M. Cohen, Ph.D., Chief Scientific Officer of Creative, and Doros Platika, M.D., President and Chief Executive Officer of Ontogeny, met regarding common interests in research and development as well as long-term objectives for each of Creative and Ontogeny. Dr. Cohen and Dr. Platika discussed the potential benefits of a business combination given the current strengths of each company. Thereafter, Creative and Ontogeny discussed business combinations with each other and other potential candidates. On July 9, 1999, representatives of Creative met with representatives of a third biopharmaceutical company (the "original third party") to discuss its business and scientific programs. During the period of November through December 1999, Creative, Ontogeny and the original third party continued discussions and negotiations toward the objective of a three-way business combination, including preparation and negotiation of a merger agreement and conducting due diligence investigation.

   On September 10, 1999, Mr. Thomas Dietz, Senior Managing Director of Pacific Growth Equities, Inc., a financial advisor to Reprogenesis, met with George A. Eldridge, Chief Financial Officer of Ontogeny and Dr. Platika to explore the level of interest at Ontogeny in a possible business combination with an unidentified company. In response to an indication of possible interest, information concerning Ontogeny's business was sent by Dr. Platika to Mr. Dietz and then to Daniel R. Omstead, Eng. ScD, President and Chief Executive Officer of Reprogenesis. After reviewing this information, Dr. Omstead forwarded information regarding Reprogenesis to Dr. Platika.

   On October 18, 1999, Dr. Omstead and Dr. Platika met at an industry conference and expressed their mutual interest in initiating discussions concerning a business combination. On November 16, 1999, Reprogenesis and Ontogeny executed a confidentiality agreement and senior management of each company made detailed presentations concerning their respective businesses and technologies. During the period from November 21 through December 20, 1999, there were various exchanges of information and informal discussions between senior management of Reprogenesis and Ontogeny concerning a possible business combination. On December 21, 1999, Dr. Platika informed Dr. Omstead that Ontogeny was in discussions regarding potential business combinations, including a three-way combination, and inquired concerning Reprogenesis' interest in entering into these discussions. Dr. Omstead indicated Reprogenesis' willingness to do so. Dr. Platika subsequently introduced Reprogenesis to Creative. Reprogenesis and Creative then executed confidentiality agreements and senior management of each company made detailed presentations concerning their respective businesses and technologies.

   On January 4, 2000, the original third party notified representatives of Creative and Ontogeny that it was no longer interested in pursuing a business combination with Creative and Ontogeny.

   On January 4, 2000, the Ontogeny board held a telephonic meeting to discuss pursuing a transaction among Creative, Reprogenesis and Ontogeny. On January 5, 2000, the board of directors of Creative held a telephonic meeting to discuss alternatives open to Creative after the original third party's decision not to move forward. Four possible scenarios were presented: (i) continue to pursue a three-way business combination with a replacement for the original third party; (ii) complete a two-way business combination with Ontogeny; (iii) complete no business combination and pursue a financing; or (iv) put Creative up for sale. After discussing the advantages and disadvantages of each alternative, the board of Creative determined to pursue a three-way business combination with Ontogeny and Reprogenesis.

   On January 7, 2000, Creative, Ontogeny, and Reprogenesis began exchanging business, legal, technical and financial due diligence materials. Due diligence of each of Creative, Ontogeny and Reprogenesis continued through February 14, 2000. Included in this process were presentations by senior management of Reprogenesis and one of its consultants to senior management of Ontogeny and Creative and their respective consultants on each of January 7 and January 12, 2000, presentations by senior management of Creative to Reprogenesis and its consultants on January 13, 2000, presentations by senior management of Ontogeny to Reprogenesis and its consultants on January 18, 2000, and presentations by senior management of Reprogenesis to senior management of Ontogeny and Creative and their respective financial advisors and regulatory consultants on January 26, 2000.

   On January 11, 2000, Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C, outside counsel to Creative, delivered to Foley, Hoag & Eliot LLP, outside counsel to Ontogeny, and Baker Botts L.L.P., outside counsel to Reprogenesis, a draft of a proposed Agreement and Plan of Merger and related documents.

   On January 20, 2000, the board of directors of Reprogenesis held its regular quarterly meeting. Mr. Tarnow and Dr. Platika each made a presentation to the board concerning the business of Creative and Ontogeny, respectively, and expressed their views regarding a business combination between the three companies. The board then discussed the possibility of a three way business combination and instructed Dr. Omstead to continue with the discussions and to retain Pacific Growth Equities, Inc. as the financial advisor to Reprogenesis.

   On January 28, 2000, Ontogeny retained SG Cowen to render an opinion to the Ontogeny board of directors as to the fairness, from a financial point of view, of the exchange ratio proposed in the Agreement and Plan of Merger to Ontogeny stockholders.

   On January 31, 2000, Reprogenesis retained Pacific Growth Equities, Inc. as its financial advisor.

   On February 8, 2000, the Creative board met and discussed Reprogenesis and its business, including reviewing the information presented on January 7th and 12th. After discussing the advantages and disadvantages of a three-way business combination with Ontogeny and Reprogenesis, the Creative board authorized management to continue discussions to enter into a three-way business combination with Ontogeny and Reprogenesis.

   On February 9, 2000, Creative executed an engagement letter with Chase Securities to render an opinion to the Creative board of directors as to the fairness, from a financial point of view, of the Creative exchange ratio to the holders of Creative common stock.

   On February 11, 2000, the Ontogeny board of directors held a telephone meeting and discussed Reprogenesis and its business. After discussing the advantages and disadvantages of a three-way business combination with Creative and Reprogenesis, the Ontogeny board authorized management to continue discussions to enter into a three-way business combination with Creative and Reprogenesis.

   Between February 10, 2000 through February 14, 2000, senior management of each of Creative, Ontogeny and Reprogenesis and their respective financial and legal advisors negotiated and finalized the terms of the proposed merger agreement.

   The Creative board of directors held a telephonic meeting on February 14, 2000 at which attorneys from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. and representatives from Chase Securities participated. At the meeting, the board reviewed and discussed the terms of the proposed merger agreement, the financial and strategic reasons for the merger, and the effects that the proposed merger would have on Creative stockholders and employees. The board also reviewed the results of due diligence and the potential risks relating to the merger proposal. Finally, the board reviewed the opinion of its financial advisor, Chase Securities, to the effect that, based on and subject to the factors and assumptions set forth in its opinion, the Creative exchange ratio was fair, from a financial point of view, to the holders of Creative common stock. After the conclusion of these discussions, the Creative board of directors concluded that the transaction was fair to, and in the best interests of, Creative and its stockholders. The board unanimously voted to approve the merger transaction and authorized its officers to finalize, execute and deliver the merger agreement.

   Also on February 14, 2000, the Ontogeny board of directors held a telephonic meeting at which financial advisors from SG Cowen also participated. At the meeting, the board reviewed and discussed the terms of the proposed merger agreement, the financial and strategic reasons for the merger, and the effects that the proposed merger would have on Ontogeny stockholders and employees. The board also reviewed the results of due diligence and the potential risks relating to the merger proposal. Finally, the board reviewed the opinion of its financial advisor, to the effect that, based on and subject to the factors and assumptions set forth in its opinion, the Ontogeny exchange ratio was fair, from a financial point of view to the stockholders of Ontogeny. After the conclusion of these discussions, the Ontogeny board of directors concluded that the transaction was fair to, and in the best interests of, Ontogeny, and its stockholders. The board voted to approve the merger transaction and authorized its officers to finalize, execute and deliver the merger agreement.

   Also on February 14, 2000, the Reprogenesis board of directors held a telephonic meeting in which attorneys from Baker Botts L.L.P. and Mr. Milstein of Pacific Growth Equities, Inc. also participated. At the meeting, the board reviewed and discussed the terms of the proposed merger agreement, the financial and strategic reasons for the merger, and the effects that the proposed merger would have on Reprogenesis stockholders and employees. The board also reviewed the results of due diligence and the potential risks relating to the merger proposal. The board also consulted with Mr. Milstein concerning his views about the appropriate level of consideration to be received by the stockholders of Reprogenesis in the merger. After the conclusion of such discussions, the Reprogenesis board of directors concluded that the transaction was fair to, and in the best interests of, Reprogenesis and its stockholders. The board unanimously voted to approve the merger transaction and authorized its officers to finalize, execute and deliver the merger agreement.

   The definitive merger agreement was executed on behalf of Curis, Creative, Ontogeny and Reprogenesis on February 14, 2000.

   On the morning of February 15, 2000, Creative, Ontogeny and Reprogenesis issued a joint press release announcing the proposed merger of Creative, Ontogeny and Reprogenesis.

Joint Reasons for the Merger

   The boards of directors of Creative, Ontogeny and Reprogenesis have each determined that, compared to continuing to operate their companies on a stand-alone basis, the merged company would have better potential to improve long-term operating and financial results. The combined companies will be able to offer a broader spectrum of activities than any company would have been able to offer independently, thereby helping the combined company in its efforts to build a fully integrated biopharmaceutical company. The boards believe that this broadened spectrum, which ranges from discovery research to commercialization of products for patient treatment, along with the collective expertise of the personnel and clinical development and regulatory experience, will make the combined company more competitive than any of the three companies would have been operating independently. The boards believe that the combined capabilities, research and development teams and product pipelines will accelerate the development of an integrated biopharmaceutical company focused on breakthrough products in the field of regenerative medicine.

Creative's Reasons for the Merger

   In reaching its decision to approve the merger agreement, the Creative board of directors consulted with its management team and advisors and independently considered the proposed merger agreement and the transactions contemplated by the merger agreement. The Creative board of directors considered the following factors in favor of the merger:

  . the board's view that
    Creative's need to raise
    additional capital to meet
    its commitments and
    development goals was subject
    to considerable risks;

  . the board's view that the
    combined company will have an
    increased ability to fund research
    and development of Creative's
    product candidates and to
    exploit Creative's technologies;

  . the board's view that the
    scientific synergies between
    Creative's strength in protein
    therapies, Ontogeny's strength in
    developmental biology and
    functional genomics, and
    Reprogenesis' strength in
    biomaterials, cell therapies
    and clinical development, would
    allow the combined company
    to better realize the shared
    objective of becoming a
    fully integrated biopharma-
    ceutical company;

  . the board's view that the
    collective resources of the
    combined company would enable
    the combined company to
    compete more effectively in
    the highly competitive
    regenerative medicine market
    and create more opportunities
    to realize long term value to
    stockholders;

  . Ontogeny's strong discovery
    engine based on functional
    genomics and developmental
    biology;

  . Reprogenesis' Chondrogel
    product candidate which is
    currently in Phase III
    clinical trials;

  . Ontogeny's several pre-
    clinical development
    programs, some of which may
    enter the clinical
    development stage in the next
    12 to 18 months;

  . the board's belief that the
    combined entity would have a
    stronger discovery pipeline
    with product candidates in
    the early, late and mid-stage
    stages of development;

  . access to Reprogenesis'
    capabilities in the areas of
    clinical development;

  . the results of the due
    diligence investigation of
    Ontogeny and Reprogenesis
    conducted by Creative's
    management, financial
    advisors and attorneys;

  . the terms of the merger
    agreement, including the
    termination fee and
    reimbursement of expenses to
    be paid by defaulting parties
    in the event of a termination
    of the merger agreement for
    specified reasons;

  . the opinion of Chase
    Securities, financial advisor
    to the Creative board of
    directors, to the effect
    that, as of February 14,
    2000, and based on and
    subject to the factors and
    assumptions set forth in its
    opinion, the Creative
    exchange ratio was fair to
    the holders of Creative
    common stock from a financial
    point of view;

  . the benefits to Creative
    stockholders of holding
    shares in a larger and
    financially stronger
    enterprise;

  . the expectation that the
    merger could be completed as
    a tax-free reorganization for
    U.S. federal income tax
    purposes; and

  . the recent trading price of
    the Creative common stock.

    The Creative board considered the following factors that weighed against the merger, including:

  . the fixed nature of the
    exchange ratio and the
    resulting risk that should
    there be a significant
    increase in the market value
    of Creative's common stock,
    the value of the
    consideration received by the
    Ontogeny and Reprogenesis
    stockholders would be
    increased;

  . the challenges of combining
    the businesses of three
    separate companies, including
    potential business
    disruptions and a potential
    negative impact on employee
    morale and employee
    retention;

  . the loss of control over the
    future operations of Creative
    following the merger;

  . the risk that the anticipated
    benefits of the merger would
    not be achieved; and

  . the termination fee and
    reimbursement of expenses to
    be paid by Creative in the
    event of the termination of
    the merger agreement for
    specified reasons.

   This discussion of the information and factors considered by the Creative board of directors is not intended to be exhaustive, but includes all of the material factors considered by the Creative board. The Creative board did not assign particular weight or rank to the factors it considered in approving the merger. In considering the factors described above, individual members of the Creative board considered all these factors as a whole, and overall considered them to be favorable to and to support its determination to unanimously approve the merger agreement and the merger.

   In considering the recommendation of the Creative board of directors with respect to the merger agreement and the merger, Creative stockholders should be aware that directors and executive officers of Creative have interests in the merger that are different from, or are in addition to, the interests of Creative stockholders generally. See "--Interests of Creative Directors and Executive Officers in the Merger."

Ontogeny's Reasons for the Merger

   The Ontogeny board of directors has determined that the terms of the merger and the merger agreement are fair to, and in the best interests of, Ontogeny and its stockholders. The decision of the Ontogeny board of directors to approve the merger agreement and the merger was the result of its careful consideration of a range of strategic alternatives, including an initial public offering as well as potential business combinations and relationships with Creative and Reprogenesis and other companies in the pursuit of Ontogeny's long-term business strategy. In reaching its decision to approve the merger, the Ontogeny board of directors consulted with Ontogeny's senior management, independent accountants and financial advisors. In connection with its approval of the Merger and recommendation that stockholders approve the merger, the board of directors of Ontogeny considered the following factors in favor of the merger.

  . the expectation that the combination of Ontogeny's, Creative's and Reprogenesis' expertise and resources will provide opportunities to create an independent, sustainable company with long-term value, near-term products, product development opportunities and near term product revenue;

  . the merger will represent a significant step forward in Ontogeny's strategy of becoming a leader in developing novel therapeutic products through developmental biology by providing Ontogeny with experienced regulatory and product development expertise;

  . the potential for accelerated new product development and features for current and future marketing in combination with the projected Curis product pipeline will offer nearer term product revenue than Ontogeny's projected pipeline;

  . the greater opportunities for Ontogeny to increase the number of its collaborative partners as well as grow the Ontogeny network through relationships with Creative and Reprogenesis collaborators;

  . the current and prospective economic and industry environment in which Ontogeny operates, including the trend of consolidation in the biotechnology industry and the ability of larger industry participants to increase market share;

  . the historical information concerning Creative's and Reprogenesis' and certain other potential merger candidates' respective businesses, prospects, financial performance and condition, operations, technologies, management and competitive positions;

  . the comparison of the financial condition and business of Ontogeny before and after giving effect to a merger;

  . financial market conditions and historical stock market prices, volatility and trading information;

  . the impact of the merger on Ontogeny's customers and employees;

  . the results of the due diligence investigation of Creative and Reprogenesis conducted by Ontogeny's management, attorneys and financial advisors;

  . the complementary nature of the product candidates and development base of Ontogeny, Creative and Reprogenesis;

  . the consideration to be received by Ontogeny stockholders in the proposed merger and the relationship between the value of the Curis common stock to be issued in exchange for the Ontogeny common and preferred stock and a comparison of comparable merger transactions;


  . the fairness and reasonableness to Ontogeny of the terms of the merger agreement and related agreements, which were the product of arm's length negotiations;

  . the analysis prepared by SG Cowen and presented to the Ontogeny board of directors and the opinion of SG Cowen, more fully described in "--Opinion of Ontogeny's Financial Advisor," that as of the date of such opinion and based on and subject to the assumptions made, matters considered and limits of the review undertaken, the exchange ratio applicable to the Ontogeny stockholders in the merger was fair, from a financial point of view, to the Ontogeny stockholders;

  . the potential to increase Ontogeny's ability to compete effectively in an increasingly competitive industry;

  . the increased trading liquidity for Ontogeny stockholders may have in Curis common stock; and

  . the expectation that the merger will be treated as a tax-free reorganization to Ontogeny and its stockholders.


   In particular, the Ontogeny board of directors considered the limitations of Ontogeny's ability to negotiate an alternative transaction with other companies and the potential effect of these provisions on Ontogeny receiving alternative proposals that could be superior to the merger. Because the Ontogeny board of directors reviewed its strategic alternatives prior to entering into the merger agreement, and because these provisions were required by Creative and Reprogenesis in order for them to enter into the merger agreement, the Ontogeny board of directors determined that the value for Ontogeny stockholders represented by the merger justified these requirements.

   The Ontogeny board of directors also considered the following factors that weighed against the merger:

  . the risk that the per share value of the consideration to be received by Ontogeny stockholders might be significantly less than the estimated price per share immediately prior to the announcement of the merger because previously there has not been a public market for Curis' common stock;

  . the risk that the merger might not be consummated;

  . the risk that the benefits sought in the merger might not be achieved;

  . the difficulty of and risks associated with the integration of a different management and organizational structure;

  . the risk that Ontogeny might suffer employee attrition or fail to attract key personnel due to uncertainties associated with the merger;

  . the risks that Ontogeny might face if it remains independent; and

  . the other applicable risks described in this joint proxy statement-prospectus under "Risk Factors" above.

   As a result of the foregoing considerations, the Ontogeny board of directors determined that the potential advantages of the merger outweighed the benefits of remaining as a separate company. The Ontogeny board of directors believes that the combined company will have a greater opportunity than Ontogeny alone to successfully compete in its industry.

   In view of the variety of factors considered in connection with its evaluation of the merger, the Ontogeny board of directors did not find it practicable to, and accordingly did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, many of the factors contained elements which may have both a positive and negative effect on the fairness of the merger. Except as described above, the Ontogeny board of directors, as a whole, did not attempt to analyze each individual factor separately to determine its impact on the fairness of the merger. Consequently, individual members of the Ontogeny board of directors may have given different weight to different factors and may have viewed differently each factor's effect on the fairness determination. Although, the foregoing discussion of the reasons for the merger is not intended to be exhaustive, it does include all material factors, both positive and negative, considered by the Ontogeny board of directors.

   For the reasons discussed above, the Ontogeny board of directors has approved the merger agreement and has determined that the merger is advisable and fair to, and in the best interests of, Ontogeny and its stockholders and recommends that Ontogeny stockholders vote for approval of the merger agreement and the merger.

   In considering the recommendation of the Ontogeny board of directors with respect to the merger agreement and the merger, Ontogeny stockholders should be aware that the directors and executive officers of Ontogeny have interests in the merger that are different from, or are in addition to, the interests of Ontogeny stockholders generally. See "--Interests of Ontogeny Directors and Executive Officers in the Merger."

Reprogenesis' Reasons for the Merger

   The board of directors of Reprogenesis believes that the merger offers a unique opportunity to combine three biotechnology companies with complementary technologies in the early, middle and late stages of development. In reaching its decision to approve the merger, the Reprogenesis board of directors consulted with Reprogenesis' senior management as well as its legal counsel and financial advisor. In connection with its approval of the merger and recommendation that stockholders approve the merger, the board of directors of Reprogenesis considered the following factors in favor of the merger:

  . the ability of the combined company to compete more effectively in the regenerative medicine market and create more opportunities to realize long-term value to stockholders than Reprogenesis by itself;

  . the strategic fit of Reprogenesis with Creative and Ontogeny, based on Creative's strength in protein therapies, Ontogeny's strength in developmental biology and functional genomics, and Reprogenesis' strength in biomaterials, cell therapies and clinical development, which should allow the combined company to better realize the shared objective of becoming a fully integrated biopharmaceutical company;

  . the impact of the merger on Reprogenesis' value, financial performance and condition, business operations and prospects, resulting in an increased ability to fund research and development of Reprogenesis' product candidates and to exploit Reprogenesis' technologies;

  . the financial performance and condition, business operations and prospects of Creative and Ontogeny, including Creative's OP-1 technology and Ontogeny's several pre-clinical development programs;

  . the resulting capital structure of Curis, which should give Curis the opportunity to pursue its strategic goals in the near term without undue financial constraint;

  . current industry, economic and market conditions;

  . the structure of the merger and the terms and provisions of the merger agreement, including its termination and termination fee provisions;

  . the likelihood that the merger will be consummated;

  . the results of the due diligence investigation of Creative and Ontogeny conducted by Reprogenesis' management, financial advisors and attorneys; and

  . in the merger, Reprogenesis stockholders will obtain a freely tradeable equity investment in Curis on a tax-free basis.
   The Reprogenesis board also considered the following factors that weighed against the merger:
  . the fact that the value of the consideration to be received by Reprogenesis stockholders might be significantly less than anticipated (based on Creative's price per share immediately prior to the announcement of the merger) because there is no previous market for Curis' common stock;

  . the impact on the financial condition of Reprogenesis and its ability to raise additional needed capital if the merger is not consummated on a timely basis;

  . the challenges and potential costs of combining and integrating the business and the attendant risks of failure to achieve the anticipated benefits of the merger;

  . the loss of control over the future operations of Reprogenesis; and

  . the termination fee and reimbursement of expenses to be paid by Reprogenesis in the event of the termination of the merger agreement for specified reasons.

   In determining that the merger was advisable and in the best interests of Reprogenesis stockholders, the board of directors of Reprogenesis considered the enumerated factors as a whole and did not quantify or otherwise assign relative weights to the different factors. The board of directors also considered that certain members of the board of directors and management of Reprogenesis have interests in the merger that are in addition to, and not necessarily aligned with, the interests in the merger of the other Reprogenesis stockholders. Individual directors may have given different weights to different factors. Although the foregoing discussion of the reasons for the merger is not intended to be exhaustive, it does include all material factors, both positive and negative, considered by the Reprogenesis board of directors.

   Reprogenesis is a closely held private company and its directors or members of their families own or control approximately 48% of its fully diluted shares. Two directors are the designated representatives of owners of an additional 16% of its fully diluted shares, and two health care venture capital firms own an additional 21% of its fully diluted shares. For those reasons, and given the general level of financial sophistication of its directors, the Reprogenesis board of directors determined that it was not necessary or appropriate to incur the additional expense of retaining a financial advisor to render a fairness opinion in connection with the merger.

   In considering the recommendation of the Reprogenesis board of directors with respect to the merger agreement and the merger, Reprogenesis stockholders should be aware that directors and executive officers of Reprogenesis have interests in the merger that are different from, or are in addition to, the interests of Reprogenesis stockholders generally. See "--Interests of Reprogenesis Directors and Executive Officers in the Merger."

Recommendation of Creative's Board of Directors

   The Creative board of directors has determined that the merger agreement and the merger are fair to, and in the best interests of, Creative and its stockholders. Accordingly, the Creative board of directors has unanimously approved the merger agreement and has unanimously recommended that the Creative stockholders vote for approval of the merger agreement and the merger.

   In considering the recommendation of the Creative board of directors, Creative stockholders should be aware that the members of the Creative board of directors and Creative executive officers have interests in the merger that are different from, or are in addition to, those of Creative's other stockholders, and Curis has agreed to provide indemnification to all of the directors and executive officers of Creative. In connection with the merger, some of the directors and executive officers of Creative are entitled to severance arrangements. See "--Interests of Creative Directors and Executive Officers in the Merger".

Opinion of Creative's Financial Advisor

   The Creative board of directors retained Chase Securities to act as its financial advisor in connection with the merger. On February 14, 2000, Chase Securities delivered its written opinion to the Creative board of directors to the effect that, as of that date, and based upon the assumptions made, matters considered and limits of review set forth therein, the Creative exchange ratio was fair to the holders of the Creative common stock from a financial point of view.

   A copy of Chase Securities' opinion, which sets forth the assumptions made, matters considered and certain limitations on the scope of review undertaken by Chase Securities, is attached as Annex C to this joint proxy statement-prospectus. Stockholders of Creative are urged to read such opinion in its entirety. Chase Securities' opinion was provided for the use and benefit of the Creative board of directors in its evaluation of the merger, was directed only to the fairness to the holders of the Creative common stock of the Creative exchange ratio from a financial point of view as of February 14, 2000, and does not constitute a recommendation to any stockholder of Creative as to how such stockholder should vote with respect to the merger. The summary of Chase Securities' opinion set forth in this joint proxy statement-prospectus is qualified in its entirety by reference to the full text of its opinion attached as Annex C hereto.

   In arriving at its opinion, Chase Securities, among other things:

  .  reviewed a draft of the merger agreement dated February 13, 2000;

  . reviewed certain publicly available financial information that Chase Securities deemed relevant relating to Creative and certain publicly available business information that Chase Securities deemed relevant relating to Creative, Ontogeny and Reprogenesis and the industries and markets in which they operate;

  . reviewed certain internal non-public financial and operating data and forecasts provided to Chase Securities by the managements of Creative, Ontogeny and Reprogenesis relating to their respective businesses;

  . discussed, with members of the senior managements of Creative, Ontogeny and Reprogenesis, Creative's, Ontogeny's and Reprogenesis' operations, historical financial statements and future prospects before and after giving effect to the merger;

  . reviewed the relevant historical stock prices of the Creative common stock; and

  . made such other analyses and examinations as Chase Securities deemed necessary or appropriate.

   Chase Securities assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with or reviewed by or for Chase Securities, or publicly available, for purposes of the Chase Securities opinion and further relied upon the assurance of the managements of Creative, Ontogeny and Reprogenesis that they were not aware of any facts that would make such information inaccurate or misleading. Chase Securities neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of Creative, Ontogeny or Reprogenesis, nor did Chase Securities conduct a physical inspection of the properties and facilities of Creative, Ontogeny or Reprogenesis. Chase Securities assumed that the financial forecasts provided to it by Creative, Ontogeny and Reprogenesis were reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of Creative, Ontogeny and Reprogenesis as to the future financial performance of the respective companies. Chase Securities expressed no view as to such forecasts or projection information or the assumptions on which they were based.

   For purposes of rendering its opinion, Chase Securities assumed that, in all respects material to its analysis, the representations and warranties of each party contained in the merger agreement were true and correct, that each party would perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger would be satisfied without waiver thereof. Chase Securities further assumed that all material governmental, regulatory or other consents and approvals would be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which any of Creative, Ontogeny or Reprogenesis was a party, as contemplated by the merger agreement, no restrictions would be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits of the merger. Chase Securities further assumed that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Chase Securities also assumed that the definitive merger agreement would not differ in any material respects from the draft thereof furnished to it.

   In connection with the preparation of its opinion, Chase Securities was not authorized by Creative or the Creative board of directors to solicit, nor did Chase Securities solicit, third-party indications of interest for the acquisition of or a business combination involving Creative.

   Chase Securities' opinion was necessarily based on market, economic and other conditions as they existed and could be evaluated as of the date of the opinion. Chase Securities' opinion was limited to the fairness, from a financial point of view, of the Creative exchange ratio to the holders of the Creative common stock and Chase Securities expressed no opinion as to the merits of the underlying decision by Creative to engage in the merger. In addition, Chase Securities expressed no opinion as to the prices at which the Creative common stock or the Curis common stock would trade following the announcement or the consummation, as the case may be, of the merger.

   The following is a summary of all of the material financial and comparative analyses performed by Chase Securities in arriving at its opinion.

 Transaction Overview

   Chase Securities reviewed the following information regarding the proposed merger with the Creative board of directors:

  . An overview of the key elements of the proposed transaction, including the terms of the merger and the composition of the management and board of directors of the combined new entity.

  . A breakdown of a proposed post-merger ownership allocation of the combined entity with approximately 43% allocated to stockholders of Creative, 38% to stockholders of Ontogeny and 19% to stockholders of Reprogenesis, which ownership allocation was calculated using the fully diluted method excluding out-of-the-money Creative options.

 Strategic Benefits

   Chase Securities discussed with the Creative board of directors the strategic benefits of the proposed merger identified to it by the senior management of Creative, including the factors discussed under "--Joint Reasons for the Merger" and "--Creative Reasons for the Merger."

 Overview of Creative, Ontogeny and Reprogenesis

   Chase Securities reviewed with the Creative board of directors certain information concerning Creative, Ontogeny and Reprogenesis on stand-alone bases:

  . A review of the historical trading prices and trading volume of the Creative common stock for the period January 1, 1999 through February 4, 2000.

  . A review of the financing history of Ontogeny and Reprogenesis, including the amount raised and the post-money valuation at each financing round for each company, based on the respective company management data.

  . A presentation of estimated revenue, expenses and net income for years ending December 31, 2000 through 2002 for each company, based on the respective company management estimates.

  . A review of the balance sheet as of December 31, 1999 for each company, based on the respective company management data.

  . An overview of the current ownership of each company, based on the respective company management data.

 Combined Company Analyses

   Chase Securities reviewed with the Creative board of directors certain pro forma impacts on the combined company, including:

  . An analysis of relative contribution of cash, cash equivalents and marketable securities as of December 31, 1999 by Creative (30.1%), Ontogeny (60.8%) and Reprogenesis (9.1%), based on the respective company's management data.

  . An analysis of relative contribution of operating expenses for year 2000 by Creative (34%), Ontogeny (39%) and Reprogenesis (27%), with and without giving effect to synergies and based on the respective company's management estimates.

  . Status tables summarizing the current products and technology and the projected products and technology as of December 31, 2000 of each company with the corresponding stage of development or projected stage of development of each such product and technology, based on the respective company's management data and estimates, as the case may be. The stages of development are: in-vitro stage, preclinical trials, clinical trials, regulatory phase and market phase.

  . An overview of the status of the products and technology of each company, for example, Creative's OP-1 product in regulatory phase and open fracture reduction product and technology in clinical trials, Ontogeny's products relating to basal cell carcinoma, a form of skin cancer, and peripheral neuropathies, a loss of nerve function in the body's extremities, products and technology in preclinical trials, and Reprogenesis' vesicoureteral reflux products and technology in clinical trials and stress incontinence, bladder augmentation and urethral repair products and technology in preclinical trials.

  . An analysis of the estimated synergies expected to result from the proposed merger, including potential cost savings in research and development ($8.4 million), general and administrative expenses ($6.2 million) and total operating expenses ($14.6 million), based on the respective company's management estimates.

  . An estimated fiscal year 2000 through 2002 net income and cash flow for the combined company, giving effect to synergies through 2002 and excluding effects of capital expenses and other potential balance sheet and cash flow items, in each case assuming projected revenues and based on the respective company's management estimates.

  . A comparison of estimated fiscal year 2000 net income of Creative, Ontogeny and Reprogenesis on stand-alone bases and on a pro forma basis, with and without giving effect to synergies and transaction costs, in each case based on the respective company's management estimates.

  . A comparison of the survival index, meaning, the length of time that a company is expected to deplete its available cash based on such company's management data and assuming no revenue during this period, on stand-alone bases for Creative (15 months), Ontogeny (28 months) and Reprogenesis (6 months) and on a pro forma basis, without giving effect to synergies (16 months) and giving effect to synergies and transaction costs (20 months).

  . An estimated year 2000 and year 2001 pro forma cash flow for the combined company based on the initial cash contributed by the three companies, with and without giving effect to synergies and transaction costs and excluding effects of potential capital expenses and other potential balance sheet and cash flow items for year 2001 estimates, in each case, assuming no revenue and based on the respective company's management estimates.

  . An analysis of the dilutive effect on the ownership of Creative to its existing stockholders of a hypothetical offering of equity securities of Creative (25.4%), assuming a minimum financing need of $50 million and 10% discount and calculated using the treasury method and based on the February 4, 2000 closing stock price of the Creative common stock.

   The summary set forth above does not purport to be a complete description of the analyses performed by Chase Securities in arriving at the Chase Securities opinion. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial analysis or summary description. Chase Securities believes that its analyses must be considered as a whole and that selecting portions of analyses and of the factors considered by it, without considering all such factors and analyses, could create a misleading view of the processes underlying its opinion. Chase Securities did not assign relative weights to any of its analyses in preparing the Chase Securities opinion. The matters considered by Chase Securities in its analyses were based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond Creative's, Ontogeny's and Reprogenesis' control and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Chase Securities are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

   The Creative board of directors selected Chase Securities to act as its financial advisor on the basis of Chase Securities' reputation as an internationally recognized investment banking firm with substantial expertise in transactions similar to the merger and because it is familiar with Creative and its business. As part of its financial advisory business, Chase Securities is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. The Chase Manhattan Corporation and its affiliates, including Chase Securities, in the ordinary course of business, have, from time to time, provided commercial and investment banking services to Creative and Reprogenesis and their affiliates, for which Chase Securities received usual and customary compensation and in the future may continue to provide such commercial and investment banking services. In addition, certain affiliates of Chase Securities hold approximately 15% of the outstanding capital stock of Reprogenesis. In the ordinary course of business, Chase Securities or its affiliates may trade in the equity securities of Creative for its own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

   Pursuant to a letter agreement dated February 9, 2000, Creative agreed to pay Chase Securities the following:

  . a fee of $250,000 upon delivery of the Chase Securities opinion; and

  . an additional fee of $1,000,000, against which the fee referred to in the bullet point above will be credited, payable upon the consummation of the merger, if the merger is consummated during the term of the letter agreement or within 12 months after the termination or expiration of the letter agreement.

   In addition, Creative has also agreed to reimburse Chase Securities for its reasonable out-of-pocket expenses (including the fees of its legal counsel) and to indemnify Chase Securities and certain related persons from and against certain liabilities in connection with its engagement, including certain liabilities under the federal securities laws, arising out of its engagement. Chase Securities has delivered to the Creative board of directors its consent to the use of its opinion in this joint proxy statement-prospectus.

Recommendation of Ontogeny's Board of Directors

   The Ontogeny board of directors has determined that the merger agreement and the merger are fair to, and in the best interests of, Ontogeny and its stockholders. Accordingly, the Ontogeny board of directors has approved the merger agreement and has recommended that the Ontogeny stockholders vote for approval of the merger agreement and the merger.

   In considering the recommendation of the Ontogeny board of directors, Ontogeny stockholders should be aware that Ontogeny's directors and executive officers have interests in the merger that are different from, or in addition to, those of Ontogeny's other stockholders, and Curis has agreed to provide indemnification to all of the directors and executive officers of Ontogeny. See "--Interests of Ontogeny Directors and Executive Officers in the Merger."

Opinion of Ontogeny's Financial Advisor

   Pursuant to an engagement letter dated January 28, 2000, Ontogeny retained SG Cowen Securities Corporation ("SG Cowen") to render an opinion to the board of directors of Ontogeny as to the fairness, from a financial point of view, to the stockholders of Ontogeny of the exchange ratio received in the merger.

   The merger agreement provides that each share of common stock of Ontogeny and each share of convertible preferred stock (series A through G) of Ontogeny will be converted into the right to receive 0.2564 (the "Ontogeny Exchange Ratio") of a share of Curis. On February 14, 2000, SG Cowen delivered certain of its written analyses and its oral opinion to the Ontogeny board of directors, subsequently confirmed in writing as of the same date, to the effect that and subject to the various assumptions set forth therein, as of February 14, 2000, the Ontogeny Exchange Ratio was fair, from a financial point of view, to the stockholders of Ontogeny. The full text of the written opinion of SG Cowen, dated February 14, 2000, is attached as Annex D and is incorporated by reference. Holders of Ontogeny stock are urged to read the opinion in its entirety for the assumptions made, procedures followed, other matters considered and limits of the review by SG Cowen. The summary of the written opinion of SG Cowen set forth herein is qualified in its entirety by reference to the full text of such opinion. SG Cowen's analyses and opinion were prepared for and addressed to the Ontogeny board of directors and are directed only to the fairness, from a financial point of view, of the Ontogeny Exchange Ratio, and do not constitute an opinion as to the merits of the merger or a recommendation to any stockholder as to how to vote on the proposed merger. The Ontogeny Exchange Ratio was determined through negotiations between Ontogeny, Creative and Reprogenesis and not pursuant to recommendations of SG Cowen.

   In arriving at its opinion, SG Cowen reviewed and considered such financial and other matters as it deemed relevant, including, among other things:

  . a draft of the merger agreement;

  . certain information for Ontogeny, including its financial statements for the years ended December 31, 1998 and December 31, 1997, and its financial information for the ten month period ended October 31, 1999 and certain other relevant financial and operating data furnished to SG Cowen by Ontogeny management;

  . certain information for Reprogenesis including its consolidated financial statements for the years ended December 31, 1998 and December 31, 1997, and its financial information for the year ended December 31, 1999 and certain other relevant financial and operating data furnished to SG Cowen by Reprogenesis management;

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

  . certain publicly available information for Creative, including its annual report filed on Form 10-K for each of the years ended December 31, 1998 and December 31, 1997, and its quarterly reports filed on Form 10-Q for each of the quarters ended March 31, June 30, and September 30, 1999 and certain other relevant financial and operating data furnished to SG Cowen by Creative management;

  . certain internal financial analyses, financial forecasts, reports and other information concerning Ontogeny, Creative and Reprogenesis (the "Forecasts") prepared by the management of Ontogeny, Creative and Reprogenesis, respectively;

  . First Call estimates and financial projections in securities analyst reports for Creative;

  . discussions SG Cowen has had with certain members of the management of each of Ontogeny, Creative and Reprogenesis concerning the historical and current business operations, financial conditions and prospects of Ontogeny, Creative and Reprogenesis and such other matters that SG Cowen deemed relevant;

  . certain operating results of Ontogeny, Creative and Reprogenesis as compared to operating results of certain publicly traded companies SG Cowen deemed relevant;

  . certain financial terms of the merger as compared to the financial terms of certain selected business combinations SG Cowen deemed relevant;

  . based on the Forecasts, the cash flows generated by Ontogeny, Creative and Reprogenesis on a stand-alone basis to determine the present value of the discounted cash flows;

  . certain pro forma financial effects of the merger; and

  . such other information, financial studies, analyses and investigations and such other factors that SG Cowen deemed relevant for the purposes of this opinion.

   In conducting its review and arriving at its opinion, SG Cowen, with Ontogeny's consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to it by Ontogeny, Creative and Reprogenesis or which was publicly available. SG Cowen did not undertake any responsibility for the accuracy, completeness or reasonableness of, or independently verify, this information. In addition, SG Cowen did not conduct any physical inspection of the properties or facilities of Ontogeny, Creative and Reprogenesis. SG Cowen further relied upon the assurance of management of Ontogeny that they were unaware of any facts that would make the information provided to SG Cowen incomplete or misleading in any respect.

   SG Cowen, with Ontogeny's consent, assumed that the Forecasts, including the cash flows used to determine the present value of the discounted cash flows, were reasonably prepared by the respective managements of Ontogeny, Creative and Reprogenesis on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of their respective corporations and that such projections provide a reasonable basis for its opinion. SG Cowen did not make or obtain any independent evaluations, valuations or appraisals of the assets or liabilities of Ontogeny, Creative and Reprogenesis, nor was SG Cowen furnished with these materials. With respect to all legal matters relating to Ontogeny, Creative and Reprogenesis, SG Cowen relied on the advice of legal counsel to Ontogeny. SG Cowen expresses no opinion with respect to any legal matter. SG Cowen's services to Ontogeny in connection with the merger were comprised solely of rendering an opinion from a financial point of view of the Ontogeny Exchange Ratio. SG Cowen's opinion was necessarily based upon economic and market conditions and other circumstances as they existed and could be evaluated by SG Cowen on the date of its opinion. It should be understood that although subsequent developments may affect its opinion, SG Cowen does not have any obligation to update, revise or reaffirm its opinion and SG Cowen expressly disclaims any responsibility to do so. Additionally, SG Cowen was not authorized or requested to, and did not, solicit alternative offers for Ontogeny or its assets, nor did SG Cowen investigate any other alternative transactions that may be available to Ontogeny.

   In rendering its opinion, SG Cowen assumed, in all respects material to its analysis, that the representations and warranties of each party contained in the merger agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the merger agreement and that all conditions to the consummation of the merger will be satisfied without waiver thereof. SG Cowen assumed that the final form of the merger agreement would be substantially similar to the last draft received by SG Cowen prior to rendering its opinion. SG Cowen also assumed that all governmental, regulatory and other consents and approvals contemplated by the merger agreement would be obtained and that, in the course of obtaining any of those consents, no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the merger.

   SG Cowen's opinion does not constitute a recommendation to any stockholder as to how the stockholder should vote on the proposed merger. SG Cowen's opinion does not imply any conclusion as to the likely trading range for Curis common stock following consummation of the merger or otherwise, which may vary depending on numerous factors that generally influence the price of securities. SG Cowen's opinion is limited to the fairness, from a financial point of view, of the Ontogeny Exchange Ratio. SG Cowen expresses no opinion as to the underlying business reasons that may support the decision of Ontogeny's board of directors to approve, or Ontogeny's decision to consummate, the merger.

   The following is a summary of all of the material financial analyses performed by SG Cowen to arrive at its opinion. Some of the summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses.

   Discounted Cash Flow Analysis. SG Cowen estimated a range of equity values for Ontogeny, Creative and Reprogenesis based upon the discounted present value of the projected after-tax cash flows described in the forecasts provided by management of these companies for the fiscal years ended December 31, 2000 through December 31, 2004, and of the terminal values at December 31, 2004 based upon multiples of revenues. Ontogeny and Creative provided alternative Forecasts, a base case and an upside case. After-tax cash flow was calculated by taking projected earnings before interest and taxes ("EBIT") and subtracting from this amount projected taxes, capital expenditures, changes in working capital and changes in other assets and liabilities and adding back projected depreciation and amortization. This analysis was based upon certain assumptions described by, projections supplied by and discussions held with the management of these companies. In performing this analysis, SG Cowen utilized discount rates ranging from 25% to 35%. SG Cowen utilized terminal multiples of revenues ranging from 4.0 times to 6.0 times. This analysis resulted in an implied ownership in Curis for Ontogeny stockholders of 31.3% to 39.2%.

   Analysis of Selected Precedent Transactions. SG Cowen reviewed the financial terms, to the extent publicly available, of six transactions (the "Drug Development Transactions") involving the acquisition of companies in the biotechnology industry, which were announced or completed since November 3, 1997. These transactions were (listed as acquiror/target):

  . Arris Pharmaceutical Corp./Sequana Therapeutics, Inc.

  . Corixa Corp./Ribi ImmunoChem Research, Inc.

  . Ligand Pharmaceutical, Inc./Seragen, Inc.

  . Merck & Co., Inc./SIBIA Neurosciences, Inc.

  . Proteus International Plc/Therapeutic Antibodies, Inc.

  . T Cell Sciences, Inc./Virus Research Institute, Inc.

   SG Cowen reviewed the market capitalization of common stock ("Equity Value") plus total debt less cash and equivalents ("Enterprise Value") paid in the Drug Development Transactions as a multiple of latest reported twelve month ("LTM") revenues and examined the multiples of Equity Value paid in the Drug Development Transactions to the book value of common shareholders' equity ("Book Value").

   The following table presents, for the periods indicated, the multiples implied by the ratio of Enterprise Value to LTM revenues and the ratio of Equity Value to Book Value. In calculating the Equity and Enterprise Values of Ontogeny used in this table and the following table, SG Cowen multiplied the total number of Curis shares to be issued to Ontogeny stockholders (using the treasury stock method) by an assumed price per share of Curis stock. The assumed price per share of Curis stock was calculated by dividing the Creative stock price on February 11, 2000 by the 0.30 exchange ratio applicable to its stockholders.

                                                                       Multiple
                                                                      Implied by
                                                                       Exchange
                                                                        Ratio
                                               Multiples for Drug      Received
                                            Development Transactions    in the
                                           -------------------------- Merger for
                                            Low   Mean  Median  High   Ontogeny
                                           ----- ------ ------ ------ ----------
Enterprise Value as a ratio of:
  LTM revenues............................ 7.27x 10.47x 10.52x 13.15x   39.01x
Equity Value as a ratio of:
  Book Value..............................  2.4x   3.8x   3.5x   5.3x     5.4x

   Although the Drug Development Transactions were used for comparison purposes, none of those transactions is directly comparable to the merger, and none of the companies in those transactions is directly comparable to Ontogeny. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the companies involved and other factors that could affect the acquisition value of such companies or Ontogeny to which they are being compared.

   Analysis of Selected Publicly Traded Companies. To provide contextual data and comparative market information, SG Cowen compared selected historical operating and financial data and ratios for Ontogeny to the corresponding financial data and ratios of selected Early-Stage and Mid-Stage Drug Development Companies (the "Drug Development Companies") whose securities are publicly traded and which SG Cowen believes have operating, market valuation and trading valuations similar to what might be expected of Ontogeny. These companies were:

   Selected Early-Stage and Mid-Stage Drug Development Companies

  . Ariad Pharmaceuticals, Inc.

  . Axys Pharmaceuticals, Inc.

  . Collateral Therapeutics, Inc.

  . Genzyme Molecular Oncology

  . Microcide Pharmaceuticals, Inc.

  . NeoRx Corp.

   The data and ratios included the Enterprise Value of the Drug Development Companies as a multiple of LTM revenues and the Equity Value of the Drug Development Companies as a multiple of the Book Value.

   The following table presents the multiples implied by the ratio of Enterprise Value to LTM revenues and Equity Value to Book Value for the Drug Development Companies and Ontogeny.

                                     Selected Early-Stage and  Multiple Implied
                                    Mid-Stage Drug Development   by Exchange
                                        Company Multiples       Ratio Received
                                    --------------------------  in the Merger
                                     Low   Mean  Median  High    for Ontogeny
                                    ----- ------ ------ ------ ----------------
Enterprise Value as a ratio of:
  LTM revenues..................... 9.25x 17.84x 14.01x 34.09x      39.01x
Equity Value as a ratio of:
  Book Value.......................  5.6x  11.0x   8.8x  20.6x        5.4x

   Although the Drug Development Companies were used for comparison purposes, none of those companies is directly comparable to Ontogeny. Accordingly, an analysis of the results of such a comparison is not purely mathematical, but instead involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the Drug Development Companies and other factors that could affect the public trading value of the Drug Development Companies or Ontogeny to which they are being compared.

   The summary set forth above does not purport to be a complete description of all the analyses performed by SG Cowen. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analyses and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. SG Cowen did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, notwithstanding the separate factors summarized above, SG Cowen believes, and has advised the Ontogeny board of directors, that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the process underlying its opinion. In performing its analyses, SG Cowen made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond the control of Ontogeny. These analyses performed by SG Cowen are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses do not purport to be appraisals or to reflect the prices at which businesses or securities may actually be sold. Accordingly, such analyses and estimates are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors. None of Ontogeny, SG Cowen or any other person assumes responsibility if future results are materially different from those projected. The analyses supplied by SG Cowen and its opinion were among several factors taken into consideration by the Ontogeny board of directors in making its decision to enter into the merger agreement and should not be considered as determinative of such decision.

   SG Cowen was selected by the Ontogeny board of directors to render an opinion to the Ontogeny board of directors because SG Cowen is a nationally recognized investment banking firm and because, as part of its investment banking business, SG Cowen is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, SG Cowen and its affiliates may actively trade the securities of Creative for their own account and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

   Pursuant to the SG Cowen engagement letter, Ontogeny has agreed to pay $750,000 to SG Cowen for rendering its opinion. Additionally, Ontogeny has agreed to reimburse SG Cowen for its out-of-pocket expenses, including attorneys' fees, and has agreed to indemnify SG Cowen against certain liabilities, including liabilities under the federal securities laws. The terms of the fee arrangement with SG Cowen, which are customary in transactions of this nature, were negotiated at arm's length between Ontogeny and SG Cowen, and the Ontogeny board of directors was aware of the arrangement. SG Cowen has delivered to the Ontogeny board of directors its consent to the use of its opinion in this joint proxy statement-prospectus.

Recommendation of Reprogenesis' Board of Directors

   The Reprogenesis board of directors has determined that the merger agreement and the merger are fair to, and in the best interests of, Reprogenesis and its stockholders. Accordingly, the Reprogenesis board of directors has unanimously approved the merger agreement and has unanimously recommended that the Reprogenesis stockholders vote for approval of the merger agreement and the merger.

   In considering the recommendation of the Reprogenesis board of directors, Reprogenesis stockholders should be aware that the members of the Reprogenesis board of directors and Reprogenesis executive officers have interests in the merger that are different from, or in addition to, those of Reprogenesis' other stockholders, and Curis has agreed to provide indemnification to all of the directors and executive officers of Reprogenesis. In connection with the merger, some of the directors and executive officers of Reprogenesis are entitled to severance arrangements. See "--Interests of Reprogenesis Directors and Executive Officers in the Merger."

Interests of Creative Directors and Executive Officers in the Merger

   In considering the recommendation of the board of directors of Creative to vote for the proposal to adopt the merger agreement, stockholders of Creative should be aware that members of the Creative board of directors and Creative's executive officers have agreements or arrangements that provide them with interests in the merger that differ from those of other Creative stockholders. The Creative board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the stockholders of Creative that they vote for the proposal to adopt the merger agreement.

   Governance Structure of Curis. Pursuant to the terms of the merger agreement, upon completion of the merger the board of directors of Curis will be initially comprised of seven individuals, three of whom will be designated by Creative, namely, James R. Tobin, Michael Rosenblatt and Martyn D. Greenacre.

   Key Employee Employment Agreements. Creative has entered into employment agreements with a number of its executive officers, namely Michael M. Tarnow, Charles Cohen, Cheryl K. Lawton, Steven L. Basta and Carl M. Cohen. These officers will be entitled to severance payments equal to one year of their base compensation upon the termination of their employment following the merger.

   Creative Stock Options. As of April 30, 2000, Creative's executive officers and directors, and their respective affiliates, held options to purchase 3,625,302 shares of Creative common stock, at exercise prices ranging from $2.03 to $10.06 per share, all of which were vested. On February 8, 2000, the Creative board of directors approved amendments to some of the stock option agreements of its directors and executive officers to provide for the immediate acceleration of all of their unvested stock options and to provide that upon such person's termination of employment or removal from the board of directors, as applicable, in connection with the merger, all vested stock options will remain exercisable for up to one year following the date of such termination or removal, as applicable. Vesting for approximately 1,264,000 options was accelerated, and the exercise period for 2,361,000 vested options was extended, resulting in a charge of $3,139,000 in the three months ended March 31, 2000.

   On February 8, 2000, Creative loaned to two executive officers an aggregate of $1,131,380, which was equal to the aggregate exercise price of incentive stock options exercised by them on the same date. The officers immediately used these funds to pay Creative the exercise price of such incentive stock options. These full recourse loans each bear interest at an annual rate of 7.0% and the principal is due and payable on the earlier of May 8, 2002 or 30 days following the sale of the stock purchased with these funds.

   Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, Curis will honor Creative's obligations to indemnify and provide advancement of expenses to its current and former directors and officers for acts or omissions occurring prior to the completion of the merger to the fullest extent permitted by law. The obligation of Curis will continue until the later of the expiration of the applicable statute of limitations with respect to any claims or, in the case of claims made prior to the expiration of the applicable statute of limitations, the final disposition of such claims. The merger agreement also provides that, upon completion of the merger, Curis will maintain, for a period of six years after completion of the merger, directors' and officers' liability insurance policies covering the current persons covered by the policies of directors' and officers' liability insurance maintained by Creative on terms no less favorable to those persons as the present policies of directors' and officers' liability insurance maintained by Creative.

Interests of Ontogeny Directors and Executive Officers in the Merger

   In considering the recommendations of the Ontogeny board of directors to vote for the proposal to adopt the merger agreement, Ontogeny stockholders should be aware that the executive officers and directors of Ontogeny have interests in the merger that differ from, or are in addition to, those of other Ontogeny stockholders. The Ontogeny board of directors was aware of these potential conflicts and considered them in reaching its decision to approve the merger agreement and recommend that Ontogeny stockholders vote for approval of the merger agreement and the merger.

   Governance Structure of Curis. Pursuant to the terms of the merger agreement, upon completion of the merger, the board of directors of Curis will be initially comprised of seven individuals, three of whom will be designated by Ontogeny, namely Dr. Platika, Ruth B. Kunath and Douglas A. Melton. In addition, some of Ontogeny's executive officers will serve as executive officers of Curis, including Dr. Platika, Lee L. Rubin, George A. Eldridge and Bruce A. Leicher.

   Ontogeny Restricted Stock and Options Being Assumed by Curis. As of April 30, 2000, Ontogeny's executive officers and directors, and their respective affiliates, held 207,085 shares of restricted stock and options to purchase 2,115,415 shares of Ontogeny common stock, at exercise prices ranging from $0.10 to $4.00 per share, of which 43,111 shares of such restricted stock and 1,243,833 options were unvested. Upon the closing of the merger, the directors will receive acceleration of 166,750 shares subject to options granted to them and Dr. Platika will receive acceleration of 362,222 shares subject to options granted to him and pursuant to restricted stock agreements.

   Employment Agreements. On June 17, 1996, Ontogeny entered into an employment agreement with Dr. Platika, its president and chief executive officer. The agreement entitles him to severance equal to twelve months of his most recent salary and the forgiveness of the then outstanding principal balance on a loan in the original principal amount of $500,000 from Ontogeny to him in the event of his termination without cause by Ontogeny or its successor.

   Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, Curis will honor Ontogeny's obligations to indemnify and provide advancement of expenses to its current and former directors and officers for acts or omissions occurring prior to the completion of the merger to the fullest extent permitted by law. The obligation of Curis will continue until the later of the expiration of the applicable statute of limitations with respect to any claims or, in the case of claims made prior to the expiration of the applicable statute of limitations, the final disposition of such claims. The merger agreement also provides that, upon completion of the merger, Curis will maintain, for a period of six years after completion of the merger, directors' and officers' liability insurance policies covering the current persons covered by the policies of directors' and officers' liability insurance maintained by Ontogeny on terms no less favorable to those persons as the present policies of directors' and officers' liability insurance maintained by Ontogeny.

Interests of Reprogenesis Directors and Executive Officers in the Merger

   In considering the recommendation of the board of directors of Reprogenesis to vote for the proposal to adopt the merger agreement, stockholders of Reprogenesis should be aware that some of the board of directors and executive officers of Reprogenesis have agreements or arrangements that provide them with interests in the merger that differ from those of other Reprogenesis stockholders. The Reprogenesis board of directors was aware of these agreements and arrangements during its deliberations of the merits of the merger and in determining to recommend to the stockholders of Reprogenesis that they vote for the proposal to adopt the merger agreement.

   Governance of Curis. Pursuant to the terms of the merger agreement, upon completion of the merger, the board of directors of Curis will be initially comprised of seven individuals, one of whom, James R. McNab, Jr., will be designated by Reprogenesis. In addition, some of Reprogenesis' executive officers will serve as executive officers of Curis, including James S. Sigler and Lynn G. Baird.

   Key Employee Agreements. Reprogenesis has entered into agreements with a number of its key employees, namely Dr. Omstead, Dr. Baird, Mr. Sigler, Frank
T. Gentile, Kermit M. Borland and Michael P. Gray. Under these agreements, these employees will be entitled to severance payments ranging in amount from three months to one year of their base compensation upon their termination without cause or termination by them for good reason. Good reason generally includes a material change or diminution in their responsibilities or duties and, in some instances, relocation. Because Dr. Omstead will not be employed by Curis following the merger, he will be entitled to severance payments equal to one year of his base compensation upon the termination of his employment.

   Reprogenesis Stock Options and Restricted Shares. As of April 30, 2000, Reprogenesis' executive officers and directors, and their respective affiliates, held 300,000 shares of restricted stock and options to purchase 1,299,955 shares of Reprogenesis common stock at exercise prices ranging from $0.10 to $2.50 per share, of which 249,875 options were unvested. All but 10,000 of these unvested options will accelerate and become immediately vested upon the closing of the merger. The restrictions on all the shares of Reprogenesis restricted stock will terminate, and the holder of such shares will have a vested right in such shares, upon the closing of the merger. In addition, the Reprogenesis board of directors approved amendments to the stock option agreements of its executive officers to provide that upon their termination of employment or other business relationship with Reprogenesis for any reason other than death, disability or the acceptance of other employment with Reprogenesis, all stock options held by them will remain exercisable for the option period specified in the stock option agreements. Reprogenesis has also agreed to loan to Dr. Omstead $206,000 to be used to pay taxes in connection with a restricted stock award to Dr. Omstead. Such loan does not bear interest and is payable upon Dr. Omstead's receipt of severance benefits.

   Indemnification and Insurance. The merger agreement provides that, upon completion of the merger, Curis will honor Reprogenesis' obligations to indemnify and provide advancement of expenses to its current and former directors and officers for acts or omissions occurring prior to the completion of the merger to the fullest extent permitted by law. The obligation of Curis will continue until the later of the expiration of the applicable statute of limitations with respect to any claims or, in the case of claims made prior to the expiration of the applicable statute of limitations, the final disposition of such claims. The merger agreement also provides that, upon completion of the merger, Curis will maintain, for a period of six years after completion of the merger, directors' and officers' liability insurance policies covering the current persons covered by the policies of directors' and officers' liability insurance maintained by Reprogenesis on terms no less favorable to those persons as the present policies of directors' and officers' liability insurance maintained by Reprogenesis.

Completion and Effectiveness of the Merger

   The merger will be completed when all of the conditions to completion of the merger are satisfied or waived, including the adoption of the merger agreement by the stockholders of Creative, Ontogeny and Reprogenesis. The merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware and the articles of merger with the Secretary of State of the State of Texas.

   We are working towards completing the merger as quickly as possible. We expect to complete the merger in July 2000.

Structure of the Merger and Conversion of Creative, Ontogeny and Reprogenesis Stock

   Structure. To accomplish the combination of their businesses, Creative, Ontogeny and Reprogenesis formed a new company, Curis, Inc. After the merger, Curis initially will be owned approximately 43% by the stockholders of Creative, approximately 38% by the stockholders of Ontogeny and approximately 19% by the stockholders of Reprogenesis. At the time the merger is completed, Creative, Ontogeny and Reprogenesis will merge with and into Curis, the separate corporate existence of each of Creative, Ontogeny and Reprogenesis shall cease and Curis shall, as the surviving corporation in the merger, continue its existence under the provisions of the Delaware General Corporation Law.

   Conversion of Creative, Ontogeny and Reprogenesis Stock. When the merger is completed:

  . Creative common stockholders will receive 0.3 shares of Curis common stock for each share they own;

  . Ontogeny stockholders will receive 0.2564 shares of Curis common stock for each share of common stock and preferred stock they own;

  . Holders of the capital stock of Reprogenesis or options or warrants to acquire the capital stock of Reprogenesis will be entitled to receive an aggregate number of shares of Curis common stock (either upon the completion of the merger or subsequent thereto upon exercise of such options and warrants) equal to 0.1956 multiplied by the total number of shares of Reprogenesis capital stock outstanding or subject to options or warrants at the time of the merger. These shares of Curis common stock are referred to as the Reprogenesis fully diluted merger consideration. In addition to the number of shares that each holder of Reprogenesis series A preferred stock will receive as discussed below, each holder of Reprogenesis series A preferred stock will receive for each share of Reprogenesis series A preferred stock that they own a number of shares of Curis common stock equal to the Reprogenesis series A consideration divided by 2,702,702. The Reprogenesis series A consideration is the lesser of (A) that number of shares of Curis common stock whose aggregate trailing average market price is equal to $6 million and (B) the Reprogenesis fully diluted merger consideration. The trailing average market price for a share of Curis common stock is the average of the last reported sales price of Creative common stock or, in case no such reported sales take place on such day, the average of the reported bid and asked prices of Creative common stock, or, if the bid and asked prices are not reported on such day, the value of the Creative common stock as reasonably determined in good faith by the Reprogenesis board of directors, on each of the 20 consecutive business days ending on the fifth day prior to the merger, divided by 0.3. After payment of the Reprogenesis series A consideration, the holders of Reprogenesis common stock, series A preferred stock and series B preferred stock will receive for each share of Reprogenesis common stock, series A preferred stock and series B preferred stock that they own a number of shares of Curis common stock equal to 0.1956 multiplied by a fraction, the numerator of which is the Reprogenesis fully diluted merger consideration less the Reprogenesis series A consideration and the denominator of which is the Reprogenesis fully diluted merger consideration.

   The exchange ratios set forth in the merger agreement used to calculate the number of shares of Curis stock issuable in the merger will be correspondingly adjusted for any stock split, stock dividend or similar event with respect to the Curis common stock or capital stock of Creative, Ontogeny or Reprogenesis effected between the date of the merger agreement and the effective time of the merger.

Book-Entry Accounts

   When the merger is completed, the exchange agent will mail to you a letter of transmittal and instructions for use in surrendering your Creative, Ontogeny or Reprogenesis stock certificates. Physical certificates representing shares of Curis common stock will not be issued as a result of the merger. Rather than issuing physical certificates for shares of Curis common stock, the exchange agent will credit such shares to book-entry accounts maintained by the transfer agent for the benefit of the respective holders upon surrender of Creative, Ontogeny or Reprogenesis stock certificates. This method of holding stock eliminates the need for actual stock certificates to be issued and eliminates the requirements for physical movement of Curis stock certificates at the time of the merger. Promptly following the crediting of shares to your respective book-entry accounts, you will receive a stock distribution statement from the exchange agent evidencing your holdings, as well as general information on the book-entry form of ownership.

   You are not required to maintain a book-entry account, and you may obtain a stock certificate for all or a portion of your Curis shares received as part of the merger at no cost to you. Instructions describing how you can obtain stock certificates will be included with the stock distribution statement mailed to you.

   Creative, Ontogeny and Reprogenesis stockholders will receive payment in cash, without interest, in lieu of any fractional shares of Curis stock which would have been otherwise issuable to them as a result of the merger.

Treatment of Creative, Ontogeny and Reprogenesis Stock Options

   When the merger is completed, each outstanding Creative stock option, Ontogeny stock option and Reprogenesis stock option will automatically and without any action by the option holder be converted into an option to purchase a number of shares of Curis common stock equal to the number of shares that would have been obtained before the merger upon exercise of the option, multiplied by the relevant exchange ratio or formula. The exercise price per share of Curis common stock will be equal to the exercise price per share before the conversion divided by the relevant exchange ratio or formula. The other terms and conditions of each Creative, Ontogeny and Reprogenesis option will continue to apply.

   Promptly following completion of the merger, Curis will file a registration statement covering the shares of Curis common stock subject to each Creative, Ontogeny and Reprogenesis option and will maintain the effectiveness of that registration statement for as long as any of the options remain outstanding.

Treatment of Outstanding Warrants


   Treatment of Reprogenesis Warrants. When the merger is completed, pursuant to the terms of each outstanding warrant to purchase Reprogenesis common stock (except for the warrant to purchase 21,667 shares of Reprogenesis common stock held by TBCC Funding Trust II), if the value of the Curis common stock that is issuable as a result of the merger with respect to shares of the Reprogenesis common stock exceeds the stock purchase price (as defined in the warrant), the warrant will expire unless exercised prior to the completion of the merger. To the extent there are any outstanding warrants to purchase Reprogenesis common stock at the completion of the merger that have not expired, each of these warrants will automatically and without any action by the warrant holder be converted into a warrant to acquire a number of shares of Curis common stock equal to the number of shares that would have been obtained before the merger upon exercise of the warrant multiplied by the number obtained from the Reprogenesis formula described on page 56. The exercise price per share of Curis common stock will be equal to the exercise price per share before the conversion divided by the number obtained from the Reprogenesis formula described on page 56. The other terms and conditions of the Reprogenesis warrants will continue to apply.

   Treatment of Ontogeny Warrants. When the merger is completed, each outstanding warrant to purchase Ontogeny capital stock will automatically and without any action by the warrant holder be converted into a warrant to acquire, a number of shares of Curis common stock equal to the number of shares that would have been obtained before the merger upon exercise of the warrant multiplied by the Ontogeny exchange ratio. The exercise price per share of Curis common stock will be equal to the exercise price per share before the conversion divided by the Ontogeny exchange ratio. The other terms and conditions of the Ontogeny warrants will continue to apply.

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Material United States Federal Income Tax Consequences of the Merger

   Generally. The following discussion of the material United States federal income tax considerations generally applicable to United States holders of Creative common stock, Reprogenesis common and preferred stock, and Ontogeny common and preferred stock who hold such stock as a capital asset and who, pursuant to the merger, exchange their stock for Curis common stock is based on the Internal Revenue Code, Treasury Regulations under the Internal Revenue Code, and existing judicial and administrative rulings and decisions, each as of the date of this joint proxy statement-prospectus, all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretation.

   This discussion does not purport to address all aspects of federal income taxation that may affect particular stockholders in light of their individual circumstances. In addition, the discussion does not address any tax consequences to stockholders subject to special rules under federal income tax law. Examples of such holders include insurance companies, tax-exempt organizations, financial institutions, broker-dealers, foreign individuals or entities, stockholders who hold their stock as part of a hedge, appreciated financial position, straddle or conversion transaction, stockholders who do not hold their stock as capital assets and stockholders who have acquired their stock on the exercise of employee stock options or otherwise as compensation. In addition, this discussion and such opinions do not consider the effect of any applicable state, local, or foreign tax laws. Each Creative, Reprogenesis, and Ontogeny stockholder is urged to consult its tax advisor with respect to the specific tax consequences of the merger to it, including the effect of United States federal, state, and local and foreign and other tax laws, and the effect of possible changes in the tax laws.

   Creative, Reprogenesis, Ontogeny and Curis have not requested, and do not plan to request, any rulings from the Internal Revenue Service concerning the tax consequences of the merger. The statements in this joint proxy statement-prospectus and the opinions of counsel that are described herein are not binding on the Internal Revenue Service or a court. As a result, neither Creative, Reprogenesis, Ontogeny, nor Curis can assure you that the tax considerations or opinions contained in this discussion will not be challenged by the Internal Revenue Service or sustained by a court if challenged by the Internal Revenue Service.

   It is a condition of the obligations of each of Creative, Reprogenesis and Ontogeny to effect the merger that Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. in the case of Creative, Baker Botts L.L.P. in the case of Reprogenesis and Foley, Hoag & Eliot L.L.P. in the case of Ontogeny, deliver an opinion based on facts, representations, and assumptions stated in that opinion to the effect that for federal income tax purposes, the merger of its client into Curis will constitute a tax-free reorganization, or a part of a tax-free reorganization, within the meaning of Section 368(a) of the Internal Revenue Code.

   Assuming the merger of each of Creative, Reprogenesis and Ontogeny into Curis is treated as described in the above opinions and that the facts, representations and assumptions upon which such opinions are based are true, there will be the following federal income tax consequences:

   Federal Income Tax Consequences to Creative, Reprogenesis, Ontogeny and Curis. For federal income tax purposes, no gain or loss will be recognized by each of Creative, Reprogenesis, Ontogeny, and Curis solely as a result of the merger.

   Federal Income Tax Consequences to Creative, Reprogenesis and Ontogeny Stockholders. For federal income tax purposes, (i) no gain or loss will be recognized by the stockholders of each of Creative, Reprogenesis and Ontogeny upon the conversion of shares of Creative, Reprogenesis and Ontogeny stock, respectively, into shares of Curis common stock, (ii) the aggregate tax basis of the shares of Curis common stock received in exchange for Creative, Reprogenesis and Ontogeny stock pursuant to the merger (including a fractional share of Curis common stock for which cash is received) will be the same as the aggregate tax basis of such shares of Creative, Reprogenesis and Ontogeny stock, respectively, (iii) the holding period for the

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shares of Curis common stock received in exchange for shares of Creative,
Reprogenesis and Ontogeny stock will include the holder's holding period for such shares of Creative, Reprogenesis and Ontogeny stock, respectively, if such shares of Creative, Reprogenesis or Ontogeny stock were held as a capital asset at the time of the merger and (iv) a stockholder of Creative, Reprogenesis or Ontogeny who receives cash in lieu of a fractional share of Curis common stock will recognize gain (or loss) equal to the difference, if any, between the cash payment received and the portion of the tax basis in the Curis common stock received that is allocable to such fractional share. Such gain (or loss) will be a long-term capital gain (or loss) if such fractional share of Curis common stock is considered to have been held for more than one year at the time of the merger.

   The opinions described above do not apply to stockholders who exercise dissenter's rights (in the case of Reprogenesis stockholders) or appraisal rights (in the case of Ontogeny stockholders). A holder of Reprogenesis stock or Ontogeny stock who exercises dissenter's rights or appraisal rights with respect to the merger and receives cash for shares of Reprogenesis or Ontogeny stock will generally recognize gain (or loss) measured by the difference between the amount of cash received and the stockholder's basis in those shares which will be a capital gain or loss if the shares of Reprogenesis or Ontogeny stock were held as a capital asset at the time of the merger and, provided that the payment is not treated as a dividend pursuant to Section 302 of the Internal Revenue Code or otherwise. A sale of shares based on an exercise of dissenter's rights or appraisal rights generally will not be treated as a dividend if the stockholder exercising dissenter's rights or appraisal rights owns no shares of Curis immediately after the merger, after giving effect to the constructive ownership rules pursuant to the Internal Revenue Code. The capital gain or loss will be long-term capital gain or loss if the holder's holding period for the shares is more than one year.

   If the Internal Revenue Service were to successfully challenge the "reorganization" status of the merger as to one or more of Creative, Reprogenesis and Ontogeny, then each stockholder of such corporation would recognize taxable gain (or loss) with respect to the stock surrendered, measured by the difference between (i) the fair market value, as of the time of the merger, of the Curis common stock received in the merger, and (ii) the stockholder's tax basis in the stock surrendered therefor in the merger. In such event, a stockholder's aggregate basis in the Curis common stock so received would equal its fair market value as of the time of the merger and the holding period for such stock would begin the day after the merger.

   Creative, Reprogenesis and Ontogeny stockholders will be required to attach a statement to their tax returns for the year of the merger that contains the information listed in Treasury Regulation Section 1.368-3(b). That statement must include the stockholder's tax basis in the stockholder's Creative, Reprogenesis or Ontogeny stock and a description of the Curis common stock received therefor. Creative, Reprogenesis and Ontogeny stockholders are urged to consult their tax advisors with respect to this statement and any other tax reporting requirements.

   Certain noncorporate holders of Creative, Reprogenesis and Ontogeny stock may be subject to backup withholding at a rate of 31% on cash payments received in lieu of a fractional share of Curis common stock or upon the exercise of dissenter's rights or appraisal rights (in the case of Reprogenesis and Ontogeny stockholders). Backup withholding will not apply, however, to a stockholder who (1) furnishes a correct taxpayer identification number and certifies that it is not subject to backup withholding on the substitute W-9 or successor form included in the letter of transmittal to be delivered to Creative, Reprogenesis and Ontogeny stockholders following the completion of the merger, (2) provides a certification of foreign status on Form W-8 or successor form, or (3) is otherwise exempt from backup withholding.

   The foregoing discussion is not intended to be a complete analysis or description of all potential United States federal income tax consequences or any other consequences of the merger. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a stockholder's individual circumstances. Accordingly, we urge Creative, Ontogeny and Reprogenesis stockholders to consult their own tax advisors as to the specific consequences to them of the merger, including the applicable federal, state, local and foreign tax consequences of the merger.

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Accounting Treatment of the Merger

   Accounting Treatment. The merger of Creative, Ontogeny and Reprogenesis will be accounted for under the purchase method of accounting for business combinations, with Creative being the acquiring company for accounting purposes.

Restrictions on Sales of Shares by Affiliates of Creative, Ontogeny and Reprogenesis

   The shares of Curis common stock to be issued in connection with the merger will be registered under the Securities Act of 1933 and will be freely transferable under the Securities Act, except for shares of common stock issued to any person who is deemed to be an "affiliate" of any of Creative, Ontogeny and Reprogenesis at the time of the special meetings. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under the common control of any of Creative, Ontogeny and Reprogenesis and may include our executive officers and directors, as well as our significant stockholders. Affiliates may not sell their shares of Curis common stock acquired in connection with the merger except pursuant to:

  . an effective registration statement under the Securities Act covering the resale of those shares;

  . an exemption under paragraph (d) of Rule 145 under the Securities Act; or

  . any other applicable exemption under the Securities Act.

   Curis' registration statement on Form S-4, of which this joint proxy statement-prospectus forms a part, does not cover the resale of shares of Curis common stock to be received by such affiliates in the merger.

Nasdaq National Market Listing of Curis Common Stock to be Issued in the Merger

   Curis will file a listing application with the Nasdaq National Market to cause the shares of Curis common stock to be issued in connection with the merger to be listed for trading on the Nasdaq National Market under the symbol "CRIS."

Appraisal/Dissenters' Rights

   Delaware Appraisal Rights Applicable to Ontogeny's Stockholders. The following summary of the provisions of Section 262 of the Delaware General Corporation Law is not intended to be a complete statement of the provisions and is qualified in its entirety by reference to the full text of Section 262 of the Delaware General Corporation Law, copies of which are attached to this joint proxy statement-prospectus as Annex F and is incorporated into this summary by reference.

   Under Delaware law, Creative stockholders are not entitled to appraisal rights in connection with the merger. However, holders of Ontogeny common stock and preferred stock are entitled to appraisal rights under Delaware law.

   If the merger is approved by the required vote of Ontogeny's stockholders, each holder of Ontogeny common stock and preferred stock who (1) files written notice with Ontogeny of an intention to exercise rights to appraisal of his, her or its shares prior to the Ontogeny special meeting, and (2) does not vote in favor of the merger and who follows the procedures set forth in Section 262, will be entitled to have his or her Ontogeny common stock or preferred stock purchased by the surviving corporation for cash at the fair market value of the shares of Ontogeny common stock or preferred stock, as the case may be. The fair market value of shares of Ontogeny common stock and preferred stock will be determined by the Delaware Court of Chancery, exclusive of any element of value arising from the merger. The shares of Ontogeny common stock and preferred stock with respect to which holders have perfected their appraisal rights in accordance with Section 262 and have not effectively withdrawn or lost their appraisal rights are referred to in this joint proxy statement-prospectus as the "dissenting shares."

   Within ten days after the effective date of the merger, Curis, as the surviving corporation in the merger, must mail a notice to all stockholders who have complied with (1) and (2) above notifying such stockholders of the effective date of the merger. Within 120 days after the effective date, holders of Ontogeny common stock and preferred stock may file a petition in the Delaware Court of Chancery for the appraisal of their shares, although

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they may, within 60 days of the effective date, withdraw their demand for appraisal. Within 120 days of the effective date, the holders of dissenting shares may also, upon written request, receive from Curis a statement setting forth the aggregate number of shares with respect to which demands for appraisals have been received.

   If any holder of Ontogeny common stock or preferred stock who demands the appraisal and purchase of his or her shares under Section 262 fails to perfect, or effectively withdraws or loses the right to the purchase, his or her shares will be converted into a right to receive a number of shares of Curis common stock, in accordance with the terms of the merger agreement. Dissenting shares lose their status as dissenting shares if:

  . the merger is abandoned;

  . the shares are transferred prior to their submission for the required endorsement;

  . the dissenting stockholder fails to make a timely written demand for appraisal;

  . the dissenting shares are voted in favor of the merger;

  . neither Ontogeny nor the stockholder files a complaint or intervenes in a pending action within 120 days after mailing of the approval notice; or

  . the stockholder delivers to Curis, as the surviving corporation, a written withdrawal of the stockholder's demand for appraisal of the dissenting shares.

   Failure to follow the steps required by Section 262 of the Delaware General Corporation Law for perfecting appraisal rights may result in the loss of appraisal rights, in which event an Ontogeny stockholder will be entitled to receive the consideration with respect to the holder's dissenting shares in accordance with the merger agreement. In view of the complexity of the provisions of Section 262 of the Delaware General Corporation Law, stockholders who are considering objecting to the merger should consult their own legal advisors.

   Texas Dissenters' Rights Applicable to Reprogenesis Stockholders. Any stockholder of record of Reprogenesis may exercise dissenters' rights in connection with the merger by properly complying with the requirements of Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act. By exercising dissenter's rights, any such stockholder would have the "fair value" of his shares of Reprogenesis common or preferred stock, as the case may be, determined by a court and paid to him in cash, instead of receiving Curis common stock. The following is a general summary of dissenters' rights and is qualified by its entirety by reference to Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act. The full text of these articles is set forth in Annex G. You should read Annex G in its entirety for more complete information concerning your right to dissent from the merger.

   Each holder of shares of Reprogenesis common stock or preferred stock outstanding as of the record date for the special stockholders' meeting to be held by Reprogenesis for purposes of approving the merger agreement who follows the procedures set forth in Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act will be entitled to demand the purchase of that stockholder's shares of Reprogenesis common stock or preferred stock for a purchase price equal to the fair value of that holder's shares. Under Texas law, fair value of shares for purposes of the exercise of dissenter's rights is defined as the value of the shares as of the day immediately preceding the day the vote is taken authorizing the merger, excluding any appreciation or depreciation in value of the shares in anticipation of the proposed merger.

   In order to be entitled to exercise dissenters' rights, a stockholder must file a written objection to the merger with Reprogenesis prior to the date of the stockholders meeting called to consider the merger. The written objection must state such stockholder will exercise his right to dissent if the merger becomes effective and give the stockholder's address where notice of the effectiveness of the merger should be delivered or mailed. Reprogenesis stockholders who desire to exercise their dissenters' rights should send this written objection to Reprogenesis, 21 Erie Street, Suite 22, Cambridge, Massachusetts 02139, Attention: Secretary. Neither a proxy nor a vote against the merger are sufficient to constitute a written objection as required under the Texas Business Corporation Act.

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

   If the merger is approved by the Reprogenesis stockholders and subsequently becomes effective, within 10 days of the effectiveness of the merger, Curis must deliver or mail notice of the effectiveness of the merger to each dissenting stockholder that did not vote in favor of the merger. Any dissenting stockholder that did not vote in favor of the merger may then make a written demand on Curis for the payment of the fair value of the stockholder's shares within 10 days from the delivery or mailing of the notice of Curis. Such demand must state the number and class of shares of Reprogenesis stock owned by the dissenting stockholder and the dissenting stockholder's estimate of the fair value of his Reprogenesis stock. Any stockholder that fails to make such a demand within the 10-day period will lose the right to dissent and will be bound by the terms of the merger. In order to preserve dissenters' rights, within 20 days of making a demand for payment, a dissenting stockholder must also submit such stockholder's stock certificates to Curis for the appropriate notation of the demand. Curis at its option may terminate the dissenting stockholder's rights under Article 5.12 of the Texas Business Corporation Act for failure to submit the stock certificates within the 20-day period unless a court of competent jurisdiction directs otherwise upon a showing to the court that there is good and sufficient cause.

   Within 20 days of receipt of a proper demand for payment by a dissenting Reprogenesis stockholder, Curis must deliver or mail to the dissenting stockholder written notice that either (1) Curis accepts the amount the dissenting stockholder claimed and agrees to pay the amount of the stockholder's demand within 90 days after the effectiveness of the merger upon receipt of the dissenting stockholder's duly endorsed Reprogenesis share certificates or (2) (A) contains an estimate by Curis of the fair value of the dissenting stockholders' Reprogenesis stock and (B) includes an offer to pay the amount of its estimate within 90 days after the effectiveness of the merger, provided that Curis receives notice from the stockholder within 60 days after the effective date of the merger that the dissenting stockholder agrees to accept Curis' estimate and upon receipt of the dissenting stockholder's duly endorsed Reprogenesis stock certificates.

   If the dissenting stockholder and Curis agree upon the value of the dissenting stockholder's shares within 60 days after effectiveness of the merger, Curis shall pay the amount of the agreed value to the dissenting stockholder upon receipt of the dissenting stockholder's duly endorsed share certificates within 90 days of the effectiveness of the merger. Upon payment of the agreed value, the dissenting stockholder will no longer have any interest in such shares of Reprogenesis or Curis.

   If the dissenting stockholder and Curis do not agree upon the value of the dissenting stockholder's shares within 60 days after the effectiveness of the merger, then either the dissenting stockholder or Curis may, within 60 days after the expiration of that 60-day period, file a petition in a court of competent jurisdiction in the county in which the principal office of Reprogenesis is located, seeking a determination of the fair value of the dissenting stockholder's Reprogenesis shares. Please consult your own legal counsel regarding the proper court for such filing. Curis shall file with the court a list of all stockholders who have demanded payment for their shares with whom an agreement as to value has not been reached within 10 days following receipt of the petition filed by a dissenting stockholder or upon the filing of such a claim by Curis. The clerk of the court will give notice of the hearing of any such claim to Curis and to all of the dissenting stockholders on the list provided by Curis. All dissenting stockholders notified in this manner and Curis will be bound by the final judgment of the court as to the value of the shares.

   In considering such a petition, the court will determine which of the dissenting stockholders have complied with the provisions of the Texas Business Corporation Act and are entitled to the payment of the fair value of their shares and will appoint one or more qualified appraisers to determine the fair value of the shares who are directed to make such determination "upon such investigation as to them may seem proper." The appraisers will also allow the dissenting stockholders and the corporation to submit to them evidence as to the fair value of the shares.

   Upon receipt of the appraisers' report, the court will determine the fair value of the shares of the dissenting stockholders and will direct the payment to the dissenting stockholders of the amount of the fair value of their shares, with interest from the date 91 days after the effectiveness of the merger to the date of the

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judgment, by Curis, upon receipt of the dissenting stockholder's share certificates. Upon payment of the judgment, the dissenting stockholders will no longer have any interest in such shares of Reprogenesis or Curis.

   Any dissenting stockholder may withdraw his or her demand at any time before receiving payment for the shares or before a petition has been filed seeking determination of the fair value of the shares. No dissenting stockholder may withdraw his or her demand after payment has been made or, unless Curis consents to the withdrawal, where a petition has been filed.

   Any dissenting stockholder who has properly demanded payment for his or her shares of Reprogenesis stock will not have any rights as a stockholder, except the right to receive payment for such shares and the right to claim that the merger and the related transactions were fraudulent.

   Failure to follow the steps required by Articles 5.11, 5.12 and 5.13 of the Texas Business Corporation Act for perfecting dissenters' rights may result in the loss of dissenters' rights, in which event a Reprogenesis stockholder will be entitled to receive the consideration with respect to the holder's dissenting shares in accordance with the merger agreement. In view of the complexity of Article 5.11, 5.12 and 5.13 of the Texas Business Corporation Act, if any stockholder is considering dissenting from the merger, he or she is urged to consult his or her own legal counsel.

Delisting and Deregistration of Creative Common Stock after the Merger

   When the merger is completed, Creative's common stock will be delisted from the Nasdaq National Market and will be deregistered under the Securities Exchange Act of 1934.

The Merger Agreement

   The detailed terms of and conditions to the merger are contained in the merger agreement, a copy of which is attached as Annex A to this joint proxy statement-prospectus. The following summary of certain provisions of the merger agreement is qualified in its entirety by reference to the full text of the merger agreement. The merger agreement is incorporated into this joint proxy statement-prospectus by this reference. For the purposes of this section, each of Creative, Ontogeny and Reprogenesis is referred to as a "party" or by its name. Curis is referred to by its name only.

 Conditions to the Merger

   Conditions to Each Party's Obligations. The obligations of each of the parties to effect the merger are subject to the satisfaction of specified conditions before completion of the merger, including the following:

  . the SEC shall have declared the registration statement of which this joint proxy statement-prospectus forms a part, to be effective, and no stop order shall be in effect and no proceeding seeking a stop order shall be threatened or pending;

  . the adoption of the merger agreement and the merger by the affirmative vote of:

    . a majority of the outstanding shares of Creative common stock;

    . a majority of the votes that may be cast by the outstanding shares of Ontogeny common stock and Ontogeny preferred stock, voting together as one group, and 66 2/3% of the outstanding shares of Ontogeny series A convertible preferred stock, Ontogeny series B convertible preferred stock, Ontogeny series E convertible preferred stock and Ontogeny series F convertible preferred stock, voting together as a separate class; and

    . 66 2/3% of the outstanding shares of Reprogenesis common stock and Reprogenesis preferred stock, voting together as one group; 66 2/3% of the outstanding shares of Reprogenesis series A preferred stock, voting separately as a class; and 66 2/3% of the outstanding shares of Reprogenesis series B preferred stock, voting separately as a class;

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  . the expiration or termination of the waiting periods under the Hart-
    Scott-Rodino Antitrust Improvements Act of 1976, if applicable;

  . the absence of any law, order or injunction prohibiting completion of the merger;

  . the approval for listing, by the Nasdaq National Market, of the shares of Curis common stock issuable in connection with the merger, subject to official notice of issuance;

  . the shares of Ontogeny requesting appraisal are not more than 5% of the outstanding Ontogeny common stock and 5% of the outstanding Ontogeny preferred stock, and the shares of Reprogenesis exercising dissenters rights are not more than 5% of the outstanding Reprogenesis common stock and 5% of the outstanding Reprogenesis preferred stock; and

  . each of Ontogeny and Reprogenesis will have amended their organizational documents as required by the merger agreement.

   Certain Additional Conditions to Each Party's Obligations. The obligations of each party to effect the merger are subject to the satisfaction at or prior to the completion of the merger of additional conditions by each other party, which may be waived by such party, to the extent permitted by applicable law, including the following:

  . the representations and warranties of each of the other parties contained in the merger agreement will be correct in all material respects as of the effective time of the merger, subject to certain exceptions;

  . each party will have performed in all material respects its agreements and covenants in the merger agreement required to be performed on or prior to the effective time of the merger;

  . the receipt of all approvals and consents of any courts or governmental authorities required for each other party to consummate the merger, except for approvals and consents the failure of which to have been received shall not have had, or be reasonably expected to have, a material adverse effect, as described below, on any party or on Curis;

  . each party will have received evidence that each other party will obtain the licenses, permits, consents, waivers, approvals, authorizations, qualifications or orders of governmental authorities and other third parties required by each of the other parties to be obtained, except where the failure to have them obtained is not reasonably likely to have a material adverse effect on any party or on Curis;

  . Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to Creative, shall have delivered to Creative, Foley, Hoag & Eliot LLP, counsel to Ontogeny, shall have delivered to Ontogeny, and Baker Botts L.L.P., counsel to Reprogenesis, shall have delivered to Reprogenesis written opinions to the effect that the merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code.

For purposes of the merger agreement, "material adverse effect," when used in reference to any entity, means any event, change, circumstance or effect that would be reasonably likely to have a material adverse effect on:

  . the business, properties, financial condition, results of operations or prospects of the entity; or

  . the ability of the entity to consummate the transactions contemplated by the merger agreement.

However, any adverse change in the stock price of Creative, in and of itself, shall not be taken into account in determining whether there has been or would be a material adverse effect on or with respect to Creative.

 Covenants

   Interim Operations. Each of the parties has agreed to, and to cause each of its respective subsidiaries to, conduct its business in the ordinary course consistent with past practice and use its commercially reasonable best efforts to:


  . preserve its business organization and assets;

  . operate according to plans and budgets provided to each other party;

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  . keep available the services of its officers, employees and consultants;

  . maintain in effect any material contracts; and

  . maintain and preserve its business relationships;

from the date of the merger agreement, February 14, 2000, until the merger is completed or the merger agreement is terminated.

  Except as expressly contemplated or permitted by the merger agreement or to the extent that each other party consents in writing, each of the parties agrees not to, and to cause each of its respective subsidiaries not to:

  . amend its organizational documents;

  . issue, sell, transfer, pledge, dispose of or encumber any shares of its capital stock (except upon exercise of options, warrants and other rights that exist on the date of the merger agreement) or effect any stock split, combination or other such change in its capitalization;

  . grant any new options, warrants or other rights not existing on the date of the merger agreement to acquire shares of its capital stock;

  . sell or otherwise dispose of any material assets, except in the ordinary course of business consistent with past practice;

  . redeem, purchase or otherwise acquire any of its capital stock;

  . declare, set aside or pay any dividend or other distribution in respect of its capital stock;

  . sell, transfer, lease, out-license, out-sublicense, mortgage, pledge, encumber or otherwise dispose of any of its intellectual property rights or materially amend or modify any of its existing agreements with respect to any intellectual property rights, except for:

    . non-exclusive licenses granted pursuant to material transfer agreements entered into in the ordinary course of business consistent with past practice; or

    . non-exclusive research licenses granted as part of a research agreement that is permitted under the merger agreement;

  . acquire any business organization or division thereof;

  . incur any indebtedness for borrowed money;

  . issue any debt securities or assume, guarantee or become responsible for any obligations of others;

  . make any loans, advances or enter into any financial commitments, except in the ordinary course of business consistent with past practice and as otherwise permitted under any of its existing loan or credit agreements;

  . authorize any capital expenditures which are, in the aggregate, in excess of $100,000 for it and its subsidiaries taken as a whole;

  . hire any employee or consultant; terminate any employee or consultant, except in the ordinary course of business consistent with past practice; or increase any compensation payable to officers or employees, except for employees who are not officers in the ordinary course of business consistent with past practice;

  . adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect or grant any severance pay or enter into any employment or severance agreement;

  . change any accounting principle or procedures except as required by statutory accounting principles or generally accepted accounting principles;

  . create, incur, suffer to exist or assume any lien on any of its material assets other than those outstanding on February 14, 2000;

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  . except in the ordinary course of business consistent with past practice:

    . enter into any material contract;

    . modify, amend or transfer in any material respect or terminate any material contract;

    . waive, release or assign any material rights under any material contract; or

    . enter into or extend any lease with respect to real property with any third party;

  . make any tax election;

  . settle or compromise any tax liability or agree to an extension of a statute of limitations;

  . settle any material litigation, unless the settlement would not:

    . impose material restrictions on its business; or

    . exceed $50,000 in cost or value;

  . assign or release any material rights or claims;

  . pay or discharge any liabilities or obligations, except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $250,000 in the aggregate;

  . engage in any transaction, or enter into any agreement or understanding, with any affiliate;

  . terminate insurance policies currently in effect; and

  . authorize, recommend, propose or announce an intention to do any of the above, or enter into any agreement to do any of the above.

   Additional Agreements. Pursuant to the merger agreement, each of the parties has agreed to:

  . call a meeting of its stockholders as promptly as practicable to consider and vote upon the merger agreement and the merger and, subject to certain exceptions, use all reasonable efforts to obtain the shareholders approval of the merger agreement and the merger;

  . provide to each other party access to its properties, books, contracts and other information as the other parties may reasonably request;

  . cooperate with each other party and use reasonable efforts to take all actions and do all things necessary, proper or advisable under the merger agreement to complete the merger as soon as practicable, including obtaining all licenses, permits, consents, waivers, approvals, authorizations, qualifications and orders from any third party or any domestic or foreign governmental entity necessary to complete the merger, and using reasonable efforts to satisfy the conditions to consummation of the merger;

  . promptly notify the other parties of: any material breach of any representation or warranty in the merger agreement or any failure to satisfy in any material respect any covenant or condition of the merger agreement; any change that is reasonably likely to have a material averse effect on such party; certain governmental communications; any litigation relating to consummation of the merger; or any default under a material contract;

  . use reasonable efforts to cause its independent public accountants to deliver to each of the other parties an accountant's "comfort" letter covering such matters as are requested by the other parties;

  . consult with each other party and mutually agree upon any press releases and other announcements regarding the merger;

  . use best efforts to obtain from each Rule 145 affiliate an undertaking not to transfer Curis shares issued to such person pursuant to the merger except pursuant to an effective registration statement, in compliance with Rule 145 or pursuant to an exemption from the registration requirements under the Securities Act;

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  . pay the costs of preparation for filing, prosecution and maintenance of its intellectual property rights as required and not permit the lapse of any material filings;

  . vote all shares of Curis common stock owned by it in favor of the merger agreement and the merger; and

  . use best efforts to have delivered to the other parties from each of its respective officers and directors and the affiliates of such officers and directors on a "lock-up" agreement which prohibits them from disposing of Curis common stock, subject to certain exceptions, for 90 days following the merger.

   Pursuant to the merger agreement, Creative has agreed to:

  . use best efforts to cause agreements to vote to approve the merger and the merger agreement to be executed by each of its directors and officers, each of the affiliates of those directors and officers, and any other affiliates of Creative, which agreements have been obtained; and

  . timely file with the SEC each report required under the Exchange Act and promptly deliver to the other parties the filings it makes.

   Pursuant to the merger agreement, each of Ontogeny and Reprogenesis have agreed to:

  . use best efforts to cause agreements to vote to approve the merger and the merger agreement to be executed by each of its respective directors and officers, each of the affiliates of those directors and officers and additional stockholders representing the requisite number of shares of capital stock to approve the merger and merger agreement and certain amendments to such party's charter as contemplated by the merger agreement, which agreements have been obtained.

   Pursuant to the merger agreement, Curis has agreed to:

  . use its commercially reasonable best efforts to obtain, prior to the effective time, the Nasdaq National Market's approval for the listing of the shares issuable in the merger;

  . honor each party's obligations to indemnify its current or former directors or officers;

  . maintain directors' and officers' liability insurance, if available, for those officers and directors covered by each party's existing officers' and directors' insurance, for six years after the effective time of the merger;

  . at all times during the two-year period beginning at the effective time of the merger, comply with the current public information requirements of Rule 144(c)(1) under the Securities Act; and

  . continue at least one significant historic business line of each of Creative, Ontogeny and Reprogenesis.

However, no party is required to pay any amount or provide anything of value (other than filing fees and other required amounts to governmental authorities) to obtain any consents, waivers, approvals, authorizations or agreements.

   The merger agreement also contains covenants relating to the cooperation between the parties and Curis in the preparation of this joint proxy statement-prospectus and related matters.

   No Solicitation. The merger agreement contains detailed provisions prohibiting each party from seeking an alternative transaction. Under these "no solicitation" provisions, each of the parties has agreed that it will not, and will not permit any of its subsidiaries or any of its or its subsidiaries' officers, directors, employees, investment bankers, attorneys or other representatives, advisors or agents to, and will use its best efforts to cause each of its respective non-officer and non-director affiliates not to, directly or indirectly:

  . solicit, facilitate, initiate or encourage the making of any Acquisition
    Proposal, as described below, or the making of any inquiries concerning an Acquisition Proposal; or

  . have any discussions with or provide any information to any person concerning an Acquisition Proposal or which reasonably might be expected to lead to an Acquisition Proposal.

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"Acquisition Proposal" means, with respect to any party, any inquiry, proposal or offer after February 14, 2000 relating to:

  . any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination involving the party or any of its subsidiaries;

  . the issuance or acquisition of shares of capital stock or other equity securities of a party or any of its subsidiaries (excluding the issuance of capital stock upon the exercise of options or warrants outstanding on the date of the merger agreement or upon the conversion of any convertible securities outstanding on the date of the merger agreement);

  . any tender or exchange offer that would result in any person and its affiliates beneficially owning any shares of capital stock or other equity securities of that party or any of its subsidiaries;

  . other than as permitted by the merger agreement, the sale, lease, exchange, license (whether exclusive or not), or any other disposition of any significant portion of a material intellectual property right or any significant portion of the business or other assets of an entity or any of its subsidiaries; or

  . any other transaction, the consummation of which could reasonably be expected to impede or materially delay the consummation of the merger or which would be reasonably expected to diminish significantly the benefits to each other party and Curis of the merger.

However, the merger agreement excepts from the definition of Acquisition Proposal an inquiry or proposal by a pharmaceutical or biopharmaceutical company regarding the acquisition of 5% or less of the outstanding capital stock of a party in connection with discussions concerning the licensing of intellectual property rights, or regarding the sale, lease, exchange, license, or disposition of a material portion of the business of a party if such inquiry or proposal is:

  . disclosed in reasonable detail in writing to the other parties within three business days; and

  . the chief executive officers of such other parties agree that such inquiry does not constitute an Acquisition Proposal.

   These "no solicitation" provisions do not prevent each of the parties or their respective boards of directors from furnishing non-public information to, or entering into discussions or negotiations with, any other person in response to an unsolicited bona fide written Acquisition Proposal by that person. However, a party may only take such action if and only to the extent that:

  . its stockholders have not voted for approval of the merger agreement and the merger;

  . its board of directors, after consultation with its financial advisor, believes in good faith that the Acquisition Proposal is reasonably capable of being completed on the proposed terms and would result in a Superior Proposal, as described below;

  . its board of directors, after consultation with outside counsel, determines in good faith that such action is necessary for the board of directors to comply with its fiduciary duties;

  . before providing any non-public information or data to any person in connection with an Acquisition Proposal by that person, its board of directors receives from that person an executed confidentiality agreement with customary provisions; and

  . before providing any non-public information or data to any person or entering into discussions or negotiations with any person, it immediately notifies the other parties of:

    . the Acquisition Proposal or any inquiry which could result in an Acquisition Proposal; and

    . the name of the person and the material terms and conditions of the Acquisition Proposal or inquiry.

   "Superior Proposal" means a bona fide proposal made by a third party to acquire all or substantially all of the assets or capital stock of a party which is on terms that the board of directors of such party in good faith determines to be more favorable to the stockholders of such party than the merger (or any counterproposal

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made by the other parties), after receipt of written advice of such party's independent financial advisor and after consultation with its outside counsel and after taking into account, among other things, the terms and conditions of the proposal, the timing of the closing of such proposal, the risk of nonconsummation and the financial ability of the person making the Acquisition Proposal.

   These "no solicitation" provisions permit the board of directors of each party to:

  . withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other parties the recommendation of that party's board of directors that its stockholders vote in favor of the adoption of the merger agreement and the merger; or

  . fail to reaffirm its recommendation of the merger agreement or the merger after a request by any other party to do so;

   if and only if:

  . such party has not breached its nonsolicitation covenants;

  . such party's board of directors has determined in good faith, after consultation with its outside counsel, that taking such action is required to satisfy its fiduciary duties; and

  . such party furnishes the other parties five business days prior written notice of the taking of such action, during which time the other parties may make, and such party will consider, a counterproposal to the Superior Proposal.

   Each of the parties has agreed under the provisions of the merger agreement that:

  . it will promptly advise the other parties of the status and terms of any Acquisition Proposals; and

  . it will, and it will cause its officers, directors, employees, investment bankers, attorneys and other representatives, advisors and agents to terminate all discussions or negotiations, existing as of February 14, 2000, with any person conducted before that date with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal.

   Nothing contained in the "no solicitation" provisions of the merger agreement will, during the term of the merger agreement:

  . permit any party to terminate the merger agreement, except as specifically provided in the merger agreement;

  . permit a party's board or directors to approve or recommend any Acquisition Proposal other than the merger;

  . permit a party to enter into any agreement with respect to an Acquisition
    Proposal; or

  . affect any other obligation of any party under the merger agreement.

   The merger agreement does not prevent the board of directors of Creative from complying with Rule 14e-2 promulgated under the Exchange Act.

 Termination

   The merger agreement may be terminated at any time prior to the completion of the merger, whether before or after the stockholder approvals have been obtained, by mutual written consent of the boards of directors of each party. In addition, any party, acting on its own, can terminate the merger agreement if:

  . the merger is not completed on or before August 31, 2000, except that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the merger agreement has been the cause of, or has resulted in, the failure of the merger to be completed by August 31, 2000;

  . any governmental entity issues an order, decree or ruling or takes any other action restraining, enjoining or otherwise prohibiting the merger, and the order, decree, ruling or other action becomes final and nonappealable;

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  . any other party's stockholders fail to vote to approve the merger agreement at a duly held meeting of any other such party, except that this right to terminate will not be available to any party whose breach of the merger agreement caused the failure to obtain such stockholder approval;

  . the board of directors of any other party (the below actions being collectively referred to as "Adverse Action of the Board of Directors"):

    . approved or recommended any Acquisition Proposal other than the merger;

    . failed to present and recommend that the stockholders of that party authorize the merger agreement and the merger, or withdrew or modified its recommendation of the merger agreement or the merger in a manner adverse to the terminating party;

    . failed to mail the joint proxy statement as required by the merger agreement or failed to include its approval and recommendation of the merger agreement and the merger therein;

    . failed to reaffirm its approval and recommendation of the merger agreement and the merger within 5 days of a request to do so;

    . entered into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to an Acquisition Proposal;

    . recommended to its stockholders, after commencement of a tender or exchange offer, that such stockholders tender their shares, or failed to recommend against acceptance of such offer within 10 days of its commencement;

    . took any action prohibited by the non-solicitation provisions of the merger agreement; or

    . resolved or announced its intention to do any of the foregoing; or

  . such party is not in material breach of its obligations or representations and warranties under the merger agreement and another party:

    . breaches any of its representations and warranties contained in the merger agreement; or

    . willfully breaches any of its covenants or agreements contained in the merger agreement;

    in such a way as to render the related conditions to the completion of the merger incapable of being satisfied and such breach is not cured within 30 days of written notice to both of the other parties (a "Material Breach Event").

 Termination Fees. For purposes of this section, "defaulting party" is used to describe any party whose act or omission gives rise to any other party's termination right.

   Reciprocal Termination Fees. A fee of $5 million shall be payable by a defaulting party to each other party that is not in material breach of its obligations, representations or warranties under the merger agreement (and, in certain cases, that has received the requisite vote of its stockholders to approve the merger agreement) upon the termination of the merger agreement by any party:

  . based on any Adverse Action of the Board of Directors of the defaulting party;

  . based on the failure of the defaulting party's stockholders to vote to approve the merger agreement at a duly called meeting, if the terminating party has received the requisite vote of its stockholders to approve the merger agreement and if, within one year of such termination, the defaulting party or any of its subsidiaries enters into an agreement with any person with respect to an Equity Financing, as defined below, providing the defaulting party with gross proceeds of at least $50 million;

  . based on the failure of the defaulting party's stockholders to vote to approve the merger agreement at a duly called meeting, if at the time of such failure an Acquisition Proposal has been made to the defaulting party and is known by any stockholder of the defaulting party, if, within one year of such termination, either:

    . the defaulting party enters into one of a specified set of transactions resulting in a transfer of more than 50% of its equity, voting interests or assets; or

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    . any person commences a tender offer that results in the acquisition by the person making the tender offer of a majority of the defaulting party's common stock; or

  . based on a Material Breach Event by the defaulting party, and if, within one year of such termination, either:

    . the defaulting party enters into one of a specified set of transactions resulting in a transfer of more than 50% of its equity, voting interests or assets;

    . any person commences a tender offer that results in the acquisition by the person making the tender offer of a majority of the defaulting party's common stock; or

    . the defaulting party or any of its subsidiaries enters into an agreement with any person with respect to an Equity Financing providing the defaulting party with gross proceeds of at least $50 million.

   For this purpose, "Equity Financing" means a financing transaction (or series of related transactions) in which a party raises proceeds by selling shares of its capital stock or any security convertible into, or exchangeable for, its capital stock.

   In addition, the defaulting party shall reimburse each other party up to $750,000 of the reasonable fees and expenses actually incurred by such other party in connection with the merger agreement and the transactions contemplated thereby ("Stipulated Expenses") if:

  . such party is entitled to a termination fee in any of the circumstances described above, except where the fee is due because an Equity Financing has occurred; or

  . the merger agreement is otherwise terminated because of a Material Breach
    Event by the defaulting party, other than due to an event entirely outside the control of the defaulting party and due to no act or omission of the defaulting party.

   Reprogenesis Termination Fee. A fee of $1.5 million is payable by Creative to Reprogenesis if Reprogenesis terminates the merger agreement based on the failure of the Creative stockholders to vote to approve the merger agreement at the meeting called for that purpose.

   Limitation. The merger agreement provides that the maximum amount of termination fees and Stipulated Expenses that any party shall be obligated to pay to any other party, even if more than one of the termination fee provisions are applicable, is $5.75 million (or a total of $11.5 million if fees are due to both other parties).

   Fees and Expenses Generally. All fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the joint proxy statement-prospectus, the registration statement, and any fees and expenses required to be paid by Curis shall be paid by the parties in proportion to each party's proposed relative ownership of Curis upon completion of the merger. All other fees and expenses incurred in connection with the merger agreement shall be paid by the party incurring such expenses, except as otherwise described above with respect to Stipulated Expenses.

   Other Remedies. The merger agreement provides that the termination fee provisions shall not be exclusive of any other rights or remedies any party may have under the merger agreement or at law or in equity for any breach of the merger agreement.

  Amendment

   The merger agreement may be amended by the parties, by action taken by or on behalf of their respective boards of directors at any time prior to the completion of the merger, subject to Section 252 of the Delaware General Corporation Law. All amendments to the merger agreement must be in writing signed by each party.

  Representations and Warranties

   Each party makes various representations and warranties in the merger agreement which are reciprocal. The representations and warranties include those with respect to:

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  . organization, good standing and foreign qualification;

  . capitalization;

  . authorization, no conflict and required consents;

  . stockholder vote required for adoption of merger agreement;

  . financial statements;

  . no undisclosed liabilities;

  . absence of certain changes or events;

  . taxes;

  . property matters;

  . intellectual property matters;

  . preclinical testing and clinical trials;

  . material contracts;

  . litigation;

  . environmental matters;

  . employee benefits;

  . compliance with laws;

  . certain regulatory matters;

  . information supplied in connection with this joint proxy statement-prospectus and the registration statement of which it is a part;

  . labor matters;

  . insurance matters;

  . no existing discussions;

  . opinions of financial advisors;

  . no brokers; and

  . stockholder rights.

   None of these representations and warranties survives the effectiveness of the merger.

Curis Charter and By-laws

   Upon completion of the merger, the certificate of incorporation for Curis will be in substantially the form set forth in Annex E to this joint proxy statement-prospectus. For a summary of the material provisions of the certificate of incorporation and by-laws of Curis, and the rights of stockholders of Curis under the certificate of incorporation and by-laws, see the section entitled "Description of Curis Capital Stock."

   Curis' certificate of incorporation provides that special meetings of stockholders may be called at any time by the chairman of the board, the chief executive officer and the board of directors. The certificate of incorporation further provides that, subject to Delaware law, Curis retains the right to modify or repeal any provision contained in the certificate of incorporation except for the provisions pertaining to who may call special meetings of stockholders and the provisions pertaining to the amendment or repeal of the certificate of incorporation. Prior to the closing of the merger, Curis intends to amend its certificate of incorporation to prohibit stockholder action by written consent.

   The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's certificate of incorporation or by-

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laws, unless a corporation's certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Curis' certificate of incorporation requires the affirmative vote of the holders of at least 75% of Curis' capital stock issued and outstanding and entitled to vote to amend or repeal the provisions described in the prior paragraph.

   Curis' by-laws provide that directors may be removed only for cause by the affirmative vote of more than 75% of Curis' capital stock issued, outstanding and entitled to vote. The by-laws further provide that, subject to Delaware law, the amendment or repeal of the by-laws pertaining to the removal of directors for cause requires either the approval of the board of directors or the affirmative vote of more than 75% of Curis' capital stock issued, outstanding and entitled to vote.

   The super-majority voting provisions which are set forth in Curis' certificate of incorporation and by-laws and are summarized above have the effect of making it more difficult to change the membership of the board of directors. In order to amend Curis' certificate of incorporation to permit persons other than the chairman of the board, chief executive officer or board of directors to call a special meeting of stockholders, an affirmative vote of more than 75% of Curis' capital stock issued, outstanding and entitled to vote must be obtained. Similarly, in order to remove a director for cause or to amend the procedures for removing a director for cause, an affirmative vote of more than 75% of the Curis' capital stock issued, outstanding and entitled to vote must be obtained.

   Curis' by-laws indicate that the number of directors will be set by resolution of the board of directors, provided, however, that in no event shall the number of directors be less than three. Curis' by-laws provide for three classes of directors, each consisting as nearly as possible of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, one class is elected to serve for a three year term. Classification of the board of directors has the effect of making it more difficult to change the membership of the board of directors even if the reason for such a change may be dissatisfaction with the performance of the incumbent directors. At least two annual stockholder meetings would ordinarily be required to effect a change of control of Curis' board of directors.

   Curis' certificate of incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. These provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty as a director, except in certain circumstances involving wrongful acts, such as a breach of a director's duty of loyalty or acts or omissions that involve intentional misconduct or a knowing violation of the law. Further, Curis' certificate of incorporation contains provisions to indemnify Curis' directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. Curis believes that these provisions will assist it in attracting and retaining qualified individuals to serve as directors.

Stockholder Agreements

   The following summary of the stockholder agreements is qualified in its entirety by reference to the complete text of the form of stockholder agreement, which is incorporated by reference and attached as Annex B to this joint proxy statement-prospectus. We urge you to read the full text of the form of stockholder agreement.

   In connection with the execution and delivery of the merger agreement, (i) Creative's directors and officers, each of their respective affiliates, and a holder of approximately 9.0% of the voting power of the common stock of Creative, (ii) Ontogeny's directors and officers, each of their respective affiliates, and such other holders of the Ontogeny common stock and preferred stock as are necessary to obtain the requisite vote of the stockholders of Ontogeny to approve the merger agreement and the amendment of the Ontogeny certificate of incorporation, and (iii) Reprogensis' directors and officers, each of their respective affiliates, and such holders of 5% or more of the voting power of the Reprogenesis common stock and preferred stock as are necessary to obtain the requisite vote of the stockholders of Reprogenesis to approve the merger agreement and the amendment of the Reprogenesis articles of incorporation, each entered into a stockholder agreement.


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   As of the record date, Creative stockholders owning shares representing approximately 14.6% of the Creative common stock entitled to vote at the Creative special meeting were party to such an agreement. As of the record date, Ontogeny stockholders owning shares representing approximately 74.4% of the voting power of Ontogeny common stock and preferred stock, voting together as one class, and 77.0% of the Ontogeny senior preferred stock were party to such an agreement. As of the record date, Reprogenesis stockholders owning shares representing approximately 67.5% of the voting power of Reprogenesis common stock and Reprogenesis preferred stock, voting together as one class, 91.6% of the voting power of Reprogenesis series A preferred stock and 82.0% of the voting power of Reprogenesis series B preferred stock, in each case entitled to vote at the Reprogenesis special meeting, were party to such an agreement.

   Pursuant to the terms of the stockholder agreements, each stockholder who signed a stockholder agreement has agreed (i) to vote all of the shares of capital stock of Creative, Ontogeny or Reprogensis, as the case may be, owned by the stockholder in favor of the merger agreement and the merger, (ii) not to vote the stockholder's shares in favor of any other acquisition proposal, (iii) not to directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of the stockholder's shares and (iv) not to take any action or omit to take any action which would prohibit, prevent or preclude the stockholder from performing the stockholder obligations under the merger agreement.

   In addition, the Ontogeny stockholders who signed a stockholder agreement have agreed to vote in favor of an amendment to the certificate of incorporation of Ontogeny and the Reprogensis stockholders who signed a stockholder agreement have agreed to vote in favor of an amendment to the Reprogenesis articles of incorporation, in each case as required to effectuate the merger on the terms set forth in the merger agreement.

   The stockholder agreements terminate upon the earlier to occur of the completion of the merger and the termination of the merger agreement.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

   The following unaudited pro forma combined financial information gives effect to the merger using the purchase method of accounting, after giving effect to the pro forma adjustments described in the accompanying notes. The unaudited pro forma combined financial information should be read in conjunction with the audited historical financial statements and related notes of Creative, Ontogeny and Reprogenesis, which appear elsewhere in this joint proxy statement-prospectus.

   Pursuant to the merger agreement, Creative, Ontogeny and Reprogenesis will merge to form Curis. Following completion of the transaction, Creative's stockholders will hold approximately 43%, Ontogeny's stockholders will hold approximately 38%, and Reprogenesis' stockholders will hold approximately 19% of Curis. Consequently, for accounting purposes, Curis will be deemed to be the successor to Creative, and the merger will be accounted for as a purchase of Ontogeny and Reprogenesis. Subsequent to the completion of the transaction, the historical financial statements of Creative will become the historical financial statements of Curis. When the merger is completed, Ontogeny common and preferred stockholders will receive 0.2564 shares of Curis common stock for each share of Ontogeny capital stock they own and Reprogenesis common and preferred stockholders will receive 0.1956 (subject to adjustment to account for the priority of the Reprogenesis series A preferred stockholders) shares of Curis common stock for each share of Reprogenesis common and preferred stock they own. Upon consummation of the merger, Creative common stockholders will receive 0.30 shares of Curis common stock for each share of Creative capital stock (the "three-for-ten reverse stock split"). The supplemental information gives pro forma effect for the three-for-ten reverse stock split on Creative's historical financial information.

   The purchase price for Ontogeny and Reprogenesis will be allocated to the assets and liabilities of Ontogeny and Reprogenesis based on their fair values. The price of Curis' common stock issued for Ontogeny's and Reprogenesis' common and preferred stock will be based on the value of Ontogeny and Reprogenesis equity using the average market price of Creative's common stock, adjusted for conversion, of $7.142 and $5.348, respectively. The average market price of Creative's common stock of $8.357 was determined based on a reasonable period (February 11, 2000 through February 16, 2000) before and after the date the terms of the merger were agreed to and announced. Based on this price, the purchase price as of March 31, 2000 has been estimated at $303,600,000 and $154,800,000 for Ontogeny and Reprogenesis, respectively, which includes the value of the outstanding Ontogeny and Reprogenesis common and preferred stock, the fair value of Ontogeny and Reprogenesis outstanding options and warrants exchanged for options and warrants to purchase Curis common stock and the estimated transaction costs of the merger. The ultimate purchase price will be dependent upon the number of Ontogeny and Reprogenesis shares, options and warrants outstanding upon closing, as well as final transaction costs related to the merger. For purposes of the pro forma financial information, Curis has made a preliminary estimate of the fair values of identifiable assets and liabilities of Ontogeny and Reprogenesis at the date of acquisition.

   The unaudited pro forma financial information does not give effect to any cost savings and other synergies that may result from the merger. Curis is developing its plans for integration of the business but cannot make final decisions until the merger is complete.

   With the assistance of our valuation advisors, all the intangible assets that are part of the purchase of Ontogeny and Reprogenesis were identified. It was determined that only the technology assets and workforce had value. The other identifiable intangible assets identified included patents both owned and licensed. The owned patents of Ontogeny and Reprogenesis were not being used in any of the current development efforts of the firms and it was concluded that their value was not material. Both companies have rights to certain technology that they license and pay a royalty and/or license fees. The royalties and license fees have been negotiated at arms-length and they currently represent fair market royalty rates. As such, it was determined that no favorable license right existed at Ontogeny or Reprogenesis. With respect to core technology, the current technology of Ontogeny and Reprogenesis is not based on previously developed technology. Neither Company possesses developed technology that can be leveraged into its "in-process" products. The trademarks/names were not valued because the names of the companies will not survive the acquisition.

   The acquired in-process research and development ("IPR&D") consists of development work to date on the projects described below. The technology resulting from these development efforts offers no alternative use in the event that they prove to be not feasible. If the technology failed to achieve FDA approval and was proposed for an alternate indication, it would be subjected to the risk associated with another series of clinical trials. The new indication would also face regulatory risks associated with FDA approval process.

   Most remaining development spending associated with the projects concern not only their technical completion but also principally the cost of completing clinical trials required for ultimate FDA approval. All of these remaining costs would be incurred in full should the projects fail and need to return to the laboratory for further development. The development effort for the acquired IPR&D does not possess alternative future use for either Ontogeny or Reprogenesis under the terms of SFAS No. 2.

   An independent third party appraisal company conducted a preliminary valuation of Ontogeny intangible assets. These intangibles include in-process research and development and the in-place workforce. The preliminary valuation of intangibles included $186,200,000 for in-process research and development and $400,000 for the workforce. The excess of the purchase price over the fair value of identifiable tangible and intangibles net assets of $80,400,000 will be allocated to goodwill. Intangible assets are expected to be amortized over 5 years. The fair value of the in-process research and development, which relates to Ontogeny's current in-process development projects, will be recorded as an expense in the period in which the merger is completed.

   The valuation of the in-process research and development was determined using the income method. Revenue and expense projections as well as technology assumptions were prepared through 2010 based on information provided by Ontogeny management. Revenue projections for each in-process development project were identified as follows: (i) revenue derived from products relying on current technology, if any, and (ii) revenue derived from projects relying on a new in-process research and development project. Expense projections including cost of goods and operating expenses varied depending on the in-process development project. The projected cash flows were discounted using a 25% to 40% rate depending on the in-process development project. The fair value of in-process research and development was determined separately from all other acquired assets using the percentage of completion method. The percentage of completion ratio was estimated based on the complexity factors for each in-process development project to achieve technological feasibility. The in-process research and development projects' stage of completion ranged from 30% to 50% complete. The in-process development projects are not expected to reach technological feasibility until the 2004-2006 timeframe. Management is responsible for the estimates of the fair value of the in-process research and development.

   The following table summarizes the nature, timing and estimated cost to complete for each Ontogeny IPR&D project.

                                                                   Estimated
                                                                    Cost to
         Description of Project           Expected Release Date    Complete
         ----------------------           ---------------------- -------------
Basal cell carcinoma treatment........... first quarter of 2004  $ 8.0 million
Basal cell carcinoma prevention.......... first quarter of 2005  $12.0 million
Peripheral neuropathy diabetes........... fourth quarter of 2006 $25.0 million
Peripheral neuropathy chemotherapy....... fourth quarter of 2005 $12.0 million
Peripheral neuropathy Parkinson's
 disease................................. fourth quarter of 2005 $12.0 million
Cartilage trauma repair.................. fourth quarter of 2005 $15.0 million
Cartilage repair caused by rheumatoid
 arthritis............................... fourth quarter of 2005 $18.0 million
Cartilage repair for treatment of
 osteoarthritis.......................... second quarter of 2006 $17.0 million
Type I diabetes and Type II treatment.... second quarter of 2006 $25.0 million
Hair re-growth........................... fourth quarter of 2005 $15.0 million

   An independent third party appraisal company conducted a preliminary valuation of Reprogenesis intangible assets. These intangibles include in-process research and development and the in-place workforce. The preliminary valuation of intangibles included $108,600,000 for in-process research and development and

$100,000 for the workforce. The excess of the purchase price over the fair value of identifiable tangible and intangible net assets of $42,900,000 will be allocated to goodwill. Intangible assets are expected to be amortized over 5 years for in-place workforce and 4 years for goodwill. The fair value of the in-process research and development, which relates to Reprogenesis' current in-process development projects, will be recorded as an expense in the period in which the merger is completed.

   The valuation of the in-process research and development was determined using the income method. Revenue and expense projections as well as technology assumptions were prepared through 2010 based on information provided by Reprogenesis management. Revenue projections for each in-process development project were identified as follows: (i) revenue derived from products relying on current technology, if any, and (ii) revenue derived from projects relying on a new in-process research and development project. Expense projections including cost of goods and operating varied depending on the in-process development project. The projected cash flows were discounted using a 40% to 60% rate depending on the in-process development project. The fair value of the in-process research and development was determined separately from all other acquired assets using the percentage of completion method. The percentage of completion ratio was estimated based on the complexity factors for each in-process research and development project to achieve technological feasibility. The in-process research and development projects' stage of completion ranged from 40% to 80% complete. The in-process development projects are not expected to reach technological feasibility until the 2002-2005 timeframe. Management is responsible for the estimates of the fair value of the in-process research and development.

   The following table summarizes the nature, timing and estimated cost to complete for each Reprogenesis IPR&D project:

                                                                   Estimated
                                                                    Cost to
         Description of Project           Expected Release Date    Complete
         ----------------------           ---------------------- -------------
Chondrogel, treatment of vesicoureteral
 reflux.................................. first quarter of 2003  $ 3.0 million
Vascugel, used to prevent restenosis
 (CABG).................................. first quarter of 2004  $17.0 million
Vascugel, used to prevent restenosis
 (PVD)................................... first quarter of 2005  $15.0 million
Vascugel, delivered by a noninvasive
 means................................... first quarter of 2005  $17.0 million
Algin XL, treatment of urinary
 incontinence............................ second quarter of 2004 $ 2.5 million
Uraugment, bladder augmentation.......... first quarter of 2004  $25.0 million
Uropair.................................. first quarter of 2002  $ 2.5 million

   Based on the timing of the closing of the transaction, the finalization of the integration plans and other factors, the final purchase adjustments may differ materially from those presented in the pro forma financial information. A final appraisal of the intangibles will be performed as of the closing date and the allocation adjusted accordingly. The effect of these adjustments on the results of operations will depend on the nature and amount of the assets or liabilities adjusted.

   The unaudited pro forma financial information does not purport to represent what the consolidated financial position or results of operations actually would have been if the merger, in fact, had occurred on March 31, 2000 or at the beginning of the periods presented or to project the consolidated financial position or results of operations as of any future date or any future period. This information should be read in conjunction with the historical consolidated financial statements of Creative, Ontogeny and Reprogenesis, including the related notes and other financial information include in this joint proxy statement-prospectus.

              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

                              As of March 31, 2000

                                       Historical
                          ---------------------------------------   Pro Forma        Pro Forma
                            Creative     Ontogeny    Reprogenesis  Adjustments        Combined
                          ------------  -----------  ------------  ------------     ------------

                     ASSETS
CURRENT ASSETS:
 Cash and cash
  equivalents...........  $ 10,555,450  $21,403,085  $ 3,778,219   $        --      $ 35,736,754
 Marketable securities..     9,381,888   18,228,604          --             --        27,610,492
 Accounts receivable....       199,187          --       304,923            --           504,110
 Notes receivable from
  related parties.......           --        65,025          --             --            65,025
 Prepaid expenses and
  other current assets..       322,266      526,443      177,460            --         1,026,169
 Deferred merger costs..     1,482,026          --           --      (1,482,026)(B)          --
                          ------------  -----------  -----------   ------------     ------------
 Total current assets...    21,940,817   40,223,157    4,260,602     (1,482,026)      64,942,550
PROPERTY AND EQUIPMENT--
 net....................     1,947,414    4,904,941    1,542,014            --         8,394,369
OTHER ASSETS:
 Notes receivable--
  related parties.......           --       215,000          --             --           215,000
 Patents and licensed
  technology--net.......       938,461          --           --             --           938,461
 Deferred patent
  application costs--
  net...................     4,434,796          --           --             --         4,434,796
 Assembled workforce....           --           --           --         500,000 (A)      500,000
 Goodwill...............           --           --           --     123,300,000 (A)  123,300,000
 Other..................       108,574      238,729       58,010            --           405,313
                          ------------  -----------  -----------   ------------     ------------
 Total other assets.....     5,481,831      453,729       58,010    123,800,000      129,793,570
                          ------------  -----------  -----------   ------------     ------------
   Total................  $ 29,370,062  $45,581,827  $ 5,860,626   $122,317,974     $203,130,489
                          ============  ===========  ===========   ============     ============

      LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
 Lease obligation--
  current portion.......  $    359,895  $   835,501  $       --    $        --      $  1,195,396
 Accounts payable and
  accrued expenses......     3,274,128    4,317,549    1,349,319      6,517,974 (B)   15,458,970
 Notes payable--current
  portion...............           --       344,000      510,323            --           854,323
 Deferred revenue.......           --       747,268          --             --           747,268
                          ------------  -----------  -----------   ------------     ------------
 Total current
  liabilities...........     3,634,023    6,244,318    1,859,642      6,517,974       18,255,957
LEASE OBLIGATIONS.......       915,939    2,669,278          --             --         3,585,217
NOTES PAYABLE...........           --        50,000      746,802            --           796,802
REDEEMABLE CONVERTIBLE
 PREFERRED STOCK........           --    62,444,153          --     (62,444,153)(C)          --
STOCKHOLDERS' EQUITY:                                                         .
 Preferred stock........           --     8,738,123       74,318     (8,812,441)(C)          --
 Common stock...........       382,385       37,755      148,122       (185,877)(C)      251,522
                                                                        136,807 (D)
                                                                       (267,670)(E)
 Additional paid-in
  capital...............   153,039,725   23,316,132   37,093,086    (60,409,218)(C)  603,643,001
                                                                    450,335,606 (D)
                                                                        267,670 (E)
 Officer notes
  receivable............    (1,131,380)         --           --             --        (1,131,380)
 Accumulated other
  comprehensive income..       (34,058)     (74,184)         --          74,184 (C)      (34,058)
 Accumulated deficit....  (127,436,572) (43,635,394) (31,794,499)    75,429,893 (C) (422,236,572)
                                                                   (294,800,000)(D)
 Treasury stock.........           --        (2,681)         --           2,681 (C)          --
 Deferred compensation..           --   (14,205,673)  (2,266,845)    16,472,518 (C)          --
                          ------------  -----------  -----------   ------------     ------------
 Total stockholders'
  equity (deficit)......    24,820,100  (25,825,922)   3,254,182    178,244,153      180,492,513
                          ------------  -----------  -----------   ------------     ------------
   Total................  $ 29,370,062  $45,581,827  $ 5,860,626   $122,317,974     $203,130,489
                          ============  ===========  ===========   ============     ============

   See notes to Unaudited Pro Forma Combined Condensed Financial Information

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                       Three Months Ended March 31, 2000

                                 Historical (Unaudited)
                          --------------------------------------   Pro Forma       Pro Forma
                           Creative     Ontogeny    Reprogenesis  Adjustments       Combined
                          -----------  -----------  ------------  -----------     ------------
Total revenues..........  $   670,387  $   750,000  $    228,912  $       --      $  1,649,299
Costs and expenses:
Research and
 development............    2,073,338    6,032,920     2,379,954          --        10,486,212
General and
 administrative.........    4,732,249    3,373,907     1,686,160   (2,463,506)(H)    7,328,810
1999 reorganization and
 1998 sale of
 manufacturing
 operations.............      (38,391)         --            --           --           (38,391)
Amortization of goodwill
 and assembled
 workforce..............          --           --            --     6,700,000 (G)    6,700,000
                          -----------  -----------  ------------  -----------     ------------
  Total costs and
   expenses.............    6,767,196    9,406,827     4,066,114    4,236,494       24,476,631
                          -----------  -----------  ------------  -----------     ------------
Loss from operations....   (6,096,809)  (8,656,827)   (3,837,202)  (4,236,494)     (22,827,332)
                          -----------  -----------  ------------  -----------     ------------
Total other income......      255,261      412,678        26,918          --           694,857
                          -----------  -----------  ------------  -----------     ------------
Net loss................   (5,841,548)  (8,244,149)   (3,810,284)  (4,236,494)     (22,132,475)
Common stock dividend to
 Series B preferred
 stockholders...........          --           --    (15,038,703)         --       (15,038,703)
Accretion of preferred
 stock..................          --       (48,506)          --        48,506 (I)          --
                          -----------  -----------  ------------  -----------     ------------
Net loss applicable to
 common stockholders....  $(5,841,548) $(8,292,655) $(18,848,987) $(4,187,988)    $(37,171,178)
                          ===========  ===========  ============  ===========     ============
Basic and diluted loss
 per common share.......  $     (0.16) $     (2.65) $      (1.38)                 $      (1.51)
                          ===========  ===========  ============                  ============
Common shares for basic
 and diluted loss
 computation............   37,566,903    3,126,240    13,665,736                    24,625,794
                          ===========  ===========  ============                  ============
Historical, after
 reverse stock split:
 Basic and diluted loss
  per common share......  $     (0.52)
                          ===========
 Common shares for basic
  and diluted loss
  computation...........   11,267,071
                          ===========

 See notes to Unaudited to Pro Forma Combined Condensed Financial Information.

         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

                          Year Ended December 31, 1999

                                        Historical
                          ----------------------------------------   Pro Forma       Pro Forma
                            Creative      Ontogeny    Reprogenesis  Adjustments       Combined
                          ------------  ------------  ------------  ------------    ------------
Total revenues..........  $  3,211,860  $  4,469,399  $ 2,285,471   $        --     $  9,966,730
Costs and expenses:                                                          --
Research and
 development............    10,434,560    14,891,995    7,625,147            --       32,951,702
General and
 administrative.........     6,396,094     4,520,456    1,369,660            --       12,286,210
1999 reorganization and
 1998 sale of
 manufacturing
 operations.............       255,701           --           --             --          255,701
Amortization of goodwill
 and assembled
 workforce..............           --            --           --      26,900,000(J)   26,900,000
                          ------------  ------------  -----------   ------------    ------------
  Total costs and
   expenses.............    17,086,355    19,412,451    8,994,807     26,900,000      72,393,613
                          ------------  ------------  -----------   ------------    ------------
Loss from operations....   (13,874,495)  (14,943,052)  (6,709,336)   (26,900,000)    (62,426,883)
Total other income......     1,764,705     1,543,582      546,741            --        3,855,028
Minority interest.......           --            --      (375,000)           --         (375,000)
                          ------------  ------------  -----------   ------------    ------------
Net loss................   (12,109,790)  (13,399,470)  (6,537,595)   (26,900,000)    (58,946,855)
Accretion of preferred
 stock..................    (2,395,559)     (194,557)         --         194,557(K)   (2,395,559)
                          ------------  ------------  -----------   ------------    ------------
Net loss applicable to
 common stockholders....  $(14,505,349) $(13,594,027) $(6,537,595)  $(26,705,443)   $(61,342,414)
                          ============  ============  ===========   ============    ============
Basic and diluted loss
 per common share.......  $      (0.41) $      (5.25) $     (0.60)                  $      (2.72)
                          ============  ============  ===========                   ============
Common shares for basic
 and diluted loss
 computation............    35,605,157     2,591,735   10,897,660                     22,577,388
                          ============  ============  ===========                   ============
Historical, after
 reverse
 stock split:
 Basic and diluted loss
  per share.............  $      (1.36)
                          ============
 Common shares for basic
  and diluted loss
  computation...........    10,681,547
                          ============

   See notes to Unaudited Pro Forma Combined Condensed Financial Information

     Notes to Unaudited Pro Forma Combined Condensed Financial Information

Note 1. Basis of Presentation

   The unaudited pro forma combined condensed statement of operations for the three months ended March 31, 2000 and the year ended December 31, 1999 gives effect to the merger as if the transaction had occurred at the beginning of the period presented. The unaudited pro forma combined condensed balance sheet as of March 31, 2000 gives effect to the merger as if it had occurred on March 31, 2000.

   Below is a table of the number of Curis shares issuable as of March 31, 2000:

   Origin                                                 Ontogeny  Reprogenesis
   ------                                                ---------- ------------
   Common stock.........................................  3,507,363  14,812,090
   Preferred stock...................................... 32,880,150   7,431,836
                                                         ----------  ----------
                                                         36,387,513  22,243,926
   Conversion ratio.....................................     0.2564      0.1956
                                                         ----------  ----------
   Curis shares issuable................................  9,329,758   4,350,912
                                                         ==========  ==========

   The total number of Curis common shares outstanding upon the completion of the merger is anticipated to be 25,152,221 as of March 31, 2000.

   Below is a table of the estimated purchase price:

                                            Ontogeny   Reprogenesis    Total
                                          ------------ ------------ ------------
   Estimated purchase price:
     Common stock.......................  $259,900,000 $121,200,000 $381,100,000
     Fair value of Curis' outstanding
      options and warrants exchanged for
      Ontogeny and Reprogenesis options
      and warrants .....................    41,500,000   27,800,000   69,300,000
     Estimated merger-related fees and
      expenses*.........................     2,200,000    5,800,000    8,000,000
                                          ------------ ------------ ------------
       Total estimated purchase price...  $303,600,000 $154,800,000 $458,400,000
                                          ============ ============ ============

--------
* Allocation of Curis' estimated transaction costs of the merger. The transaction costs are direct costs of the merger and primarily include investment banking fees, accounting, legal and printing costs and Reprogenesis' restricted stock that vests upon completion of this transaction.

   Below is a table of the estimated purchase price allocation which reflects further refinement of the valuations of Ontogeny and Reprogenesis. The purchase price allocation is subject to further change based on final valuation and appraisals:

                                          Ontogeny   Reprogenesis    Total
                                        ------------ ------------ ------------
   Purchase price allocation:
     Tangible net assets acquired...... $ 36,600,000 $  3,200,000 $ 39,800,000
     Assembled workforce...............      400,000      100,000      500,000
     In-process research and
      development......................  186,200,000  108,600,000  294,800,000
     Goodwill..........................   80,400,000   42,900,000  123,300,000
                                        ------------ ------------ ------------
       Total........................... $303,600,000 $154,800,000 $458,400,000
                                        ============ ============ ============

   Curis' outstanding options and warrants exchanged for Ontogeny and Reprogenesis options and warrants were valued by an independent appraiser using a Black-Scholes Model with the following assumptions:

   Life of options.................... 6 months to 4 years
   Risk-free interest rate............ 5.43% to 6.56%
   Volatility......................... calculated based on Creative's volatility for a reasonable period prior to February
                                       15, 2000, 115%
   Dividend rate...................... 0%

   The market value utilized for the stock options and warrants was $7.142 and $5.348 for Ontogeny and Reprogenesis, respectively, based on Creative's market value of $8.357, adjusted for conversion.

   Tangible net assets of Ontogeny and Reprogenesis acquired principally include cash and cash equivalents, marketable securities, property and equipment, accounts payable, accrued liabilities, deferred revenues and notes payable.

Note 2. Pro Forma Adjustments

   Adjustments to record the purchase of Ontogeny and Reprogenesis on the March 31, 2000 unaudited pro forma combined condensed balance sheet:

      (A)To record assembled workforce.......................... $    500,000
      To record goodwill........................................  123,300,000

      (B)To reclassify deferred merger.......................... $ (1,482,026)
      To accrue balance of estimated merger costs...............   (6,517,974)
                                                                 ------------
      Total estimated merger costs.............................. $ (8,000,000)
                                                                 ============

      (C) To eliminate equity accounts of Ontogeny and Reprogenesis and redeemable convertible preferred stock

      (D) To record the issuance of 13,680,670 shares of Curis
          common stock for Ontogeny and Reprogenesis:
          Common stock at $0.01 par value....................... $    136,807
          Additional paid-in capital............................  450,277,130

      (E)To record Creative reverse stock split
          Common stock.......................................... $   (267,670)
          Additional paid-in capital............................      267,670

      (F)To record the write-off of in-process research and
       development.............................................. $294,800,000

   Adjustments to record amortization of assembled workforce and goodwill in the unaudited pro forma combined condensed statements of operation for the three months ended March 31, 2000:

      (G)Amortization of assembled workforce....................... $   25,000
      Amortization of goodwill.....................................  6,675,000
                                                                    ----------
      Total........................................................ $6,700,000
                                                                    ==========
      (H)To reverse the acquirees' merger related expenses
       (Ontogeny--  $1,858,506 and Reprogenesis--$605,000)......... $2,463,506

      (I) To eliminate accretion on Ontogeny preferred stock
          assumed to be converted to common shares in merger....... $   48,506

   Adjustments to record amortization of assembled workforce and goodwill in the unaudited pro forma combined condensed statements of operation for the year ended December 31, 1999:

      (J)Amortization of assembled workforce...................... $   100,000
      Amortization of goodwill....................................  26,800,000
                                                                   -----------
      Total....................................................... $26,900,000
                                                                   ===========
      (K) To eliminate accretion on Ontogeny preferred stock
          assumed to be converted................................. $   194,557

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


   (L) As required by Article 11 of Regulation S-X, the unaudited pro forma combined condensed statement of operations excludes material non-recurring charges which result directly from the merger and which will be recorded within twelve months following the merger. The following schedule shows the effect of the write-off of in-process research and development of $294,800,000, Creative's estimated integration costs of $2,000,000 and, for the three months ended March 31, 2000, Ontogeny and Reprogenesis merger expenses of $2,463,506. The integration costs related primarily to termination benefits in the reduction of Creative employees. Termination benefits include anticipated one-time or periodic payments from the date the Creative employee will cease employment.

                                              Three Months
                                                 Ended          Year Ended
                                             March 31, 2000  December 31, 1999
                                             --------------  -----------------
     Net loss............................... $(321,395,811)    $(355,746,855)
     Basic and diluted loss per common
      share................................. $      (13.05)    $      (15.76)

Note 3. Pro Forma Net Loss Per Share

   The unaudited pro forma basic and diluted net loss per share is based on the weighted average number of shares of Creative, Ontogeny and Reprogenesis common shares outstanding on an exchange ratio of one share for 0.30, 0.2564 and
0.1956 (subject to adjustment to account for the priority of the Reprogenesis series A preferred stockholders), respectively, of a Curis common share during the period and the weighted average number of Ontogeny and Reprogenesis preferred shares and certain of Reprogenesis warrants on an as-converted basis using the respective exchange ratio for Curis common shares. Options and warrants outstanding have not been included in the computation of pro forma diluted net loss per share for the periods reported because their effect would be antidilutive.

   Pro forma weighted average shares outstanding were computed as follows:

                                 Three months ended March 31, 2000
                                 ----------------------------------
                                  Creative   Ontogeny  Reprogenesis   Total
                                 ---------- ---------- ------------ ----------
   Weighted average common
    shares outstanding.......... 37,556,903  3,126,240  13,665,736
   Weighted average preferred
    stock converted to common
    shares in merger............        --  32,880,150   7,431,836
                                 ---------- ----------  ----------
   Total........................ 37,556,903 36,006,390
   Conversion ratio.............       0.30     0.2564      0.1956
                                 ---------- ----------  ----------
   Pro forma weighted average
    shares outstanding.......... 11,267,071  9,232,038   4,126,685  24,625,794
                                 ========== ==========  ==========  ==========

                                    Year Ended December 31, 1999
                                 ----------------------------------
                                  Creative   Ontogeny  Reprogenesis   Total
                                 ---------- ---------- ------------ ----------
   Weighted average common
    shares outstanding.......... 35,605,157  2,591,735  10,897,660
   Weighted average preferred
    stock converted to common
    shares in merger............        --  32,015,151   4,555,486
                                 ---------- ----------  ----------
   Total........................ 35,605,157 34,606,886  15,453,146
   Conversion ratio.............       0.30     0.2564      0.1956
                                 ---------- ----------  ----------
   Pro forma weighted average
    shares outstanding.......... 10,681,547  8,873,206   3,022,635  22,577,388
                                 ========== ==========  ==========  ==========

                                 CURIS BUSINESS

Overview of Curis

   Curis intends to be a leader in the emerging field of regenerative medicine in which therapeutics are used to improve, restore or preserve the function of tissues and organs. Formed by the merger of Creative, Ontogeny and Reprogenesis, Curis will apply the insight gained through the study of developmental biology with expertise in protein factors, cell therapies, tissue engineering and small molecules to facilitate the development of new regenerative medicine therapies. Curis' product pipeline will include: a product which is currently under regulatory review in the United States, Europe and Australia; products in late-stage clinical development; numerous early clinical and advanced preclinical products; and a discovery engine that combines functional genomics and developmental biology across multiple medical indications. We believe these products have the potential to change the way degenerative disease, cancer and other disorders associated with loss of function are treated.

Regenerative Medicine Background

   The aging population is creating a growing need for regenerative medicine therapies. Chronic degenerative diseases result in deteriorating quality of life and increasing cost of patient care. Whether addressing degenerative disorders, malignancies, trauma (e.g., paralysis due to spinal cord damage), auto-immune disorders or other conditions, there are a lack of therapies currently available generally to address the underlying loss of tissue function inherent in these degenerative disorders.

   One solution for the challenges posed by an aging population is to identify therapeutics that can stimulate repair and regeneration of damaged tissues and organ systems. There is mounting evidence that even elderly adults retain or can regain the capacity to repair and rebuild tissues and organs. The restoration of lost function would improve the independence and quality of life of the individual while having the potential to decrease the financial burden to society.

Functional Genomics/Developmental Biology

   As the sequencing of the human genome nears completion, a major objective for biopharmaceutical companies will be to identify the key target genes for drug discovery. A significant challenge will be to sort efficiently through the over 100,000 genes in the human genome to identify these key target genes. Understanding the function of genes in key biological processes is becoming an important basis for creating new drug development screens and new therapies.

   Developmental biology is a powerful tool that can be used to identify therapeutics relevant to tissue repair and regeneration. Developmental biology is the study of the molecules and pathways that the embryo uses to build all the critical organ systems of the body. The same process of growth and differentiation is constantly occurring in the adult during, for example, the body's normal replenishing of the blood supply and maintenance of skin and hair growth. Therefore, the control molecules discovered in the embryo may be applied to the treatment of adult diseases to induce tissue regeneration or restore function.

   Curis is positioned to integrate genomics sequence data and knowledge of developmental biology to understand the function of genes in tissue formation and repair. We believe creating high throughput screening assays based on developmental biology discoveries will enable us to accelerate the identification of new therapeutic product candidates.

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

Regenerative Medicine Technologies

   Curis has expertise in four major regenerative medicine technologies necessary to take advantage of the opportunities created by the sequencing of the human genome and developmental biology. These technologies are:

  . Protein Factors: gene/protein identification, expression and functional characterization, and the ability to develop therapies based on or incorporating genes/proteins through protein biochemistry, protein production and protein delivery.

  . Cell Therapies: the ability to culture, qualify, deliver and manage cells for the development of therapies incorporating living cells for tissue regeneration.

  . Tissue Engineering: matrix development and delivery expertise including knowledge of biomaterials, synthetic materials and other scaffolds for tissue formation and knowledge of cell/factor/matrix interactions in tissue formation and repair.

  . Small Molecules: cell-based assays, developmental biology expertise, high throughput screening, combinatorial chemistry libraries and medicinal chemistry.

Curis Product Opportunities Portfolio

   Curis, via the merger of Creative, Ontogeny and Reprogenesis, will acquire the product portfolio that is more fully described in the respective business sections of each of Creative, Ontogeny and Reprogenesis. Set forth in the chart below are the principal product candidates and research programs that will become part of Curis at the time the merger is consummated. A brief description of these product candidates and research programs, based on the current research and development activities of Creative, Ontogeny and Reprogenesis, follows the chart. For a more complete description of these product candidates and research programs, see "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Product Development and Research Programs", "Ontogeny Business, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Ontogeny's Clinical Leads and Targets" and "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Products."

Curis Product and Product Candidate Chart

Curis Pipeline
--------------------------------------------------------------------------------

             Pre-       IND     Phase II/ Phase III/ Regulatory
  Research clinical Preparation   Pilot    Pivotal     Review
--------------------------------------------------------------------------------
      Non-Healing --------------------------------------------------------
   Fractures(/1/)
            Fresh ----------------------------------------------
   Fractures(/1/)
   Vesicoureteral ----------------------------------------------
      Reflux(/2/)
      Periodontal -----------------------------------
     Disease(/1/)
           Spinal -----------------------------------
      Fusion(/1/)
    Inhibition of -------------------------
  Restenosis(/2/)
       Basal Cell -------------------------
   Carcinoma(/3/)
           Stroke ------------------------
    Recovery(/4/)
          Bladder ------------------------
Augmentation(/2/)
Neuropathies/CNS(/5/)
                  --------------
    Chronic Renal --------------
     Failure(/3/)
 Hair Growth(/3/) --------------
    Maxillofacial --------------
      Repair(/2/)
         Diabetes ------
     Factors(/3/)
       Pancreatic ------
      Islets(/3/)

--------
(1)  Partnered with Stryker by Creative.
(2)  From Reprogenesis.
(3)  From Ontogeny.
(4)  From Creative.
(5)  Partnered with Biogen by Ontogeny.

 OP-1

   OP-1 Device. The OP-1 Device is a powder mixture of Osteogenic Protein-1 (OP-1) and a highly purified Type 1 collagen matrix which is formed into a paste to be applied during surgery. Creative has partnered with Stryker to develop the OP-1 Device for orthopaedic and dental reconstruction. Based upon the clinical results of the pivotal trial in non-healing fractures of the tibia, Stryker filed an application for marketing approval of the OP-1 Device in the U.S., Europe and Australia. The OP-1 Device is in pivotal and early trials for other bone reconstruction indications including fresh fractures, spinal fusion and periodontal disease. Stryker reported that it is responding to a deficiency letter received from the FDA regarding the U.S. application for marketing approval, or PMA, that focuses on the radiographic findings in the pivotal study and certain other clinical data. The timing of the regulatory process is unpredictable and it is uncertain whether or when approvals will be obtained from the FDA or other regulatory agencies for any use of the OP-1 Device. We believe that the OP-1 Device provides our first example of the regenerative capabilities of the human body to direct regrowth of degenerated, damaged or missing tissue, in this case bone.

   Stroke Recovery. In preclinical studies conducted at Massachusetts General Hospital and other leading institutions, animals treated with OP-1 showed a statistically significant improvement in the rate and extent of motor skills recovery compared to untreated animals when OP-1 was administered up to three days following the stroke. OP-1 is in preclinical development for use as a stroke recovery therapy.

   Renal Failure. In preclinical models of chronic and acute renal failure, OP-1 treatment has shown an ability to preserve renal function and reduce kidney tissue damage. OP-1 is in preclinical development for use as a renal failure therapy.

 Chondrogel for Vesicoureteral Reflux

   Vesicoureteral Reflux is a pediatric urologic disorder involving the backflow of urine from the bladder to the kidneys. Chondrogel is a structural tissue product comprised of cartilage cells from the specific patient, expanded in the laboratory, in a biodegradable gel for endoscopic injection, a minimally invasive implantation procedure. This material is injected into the submucosa of the bladder at the junction of the ureter and bladder in order to reduce the size of the opening from the ureter to the bladder to prevent the backflow of urine to the kidney. Chondrogel is in a Phase III clinical trial.

 Vascugel for the Inhibition of Restenosis

   Vascugel is designed to enhance the efficacy of bypass graft surgery and chronic vascular access by reducing or eliminating restenosis, which is the re-narrowing of a patient's blood vessels. Recognizing that the endothelial cells regulate smooth muscle cell overgrowth, Vascugel utilizes human endothelial cells in a biodegradable wrap placed on the outside of bypassed or grafted vessels at the time of surgery. Preclinical studies are underway to support a regulatory filing for permission to initiate a clinical trial of Vascugel.

 Hedgehog Proteins

   Ontogeny possesses proprietary rights to another important family of proteins that induce cell and tissue growth and differentiation, referred to as the hedgehog family. Sonic Hedgehog has neuro-inductive, growth factor and neuroprotective properties, and offers the potential for treatment of neurodegenerative diseases such as peripheral neuropathy (i.e., a loss of nerve function in the extremities of the body), Parkinson's disease, Alzheimer's disease, Amyotrophic Lateral Sclerosis and Multiple Sclerosis. Desert Hedgehog plays a role in normal peripheral nerve signaling. Ontogeny is exploring its use in disorders related to nerve signaling such as chemotherapy- and diabetes-induced neuropathy. Neurology therapies based upon the hedgehog proteins are being developed in partnership with Biogen.

 Basal Cell Carcinoma Treatment and Prophylaxis

   The hedgehog receptor "patched" is critical for normal skin and hair formation. In cases of abnormal skin growth such as basal cell carcinoma, a form of skin cancer (BCC), Ontogeny has identified small molecules that turn off the patched signaling pathway to stop growth of or even shrink BCCs. Preclinical studies of a candidate therapy for treatment of BCC are underway. These studies are intended to support an IND filing for a BCC therapeutic.

 Bladder Augmentation

   Reprogenesis is developing a bladder product that uses the patient's cells on a synthetic scaffold for bladder augmentation. The approach under development is intended to augment or replace the use of transplanted bowel segments to increase bladder capacity. Preclinical studies are underway to support clinical trials.

 Hair Growth

   Sonic Hedgehog can induce or accelerate hair growth in animals. Based upon this biology, Ontogeny has developed proprietary cell-based assays and is screening for small molecule therapies that will induce the same hair growth effect.

 Other Products in Research and Development

   Several additional programs are in research or early preclinical evaluation. These include research and development of therapies for diabetes, cancer and arthritis, and tissue engineering products for the upper jaw and face and soft tissue reconstruction.

Research and Development Portfolio Review

   Curis intends to review the research and development pipeline of the combined companies, and allocate resources among the various research and development projects based on their strategic fit and the availability of internal resources. To the extent a project requires greater resources than are available internally, Curis may seek to enter into academic and commercial collaborations to continue such projects to address this need, however, Curis may not continue all of the current projects of Creative, Ontogeny and Reprogenesis.

Competition

   We will face competition in each of our product development programs and in our developmental biology research. The products that we will be developing would compete with existing and new products being created by pharmaceutical, biopharmaceutical and biotechnology companies as well as universities and other research institutions. Many of our competitors are significantly larger than we are and have substantially greater capital resources, research and development staffs and facilities than we have.

   Competing orthopaedic and dental reconstruction products may include morphogenic proteins, growth factors, autografts, allografts, and electrical stimulation. Competing products and approaches for vesicoureteral reflux include surgery, antibiotics and other bulking agents such as bovine dermal collagen, synthetic materials and other biomaterials. Several approaches are currently being developed to reduce restenosis including local and systemic drug therapy, endovascular brachytherapy, gene therapy and improved stenting techniques. Our other product development programs will similarly face significant competition.

   In addition, research in the field of developmental biology and genomics is highly competitive. Our competitors in this field of developmental biology include, among others, Amgen, Inc., Chiron Corporation, Exelixis, Inc., Genentech, Inc. and Geron Corporation. Competitors in the genomics area include, among others, public companies such as Axys Pharmaceuticals, Inc., Genome Therapeutics Corporation, Human Genome Sciences, Inc., Incyte Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc. and Myriad Genetics, Inc. We expect competition to intensify in genomics research and developmental biology as technical advances in the field are made and become widely known.

   For a further discussion of the competition against Curis see "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Competition", "Ontogeny Business, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Competition" and "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations-- Competition."

Regulatory Matters

   Regulation by governmental agencies in the United States and other countries is a significant factor in the clinical evaluation and licensing of our potential products as well as in the development and research of new products. All of our products currently under development will require regulatory approval by the FDA under the Food, Drug, and Cosmetic Act, as a drug or device, or under the Public Health Service Act as a biological, to be marketed in the United States and by similar governmental agencies outside the United States (collectively, "Regulatory Authorities"). Regardless of the classification assigned to our products, all human diagnostic and therapeutic products are subject to rigorous testing to demonstrate their safety and efficacy. Generally, considerable time and expense are required to demonstrate safety for use in humans, to design an acceptable clinical trial to enroll patients and to clinically evaluate the safety and efficacy of a new product. Moreover, even after extensive preclinical testing, unanticipated side effects can arise during clinical trials and in the course of related or unrelated research (within or outside the Company's control) that can halt or substantially delay the regulatory process at any point. Seeking and obtaining regulatory approval for a new therapeutic or diagnostic product is likely to take several years and will require the expenditure of substantial resources. No assurance can be given that any product which enters pre-clinical or clinical development will be approved for sale by the FDA or any other Regulatory Authorities.

   For a discussion of the regulatory matters, see "Regulatory Matters Affecting Curis, Creative, Ontogony and Reprogenesis."

Sales and Marketing

   We currently have no sales, marketing and distribution experience or infrastructure. We plan to develop small specialty sales, marketing and distribution capabilities for the sale marketing and distribution of Chondrogel and other specialty products. There can be no assurance that we will successfully develop this sales, marketing and distribution capability. With respect to products which address larger markets, we plan to rely significantly on sales, marketing and distribution arrangements with third parties until we develop broader capabilities.

   For a further discussion of Curis' sales and marketing position, see "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations", "Ontogeny Business, Selected Financial Data and Management Discussion and Analysis of Financial Condition and Results of Operations" and "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations."

Collaborative Alliances

   Our strategy for development and commercialization of many of our products depends upon the formation of various collaborations and strategic alliances. We will have strategic alliances with Stryker, Biogen, Becton Dickinson, Genzyme and others. There can be no assurance that we will be able to establish additional collaborations and strategic alliances necessary to develop and commercialize our products, that any such arrangements will be on terms favorable to us or that the current or future strategic alliances ultimately will be successful.

   For a further discussion of the collaborative alliances of Curis, see "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations-- Collaborative Agreements", "Ontogeny Business, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Collaborative Agreements" and "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Collaborative Agreements."

Patents

   Our ability to commercialize our products and compete effectively with other companies will depend, in part, on our ability to maintain proprietary rights to our products and technology. Collectively, Creative, Ontogeny and Reprogenesis currently own or have rights to 107 issued and 158 pending patent applications in the United States and have foreign counterpart patent filings for most of these patents and patent applications. These patent applications are directed to compositions of matter, methods of making and using these compositions, methods of repairing, replacing, augmenting and creating tissue for multiple applications, methods for drug screening and discovery, developmental biological processes, and patents relating to our proprietary technologies. The patent positions of pharmaceutical, biopharmaceutical, and biotechnology companies, including us, are generally uncertain and involve complex legal and factual questions. There can be no assurance that any of these pending patent applications will result in issued patents, that we will develop additional proprietary technologies or products that are patentable, that any of our patents or those of our collaborative partners will provide a basis for commercially viable products or will provide us with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have an adverse effect on our ability to conduct our business.

   For a further discussion of Curis' patent estate see "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Patents and Proprietary Rights", "Ontogeny Business, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations-- Patents and Proprietary Rights" and "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Patents and Protection of Proprietary Technology."

Employees

   Creative, Ontogeny and Reprogenesis collectively have approximately 153 full time employees of whom 58 hold Ph.D. or other advanced degrees. Approximately 115 of these employees are currently involved in research, development, engineering, production, clinical or regulatory affairs activities. None of our employees are a party to a collective bargaining agreement, and each of Creative, Ontogeny and Reprogenesis considers its relations with employees to be good. We have established transition teams which will review the research and development programs and the capabilities of Curis to determine, among other things, the needed staffing to support our research, development and other activities. For a further discussion of Curis' employees, see "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Employees", "Ontogeny Business, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Employees" and "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations-- Employees, Facilities and Manufacturing."

Facilities

   Curis will have facilities in four locations upon the closing of the merger. These include 36,000 square feet in Cambridge, Massachusetts, 52,000 square feet at a separate site in Cambridge Massachusetts, 35,400 square feet in two adjacent facilities in Hopkinton, Massachusetts, and 10,500 square feet of office space in Boston, Massachusetts. We intend to consolidate our operations from these multiple facilities into the two Cambridge locations. Curis believes that the facilities at these two Cambridge locations will be adequate for the combined operations of Curis over the next 12 months. For a further discussion of Curis' facilities, see "Creative Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Description of Property", "Ontogeny Business, Selected Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Facilities" and "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations--Employees, Facilities and Manufacturing."

Manufacturing

   We have limited experience and capabilities in large-scale commercial manufacturing of protein, cell therapy, biomaterials or small molecule products. Creative established manufacturing facilities to produce the OP-1 device which were sold to Stryker in 1998 and are being used to produce the OP-1 device. We retain some of the personnel with skills needed for formulation, analysis and development of recombinant proteins. Reprogenesis has established a manufacturing facility and staff to support clinical trials of Chondrogel and Vascugel. We have in this group skills in the production and qualification of cell therapy and biocompatible materials products. Our commercialization plan for Chondrogel involves in-house manufacturing of this product. We do not currently have any commercial manufacturing operations and do not have a qualified cGMP commercial manufacturing facility for Chondrogel or other products that we may choose to develop. We or our collaborative partners will need to establish commercial manufacturing capacity, either internally or through third parties, for future products that we or our collaborative partners may develop. For a further discussion of Curis' manufacturing, see "Reprogenesis Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations-- Employees, Facilities and Manufacturing."

Liquidity and Capital Resources of Curis

   As of March 31, 2000, Creative, Reprogenesis and Ontogeny had combined cash, cash equivalents and marketable securities of approximately $63 million. Curis anticipates that these existing capital resources should be sufficient to fund the independent operation of the companies until the merger, the costs associated with the merger, and Curis' operations following the merger through the end of 2001.

    CREATIVE BUSINESS, SELECTED CONSOLIDATED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                              Business of Creative

   Creative is a biopharmaceutical company focused on the development of products for human tissue regeneration and repair. Creative's core technologies are based on its understanding of the role that morphogenic proteins play in human biology. Morphogenic proteins are proteins that are involved in the initiation and regulation of the cellular events responsible for the formation and repair of human tissues and organs.

   Creative's goal is to apply certain aspects of genetic engineering and its understanding of cellular biology to the development and commercialization of morphogenic proteins and related compounds to treat a wide array of medical conditions. Creative has product candidates in development for several applications including orthopaedic and dental reconstruction, treatment of kidney disease, and treatment of stroke and other neurological disorders. Through Creative's efforts to patent and license its technology, Creative has a strong intellectual property position covering morphogenic proteins as therapies. Creative's lead product candidate, the OP-1 device, is in the final stages of development and commercialization by Stryker Corporation.

   Orthopaedic Reconstruction and Dental Therapeutics. Creative has had a long-term collaboration with Stryker, a leading surgical and medical products company, to develop Osteogenic Protein-1, OP-1, for use in the repair or replacement of bone and joint tissue, orthopaedic reconstruction, and for use in dental therapeutics. Prior to November 1998, Creative was responsible for manufacturing OP-1 products for Stryker and conducting research for Stryker in the orthopaedic reconstruction and dental fields. Stryker was responsible for clinical and regulatory development and sales and marketing of OP-1 products in these fields. The Stryker agreement was restructured in November 1998 to provide Stryker with the exclusive rights to manufacture OP-1 products in these fields. At this time Stryker acquired Creative's commercial manufacturing operations. As a result, Stryker has the exclusive right to develop, market, manufacture, and sell products based on OP-1 for use in orthopaedic reconstruction and dental therapeutics. In return, Creative agreed with Stryker to increase the royalty rate under the agreement.

   Stryker has completed a pivotal study of an OP-1 device designed to induce new bone formation. This trial was conducted in 122 patients with non-healing fractures of the tibia, the major bone of the lower leg. The objective of this trial was to demonstrate that treatment with the OP-1 Device could repair non-union fractures of the tibia as well as treatment with the currently most widely used treatment, autograft. Autograft is a procedure which involves removal of bone from the hip and implanting that bone at the fracture site to induce healing. The results of the trial, as presented in March 1998, demonstrated that the group of patients treated with the OP-1 Device had comparable clinical success to the autograft group without the need for a second invasive procedure to harvest autograft bone. In June 1999, Stryker announced that it had submitted a Pre-Market Approval, or PMA, application to the FDA and a Marketing Authorization Application in Europe to the European Medicines Evaluation Agency. The FDA accepted Stryker's application for filing in June 1999. Stryker reported that it is responding to a deficiency letter received from the FDA regarding the PMA that focuses on the radiographic findings and certain other clinical data. Stryker also filed a Marketing Authorization Application (MAA) with the European Medicines Evaluation Agency
(EMEA) for certain OP-1 uses, which was accepted for filing in July 1999, and a New Drug Application with the Therapeutic Goods Administration (TGA) in Australia in December 1999. The applications are Stryker's formal requests to the various regulatory authorities for approval to market the OP-1 Device. Creative cannot predict the timing of the regulatory process and there can be no assurance that approvals will be obtained from the FDA or other regulatory agencies for any use of the OP-1 Device.

   In addition to the pivotal trial in non-healing fractures, Stryker has reported initiating clinical studies in other bone graft indications. These studies include a 200 patient clinical trial in Canada to evaluate use of the

OP-1 Device to treat fresh fractures, a U.S. clinical trial to evaluate the use of the OP-1 Device in spinal fusion, a study in Australia to treat patients with difficult to heal orthopaedic indications, and several pilot studies in Europe.

   Stryker is also developing an OP-1 Device for the treatment of periodontal disease. Completed preclinical studies indicate that an OP-1 Device may restore the periodontal tissues necessary to maintain tooth attachment when used in conjunction with standard surgical treatments of periodontal disease. Stryker is conducting a clinical trial in the United States to test an OP-1 Device in the treatment of periodontal disease.

   Neurological Disorders. Creative is developing morphogenic protein therapies for neurological disorders, including stroke and Parkinson's disease. Laboratory studies have shown that OP-1 enhances the survival of neurons and may promote the establishment of new neuronal connections. In several preclinical studies, OP-1 improved the rate and extent of motor function recovery in animal models of stroke. Such positive results in preclinical studies of stroke have been observed even if treatment with OP-1 is initiated up to three days after the stroke. Additional preclinical studies are currently underway in preparation of a stroke therapy investigational new drug application, or IND, and to evaluate the effectiveness of Creative's proprietary proteins in treating other neurological disorders, including traumatic brain injury, spinal cord injury and Parkinson's disease.

   Kidney Disorders. Creative is developing an OP-1 based therapy for chronic renal failure, a condition characterized by the slow progressive loss of kidney function ultimately resulting in the need for kidney transplantation or dialysis. Chronic renal failure represents a substantial unmet medical need. Preclinical studies indicate that OP-1 administration improves kidney function in animal models of both acute and chronic renal failure. Through December 1999, Creative had a development agreement with Biogen under which Biogen provided funding for and retained an option to OP-1 based therapies for chronic renal failure. As ofDecember 31, 1999, Biogen did not exercise its option, and Creative has assumed all rights to OP-1 basedrenal therapies.

   Other Programs. In addition to its work with OP-1, Creative is conducting research directed toward the development of new therapeutic applications for other related morphogenic proteins in Creative's proprietary portfolio. Creative also has a program underway to develop and identify orally-active drug compounds that either promote morphogenic protein expression or mimic the biological activities of morphogenic proteins.

   Creative is a Delaware corporation with principal offices at 45 South Street, Hopkinton, Massachusetts, USA, 01748. Creative's telephone number is
(508) 782-1100.

   Forward-looking statements are made throughout this discussion of Creative's Business, Selected Consolidated Financial Data and Management's Discussion and Analysis of Financial Condition and Results of Operations. For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "believes," "seeks," "estimates," "plans," "expects," "anticipates," "hopes," and similar expression are intended to identify forward-looking statements. There are a number of important factors that could cause the results of Creative to differ materially from those indicated by such forward-looking statements, including those detailed under the heading "Forward-looking statements" under the heading "Risk Factors" set forth in Creative's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, filed March 13, 2000 with the Securities and Exchange Commission. You may obtain the information incorporated by reference without charge by following the instructions in the section entitled "Where You Can Find More Information" that begins on page 182 of this joint proxy statement-prospectus.

Creative's Technology

   Creative has played a significant role in advancing the scientific understanding of the process of tissue repair and regeneration. Creative has established a technology platform based on the molecular and cellular events responsible for tissue and organ development. Creative was the first to identify and characterize certain

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morphogenic proteins that are key regulators of tissue and organ formation in humans. These morphogenic proteins, and Creative's understanding of the biology related to the activity of these proteins, provide the basis for the development of its proprietary therapeutic products.

   The role of morphogenic proteins in the formation, maintenance and repair of many tissues has led Creative to believe that morphogenic proteins may provide therapies to treat several types of acute injury or chronic disease. Creative's research and that of its collaborators has indicated that morphogenic proteins are significant in the formation of many tissues including bone, cartilage, kidney, dental and brain tissues. OP-1, a morphogenic protein, has been developed in a formulation with a collagen matrix to induce bone formation. In human trials, this OP-1 and collagen device has demonstrated the ability to repair bone defects in several hard-to-heal orthopaedic indications. Additional clinical trials are currently underway to evaluate this device in other indications, including the treatment of periodontal disease, fresh fractures and spinal fusion. Together with its collaborators, Creative is exploring the role of several other morphogenic proteins in the development of tissues throughout the body. Creative has determined that several of these proteins are important in neurological development and appear to interact with neurons to promote certain biological functions of these neurons. These findings form the basis of the therapies Creative is developing for stroke and other neurological diseases. Creative has also determined that OP-1 is critical to the normal development of the kidney and plays an important role in kidney function. This knowledge may assist Creative in developing a chronic renal failure therapy based on OP-1. Creative is similarly exploring the role of several of the morphogenic proteins in tissues throughout the body to identify new product opportunities for therapies based on these proteins.

   In addition to identifying and characterizing several morphogenic proteins, including OP-1, Creative has identified with its collaborators the DNA sequences which regulate the expression of OP-1. Creative has also discovered the cellular receptors to which OP-1 and other morphogenic proteins bind and through which they act as well as the three-dimensional structure of OP-1. These discoveries have enabled Creative to initiate a small molecule program, the goal of which is to identify second generation, orally-active drug compounds that either promote morphogenic protein expression or mimic the biological activities of morphogenic proteins.

Business Strategy

   Creative's objective is to be the leader in the discovery and development of therapeutics for tissue repair and regeneration based on the biology of morphogenic proteins. Key elements of Creative's continuing business strategy include:

   Receiving Royalties from the Sale of OP-1 Orthopaedic and Dental Products by Stryker. Creative has had a long-term research and development agreement with Stryker that was restructured in November 1998. Under the agreement with Stryker, Creative receives royalties on sales of Stryker's OP-1 products. Stryker is seeking approval from regulatory authorities to market and sell the OP-1 bone graft device in the United States and foreign markets. If approved, Stryker will be responsible for worldwide commercialization of the OP-1 Device and Creative will receive royalties on such sales. There can be no assurance that Stryker can obtain such regulatory approvals or successfully commercialize its OP-1 products. If Stryker does not commercialize its OP-1 products, Creative may never receive significant royalties on Stryker's OP-1 products.

   Developing Morphogenic Protein Therapies for Stroke and Other Neurological Disorders. Preclinical studies have demonstrated that the administration of OP-1 following stroke can improve the rate and extent of motor skills recovery. Creative is currently conducting additional preclinical studies which are intended to support the filing of an Investigational New Drug, or IND, application with the FDA in order to initiate clinical trials for a new stroke therapy. Creative is also evaluating morphogenic protein therapies designed to treat other neurological disorders.

   Developing OP-1 as a Therapy for Renal Disease. Preclinical results have demonstrated that OP-1 may be beneficial in protecting against kidney damage in acute conditions and in slowing kidney function decline in chronic disease. Creative is currently conducting additional preclinical studies which are intended to support the

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filing of an IND application with the FDA in order to enable Creative to initiate clinical trials for a therapy to treat chronic renal failure.

   Creating New Morphogenic Protein Therapies. Creative has proprietary rights covering several morphogenic proteins that may be involved in the formation and repair of several tissues and organs. Creative is investigating the role of these proteins in several new therapeutic indications.

   Developing Molecular Therapeutics Based on Morphogen Biology. Creative believes that certain small compounds may be able to stimulate important biological responses involved in the activity of morphogenic proteins. Creative further believes that since such small compounds are more likely to lead to orally available therapies, they could be attractive candidates for commercial development. Creative is developing biochemical and cell-based screens based on the biology of morphogenic proteins and has a collaboration with Neogenesis, Inc. to screen chemistry libraries and identify small molecule therapeutic candidates.

   Establishing Corporate Collaborations. Creative may elect to establish corporate collaborations to achieve several purposes. Creative hopes that such collaborations will allow it to strengthen its financial resources, broaden its pipeline of programs, access complementary technologies, and gain development, manufacturing and commercialization expertise.

   Establishing Academic Collaborations. Creative utilizes a large network of academic collaborators to extend expertise and knowledge about tissue formation and morphogenic protein biology, to identify additional therapeutic uses for morphogenic proteins, and to conduct preclinical studies of our therapies.

Product Development and Research Programs

   Creative or its collaborators are developing several therapeutic products. The following table sets forth Creative's product development programs:

                                     Commercial
Potential Application                  Rights   Development Status(1)
---------------------                ---------- ---------------------
Orthopaedic Reconstruction and
 Dental Applications
  Non-Union Fractures, Tibia........  Stryker   U.S. Pivotal Trial Completed
                                                Regulatory review underway in
                                                the United States, Europe and
                                                Australia
  Non-Union Fractures, All Long       Stryker   U.S. Treatment Study
   Bones............................
  Fresh Fractures...................  Stryker   Canadian Clinical Study
  Spinal Fusion.....................  Stryker   U.S. Clinical Study
  Other Bone Graft Indications(2)...  Stryker   International Clinical Studies
  Periodontal Disease...............  Stryker   U.S. Clinical Study
  Cartilage Regeneration............  Stryker   Preclinical
Kidney Disorders
  Acute Renal Failure...............  Creative  Preclinical
  Chronic Renal Failure.............  Creative  Preclinical
Neurological Disorders
  Stroke............................  Creative  Preclinical
  Other Neurological Disorders......  Creative  Preclinical

--------
  (1) "Pivotal Clinical Trials" are investigations conducted under an Investigational Device Exemption, IDE, intended to be used as the primary supporting documentation for regulatory approval of a new medical device. "Treatment Study" denotes an open label study pursuant to a supplement to an IDE. "Clinical Studies" vary in scope from a Canadian Clinical Trial in 200 patients with fresh fractures to several physician sponsored feasibility investigations conducted among a small number of patients. "Preclinical" denotes the collection and analysis of data from multiple studies in animals relating to toxicity and/or efficacy in preparation for an Investigational New Drug, IND, or IDE application filing. See "Regulatory Matters Affecting Curis, Creative, Ontogeny and Reprogenesis." In any case where more than one product formulation or composition may be developed, the status stated relates to the most advanced product in that field.
  (2) Stryker has announced that it has initiated clinical studies for several orthopaedic reconstruction applications of OP-1. Preliminary data has been reported from some of the ongoing studies.

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   Orthopaedic Reconstruction and Periodontal Applications--Stryker Products in
Development. Creative has collaborated with Stryker, a leading specialty surgical and medical products company, to develop and commercialize orthopaedic reconstruction and dental therapy products. Under its collaboration agreement with Stryker, Creative granted Stryker exclusive rights to develop, manufacture and commercialize OP-1 products in orthopaedic reconstruction and dental applications, for which Creative will receive royalties on commercial sales of OP-1 products in this field. See "--Collaborative and Licensing Agreements-- Stryker Corporation."

   Orthopaedic Reconstruction. Creative believes there is a significant commercial opportunity for the use of OP-1 products to regenerate bone and cartilage tissue in orthopaedic reconstruction. Based on reports by Salomon Smith Barney and Tucker Anthony, Creative believes that in 1998, there were more than1.6 million procedures performed in the United States that may have benefited from the OP-1 Device, if it were available. These procedures included repair of non-healing fractures (170,000), open fracture reductions (600,000), spinal fusions (300,000), maxillofacial reconstructions (220,000), and prosthetic fixations (550,000).

   Through its collaboration with Stryker, Creative has generated substantial evidence that OP-1 is a potent stimulator of bone and cartilage formation. Numerous studies in six different animal species have demonstrated that OP-1 is capable of inducing bone regeneration at a wide array of sites within the body in which bone is normally present. Bone formed in response to OP-1 has been shown to be biochemically and biomechanically identical to normal bone.

   The most widely employed reconstruction procedure for the replacement of lost or damaged bone is bone grafting. Grafting involves surgical transplantation of bone or bone chips to the site of the defect to facilitate new bone formation. Autograft, the currently preferred grafting approach, involves two surgical steps: a first step to harvest the graft, and a second step to implant the graft at the site of the defect or injury. In addition to the pain and cost associated with this two-step procedure, many patients experience complications resulting from the graft harvesting step. A second approach involving allograft procedures utilizes bone grafts or demineralized bone taken from cadavers. Creative believes that the OP-1 Device applied locally to the site of the defect could be used as an alternative to many bone graft procedures, and may provide reliable healing without the need for graft harvesting with its associated complications.

   Stryker has reported completing a pivotal clinical trial under an IDE to evaluate the use of an OP-1 Device as a bone graft substitute. The randomized prospective study included 122 patients at 18 different centers throughout the United States. Patients included in the study had tibial non-union fractures for at least nine months following initial injury without demonstrating progress toward union for the previous three months. Such non-union fractures are often caused by high-energy trauma, do not usually heal well, and generally require repeated surgical interventions. The study was designed to evaluate whether treatment with the OP-1 Device is equivalent to autograft, the current standard of treatment. The OP-1 Device used in this study consisted of a paste-like formulation that was applied locally at the fracture site.

   The results of the trial, presented in March 1998 at the American Academy of Orthopaedic Surgeons, demonstrated that the OP-1 Device had comparable clinical success to autograft without the need for a second invasive procedure to harvest autograft bone from the hip. The analysis of the data in this trial showed statistical equivalence between OP-1 and autograft with respect to the clinically important areas of weight-bearing and pain. In addition, the data confirmed that there were comparable rates of re-operation for the two groups of patients. Specifically, eleven of the 61 autograft patients and ten of the 61 OP-1 patients have required re-operation to date. Finally, the data showed a significant reduction in blood loss for the OP-1 patients as compared to the autograft patients and the elimination of certain other complications associated with the harvest of autograft. Radiographic evidence of healing did not meet the predicted target for either group and was approximately 10% higher for the autograft group during the long-term follow-up period.

   In October 1995, the FDA approved a supplemental treatment arm, or an Open-Label Trial, of the pivotal trial, allowing Stryker to expand the study to test the OP-1 Device for the treatment of all long bone non-union fractures. Stryker has completed the selection of patients in this Open-Label Trial.

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   Data presented at a scientific conference in November 1998 from an
Australian clinical experience involving 80 patients indicated good clinical and radiological success with use of the OP-1 Device to treat patients with hard-to-heal orthopaedic indications. The presenting clinician reported that 41 (93%) of the 44 patients who had completed five months of follow-up showed clinical or radiological improvement following OP-1 Device treatment. Patients enrolled in this study had a variety of orthopaedic indications including non-union fractures, spinal fusions, revision arthroplasty, peri-prosthetic fractures, bone defects, and arthrodeses. Since the data were presented, Stryker has continued enrollment of additional patients in this study.

   Stryker has initiated a 200 patient clinical study in Canada to evaluate the use of the OP-1 Device for the treatment of fresh fractures and a U.S. clinical study to evaluate the OP-1 device in spinal fusion. Stryker has also initiated clinical studies in several European countries. Stryker may initiate additional clinical trials to demonstrate the utility of OP-1 based products in additional orthopaedic indications. Stryker and Creative have also conducted preclinical studies indicating the potential utility of OP-1 in the treatment of cartilage defects. Creative believes that Stryker's goal is to market OP-1 products for a number of orthopaedic reconstruction indications in major markets around the world.

   Based on the results of the U.S. pivotal trial, other clinical and preclinical data, and Creative's development of a commercial scale manufacturing process and facility, Stryker submitted a Pre-Market Approval application to the FDA and a Marketing Authorization Application in Europe to the European Medicines Evaluation Agency in June 1999. In December 1999, Stryker also filed for regulatory approval in Australia. The applications are pending.

   Periodontal Tissue Repair. Periodontal disease is a bacterially induced inflammatory disorder that results in the progressive destruction of the periodontal tissues that hold teeth in place. Reliable and effective restoration of periodontal tissue damaged or lost as a result of periodontal disease is not possible with current therapies. Based on data from the most recent American Dental Association Survey of Services Rendered, or ADA Survey, in 1995 approximately four million patients underwent periodontal surgery in the United States for severe periodontal disease. Creative believes that many of these procedures would have been candidates for treatment with an OP-1 periodontal product.

   Stryker is conducting a clinical trial in the United States to test an OP-1 Device in the treatment of periodontal disease. This trial follows preclinical studies which demonstrated that an OP-1 Device was capable of regenerating the normal tissue structures surrounding the tooth root.

 Kidney Disorders

   Kidney disorders, particularly various types of renal failure, are a large and growing health care problem. Billions of dollars are spent annually in the United States on the treatment of renal failure patients. Despite these expenditures, mortality rates remain high and quality of life low. Studies conducted by Creative's scientists and academic collaborators have shown that OP-1 is a key morphogenic signal that initiates kidney formation at the earliest stages of kidney development.

   Chronic Renal Failure. Chronic renal failure is characterized by a gradual and progressive loss of kidney function. The most common conditions associated with onset of chronic renal failure are diabetes and high blood pressure. Chronic renal failure eventually results in end stage renal disease, a condition that requires dialysis or kidney transplantation. Aside from the substantial economic costs associated with dialysis, quality of life is significantly impacted, and the average life expectancy of patients on dialysis is substantially diminished. Based on the United States Renal Data System's 1999 Annual Data Report, more than 360,000 patients suffered from end stage renal disease in 1997. Seventy-nine thousand new patients with chronic renal failure begin dialysis therapy in the United States every year. Creative believes that there is a significant commercial opportunity for a therapy that could reduce, delay or prevent the need for dialysis or that could halt the progression of chronic renal failure.

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   Under the terms of Creative's partnership in renal therapy with Biogen,
Inc., a leading protein therapeutics company, Creative received financial support from Biogen through 1999 to develop an OP-1-based therapy to moderate or halt the progression of chronic renal failure. As of January 1, 2000, Creative has reacquired all rights to the renal therapy program. See "-- Collaborative Agreements--Biogen, Inc." Creative has initiated a series of studies to investigate the potential of OP-1 to moderate the progression of chronic renal failure. Results indicate that systemic administration of OP-1 can retard the progressive loss of kidney function in a preclinical model of chronic renal failure. Additional preclinical studies are currently underway. Creative hopes to initiate human clinical investigation of an OP-1 product for the treatment of chronic renal failure once preclinical studies are completed.

   Acute Renal Failure. Acute renal failure is the rapid and sudden loss of the kidneys' ability to perform their essential functions and is often associated with multiple organ failure and a high mortality rate. The primary causes of acute renal failure are interruptions of blood flow (often as a result of certain surgical procedures or cardiac arrest), trauma and certain medications with toxic side effects to the kidneys. Based on data from the National Center for Health Statistics and other sources there were 250,000 diagnosed cases of acute renal failure in the United States in 1995. Currently, therapies that prevent, improve recovery or reduce the extent of kidney injury from acute renal failure are limited.

   Animal studies have been conducted by Creative scientists and collaborators to determine if acute renal failure can be treated with systemic administration of OP-1. Results of these studies indicate that an OP-1 product can reduce the extent of injury to the kidneys and promote more rapid recovery of kidney function in animal models of acute renal failure. Although clinical trials are difficult to design in this indication, Creative is currently exploring potential avenues for a therapy in acute renal failure.

 Neurological Disorders

   A number of neurological disorders, including stroke, Parkinson's disease, brain trauma, Alzheimer's disease, and Amyotrophic Lateral Sclerosis (Lou Gehrig's disease), are characterized by the acute or progressive death of neurons or the loss of neuronal function. Creative has completed a number of cell-based studies which indicate that OP-1 can promote neuron survival and can induce the formation or development of dendrites, the structures on neurons which pick up signals from other neurons. This dendrite formation effect of OP-1 may be an important factor in maintaining or recovering function following neurological injury or disease. Based on these findings, Creative has initiated a preclinical investigation to study the use of OP-1 as a treatment for certain neurological disorders. In addition to Creative's research activities with OP-1, Creative is investigating the effect of other proprietary proteins in the treatment of disease and injury affecting the central nervous system. To complement Creative's in-house proteins, Creative has licensed exclusive rights to GDF-1, a growth factor with potential in the treatment of a number of nervous system disorders.

   Stroke. Strokes occur when blood flow to the brain is interrupted by a clogged or burst artery. The interruption deprives the brain of oxygen and nutrients, and causes neurons to die. Stroke is the third leading cause of death in the United States and the number one cause of adult disability. Statistics published in 1999 by the National Stroke Association estimated that there are 550,000 strokes every year in the United States and that four million Americans are living with the effects of stroke. Therapeutics currently available to aid the recovery from stroke are limited. Creative believes that there is a substantial commercial opportunity for a protein-based therapy that could promote enhanced recovery from stroke.

   Research by Creative's academic collaborators has indicated that OP-1 can promote the development of dendrites on neurons and thereby enhance the ability of neurons to establish connections with adjacent neurons. This activity may enable the brain to form new neuronal connections and may aid recovery following stroke. In preclinical studies conducted by Creative's collaborators at Massachusetts General Hospital, the OP-1 group showed a statistically significant improvement in the rate and extent of motor skills recovery compared to the control group with administration a full three days following the stroke. Creative is continuing these studies with the goal of initiating human clinical investigation of OP-1 as a treatment to enhance recovery from stroke.

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   Creative believes that OP-1 represents a potential significant advance in stroke therapy. Most therapies in development or on the market for stroke are designed to limit the damage caused to the brain tissue and must therefore be administered within hours of the stroke's onset. In contrast, OP-1 appears to enhance the body's natural regenerative processes to help the brain compensate for areas damaged by the stroke. The ability to administer this agent three days after a stroke may also provide a clinical advantage in design of trials and in the care of patients. All of the data generated in Creative's stroke therapy research is derived from preclinical studies. The therapy has not yet been tested in human clinical trials.

 Research Programs

   New Applications of Morphogenic Proteins. The morphogenic proteins to which Creative has proprietary rights are involved in the development of several tissues and mediate the activity of many cell types. Creative is exploring the biology and activity of these proteins to identify new therapeutic applications of its proteins. Among these potential applications in early research are the treatment of inflammatory bowel disease, treatment of certain vision impairments and other new product opportunities. These programs are in an early stage of research and require significant development work to determine the therapeutic potential of such possible future products.

   Molecular Therapeutics. In addition to identifying and characterizing OP-1 and other morphogenetic proteins, Creative has identified the DNA sequences which regulate the expression of OP-1, identified the cellular receptors to which morphogenic proteins bind and through which they act, and determined the three-dimensional structure of OP-1. Creative is currently seeking to use this knowledge to format assays for screening to identify orally-active drug compounds that either promote endogenous morphogenic protein expression or mimic morphogenic protein biological activities. In addition, the information that relates to the three-dimensional structure of OP-1 can be used to aid the rational design or modification of small molecule drug candidates. These assays and information have enabled Creative to develop a molecular therapeutics program that seeks to identify the next generation of drug development candidates based on morphogenic protein biology.

Collaborative Agreements

   Stryker Corporation. Creative had a collaboration agreement with Stryker to identify and develop bone-inducing proteins and to develop dental therapeutics. OP-1 was first isolated and characterized by Creative scientists under this collaboration. Under this agreement, in exchange for research funding, future royalties and revenue from commercial manufacturing, Creative developed OP-1 as a therapy for orthopaedic reconstruction and cartilage regeneration, and supplied Stryker material for use in clinical trials. Creative has devoted significant time and resources to developing and implementing the commercial scale process for manufacturing the OP-1 Device. Creative restructured its agreements with Stryker in November 1998 to provide Stryker with the exclusive rights to manufacturing OP-1 products in these fields. At that time, Stryker acquired Creative's commercial manufacturing operations. As a result, Stryker has the exclusive right to develop, market, manufacture and sell products based on OP-1 proteins for use in orthopaedic reconstruction and dental therapies. In June 1999, Stryker announced that it had submitted a Pre-Market Approval application to the FDA and a Marketing Authorization Application in Europe to the European Medicines Evaluation Agency. The FDA accepted Stryker's application for filing in July 1999. In December 1999, Stryker also filed for regulatory approval in Australia. The applications are Stryker's formal requests to the various regulatory authorities for approval to market the OP-1 Device.

   Under Creative's agreement with Stryker, as amended, Stryker has exclusive rights to develop, market and sell products incorporating bone and cartilage-inducing proteins developed under the research program, including OP-1, for use in the field of orthopaedic reconstruction and dental therapeutics. Subject to certain exceptions in connection with the acquisition or merger of Creative, Creative has also agreed not to undertake any research, development or commercialization of any products in the fields of orthopaedic reconstruction and dental therapeutics, on its own behalf or for third parties, for the term of certain patents. Creative has the

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exclusive and irrevocable right to develop, market and sell products incorporating morphogenic proteins developed under the research program, including OP-1, for all uses and applications other than orthopaedic and dental reconstruction such as renal failure, neurological diseases, osteoporosis, and others. Subject to certain exceptions in connection with the acquisition or merger of Stryker, Stryker has agreed not to undertake any research, development or commercialization of any products in Creative's field, on its own behalf or for third parties, for the term of those patents. Each company has the right to grant licenses to third parties in their respective fields, and each is obligated to pay royalties to the other on its sales of such products and to share royalties received from licensees.

   Creative maintains an exclusive license in its field (applications other than orthopaedic reconstruction and dental therapies) under certain patents and claims that were assigned to Stryker in November 1998 as part of the sale of certain of its manufacturing rights and assets to Stryker. In addition, Creative granted Stryker an exclusive license under patents in Creative's morphogen portfolio for use in the fields of orthopaedic reconstruction and dental therapeutics.

   Biogen, Inc. Creative is developing an OP-1 based therapy for chronic renal failure, a condition characterized by the slow progressive loss of kidney function ultimately resulting in the need for kidney transplantation or dialysis. Chronic renal failure represents a substantial unmet medical need. Preclinical studies indicate that OP-1 administration has the potential to improve kidney function in preclinical models of both acute and chronic renal failure.

   From December 1996 through December 1999, Creative had a development agreement with Biogen under which Biogen provided funding for and retained an option to OP-1 based therapies for chronic renal failure. As of December 31, 1999, Biogen did not exercise its option and Creative has assumed all rights to OP-1 based renal therapies.

   Genetics Institute. Creative has a cross-license agreement with Stryker and Genetics Institute, Inc., a wholly-owned subsidiary of American Home Products Corporation. Each party to the agreement has cross-licensed its worldwide patent rights to each of the other parties, royalty-free, in the bone morphogenetic/ osteogenic protein family. The agreement allows the companies to commercialize their respective lead compounds, which are now in clinical trials for bone repair and regeneration, free of the risk of patent litigation among the parties. Under the agreement, which covers both then issued patents and pending patent applications, Creative and Stryker have exclusive rights to OP-1, under both Creative's and Genetics Institute's patents. Genetics Institute and Yamanouchi Pharmaceutical Company, Ltd., its collaborative partner in the worldwide development of certain bone growth factors, have exclusive rights to BMP-2, their lead compound, under both their own and each of Creative's and Stryker's patents. In addition, the companies have granted each other royalty-free, non-exclusive cross-licenses to patents and patent applications covering certain other related morphogenic proteins.

   Academic Collaborations. Creative has relationships with a number of academic investigators who are focused on testing morphogenic proteins in tissue regeneration and restoration applications. In these collaborations, Creative seeks to expand the scientific knowledge concerning tissue formation as well as the activities and characteristics of various proteins under development by Creative scientists. The academic collaborators are not Creative employees. Hence, Creative has limited control over their activities and limited amounts of their time are dedicated to Creative projects. From time to time, Creative has relationships with other commercial entities, some of which may be competitors. Although the precise nature of each relationship varies, the collaborators and their primary affiliated institutions generally sign agreements that provide for confidentiality of Creative's proprietary technology and results of studies. Creative seeks to obtain exclusive rights to license developments that may result from these studies; however, there can be no assurance that exclusive rights will be obtained.

   Enzon Cross-Licensing Agreement. Creative owns a number of issued U.S. and foreign patents with broad claims on the composition of BABS (Biosynthetic Antibody Binding Sites) proteins and their interdomain linkers. BABS is a separate technology developed by Creative, and to which Creative has retained

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rights, but which is not currently being utilized in Creative's morphogen development programs. Some of our BABS(TM) technology is also covered by patents held by Enzon Corporation, or Enzon. In December 1993, Creative signed cross-licensing and collaboration agreements with Enzon which consolidate the two companies' intellectual property rights and know-how covering BABS proteins. The parties have agreed to outlicense the combined technology to third parties on a non-exclusive basis in exchange for license, milestone and royalty payments. Creative believes that consolidation of the companies' respective positions relating to BABS proteins has created a strong proprietary position in the use and manufacture of these novel proteins.

Manufacturing

   Creative has developed significant manufacturing experience in the scale-up and production of recombinant proteins, including OP-1. This manufacturing experience prepares Creative to move forward with its morphogenic proteins programs. Creative has produced a number of protein candidates by bacterial fermentation as well as by mammalian cell culture techniques in the laboratory, scaled-up both of these production processes, and produced clinical grade recombinant proteins. Creative's protein formulation and analytical science capabilities support the development and preparation of clinical grade-materials incorporating BMPs. In addition, Creative currently maintains inventories of GMP-grade OP-1 suitable for clinical evaluation and research-grade material of other BMPs for research and preclinical evaluation. In November 1998, as part of its agreement with Stryker, Creative sold its commercial manufacturing operations to Stryker.

Competition

   The therapeutic products that Creative is developing will compete with existing and new products being developed by others for treatment of the same indications. Competition in the development of human therapeutics is particularly intense and includes many large pharmaceutical and biopharmaceutical companies, specialized biotechnology firms, universities and other research institutions. Many of these companies have extensive financial, marketing and human resources which may result in significant competition. Others have extensive experience in undertaking clinical trials, in obtaining regulatory approval to market products and in manufacturing on a large scale which may enhance their competitive position.

   The technology underlying the development of human therapeutic products is expected to continue to undergo rapid and significant advancement and change. In the future, Creative's technological and commercial success will be based on its ability to develop proprietary positions in key scientific areas and efficiently evaluate potential product opportunities.

   Creative is aware of a number of companies that are engaged in the research and development of morphogenic proteins for the repair of bone and cartilage. Creative is aware that Genetics Institute, acquired in 1996 by American Home Products Corporation, and its collaborative partners are pursuing the development of bone morphogenetic proteins and have initiated human clinical trials of a recombinant bone morphogenetic protein for the repair of orthopaedic and other skeletal defects. Genetics Institute has entered into relationships with Yamanouchi Pharmaceuticals Co., Ltd. and Medtronic Sofamor Danek, Inc. covering development and marketing of bone morphogenetic proteins. Other companies may attempt to develop products incorporating proteins purified from bone, which may include bone morphogenetic proteins, for orthopaedic applications. In addition, Creative believes that a number of biopharmaceutical companies are developing other recombinant human proteins, primarily growth factors, for use in the repair of bone and cartilage defects and in other indications. A number of other companies are pursuing traditional therapies, including autografts, allografts and electrical stimulation devices, as well as cell and gene therapies for the repair of bone and cartilage defects that may compete with Creative's products.

   Creative believes that potential dental or periodontal products that Stryker may develop will compete primarily with traditional therapies and therapies incorporating other morphogenic proteins or growth factors. Genetics Institute is also pursuing the development of bone morphogenetic proteins for the repair of dental and periodontal tissue.

   Several biotechnology and pharmaceutical companies are developing recombinant protein based products for the treatment of renal and neurological disorders. In the field of renal failure, companies are evaluating several different products in human clinical studies for acute renal failure, some of which may also be under review preclinically for chronic renal failure. Creative is not aware of any companies developing morphogenic protein based products for either acute or chronic renal failure. In the field of neurological disorders, particularly in the area of stroke therapy, there are several companies engaged in preclinical and clinical studies with recombinant protein based and more traditional small molecule products.

   A number of biotechnology and pharmaceutical companies are pursuing the development of other recombinant growth factors and hormones for the treatment of osteoporosis. Creative believes that only a limited number of companies are seeking to develop morphogenic proteins for the treatment of osteoporosis. However, many major pharmaceutical companies are pursuing the development of traditional drug therapies for the treatment of osteoporosis. Certain therapies approved or in development for osteoporosis have demonstrated efficacy at slowing the loss of bone mineral density and improving clinical outcomes for patients. Such therapies provide alternatives to the treatment of osteoporosis that would compete with any osteoporosis products developed by Creative.

   In addition to competing with pharmaceutical and biotechnology companies, Creative's products and technologies will also compete with those developed by academic institutions, government agencies and other public organizations conducting research. Any of these organizations may discover new therapies, seek patent protection or establish collaborative arrangements for product research which are competitive with Creative's products and technologies.

   In addition to a product's patent position, efficacy and price, the timing of a product's introduction may be a major factor in determining eventual commercial success and profitability. Early entry may have important advantages in gaining product acceptance and market share. Accordingly, the relative speed with which Creative or its collaborative partners can complete preclinical and clinical testing, obtain regulatory approvals, and supply commercial quantities of the product is expected to have an important impact on Creative's competitive position, both in the United States and abroad. Other companies may succeed in developing similar products that are introduced earlier, are more effective, or are produced and marketed more effectively. If any research and development by others renders any of Creative's products obsolete or noncompetitive, then Creative's potential for success and profitability may be limited.

Patents and Proprietary Rights

   Creative pursues a policy of obtaining broad patent protection for patentable subject matter relating to its proprietary technology platform in tissue repair and regeneration. As of March 2, 2000, Creative owned or had rights to 79 issued patents and 72 pending patent applications in the United States, and owned or had rights to 58 issued foreign patents and 164 foreign patent applications. These patents and patent applications cover compositions of matter, fields of uses, screening, and methods of production as well as patents relating to Creative's morphogenic protein technology, BABS, and interdomaine linker technology.

   Certain patents and patent applications relating to morphogenic proteins, including OP-1, are owned by Stryker and have been licensed exclusively to Creative for use in all indications other than orthopaedic reconstruction and dental therapeutics. See "--Collaborative Agreements--Stryker Corporation." Certain other patents and patent applications are owned jointly with other collaborators. There can be no assurance, however, that any such patent applications will issue as patents, or that any patent now issued, or to be issued, will provide a preferred position with respect to the technology or products it covers.

   Within Creative's patent estate covering morphogenic protein technology, Creative owns or has rights to 52 issued and 69 pending applications in the United States, and 37 issued and 145 pending counterpart foreign applications, which contain claims to novel therapies and processes, as well as numerous tissue applications, including renal, neural, bone, liver, periodontal, dentin, gastrointestinal tract and immune cell-mediated tissue applications.

   Creative has entered into a cross-license agreement with Stryker and Genetics Institute in which the parties granted worldwide, royalty-free, cross licenses to each other in the bone morphogenetic/osteogenetic protein family. This agreement reduces the threat of potential litigation to Creative's development programs and to Stryker's efforts to commercialize OP-1.

   Creative has also entered into a cross-license agreement with Stryker under which Creative assigned ownership of certain manufacturing and other patents and patent applications to Stryker relating primarily to the OP-1 bone regeneration and dental therapeutics products. Creative retained an irrevocable, exclusive license to these patents for all uses outside the fields of orthopaedic reconstruction and dental therapeutics. Creative also granted to Stryker a license to certain patents and patent applications in its morphogen portfolio for use exclusively in the fields of orthopaedic reconstruction and dental therapeutics.

   Creative's success will depend in part on its ability to obtain marketing exclusivity for its products for a period of time sufficient to establish a market position and achieve an adequate return on its investment in product development. Creative believes that protection of its products and technology under United States and international patent laws and other intellectual property laws is an important factor in securing such market exclusivity. U.S. patents issued from applications filed prior to June 8, 1995 have a term of the longer of 17 years from patent grant or 20 years from the earliest filing date. U.S. patents issued from applications filed on or after June 8, 1995, have a term of 20 years from the earliest filing date. Patents in most foreign countries have a term of 20 years from the date of the filing of the patent application. In the United States and certain foreign countries, the exclusivity period provided by patents covering pharmaceutical products may be extended by a portion of the time required to obtain regulatory approval for a product. Certain patents relating to OP-1 owned by Stryker and licensed to Creative will begin expiring in 2005.

   Although Creative pursues patent protection for its technology, significant legal issues remain as to the extent to which patent protection may be afforded in the field of biotechnology, in both the United States and foreign countries. Furthermore, the scope of protection has not yet been broadly tested. Therefore, Creative also relies upon trade secrets, know-how and continuing technological advancement to develop and maintain its competitive position. Disclosure of Creative's know-how is generally protected under confidentiality agreements. Creative does not know, however, whether all of its confidentiality agreements will be honored, that third parties will not develop equivalent technology independently, that disputes will not arise as to the ownership of technical information or that wrongful disclosure of its trade secrets will not occur.

   Certain products and processes important to Creative may be subject in the future to patent protection obtained by others. The field of biotechnology is developing rapidly. Because many patent applications have been filed in this field in recent years, Creative can not predict the scope that courts will give to the claims of patents issued from such applications and the nature of these claims. Several patent applications based on work done years ago have been issued to others with broad claims directed to the use of basic recombinant DNA technology. Creative believes that it is premature to predict what general trend, if any, will emerge as to the breadth of allowed claims for biotechnology products and related uses. The allowance of broader claims may increase the incidence and cost of interference proceedings at the United States Patent and Trademark Office and the risk of infringement litigation. A policy of allowing narrower claims, conversely, could limit the value of Creative's proprietary rights under its patents. It is possible that Patent and Trademark Office interference proceedings will occur with respect to a number of Creative patent applications or issued patents. It is also likely that subject matter patented by others will be required by Creative to research, develop, or commercialize at least some of Creative's products. If Creative is unable to obtain licenses under any such patent rights of others on acceptable terms then Creative may have to limit or terminate the development of some or all of its products.

Regulatory Matters

   For discussion of regulatory issues applicable to the business of Creative, see "Regulatory Matters Affecting Curis, Creative, Ontogeny and Reprogenesis."

Employees

   In October 1999, Creative refocused its operational and financial resources on the development of its morphogenic protein-based clinical candidates for the treatment of stroke and renal disease. This redirected effort resulted in a reduction of employee headcount. Currently, Creative has 38 full-time employees, 15 of whom hold Ph.D. degrees. Creative considers its relations with employees to be good and, apart from the recent restructuring, has experienced a low rate of employee turnover. No Creative employees are parties to a collective bargaining agreement. Creative has entered into confidentiality agreements with all of its employees.

Description of Property

   Creative currently leases an aggregate of 35,400 square feet in two adjacent facilities in Hopkinton, Massachusetts. The location of the facilities is approximately 30 miles west of Cambridge and Boston and 20 miles east of Worcester, all of which are major research centers in health care and biotechnology in Massachusetts. Creative's Hopkinton facilities house research and development laboratories, small scale production suites, and corporate offices. One lease expires in July 2000 and the other expires in 2001. In addition, Creative currently leases 10,500 square feet of office space in Boston, Massachusetts for administrative offices. The office lease expires in 2002.

   Creative believes that its existing facilities are adequate for its near term needs. Creative expects that additional facilities may be required to meet future needs. There can be no assurance that Creative will be able to lease or acquire additional facilities.

Legal Proceedings

   There are no material pending legal proceedings to which Creative is a party or of which any of its property is the subject.

                 Creative Selected Consolidated Financial Data

   The selected consolidated financial data set forth below have been derived with respect to the consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997, and with respect to the consolidated balance sheets as of December 31, 1999 and 1998, from the consolidated financial statements that have been audited by Deloitte & Touche LLP, independent auditors. The consolidated financial statements are included elsewhere in this joint proxy statement-prospectus. The consolidated statements of operations data for the year ended December 31, 1996, for the three months ended December 31, 1995 and the year ended September 30, 1995, and the consolidated balance sheet data as of December 31, 1997, 1996 and 1995 are derived from audited consolidated financial statements not included in this joint proxy statement-prospectus. The consolidated statements of operations data for the three months ended March 31, 2000 and 1999 and the consolidated balance sheet data as of March 31, 2000 are derived from unaudited financial statements included elsewhere in this joint proxy statement-prospectus. The unaudited financial statements have been prepared on the same basis as our audited financial statements, and in our opinion, include all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of our results of operations and financial positions for these periods. These historical results are not necessarily indicative of results to be expected for any future period. You should read the data set forth below in conjunction with Creative's "--Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Creative Consolidated Financial Statements and related Notes included in this joint proxy statement-prospectus.

                                                                       Three
                                                                       Months        Year       Three Months
                                Years Ended December 31,               Ended         Ended     Ended March 31,
                          ----------------------------------------  December 31, September 30, ----------------
                            1999       1998       1997      1996      1995(1)       1995(1)     2000     1999
                          ---------  ---------  --------  --------  ------------ ------------- -------  -------
                                               (in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Revenues:
 Research and
  development
  contracts.............  $   3,160  $  10,419  $ 12,693  $  5,548    $    971     $   5,824   $   670  $   825
 Manufacturing
  contracts.............        --         --        394     4,486         770         6,159       --       --
 License fees and
  royalties.............         52         10       --     11,122           2           544       --       --
                          ---------  ---------  --------  --------    --------     ---------   -------  -------
 Total revenues.........      3,212     10,429    13,087    21,156       1,743        12,527       670      825
                          ---------  ---------  --------  --------    --------     ---------   -------  -------
Costs and expenses:
 Research and
  development...........     10,435     24,856    25,122    15,651       3,194        11,688     2,073    2,729
 Cost of manufacturing
  contracts.............        --         --        274     3,823         715         5,330       --       --
 General and
  administrative........      6,396      7,475     6,473     4,901       1,254         3,604     4,732    1,530
 1999 reorganization and
  1998 sale of
  manufacturing
  operations............        256      1,362       --        --          --            --        (38)     --
                          ---------  ---------  --------  --------    --------     ---------   -------  -------
 Total costs and
  expenses..............     17,087     33,693    31,869    24,375       5,163        20,622     6,767    4,259
                          ---------  ---------  --------  --------    --------     ---------   -------  -------
Net operating loss......    (13,875)   (23,264)  (18,782)   (3,219)     (3,420)       (8,095)   (6,097)  (3,434)
Other Income/(Expenses):
Interest income.........      1,924      2,184     2,331     1,174         261           649       294      756
Other income............          2         12        15        22         --             53         5      --
Interest expense........       (161)      (327)     (216)     (217)        (61)         (229)      (44)     (33)
                          ---------  ---------  --------  --------    --------     ---------   -------  -------
Total other
 income/(expenses)......      1,765      1,869     2,130       979         200           473       255      723
                          ---------  ---------  --------  --------    --------     ---------   -------  -------
Net loss................    (12,110)   (21,395)  (16,652)   (2,240)     (3,220)       (7,622)   (5,842)  (2,711)
Accretion and repurchase
 costs on Series 1998/A
 Preferred Stock........     (2,395)      (987)      --        --          --            --        --      (389)
                          ---------  ---------  --------  --------    --------     ---------   -------  -------
Net loss applicable to
 common stockholders....  $ (14,505) $ (22,382) $(16,652) $ (2,240)   $ (3,220)    $  (7,622)  $(5,842) $(3,100)
                          =========  =========  ========  ========    ========     =========   =======  =======
Basic and diluted loss
 per common share.......  $   (0.41) $   (0.66) $  (0.50) $  (0.07)   $  (0.11)    $   (0.37)  $  (.16) $  (.09)
                          =========  =========  ========  ========    ========     =========   =======  =======
Common shares for basic
 and diluted loss
 computation............     35,605     33,672    33,078    30,062      28,120        20,431    37,557   34,666
                          =========  =========  ========  ========    ========     =========   =======  =======
Supplemental share data
 information(2):
Basic and diluted loss
 per common share(2)....  $   (1.36)                                                           $  (.52)
Common shares for basic
 and diluted loss
 computation(2).........     10,682                                                             11,267
                                             December 31,
                          ------------------------------------------------------   March 31,
                            1999       1998       1997      1996        1995         2000
                          ---------  ---------  --------  --------  ------------ -------------
                                                   (in thousands)
Consolidated Balance
 Sheet Data:
Cash, cash equivalents
 and marketable
 securities.............  $  21,371  $  57,935  $ 30,598  $ 50,075    $ 20,002     $  19,937
Working capital.........     17,116     49,613    32,381    48,174      21,743        18,307
Total assets............     28,892     66,164    59,038    73,819      41,341        29,370
Capital lease
 obligations, less
 current portion........      1,009        713     2,005     1,651       1,711           916
Accumulated deficit.....   (121,595)  (109,485)  (88,090)  (71,438)    (69,198)     (127,437)
Total stockholders'
 equity.................     23,422     33,105    52,709    67,261      37,829        24,820

-------
(1) In January 1996, Creative changed its fiscal year end from September 30 to December 31, effective with the three month period ended
     December 31, 1995.

(2) The unaudited supplemental share data gives effect to the anticipated reverse stock split whereby each historical Creative share is exchanged for 0.30 common shares of Curis as contemplated in the merger.

   Management's Discussion and Analysis of Financial Condition and Results of
                                   Operations

   To date, Creative has derived most of its revenues from research and development payments and license fees under agreements with collaborative partners. Creative anticipates that over the next several years Creative will derive most of its revenues from agreements with collaborative partners, including possible royalty revenues from Stryker. Creative has never been profitable and expects to incur additional operating losses in 2000. Results beyond 2000 will depend largely on the timing and magnitude of royalty payments from Stryker if the OP-1 Device, currently under regulatory review with the FDA is approved for commercial sale. Creative may not receive substantial royalties from Stryker. If it does, Creative cannot be sure when those royalties will be received. Creative may incur continued losses in future years.

   Creative's research agreements with collaborative partners have typically obligated these collaborative partners to provide for the partial or complete funding of research and development for specified projects and pay royalties to Creative in exchange for licenses to market the resulting products. Creative has been a party to research collaborations with Stryker to develop products for orthopaedic reconstruction and dental therapeutics and with Biogen to develop products for the treatment of renal disorders. Each of these research collaborations was restructured in 1998.

   Under the research portion of Creative collaboration with Stryker, prior to its restructuring in November 1998, Creative supplied OP-1 products to Stryker for clinical trials and other uses, provided manufacturing regulatory support and performed research work pursuant to work plans Creative and Stryker both established periodically. In November 1998, Creative sold certain of its OP-1 manufacturing rights and facilities to Stryker. In fiscal 1999, Creative has focused internal research efforts on developing new tissue regeneration therapies in non-bone applications and does not anticipate significant revenue from Stryker in 2000.

   Creative is developing an OP-1 based therapy for chronic renal failure, a condition characterized by the slow progressive loss of kidney function ultimately resulting in the need for kidney transplantation or dialysis. Chronic renal failure represents a substantial unmet medical need. Preclinical studies indicate that OP-1 administration improves kidney function in animal models of both acute and chronic renal failure. In 1998, Creative modified its partnership in renal therapy with Biogen, a leading protein therapeutics company. Biogen provided research funding to Creative through December 1999 pursuant to an option to resume development of OP-1 as a therapy for chronic renal failure. As of December 31, 1999, Biogen did not exercise its option and Creative assumed all rights to OP-1 renal therapies.

   In October 1999, Creative was reorganized and its directors approved a plan to focus its operations and financial resources on the development of morphogenic protein-based clinical candidates for the treatment of stroke and renal disease. In connection with this reorganization, Creative reduced its headcount from 70 to 43 employees. Creative recorded approximately $511,000 in operating expenses for salary termination costs.

   Although Creative is seeking to enter into collaborative arrangements with respect to certain other projects, Creative may not be able to obtain such agreements on acceptable terms and the costs required to complete the projects may exceed the funding available for such projects from the collaborative partners. Upon consummation of the proposed merger among Creative, Ontogeny, Reprogenesis and Curis, Curis, the successor entity, intends to review the research and development pipeline of the combined companies, and allocate resources among the various research and development projects based on their strategic fit and the availability of internal resources.

   Creative earns and recognizes revenue based upon work performed, upon the sale or licensing of product rights, upon shipment of product for use in preclinical and clinical testing or upon attainment of benchmarks specified in collaborative agreements. Creative's results of operations vary significantly from year to year and quarter to quarter and depend on, among other factors, the timing of payments made by collaborative partners and the timing of contract manufacturing activities. The timing of Creative's contract revenues may not match the timing of Creative's associated product development expenses. As a result, research and development expenses may exceed contract revenues in any particular period. Furthermore, aggregate research and development contract revenues for any product may not offset all of Creative's development expenses for such product.

Results of Operations

 Three months ended March 31, 2000 and 1999

   Creative's total revenues for the three month periods ended March 31, 2000 and 1999 consisted entirely of research and development revenues. Research and development contract revenues decreased 19% from $825,000 for the three month period ended March 31, 1999 to $670,000 for the three month period ended March 31, 2000. The decrease in research and development contract revenues from 1999 to 2000 primarily is a result of the termination of the Biogen research contract which provided research funding during 1999. This decrease was offset in part by the recognition of deferred contract revenue from Stryker.

   Creative's total costs and expenses increased 59% from $4,259,000 for the three month period ended March 31, 1999, to $6,767,000 for the three month period ended March 31, 2000. Research and development expenses decreased 24% from $2,729,000 for the three month period ended March 31, 1999 to $2,073,000 for the three month period ended March 31, 2000. The decrease in research and development expenses is primarily due to the October 1999 company-wide reorganization, which resulted in a reduction in our employee headcount. As a result of the decrease in employee headcount, payroll related expenses and lab supplies were substantially lower in the period ended March 31, 2000 as compared to the same period in 1999. This decrease was partially offset by slightly higher costs for external scientific consultants and collaborations. Creative anticipates that research and development expenses in the remaining quarters of 2000 will be substantially less than in the comparable periods of 1999.

   General and administrative expenses increased 209% from $1,530,000 for the three month period ended March 31, 1999 to $4,732,000 for the three month period ended March 31, 2000. The increase primarily is due to a one-time non-cash charge of $3,139,000 for compensation expense related to the February 8, 2000 acceleration of certain stock options and the extension of the exercise period for all options held by Creative's executive officers and outside directors. Payroll expenses decreased due to reduced employee headcount following the October 1999 company-wide reorganization. This decrease was partially offset by increases in legal and other consulting costs. Creative anticipates that general and administrative expenses for the remaining quarters of 2000 will be at amounts lower than the comparable periods in 1999.

   Interest and other income consisted primarily of interest revenues and decreased 60% from $756,000 for the three month period ended March 31, 1999 to $299,000 for the three month period ended March 31, 2000. This decrease was primarily attributed to lower average balances of cash and marketable securities during the three months ended March 31, 2000 as compared to the same period of 1999 due to our repurchase of all of the outstanding Series 1998/A Preferred Stock for approximately $22,470,000 in May 1999.

   Interest expense increased 34% from $33,000 for the three month period ended March 31, 1999 to $44,000 for the three month period ended March 31, 2000. The increase in interest expense is due to an increase in Creative's obligations under capital leases as compared to the same period a year ago.

   As a result of the foregoing Creative incurred a net loss of $5,842,000 for the three month period ended March 31, 2000, compared to a net loss of $2,711,000 for the three month period ended March 31, 1999.

   Accretion on Series 1998/A Preferred Stock for the three month period ended March 31, 1999, includes $283,000 calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock and $106,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock. In May 1999, Creative repurchased all of the then outstanding Series 1998/A Preferred Stock. As a result of this transaction, the Series 1998/A Preferred Stock has been retired and there will be no subsequent conversions into Common Stock.

   In computing the net loss applicable to common stockholders for the three months ended March 31, 1999, accretion of the Series 1998/A Preferred Stock mentioned above is included.

 Years Ended December 31, 1999 and 1998

   Creative's total revenues in the year ended December 31, 1999 were $3,212,000. Creative's total revenues in the year ended December 31, 1998 were $10,429,000. Research and development contract revenues decreased 70% to $3,160,000 in 1999 from $10,419,000 in 1998. The decrease in research and development contract revenues from 1998 to 1999 was primarily the result of a decrease in research and development contract revenues from Stryker because Creative is no longer providing research services or supplying OP-1 to Stryker. Creative anticipates that research and development contract revenues in the year ending December 31, 2000 will be substantially less than the comparable period in 1999.

   License fees and royalties revenues increased by $42,000 to $52,000 in 1999 from $10,000 in 1998. The increase in license fees and royalties revenue is partially due to royalties from Stryker and partially due to an increase in revenue from licensing patent rights and know-how associated with certain protein technology which is not central to Creative's business. Creative expects that royalty revenues in the year ending December 31, 2000 will depend largely on the timing and magnitude of royalty payments from Stryker if the OP-1 Device, currently under regulatory review with the FDA, is approved for commercial sale and is sold.

   Creative's total costs and expenses decreased 49% to $17,087,000 in 1999 from $33,693,000 in 1998. Research and development expenses decreased 58% to $10,435,000 in 1999 from approximately $24,856,000 in 1998. The decrease in research and development expenses was primarily due to the sale of certain of Creative's OP-1 manufacturing rights and facilities to Stryker in November 1998 and the elimination of manufacturing and facility-related expenses with respect thereto. Creative had previously reported the costs associated with such production of OP-1 as research and development expenses. During 1999, Creative's research and development expenses included research relating to the following: (i) a renal disease therapy as part of the Biogen collaboration,
(ii) research relating to neurological disease therapies, and (iii) other indications proprietary to Creative.

   Stryker initiated a modular pre-market approval application, or PMA, filing for the OP-1 Device in 1998, which commenced FDA review of the submitted portion of the application. In June 1999, Stryker stated that it had completed submission of the modular PMA to the FDA, and in July 1999 stated that the FDA had accepted the PMA for filing. Stryker is presently preparing a response to a deficiency letter received from the FDA regarding the PMA that focuses on the radiographic findings and certain other clinical data. Stryker has also submitted for European and Australian regulatory review the OP-1 bone graft substitute product.

   General and administrative expenses decreased 14% to $6,396,000 in 1999 from $7,474,000 in 1998. The decrease was primarily due to a reduction in external legal and other consulting costs and a reduction in personnel-related costs.

   In October 1999, Creative reorganized and the board of directors approved a plan to focus operations and financial resources on the development of Creative's morphogenic protein-based clinical candidates for the treatment of stroke and renal disease. In connection with this reorganization, Creative reduced its headcount from 70 to 43 employees. Creative recorded approximately $511,000 in operating expenses for salary termination costs. In addition, related to the 1998 sale of manufacturing operations, in the fourth quarter of 1999, Creative determined that health insurance claims were less than originally estimated. This resulted in a reduction in the loss on sale of manufacturing operations of approximately $255,000 in 1999.

   The following table summarizes the effect during 1999 to the income statement for the 1999 reorganization charges and 1998 sale of manufacturing operations:

   1999 salaries and termination benefits.......................... $ 511,000
   1998 salaries and termination benefits settled for amounts less than anticipated...............................................  (255,000)
                                                                    ---------
     Total Net..................................................... $ 256,000
                                                                    =========

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

   Interest income decreased 12% to $1,924,000 in 1999 from $2,184,000 in 1998 in part because Creative had lower average balances of cash and marketable securities and in part because of lower interest rates in 1999, as compared to 1998. In May 1998, Creative sold 25,000 shares of Series 1998/A Preferred Stock. Net proceeds to Creative, after deducting fees and other expenses of the offering, were approximately $23,618,000. In addition, Creative received approximately $19,530,000 in the fourth quarter of 1998 from the sale of Creative's OP-1 manufacturing-related assets to Stryker. As discussed further below, in May 1999 Creative repurchased all of the outstanding Series 1998/A Preferred Stock for approximately $22,470,000 in cash.

   Interest expense decreased approximately 51% to $161,000 in 1999 from $327,000 in 1998. The decrease in interest expense was due to a decrease in Creative's obligations under capital leases. As part of the sale to Stryker of certain of Creative's manufacturing-related assets in November 1998, Stryker assumed $710,000 of Creative's obligations under equipment lease agreements and $1,727,000 of Creative's obligations under a facility capital lease.

   As a result of the foregoing, Creative incurred a net loss of $12,110,000 in 1999 compared to a net loss of $21,395,000 in 1998.

   Accretion and repurchase costs on Series 1998/A Preferred Stock was $2,395,000 for the year ended December 31, 1999, and included the following:
$385,000 calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock; $144,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock; and as a result of the repurchase of the Series 1998/A Preferred Stock on May 7, 1999 (see discussion in "Liquidity and Capital Resources" below), a one-time charge of approximately $1,867,000 recorded in the second quarter of 1999 which represents accretion of the Series 1998/A Preferred Stock up to its repurchase amount and accretion of all remaining issuance costs. Accretion on Series 1998/A Preferred Stock for the year ended December 31, 1998 was $987,000 and includes $733,000, calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock from May 27, 1998 and $254,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock. As a result of the repurchase of the Series 1998/A Preferred Stock, there will be no further charges relating to the Series 1998/A Preferred Stock.

   In computing the net loss applicable to common stockholders for the years ended December 31, 1999 and 1998, the accretion and repurchase costs of the Series 1998/A Preferred Stock mentioned above are included.

 Years Ended December 31, 1998 and 1997

   Creative's revenues in the year ended December 31, 1998 were $10,429,000. Creative's revenues in the year ended December 31, 1997 were $13,086,000. Research and development contract revenues decreased 18% from $12,693,000 in 1997 to $10,419,000 in 1998. The decrease in research and development contract revenues from 1997 to 1998 primarily is a result of a decrease in Creative's research activity under the research collaboration with Biogen, partially offset by an increase in research and development contract revenues from the supply of OP-1 to Stryker.

   License fees and royalties revenues in the year ended December 31, 1998 included $10,000 in revenue from licensing patent rights and know-how associated with certain protein technology which is not central to Creative's business.

   Creative's total costs and expenses, consisting primarily of research and development expenses, increased approximately 6% from $31,869,000 in the year ended December 31, 1997, to $33,693,000 in the year ended December 31, 1998. Research and development expenses decreased 1% from $25,122,000 in 1997 to $24,856,000 in 1998. Creative's research and development expenses for 1998 were slightly less than 1997 due to the sale of Creative's OP-1 manufacturing rights and facilities to Stryker in November 1998 and the elimination of manufacturing and facility-related expenses.

   General and administrative expenses increased 15% from $6,473,000 in 1997 to $7,475,000 in 1998. The increase primarily is due to approximately $600,000 in increased costs associated with additions to Creative's

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

legal and administrative staff and from increases in external legal and other consulting costs and from costs associated with our administrative office.

   In November 1998, Creative sold certain of its OP-1 manufacturing rights and facilities to Stryker. Creative expects that the sale will provide Creative with increased royalties on Stryker products, if approved for commercial sale, in lieu of the manufacturing revenue anticipated under the prior agreement. Proceeds and expenses associated with this transaction included the following:

   Total proceeds................................................. $19,530,000
   Less:
     Net book value of manufacturing related assets...............  18,929,000
     Employee termination costs...................................   1,438,000
     Legal, accounting and consulting costs.......................     525,000
                                                                   -----------
   Loss on sale of manufacturing operations....................... $(1,362,000)
                                                                   ===========

   Creative recorded a charge of $1,362,000 in the quarter ended December 31, 1998, in connection with this transaction.

   Interest income decreased 6% from $2,331,000 in 1997 to $2,184,000 in 1998 because Creative had higher average balances in cash and marketable securities in 1997 than Creative had in 1998. In May 1998, Creative sold 25,000 shares of Series 1998/A Preferred Stock. Net proceeds to Creative, after deducting fees and other expenses of the offering, were approximately $23,618,000. In addition, Creative received approximately $20,000,000 in the fourth quarter of 1998 from the sale of Creative's OP-1 manufacturing related assets to Stryker.

   Interest expense increased 51% from $216,000 in 1997 to $327,000 in 1998. The increase in interest expense is due to an increase in Creative's obligations under an equipment lease agreement. As part of the sale to Stryker of the manufacturing related assets, Stryker assumed $710,000 of Creative's obligations under equipment lease agreements and $1,727,000 of Creative's obligations under a facility capital lease.

   As a result of the foregoing, Creative incurred a net loss of $21,395,000 in the year ended December 31, 1998, compared to a net loss of $16,652,000 in the year ended December 31, 1997.

   Accretion on Series 1998/A Preferred Stock for the year ended December 31, 1998, includes $733,000, calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock from May 27, 1998 and $254,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock. Creative is accreting the Series 1998/A Preferred Stock up to its conversion value.

   In computing the net loss applicable to common stockholders for the year ended December 31, 1998, accretion of the Series 1998/A Preferred Stock mentioned above is included.

Liquidity and Capital Resources

   At March 31, 2000, Creative's principal sources of liquidity consisted of cash, cash equivalents and marketable securities of $19,937,000. Creative has financed its operations primarily through placements of equity securities, revenues received under agreements with collaborative partners, manufacturing contracts and the sale of certain of its OP-1 manufacturing rights and facilities to Stryker.

   Cash used for operating activities of $5,097,000 in the first quarter of 2000 compared to $4,864,000 in the first quarter of 1999. Cash used for operating activities of $14,768,000 in 1999 compared to $10,412,000 in 1998 and $17,860,000 in 1997.

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

   In November 1998, Creative sold certain of its OP-1 manufacturing rights and facilities to Stryker for total proceeds of approximately $19,530,000. In addition, Creative expects that the sale will provide Creative with increased royalties on Stryker products, if approved for commercial sale, in lieu of the manufacturing revenues anticipated under the prior agreement. Creative paid approximately $647,000 of accrued costs related to the sale of the manufacturing operation, principally for employee termination costs, in the year ended December 31, 1999. In prior years, Creative received significant revenue from Stryker for research support and the supply of OP-1. As a result of the sale of these OP-1 manufacturing rights and facilities to Stryker, Creative received significantly reduced research funding in the year ended December 31, 1999 and anticipates the same in the year ending December 31, 2000.

   In December 1998, Creative signed the Biogen Amendment Agreement. Under the Biogen Amendment, Biogen paid $3,000,000 to fund Creative's research in 1999 for development of OP-1 as a therapy for chronic renal failure. Biogen retained an option through December 1999 to resume responsibility for development of OP-1 as a therapy for chronic renal failure. Biogen did not exercise its option by December 31, 1999 and has no further obligation to provide funds to Creative. Creative has assumed all rights and responsibilities, independent of Biogen, for the development of acute renal failure therapies.

   Cash provided by investing activities of $8,879,000 in the first quarter of 2000 compared to $2,032,000 of cash used for investing activities in the first quarter of 1999. We increased our investment in property, plant and equipment to $8,642,000 at March 31, 2000 from $8,625,000 at December 31, 1999. We have budgeted to spend approximately $240,000 during the remaining quarters of 2000 on equipment purchases to upgrade our research and development capabilities. Cash provided by investing activities in 1999 was $20,274,000 compared to $1,589,000 in 1998 and $20,365,000 used in 1997. During 1997, the Company purchased $28,255,000 of marketable securities.

   Creative increased its investment in property, plant and equipment to $8,625,000 at December 31, 1999 from $7,702,000 at December 31, 1998. In May
1999, Creative extended a master lease agreement, which was originally entered into in October 1997, that provides for the sale and leaseback or lease of up to $750,000 of laboratory and office equipment. This lease commitment expired on December 31, 1999.

   Financing activities in the first quarter of 2000 provided $4,023,000 of cash as compared with $4,000 provided in the first quarter of 1999. Financing activities used cash of $20,493,000 in 1999 compared to the $24,403,000 provided in 1998 and $2,135,000 provided in 1997. On May 27, 1998, Creative completed a private placement with three institutional investors for the sale of 25,000 shares of Series 1998/A Preferred Stock, with a stated value of $1,000 per share resulting in net proceeds of approximately $23,618,000 after expenses. Since issuance of the Series 1998/A Preferred Stock, the holders converted a total of 4,514 shares of Series 1998/A Preferred Stock into 2,043,765 shares of common stock through May 7, 1999. On May 7, 1999, Creative repurchased 20,486 shares which represented all of the outstanding Series 1998/A Preferred Stock following final conversions, for approximately $22,470,000 in cash. As a result of this transaction, the Series 1998/A Preferred Stock has been retired and there will be no subsequent conversions into common stock.

   Creative anticipates that its existing capital resources should enable Creative to maintain its current and planned operations through approximately March 31, 2001. Creative expects to incur substantial additional research and development and other costs, including costs related to preclinical studies and clinical trials. Creative's ability to continue funding planned operations is dependent upon Creative's ability to generate sufficient cash flow from royalties on Stryker products, if approved for commercial sale, from collaborative arrangements and from additional funds through equity or debt financings, or from other sources of financing, as may be required. Creative is seeking additional collaborative arrangements and also expects to raise funds through one or more financing transactions, if conditions permit. Over the longer term, because of Creative's significant long-term capital requirements, Creative intends to raise funds when conditions are favorable, even if Creative does not have an immediate need for additional capital at such time. If Stryker products are not approved for commercial sale or are approved but do not result in Creative's receiving significant royalty

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

payments from Stryker, and substantial additional funding is not available, Creative's business will be materially and adversely affected.

   As of March 31, 2000, Creative, Reprogenesis and Ontogeny had combined cash, cash equivalents and marketable securities of approximately $63 million. Curis anticipates that these existing capital resources should be sufficient to fund the independent operation of the companies until the merger, the costs associated with the merger, and Curis' operations following the merger through the end of 2001.

New Accounting Standards

   In June 1998, the Financial Accounting Standards Board, or FASB, released Statement of Financial Accounting Standards, or SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," or SFAS No. 133, which Creative will be required to adopt effective January 1, 2001. SFAS No. 133 establishes standards for reporting and accounting for derivative instruments, and conforms the requirements for treatment of hedging activities across the different types of exposures hedged. Creative has not yet completed its evaluation of SFAS No. 133, and is therefore unable to disclose the impact adoption will have on its consolidated financial position or results of operations.

Year 2000 Compliance

   Creative did not experience any difficulties related to the Year 2000 problem on December 31, 1999 and is not aware of any such difficulties since that date. Creative's operations have not, to date, been adversely affected by any difficulties experienced by any of its suppliers or customers in connection with the Year 2000 problem. Creative's Year 2000 Compliance Plan also addressed issues related to the date February 29, 2000 and management will continue to monitor Creative's systems for potential difficulties through the remainder of calendar year 2000.

Quantitative and Qualitative Disclosures About Market Risk

   Creative invests cash balances in excess of operating requirements in short-term marketable securities, generally corporate bonds and notes with minimum rating of A and United States Government and agency instruments. The maturities of these instruments range from one to twenty-nine months, with a weighted average maturity of less than one year. All marketable securities are considered available for sale. At December 31, 1999, the fair market value of these securities amounted to $18,620,000, with unrealized losses of $30,800 included as a component of stockholders' equity. If interest rates were to increase rapidly by 5%, an event Creative considers reasonably possible in the near term, the carrying value of the securities portfolio could decline by approximately $465,000. However, because of the quality of the investment portfolio and the short term nature of the marketable securities, Creative does not believe that the principal amount of the securities would be impaired and, therefore, no loss would be ultimately recognized in the statement of operations.

   There have been no material changes in Creative's market risk since December 31, 1999.

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

   ONTOGENY BUSINESS, SELECTED FINANCIAL DATA AND MANAGEMENT'S DISCUSSION AND
           ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

                              Business of Ontogeny

 General

   Ontogeny uses developmental biology technology to discover novel therapeutic and diagnostic pharmaceutical products. Ontogeny focuses on diseases characterized by the impairment, disturbance or absence of cellular function. Both on its own and through strategic alliances with leading biotechnology and pharmaceutical companies, Ontogeny has concentrated its research discovery efforts on the key control molecules of development, called inducing molecules, and the role they play in certain major diseases. These inducing molecules are developed as drug candidates directly, or used as targets for screening for small molecule drug candidates. Through the application of Ontogeny's drug discovery approach, Ontogeny has already identified or is in the process of identifying several opportunities for treating various disorders, including:

  . nervous system diseases (peripheral neuropathy, where there occurs a loss of nerve function in the body's extremities, and Parkinson's disease);

   .insulin dependent diabetes;

   .skin cancer related disorders; and

   .hair disorders.

   Ontogeny believes it can create additional value by industrializing and systematizing the scientific methods and practices of developmental biology currently carried out in academic laboratories around the world, thereby accelerating the identification of new therapeutic product candidates capable of treating disease by restoring cellular function.

   Developmental biology is the study of the genetic events that control cell growth and differentiation in an organism from its beginning (fertilization) through maturation. The field of developmental biology has recently expanded as the tools of molecular biology have been applied to classical embryology. Ontogeny was formed to take advantage of this growth. It is now understood that the same mechanisms that govern embryonic development are active and required in adults for normal growth, regeneration and repair. Therefore, the control molecules discovered in the embryo can be used in the treatment of adult diseases through cell re-population, regeneration or repair. Ontogeny believes it is one of the leaders in the field of developmental biology through its internal research staff and its collaborations with many of the world's leading scientists in this field. It is this scientific expertise and understanding of developmental biology that have resulted in Ontogeny's progress to date, which includes the identification, characterization and proprietary control of several key inducing molecules.

   Ontogeny's discovery approach uses a combination of genetic mapping techniques, or genomics, and developmental biology. It is one of the first gene and protein screening programs to use a developmental biology-based system for the identification of new genes and their function, and the generation of drug leads/targets. This program will allow Ontogeny to gain access to discoveries generated by the mapping of the human genome and to broaden Ontogeny's own product opportunities. To date, Ontogeny's primary focus has been the utilization of developmental biology in the discovery and characterization of its own inducing molecules. Ontogeny is now positioned to expand its drug discovery efforts through relationships such as the alliances with Genzyme Molecular Oncology and Tropix. Ontogeny intends to explore further strategic collaborations with other biotechnology or pharmaceutical companies that have new technologies to identify or improve the function of novel proprietary molecules and genes.

 The Drug Discovery and Development Process

   Historically, pharmaceutical products have been developed primarily through the creation and screening of large collections of chemical compounds and natural products. Compounds were identified as pharmaceutical

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

candidates based on their activity in simple assays believed to mimic aspects of human physiology or biochemistry. Where significant activity was found in an assay, the compound was then tested in animal models believed to simulate human disease conditions. The principal limitation of this approach has been that these assays and animal models have not always predicted the candidate drug's safety and efficacy in humans. In addition, the mechanisms by which these compounds acted and the underlying causes of the disease generally have remained unknown. Consequently, the resulting candidate drugs were often ineffective or only ameliorated symptoms without addressing the root causes of the disease.

   While offering a significant improvement over traditional large pharmaceutical drug discovery methods, a traditional genetics approach to drug development also has weaknesses compared to a developmental biology-based approach. Traditional drug development relies on animal models and laboratory studies using mature animals. This approach has serious limitations because the biological processes of interest for treating disease are often inactive in the healthy adult animal and relevant animal models of disease are difficult to create and validate. The creation of an animal model has often been a prerequisite and a limitation in the discovery of significant lead molecules. Ontogeny believes that examining developing tissues and organs in embryonic development will provide a rich source of potentially relevant molecules or targets for drug discovery and help to avoid these limitations. It is for these reasons that developmental biology may be a more efficient way to improve drug discovery and move product candidates into human clinical trials sooner.

   Recent advances in developmental biology and genetics have the potential to improve drug discovery and development significantly by enabling the identification of the control molecules (e.g., secreted proteins) and cellular mechanisms by which organisms develop. This identification is important because these molecules and mechanisms are believed to be responsible for inducing organ development. In contrast to traditional drug discovery and development techniques, a developmental biology approach focuses first on the role of molecules in early organ development. The use of developmental biology approaches allows the discovery of relevant molecules and processes because cell regeneration in adults repeats the developmental processes. To understand how to treat diseases of nerve degeneration (neuropathies), for example, characterizing the molecules involved in embryonic nerve development may offer a shortcut to lead discovery. Ontogeny scientists have used this approach to show that the Desert Hedgehog molecule is critical for the development of the sheath surrounding the nerve during development of the embryo. There are several ways in which these lead molecules could lead to products. It is possible that certain disease processes are caused by the lack of the developmentally active molecules, and there is evidence that these molecules continue to be produced and needed for normal maintenance of tissues during adult life. Thus, the secreted inducing proteins could be used directly as drugs. In the case of chemotherapy-induced neuropathy, for example, the addition of Desert Hedgehog might enhance and expedite the healing process. In addition, the developmentally active molecules and/or their receptors and signaling pathway components can be used as targets to discover small molecules which regulate the activity of the regeneration (i.e., developmental) processes. Therefore, Ontogeny believes that a comprehensive commitment to understanding the process of embryonic development is essential to realize the full value of a developmental biology approach to drug discovery and development.

Developmental Biology in General

   Developmental biology is the study of how cells form into specialized adult tissues and organs. The field has historically been dominated by scientists conducting research in nematodes (worms), drosophila (fruit flies), zebra fish and rodents. Ontogeny is heavily focused on vertebrate systems, but maintains relationships with researchers in all of these diverse groups. In addition, for an organization to be successful in developmental biology, a detailed expertise is necessary in a number of scientific disciplines, including biochemistry, cell biology, endocrinology, genetics, molecular biology and physiology. A general description of these areas and the contribution to future insights in developmental biology is provided below.

   Biochemistry. Almost all of the key developmentally active molecules, called inducing molecules, are proteins. The isolation and characterization of these proteins and their corresponding receptors are key technical requirements for realizing the pharmaceutical discovery potential of developmental biology.

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

   Cell biology. The principal activity of inducing molecules is to cause the differentiation of relatively inactive precursor cells into differentiated, functional cells. The characterization of this process is a key to understanding the developmental process for the organ and tissue of interest.

   Endocrinology. Developmentally active molecules convey information from one cell to another. These molecules differ from hormones only in the type of information conveyed. In the case of hormones, the information alters the activity of a cell (e.g., insulin levels control glucose levels in target tissues). In the case of developmental inducing molecules, the information involves a change in cell identity. Thus, insights from endocrinology can aid in understanding developmental biological systems.

   Genetics. Not surprisingly, developmental systems are under precise genetic control. The study of genetic variation or mutation, even in lower-order species, can help to quickly and accurately identify molecules involved in the developmental systems in humans. Once a candidate molecule is identified, its role can be validated through experimental genetic variation in mice.

   Molecular biology. The connections between genetic information, inducing molecules, and cellular responses are made through molecular biology techniques. Examples include the cloning, expression and characterization of the inducing molecules, and the description of the cellular and tissue changes effected by the inducing molecules.

   Physiology. The tissue, organ and even organism-wide interactions involved in the developmental process require a broad view of the physiology of the animal to be fully understood. This broad approach is an advantage for gathering the information needed for clinical development.

   Thus, a thorough understanding of developmental biology involves many traditional scientific areas. Ontogeny's goal is to continue to assemble excellent scientists from these disparate areas to become a leader in the developmental biology approach to drug discovery.

Ontogeny's Strategy

   Ontogeny's primary goal is to use developmental biology to discover and develop novel, proprietary therapeutic and diagnostic products to treat degenerative disease. Ontogeny currently focuses on several therapeutic areas, including central nervous system, skin cancer, hair growth and diabetes. Ontogeny has successfully produced genes, proteins, and/or small molecule leads in all of these areas. To achieve these goals, Ontogeny is implementing the following strategic approach:

Technology Strategy

  . Apply developmental biology techniques to identify the key inducing molecules which control the cellular mechanisms by which organisms develop.

  . Focus on major common diseases in therapeutic areas of concentration that are inadequately served by current therapeutic alternatives.

  . Emphasize projects with the most straightforward clinical, process and product development issues.

Business Strategy

  . Establish strategic alliances with biotechnology and pharmaceutical companies to accelerate product development and commercialization and leverage Ontogeny's technological resources.

  . Diversify business risk by working with multiple strategic alliance partners.

  . Minimize outside capital requirements through research and product development milestone payments.


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

Ontogeny's Discovery Research Program

   Ontogeny's program is a developmental biology-based system for the identification of gene function and the generation of drug development leads. A variety of approaches are being utilized by Ontogeny scientists to study gene expression patterns and to determine the function of developmentally interesting proteins. Identifying the role that a gene and its protein play during development is an essential element in determining its utility as a basis for a therapeutic agent or screening target. The program employs the following key elements:

  . expression profiling of genes across different developmental stages of organs/tissues to identify novel genes which may be important for repair and regeneration of these tissues in adults;

  . computer technology to categorize, characterize and help establish proprietary positions for gene discoveries;

  . a battery of assays to determine where and when genes and their products become active using Ontogeny's developmental biology technologies to look at expression patterns in the embryo;

  . traditional and proprietary assays to rapidly determine the expression patterns of genes during development and in adult organs; and

  . small molecule screening through the use of functional assays, including cell-based assays, that are amenable to screening both biological and chemical libraries for active compounds.

   The Ontogeny system provides an efficient way to functionally screen the novel genes and proteins which are being discovered through various human genome identification initiatives, thereby meeting a major need in modern pharmaceutical research. The Human Genome Project and computerized and automated sequencing have combined to generate enormous amounts of genetic sequence information. However, without determining the function and clinical relevance of these genes, it is difficult to determine which sequence is a potential candidate for drug development. The Ontogeny system compares complementary DNA libraries from relevant stages of embryonic development. Ontogeny believes that functional screening programs are one answer to identifying the most promising drug development leads. Ontogeny believes that developmental biology-based functional screening programs provide a powerful tool to identify the most significant genomic sequences that may have the highest therapeutic potential. Follow-up assay development and high-throughput screening produces proprietary lead compounds which can be optimized through standard medicinal chemistry methods. Thus, Ontogeny may gain access to the discoveries generated by the sequencing of the human genome and to expand greatly its own internal discovery capacity.

Ontogeny's Clinical Leads and Targets

   Ontogeny is pursuing lead molecules and targets that have been discovered or characterized through its discovery research efforts for clinical intervention. Examples of these leads and targets include:

  . the Hedgehog family of inducing molecules;

  . the membrane receptor called Patched1;

  . factors identified at Ontogeny for their role in growth and proliferation of pancreatic islet cells; and

  . small molecule leads in these areas.

   The clinical lead opportunities are being pursued in the following areas:

  . nervous system diseases (peripheral neuropathy and Parkinson's disease);

  . insulin dependent diabetes;

  . skin related disorders; and

  . hair disorders.

   All of these areas are believed to represent large medical markets under-served by current therapeutic products.


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   Central Nervous System Leads: Hedgehog Proteins and Related Molecules.
Desert and Sonic Hedgehog are active in the induction and maintenance of nervous system tissues. Ontogeny's strategy, with its partner Biogen, is to use these inducing molecules to repair damaged nervous system tissues. Ontogeny believes that many degenerative nerve diseases may be addressed by this strategy. Ontogeny's lead neurology program is for the treatment of peripheral neuropathy. Ontogeny is also evaluating hedgehog protein therapies for central nervous system disorders including Parkinson's disease, Alzheimer's disease and acute disorders (stroke and trauma). See "--Collaborative Agreements--Biogen, Inc."

   Peripheral neuropathy is a frequent complication of diabetes resulting in significant pain and disability resulting from a loss of nerve function in the extremities of the body. The National Institutes of Health estimate that 60 percent of patients with diabetes have some form of neuropathy. With more than 10 million diabetics in the United States, treatment for diabetic peripheral neuropathy represents a significant market opportunity. There is currently no adequate treatment for this condition. Parkinson's disease afflicts approximately 800,000 people in the United States. Alzheimer's disease and stroke represent even larger markets, and the unmet medical need is high for each of these conditions. Although these specific diseases and other central nervous system-related disorders occur in individuals for very different reasons, almost all of these disorders are characterized by the loss of cellular function.

   Having demonstrated the importance of Desert Hedgehog in normal peripheral nerve cell function, Ontogeny researchers are now examining the therapeutic effect of Desert and Sonic Hedgehog, or derivative proteins, in preclinical models of peripheral neuropathy for diabetes as well as the dose-related side effect of chemotherapy. Based on the behavior of these proteins in the central nervous system, preclinical studies are also being conducted for chronic and acute degenerative nerve conditions.

   Ontogeny is developing assays based on the Hedgehog signaling pathway to screen for small molecule therapies for central and peripheral nervous system disorders. Thus, not only are the Hedgehog proteins candidates for therapeutic products, but understanding their biological roles has allowed production of validated assays for use in small molecule screening. The molecules discovered in these assays will be tested in the same systems used for the Hedgehog proteins.

   Basal Cell Carcinoma Leads: Use of One of Ontogeny's Screening Targets. Basal cell carcinoma is the most common human cancer and will affect one quarter to one third of all caucasians. Ontogeny has characterized and validated several targets for small molecule screening using its developmental biology approach. Patched1, a membrane receptor molecule, is one example of a molecule characterized using this approach. Patched1 plays a role in the onset of basal cell carcinoma.

   Ontogeny is studying the role of Patched1 for the development of treatments and diagnostics for basal cell carcinoma. Ontogeny has identified a family of small molecules which block the pathway and have the potential to treat basal cell carcinoma. Ontogeny is evaluating several compounds in preclinical development for preparation of an IND.

   Hair Regrowth Leads: Sonic Hedgehog and Related Molecules. Sonic Hedgehog is expressed in the normal development of embryonic hair follicles. Ontogeny researchers have shown that administration of the Sonic Hedgehog protein can induce or accelerate hair growth in adult mice. Furthermore, disrupting Sonic Hedgehog activity prevents the appearance of normal hair. Ontogeny is using the Sonic Hedgehog signaling pathway as a basis for small molecule screening assays focused on hair growth. The molecules discovered in these assays will be tested in preclinical models of hair growth.

   Diabetes Therapeutic Area Leads. Insulin-Dependent Diabetes Mellitus or Type I Diabetes where the pancreas produces insufficient insulin is prevalent and its treatment is expensive. There are over one million sufferers in the United States alone, and its expense to society is thought to be second only to that of Alzheimer's disease. Ontogeny's diabetes program involves the search for the developmental mechanisms,

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

including factors and cells, which lead to production of the insulin-producing cells of the pancreas called islet cells. These cells would be useful for the treatment of insulin-dependent diabetic patients. Factors which lead to the production of islet cells and/or protect islet cells may also be useful as therapeutic agents.

   One approach that Ontogeny is taking to attempt to treat diabetes is exploring the use of inducing molecules to produce pancreatic beta cells in the laboratory, and then to transplant those cells back into patients. This approach is being studied in collaboration with Becton-Dickinson, a corporate partner of Ontogeny in the diabetes area. See "--Collaborative Agreements-- Becton Dickinson."

   Clinical leaders believe that the central problem standing in the way of widespread beta cell transplant is the lack of a reproducible source of pure cells. Current techniques to isolate islets from animals or create other sources of islets cannot generate pure reproducible cell populations. Ontogeny has important assets that it believes give it an advantage in identifying the molecules and processes involved in cell production and cell maturation. Important examples include two different growth factors which play important roles in the proliferation and differentiation of pancreatic islet cells and their precursors. These molecules were discovered at Ontogeny and are the subject of patent applications that have been filed by Ontogeny.

   Ontogeny's short term goals in this area are to further characterize the molecules and contexts required in order to make insulin positive human cells, to develop the islet cell growth factor leads, and to use proprietary assays relevant to islet cell development to find small molecules which play a role in islet cell development and/or function.

   Other Earlier-Stage Research Programs. In addition to the programs described above, Ontogeny is working on product opportunities directed at a number of other indications in areas including oncology and cartilage and bone repair.

Collaborative Agreements

   In order to accelerate its product development efforts, Ontogeny has established, and intends to continue to establish, strategic alliances with pharmaceutical and biotechnology companies. These alliances are designed to provide Ontogeny with the requisite capital and development and marketing capabilities to commercialize the results of its discovery programs. It is Ontogeny's goal to have each alliance provide one or more of the following:

  .  up-front payments in the form of license fees and equity investments;

  .  royalties and milestone payments;

  .  technology and patent rights; or

  .  scientific and development resources.

   Becton Dickinson. In January 1999, Ontogeny and Becton Dickinson entered into a two-year research collaboration focusing on the application of cellular therapy and human pancreatic beta islets in the treatment of diabetes. Under the terms of the agreement, Becton will provide one advanced researcher to work full time at Ontogeny throughout the period of the research collaboration. All developments created by this researcher will be the property of Ontogeny. Under this agreement, Becton has provided and is committed to provide further debt and equity funding to Ontogeny in connection with the exercise of its development and commercialization option. This debt automatically converted into equity in October 1999.

   The agreement gives Becton the opportunity to obtain exclusive worldwide rights to develop and commercialize therapeutics comprising beta islet cells for the treatment of diabetes. This commercialization option must be exercised in connection with the satisfaction of certain scientific milestones but no later than

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

expiration of the two-year research collaboration. Becton also has a right of first offer to commercialize certain technologies jointly created during the research collaboration for research reagents and diagnostic uses in the field of diabetes, and certain technologies created solely by Becton during the research collaboration for research reagents and diagnostic uses in all fields. In the event Becton exercises either of these options, Ontogeny and Becton will negotiate for three months to obtain a mutually satisfactory commercialization agreement. If such an agreement cannot be reached, Ontogeny has the right to pursue independently the development of such products, either on its own or in conjunction with other research partners.

   Biogen. In July 1996, Ontogeny and Biogen entered into an 18-month strategic alliance initially focused in the fields of nervous system disorders. Under the terms of the agreement, Biogen was committed for an 18-month period (which has been extended to July 2000) to pay Ontogeny approximately $5.5 million in a combination of research support, licensing fees and equity investment. The final extension, effective in July 1998, amended the agreement to:

  .extend the alliance until July 1, 2000;

  . increase beyond the initial $5.5 million the amount of annual funding provided by Biogen to Ontogeny;

  .expand the alliance; and

  .result in an additional equity investment in Ontogeny.

   In addition, Biogen will be obligated to pay to Ontogeny royalties on the sale by Biogen of any therapeutic product that may result from the alliance. Conversely, Ontogeny may also be obligated to pay royalties to Biogen on the sale by Ontogeny of certain therapeutic products that may result from the alliance.

   The agreement provides Biogen with exclusive worldwide rights to develop and commercialize Sonic, Indian or Desert Hedgehog (depending on the molecules Biogen selects, if any, at the end of the extended research period) for all systemic and local human applications of Hedgehog in nervous system disorders and all other systemic human applications, other than musculo-skeletal applications (e.g., osteoporosis) and all other local applications of the Hedgehog protein.

   Genzyme Molecular Oncology (a division of Genzyme Corporation). In February 1998, Ontogeny entered into an agreement with Genzyme for access to Serial Analysis of Gene Expression ("SAGE") technology. Under the terms of the agreement, Ontogeny will provide ribonucleic acid ("RNA") from developmentally interesting tissues to Genzyme to create RNA SAGE libraries. This SAGE analysis will enable Ontogeny to analyze differential gene expression of these relevant tissues. It is hoped that identified genes will be processed through Ontogeny's screening system to validate leads and/or targets for future screening of small molecule or natural product libraries.

   Under the terms of the agreement, Genzyme is entitled to receive a fixed dollar amount for each SAGE library requested by Ontogeny. At the earlier of Ontogeny entering into a commercial collaboration, or filing a patent application based upon information generated by the SAGE library, Ontogeny is obligated to make an additional one-time payment to Genzyme.

   Incyte. In 1999, Ontogeny entered into a contract with Incyte Pharmaceuticals, Inc. to purchase gene expression micro-arrays. Gene expression micro-arrays are automated assay devices that aid Ontogeny in identifying the function of genes which are active in normal or diseased tissues or cells, and determining whether those genes are active during development or in adult tissue. This technology enables Ontogeny to automate the application of developmental biology expertise to the growing database of human gene sequence information.

   Academic Collaborations. Ontogeny has relationships with a number of academic institutions and investigators who are focused on developmental biology. In Ontogeny's collaborations, it seeks to expand the scientific knowledge concerning internal research programs as well as the activities and characteristics of

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

various proteins under development by its scientists. The academic collaborators are not Ontogeny employees. Hence, Ontogeny has limited control over their activities and limited amounts of their time are dedicated to Ontogeny's projects. From time to time, academic collaborators have relationships with other commercial entities, some of which may be Ontogeny's competitors. Although the precise nature of each relationship varies, the collaborators and their primary affiliated institutions generally sign agreements that provide for confidentiality of Ontogeny's proprietary technology and results of studies. Ontogeny seeks to obtain exclusive rights to license developments that may result from these studies; however, Ontogeny cannot assure you that it will obtain them.

Retained Commercialization Rights

   While Ontogeny has on-going strategic corporate alliances, the alliances do not apply to certain applications of the three Hedgehog proteins. To date, Ontogeny has retained commercialization rights which fall broadly into five categories:

  . All proteins owned or licensed by Ontogeny except the Hedgehog proteins;

  . local delivery of the Hedgehog proteins (excluding CNS applications);

   .small molecule therapeutics;

   .gene therapy (excluding the application of the Hedgehog proteins to CNS);
and

   .diagnostics.

   Ontogeny has provided an option to Becton Dickinson to license exclusively from Ontogeny the use of beta islet cells for the treatment of diabetes. In addition, Ontogeny has licensed exclusively to Biogen the use of the three Hedgehog proteins (Sonic, Indian and Desert) only for:

  . nervous system disorders treated by local or systemic delivery;

  . gene therapy; and

  . all other indications treated by systemic delivery, except for musculo-skeletal applications and local delivery of the proteins.

   In addition, discoveries arising out of Ontogeny's collaboration with Genzyme belong to Ontogeny for its own research, development and marketing. Under certain circumstances, Ontogeny may owe royalties on sales to its partners.

Competition

   Ontogeny faces, and will continue to face, intense competition from organizations such as large pharmaceutical companies, biotechnology companies, academic and research institutions and government agencies. Ontogeny is subject to significant competition from organizations that are pursuing the same or similar technologies as those which constitute Ontogeny's technology platform and from organizations that are pursuing pharmaceutical or diagnostic products that are competitive with Ontogeny's potential products. Most of the organizations competing with Ontogeny have greater capital resources, research and development staffs and facilities, and greater experience in drug discovery and development, obtaining regulatory approval and pharmaceutical product manufacturing and marketing capabilities than Ontogeny.

   In addition, research in the field of developmental biology and genomics is highly competitive. Competitors of Ontogeny in the field of developmental biology include, among others, Amgen, Inc., Chiron
Corporation, Exelixis, Inc., Genentech, Inc., Geron Corporation, and Regeneron Corporation, as well as other private companies and major pharmaceutical companies. Competitors in the genomics area include, among others, public companies such as Axys Pharmaceuticals, Inc., Genome Therapeutics Corporation, Human Genome Sciences, Inc., Incyte Pharmaceuticals, Inc., Millennium Pharmaceuticals, Inc. and Myriad Genetics,

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

Inc., as well as private companies and major pharmaceutical companies. Universities and other research institutions, including those receiving funding from the federally funded Human Genome Project, also compete with Ontogeny. A number of entities are attempting to identify and patent rapidly randomly sequenced genes and gene fragments, typically without specific knowledge of the function of such genes or gene fragments. In addition, Ontogeny believes that certain entities are pursuing a gene identification and characterization and product development strategy based on positional cloning. Ontogeny's competitors may discover, characterize and develop important inducing molecules or genes in advance of Ontogeny, which could have a material adverse effect on any related Ontogeny research program. Ontogeny also faces competition from these and other entities in gaining access to DNA samples used in its research and development projects. Ontogeny expects competition to intensify in genomics research as technical advances in the field are made and become more widely known.

   Ontogeny relies on its strategic partners for support in its disease research programs and intends to rely on its strategic partners for preclinical evaluation and clinical development of its potential products and manufacturing and marketing of any products. Some of Ontogeny's strategic partners is conducting multiple product development efforts within each disease area that is the subject of its strategic alliance with Ontogeny. Ontogeny's strategic alliance agreements may not restrict the strategic partner from pursuing competing internal development efforts. Any product candidate of Ontogeny, therefore, may be subject to competition with a potential product under development by a strategic partner.

Patents and Proprietary Rights

   As of March 2, 2000, Ontogeny is the owner of 3 issued United States patents and 38 United States patent applications and is the exclusive licensee under an additional 6 issued United States patents and 31 pending United States patent applications. Counterpart foreign applications have been filed on most of such patent applications and 8 of such patents have issued. Ontogeny, alone or in conjunction with its licensors and strategic partners, intends to seek United States and international patent protection for the proteins it in-licenses (subject to the terms of its licensing agreements) and discovers, as well as small molecules, therapeutic and diagnostic products and processes, drug screening methodologies and other inventions based on such proteins, molecules or developmental biological processes. Ontogeny's commercial success will depend in part on its ability to obtain such patent protection. Ontogeny also intends to seek patent protection or rely upon trade secret rights to protect certain other technologies which may be used to discover and characterize inducing molecules and to develop novel therapeutic and diagnostic products.

   Ontogeny is party to various license agreements which give it rights to commercialize various technologies and to use certain technologies in its research and development processes. With respect to the three Hedgehog molecules, Ontogeny has entered into three different license agreements with
(i) Harvard University, (ii) Columbia University and (iii) Johns Hopkins University and the University of Washington, pursuant to which Ontogeny has been granted an exclusive worldwide license (including the right to sublicense) to make, use or sell products or processes covered by claims contained in patent applications and related foreign patent applications covering clinical applications for each of the Hedgehog molecules. With respect to the Patched1 molecule, Ontogeny has entered into a license agreement with Stanford University, pursuant to which Ontogeny has been granted an exclusive worldwide license (including the right to sublicense) to make, use or sell products or processes covered by claims contained in patent applications and related foreign patent applications covering the Patched1 molecule. To date, all of Ontogeny's license agreements provide for the payment, with certain annual credit provisions, of (i) certain milestones for regulatory development progress and (ii) a royalty to the university based upon sales by Ontogeny or its sublicensees. Ontogeny is also party to an agreement which assigns ownership to Ontogeny of certain patent applications covering methods and compositions for isolating, expanding and/or maintaining hematopoietic cells and compositions comprising such hematopoietic cells in consideration of various obligations, including payment of a royalty. Ontogeny is also party to two agreements which assign ownership to Ontogeny of certain patent applications covering pancreatic-derived factors, insulin-promoter factor and uses relating thereto in consideration of various obligations, including payment of a royalty.

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

   The patent positions of pharmaceutical, biopharmaceutical and biotechnology companies, including Ontogeny, are generally uncertain and involve complex legal and factual questions. There can be no assurance that any of Ontogeny's pending patent applications will result in issued patents, that Ontogeny will develop additional proprietary technologies that are patentable, that any patents issued to Ontogeny or its strategic partners will provide a basis for commercially viable products or will provide Ontogeny with any competitive advantages or will not be challenged by third parties, or that the patents of others will not have an adverse effect on the ability of Ontogeny to do business. In addition, patent law relating to the scope of claims in the technology fields in which Ontogeny operates is still evolving. The degree of future protection for Ontogeny's proprietary rights, therefore, is uncertain. Furthermore, there can be no assurance that others will not independently develop similar or alternative technologies, duplicate any of Ontogeny's technologies, or, if patents are issued to Ontogeny, design around the patented technologies developed by Ontogeny. In addition, Ontogeny could incur substantial costs in litigation if it is required to defend itself in patent suits brought by third parties or if it initiates such suits.

   Others may have filed, and in the future are likely to file, patent applications covering molecules, genes or gene products that are similar or identical to those of Ontogeny. No assurance can be given that any such patent application will not have priority over patent applications filed by Ontogeny. Any legal action against Ontogeny or its strategic partners claiming damages and seeking to enjoin commercial activities relating to the affected products and processes could, in addition to subjecting Ontogeny to potential liability for damages, require Ontogeny or its strategic partner to obtain a license in order to continue to manufacture or market the affected products and processes. There can be no assurance that Ontogeny or its strategic partners would prevail in any such action or that any license required under any such patent would be made available upon commercially acceptable terms, or at all. Litigation, which could result in substantial costs to Ontogeny, may be necessary to enforce any patents issued or licensed to Ontogeny or to determine the scope and validity of third party proprietary rights. Some of Ontogeny's competitors have, or are affiliated with companies having, substantially greater resources than Ontogeny, and such competitors may be able to sustain the costs of complex patent litigation to a greater degree and for longer periods of time than Ontogeny. Uncertainties resulting from the initiation and continuation of any patent or related litigation could have a material adverse effect on Ontogeny. An adverse outcome in connection with an infringement proceeding brought by a third party could subject Ontogeny to significant liabilities, require disputed rights to be licensed from third parties or require Ontogeny to cease using the disputed technology, any of which could have a material adverse effect on Ontogeny's business, financial condition or results of operations. If competitors of Ontogeny prepare and file patent applications in the United States that claim technology also claimed by Ontogeny, Ontogeny may have to participate in interference proceedings declared by the Patent and Trademark Office to determine priority of invention, which could result in substantial costs to Ontogeny, even if the eventual outcome is favorable to Ontogeny.

   There is uncertainty concerning whether human clinical data will be required for issuance of patents for human therapeutics. If such data is required, Ontogeny's ability to obtain patent protection could be delayed or otherwise adversely affected. Although the USPTO issued new utility guidelines in July 1995 that address the requirements for demonstrating utility for biotechnology inventions, particularly for inventions relating to human therapeutics, there can be no assurance that USPTO examiners will follow such guidelines or that the USPTO's position will not change with respect to what is required to establish utility for gene sequences and products and methods based on such sequences.

   Ontogeny also relies on trade secrets to protect technology, especially where patent protection is not believed to be appropriate or obtainable. Ontogeny attempts to protect its proprietary technology and processes in part by confidentiality agreements with its strategic partners, employees, consultants and certain contractors. There can be no assurance that these agreements will not be breached, that Ontogeny would have adequate remedies for any breach, or that Ontogeny's trade secrets will not otherwise become known or be independently discovered by competitors. To the extent that Ontogeny or its consultants or research collaborators use intellectual property owned by others in their work for Ontogeny, disputes may also arise as to the rights in related or resulting know-how and inventions, which could have a material adverse effect on Ontogeny's business, financial condition and results of operations.

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

   Ontogeny's academic collaborators have certain rights to publish data and information regarding their discoveries in which Ontogeny has rights. While Ontogeny believes that the limitations on publication of data developed by its collaborators pursuant to its collaboration agreements will be sufficient to permit Ontogeny to apply for patent protection in the areas in which it is interested in pursuing further research, there is considerable pressure on academic institutions to publish discoveries in the genetics and genomics fields. There can be no assurance that such publication would not affect Ontogeny's ability to obtain patent protection in the areas in which it may have an interest.

Employees

   As of April 30, 2000, Ontogeny had 77 full-time employees, of whom 31 hold Ph.D. or M.D. degrees. Of Ontogeny's total workforce, 65 are engaged in research and development activities and 12 are engaged in business development, finance and administration. None of Ontogeny's employees is represented by a collective bargaining agreement, nor has Ontogeny experienced work stoppages. Ontogeny believes that its relations with its employees are good.

Facilities

   Ontogeny's facilities currently consist of approximately 34,000 square feet of office and research space located at 27-45 Moulton Street, Cambridge, Massachusetts pursuant to a lease which expires in 2006 and approximately 18,000 square feet of office and research space located at 61 Moulton Street, Cambridge, Massachusetts pursuant to a lease which expires in 2001. Ontogeny believes that, whether or not additional space is available adjacent to its current facility, suitable additional space will be available to it, when needed, on commercially reasonable terms.

Regulatory Matters

   For a discussion of regulatory matters, see "--Regulatory Matters Affecting Curis, Creative, Ontogeny and Reprogenesis."

Legal Proceedings

   Ontogeny is not a party to any material legal procedings.

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

                        Ontogeny Selected Financial Data

   The selected financial data set forth below have been derived from the statements of operations for the years ended December 31, 1999, 1998 and 1997 and the balance sheets as of December 31, 1999 and 1998, included in financial statements that have been audited by PricewaterhouseCoopers LLP. Those financial statements appear elsewhere in this joint proxy statement-prospectus. The statement of operations data for the years ended December 31, 1996 and 1995, and the balance sheet data as of December 31, 1997, 1996 and 1995 are derived from financial statements not included in this joint proxy statement-prospectus. The statement of operations data for the three months ended March 31, 2000 and 1999 and the balance sheet data as of March 31, 2000 are derived from our unaudited financial statements included elsewhere in this joint proxy statement-prospectus. The unaudited financial statements have been prepared on the same basis as our audited financial statements and, in our opinion, include all adjustments, consisting only of normal recurring adjustments, which we consider necessary for a fair presentation of our results of operations and financial position for these periods. These historical results are not necessarily indicative of results to be expected for any future period. You should read the data set forth below in conjunction with Ontogeny's "-- Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Ontogeny Financial Statements and related Notes which appear elsewhere in this joint proxy statement-prospectus.

                                                                         Three Months Ended
                                   Year Ended December 31,                    March 31,
                          ---------------------------------------------  -------------------
                            1999      1998     1997     1996     1995       2000      1999
                          --------  --------  -------  -------  -------  ----------- -------
                            (in thousands, except per share data)            (unaudited)
Statement of Operations
 Data:
Revenue.................  $  4,469  $  4,708  $ 3,417  $ 1,533            $    750   $ 1,250
                          --------  --------  -------  -------            --------   -------
Costs and expenses:
  Research and
   development..........    14,892    12,418    6,326    3,777  $ 2,288      6,033     3,362
  General and
   administrative.......     4,520     3,387    2,561    1,601      776      3,374     1,217
                          --------  --------  -------  -------  -------   --------   -------
                            19,412    15,805    8,887    5,378    3,064      9,407     4,579
                          --------  --------  -------  -------  -------   --------   -------
Loss from operations....   (14,943)  (11,097)  (5,470)  (3,845)  (3,064)    (8,657)   (3,329)
                          --------  --------  -------  -------  -------   --------   -------
Other income (expense):
  Interest income.......     2,475     1,537    1,473      348       73        577       640
  Interest expense......      (931)     (439)    (217)     (55)     (59)      (165)     (297)
                          --------  --------  -------  -------  -------   --------   -------
                             1,544     1,098    1,256      293       14        413       343
                          --------  --------  -------  -------  -------   --------   -------
Net loss................  $(13,399) $ (9,999) $(4,214) $(3,552) $(3,050)  $ (8,244)  $(2,986)
                          ========  ========  =======  =======  =======   ========   =======
Accretion of preferred
 stock issuance costs...      (195)     (126)     (93)     --       (39)       (49)      (49)
                          --------  --------  -------  -------  -------   --------   -------
Net loss available to
 common stockholders....  $(13,594) $(10,125) $(4,307) $(3,552) $(3,089)  $ (8,293)  $(3,035)
                          ========  ========  =======  =======  =======   ========   =======
Net loss available to
 common stockholders per
 share (basic and
 diluted)...............  $  (5.25) $  (4.44) $ (2.27) $ (2.35) $ (2.81)  $  (2.65)  $ (1.23)
                          ========  ========  =======  =======  =======   ========   =======
Weighted average shares
 outstanding (basic and
 diluted)...............     2,592     2,279    1,896    1,510    1,099      3,126     2,465
                          ========  ========  =======  =======  =======   ========   =======
                                        December 31,
                          ---------------------------------------------   March 31,
                            1999      1998     1997     1996     1995       2000
                          --------  --------  -------  -------  -------  -----------
                                       (in thousands)                    (unaudited)
Balance Sheet Data:
Cash, cash equivalents
 and marketable
 securities.............  $ 43,301  $ 49,296  $26,535  $ 8,103  $ 8,425   $ 39,632
Working capital.........    39,575    46,602   25,143    6,170    8,062     33,967
Total assets............    49,611    54,136   30,833   11,175    9,011     45,582
Long-term obligations...     5,040     8,507    1,422    1,504      241      2,766
Redeemable convertible
 preferred stock........    62,396    60,201   36,890   12,578   12,528     62,445
Stockholders' deficit...   (22,705)  (17,898)  (8,988)  (5,972)  (4,172)   (25,885)

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


               Ontogeny Management's Discussion and Analysis

             of Financial Condition and Results of Operations

Overview

   Since inception in May 1994, Ontogeny has been focused on applying breakthrough discoveries in developmental biology related to research, development and commercialization of therapies for those major diseases characterized by the absence of cellular function.

   Ontogeny has incurred net losses since inception and expects to incur substantial and increasing losses for at least the next several years as research and development activities are expanded. Losses have resulted primarily from research and development activities and related administrative expenses and as of March 31, 2000, Ontogeny's accumulated deficit was approximately $43.6 million. To date, Ontogeny has funded operations primarily through the sale of equity securities, research funding and license payments from collaborators and interest income earned on cash invested. To date, Ontogeny has not generated revenues from the sale of products and does not expect to do so for several years, if ever.

   In order to accelerate product commercialization and finance research and development activities, Ontogeny entered into collaborations with Biogen in July 1996, Hoffmann-La Roche in September 1996, and Becton Dickinson in January 1999. Through March 31, 2000, Ontogeny recognized revenue totaling approximately $14.4 million in connection with these collaboration agreements. In addition, Ontogeny may receive payments if specific research and development milestones are met and royalties if any products generated under the terms of the collaboration are commercialized.

   Although Ontogeny is seeking and in the future may seek to enter into collaborative arrangements with respect to certain research and development programs, there can be no assurance that Ontogeny will be able to enter into such arrangements on acceptable terms or that the costs required to complete the projects will not exceed the funding provided by the collaborative partners.

Results of Operations

 Three Months Ended March 31, 2000 and 1999

   Total revenues from collaborators decreased approximately $0.5 million or 40.0% to $0.8 million for the three month period ended March 31, 2000 from $1.3 million for the three month period ended March 31, 1999, due to the expiration of Ontogeny's collaboration with Hoffmann-La Roche during the third quarter of 1999.

   Research and development expenses increased $2.6 million or 79.5% to $6.0 million for the three month period ended March 31, 2000 from $3.4 million for the three month period ended March 31, 1999, primarily due to increased external costs associated with Ontogeny's pre-clinical development programs of $1.0 million, and increased stock-based compensation expense of approximately $1.6 million related to stock options granted to employees and non-employees. Ontogeny expects research and development expenses to continue to increase in the remaining quarters of 2000.

   General and administrative expenses increased 177.1% to $3.4 million for the three month period ended March 31, 2000 from $1.2 million for the three month period ended March 31, 1999. The increase was primarily due to acquisition costs resulting from the Curis merger totaling $1.9 million and increased stock-based compensation expense of approximately $0.2 million related to stock option grants to employees and non-employees. Ontogeny expects that general and administrative expenses will increase in the future to support continued growth of its research and development efforts.

   Ontogeny recognized $2.4 million and $0.6 million in equity-related charges resulting from grants of options to employees and non-employees for the three month periods ended March 31, 2000 and 1999, respectively. These charges are included in research and development or general and administrative expenses

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


depending upon the nature of the work performed by the individuals receiving the option grants. Ontogeny incurred expenses of $0.8 million and $0.3 million for the three month periods ended March 31, 2000 and 1999, respectively, related to the issuance of stock options to employees. The options granted to employees generally vest over periods of up to five years, which will result in additional compensation expense of approximately $12.9 million for periods ending subsequent to March 31, 2000 while options granted to non-employees are variable and the expense to be recognized in future periods cannot be estimated since it will be dependent on a number of variables including Curis' stock price.

   Other income, net, consisting of interest income from our cash and investments offset by interest expense related to financing obligations, was $0.4 million for the three month period ended March 31, 2000 as compared to $0.3 million for the three month period ended March 31, 1999, an increase of approximately $0.1 million or 20.4%. The increase was a result of lower interest expense resulting from the maturity of notes and capital lease obligations during the second and fourth quarter of 1999 offset in part by slightly lower interest income due to lower cash and investment balances in the first three months of 2000 as compared with the same period in 1999.

 Years Ended December 31, 1999 and 1998

   Total revenues from collaborators decreased approximately $240,000 or 5.1% in 1999 to $4.5 million from $4.7 million in 1998, primarily due to the expiration of Ontogeny's collaboration with Hoffmann-La Roche during the third quarter of 1999. Revenues recorded from Hoffmann-La Roche totaled $1.5 million in 1999 as compared to $1.7 million during 1998. In addition, Ontogeny recognized approximately $3.0 million in revenues in both 1999 and 1998 relating to its collaboration with Biogen.

   Research and development expenses increased 19.9% to $14.9 million in 1999 from $12.4 million in 1998, primarily due to increased spending associated with Ontogeny's pre-clinical development programs, the hiring of additional research personnel and increased stock-based compensation expense of approximately $1.1 million related to stock options granted to non-employees. Ontogeny expects research and development expenses to increase in 2000.

   General and administrative expenses increased 33.7% to $4.5 million in 1999 from $3.4 million in 1998. The increase was primarily due to the hiring of additional administrative personnel, higher rent expense associated with the leasing of additional office space, and higher patent-related expenses. Ontogeny expects that general and administrative expenses will increase in the future to support continued growth of its research and development efforts.

   Ontogeny recognized $2.5 million and $1.3 million in equity-related charges in 1999 and 1998, respectively, resulting from grants of options to employees and non-employees. These charges are included in research and development or general and administrative expenses depending upon the nature of the work performed by the individuals receiving the option grants. Ontogeny incurred expenses of $1.6 million in 1999 related to the issuance of stock options to employees. These employee options generally vest over periods of up to five years, which will result in additional compensation expense of approximately $10.3 million for periods ending subsequent to December 31, 1999. Ontogeny incurred expenses of $0.9 million in 1999 related to options granted to non-employees. Non-employee equity grants are variable and the expense to be recognized in future periods cannot be estimated and will be dependent on a number of variables including Curis' stock price.

   Other income, net, consisting of interest income from our cash and investments offset by interest expense related to financing obligations, was $1.5 million in 1999 as compared to $1.1 million in 1998, an increase of $0.4 million or 40.5%. The increase was a result of higher interest income on cash and investment balances due to Ontogeny's equity financing during the fourth quarter of 1998 offset slightly by higher interest expense.

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 Years Ended December 31, 1998 and 1997

   Total revenues from collaborators increased 37.8% or approximately $1.3 million in 1998 to $4.7 million from $3.4 million in 1997, primarily due to the expansion and extension of Ontogeny's collaborations with Biogen and Hoffmann-La Roche in 1998. Revenues recorded from Hoffmann-La Roche totaled $1.7 million in 1998 as compared to $0.8 million during 1997. In addition, Ontogeny recognized approximately $3 million and $2.7 million in revenues in 1998 and 1997, respectively, relating to its collaboration with Biogen.

   Research and development expenses increased 96.3% to $12.4 million in 1998 from $6.3 million in 1997, primarily due to hiring of additional research personnel in 1998 to support efforts in identifying and developing product candidates.

   General and administrative expenses increased approximately 32.3% to $3.4 million in 1998 from $2.6 million in 1997. The increase was due to the hiring of additional administrative personnel in 1998 and increased stock-based compensation expense of approximately $0.2 million related to stock options granted to non-employees.

   Other income, net consists of interest income from cash and investments offset by interest expense related to financing obligations. Interest income increased 4.4% or $0.06 million to $1.54 million in 1998 from $1.47 million in 1997. This increase resulted primarily from higher interest during 1998. Interest expense increased 102.4% or $0.2 million to $0.4 million in 1998 from $0.2 million in 1997. This increase was primarily due to higher financing obligation balances.

Liquidity and Capital Resources

   Since inception, Ontogeny's primary source of funds has been the private sale of equity securities, contract research and license revenues from collaborations, equipment financing arrangements, and interest income earned on investments. Ontogeny's total cash and investment balance at March 31, 2000 was $39.6 million, which included cash and cash equivalents of $21.4 million and $18.2 million in marketable securities. As of March 31, 2000, Ontogeny had raised approximately $71 million from the sale of equity securities, received approximately $14.9 million in contract research and license payments, approximately $6.4 million in secured financing arrangements, and approximately $6.6 million in aggregate interest income since inception.

   Net cash used in operating activities was $3.5 million for the three month period ended March 31, 2000 as compared to $2.2 million for the three month period ended March 31, 1999.

   Net cash used in operating activities was $9.5 million in 1999 compared to $6.6 million and $3.6 million in 1998 and 1997, respectively. For the three month period ended March 31, 2000, Ontogeny invested $0.6 million in property and equipment, primarily in facility renovations and laboratory equipment, versus $0.7 million for the three month period ended March 31, 1999. In 1999, Ontogeny invested $2.1 million in property and equipment, primarily in facility renovations and laboratory equipment, versus $0.9 million and $1.7 million invested in 1998 and 1997, respectively.

   Cash received from the issuance of notes payable was $2.0 million in 1999 resulting from a note issued during the first quarter of 1999 to Becton Dickinson. This note, along with accrued interest, was exchanged on October 31, 1999 for 400,000 shares of newly designated Series G convertible preferred stock. Cash received from secured financing arrangements in 1999 was $1.8 million. The annual interest rates of these financings ranged from 12.5% to 16.0% and the financing arrangements have terms of approximately four years each. As of March 31, 2000, Ontogeny had $0.2 million available under equipment financing arrangements.

   On March 31, 1999, Ontogeny completed the final closing of the Series F preferred stock private placement with the issuance of an additional 655,738 shares of Series F preferred stock, resulting in net proceeds of approximately $2.0 million.

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   Ontogeny expects operating spending to increase in the future as operations the remainder of expand to support the development of new and existing product candidates, while capital spending for 2000 is expected to be approximately $1.5 million, consistent with 1999 activity.

   Ontogeny's future capital requirements depend on numerous factors, including market acceptance of its products, the resources needed for developing and supporting these products, and other factors. Ontogeny expects to devote substantial capital resources to continuing its research and development efforts, to expanding support and product development activities, and for use in general corporate activities, including acquisition-related expenditures. Ontogeny believes that the current cash and investments on hand, together with revenue to be derived from the collaboration with Biogen, will be sufficient to fund operations at least through March 2001. During or after this period, if cash generated by operations is insufficient to satisfy its liquidity requirements, Ontogeny may need to sell additional equity or debt securities or obtain additional credit arrangements. Additional financing may not be available on terms acceptable to Ontogeny or at all. The sale of additional equity or convertible debt securities may result in additional dilution to the stockholders of Ontogeny.

New Accounting Pronouncement

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS 133), "Accounting for Derivative Instruments and Hedging Activities". This Statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from the change in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedge accounting. SFAS 133 will be effective for the Ontogeny's year ending December 31, 2001. Ontogeny believes the adoption of SFAS No. 133 will not have a material effect on its financial statements.

Year 2000 Compliance

   Ontogeny did not experience any difficulties related to the Year 2000 problem on December 31, 1999 and has not experienced any such difficulties that it is aware of since that date. Ontogeny operations have not, to date, been adversely affected by any difficulties experienced by any of its suppliers or customers in connection with the Year 2000 problem. Ontogeny management will continue to monitor its systems for potential difficulties through the remainder of calendar year 2000.

Quantitative And Qualitative Disclosures About Market Risk

   Ontogeny invests cash balances in excess of operating requirements in short-term marketable securities, generally corporate debt and government securities with an average maturity of less than one year. All marketable securities are considered available for sale. At December 31, 1999, the fair market value of these securities amounted to $41.3 million with net unrealized losses of $69,000 included as a component of stockholders' deficit. Because of the quality of the investment portfolio and the short-term nature of the marketable securities, Ontogeny does not believe that interest rate fluctuations would impair the principal amount of the securities. To estimate the potential loss in fair value of the securities portfolio due to interest rate changes, we performed a sensitivity analysis for a one-day horizon. In order to estimate the potential loss, we used an increase in market rates of 100 basis points, an increase that is reasonably possible in the near term. On this basis, we estimate the potential loss in fair value from this change in interest rates to be approximately $105,000. Our investments are investment grade securities and deposits are with investment grade financial institutions. We believe that the realization of losses due to changes in credit spreads is unlikely as we expect to hold our debt to maturity.

   There have been no material changes in the Company's market risk since December 31, 1999.

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  REPROGENESIS BUSINESS, SELECTED CONSOLIDATED FINANCIAL DATA AND MANAGEMENT'S
    DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION ANDRESULTS OF OPERATIONS

                            Business of Reprogenesis

   Reprogenesis, through its proprietary technology, is developing products for human tissue regeneration and repair. Reprogenesis' core technology of combining cells and biomaterials to repair, restore or replace tissue and its function serves as a platform for a broad range of potential products addressing significant clinical needs in multiple markets. Reprogenesis is developing its technology with three general aims:

  . the creation of structural tissue to augment or correct an anatomical defect;

  . the repair or restoration of a physiological function; and

  . the repair or restoration of anatomical organs.

   Reprogenesis' two most advanced active products are in the areas of urology and cardiovascular surgery and consist of:

  . Chondrogel--a tissue product that uses the patient's own cells to treat vesicoureteral reflux, a pediatric urologic disorder involving the backflow of urine from the bladder to the kidneys, that is currently in a Phase III clinical trial; and

  . Vascugel--a cellular product that uses cells from another human source to prevent restenosis, a re-narrowing of the treated blood vessel, following coronary artery bypass graft surgery, that is currently in preparation to begin a Phase I/II clinical trial.

   Reprogenesis also has other products at various stages of development in the areas of urology and plastic and reconstructive surgery. Reprogenesis' patent portfolio covers its core technology.

 Structural Tissue

   This approach provides mechanical structure in the body to augment a congenital anomaly or to repair an acquired defect. Reprogenesis has initially focused on developing structural tissue since it believes this approach provides the most rapid path to commercialization. Reprogenesis and its collaborators have demonstrated the creation of a number of structural tissues, including bone and cartilage, in preclinical models.

   Reprogenesis' initial urological product for the treatment of vesicoureteral reflux is based on Reprogenesis' structural tissue approach. Vesicoureteral reflux, a congenital condition affecting approximately 1% of all children, is characterized by a backflow of urine from the bladder into the kidneys. The condition can result in infection, scarring, and ultimately significant kidney damage. Current treatments in the United States include antibiotics to prevent infection and, in advanced patients, major corrective surgery. Reprogenesis' reflux product, Chondrogel, is a combination product containing cartilage cells derived from the patient and a biodegradable gel implanted at critical points in the bladder in order to prevent urine backflow. Chondrogel is currently in a Phase III clinical trial.

 Physiological Function

   These products impart physiological function by asserting physiological control in the body. Reprogenesis is developing a product, Vascugel, that seeks to enhance the efficacy of vascular interventions by inhibiting restenosis. This product has broad applications in coronary and peripheral artery disease as well as chronic vascular access. Reprogenesis expects to initiate an initial Phase I/II trial evaluating Vascugel as an adjunct to Coronary Artery Bypass Graft (CABG) Surgery.

 Anatomical Organs

   Development of new organ reconstruction products is the most sophisticated application of Reprogenesis' technology. Such products must exhibit both structural and physiological mechanisms to be effective.

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Reprogenesis is developing a tissue engineered bladder augmentation product that addresses current treatment limitations. Reprogenesis and its collaborators are undertaking preclinical Investigational New Drug (IND) Application-enabling studies prior to the clinical evaluation of the safety and efficacy of this product. An IND Application is required by the FDA in order to begin clinical trials.

 Technology

   Reprogenesis' principal technology is based on combining cells with a hydrogel matrix that can be injected into the body with standard, minimally invasive endoscopic techniques or implanted using standard surgical techniques. Hydrogel is a water-based gel. These technologies allow delivery of cells in a biodegradable hydrogel matrix that maintains structural requirements necessary to support normal tissue generation in vivo. The technology is applicable to many tissue types. Reprogenesis' research and development programs are principally directed by two proprietary technologies:

  . combining cells with a biodegradable hydrogel matrix which imparts the needed structural mix for cells to remain viable and multiply; and

  . the endoscopic delivery of the cell/hydrogel material to provide for a minimally invasive delivery technique.

Tissue Formation Technology

   For decades, investigators sought to create new tissue in the body through the transplantation of suspensions of viable cells. These cell suspensions often did not remain viable for extended periods or support new tissue formation. The genesis of Reprogenesis' technology was a series of observations made by Dr. Joseph P. Vacanti (Harvard University) and Dr. Robert S. Langer
(MIT). In preclinical models, these investigators combined a suspension of cells with a fibrous biodegradable synthetic matrix material and then implanted the cell/matrix combination into a host. This biodegradable matrix imparts the structure that is often needed for the cells to organize themselves to form tissue. The host resorbed the transplanted synthetic matrix, and the creation of new tissue resulted from the net effect of this resorption, combined with cell growth and the development of a natural matrix by the transplanted cells. This approach allowed new solid structures to be implanted into the body using conventional open surgical procedures for the purpose of creating new solid tissue structures.

   Separately, Reprogenesis and its collaborators developed tissue formation techniques that could be delivered in a minimally invasive fashion. Toward this end, Drs. Charles Vacanti (University of Massachusetts), Anthony Atala (Harvard Medical School), Linda Griffith-Cima (MIT) and Keith Page (then at Harvard Medical School) demonstrated in preclinical models that cells could be combined with viscous hydrogels. If the hydrogels were biodegradable, the cell/hydrogel suspensions could be endoscopically delivered into the body in both peripheral and deep body structures to produce new tissue. Once delivered into the body the cells would remain viable, propagate and synthesize natural matrix materials with the net formation of new viable tissue.

   Reprogenesis has exclusively licensed the injectable technology described above in all therapeutic fields of use. The implantable technology using fibrous matrices has been licensed in the areas of genitourinary (i.e., kidney, ureter, bladder, urethra and reproductive system) and breast indications.

   There are a number of advantages of Reprogenesis' technology. It is straightforward to apply and, for the injectable approach, can be delivered in a minimally invasive way using standard endoscopic devices. Furthermore, it can be applied to many tissue types. To date, Reprogenesis and its collaborators have shown that new cartilage, muscle, and genitourinary tissue can be formed by either or both of the approaches described above. Reprogenesis' goal is to create a variety of therapeutic interventions to correct many tissue deficiencies.

   Reprogenesis' technology has the potential to be applied using any source of cells including autologous (i.e., from the specific patient to be treated), allogeneic (i.e., from another human source) or xenogeneic (i.e., from another animal species) sources. Each cell source has distinct advantages and disadvantages associated with its use. Autologous tissue has the advantage of reducing or eliminating the risks of infection coming from another

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source and immune rejection but can only be obtained from the patient.
Allogeneic cell-based products should be less expensive to produce and more readily available to the patient because they can be sourced in advance. However, they have an inherent risk of infection transmission and/or immune rejection. Xenogeneic cell based products should be available in virtually unlimited supply. They also have an inherent risk of infection transmission and a potentially greater risk of immune rejection. Reprogenesis seeks to use the most advantageous source of cells for each of its products. For example, for its Chondrogel product, where extended durability is desired, autologous cell sources are being used. For Reprogenesis' cardiovascular product, Vascugel, where a physiological effect for a limited time frame is believed to be necessary to achieve the desired clinical effect, an allogeneic cell source is being used. In this latter case, the body is expected to clear the product after its physiologic effect has been imparted to the patient.

Polymer Technology

   Since the formation of new tissue in the body often requires the combination of a cell source with a polymer or other biomaterial to provide three-dimensional structure for the cellular construct or product, Reprogenesis maintains expertise and scientific collaborations in the area of polymer chemistry and biomaterial science. Reprogenesis actively pursues the development of new injectable and implantable polymers that could support new tissue formation or delivery of physiologically active substances. Toward this end, Reprogenesis has developed a number of novel formulations and delivery techniques. For example, Reprogenesis, in collaboration with Dr. David Mooney (University of Michigan), has developed a number of modifications of alginate, the polymer used as a matrix material for the Chondrogel clinical product. Alginate is a viscous natural polymer purified from brown seaweed. It is currently used as a thickening agent in various foodstuffs. This material has been chemically modified to produce a series of polymers with controlled and predictable rates of resorption in the body, thus allowing product durabilities ranging from weeks to many months. Highly porous, non-fibrous materials, which can be used as implantable matrix materials, have also been developed. Such materials could be used to recapitulate diseased or damaged body structures or to deliver bioactive substances.

PRODUCTS

Chondrogel for Vesicoureteral Reflux

 Vesicoureteral Reflux

   Under normal conditions, the vesicoureteral junction allows urine to enter the bladder and prevents urine from regurgitating into the ureter, particularly at the time of urinating. In this way, the kidney is protected from high pressure in the bladder and from contamination by infected urine. When the junction is incompetent, urine in the bladder flows back into the ureters and, in many cases, to the kidneys. Vesicoureteral reflux, a congenital condition, refers to the retrograde flow of urine from the bladder into the ureter(s) and, often, to the kidney(s). Vesicoureteral reflux affects approximately 1% of children.

   Reflux and urinary tract infections (UTI's) are significant causes of illness in children. Primary reflux results from a congenital incompetence of the vesicoureteral junction (i.e., the junction at which the ureter enters the bladder). Retrograde flow (i.e., reflux) of infected urine can result in kidney damage and scarring. The incidence of urinary tract infections in normal children is approximately 1%. Approximately 30-50% of all pediatric patients with UTI's also have reflux.

 Current Treatments/Limitations for Reflux

   The accepted standard of care for reflux is dependent on the severity of the condition and is designed to minimize or prevent kidney infections. Most patients with low-grade reflux may initially be managed medically. Medical management typically consists of administering antibiotics (for the maintenance of sterile urine) until the condition resolves. Additionally, standard care requires frequent urine cultures and invasive examinations to

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monitor the condition. The inherent risks associated with long-term use of antibiotics include the emergence of antibiotic resistant bacteria, allergic reactions, as well as pulmonary and hematological risks. The treatment regimens generally require the child to return regularly to the hospital or clinic for extensive and invasive studies.

   Open surgery is typically performed for those cases of severe reflux as well as for those cases of low-grade reflux where medical management has failed. Due to the inherent risks and invasiveness of surgery, there is a tendency for both the physician and parents to seek to avoid open reflux surgery. Typically, open reflux surgery is a two to three hour procedure, involves a two to five day hospital stay, has a significant degree of associated discomfort, is expensive and requires a four to six week recuperation.

   As a result of the inherent risks and invasiveness of surgery, less invasive approaches to treat reflux have been sought. In the early 1980's, the concept of treating reflux using an endoscopically delivered bulking agent was developed. The placement of a bulking agent at the ureteral junction prevents backflow of urine from the bladder to the ureter and kidneys, thus preventing reflux but not interfering with normal bladder function. This concept has been embraced by medical practitioners worldwide but its use has not come into common practice in the United States due to the historic absence of a bulking agent that is generally accepted as safe, effective and durable.

   The endoscopic injection of Teflon(R) paste as a bulking agent has been used in Europe to correct reflux; however, concern about particle migration has limited the use of Teflon(R) for this indication in the United States. Bovine dermal collagen preparations, derived from the skin of cows, have been used with limited success. The implant volume in patients treated with this material in other indications has been reported to decrease over time due to resorption, resulting in eventual treatment failure.

 Reprogenesis Approach

   Reprogenesis has developed an autologous bulking material which it believes meets the requirements for a desirable implant. Chondrogel can be endoscopically implanted at the defective vesicoureteral orifice, and is expected to obviate the need for open surgery in many patients. Chondrogel consists of autologous cartilage cells in a calcium alginate gel and is administered endoscopically. Cartilage cells are isolated from a tissue biopsy from behind the subject's ear, expanded in tissue culture media, and combined with sodium alginate which is then mixed with a calcium suspension to form a calcium alginate gel. The gel is thought to serve as a substrate for injectable delivery and aids in the creation and maintenance of cartilage architecture in the body. The cells are thought to secrete a natural matrix that replaces the space initially occupied by the gel mixture.

   Reprogenesis' product can be delivered endoscopically, appears to be well tolerated, and has not exhibited evidence of any particulate migration in human or animal studies. By endoscopically implanting cells in a biodegradable hydrogel matrix, Chondrogel can correct reflux by augmenting, or bulking, tissue at the vesicoureteral junction to prevent urine backflow without interfering with normal bladder function. Based on its experience to date, which is incomplete, Reprogenesis believes Chondrogel will allow children with reflux to be treated safely and effectively with only minimally invasive outpatient procedures required for the cartilage harvest and injection procedures.

 Clinical Development of Chondrogel

   In 1996, Reprogenesis initiated clinical testing of Chondrogel in a safety study. The trial was conducted in 10 young adult volunteers and demonstrated that the biopsy tissue could be obtained safely. In November 1997, Reprogenesis completed enrollment of a subsequent 29-patient Phase II open-label clinical trial to evaluate the safety and preliminary efficacy of Chondrogel in pediatric patients with vesicoureteral reflux. The primary endpoint of this trial, which was conducted at two sites, was avoidance of surgery in children with

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vesicoureteral reflux after one or more treatments. Safety and efficacy measurements were made at three and twelve months post-treatment. At three months after treatment, 22 of 29 (76%) patients were free of reflux. At twelve months after treatment, 18 of 29 (62%) patients remained free of reflux.

   Reprogenesis initiated a Phase III clinical trial in May 1998. In September 1998, Reprogenesis observed in preclinical models that it could create a superior quality product with relatively minor modifications to its existing formulation. Enrollment in this trial was discontinued since it was expected that such improvement would maximize the clinical outcome. Development studies identified a formulation that would deliver an increased number of viable cells at injection. This formulation was incorporated in a "ready-to-use" preparation for injection. Formulation development studies were completed in February 1999 and a regulatory amendment describing the new formulation was submitted to the FDA. Reprogenesis obtained agreement from the FDA to use the new formulation to treat patients in a new open label Phase III safety and efficacy trial. Patient enrollment in the trial began in July 1999. Reprogenesis anticipates completion of enrollment in the first half of 2000.

   The patients enrolled in the Phase III trial will be used to determine the safety and effectiveness of the product being submitted for licensure. The patients in the earlier trials (original formulation) will be used to demonstrate the safety of the product and the effectiveness of a similar product. The current trial is being conducted at eight clinical sites in the United States. The primary efficacy outcome for this trial is the resolution of reflux. In addition to the Phase III trial, the FDA has asked Reprogenesis to provide data to demonstrate the role of both cartilage cells and alginate hydrogel for product effectiveness, i.e., tissue bulking. Toward this end, Reprogenesis is initiating a controlled clinical trial in urinary stress incontinence, a condition in which involuntary urination occurs during straining, coughing or sneezing, comparing Chondrogel with crosslinked Alginate Hydrogel without cartilage cells. This study will be conducted in up to ten centers in the United States and will enroll 25 patients in the Chondrogel treatment group and 25 patients in the Alginate Hydrogel group. Reprogenesis will complete this trial prior to a filing for FDA approval for the reflux indication. However, there can be no assurance that these trials will achieve the desired clinical endpoints or that Chondrogel will be approved for sale. Separate from these studies whose completion are required for licensure, Reprogenesis will also conduct a clinical trial evaluating Chondrogel for the treatment of pediatric patients with less severe reflux than those enrolled in the current trial.

   Many of the biomaterials, cell types, and ingredients used in Reprogenesis' products and product candidates have not previously been used as components in medicinal products. Historically, neither FDA nor other regulatory authorities have determined the safety and effectiveness of these materials for pharmaceutical or other medical use. Therefore, the acceptability or approvability of these materials has not been demonstrated. Furthermore, any FDA approval of Chondrogel has increased uncertainty because Chondrogel is Reprogenesis' first product using novel materials in a non-traditional manner to undergo FDA review.

 Marketing

   Until January 1999, Reprogenesis was a party to a research and development agreement and a supply and marketing agreement with American Medical Systems, Inc. ("AMS") relating to Chondrogel. In January 1999, the agreements with AMS were terminated, and Reprogenesis reacquired ownership of all rights to this product. This reacquisition will allow Reprogenesis to directly market Chondrogel to providers. Reprogenesis intends to build its own marketing and sales force to market Chondrogel. There are approximately 250 pediatric urologists who treat reflux in the United States. These providers treat the majority of cases of vesicoureteral reflux and can be addressed with a relatively small sales force. By maintaining all rights and directly marketing the Chondrogel product, Reprogenesis will retain a much greater portion of product sales than would have been possible if it had entered into a corporate collaboration with a marketing partner. However, there can be no assurance that Reprogenesis will be successful in developing its sales force or marketing Chondrogel.


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Vascugel for the Inhibition of Restenosis and in Coronary and Peripheral
Vascular Procedures

 Cardiovascular Biology

   Vascular arterial disease is the most common cause of death in the United States. Cardiovascular surgery such as coronary artery bypass graft surgery and therapies such as angioplasty and stenting are the current standard of care. However, a large number of these procedures fail due to a form of arterial disease known as restenosis. Restenosis is the re-narrowing of the treated blood vessel following vessel wall injury resulting in decreased blood flow. This re-narrowing occurs in large part because cells (smooth muscle cells) in the wall of the vessel proliferate after the vessel is damaged. This proliferation occurs because the cells on the inside of the vessel (endothelial cells) which normally control proliferation are damaged, and apparently can no longer provide the physiological function of keeping the underlying smooth muscle cells in a steady state. It is estimated that over 1.5 million transcutaneous (i.e., balloon angioplasty and stenting) and peripheral and coronary arterial (coronary artery bypass graft) bypass procedures are performed each year and that a significant portion of these will fail within months, requiring reintervention with added risk. Of the approximately 1.5 million procedures per year, 845,000 (1998 data from Medical Data International) are angioplasty and stenting, 570,000 (1996 data from Medical Data International) are coronary artery bypass procedures, and 100,000 (1996 National Hospital Discharge Survey) are peripheral artery bypass procedures. Angioplasty and stenting procedures experience restenosis at a 15 to 50% rate within six months (30 to 50% rate without stenting, 15 to 33% with stenting). Coronary artery bypass grafts experience restenosis at a 12 to 20% rate after one year, while peripheral artery bypass grafts experience restenosis at a 15 to 20% rate after one year.

   Obstructive vascular problems also arise from the need for chronic access to the blood stream. An example of such access is the arterial/venous (A/V) shunt used by patients with end-stage renal disease who require kidney dialysis. Typical failure rates of A/V shunts are 40-50% after 12 months.

 Reprogenesis Approach

   Reprogenesis is developing a product, Vascugel, which seeks to enhance the efficacy of bypass surgery and chronic vascular access by reducing or eliminating restenosis. Vascugel does not currently address angioplasty or stenting procedures. Recognizing that the endothelial cells appear to regulate smooth muscle cell overgrowth, Vascugel utilizes allogeneic endothelial cells in a degradable matrix placed on the outside of injured vessels at the time of surgery. Other researchers are attempting to deliver inhibitors of smooth muscle cell proliferation to the lining of the artery to prevent the overgrowth of smooth muscle cells. This is complicated by the presence of blood flow at this site. In contrast, Reprogenesis' approach seeks to recapture the control produced by the endothelium by implanting endothelial cells in a protected area next to the artery (i.e., on the outside where there is no blood flow.) When allogeneic endothelial cells are dispersed within a polymer matrix, they remain viable and exhibit normal behavior for extended periods. When the cell-matrix device is "wrapped" around injured arteries or grafts, restenosis is inhibited in preclinical studies. Moreover, Reprogenesis believes the cells prevent the overgrowth of smooth muscle cells over a long period of time. However, the immune responses of patients to these transplanted cells has not been characterized and the effectiveness of this product in recipients sensitized to materials or donor antigens by blood transfusion, pregnancy or organ transplantation is not known.

   Reprogenesis' cardiovascular product will attempt to address a range of vascular diseases, including diseases that occur in the coronary and peripheral vascular systems. Different cell types, polymer formulations and device configurations are being developed. In this way the blood vessel narrowing or re-narrowing associated with bypass surgery, organ transplantation and kidney dialysis may be effectively treated with the potential to decrease the complexity, cost or time of the required surgical procedure. Reprogenesis is completing preclinical studies it believes will allow it to file regulatory documents with the FDA leading to the initiation of a clinical trial. However, there can be no assurance that the FDA will find the submitted documentation adequate to support the proposed trial.

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

   Reprogenesis is seeking collaborative arrangements with corporate partners relating to Vascugel. There can be no assurance that Reprogenesis will be successful in obtaining such a collaborative arrangement.

Urology Preclinical Products

 Bladder Augmentation

   Reprogenesis is developing a tissue engineered autologous bladder product that would address current treatment limitations for bladder augmentation. Up to 500,000 patients per year in the United States could benefit from augmentation or replacement of the bladder due to congenital deficiencies, resections following cancer, trauma, or other genitourinary conditions. The current therapy for bladder augmentation is to transplant autologous segments of bowel to provide the needed structure. The surgeries are complex and expensive and can lead to significant complications such as metabolic problems, stone formation, mucous production, bowel obstruction and a substantial increase in cancer of the transplanted bowel. The invasiveness, cost and complications of these surgeries limit their use to only the most severe bladder deficiencies (approximately 20,000 procedures per year in the United States). Reprogenesis believes that a less invasive and more effective approach could potentially increase the number of bladder augmentation surgeries.

   Reprogenesis and its collaborators are developing an approach which would replace the transplanted bowel segments with an implant which consists of a biodegradable polymer scaffold seeded on its internal surface with urothelial cells that normally line the inside bladder wall and seeded on its outside surface with the smooth muscle cells that normally line the outside bladder wall. The cells consist of a combination of urothelial and muscle cells obtained from a biopsy of the patient which are then seeded on the interior and exterior surfaces of the substrate, respectively. Such a tissue engineered bladder could remove the need for bowel resection and provide the patient with an implant created from the patient's own bladder cells. This could result in a newly created bladder section with many of the biological properties of the original bladder tissue. These properties include biocompatibility with urine, impermeability to urine, avoidance of stone formation and long-term stability.

   Reprogenesis, in collaboration with Dr. Anthony Atala of Children's Hospital--Boston, has successfully created a tissue engineered bladder dome in a canine model by:

  . harvesting, isolating and expanding the two primary bladder cell types
    (urothelial and smooth muscle cells);

  . seeding those two cell types on a fibrous three dimensional polymer scaffold; and

  . implanting this structure in a canine model with a portion of the bladder removed to restore urinary structure and function.

   The results of this study demonstrate that bladder dome structure (i.e., capacity) and function (i.e., compliance) are maintained after implantation. Reprogenesis believes that this technology demonstrates for the first time in a preclinical model that tissue engineering can be employed for the creation of functionally and anatomically normal bladders. Reprogenesis has obtained exclusive license rights to the patent application owned by Children's Hospital, Boston that covers this invention.

   Reprogenesis is undertaking preclinical studies to be included in an IND filing to support the initiation of a clinical trial. There is no assurance that these studies and filings will be successful.

 Urinary Incontinence

   Stress urinary incontinence results in the involuntary loss of urine during coughing, sneezing, exercising, or other physical activities that increase intra-abdominal pressure. Current treatment options include adult diapers, insertable devices, endoscopic bulking and surgical correction. Of the approximately 13 million people in the U.S. that suffer from urinary incontinence, approximately 7 million exhibit symptoms of stress incontinence.

   Intrinsic sphincter deficiency (ISD) is one form of stress incontinence that can be effectively treated by injecting bulking materials into the bladder neck to reduce the diameter of the urethra, thus allowing the urethral sphincter to completely close preventing involuntary loss of urine. Reprogenesis has shown in a Phase II clinical trial, in which 32 patients were treated with Chondrogel, that three months after a single treatment 44% (14/32) of evaluated patients were dry and 81% (26/32) of evaluated patients were dry or improved. At 12 months after a single treatment, 52% (15/29) of evaluated patients were dry and 86% (25/29) of evaluated patients were dry or improved. Based on the results of this study, Reprogenesis is evaluating Chondrogel, as well as a series of bulking agents without cells, for potential effectiveness in the treatment of ISD.

Plastic and Reconstructive Surgery Preclinical Products

 Maxillofacial & Soft Tissue Reconstruction

   Reprogenesis is developing a family of injectable and implantable cartilage and other soft tissue products that can be used for breast and maxillofacial reconstruction. Currently, surgeons use autologous free cartilage or bone transplants to reconstruct damaged maxillofacial structures. The quantity and shape of materials available for transplant and thus the quality of the reconstruction are limited by what can be obtained from available donor sites in the patient to be treated.

   Reprogenesis believes that its products may alter the way tissue substitutes are used in reconstruction by providing injectable and implantable versions of new cartilage and new soft tissue. Reprogenesis has demonstrated in animal models that autologous cells isolated in simple biopsy procedures can be expanded in number, re-formulated in a polymer and then re-implanted or injected into the body to form a range of new tissues. For example, cartilage cells can be used to produce new cartilage. Based on these observations, Reprogenesis is creating a family of products that seek to replace damaged structures. Products may include substitutes for cartilage and soft tissue (using cells obtained from a number of biopsy sources). These products may include an initial version wherein a cell formulation is injected and formed (or gelled) in the body followed by an implantable form in which the cell formulation is first gelled in a pre-formed mold and then implanted.

   The first product candidate in this family may allow for the reconstruction of significant maxillofacial defects. Reprogenesis and its collaborators have shown, in preclinical models, that cartilage implants in the shape of chin or cheek structures can be produced using Reprogenesis' tissue formation technology. Cartilage cells have been combined with a hydrogel material and then gelled outside of the body in the shape of chin and cheek implants. These molded implants have been implanted beneath the skin in preclinical models. After approximately 6 months, the constructs were removed. These implants exhibited new cartilage and retention of their original shape. Reprogenesis is evaluating the suitability of using such implants as an alternative to the inanimate (e.g., silicone-based) materials currently in common clinical use.

Collaborative Agreements

   Currently, Reprogenesis is seeking collaborative arrangements relating to Vascugel and bladder augmentation. At the present time, Reprogenesis is funding the costs incurred in connection with the development of all of its products.

   Until January 1999, Reprogenesis was a party to a research and development agreement and a supply and marketing agreement with American Medical Systems, Inc ("AMS"). These agreements obligated AMS to provide for the reimbursement of research and development costs relating to Chondrogel and pay royalties to Reprogenesis in exchange for licenses to sell and market the resulting products. Reprogenesis received approximately $20 million from AMS under these agreements during the period from September 1995 to January 1999. In January 1999, the agreements were mutually terminated and all obligations under the agreements were released, except that Reprogenesis retained an obligation to reimburse AMS upon commercialization of Chondrogel for a portion of the costs, up to a maximum of $3.5 million, incurred by

AMS in funding Reprogenesis' research and development. Upon termination of these agreements with AMS, Reprogenesis reacquired ownership of all rights to this product. This reacquisition will allow Reprogenesis to directly market Chondrogel to providers. By maintaining all rights and directly marketing Chondrogel, Reprogenesis will retain a greater portion of product sales than would have been possible under the agreements with AMS.

   Academic Collaborations. Reprogenesis maintains a broad network of collaborations that focus on the development of basic tissue engineering science as well as on the application of its technology.

 Carolinas Medical Center

   Reprogenesis has an agreement with the Charlotte-Mecklenburg Health Services Foundation to conduct research to develop a natural tissue comprised of the patient's own cells for use in soft tissue augmentation. The goal of this work is to develop a large volume of new tissue with an associated blood supply.

 University of Massachusetts Medical Center

   Reprogenesis has an agreement with the University of Massachusetts Medical Center in Worcester, Massachusetts to complete research in the tissue engineering technology discovered by Dr. Charles A. Vacanti. This research has applications in the fields of orthopaedics, maxillofacial repair and wound healing.

 Massachusetts Institute of Technology

   Reprogenesis has an agreement with Dr. Elazer Edelman at the Massachusetts Institute of Technology to explore tissue engineered product applications in the field of cardiovascular biology. The goal of this work is to synthesize and evaluate a variety of polymeric materials for implantation and in vivo propagation of endothelial cells to be used in Reprogenesis' cardiovascular products. Reprogenesis has received a National Institute of Standards and Technology grant to defray some of the costs of this program. The grant provides $2 million over 3 years.

 University of Michigan

   Reprogenesis has an agreement with the University of Michigan to develop novel matrix materials for use in Reprogenesis' products. The primary motivation of the work is to develop proprietary, synthetic polymeric matrices with controlled and reproducible properties. This work is directed by David J. Mooney, Ph.D.

 Children's Hospital, Boston, Massachusetts

   Reprogenesis intends to enter into an agreement with Children's Hospital, Boston, to sponsor research in the area of tissue engineering. The focus of this work will likely include applications in urology and plastic and reconstructive surgery.

Competition

   Reprogenesis faces, and will continue to face, intense competition from organizations such as large pharmaceutical companies, biotechnology companies, academic and research institutions and government agencies. Reprogenesis is subject to significant competition from organizations that are pursuing the same or similar technologies as those which constitute Reprogenesis' technology platform and from organizations that are pursuing pharmaceutical or diagnostic products that are competitive with Reprogenesis' potential products. Most of the organizations competing with Reprogenesis have greater capital resources, research and development staffs and facilities, greater experience in drug discovery and development and in obtaining regulatory approval and greater pharmaceutical product manufacturing and marketing capabilities.

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

 Chondrogel for Vesicoureteral Reflux

   Current competition for Chrondrogel for vesicoureteral reflux is medical management and/or surgical intervention (the so-called reimplantation procedure). Additionally, particular bulking agents could gain acceptance for the treatment of reflux. Bulking agents not yet on the market (Deflux from Qvestor, for example) could become a factor, and "cross-over" bulking agents (Contigen(R) and Durasphere(TM), currently used to treat incontinence) and bulking agents currently in use in Europe (Teflon(R), Macroplastic(TM)) could also compete with Chondrogel.

 Vascugel for Inhibition of Restenosis in Coronary and Peripheral Vascular Procedures

   There are a variety of approaches to the prevention of restenosis following standard revascularization procedures that are currently being examined. Some of those approaches, in addition to Vascugel, are cell-based. For example, other researchers are attempting to directly reconstruct the endothelial cell lining of the artery in order to control the overgrowth of smooth muscle cells. Many, if not most, of the approaches currently being examined are being considered in conjunction with endovascular procedures, such as angioplasty and stenting. However, it is possible and even likely that some of those approaches will also be examined for use in conjunction with the open surgical procedures (e.g., coronary artery bypass graft, peripheral artery bypass graft, A/V shunt) that are the initial clinical indications for Vascugel. Those approaches include systemic drug delivery (e.g., heparin, ACE inhibitors, antioxidants), radiation (e.g., catheter delivery system from Novoste), polymeric hydrogels delivered to the interior surface of the blood vessel (e.g., photo-crosslinked PEG from Focal), local drug delivery (e.g., heparin-coated stents from Medtronic), biologics/gene therapy (e.g., VEGF-1, VEGF-2, nitrous oxide), and intravascular endothelial cells (e.g., endothelial cell paving of the interior of the vessel).

 Product for Bladder Augmentation

   The current therapy for bladder augmentation is to transplant autologous segments of bowel to provide the needed structure. Approximately 20,000 procedures of this type are performed each year in the United States.

   It is possible that human and/or animal cadaveric tissues and tissue-derived materials could be utilized to provide the structure needed for bladder augmentation. The Surgisis(TM) Sling, for example, is a matrix material without cells derived from porcine small intestine that is being marketed by Cook Biotech for "tissue repair". This material is reported to have been used for bladder augmentation.

 Product for Maxillofacial Repair

   Current products used for maxillofacial repair include autologous (both bone and cartilage) and silicone-based implants. Other implantable materials and/or devices are being investigated for applicability; materials being investigated for particular uses include aluminum oxide coatings and Teflon(R). Additionally, it is possible that bone forming materials could be developed for use in this indication.

Patents and Protection of Proprietary Technology

   Reprogenesis' ability to compete effectively with other companies will depend, in part, on its ability to maintain the proprietary nature of its technology and products. Reprogenesis relies on patents, trade secrets and know-how to develop and maintain its competitive position. Reprogenesis pursues a policy of seeking broad patent protection for the patentable subject matter relating to its proprietary technology platform in the field of tissue engineering. Reprogenesis currently owns or has rights through license agreements to 19 issued patents and 17 pending applications in the United States and owns or has rights through license agreements to seven granted foreign patents and 45 pending foreign applications. These patents and patent applications are directed to compositions of matter, methods of making and using these compositions and to methods of repairing, replacing, augmenting and creating tissue for the treatment of diseases, disorders and defects in both therapeutic and cosmetic applications. There can be no assurance, however, that any such patent applications will issue as patents, or that any patent now issued, or subsequently issued, will provide a preferred position with respect to the technology or products it purports to cover.

   The license agreements that Reprogenesis has entered into with its academic collaborators impose various obligations on Reprogenesis. These include the obligation to meet dates and make payments for milestones relating to product development progress, regulatory events and product introductions. They also include obligations to make payments including license maintenance fees, minimum royalties, running royalties and sublicense payments. Breach of these obligations could result in the termination of these license agreements.

   Hydrogel Technology. Reprogenesis' patent estate includes both an issued patent and pending applications directed to the use of injectable or implantable cell/hydrogel mixtures in applications where the creation of new tissue is desired. Such applications include vesicoureteral reflux, urinary stress incontinence, nipple reconstruction, soft tissue reconstruction and other plastic and reconstructive surgery procedures.

   Urological Product Technology. Reprogenesis' patent estate includes patents and pending patent applications that are directed to products and therapies employing the use of tissue engineering to repair, reconstruct or augment tissues and structures of the urological and reproductive systems. This technology has application to structures that include bladder, ureters and urethra.

   Cardiovascular Technology. Reprogenesis' patent estate contains a patent directed to tissue engineering-based therapies for inhibition of vascular obstruction following a vascular injury.

   Reprogenesis' success will depend in part on its ability to obtain marketing exclusivity for its products for a period of time sufficient to establish a market position and achieve an adequate return on its investment in product development. Reprogenesis believes that protection of its products and technology under United States and international patent laws and other intellectual property laws is an important factor in securing such market exclusivity. United States patents issued from applications filed prior to June 8, 1995 have a term of the longer of 17 years from patent grant or 20 years from the earliest filing date. United States patents issued from applications filed on or after June 8, 1995 have a term of 20 years from the earliest filing date. Patents in most foreign countries have a term of 20 years from the date of the filing of the patent application. In the United States and certain foreign countries, the exclusivity period provided by patents covering pharmaceutical products may be extended by a portion of the time required to obtain regulatory approval for a product.

   Although Reprogenesis pursues patent protection for its technology, significant legal issues remain as to the extent to which patent protection may be afforded in the fields of tissue engineering and medical treatment methods, in the United States and foreign countries. Furthermore, the scope of protection has not yet been broadly tested. Therefore, Reprogenesis also relies upon trade secrets, know-how and continuing technological advancement to develop and maintain its competitive position. Disclosure of Reprogenesis' know-how is generally protected under confidentiality agreements. There can be no assurance, however, that all Reprogenesis' confidentiality agreements will be honored, that third parties will not develop equivalent technology independently, that disputes will not arise as to the ownership of technical information or that wrongful disclosure of Reprogenesis' trade secrets will not occur.

   Certain products and processes important to Reprogenesis may be subject in the future to patent protection obtained by others. The field of tissue engineering is developing rapidly. Because many patent applications have been filed in this field in recent years, Reprogenesis cannot predict the scope that courts will give to the claims of patents issued from such applications and the nature of these claims. It is possible that United States Patent and Trademark Office interference proceedings will occur with respect to a number of the Reprogenesis' patent applications or issued patents. It is also likely that subject matter patented by others will be required by Reprogenesis to research, develop or commercialize at least some of its products. If Reprogenesis is unable to obtain licenses under any such patent rights of others on acceptable terms, then Reprogenesis may have to limit or terminate the development of some or all of its products.

Regulatory Matters

   For discussion of the regulatory matters pertinent to the business of Reprogenesis, see "Regulatory Matters Affecting Curis, Creative, Ontogeny and Reprogenesis."

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

Employees, Facilities and Manufacturing

   As of April 30, 2000, Reprogenesis had a total of 36 full-time employees, of whom seven hold Ph.D. or M.D. degrees. Of Reprogenesis' total workforce, 10 were in research and development, 10 were in engineering and production, 11 were in clinical, regulatory and quality, and five were in administration and finance.

   Reprogenesis' employees are not unionized and Reprogenesis believes it has excellent employee relations. All of Reprogenesis' employees have signed confidentiality agreements.

   Reprogenesis leases approximately 36,000 square feet in Cambridge, Massachusetts for its administrative offices, research laboratories and clinical production facility. Of this space, approximately 21,000 square feet has been renovated to include laboratory, manufacturing, warehouse and office space and is currently being occupied. The remaining 15,000 square feet may be used for Reprogenesis' commercial manufacturing facility. Reprogenesis subleased this 15,000 square feet of space through May 31, 2000. Reprogenesis also has a right of first refusal to other space in its building (up to 14,000 square feet) as the space comes available.

Legal Proceedings

   Reprogenesis is not a party to any material legal proceedings.

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

               Reprogenesis Selected Consolidated Financial Data

   The selected consolidated financial data set forth below have been derived with respect to the consolidated statements of operations for the years ended December 31, 1999, 1998 and 1997, and with respect to the consolidated balance sheets as of December 31, 1999 and 1998, from the consolidated financial statements that have been audited by Arthur Andersen LLP, independent auditors. The consolidated financial statements are included elsewhere in this joint proxy statement-prospectus. The consolidated statements of operations data for the years ended December 31, 1996 and 1995, and the consolidated balance sheets data as of December 31, 1997, 1996 and 1995 are derived from audited consolidated financial statements not included in this joint proxy statement-prospectus. The consolidated statement of operations data for the three months ended March 31, 2000 and 1999 and the consolidated balance sheet data as of March 31, 2000 are derived from unaudited consolidated financial statements appearing elsewhere in this prospectus. The unaudited consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments, necessary for fair presentation set forth herein. You should read the data set forth below in conjunction with Reprogenesis' "--Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Reprogenesis Consolidated Financial Statements and related Notes included in this joint proxy statement-prospectus.

                                                                                For the
                                                                       Three Months Ended March
                            For the Years Ending December 31,                     31,
                          ------------------------------------------  -----------------------------
                           1999     1998     1997     1996    1995      2000     1999
                          -------  -------  -------  ------  -------  --------  ------
                                  (in thousands, except per share data)
Consolidated Statement
 of Operations Data:
Research and development
 contract revenue.......  $ 2,285  $ 4,549  $ 6,252  $4,159  $   837  $    229  $2,072
                          -------  -------  -------  ------  -------  --------  ------
Costs and expenses:
  Research and
   development..........    7,625    6,454    5,756   4,397    1,581     2,380   1,734
  General and
   administrative.......    1,370    1,880      705     430      641     1,686     332
                          -------  -------  -------  ------  -------  --------  ------
                            8,995    8,334    6,461   4,827    2,222     4,066   2,066
                          -------  -------  -------  ------  -------  --------  ------
(Loss) income from
 operations.............   (6,710)  (3,785)    (209)   (668)  (1,385)   (3,837)      6
  Other Income, net ....    1,502      --       --      --       --          1   1,502
  Interest Income.......      274      171      201      20       25        66      33
  Interest Expense......   (1,229)    (107)      (3)     (1)     --        (40)   (391)
                          -------  -------  -------  ------  -------  --------  ------
(Loss) income before
 minority interest in
 (income) losses of CTDP
 .......................   (6,163)  (3,721)     (11)   (649)  (1,360)   (3,810)  1,150
Minority interest in
 (income) losses of
 CTDP...................     (375)      98       58      92       65       --     (375)
                          -------  -------  -------  ------  -------  --------  ------
Net (loss) income.......  $(6,538) $(3,623) $    47  $ (557) $(1,295) $ (3,810) $  775
Common stock dividend to
 series B preferred
 stockholders...........      --       --       --      --       --    (15,039)    --
                          -------  -------  -------  ------  -------  --------  ------
Net (loss) income
 attributable to common
 stockholders...........  $(6,538) $(3,623) $    47  $ (557) $(1,295) $(18,849) $  775
                          =======  =======  =======  ======  =======  ========  ======
Basic and diluted net
 (loss) income per
 common share...........  $ (0.60) $ (0.35) $   --        *        *  $  (1.38) $  .07
                          =======  =======  =======  ======  =======  ========  ======
Weighted average shares
 outstanding
 (basic and diluted)....   10,898   10,398   10,398       *        *    13,666  10,892
                          =======  =======  =======  ======  =======  ========  ======

                                       December 31,
                          ------------------------------------------  March 31,
                            1999     1998     1997    1996     1995     2000
                          --------  -------  ------  -------  ------  ---------
                                           (in thousands)
Consolidated Balance
 Sheet Data:
Cash, cash equivalents
 and marketable
 securities.............  $  6,492  $ 1,692  $4,842  $    18  $1,275  $  3,778
Working capital
 (deficit)..............     5,596      (13)  3,966   (2,017) (1,074)    2,401
Total assets............     8,496    4,886   6,305    1,510   1,654     5,861
Note payable, net of
 current portion........       886    1,239     --       --      --        747
Retained earnings
 (accumulated deficit)..   (12,946)  (6,408) (2,785)  (2,832) (2,065)  (31,795)
Total shareholders'
 equity (deficit).......     6,338      737   4,059   (2,039) (1,065)    3,254

--------
* Reprogenesis was a partnership until it merged into Reprogenesis, Inc. on July 1, 1996.

Management's Discussion And Analysis Of Financial Condition And Results Of Operations

General

   Since the formation of Reprogenesis in 1993, Reprogenesis has funded its business activities from various sources. Its primary sources of funding have been its:

  . collaborations with AMS and the Charlotte-Mecklenburg Health Services Foundation;

  .  sales of equity securities; and

  . borrowings incurred in connection with the construction of its current facility.

   Reprogenesis has not been profitable since 1997 and expects to incur additional losses in 2000. Results beyond 2000 will depend largely on its ability to enter into collaborative partnerships and the magnitude of the commercial success of Chondrogel and other products, if such products are approved by the FDA for commercial sale. Although Reprogenesis is seeking to enter into collaborative arrangements with respect to certain projects, there can be no assurance that it will be able to obtain such arrangements on acceptable terms or that the costs required to complete the projects will not exceed the funding available from collaborative partners. Reprogenesis is likely to incur continued losses in future years, and Reprogenesis expects to be dependent on its ability to raise additional funds through collaborations and equity or debt financings in order to continue its operations.

   Until January 1999, Reprogenesis was party to a research and development agreement and a supply and marketing agreement with AMS. These agreements obligated AMS to provide for the reimbursement of research and development costs relating to Chondrogel and pay royalties to Reprogenesis in exchange for licenses to sell and market the resulting products. In January 1999, the agreements were mutually terminated and all obligations under the agreements were released, except that Reprogenesis retained an obligation to reimburse AMS upon commercialization of Chondrogel for a portion of the costs (up to a maximum of $3.5 million) incurred by AMS in funding Reprogenesis' research and development. Currently, Reprogenesis is funding all of the costs incurred in connection with the development of Chondrogel and its other products.

   Prior to 1999, Reprogenesis conducted its breast and soft tissue research through a general partnership with the Charlotte-Mecklenburg Health Services Foundation. Reprogenesis owned a 75% interest in the partnership and the Foundation owned the remaining 25% interest. The partnership was a party to a Facilities, Research and Development Agreement with the Charlotte-Mecklenburg Hospital Authority, an affiliate of the Foundation, under which the partnership and the Authority jointly funded research at the James G. Cannon Research Center in Charlotte, North Carolina. On January 1, 1999, Reprogenesis and the Foundation decided to dissolve the partnership. In connection with this dissolution, the Facilities, Research and Development Agreement between Reprogenesis and the Authority was terminated, and the Authority paid $1.5 million to the partnership to settle all obligations under that agreement. Thereafter, Reprogenesis purchased the Foundation's interest in the partnership for 500,000 shares of Reprogenesis' common stock, upon which the partnership was dissolved. In connection with the dissolution of the partnership, Reprogenesis entered into a sponsored research agreement with the Authority. Under terms of the sponsored research agreement, Reprogenesis agreed to provide a total of $762,000 in funding for research at the Cannon Research Center through June 2000, of which approximately $516,000 was paid in 1999.

   In addition to Reprogenesis' initial $1.0 million funding upon its formation, it raised approximately $5.9 million through the issuance of series A preferred stock and warrants to purchase common stock in 1997 and approximately $10.4 million through the issuance of series B preferred stock and warrants to purchase common stock in 1999. Reprogenesis also borrowed approximately $1.8 million in July 1998 to fund a portion of the construction costs of its current facility.

   In November 1999, Reprogenesis was awarded a financial assistance award from the Advanced Technology Program of the National Institute of Standards and Technology. This award provides $2 million over a three-year period in cost reimbursement funding of its cardiovascular cell therapy product. In

September 1998, Reprogenesis was awarded a grant from the Department of Health and Human Services under its Orphan Drug Program. Reprogenesis' award provides $221,000 in cost reimbursement funding to assist with Phase III clinical trial costs for Chondrogel.

Results of Operations

Three month period ended March 31, 2000 compared to three month period ended March 31, 1999

   Revenues for the three month period ended March 31, 2000 were $229,000 compared to $2,072,000 for the same period in 1999, a decrease of $1,843,000 or 89%. The decrease in research and development contract revenues resulted primarily from the termination of Reprogenesis' research collaboration with AMS. For the period ended March 31, 1999, Reprogenesis recognized approximately $1,768,000 related to the unamortized portion of the $2,750,000 non-refundable fee paid to Reprogenesis upon execution of the AMS collaboration agreements in 1995. Reprogenesis' revenues for the three month period ended March 31, 2000 consisted of $204,000 in government funds earned under the terms of the grant award from the Advanced Technology Program of the National Institute of Standards and Technology, and $25,000 earned from the Department of Health and Human Services grant under its Orphan Drug Program. Revenues for the three month period ended March 31, 1999 were derived solely from the research collaboration with AMS which was terminated in January 1999.

   Total operating costs and expenses for the three month period ended March 31, 2000 were $4,066,000 compared to $2,066,000 for the same period in 1999, an increase of $2,000,000 or 97%. Research and development expenses for the three month period ended March 31, 2000 were $2,380,000 compared to $1,734,000 for the same period in 1999, an increase of $646,000 or 37%. The increase resulted primarily from a $350,000 research payment under the terms of a license agreement entered into during the three month period ended March 31, 2000, annual salary increases and personnel additions of $100,000 and the initiation of a toxicology study for approximately $113,000. During the three month period ended March 31, 2000, research and development expenses included the following activities:

  . Phase II and Phase III clinical trial and regulatory costs for Chondrogel, including costs such as clinical trial management, product manufacturing, process development, device development, and Food and Drug Administration and other regulatory filings;

  .  fees associated with licensed technologies;

  .  patent application and defense costs;

  . preclinical studies for cardiovascular, soft tissue and maxillofacial reconstruction indications; and

  . research into urological therapies and other indications proprietary to Reprogenesis.

   General and administrative expenses for the three month period ended March 31, 2000 were $1,686,000 compared to $332,000 for the same period in 1999, an increase of $1,354,000 or 408%. The increase resulted from merger related transaction expenses of approximately $605,000, $374,000 to reflect the change in fair value of options that were repriced during 1999 and $221,000 of compensation expense for stock options granted during the three month period ended March 31, 2000 that were deemed for accounting purposes to have exercise prices below fair value. In addition, the Company entered into a $100,000 market research agreement during the three month period ended March 31, 2000.

   Other income for the three month period ended March 31, 2000 was $1,000 compared to $1,502,000 for the same period in 1999, a decrease of $1,501,000. Other income for the three month period ended March 31, 1999 resulted from a $1,500,000 payment received in connection with the dissolution of the partnership with the Charlotte-Mecklenburg Health Services Foundation.

   Interest income for the three month period ended March 31, 2000 was $66,000 compared to $33,000 for the same period in 1999, an increase of $33,000 or 100%. The increase in interest income resulted from higher average balances in cash and marketable securities resulting from the investment of the proceeds of the series B preferred stock offering in August 1999.

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   Interest expense for the three month period ended March 31, 2000 was $40,000 compared to $391,000 for the same period in 1999, a decrease of $351,000 or 90%. The decrease resulted primarily from $340,000 in non-cash interest expense relating to a bridge financing in January 1999. The remaining decrease resulted from a higher balance on term note liabilities in 1999 compared to 2000.

   As a result of the above items, net loss for the three month period ended March 31, 2000 was $3,810,000 compared to net income of $775,000 for the same period in 1999, an increase of $4,585,000 or 592%.

Year ended December 31, 1999 compared to year ended December 31, 1998

   Revenues for the year ended December 31, 1999 were $2,285,000 compared to $4,549,000 for the same period in 1998, a decrease of $2,264,000 or 50%. Reprogenesis' revenues were derived solely from research and development contract revenues. The decrease in research and development contract revenues resulted primarily from the termination of Reprogenesis' research collaboration with AMS in January 1999. The impact of the termination was partially offset by the recognition of approximately $1,768,000 related to the unamortized portion of a $2,750,000 up-front non-refundable fee paid to Reprogenesis upon execution of the AMS collaboration agreements in 1995. In addition, 1999 revenues included $137,000 in government funds earned under the terms of the grant award from the Advanced Technology Program of the National Institute of Standards and Technology, and $76,000 earned from the Department of Health and Human Services grant under its Orphan Drug Program.

   Total operating costs and expenses for the year ended December 31, 1999 were $8,995,000 compared to $8,334,000 for the same period in 1998, an increase of $661,000 or 8%. Research and development expenses for the year ended December 31, 1999 were $7,625,000 compared to $6,454,000 for the same period in 1998, an increase of $1,171,000 or 18%. The increase resulted primarily from increased spending on preclinical product candidates, a payment of $500,000 in connection with the termination of the AMS agreement and personnel additions of approximately $260,000. During 1999, research and development expenses included the following activities:

  . Phase II and Phase III clinical trial and regulatory costs for Chondrogel, including costs such as clinical trial management, product manufacturing, process development, device development, and Food and Drug Administration and other regulatory filings;

  .  fees associated with licensed technologies;

  .  patent application and defense costs;

  . preclinical studies for cardiovascular, soft tissue and maxillofacial reconstruction indications; and

  . research into urological therapies and other indications proprietary to Reprogenesis.

   General and administrative expenses for the year ended December 31, 1999 were $1,370,000 compared to $1,809,000 for the same period in 1998, a decrease of $439,000 or 24%. The decrease resulted partially from incurring one-time charges such as relocation costs incurred in connection with the hiring of key employees in 1998 that were not incurred in 1999. In addition, Reprogenesis entered into a new lease in 1998 and incurred other business expansion costs. These costs included maintaining two facility locations for five months in 1998.

   Other income for the year ended December 31, 1999 was $1,502,000. There was no such income in 1998. The other income for 1999 resulted from a $1,500,000 payment received in connection with the dissolution of the partnership with the Charlotte-Mecklenburg Health Services Foundation.

   Interest income for the year ended December 31, 1999 was $274,000 compared to $171,000 for the same period in 1998, an increase of $103,000 of 60%. The increase in interest income resulted from higher average balances in cash and marketable securities resulting from the investment of the proceeds of the series B preferred stock offering.

   Interest expense for the year ended December 31, 1999 was $1,229,000 compared to $107,000 for the same period in 1998, an increase of $1,122,000 or 1049%. The increase resulted primarily from non-cash

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interest expense incurred relating to a bridge financing in January 1999. The remaining increase resulted from term note liabilities existing for the entire year in 1999 compared to six months in 1998.

   As a result of the above items, net loss for the year ended December 31, 1999 was $6,538,000 compared to $3,623,000 for the same period in 1998, an increase of $2,915,000 or 80%.

Year ended December 31, 1998 compared to year ended December 31, 1997

   Revenues for the year ended December 31, 1998 were $4,549,000 compared to $6,252,000 for the same period in 1997, a decrease of $1,703,000 or 27%. Reprogenesis' revenues were derived solely from research and development contract revenues. The decrease in research and development contract revenues resulted from a decrease in Reprogenesis' reimbursement rate under the agreements with AMS and the receipt of a milestone payment from AMS in 1997.


   Total operating costs and expenses for the year ended December 31, 1998 were $8,334,000 compared to $6,461,000 for the same period in 1997, an increase of $1,873,000 or 29%. Research and development expenses for the year ended December 31, 1998 were $6,454,000 compared to $5,756,000 for the same period in 1997, an increase of $698,000 or 12%. The increase resulted primarily from personnel increases of approximately $300,000. In addition, Reprogenesis entered into a new lease in 1998 and incurred other business expansion costs such as maintaining two facility locations for five months in 1998. During 1998, research and development expenses included the following activities:

  . Phase II clinical trials and regulatory costs for Chondrogel, including costs such as clinical trial management, product manufacturing, process development, device development, and Food and Drug Administration and other regulatory filings;

  .  fees associated with licensed technologies;

  .  patent application and defense costs;

  . preclinical studies for cardiovascular, soft tissue and maxillofacial reconstruction indications; and

  . research into urological therapies and other indications proprietary to Reprogenesis.

   General and administrative expenses for the year ended December 31, 1998 were $1,809,000 compared to $705,000 for the same period in 1997, an increase of $1,104,000 or 157%. The increase resulted primarily from personnel additions of approximately $250,000 and $120,000 increase in compensation expense relating to stock options granted that were deemed for accounting purposes to have exercise prices below fair value. In addition, Reprogenesis entered into a new lease in 1998 and incurred other business expansion costs. These costs included maintaining two facility locations for five months in 1998 and one-time charges such as relocation costs incurred in connection with the hiring of key employees in 1998.

   Interest income for the year ended December 31, 1998 was $171,000 compared to $201,000 for the same period in 1997, a decrease of $30,000 or 15%. The decrease in interest income resulted from higher average balances in cash and marketable securities in 1997 due to the investment of the proceeds of the series A preferred stock offering.

   Interest expense for the year ended December 31, 1998 of $107,000 compared to $3,000 for the same period in 1997, an increase of $104,000. The increase in interest expense resulted from obligations under term note agreements entered into in July 1998 in connection with the construction of Reprogenesis' current facility.

   As a result of the above items, net loss for the year ended December 31, 1998 was $3,623,000 compared to net income of $47,000 for the same period in 1997, a change of $3,670,000.

Liquidity and Capital Resources

   Historically, Reprogenesis has financed its operations primarily through equity financings and revenues received under its collaboration agreements. In addition, Reprogenesis has borrowed funds for its facility construction and received government awards.

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   At March 31, 2000, Reprogenesis' principal sources of liquidity consisted of cash and cash equivalents of $3,778,000. Net cash used in operating activities was $5,115,000, $2,666,000 and $793,000 during the years ended December 31, 1999, 1998 and 1997, respectively, and $2,717,000 and $572,000 during the three month periods ended March 31, 2000 and 1999, respectively. The increases primarily represent increases in net losses each period. Reprogenesis' investment in property, equipment and leasehold improvements was $65,000, $2,045,000 and $122,000 for the years ended 1999, 1998 and 1997, respectively, and $27,000 and $28,000 during the three month periods ended March 31, 2000 and 1999, respectively. Reprogenesis currently plans to spend approximately $1,100,000 during the remainder of 2000 on capital expenditures as follows:

  . approximately $700,000 in connection with the initial phase of construction of a commercial manufacturing facility for Chondrogel;

  . approximately $300,000 in connection with expansion of its existing clinical manufacturing facility; and

  . approximately $100,000 on equipment and computer purchases to upgrade its research and development capabilities.

   In 1997, Reprogenesis issued 2,702,702 shares of series A convertible preferred stock and warrants for the purchase of 1,351,352 shares of Reprogenesis common stock in exchange for approximately $6,000,000.

   In July 1998, Reprogenesis received approximately $1,772,000 under the terms of an equipment loan agreement with Transamerica Business Credit Corporation. Those funds were used by Reprogenesis to finance construction of its research facility.

   In January 1999, Reprogenesis entered into bridge loan agreements (the Notes) with certain of its series A stockholders for a total of $2,950,000. The Notes and approximately $118,000 of accrued interest were converted into series B preferred stock in August 1999 (see below).

   In April 1999, Reprogenesis received $1,500,000 upon the dissolution of its general partnership with the Charlotte-Mecklenburg Health Services Foundation.

   In August 1999, Reprogenesis issued 4,729,134 shares of series B convertible preferred stock and warrants for the purchase of 2,364,562 shares of Reprogenesis common stock in exchange for approximately $10,500,000. The purchase price consisted of approximately $7,430,000 in cash and the conversion of $2,950,000 of bridge notes and $118,000 of accrued interest thereon.

   During 2000, Reprogenesis has contractual commitments to third parties for sponsored research and consulting services that aggregate approximately $1,150,000, and payments on its facilities indebtedness aggregating approximately $525,000. Reprogenesis anticipates that its existing capital resources should enable it to maintain its current and planned operations through August 2000. Additionally, Reprogenesis has received a letter of support from certain investors in the amount of $1,500,000 to fund operations in 2000.

   Reprogenesis' ability to continue funding planned operations beyond August 2000 is dependent upon its ability to generate sufficient funds in the near term from potential collaborative arrangements and equity (pursuant to the investor letter of support or otherwise) or debt financings, and in the long term from the sale of its products. Reprogenesis is currently seeking additional collaborative arrangements and expects to raise additional funds through one or more financing transactions, if conditions permit. If substantial additional funding is not available, its business will be materially and adversely affected. There can be no assurance that Reprogenesis will be able to obtain substantial additional funding.

New Accounting Pronouncements

   In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, which defers the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15,

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2000. SFAS No. 133, Accounting for Derivative Instruments and Hedging
Activities, issued in June 1998, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. Reprogenesis does not anticipate the adoption of this statement will have a material impact on its financial position or results of operations.

   In March 1999, the FASB issued a proposed interpretation, Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB Opinion No. 25. The proposed interpretation would clarify the application of Opinion 25 in certain situations, as defined. The proposed interpretation would be effective upon issuance (expected to be early 2000) but would cover certain events having occurred after December 15, 1998. To the extent that events covered by this proposed interpretation occur during the period after December 15, 1998, but before issuance of the final interpretation, the effects of applying this proposed interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final Interpretation, (a) no adjustments would be made to financial statements for periods before the effective date and (b) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. Reprogenesis expects that the adoption of this Interpretation would not have any effect on the accompanying financial statements.

   Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition, was issued in December 1999. SAB 101 requires companies to recognize certain upfront non-refundable fees and milestone payments over the life of the related research and development agreements when such fees are received in conjunction with agreements which have multiple elements. The Company has adopted and applied this new accounting principle to all periods presented.

Quantitative and Qualitative Disclosure about Market Risk

   Reprogenesis' investments in high quality, short-term money market funds are subject to interest rate movements, but the time to maturity is very short and, therefore, the Company does not believe these exposures are material.

Year 2000 Compliance

   Reprogenesis did not experience any difficulties related to the Year 2000 problem on December 31, 1999 and has not experienced any such difficulties that it is aware of since that date. Reprogenesis' operations have not, to date, been adversely affected by any difficulties experienced by any of its suppliers or customers in connection with the Year 2000 problem. Reprogenesis' management will continue to monitor its systems for potential difficulties through the remainder of calendar year 2000.

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    REGULATORY MATTERS AFFECTING CURIS, CREATIVE, ONTOGENY AND REPROGENESIS

   Regulation by governmental agencies in the United States and other countries is a significant factor in the clinical evaluation and licensing of our potential products as well as in the development and research of new products. All of our products currently under development will require regulatory approval by the U.S. Food and Drug Administration ("FDA") under the Food, Drug, and Cosmetic Act ("FD&C Act"), as a drug or device, or under the Public Health Service Act as a biological, to be marketed in the United States and by similar governmental agencies outside the United States (collectively, "Regulatory Authorities"). Regardless of the classification assigned to our products, all human diagnostic and therapeutic products are subject to rigorous testing to demonstrate their safety and efficacy. Generally, considerable time and expense are required to demonstrate safety for use in humans, to design an acceptable clinical trial to enroll patients and to clinically evaluate the safety and efficacy of a new product. Moreover, even after extensive preclinical testing, unanticipated side effects can arise during clinical trials and in the course of related or unrelated research (within or outside the Company's control) that can halt or substantially delay the regulatory process at any point. Seeking and obtaining regulatory approval for a new therapeutic or diagnostic product is likely to take several years and will require the expenditure of substantial resources. No assurance can be given that any product which enters pre-clinical or clinical development will be approved for sale by the FDA or any other Regulatory Authorities.

   Products developed through genetic engineering, such as some of ours, are relatively new, and state and local regulation may increase, as genetically engineered products become more common. The federal government oversees certain recombinant DNA research activity through the National Institutes of Health Guidelines for Research Involving Recombinant DNA Molecules (the "NIH Guidelines"). We believe that our activities comply with the NIH Guidelines, which prohibit or restrict certain recombinant experiments, set forth levels of biological and physical containment of recombinant DNA molecules to be met for various types of research, and require that institutional biosafety committees approve certain experiments before they are initiated. Compliance with the NIH Guidelines has not had, and we do not foresee that it will have, a material effect on our competitive position or cash flow. Discussions have been underway since 1996 between the NIH and the FDA regarding alternative models for regulation of recombinant DNA research and the products resulting from such research, and the appropriateness of any continued NIH role. It is not possible to predict the effect of such potential regulatory changes on us or our potential competitors.

   Cellular and tissue-based (tissue engineering) medicinal products have been even more recently developed than genetically engineered products. No regulations and only minimal guidance (e.g., Proposed Approach to Regulation of Cellular and Tissue-Based Products) have been published by the FDA specific to products of this type. The FDA's Center for Biologics Evaluation and Review
(CBER) currently has the primary review responsibility for all cell therapy products regardless of whether they are, according to established definitions, considered to be biologicals, medical devices or combination products. The relative inexperience of regulatory authorities with the review and approval of tissue engineered products may lead to increased review times or to significant changes in local, state and national requirements which could have a significant impact on the progress of these programs.

   Our ability to conduct preclinical research is also subject to new and evolving regulations governing the use of human and embryonic tissues for isolating new growth factors and genes which may be useful in identifying and developing new therapeutic product candidates. Our ability to conduct critical research on which our development activities are based could be restricted or delayed depending on the outcome of pending rulemaking proceedings governing the use of these tissues and the collection of related genetic information.

Pharmaceutical and Biological Products

   We expect that certain of our potential products will be regulated by the FDA or other Regulatory Authorities as pharmaceuticals or biologicals. The regulatory approval of pharmaceutical and biological products in the United States intended for therapeutic use in humans involves many steps and is described as

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follows. Similar requirements are imposed by other Regulatory Authorities in major market countries. The initial phase of the FDA approval process involves preclinical testing to demonstrate that the product would not be an unreasonable hazard in clinical studies with human subjects. Preclinical tests must typically meet the FDA's good laboratory practices regulations if they are to be used for the purpose of an application to the agency. Upon completion of preclinical testing, an Investigational New Drug, or IND, application must be filed with the FDA. The application must include the following distinct sets of information:

  . information on the composition of the product including pharmacology and toxicology;

  . chemistry, manufacturing, and control information;

  . results of all the preclinical safety and efficacy investigations;

  . information on any previous human experience with the product;

  . a clinical development plan and protocol;

  . information on the investigators;

  . the necessary agreements among parties involved in the testing; and

  . approval of an Institutional Review Board at the center(s) conducting the study or studies.

If the application has not been denied or if additional information has not been requested by the FDA within 30 days of filing, the applicant may then begin clinical studies.

   Clinical testing usually occurs in three phases to demonstrate safety and efficacy of the product:

  . Phase I clinical trials consist of testing for the safety and tolerance of the product with a small group of subjects and may also yield preliminary information about the efficacy and dosage levels of the product;

  . Phase II clinical trials involve testing for efficacy, determination of optimal dosage and identification of possible side effects in a larger patient group; and

  . Phase III clinical trials consist of additional testing for efficacy and safety with an expanded patient group.

   Currently, the FDA requires the filing of new information for each distinct clinical study. After product approval, the FDA may request or require an additional phase (Phase IV) of clinical studies to provide additional information on safety and/or efficacy.

   Upon successful completion of Phase III testing, either a New Drug Application ("NDA") or Biologics License Application ("BLA") must be filed, depending upon whether the product is designated as a drug or a biological, respectively. The FDA generally requires at least two adequate and well-controlled clinical trials for product approval. All approvals require a detailed review of all data collected from clinical studies, the composition of the drug or biological, non-clinical pharmacology and toxicology data, environmental impact data, human pharmacokinetics and bioavailability data, patient information, certain case report data and forms, the labeling that will be used, information on chemistry, manufacturing, and controls, and samples of the product. After the FDA completes its review of the application, the product is typically reviewed by a panel of independent medical experts, and the applicant is required to answer questions on the product's safety and efficacy. The FDA considers the recommendation of the panel, and may at its own discretion approve an NDA or BLA. Based on the data filed, the FDA regulates the indications or uses for which the product is approved and the precautions, and warnings, if any, applicable to the product. If so approved, the product may then be marketed for the indications set forth in the FDA approved labeling.

   Many of the biomaterials, cell types, and ingredients used in Curis' products and product candidates have not previously been used as components in medicinal products. Historically, neither the FDA nor other regulatory authorities have determined the safety and effectiveness of these materials for pharmaceutical or

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other medical use. Therefore, the acceptability or approvability of these materials has not been demonstrated. Furthermore, any FDA approval of Chondrogel has increased uncertainty because Chondrogel is Curis' first product using certain novel materials in a non-traditional manner.

Devices

   We expect that certain of our potential products will be regulated by the FDA as Class III devices and as regulated devices by other Regulatory Authorities. Preclinical evaluations of Class III devices are similar to those of pharmaceuticals and biologicals, with additional emphasis on implant persistence, implant sensitization, and carrier characterization and specifications. Upon completion of preclinical testing, an Investigational Device Exemption (IDE) application is filed with the Center for Devices and Radiological Health in the FDA. Similar requirements are imposed by other Regulatory Authorities in major market countries. An FDA Pre-Marketing Approval
(PMA) application consists of the following distinct sets of information:

  . identifying information on the sponsor;

  . complete reports of prior investigations of the device;

  . summary of the investigational plan (or the complete plan);

  . description of the methods, facilities, and controls used for manufacturing, processing, packing, storage, and installation of the device;

  . example investigator agreements;

  . list of investigators;

  . certifications concerning investigators and Investigational Review
    Boards;

  . copies of labeling; and

  . materials relating to environmental impact and informed consent.

   If the application has not been denied by the FDA within 30 days of filing, the applicant may then begin clinical studies. The FDA may notify the applicant of approval before the end of the 30 day period, in which case the applicant may begin clinical studies immediately.

   The clinical testing of a device may consist of a preliminary feasibility study leading to a much larger pivotal safety and effectiveness study, or it may consist of only one or more larger pivotal safety and effectiveness studies. Upon successful completion of the clinical testing and compilation of the data, a PMA application can be filed. This application consists of the following:

  . indications for use;

  . product description;

  . discussion of alternatives to use of the device;

  . marketing history (worldwide);

  . review of clinical studies and results;

  . methods, facilities and controls (as in an IDE);

  . non-clinical data;

  . if only one clinical study is used, a justification of that approach;

  . identification and bibliography of any information relevant to the safety and effectiveness of the device;

  . product samples;


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  . product labeling; and

  . certain environmental information.

   The FDA is required to respond to the PMA submission within 180 days, although the FDA may not adhere to this schedule and further review may take additional time. After the FDA completes its review of the application, the product is typically reviewed by a panel of medical experts, and the applicant is required to answer questions on the product's safety and effectiveness. Following the recommendation of the panel, a PMA may be granted by the FDA based on the PMA submission. Based on the data filed, the FDA regulates the indications or uses for which the product is approved and the precautions, and warnings, if any, applicable to the product. If so approved, the product may then be marketed for the indications set forth in the FDA approved labeling. The product may then be marketed.

Treatment IND Status

   Before the completion of clinical trials for a specific product, a company may file for Treatment IND status with the FDA under provisions of the IND regulations. These regulations apply to products for patients with serious or life-threatening diseases and are intended to facilitate the availability of new products to desperately ill patients after clinical trials have shown convincing evidence of efficacy, but before general marketing approval has been granted by the FDA. Under these regulations, it may be possible for us to recover some of the costs of research, development and manufacture of qualified products before commercial marketing begins. We may seek Treatment IND status for qualified products, although the decision whether to grant such status lies with the FDA. Similar regulations permitting compassionate use and treatment investigational studies also exist under the regulations of other Regulatory Authorities.

   The FDA Modernization Act of 1997 ("FDAMA") codifies many of the FDA's previous treatment IND regulations. In addition, it creates new authority for expanded access to investigational therapies for serious diseases, if the request is performed through a physician, the product shows sufficient evidence of safety and efficacy, and provision of the product would not interfere with ongoing clinical research.

   The FDA has also adopted regulations intending to accelerate the approval of therapeutic products for serious and life threatening diseases under certain circumstances. We may seek to utilize these regulations for qualified products. Approvals under these regulations may be conditioned on further studies, may include restrictions on marketing, may require prior submission of promotional materials, and may be subject to expedited withdrawal of approval.

   In addition to existing FDA regulations, the FDAMA added new "fast track" authority allowing the FDA to expedite the approval of drugs for serious or life-threatening conditions. Requirements for fast track drugs are similar to those for accelerated approval, including FDA authority to require post-approval studies, presubmission of promotional materials, and enhanced NDA withdrawal authority.

User Fees

   The FDAMA amended existing laws to continue the FDA authorization to charge user fees for prescription drug products. The purpose of the user fee provisions of the FDAMA is to reduce the time that the FDA takes to act on completed applications. Under an informal letter arrangement, the FDA has committed to act on priority applications within 6 months, regular applications within 12 months (reducing to 10 months over the next 5 years), manufacturing supplements within 6 months (reducing to 4 months over the next 5 years), and resubmissions with relatively minor new information within 6 months (reducing to 2 months over the next 5 years). The user fee provisions of the FDAMA contemplate that the fees will be used to fund additional resources at the FDA to enable it to meet these informal review deadlines. However, the law itself does not impose an affirmative obligation on the FDA to meet these deadlines or any overall approval goals. Some companies may receive an exemption from user fees, either because they qualify as small businesses, because their products are used for rare diseases or conditions, or because they meet other technical exceptions

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contained in the law. The FDAMA continues FDA authority to grant waivers to protect the public health, if fees would exceed costs, on equitable grounds, or for small businesses. Because the FDAMA changed the existing waiver provisions of the previous user fee law, it is not clear whether existing FDA draft guidances on waiver criteria apply or will have to be redrafted. We may seek exceptions or waivers for our products as appropriate, although given the current uncertainty of the law, we can not predict whether such exceptions or waivers will be granted. The user fee provisions of the FD&C Act, as modified by the FDAMA, do not currently apply to medical devices.

Facilities Inspection

   In addition to product approval prior to marketing, we must also obtain approval of the facility in which our products will be manufactured from the FDA and the other Regulatory Authorities. In the case of a pharmaceutical, biological or a device, we must be in compliance with current Good Manufacturing Practices (cGMP) requirements. The FDA and other Regulatory Authorities may inspect our facilities to determine such compliance as part of the overall NDA, BLA, or PMA approval process. Since any NDA, BLA or PMA approved by the FDA or other Regulatory Authority is both site and process specific, any material change in our manufacturing process, equipment or location would necessitate additional review and approval. Recently, the FDA promulgated new regulations concerning cGMPs for medical devices. These new regulations include elements drawn from existing international standards and a new emphasis on design control of medical devices (in addition to the existing focus on manufacturing). Until these new regulations are better understood by industry, compliance with medical device cGMPs may prove more difficult than in the past, and may require the use of additional resources or even the redesign of some existing devices or facilities.

Other

   Federal laws regulate the export of investigational and therapeutic products and biological materials and technology. The laws have been amended to permit the export of products not yet approved in the United States but approved by a Regulatory Authority in certain foreign countries. We may choose to conduct such exports of our products to certain countries prior to obtaining FDA marketing approval in the United States.

   In addition, we are subject to regulation under the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substances Control Act, the Research Conservation and Recovery Act, regulations administered by the Nuclear Regulatory Commission, national restrictions on technology transfer, import, export and customs regulations and certain other local, state or federal regulation. From time to time, other federal agencies and congressional committees have indicated an interest in implementing further regulation of biotechnology applications. We are not able to predict whether any such regulations will be adopted or whether, if adopted, such regulations will adversely affect our business.

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                       DESCRIPTION OF CURIS CAPITAL STOCK

   This section of the joint proxy statement-prospectus describes the material terms of the capital stock of Curis, Inc. under the certificate of incorporation and by-laws that will be in effect immediately after the merger is completed. This section also summarizes relevant provisions of the Delaware General Corporation Law, which we refer to as "Delaware law." The terms of the Curis certificate of incorporation and the Curis by-laws, as well as the terms of Delaware law, are more detailed than the general information provided below. Therefore, you should carefully consider the actual provisions of these documents. The Curis certificate of incorporation is attached as Annex E to this joint proxy statement-prospectus.

Authorized Capital Stock

   Curis is authorized to issue 125,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of preferred stock, $0.01 par value per share.

Common Stock

   Under Curis' certificate of incorporation, holders of common stock are entitled to one vote for each share held on matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, the holders of a majority of the shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of shares of common stock are entitled to receive proportionately any dividends that may be declared by Curis' board of directors, subject to any preferential dividend rights of outstanding preferred stock. Upon the liquidation, dissolution or winding up of Curis, the holders of shares of common stock are entitled to receive proportionately Curis' net assets after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of shares of common stock have no preemptive, subscription, redemption or conversion rights. Curis' outstanding shares of common stock that are issued in connection with the merger will be, when issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of shares of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which Curis may designate and issue in the future.

Undesignated Preferred Stock

   Under its certificate of incorporation, Curis' board of directors is authorized to issue one or more series of preferred stock without stockholder approval. The Curis board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under Delaware law and subject to any limitations set forth in Curis' certificate of incorporation.

   The purpose of authorizing Curis' board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from acquiring, a majority of our outstanding voting stock.

Anti-Takeover Measures

   The board of directors has the authority to issue shares of preferred stock with rights and preferences, including dividend and liquidation rights, senior to those of the common stock without further action by Curis' stockholders. In addition, Curis' certificate of incorporation and by-laws contain certain provisions that could have the effect of making it more difficult for a third party to acquire, or discouraging a third party from attempting to acquire, control of Curis. Such provisions could limit future prices that certain investors might be willing to pay for shares of common stock. These provisions, which include classification of the board of

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directors, could also make it more difficult for stockholders to change Curis'
management or to effect certain transactions. Certain provisions of Delaware corporate law also may have the effect of deterring a hostile takeover or delaying or preventing changes in Curis' control or management.

Transfer Agent and Registrar

   The transfer agent and registrar for Curis' common stock is ChaseMellon Shareholder Services.

Nasdaq National Market Quotation

   Under the merger agreement, Curis has agreed to use its commercially reasonable best efforts prior to the merger to cause the shares of its common stock that are to be issued in the merger to be listed on the Nasdaq National Market under the symbol "CRIS."

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                 COMPARISON OF RIGHTS OF STOCKHOLDERS OF CURIS,
                      CREATIVE, ONTOGENY AND REPROGENESIS

   Curis, Creative and Ontogeny, are all organized under the laws of the State of Delaware. Reprogenesis is organized under the laws of the State of Texas. Any differences, therefore, in the rights of holders of Curis, Creative, Ontogeny and Reprogenesis capital stock arise primarily from differences in their respective certificates or articles of incorporation, by-laws, rights agreements and laws of organization. Upon completion of the merger, holders of Creative capital stock, holders of Ontogeny capital stock and holders of Reprogenesis capital stock will become holders of Curis capital stock and their rights will be governed by Delaware law, the Curis certificate of incorporation and the Curis by-laws.

   This section of the proxy statement-prospectus describes the material differences between the rights of Creative, Ontogeny and Reprogenesis stockholders and Curis stockholders. This section also includes a brief description of the material rights that Creative, Ontogeny and Reprogenesis stockholders will have following completion of the merger. This section does not include a complete description of all differences among the rights of these stockholders, nor does it include a complete description of the specific rights of these stockholders. In addition, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences that are equally important do not exist. All Creative stockholders, Ontogeny stockholders and Reprogenesis stockholders are urged to read carefully the relevant provisions of Delaware law and all Reprogenesis stockholders are urged to read carefully the relevant provisions of Texas law, as well as the certificates or articles of incorporation and by-laws of each of Creative, Ontogeny and Reprogenesis. Copies of the form of certificate of incorporation for Curis is attached to this joint proxy statement-prospectus as Annex E. Copies of the certificates or articles of incorporation and by-laws of Creative, Ontogeny and Reprogenesis will be sent to stockholders, as applicable, upon request. See "Where You Can Find More Information."

Creative Compared to Curis

   Upon the closing of the merger, Creative stockholders will become stockholders of Curis. Both Creative and Curis are corporations organized under the laws of Delaware and are therefore subject to the Delaware corporation statute. There are, however, differences between the certificate of incorporation and by-laws of Creative and the certificate of incorporation and by-laws of Curis. The following is a summary of some of the similarities and differences between the rights of the Creative stockholders and the rights of Curis stockholders. The following is not intended to be complete and is qualified in its entirety by reference to the Delaware General Corporation Law, Creative's certificate of incorporation and by-laws and Curis' certificate of incorporation and by-laws.

 Capitalization

   Creative is authorized to issue 50,000,000 shares of common stock, $0.01 par value per share, and 10,000,000 shares of preferred stock, $0.01 par value per share, of which 1,500,000 shares are designated Series 1994/A Convertible Preferred Stock, and 25,000 shares are designated Series 1998/A Convertible Preferred Stock. As of April 30, 2000, Creative had 38,238,502 shares of common stock issued and outstanding and no shares of preferred stock issued and outstanding.

   Curis is authorized to issue 125,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.01 par value per share. Immediately prior to the closing of the merger, Curis will have 300 shares of common stock and no shares of preferred stock issued and outstanding.

 Voting Rights

   Each holder of Creative common stock is entitled one vote for each share of Creative common stock held. Holders of Creative common stock have no cumulative voting rights.

   Each holder of Curis common stock is entitled to one vote for each share of Curis common stock held. Holders of Curis common stock have no cumulative voting rights.

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 Election, Number, Classification and Removal of Directors

   Creative's certificate of incorporation and by-laws provide that the number of directors will be set by resolution adopted by a majority vote of the entire board of directors. The current number of directors is eight. Creative's by-laws provide for three classes of directors, each class elected for a three year term. At each annual meeting of stockholders, one class of directors is elected to serve a three-year term.

   Curis' by-laws provide that the number of directors will be set by resolution of the board of directors, provided, however, that in no event shall the number of directors be less than three. Curis' by-laws provide for three classes of directors, each consisting as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, one class of directors is elected to serve for a three-year term.

   Generally, any director or the entire board of directors of a Delaware corporation may be removed with or without cause by the vote of the holders of a majority of such corporation's outstanding shares entitled to vote thereon, provided, however, unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, stockholders may only remove directors for cause. Both Creative and Curis have classified boards. Creative's certificate of incorporation provides that a director may be removed from office, at any time, with cause, by affirmative vote of the holders of a majority of the shares of Creative's capital stock outstanding and entitled to vote. Curis' by-laws provide that a director may only be removed from office at any time, with cause, by the affirmative vote of the holders of more than 75% of the shares of Curis' capital stock outstanding and entitled to vote. The Curis by-laws further provide that, subject to Delaware law, the amendment or repeal of the by-laws pertaining to the removal of directors for cause requires either the approval of the board of directors or the affirmative vote of more than 75% of Curis' capital stock outstanding and entitled to vote.

 Filling Vacancies on the Board of Directors

   Creative's certificate of incorporation and by-laws provide that its board of directors may fill a vacancy on the board, including a vacancy from an increase in the size of the board, by an affirmative vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as may be required by law. A director so elected will hold office until the next election of such director's class and until a successor is elected and qualified.

   Curis' by-laws provide that its board of directors may fill a vacancy, including a vacancy resulting from an increase in the size of the board, by an affirmative vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as may be required by law. A director so elected will hold office until the next election of such director's class and until a successor is elected and qualified.

 Charter Amendments

   Creative's certificate of incorporation provides that the affirmative vote of at least 80% of the shares of Creative capital stock outstanding and entitled to vote generally in the election of directors, voting as a single class, is required to amend, repeal or adopt a provision that is inconsistent with the following provisions of the certificate of incorporation:

  . reduce or eliminate the number         . the authority of the board of
    of authorized shares of common           directors to manage and
    or preferred stock;                      conduct Creative's affairs or
                                             the manner in which directors
                                             are elected;

  . the authority and powers of
    its board of directors,
    including the authority to             . the classification of the board
    amend the by-laws and provide            of directors and the ability of
    for the issuance of preferred            the board of directors to fill
    stock without stockholder                vacancies;
    approval;

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  .  the authority of the board of         .  the indemnification and
     directors to amend or repeal             reimbursement of directors
     the by-laws and the                      and officers;
     limitations on the
     stockholders' ability to              .  the release of directors and
     amend or repeal the by-laws;             stockholders from personal
                                              liability for breach of
  .  the requirement that the                 fiduciary duty to Creative
     affirmative vote of 80% of               except in certain limited
     the shares of Creative                   circumstances; and
     capital stock outstanding and
     entitled to vote approve              .  the reservation by Creative
     certain fundamental corporate            of its right to amend or
     changes and business                     repeal any provision of its
     combinations;                            certificate of incorporation.

   Curis' certificate of incorporation provides that the affirmative vote of at least 75% of the shares of Curis capital stock outstanding and entitled to vote is required to amend, repeal or adopt a provision that is inconsistent with the following provisions of the certificate of incorporation:

  .  stockholder action and                .  the reservation by Curis of
     special meetings of                      its right to amend or repeal
     stockholders; and                        any provision of the
                                              certificate of incorporation.

 Amendments to By-Laws

   Creative's certificate of incorporation and by-laws provide that its board of directors may amend the by-laws. The Creative certificate of incorporation provides that, in addition to any vote of the holders of any class or series of stock required by Delaware law or Creative's certificate of incorporation, Creative's stockholders may only amend or repeal the by-laws by an affirmative vote of at least 80% of the shares of Creative capital stock outstanding and entitled to vote in an election of directors, voting together as a single class.

   Curis' certificate of incorporation and by-laws provide that its board of directors may amend the by-laws. Curis' by-laws provide, generally, that Curis' stockholders may amend the by-laws by an affirmative vote of the majority of shares outstanding and entitled to vote. Curis' by-laws, however, do provide that the affirmative vote of 75% of the shares of Curis capital stock outstanding and entitled to vote is required to amend, repeal or adopt a provision inconsistent with the following provisions of the by-laws:

  .  special meetings of                   .  the authority, procedures or
     stockholders;                            composition of the board of
                                              directors; and
  .  the nomination of directors;

                                           .  the amendment of the by-laws
  .  notice of business at annual             by the board of directors and
     meetings;                                the stockholders.

  .  actions of stockholders
     without meetings;

 Notice of Stockholder Actions

   Creative's by-laws provide that in order to nominate directors or bring business before an annual meeting, stockholders must provide written notice to the secretary of Creative at least 60 days, but not more that 90 days, before the date of the first anniversary of the previous year's annual meeting. However, if the annual meeting date changes to a date that is more than 30 days before or 60 days after the anniversary date, then a stockholder must provide notice not earlier than 90 days before the new annual meeting date and not later than the later of 60 days before the new meeting date or on the tenth day following the date on which Creative publicly announces the annual meeting date.

   In the event that Creative's board of directors increases the number of directors to be elected, Creative's stockholders may nominate persons for the new directorships if Creative has not made a public announcement specifying the size of the increased board or naming all director nominees at least 70 days prior to the

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anniversary date of the previous year's annual meeting. In such an event, a stockholder must provide written notice of the nominations to the secretary of Creative by the close of business on the tenth day following the date on which Creative makes such a public announcement.

   Curis' by-laws provide that in order to nominate directors or bring business before an annual meeting, stockholders must provide written notice to the secretary of Curis at least 60 days, but not more that 90 days, before the first anniversary of the previous year's annual meeting, provided however, that in the event that less than 70 days' notice or public disclosure of the date of the meeting is given or made, a stockholder must provide written notice of the nominations to the secretary of Curis by the close of business on the tenth day following the date on which Curis makes such a public announcement.

 Right to Call Special Meeting of Stockholders

   Creative's by-laws provide that a special meeting of Creative's stockholders may be called by the president, the board of directors or by the president on behalf of the Creative stockholders in response to the written request of holders of at least 40% of the shares of Creative capital stock outstanding and entitled to vote. The business to be conducted at any special meeting of Creative stockholders is limited to matters related to the purpose set forth in the notice of the meeting.

   Curis' certificate of incorporation and by-laws provide that a special meeting of Curis' stockholders may be called for any purpose at any time by the chairman of the board, the chief executive officer or the board of directors. The business to be conducted at any such special meeting of Curis stockholders will be limited to matters related to the purpose set forth in the notice of the meeting.

 Dividends and Distributions

   Creative's certificate of incorporation provides that its board of directors, at its discretion, may declare and pay dividends out of funds legally available for dividends to the holders of Creative common stock, subject to any preferential dividend rights of any series of preferred stock then outstanding.

   Curis' certificate of incorporation provides that its board of directors, at its discretion, may declare and pay dividends out of funds legally available for dividends to the holders of Curis common stock, subject to any preferential dividend rights of any series of preferred stock then outstanding.

 Redemption

   The Creative common stock is not subject to redemption.

   The Curis common stock is not subject to redemption.

 Liquidation

   Upon a liquidation, dissolution or winding-up of Creative, the assets legally available for distribution to stockholders will be distributed ratably among the holders of Curis common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock.

   Upon a liquidation, dissolution or winding-up of Curis, the assets legally available for distribution to stockholders will be distributed ratably among the holders of Curis common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock.

Ontogeny Compared to Curis

   Upon the closing of the merger, the rights of former Ontogeny stockholders will be governed by the certificate of incorporation and by-laws of Curis. Both Ontogeny and Curis are corporations organized under

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the laws of Delaware and are therefore subject to the Delaware corporation statute. There are, however, differences between the certificate of incorporation and by-laws of Ontogeny and the certificate of incorporation and by-laws of Curis. The following is only a summary of similarities and differences between the rights of Ontogeny's stockholders and the rights of Curis' stockholders and is qualified in its entirety by reference to the Delaware General Corporation Law and Ontogeny's and Curis' certificates of incorporation and by-laws.

 Capitalization

   The authorized capital stock of Ontogeny consists of 50,000,000 shares of common stock and 38,922,299 shares of preferred stock, of which 3,800,000 shares are undesignated preferred stock, 4,922,299 shares are designated Series A convertible preferred stock, 8,000,000 shares are designated Series B convertible preferred stock, 400,000 shares are designated Series C convertible preferred stock, 800,000 shares are designated Series C-1 convertible preferred stock, 600,000 shares are designated Series D convertible preferred stock, 10,000,000 shares are designated Series E convertible preferred stock, 10,000,000 shares are designated Series F convertible preferred stock and 400,000 shares are designated Series G convertible preferred stock. As of April 30, 2000, Ontogeny had issued and outstanding:

  . 3,791,838 shares of common stock;

  . 4,853,334 shares of Series A convertible preferred stock (convertible into an aggregate of 4,853,334 shares of common stock);

  . 7,447,223 shares of Series B convertible preferred stock (convertible into an aggregate of 7,447,223 shares of common stock);

  . 400,000 shares of Series C convertible preferred stock (convertible into an aggregate of 400,000 shares of common stock);

  . 800,000 shares of Series C-1 convertible preferred stock (convertible into an aggregate of 800,000 shares of common stock);

  . 600,000 shares of Series D convertible preferred stock (convertible into an aggregate of 600,000 shares of common stock);

  . 10,000,000 shares of Series E convertible preferred stock (convertible into an aggregate of 10,000,000 shares of common stock);

  . 8,379,593 shares of Series F convertible preferred stock (convertible into an aggregate of 8,379,593 shares of common stock); and

  . 400,000 shares of Series G convertible preferred stock (convertible into an aggregate of 400,000 shares of common stock).

   Ontogeny holds 268,100 shares of common stock as treasury shares.

   Curis is authorized to issue 125,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.01 par value per share. Immediately prior to the closing of the merger, Curis will have issued 300 shares of common stock and no shares of preferred stock.

 Voting Rights

   Under Delaware Law, each stockholder is entitled to one vote per share of stock, unless the certificate of incorporation provides otherwise. In addition, the certificate of incorporation or the by-laws may specify the number of shares and/or the amount of other securities that must be represented at a meeting in order to constitute a quorum, but in no event will a quorum consist of less than one-third of the shares entitled to vote at a meeting.

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   Each holder of Ontogeny common stock is entitled to one vote for each share but is not entitled to cumulative voting rights. Holders of each series of Ontogeny preferred stock are entitled to the number of votes equal to the number of whole shares of common stock into which such shares of preferred stock are convertible with respect to any and all matters brought to Ontogeny's stockholders for their consideration.

   Ontogeny's certificate of incorporation also gives the holders of Series A, Series B, Series E and Series F preferred stock (the "Senior Preferred Stock") special rights to vote on enumerated actions that if taken by Ontogeny would impair their rights, preferences and privileges. Accordingly, Ontogeny must first obtain the affirmative vote or written consent of the holders not less than 66 2/3% of the then outstanding shares of the Senior Preferred Stock, before taking such action as:

  . changing the rights, preferences or privileges of the Senior Preferred
    Stock;

  . authorizing or issuing any new class of securities senior or equal to the Senior Preferred Stock;

  . reclassifying any shares of common stock into shares having any preference or priority to dividends or assets senior or equal to the Senior Preferred Stock;

  . paying or declaring any dividend or distribution on any shares of its capital stock, except for dividends payable solely in shares of common stock;

  . redeeming, retiring or otherwise acquiring shares of Ontogeny capital stock, except for the repurchase of shares from employees, officers or directors upon their termination; and

  . merging or consolidating with or into any other company.

   Each holder of Curis common stock is entitled to one vote for each share and may not cumulate votes for the election of directors.

 Election, Number, Classification and Removal of Directors

   Ontogeny's by-laws provide that its board of directors will consist of at least one person and that the board of directors will designate the authorized number of directors. Ontogeny's board of directors is not classified. Directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.

   Curis' by-laws indicate that the number of directors will be set by resolution of the board of directors, provided, however, that in no event shall the number of directors be less than three. Curis' by-laws provide for three classes of directors, each consisting as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, one class is elected to serve for a three year term. Classification of the board of directors has the effect of making it more difficult to change the membership of the board of directors even if the reason for such a change may be dissatisfaction with the performance of the incumbent directors. At least two annual stockholder meetings would ordinarily be required to effect a change of control of Curis' board of directors.

   Any director or the entire board of directors of a Delaware corporation may be removed with or without cause by the vote of the holders of a majority of such corporation's outstanding shares entitled to vote thereon, provided, however, unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, stockholders may only remove directors for cause. Ontogeny's by-laws provide that any or all of the board of directors may be removed at any time, with or without cause, by the holders of a majority of the shares of Ontogeny's capital stock entitled to vote. Curis' by-laws provide that a director may only be removed from office at any time, with cause, by the affirmative vote of the holders of more than 75% of Curis' outstanding shares entitled to vote. The Curis by-laws further provide that, subject to Delaware law, the amendment or repeal of the by-laws pertaining to the removal of directors for cause requires either the approval of the board of directors or the affirmative vote of more than 75% of Curis' capital stock outstanding and entitled to vote.

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 Filling Vacancies on the Board of Directors

   Ontogeny's certificate of incorporation and by-laws provide that its board of directors may fill a vacancy on the board, including a vacancy from an increase in the size of the board, by an affirmative vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as may be required by law. A director so elected will hold office until the next election of such director's class and until a successor is elected and qualified.

   Curis' by-laws provide that its board of directors may fill a vacancy, including a vacancy resulting from an increase in the size of the board, by an affirmative vote of the majority of the directors then in office, although less than a quorum, or by a sole remaining director, except as may be required by law. A director so elected will hold office until the next election of such director's class and until a successor is elected and qualified.

 Stockholder Action By Written Consent

   Under Ontogeny's certificate of incorporation and by-laws, any action required or permitted to be taken by Ontogeny's stockholders may be taken without a meeting if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders, except as specifically prohibited by the certificate of incorporation. Curis intends to amend its certificate of incorporation to prohibit action by written consent of Curis' stockholders.

 Charter Amendments

   Ontogeny's certificate of incorporation provides that so long as at least 5,000,000 shares of Senior Preferred Stock remain outstanding, as adjusted for stock splits, recapitalizations and the like, Ontogeny may not take any action with respect to the certificate of incorporation or by-laws that would adversely affect the holders of such shares without the affirmative vote or prior written consent of at least two-thirds of the then outstanding shares of Senior Preferred Stock. In addition, so long as at least 200,000 shares of each of the Series C, Series C-1, Series D and Series G preferred stock remains outstanding, as adjusted for stock splits, recapitalizations and the like, Ontogeny may not take any action with respect to the certificate of incorporation or by-laws that would adversely affect the holders of such shares without the affirmative vote or prior written consent of a majority of the then outstanding shares of Series C and Series D preferred stock.

   Curis' certificate of incorporation provides that the affirmative vote of 75% of the shares of Curis capital stock outstanding and entitled to vote is required to amend, repeal or adopt a provision that is inconsistent with the following provisions of the certificate of incorporation:

  .  stockholder action and                .  the reservation by Curis of
     special meetings of                      its right to amend or repeal
     stockholders; and                        any provision of the
                                              certificate of incorporation.

 Amendments to By-Laws

   Ontogeny's certificate of incorporation and by-laws provide that its board of directors may amend the by-laws by a majority vote of the directors present at any meeting provided a quorum is present. In addition, Ontogeny's by-laws provide that the Ontogeny stockholders may amend the by-laws by an affirmative vote of a majority of the shares of Ontogeny capital stock outstanding and entitled to vote at a regular meeting of the stockholders.

   Curis' certificate of incorporation and by-laws provide that its board of directors may amend the by-laws. Curis' by-laws provide, generally, that Curis' stockholders may amend the by-laws by an affirmative vote of the majority of shares outstanding and entitled to vote. Curis' by-laws, however, do provide that the affirmative

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vote of 75% of the shares of Curis capital stock outstanding and entitled to vote is required to amend, repeal or adopt a provision inconsistent with the following provisions of the by-laws:

                                           . the authority, procedures or
  . special meetings of stockholders;        composition of the board of
                                             directors; and


  . the nomination of directors;

                                           . the amendment of the by-laws
  . notice of business at annual             by the board of directors and
    meetings;                                the stockholders.


  . actions of stockholders
    without meetings;
 Notice of Stockholder Actions

   Ontogeny's certificate of incorporation and by-laws are silent as to whether and how much notice is required to nominate directors or bring business before an annual meeting of Ontogeny's stockholders.

   Curis' by-laws provide that in order to nominate directors or bring business before an annual meeting, stockholders must provide written notice to the secretary of Curis at least 60 days, but not more that 90 days, before the date of the first anniversary of the previous year's annual meeting, provided however, that in the event that less than seventy days' notice or public disclosure of the date of the meeting is given or made, a stockholder must provide written notice of the nominations to the secretary of Curis by the close of business on the tenth day following the date on which Curis makes such a public announcement.

 Right to Call Special Meeting of Stockholders

   Ontogeny's by-laws provide that a special meeting of Ontogeny's stockholders may be called for any purpose at any time by the president or the board of directors. The business to be conducted at any such special meeting of stockholders will be limited to matters related to the purpose set forth in the notice of the meeting.

   Curis' certificate of incorporation and by-laws provide that a special meeting of Curis' stockholders may be called for any purpose at any time by the chairman of the board, the chief executive officer or the board of directors. The business to be conducted at any such special meeting of stockholders will be limited to matters related to the purpose set forth in the notice of the meeting.

 Dividends and Distributions

   Ontogeny's certificate of incorporation provides that its board of directors, at its discretion, may declare and pay dividends out of funds legally available for dividends to the holders of Ontogeny common stock, Series C, Series C-1, Series D and Series G preferred stock, subject to any preferential dividend rights of any then outstanding Senior Preferred Stock.

   The holders of shares of Series A preferred stock are entitled to receive dividends of $0.069 per share per annum, the holders of the Series B preferred stock are entitled to receive dividends of $0.09 per share per annum, the holders of the Series E preferred stock are entitled to receive dividends of $0.20 per share per annum and the holders of the Series F preferred stock are entitled to receive dividends of $0.244 per share per annum. The right to receive dividends on Senior Preferred Stock is not cumulative and will not accrue simply because no dividend has been declared on Senior Preferred Stock in a prior year. Ontogeny may not, however, declare or pay dividends to any of the other classes of stock until the senior preferred stockholders have received dividends at the rates set forth above.

   Ontogeny's certificate of incorporation provides that Series C and Series C-1 preferred stockholders are on a parity with Series D preferred stockholders as to dividend rights. The Series G preferred stock is junior to the Series C, Series C-1 and Series D preferred stock as to dividends.

   Curis' certificate of incorporation provides that its board of directors, at its discretion, may declare and pay dividends out of funds legally available for dividends to the holders of Curis common stock, subject to any preferential dividend rights of any series of preferred stock then outstanding.

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

 Redemption

   Unless the funds legally available to Ontogeny are insufficient to do so, Ontogeny will on December 1, 2002 and on each of the first and second anniversary thereafter redeem one-third of the shares of Senior Preferred Stock held by each holder of shares of Senior Preferred Stock, at a per share purchase price of approximately $0.87, in the case of Series A preferred stock, $1.125, in the case of Series B preferred stock, $2.50, in the case of Series E preferred stock and $3.05, in the case of Series F preferred stock, subject to certain adjustments, according to certain fixed percentages each year. Ontogeny's Series C, C-1, D and G preferred stock are not subject to redemption.

   The Curis common stock is not subject to redemption.

 Conversion

   Under Ontogeny's certificate of incorporation, the holders of the Senior Preferred Stock may convert their shares of Ontogeny senior preferred stock into the same number of shares of Ontogeny common stock. The rates at which Ontogeny's Senior Preferred may be converted into Ontogeny common stock are subject to adjustment over time due to factors including stock splits, stock dividends and other dilutive distributions.

   Ontogeny's certificate of incorporation provides that upon the closing of a sale of Ontogeny common stock pursuant to an effective registration statement under the Securities Act of 1933, at a purchase price of $5.00 per share (adjusted for dilution) and resulting in at least $10,000,000 in gross proceeds to Ontogeny, the outstanding shares of Senior Preferred Stock will automatically be converted into shares of Ontogeny common stock at the then applicable conversion rate.

   Likewise, Ontogeny's certificate of incorporation provides for similar optional and mandatory conversion rights to the holders of Series C, Series C-1, Series D and Series G preferred stock.

   Curis does not have any issued securities that are subject to conversion.

 Liquidation

   Ontogeny's certificate of incorporation provides that upon a liquidation, winding up or dissolution of Ontogeny, holders of Ontogeny common stock will be entitled to receive any assets available to Ontogeny's stockholders, subject to any preferential rights of any then outstanding preferred stock.

   Ontogeny's certificate of incorporation provides that upon a liquidation, winding up or dissolution of Ontogeny, before any payment or distribution is made to the Series C, Series C-1, Series D or Series G preferred stockholders or the common stockholders, the senior preferred stockholders must be paid approximately $0.87, in the case of Series A preferred stock, $1.125, in the case of Series B preferred stock, $2.50, in the case of Series E preferred stock and $3.05, in the case of Series F preferred stock. In the event that Ontogeny's assets are insufficient to pay each senior preferred stockholder in full, the senior preferred stockholders shall share ratably in any distribution that is made. After the payment of all preferential amounts to the senior preferred stockholders have been made, the holders of Series C, Series C-1 and Series D preferred stock will be entitled to be paid out of Ontogeny's available assets in an amount equal to $2.50 per share for Series C and Series D and $5.00 per share for Series C-1. Thereafter, the holders of the Series G preferred stock will be entitled to be paid out of Ontogeny's available assets, before any payment is made to common stockholders, an amount equal to $5.00 per share.

   Upon a liquidation, dissolution or winding-up of Curis, the assets legally available for distribution to stockholders will be distributed ratably among the holders of Curis common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

Reprogenesis Compared to Curis

   Reprogenesis is a Texas corporation. On the closing of the merger, Reprogenesis' stockholders will become stockholders of Curis. The following is a summary of some similarities and certain differences between the rights of Reprogenesis' stockholders and the rights of Curis' stockholders.

   The following discussion is not intended to be complete and is qualified in its entirety by reference to the Texas Business Corporation Act and the Delaware General Corporation Law, Reprogenesis' articles of incorporation and by-laws and Curis' certificate of incorporation and by-laws.

 Capitalization

   Reprogenesis is authorized to issue 30,084,501 shares of common stock, par value $0.01 per share, and 7,747,153 shares of preferred stock, par value $0.01 per share, of which 2,702,702 shares are designated Series A preferred stock and 5,044,451 shares are designated Series B preferred stock. The Reprogenesis board of directors has the authority, without stockholder approval, to issue shares of authorized preferred stock from time to time in one of more series and to fix the rights and preferences, including voting rights, of each series of preferred stock, which rights and preferences may be superior to that of Reprogenesis common stock. On June 2, 2000, Reprogenesis had issued and outstanding:

  . 16,719,676 shares of common stock;

  . 2,702,702 shares of Series A convertible preferred stock (convertible into an aggregate of 2,702,702 shares of common stock); and

  . 4,729,134 shares of Series B preferred stock (convertible into an aggregate of 4,729,134 shares of common stock).

   Curis is authorized to issue 125,000,000 shares of common stock, $0.01 par value per share, and 5,000,000 shares of undesignated preferred stock, $0.01 par value per share. Immediately prior to the closing of the merger, Curis will have issued 300 shares of common stock and no shares of preferred stock.

 Voting Rights

   Under the Texas Business Corporation Act, the holder of each outstanding share of stock, regardless of class, is entitled to one vote per share on each matter submitted to a stockholder vote, except as limited or expanded by the articles of incorporation. Reprogenesis' articles of incorporation provide for one vote for each share of Reprogenesis' common stock. Holders of Reprogenesis preferred stock are entitled to that number of votes equal to the number of whole shares of Reprogensis common stock into which such shares of preferred stock are convertible with respect to any and all matters brought to the holders of Reprogensis common stock for their consideration. The Texas Business Corporation Act and Reprogenesis' articles of incorporation provide holders of outstanding shares of preferred stock rights to vote as a class on specified matters.

   Under Delaware law, the holder of each outstanding share of stock, regardless of class, is entitled to one vote per share on each matter submitted to a stockholder vote, except as limited or expanded by the certificate of incorporation. Curis' certificate of incorporation provides for one vote for each share of Curis common stock.

 Preemptive Rights And Cumulative Voting

   Delaware law provides that a corporation's certificate of incorporation may grant preemptive rights to stockholders. The Texas Business Corporation Act grants preemptive rights to stockholders, except to the extent limited or denied by the Texas Business Corporation Act or the corporation's articles of incorporation. Under Delaware law, a corporation may provide in its certificate of incorporation for cumulative voting rights in the election of directors. Texas law provides that stockholders are entitled to cumulative voting rights in the election of directors, unless the articles of incorporation do not allow cumulative voting. Neither Reprogenesis stockholders nor Curis stockholders have preemptive rights or cumulative voting rights.

 Election, Number, Classification And Removal Of Directors

   The number of directors of Reprogenesis is fixed by Reprogenesis' by-laws and is at least one. The Amended and Restated Stockholders Agreement dated as of April 25, 1997 among Reprogenesis and certain of its stockholders, as amended, provides that the number of directors of Reprogenesis will not be greater than eight. Reprogenesis' board consists of eight directors and is not divided into separate classes. Directors serve until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

   Pursuant to the Reprogenesis stockholders agreement, the stockholders agree to vote to elect three directors designated by certain stockholders. In addition, the stockholders agree to vote to remove, with or without cause, any of these designated directors upon notice from the stockholders designating such director of their desire to remove such director.

   At any meeting of Reprogenesis' stockholders at which a quorum of stockholders is present, called expressly for the purpose of removing one or more directors, any Reprogenesis director or the entire board of directors may be removed from office by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. The Reprogenesis stockholders agreement provides that, except as set forth above, such removal can only be for cause. Reprogenesis' by-laws do not require advance notice of nominations by stockholders for election of directors or other business brought before an annual meeting by a stockholder.

   Curis' certificate of incorporation is silent with respect to the number of directors that will constitute the board of directors. Curis' by-laws indicate that the number of directors will be set by resolution of the board of directors, provided, however, that in no event shall the number of directors be less than three. Curis' by-laws provide for three classes of directors, each consisting as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, one class is elected to serve for a three-year term. Classification of the board of directors has the effect of making it more difficult to change the membership of the board of directors even if the reason for such a change may be dissatisfaction with the performance of the incumbent directors. At least two annual stockholder meetings would ordinarily be required to effect a change of control of Curis' board of directors.

   Curis' by-laws provide that advance notice of nominations by stockholders for the election of directors must be given in the manner and to the extent provided in the by-laws. In addition, Curis' by-laws provide for advance notice of any other business to be properly brought before an annual meeting by a stockholder.

   Any director or the entire board of directors of a Delaware corporation may be removed with or without cause by the vote of the holders of a majority of such corporation's outstanding shares entitled to vote thereon, provided, however, unless the certificate of incorporation otherwise provides, in the case of a corporation whose board is classified, stockholders may only remove directors for cause. Curis' by-laws provide that a director may only be removed from office at any time, with cause, by the affirmative vote of the holders of more than 75% of Curis' outstanding shares entitled to vote. The Curis by-laws further provide that, subject to Delaware law, the amendment or repeal of the by-laws pertaining to the removal of directors for cause requires either the approval of the board of directors or the affirmative vote of more than 75% of Curis' capital stock issued, outstanding and entitled to vote.

 Certain Director Voting Requirements

   Pursuant to the Reprogenesis' by-laws, certain of the directors can veto certain matters, including:

  . any amendment to the Reprogenesis' articles of incorporation or by-laws;

  . the declaration or payment of any dividend or distribution;

  . any repurchase by Reprogenesis of equity securities of Reprogenesis;

  . the issuance of equity securities of Reprogenesis or of securities of any kind convertible into or exchangeable or exercisable for equity securities of Reprogenesis;

  . the payment of any compensation to, or any other transaction with, any director, scientific advisory board member, officer, stockholder or employee of Reprogenesis or any partner, advisor, director, committee member, officer, stockholder, member, manager or any affiliate of the foregoing, where the aggregate of all payments made to any such person during any calendar year shall exceed $150,000;

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

  . any reorganization, consolidation or merger involving Reprogenesis or other transaction in which 50% or more of the voting power of Reprogenesis is transferred; and

  . any liquidation, dissolution or sale, disposition or other transfer of assets of Reprogenesis not in the ordinary course of business.

   Curis by-laws do not provide similar veto rights.

 Voting Rights On Business Combinations; Transactions With Interested Stockholders; Delaware General Corporation Law Section 203 And Texas Business Corporation Act Article 13

   The Texas Business Corporation Act generally requires the affirmative vote of the holders 66 2/3% of each class of outstanding stock entitled to vote to approve a merger or the sale, lease or disposition of all or substantially all of a corporation's property and assets, or if any class of shares is entitled to vote as a class on the approval, the affirmative vote of the holders of at least 66 2/3% of the shares in each such class and the affirmative vote of the holders of at least 66 2/3% of the shares otherwise entitled to vote. Under the Reprogenesis articles of incorporation, the vote required for the approval of the merger is the affirmative vote of 66 2/3% of the Series A preferred stock outstanding, voting separately as a class; 66 2/3% of the Series B preferred stock outstanding, voting separately as a class; and 66 2/3% of the Reprogenesis common stock and preferred stock outstanding, voting together.

   Reprogenesis is not subject to Part 13 of the Texas Business Corporation Act, which prohibits a Texas corporation from engaging in a business combination with an affiliated stockholder, defined generally as a person owning 20% or more of a corporation's outstanding voting stock, for three years after becoming an affiliated stockholder unless:

  . the board approved the business combination or the transaction in which the affiliated stockholder became an affiliated stockholder before the person became an affiliated stockholder; or

  . holders of 66 2/3% of the outstanding voting stock of the corporation not owned by the affiliated stockholder approve the business combination at least six months after the person became an affiliated stockholder.

   Curis is subject to Section 203 of the Delaware General Corporation Law. Under Section 203, an interested stockholder, defined generally as a person owning 15% or more of a corporation's outstanding voting stock, is prevented from engaging in a business combination with the corporation for three years after becoming an interested stockholder unless:

  . the board approved the transaction in which the interested stockholder became an interested stockholder;

  . the interested stockholder owns more than 85% of the stock after the consummation of the transaction in which the stockholder became interested; or

  . the board approves the business combination and two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder approves the business combination.

 Right To Call Special Meetings

   Under the Texas Business Corporation Act, the holders of not less than 10% of all shares entitled to vote have the right to call for a special stockholder's meeting, unless the articles of incorporation provide for a number of shares greater than or less than 10%. If so specified, special meetings of the stockholders may be called by holders of at least the percentage of shares so specified in the articles of incorporation, but the articles of incorporation may not provide for a number of shares greater than 50% to call a special stockholders' meeting. Additionally, a special meeting of stockholders may be called by the president, the board of directors, or any other person authorized in the articles of incorporation or by-laws. Reprogenesis' by-laws authorize each of the president, the board of directors, and the chairman of the board to call a special meeting and require that such a special stockholders' meeting be called at the written request of holders of not less than 15% of all the shares entitled to vote at such meeting.

   Curis' certificate of incorporation provides that special meetings of stockholders may be called at any time by the chairman of the board, the chief executive officer or the board of directors.

 Stockholder Action By Written Consent

   Under the Texas Business Corporation Act, any action which is required to be taken or may be taken at a meeting of stockholders may be taken by a written consent signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent. If the articles of incorporation provide, any action which is required to be taken or may be taken at a meeting of stockholders may be taken by a written consent signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting if notice of the action is provided to the holders not consenting in writing. Reprogenesis' articles of incorporation provide for a written consent to be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting.

   Delaware law allows any action required or permitted to be taken by the stockholders of a corporation to be taken without a meeting and without a stockholder vote if a written consent setting forth the action to be taken is signed by the holders of shares of outstanding stock having the requisite number of votes that would be necessary to authorize such action at a meeting of stockholders, except as specifically prohibited by the certificate of incorporation. Curis intends to amend its certificate of incorporation to prohibit action by written consent of Curis' stockholders.

 Amendment Of Certificate/Articles Of Incorporation And By-laws

   The Texas Business Corporation Act provides that a corporation's articles may be amended upon receiving the affirmative vote of the holders of at least 66 2/3% of the outstanding shares entitled to vote on such amendment. Reprogenesis' articles of incorporation provide for amendment in some instances upon receiving the affirmative vote required by law and the vote of a majority of the outstanding shares of each class of preferred stock entitled to vote on the amendment. The power to amend Reprogenesis' by-laws has been delegated to the board of directors, subject to repeal or change by the vote of 80% of the outstanding shares of stock entitled to vote upon the election of directors.

   Curis' certificate of incorporation provides that, except for provisions pertaining to who may call special meetings of stockholders and provisions pertaining to how the certificate of incorporation may be amended, any provision contained in the certificate of incorporation may be repealed, altered, amended or rescinded in the manner prescribed by statute. Under the Delaware General Corporation Law, amendments to the certificate of incorporation may be adopted by the board of directors and the affirmative vote of a majority of the outstanding stock of each class entitled to vote thereon as a class. With respect to provisions specified above, the affirmative vote of the holders of 75% of the shares of Curis' outstanding capital stock entitled to vote on the amendment is required.

   Under Delaware law, the power to adopt, amend or repeal by-laws is vested in the stockholders provided that the certificate of incorporation of a Delaware corporation may contain provisions conferring upon directors the power to amend, alter or repeal by-laws. Under the provisions of Curis' certificate of incorporation and by-laws, the power to amend, alter or repeal the by-laws is conferred on the board of directors, in addition to the stockholders. Curis' by-laws, however, do provide that the affirmative vote of 75% of the shares of Curis capital stock outstanding and entitled to vote is required to amend, repeal or adopt a provision inconsistent with the following provisions of the by-laws:

                                           . the authority, procedures or
  . special meetings of stockholders;        composition of the board of
                                             directors; and


  . the nomination of directors;

                                           . the amendment of the by-laws
  . notice of business at annual             by the board of directors and
    meetings;                                the stockholders.


  . actions of stockholders
    without meetings;
 Conversion

   Reprogenesis' certificate of incorporation provides that the holders of the Reprogenesis preferred stock may convert each share of Reprogenesis preferred stock into one share of Reprogenesis common stock. The rate at which the Reprogenesis preferred stock may be converted into Reprogenesis common stock is subject to adjustment over time due to factors including stock splits, stock dividends and other dilutive distributions.

   Reprogenesis' certificate of incorporation provides that upon the election of the holders of a majority of the shares of Reprogenesis preferred stock or the closing of a firmly underwritten public offering of Reprogenesis common stock pursuant to an effective registration statement under the Securities Act of 1933, at a purchase price of $5.00 per share and resulting in at least $20 million in gross proceeds to Reprogenesis, the outstanding shares of preferred stock will automatically be converted into shares of Reprogenesis common stock at the then applicable conversion rate.

   Curis does not have any issued securities that are subject to conversion.

 Liquidation

   Reprogenesis' certificate of incorporation provides that upon a liquidating event, holders of Reprogenesis capital stock will be entitled to receive any assets available to Reprogenesis' stockholders, based on the following:

  . The holders of the series A preferred stock are entitled to a liquidation preference equal to $2.22 per share plus any declared but unpaid dividends on such shares in the event of the liquidation, dissolution or winding up of Reprogenesis. The rights of the holders of the Reprogenesis series A preferred stock, series B preferred stock and common stock after this liquidation preference is paid are as follows:

    . If (a) the liquidating event occurs prior to January 1, 2002 and, on a pro forma basis, the series B preferred stockholders would have received an amount per share of series B preferred stock in excess of $3.30 plus all declared and unpaid dividends had all the assets legally available for distribution (excluding those assets distributed to satisfy the liquidation preference of the series A preferred stock) been distributed ratably to the holders of Reprogenesis' common stock, the series A preferred stock and the series B preferred stock on an as if converted to common stock basis, or (b) the liquidating event occurs and all stockholders of Reprogenesis are entitled to receive securities as a result of such liquidating event, then all remaining assets of Reprogenesis shall be distributed ratably to the holders of Reprogenesis' common stock and the series A preferred stock and the series B preferred stock on an as if converted to common stock basis.

    . In all other cases, the remaining assets will be distributed to the holders of series A and series B preferred stock on a basis whereby the series B stockholders will receive that portion of the total assets equal to (x) the total number of shares of Reprogenesis common stock that would be outstanding if the outstanding shares of series B preferred stock were converted into shares of Reprogenesis common stock divided by (y) the total number of shares of Reprogenesis common stock that would be outstanding if the outstanding shares of both series A preferred stock and series B preferred stock were converted into Reprogenesis common stock (the "Total Shares"), and series A preferred stockholders will receive that portion of the total assets equal to (x) the total number of shares of Reprogenesis common stock into which the outstanding shares of series

      A preferred stock are then convertible divided by (y) the Total Shares; with such distribution to be made until the holders of the series B preferred stock receive an amount per share of series B preferred stock equal to $2.22 plus all declared and unpaid dividends. Any remaining assets will then be distributed on a pro rata basis to all stockholders.

   Upon a liquidation, dissolution or winding-up of Curis, the assets legally available for distribution to stockholders will be distributed ratably among the holders of Curis common stock and any participating preferred stock outstanding at that time after payment of liquidation preferences, if any, on any outstanding preferred stock and payment of other claims of creditors.

 Dissenters' Rights

   Under the Texas Business Corporation Act, stockholders of a Texas corporation have the right to dissent from mergers and the sales, leases, exchanges or other dispositions of all or substantially all of the property and assets of such corporation that require stockholder consent, or from any plan of exchange in which the stockholders' shares are to be acquired. However, a stockholder of a Texas corporation does not have dissenters' rights with respect to any plan of merger when there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

  . the shares held by the stockholder are part of a class or series of shares which are listed on a national securities exchange, listed on the Nasdaq National Market, designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not less than 2,000 holders, on the record date fixed to determine the stockholders entitled to vote on the plan of merger or plan of exchange;

  . the stockholder is not required by the terms of the plan of merger or exchange to accept for the stockholder's shares any consideration that is different than the consideration to be provided to any other holder of shares of the same class or series; and

  . the stockholder is not required by the terms of the plan of merger or exchange to accept for his or her shares any consideration other than:

    (a) shares of a corporation that, immediately after the merger or exchange, will be a part of a class or series of shares which are listed, or authorized for listing upon official notice of issuance, on a national securities exchange, approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by not less than 2,000 holders;

    (b) cash in lieu of fractional shares; or

    (c) a combination of (a) and (b) above.

   Stockholders of a Delaware corporation have the right to dissent and demand appraisal of the fair value of their shares in some business combination transactions. These rights are not available for shares of stock of Delaware corporations which are either listed on a national securities exchange or quoted on the Nasdaq National Market or held by more than 2,000 stockholders unless the corporation's stockholders are required to accept for such stock anything other than (i) stock of the surviving corporation, (ii) stock of any company either listed on a national securities exchange or quoted on the Nasdaq National Market or held by more than 2,000 stockholders, (iii) cash in lieu of fractional shares of corporations described in (i) and (ii) above, or
(iv) a combination of the foregoing. Delaware law does not provide dissenters' rights in connection with sales of substantially all the assets of a corporation, reclassification of stock or other amendments to the certificate of incorporation which adversely affect a class of stock.

                      MANAGEMENT OF CURIS AFTER THE MERGER

Curis' Board of Directors and Executive Officers

   As of the closing, Curis' board of directors and executive officers will be comprised of the following persons:

Name                      Age Position
----                      --- --------
Doros Platika, M.D......   47 Chief Executive Officer and President, Class I Director
Lynn G. Baird, Ph.D.....   52 Vice President of Regulatory Affairs,
                               QA/QC and Preclinical Development
George A. Eldridge......   37 Vice President, Chief Financial Officer and Treasurer
Frank T. Gentile,
 Ph.D...................   38 Vice President, Program Management
Bruce A. Leicher........   44 Vice President, General Counsel and Secretary
Lee L. Rubin, Ph.D......   47 Vice President of Research
James S. Sigler.........   39 Vice President of Manufacturing
James R. McNab, Jr......   56 Class I Director
James R. Tobin(1).......   55 Class I Director
Douglas A. Melton,
 Ph.D. .................   46 Class II Director
Michael Rosenblatt(1)...   52 Class II Director
Martyn D. Greenacre(2)..   58 Class III Director
Ruth B. Kunath(2).......   48 Class III Director

--------
(1) Member of the Compensation Committee
(2) Member of the Audit Committee

   Election Of Directors. Curis' by-laws provide for three classes of directors, each consisting of, as nearly as possible, one-third of the total number of directors constituting the entire board of directors. At each annual meeting of stockholders, one class will be elected to serve for a three-year term. Newly created directorships resulting from an increase in the number of directors or the departure of existing directors may be filled by a vote of a majority of directors then in office. A director elected to fill such a vacancy shall hold office until the next election of the class of directors for which he or she was chosen, subject to the election and qualification of his or her successor, or until his or her earlier resignation of removal. The relevant terms of the Class I Directors expire in 2003, of the Class II Directors in 2001, and of the Class III Directors in 2002.

   Election of Executive Officers. Curis' by-laws provide that each executive officer shall serve at the discretion of Curis' board of directors and shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal.

   Biographies of Directors and Executive Officers. The name, business address, present principal occupation or employment and five-year employment history of each of the directors and executive officers of Curis, together with the names and principal businesses of any corporations or other organizations in which such principal occupations are conducted, are set forth below. Unless otherwise indicated, each occupation set forth refers to Curis and each individual's business address is 45 Moulton Street, Cambridge, MA 02138. Unless otherwise indicated, to the knowledge of Curis, no director or executive officer of Curis has been convicted in a criminal proceeding during the last five years (except for any matters that were dismissed without sanction or settlement) that resulted in a judgement, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Doros Platika, M.D.
                           Dr. Platika has served as president and chief executive officer and as a member of the board of directors of Ontogeny since July 1996. From June 1993 to June 1996, Dr. Platika was employed by Progenitor, Inc., a biotechnology company, most recently as Executive Vice President responsible for research and development. Dr. Platika completed residencies in medicine and neurology at Massachusetts
                           General Hospital, where he became Chief Resident. He did post-doctoral study at the Whitehead Institute, Massachusetts Institute of Technology and at Massachusetts General Hospital in association with Harvard Medical School. Dr. Platika served on the faculties of Harvard Medical School and Albert Einstein College of Medicine, where he was the head of gene therapy. Dr. Platika completed his M.D. at the State University of New York at Stony Brook School of Medicine and received his B.A. from Reed College.

Lynn G. Baird, Ph.D.       Dr. Baird joined Reprogenesis as Vice President of
                           Regulatory Affairs and Quality in June 1998. From
                           June 1995 through June 1998, Dr. Baird was employed by CytoTherapeutics, Inc., a biotechnology company involved in the development of encapsulated cellular therapeutics, most recently as Vice
                           President of Regulatory, Quality and Clinical
                           Development. Prior to that, Dr. Baird held various positions in development and regulatory affairs at
                           R. W. Johnson Pharmaceutical Research Institute, a
                           Johnson & Johnson company, and in regulatory affairs and technical management at Creative. Dr.
                           Baird directed basic research in immunology at the Wistar Institute and Massachusetts General Hospital prior to moving to industry. She holds a Ph.D. in microbiology/immunology from the Medical College of Virginia, a M.S. in chemistry from Virginia
                           Polytechnic Institute and a B.S. in psychology also from Virginia Polytechnic Institute.

George A. Eldridge         Mr. Eldridge joined Ontogeny in April 1996 as Vice
                           President of Finance. From April 1993 to April
                           1996, Mr. Eldridge was employed by Boston Life
                           Sciences, Inc. where he was Vice President,
                           Corporate Development and Finance. Prior to that, he worked with the investment banking firm, Kidder, Peabody & Co., Incorporated for a total of five years in their New York and Boston offices. A graduate of Dartmouth College, Mr. Eldridge received his M.B.A. from the University of Chicago
                           Graduate School of Business.

Frank T. Gentile, Ph.D.    Dr. Gentile joined Reprogenesis in July 1997 as
                           Director of Program Management and Polymer Science.
                           From 1990-1997 he was employed by CytoTherapeutics, Inc., a cell therapy company, where he was Staff
                           Scientist, Manager of Bioengineering, Senior
                           Program Manager and Associate Director of Program
                           Management. Dr. Gentile received a B.E. degree in Chemical Engineering from The Cooper Union and a
                           Ph.D. in Chemical Engineering from MIT. Prior to working in industry, he was a post-doctoral fellow at the Swiss Federal Institute of Technology (ETH) in Zurich, Switzerland. He is also an Adjunct
                           Assistant Professor of Biomaterials at Brown
                           University. He has written over 30 peer reviewed publications and holds 19 US patents in the areas of polymer science and tissue engineering.

Bruce A. Leicher           Mr. Leicher joined Ontogeny in January 2000 as Vice
                           President and General Counsel. Prior to joining
                           Ontogeny, he was employed by

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

                           Genetics Institute, Inc. for ten years in various legal positions, and for the last two years as Vice President, Law. Prior to that he served as General Counsel to BBN Communications Corporation and in several other legal positions prior to that at its parent, Bolt, Beranek and Newman Inc. from 1984 to 1990. Prior to these corporate positions, Mr. Leicher was associated with the law firms of Hale and Dorr and Butler & Binion in Boston and Washington, D.C., respectively. Mr. Leicher received his J.D. from Georgetown University Law Center following receipt of his bachelor's degree in psychology from the University of Rochester.

Lee L. Rubin, Ph.D.        Dr. Rubin joined Ontogeny in October 1997 as vice
                           president of Research. Prior to joining Ontogeny, Dr. Rubin spent six years at Eisai London
                           Laboratories at University College London, where he was director and professor of neurobiology. Prior to that, he worked for four years with Athena
                           NeuroSciences, Inc. as senior scientist and head of the blood-brain barrier program. He and his colleagues have published over 50 papers in leading scientific journals. Dr. Rubin completed his Ph.D.
                           at Rockefeller University and his B.A. at Cornell
                           University.

James S. Sigler            Mr. Sigler joined Reprogenesis in May 1998, as Vice
                           President of Manufacturing. Prior to coming to Reprogenesis, Mr. Sigler was Director of
                           Manufacturing for Genzyme Tissue Repair, a biotechnology company specializing in the development and commercialization of cellular therapies. His primary responsibility at Genzyme
                           Tissue Repair was the manufacture of two different commercial-scale autologous cell therapies,
                           Carticel and Epicel. He was also involved in the production of xenogeneic material for the NeuroCell
                           -PD and NeuroCell -HD clinical trials, in conjunction with Genzyme Tissue Repair's joint venture partner, Diacrin, Inc., a biotechnology company. Prior to coming to BioSurface Technology, Inc., Genzyme Tissue Repair's predecessor, in 1990,
                           Mr. Sigler was an officer in the US Navy serving as a nuclear propulsion plant watch officer on board
                           USS Enterprise, CVN 65. He also spent time supporting the Navy's engineering and logistics command. Mr. Sigler received his B.S. from Cornell
                           University, and his M.B.A. from Harvard Business
                           School.

James R. McNab, Jr.        Mr. McNab is a co-founder and serves as the
                           chairman of the board of directors of Reprogenesis.
                           In addition, Mr. McNab is a co-founder of several additional companies, including Parker Medical
                           Associates, a manufacturer and worldwide supplier of orthopaedic and sports-related products which was sold to Smith and Nephew, Inc. in 1995, Sontra
                           Medical, Inc., a drug delivery company, and eNOS
                           Pharmaceuticals, Inc., a drug discovery company working in the field of stroke therapy. Mr. McNab is chairman and chief executive officer of Sontra
                           Medical and eNOS. Mr. McNab received a B.A. in Economics from Davidson College and an M.B.A. from the University of North Carolina.

James R. Tobin
                           Mr. Tobin has been a member of the Creative Board of Directors since January 1995. He is currently Chief Executive Officer and President of Boston Scientific Corporation. He served as President and Chief Executive Officer from February 1997 to December 1998 and President and Chief Operating Officer of Biogen from February 1994 to February

                           1997. Prior to joining Biogen, Mr. Tobin was with Baxter International Inc., a health care products company, where he served as President and Chief Operating Officer from 1992 to 1994 as Executive Vice President from 1988 to 1992 and in various management positions prior to 1988. He also serves as a director of Pathogenesis Corporation, Boston Scientific Corporation and PE Corporation.

Douglas A. Melton, PhD.    Dr. Melton was the scientific founder of Ontogeny
                           and has served on Ontogeny's board of directors since August 1994. Dr. Melton is the Thomas Dudley
                           Cabot Professor of Natural Sciences at Harvard
                           University and an Investigator of the Howard Hughes
                           Medical Institute. His work has focused on vertebrate embryogenesis and the molecular biology of embryonic induction. He holds an appointment as biologist at the Massachusetts General Hospital.
                           His Ph.D. work was carried out at Trinity College at Cambridge University and the Medical Research
                           Council Laboratory of Molecular Biology in
                           Cambridge, England. He completed a B.S. at the University of Illinois and a B.A. at Cambridge
                           University.

Michael Rosenblatt, M.D.   Dr. Rosenblatt has been a member of the Creative
                           Board of Directors since June 1993. From 1992-1998,
                           Dr. Rosenblatt served as the Robert H. Ebert
                           Professor of Molecular Medicine at the Harvard
                           Medical School and the director of the Harvard-MIT
                           Division of Health Sciences and Technology. He has served since 1992, and currently serves as Chief of the Division of Bone and Mineral Metabolism at Beth
                           Israel Deaconess Medical Center. Since 1993, he has also been a faculty member in the department of Biological Chemistry and Molecular Pharmacology,
                           Division of Medical Sciences at Harvard University.
                           From 1996-1999, he was the executive director of the Carl J. Shapiro Institute for Education and
                           Research at Harvard Medical School and Beth Israel
                           Deaconess Medical Center. Since 1996, he has been
                           Harvard faculty dean for academic programs at the Beth Israel Deaconess Medical Center. He is now the
                           President (interim) of Beth Israel Deaconess
                           Medical Center and the George R. Minot Professor of
                           Medicine at Harvard Medical School. Prior to 1992,
                           Dr. Rosenblatt was the Senior Vice President for
                           Research at Merck Research Laboratories, a pharmaceutical company. He also serves as a director of ArQule, Inc.

Martyn D. Greenacre        Mr. Greenacre has been a member of Creative's board
                           of directors since June 1993. He is currently Chief
                           Executive Officer and President of Delsys
                           Pharmaceutical Corporation, a drug formulation company. From 1993 to 1996, Mr. Greenacre was
                           President and Chief Executive Officer of Zynaxis,
                           Inc., a biopharmaceutical company. Prior to Zynaxis, from 1973 through 1992, he was with SmithKline Beecham where he held several senior management positions, most recently as chairman of European operations. He also serves as a director of Delsys Pharmaceutical Corp. and GENSET, S.A., a genomics company.

Ruth B. Kunath
                           Ms. Kunath has served as a member of the board of directors of Ontogeny since December 1998. Ms. Kunath has been biotechnology portfolio manager since 1992 for Vulcan Ventures, Incorporated, a

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

                           venture capital firm founded by Paul G. Allen. Prior to her employment at Vulcan Ventures, Ms. Kunath spent nine years managing Seattle Capital Management Equity assets and eight years as the Senior Portfolio Manager for the healthcare sector of Bank of America Capital Management. Ms. Kunath has served as a director of Vaxgen, Inc., a biotechnology company, since June 1999 and Dendreon Corporation, a biotechnology company, since December 1999. Ms. Kunath received a B.A. from DePaul University and is a Certified Financial Analyst.

   In January 2000, Dr. Platika consented to a retroactive suspension beginning in June 1999 of his license to practice medicine by the Massachusetts Board of Registration in Medicine (the "Board"). Dr. Platika became eligible to apply for a stay of the suspension in December 1999. The Board found that Dr. Platika had violated various provisions of Massachusetts law by writing prescriptions which "were not issued in the usual course of his professional practice and without the appropriate Massachusetts registrations." Dr. Platika had undergone back surgery with associated back pain, and had been supplementing prescriptions written by his treating physician. In February 1999, related charges were filed against Dr. Platika in Waltham District Court in Massachusetts. In June 1999, Dr. Platika was placed on unsupervised pre-trial probation. The charges are scheduled to be dismissed in June 2000, providing he remains compliant with the conditions of his pre-trial probation and his monitoring contract with Physician Health Services. The Company believes that Dr. Platika has been, and will remain in full compliance with these conditions. If Dr. Platika is found not to have remained compliant with the conditions of his pre-trial probation, he may request a continuation of the pre-trial probationary period. If the Court does not grant such request, judicial proceedings could be commenced and Dr. Platika has advised us that he intends to vigorously defend himself in any such proceedings. The Company further believes that if the charges are not dismissed, they will not have a material impact on Curis or Dr. Platika's ability to fulfill his duties as President and Chief Executive Officer of Curis.

Board Committees

   Initially, the board of directors will have an audit committee and a compensation committee. The following is a brief description of Curis' board committees.

   The audit committee will report to the board of directors regarding the appointment of Curis' independent auditors, the scope and results of Curis' annual audits, compliance with Curis' accounting and financial policies and management's procedures and policies relative to the adequacy of Curis' internal accounting control. As of the closing, the audit committee will consist of Mr. Greenacre, and Ms. Kunath.

   The compensation committee will review and make recommendations to the board of directors regarding Curis' compensation policies and all forms of compensation to be provided to Curis' executive officers and directors. In addition, the compensation committee will review bonus and stock compensation arrangements for all of Curis' employees. As of the closing, the compensation committee will consist of Dr. Rosenblatt and Mr. Tobin.

Compensation of Directors

   Under Curis' by-laws, the board of directors has the authority to fix from time to time the compensation of the directors. For their services to Curis, non-employee directors of Curis will receive cash payments in the amount of an annual retainer of $10,000, $1,000 for each board of directors meeting attended in person and $500 for board meetings held by telephone conference call. Non-employee directors who are members of a committee of the board of directors will receive $1,000 for each committee meeting attended on a day other than a day on which a board of directors meeting is held. Directors who are employed by the Company will not receive compensation for attendance at board of directors or committee meetings. In addition, Curis will reimburse its directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of the board committees. Non-employee directors of Curis are also eligible to participate in Curis' 2000 Director Stock Option Plan. See "--Employee Benefit Plans--2000 Director Stock Option Plan."

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

Compensation of Executive Officers

   The following summary compensation table sets forth the compensation paid to Curis' named executive officers, who are our Chief Executive Officer and each of our four other most highly compensated executive officers, during the fiscal years ended December 31, 1997, 1998 and 1999. Because Curis is a newly formed corporation and has not paid compensation to any of the executive officers listed below, the table reflects compensation paid to the executive officers by the three constituent corporations which merged to form Curis.

   In accordance with Securities and Exchange Commission rules, the compensation set forth in the table below does not include medical, group life or other benefits which are available to all of Curis' salaried employees and perquisites and other benefits, securities or property which do not exceed the lesser of $50,000 or 10% of the person's salary and bonus shown in the table.

                           SUMMARY COMPENSATION TABLE

                                                    Long-Term
                                   Annual         Compensation
                                Compensation         Awards
                               --------------   -----------------
                                                Shares Underlying    All Other
 Name and Principal Position   Year Salary($)        Options      Compensation($)
 ---------------------------   ---- ---------   ----------------- ---------------
 Doros Platika, M.D.,
  President and Chief
  Executive Officer..........  1999  300,000         25,640(1)        333,927(2)
                               1998  280,000             --           118,119(2)
                               1997  265,000         38,460(1)        184,654(2)

 Lynn G. Baird, Ph.D, Vice
  President of Regulatory
  Affairs, QA/QC
  and Preclinical
  Development................  1999  170,598          4,706(4)             --
                               1998   90,010(3)      14,118(4)         31,074(5)

 George A. Eldridge, Vice
  President, Chief Financial
  Officer and Treasurer......  1999  135,000          6,410(1)             --
                               1998  120,000         19,230(1)             --
                               1997  100,000         15,384(1)             --

 Lee L. Rubin, Ph.D, Vice
  President of Research......  1999  210,000         25,640(1)             --
                               1998  185,000         28,204(1)             --
                               1997   37,000(6)      44,870(1)          1,776(7)

 James S. Sigler, Vice
  President of
  Manufacturing..............  1999  150,500          4,706(4)             --
                               1998   96,667(8)      14,118(4)             --

--------
(1) Based on the Ontogeny exchange ratio, which is 0.2564 shares of Curis common stock per share of Ontogeny common stock. Options were originally granted under Ontogeny's 1995 Stock Option Plan and were exercisable for Ontogeny common stock. Following the merger, these options are exercisable for shares of Curis common stock.
(2) The amount of other compensation for Dr. Platika for 1999 includes forgiveness of a loan made on June 17, 1996 and related interest in the amount of $108,634 (interest of $8,634) and related tax reimbursement in the amount of $91,909, as well as forgiveness of a loan made on June 17, 1996 and related interest in the amount of $71,634 (interest of $11,634) and related tax reimbursement in the amount of $60,605. The amount of other compensation for Dr. Platika for 1998 includes forgiveness of a loan made on June 17, 1996 and related interest in the amount of $63,060 (interest of $3,060) and related tax reimbursement in the amount of $53,351. The amount of other compensation for Dr. Platika for 1997 includes forgiveness of a loan made on June 17, 1996 and related interest in the amount of $99,296 (interest of $9,296) and related tax reimbursement in the amount of $84,008. These amounts also include premiums of $1,145, $1,708 and $1,350 for 1999, 1998 and 1997,
     respectively, paid by Ontogeny on an additional life insurance policy in the amount of $1 million with a beneficiary other than Ontogeny or Curis.
(3) Dr. Baird joined Reprogenesis on June 15, 1998. Therefore, 1998 salary represents the salary earned from that date forward.
(4) Calculated using the formula on page 55 and an exchange ratio of 0.1882 based on the average daily market price for Creative common stock on the 20 consecutive business days ending April 30, 2000. Options were originally granted under Reprogenesis' 1996 Long-Term Incentive Plan and were exercisable for Reprogenesis common stock. Following the merger, their options are exercisable for shares of Curis common stock.
(5)  Represents a relocation allowance paid to Dr. Baird.
(6) Dr. Rubin joined Ontogeny on October 21, 1997. Therefore 1997 salary represents the salary earned from that date forward.
(7) Other income for Dr. Rubin for 1997 includes interest forgiven on a loan originated in October 1997 in the principal amount of $68,000 and a loan originated in December 1997, in the principal amount of $85,000 as well as tax reimbursement related thereto. Both loans were repaid in full by Dr. Rubin in December 1997.
(8) Mr. Sigler joined Reprogenesis on May 1, 1998. Therefore, 1998 salary represents the salary earned from that date forward.

   Bruce A. Leicher joined Ontogeny, as its Vice President and General Counsel, on January 17, 2000, and earned no compensation from Ontogeny in the fiscal year ended 1999. For this reason Mr. Leicher has been omitted from the above table. Mr. Leicher's annualized salary for fiscal year 2000 is $220,000. As of March 9, 2000, Mr. Leicher's salary would make him one of Curis' four most highly compensated executive officers.

   The following table sets forth information with respect to stock options granted during the fiscal year ended December 31, 1999 to each of the named executive officers (as converted into option grants of Curis using the applicable exchange ratios and formulas as discussed on page 56):

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                          Potential Realizable
                                                                         Value at Assumed Annual
                                                                          Rates of Stock Price
                                                                         Appreciation for Option
                                      Individual Grants                          Term(1)
                         ---------------------------------------------- ----------------------------
                                         % of
                                     Total Options
                         Number of    Granted to   Exercise
                          Options    Employees in    Price   Expiration
          Name            Granted     Fiscal Year  Per Share    date      0%          5%      10%
          ----           ---------   ------------- --------- ---------- -------    -------- --------
Doros Platika, M.D......  25,640(2)       3.5%       $3.90    12/01/09      --     $385,308 $672,771
Lynn G. Baird, Ph.D.....   4,706(3)         *        $0.53    07/01/09  $22,500(3) $ 38,222 $ 62,343
George A. Eldridge......   6,410(2)         *        $3.90    12/01/09      --     $ 96,327 $168,193
Lee L. Rubin, Ph.D......  25,640(2)       3.5%       $3.90    12/01/09      --     $385,308 $672,771
James S. Sigler ........   4,706(3)         *        $0.53    07/01/09  $22,500(3) $ 38,222 $ 62,343

--------
*  Less than 1%.
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 0%, 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Curis common stock and the date on which the options are exercised.
(2) Stock options were granted under the Ontogeny 1995 Stock Option Plan at an exercise price equal to the fair market value of Ontogeny common stock on the date of grant as determined by the board of directors. Options become exercisable as to 20% of the shares covered on the first anniversary of the date of grant and 5% per quarter thereafter.
(3) Stock options were granted under the Reprogenesis 1996 Long-Term Incentive Plan at an exercise price below the fair market value of Reprogenesis common stock, which was determined by the board of directors of Reprogenesis to be $1.00 per share as of the date of grant (equivalent to $5.31 per share of Curis common stock). All options will become fully vested as of the consummation of the merger.

   The following table sets forth certain information regarding exercised stock options during the fiscal year ended December 31, 1999 and unexercised options held as of December 31, 1999 by each of the named executive officers:

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                    Number of Securities
                            Shares                 Underlying Unexercised     Value of Unexercised
                         Acquired on     Value        Options at Fiscal       in-the-Money Options
                         Exercise (#) Realized($)         Year-End            at Fiscal Year-End($)
                         ------------ ----------- ------------------------- -------------------------
Name                                              Exercisable Unexercisable Exercisable Unexercisable
----                                              ----------- ------------- ----------- -------------
Doros Platika, M.D......      --           --       90,808       144,224      260,153      336,481
Lynn G. Baird, Ph.D.....      --           --        5,647        13,177          --        22,500
George A. Eldridge......    3,525       27,225       7,435        30,063          --         6,748
Lee L. Rubin, Ph.D......      --           --       23,588        75,126       34,997       52,496
James S. Sigler.........      --           --        6,353        12,471          --        22,500

                             EMPLOYEE BENEFIT PLANS

2000 Stock Option Plan

   As of the closing of the merger, Curis' 2000 Stock Option Plan will provide for the granting to employees of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees, directors and consultants of nonstatutory stock options. Unless terminated sooner, the 2000 Plan will terminate automatically in 2010. A total of 10 million shares of common stock will initially be reserved for issuance pursuant to the 2000 Plan. Each year, the number of shares authorized for issuance under the 2000 Plan will increase by the lesser of 1 million shares or 4% of the total number of outstanding shares of Curis, provided however, that the total number of shares authorized cannot exceed the total number of shares outstanding by more than 6 million shares.

   The board of directors or a committee of the board of directors may serve as administrator of the 2000 Plan. The administrator has the power to determine the terms of the options granted, including the exercise price, the number of shares subject to each option, the exercisability thereof, and the form of consideration payable upon such exercise. The board of directors has the authority to amend, suspend or terminate the 2000 Plan, provided that no such action may affect any share of common stock previously issued and sold or any option previously granted under the 2000 Plan.

   Options granted under the 2000 Plan are not generally transferable by the optionee, and each option is exercisable during the lifetime of the optionee only by such optionee. Options granted under the 2000 Plan must generally be exercised within three months of the optionee's separation of service from Curis, or within twelve months after such optionee's termination by death or disability, but in no event later than the expiration of the option's ten year term. The exercise price of all incentive stock options granted under the 2000 Plan must be at least equal to the fair market value of the common stock on the date of grant. The exercise price of all nonstatutory stock options granted under the 2000 Plan is as determined by the board of directors. Under the 2000 Plan, the board of directors may grant options entitling the optionee to acquire shares of Curis common stock subject to the right of Curis to repurchase the shares at their issue price or other stated or formula price under same conditions.

   The 2000 Plan provides that in the event of a merger of Curis with or into another corporation or a sale of substantially all of Curis' assets, 50% of the then unvested options of each optionee shall vest and become immediately exercisable and the remaining options shall be assumed or an equivalent option substituted by the successor corporation. The outstanding options which are assumed or substituted as described in the preceding sentence shall vest and become immediately exercisable if, prior to the date which is one year after such merger or sale, the optionee is terminated without cause.

2000 Employee Stock Purchase Plan

   A total of 1 million shares of common stock have been reserved for issuance under Curis' 2000 Employee Stock Purchase Plan (the "2000 Purchase Plan").

   The 2000 Purchase Plan, which is intended to qualify under Section 423 of the Code contains successive six-month offering periods. The offering periods generally start on the first trading day on or after May 15 and November 15 of each year, except for the first such offering period which commenced on July 15, 2000.

   Employees are eligible to participate if they are customarily employed by Curis or any participating subsidiary for at least twenty hours per week and more than five months in any calendar year. However, any employee who: (1) immediately after grant owns stock possessing 5% or more of the total combined voting power or value of all classes of the capital stock of Curis, or (2) whose rights to purchase stock under all employee stock purchase plans of Curis accrues at a rate which exceeds $25,000 worth of stock for each calendar year may be not be granted an option to purchase stock under the 2000 Purchase Plan. The 2000 Purchase Plan permits participants to purchase common stock through payroll deductions of up to 15% of the participant's compensation. Compensation is defined as the participant's base straight time gross earnings, commissions, incentive compensation and bonuses, but exclusive of payments for overtime, profit sharing payments, shift premium payments and incentive payments.

   Amounts deducted and accumulated by the participant are used to purchase shares of common stock at the end of each offering period. The price of stock purchased under the 2000 Purchase Plan is 85% of the lower of the fair market value of the common stock at the beginning or end of the offering period. Participants may end their participation at any time during an offering period, and they will be paid their payroll deductions to date. Participation ends automatically upon termination of employment with Curis.

   Rights granted under the 2000 Purchase Plan are not transferable by a participant other than by will, the laws of descent and distribution, or as otherwise provided under the 2000 Purchase Plan. The 2000 Purchase Plan provides that, in the event of a merger of Curis with or into another corporation or a sale of substantially all of Curis' assets, each outstanding option may be assumed or substituted for by the successor corporation. The board of directors has the authority to amend or terminate the 2000 Purchase Plan, except that no such action may adversely affect any outstanding rights to purchase stock under the 2000 Purchase Plan.

401(k) Retirement/Savings Plan

   Curis' 401(k) plan covers its full-time employees located in the United States. The 401(k) plan is intended to qualify under Section 401(k) of the Code. Consequently, contributions to the 401(k) plan by employees or by Curis, and the investment earnings thereon, are not taxable to employees until withdrawn from the 401(k) plan. Further, contributions by Curis, if any, will be deductible by Curis when made. Employees may elect to contribute up to 15% of their current compensation to the 401(k), plan up to the statutorily prescribed annual limit, which is $10,500 in 2000. The 401(k) plan permits, but does not require, additional matching contributions to the 401(k) plan by Curis on behalf of all participants in the 401(k) plan. To date, Curis has not made any contributions to the 401(k) plan but plans to consider this option following the merger.

2000 Director Stock Option Plan

   Curis intends to adopt its 2000 Director Stock Option Plan prior to the closing of the merger. Under the plan, directors who are not employees of Curis or one of its subsidiaries receive options to purchase shares of common stock. A total of 500,000 shares of common stock have been reserved for issuance under the plan.

   Pursuant to the plan, each non-employee director who first becomes a non-employee director after the closing of the merger will be granted an option to purchase 25,000 shares of common stock on the date of his or her initial election to Curis' board of directors and upon the first anniversary of such election, which will vest ratably over four years on each anniversary of the date of grant. In addition, each non-employee director will receive an option to purchase 5,000 shares of common stock on the date of each annual meeting of stockholders commencing with the 2001 Annual Meeting of Stockholders (other than a director who was initially elected to the board of directors at any such annual meeting or, if previously, at any time after the prior year's annual meeting). The options granted annually vest immediately upon the date of grant. The exercise price per share of all such options will be the fair market value of a share of common stock on the date of grant.

                             Principal Stockholders

   The following table sets forth information regarding the beneficial ownership of our common stock as of the closing of the merger, based on stock ownership as of April 30, 2000 by:

  .each person who beneficially owns more than 5% of our common stock;

  .each named executive officer;

  .each of our directors; and

  .all of our executive officers and directors as a group.

   Unless otherwise indicated, the address of each of our officers and directors is c/o Curis, Inc., 45 Moulton Street, Cambridge, Massachusetts 02138.

   The number of shares beneficially owned by each stockholder is determined under rules promulgated by the Securities and Exchange Commission. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 30, 2000 through the exercise of any stock option, warrant or other right. Except as noted below, each entity or person listed below has sole voting or investment power over all shares listed beside its name. The inclusion of the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of April 30, 2000, assuming conversion of all Creative, Ontogeny and Reprogenesis shares into shares of Curis pursuant to the merger we had outstanding 25,302,315 shares of common stock.

   Name of Beneficial Owner                                        Total   %(1)
   ------------------------                                      --------- ----
   5% Stockholders
    Vulcan Ventures Incorporated(2)
    110 110th Avenue NE, Suite 550
    Bellevue, WA 98004.......................................... 1,568,663  6.2%
   Directors:
    Doros Platika(3)............................................   134,396    *
    Martyn D. Greenacre(4)......................................    15,000    *
    Ruth B. Kunath(5)...........................................     3,846    *
    James R. McNab, Jr.(6)......................................   601,678  2.4%
    Douglas A. Melton(7)........................................   134,802    *
    Michael Rosenblatt(8).......................................    18,000    *
    James R. Tobin(9)...........................................    15,000    *
   Officers:
    Lynn G. Baird(10)...........................................     7,763    *
    George A. Eldridge(11)......................................    29,357    *
    Frank T. Gentile(12)........................................     7,198    *
    Bruce A. Leicher............................................       --     *
    Lee L. Rubin(13)............................................    30,896    *
    James S. Sigler(14).........................................     8,166    *
                                                                 --------- ----
     All Directors and Executive Officers as a Group............ 2,574,715 10.1%
                                                                 ========= ====

--------
  *  Represents beneficial ownership of less than one percent of common stock.
 (1) Shares of Curis common stock subject to options that are exercisable as of the date of this joint proxy statement-prospectus or exercisable within 60 days of the date of this joint proxy statement-prospectus are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

 (2) The number of shares held by Vulcan Ventures Incorporated has been determined by using the Ontogeny exchange ratio. Voting control of Vulcan Ventures Incorporated is held by Paul Allen.
 (3) Includes 100,209 shares subject to stock options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Dr. Platika has been determined by using the Ontogeny exchange ratio.
 (4) Consists solely of 15,000 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Mr. Greenacre has been determined by using the Creative exchange ratio.
 (5) Includes 3,846 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Ms. Kunath has been determined by using the Ontogeny exchange ratio.
 (6) Includes 440,630 shares held directly, 108,567 held indirectly through the JR and MW McNab Family L.L.C., 8,477 shares issuable upon the conversion of Reprogenesis' series B preferred stock, 4,239 shares issuable upon the conversion and exercise of warrants to purchase Reprogenesis' common stock and 39,765 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Mr. McNab has been calculated using the formula on page 56 and an exchange ratio of .1882 based on the average daily market price for Creative Common Stock on the 20 consecutive business days ending April 30, 2000.
 (7) Includes 56,600 shares subject to stock options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Dr. Melton has been determined by using the Ontogeny exchange ratio.
 (8) Consists solely of 18,000 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Dr. Rosenblatt has been determined by using the Creative exchange ratio.
 (9) Consists solely of 15,000 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Mr. Tobin has been determined by using the Creative exchange ratio.
(10) Consists solely of 7,763 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Dr. Baird has been calculated using the formula on page 56 and an exchange ratio of 0.1882 based on the average daily market price for Creative Common Stock on the 20 consecutive business days ending April 30, 2000.
(11) Includes 10,448 shares subject to stock options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Mr. Eldridge has been determined by using the Ontogeny exchange ratio.
(12) Consists solely of 7,198 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Dr. Gentile has been calculated using the formula on page 56 and an exchange ratio of 0.1882 based on the average daily market price for Creative Common Stock on the 20 consecutive business days ending April 30, 2000.
(13) Consists solely of 30,896 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Dr. Rubin has been determined by using the Ontogeny exchange ratio.
(14) Consists solely of 8,166 shares subject to options exercisable within 60 days of April 30, 2000. The number of shares beneficially held by Mr. Sigler has been calculated using the formula on page 56 and an exchange ratio of 0.1882 based on the average daily market price for Creative Common Stock on the 20 consecutive business days ending April 30, 2000.

                                 LEGAL MATTERS

   The validity of the shares of Curis, Inc. stock offered by this joint proxy statement-prospectus will be passed upon for Curis, Inc. by Hale and Dorr LLP, Boston, Massachusetts.

   Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for Creative, Foley, Hoag & Eliot LLP, counsel for Ontogeny and Baker Botts L.L.P., counsel for Reprogenesis, will pass upon certain federal income tax consequences of the merger for Creative, Ontogeny and Reprogenesis, respectively.

   A partner in Baker Botts L.L.P. is a director of Reprogenesis. He holds options to acquire 62,375 shares of Reprogenesis common stock and trusts for the benefit of his children own an aggregate of 475,000 shares of such stock.

                                    EXPERTS

   The consolidated financial statements of Creative as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included and incorporated by reference in this joint proxy statement-prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report appearing herein and incorporated by reference in this joint proxy statement-prospectus (which report expresses an unqualified opinion and includes an emphasis paragraph referring to the merger agreement with Ontogeny and Reprogenesis to form Curis), and have been so included and incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

   The financial statements of Ontogeny at December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this joint proxy statement-prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

   The consolidated financial statements of Reprogenesis as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 included in this joint proxy statement-prospectus have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                 OTHER MATTERS

   None of Creative, Ontogeny or Reprogenesis presently intends to bring any matters other than those described in this document before its special meeting. Further, none of Creative, Ontogeny or Reprogenesis has any knowledge of any other matters that may be introduced by other persons. If any other matters do properly come before any company's special meeting or any adjournment or postponement of any company's special meeting, the persons named in the enclosed proxy forms of Creative, Ontogeny or Reprogenesis, as applicable, will vote the proxies in keeping with their judgment on such matters.

                      WHERE YOU CAN FIND MORE INFORMATION

   This joint proxy statement-prospectus incorporates documents by reference which are not presented in or delivered with this joint proxy statement-prospectus.

   You should rely only on the information contained in this document or that which we have referred you to. We have not authorized anyone to provide you with any additional information.

   All documents filed by Creative pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this joint proxy statement-prospectus and before the date of the Creative's special meeting are incorporated by reference into and are deemed to be a part of this joint proxy statement-prospectus from the date of filing of those documents.

   The following documents, which have been filed by Creative with the Securities and Exchange Commission (SEC file number 000-19910), are incorporated by reference into this joint proxy statement-prospectus:

   Creative's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (filing date March 13, 2000)

   Creative's Quarterly Report on Form 10-Q for the three months ended March 31, 2000 (filing date May 5, 2000)

   Creative's Proxy Statement on Schedule 14A (filing date May 6, 1999)

   Creative's Current Report on Form 8-K dated February 14, 2000 (filing date of February 18, 2000)

   Creative's Current Report on Form 8-K dated February 15, 2000 (filing date of February 15, 2000)

   Any statement contained in a document incorporated or deemed to be incorporated by reference into this joint proxy statement-prospectus will be deemed to be modified or superseded for purposes of this joint proxy statement-prospectus to the extent that a statement contained in this joint proxy statement-prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this joint proxy statement-prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this joint proxy statement-prospectus.

   The documents incorporated by reference into this joint proxy statement-prospectus are available from Creative upon request. Creative will provide a copy of any and all of the information that is incorporated by reference in this joint proxy statement-prospectus to any person, without charge, upon written or oral request. If exhibits to the documents incorporated by reference in this joint proxy statement-prospectus are not themselves specifically incorporated by reference in this joint proxy statement-prospectus, then the exhibits will not be provided. Any request for documents should be made by July 3, 2000 to ensure timely delivery of the documents.

   Requests for documents relating to Creative BioMolecules, Inc. should be directed to:

   Creative BioMolecules, Inc., 101 Huntington Avenue, Suite 2400, Boston, Massachusetts 02199, Attention: Investor Relations, Telephone (617) 912-2955; Facsimile (617) 912-2994; E-mail: ir@creativebio.com.

   Creative and we file reports, proxy statements and other information with the SEC. Copies of these reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at:

   Judiciary Plaza           Citicorp Center           Seven World Trade
   Room 1024                 500 West Madison StreetCenter
   450 Fifth Street, N.W.    Suite 1400                13th Floor
   Washington, D.C. 20549    Chicago, Illinois 60661   New York, New York
                                                    10048

   Reports, proxy statements and other information concerning Creative BioMolecules, Inc. may be inspected at:
                           Nasdaq Stock Market, Inc.
                              1735 K Street, N.W.
                             Washington, D.C. 20006

   Copies of these materials can also be obtained by mail at prescribed rates from the Public Reference Room of the SEC, 450 Fifth Street, N.W., Washington, D.C. 20549 or by calling the SEC at l-800-SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding each of us. The address of the SEC website is http://www.sec.gov.

   Requests for documents relating to Ontogeny, Inc. should be directed to:

    Ontogeny, Inc., 45 Moulton Street, Cambridge, Massachusetts 02138.
    Attention: Cynthia Clayton, Telephone (617) 876-0086; Facsimile (617) 876-0866; E-mail: cclayton@ontogeny.com

   Requests for documents relating to Reprogenesis, Inc. should be directed to:

    Reprogenesis, Inc., 21 Erie Street, Cambridge, Massachusetts 02139.
    Attention: Michael P. Gray, Telephone (617) 499-2928; Facsimile (617) 499-2927; E-mail: mgray@reprogenesis.com

   Curis, Inc. has filed a registration statement on Form S-4 under the Securities Act with the Securities and Exchange Commission with respect to Curis, Inc.'s stock to be issued in the merger. This joint proxy statement-prospectus constitutes the prospectus of Curis, Inc. filed as part of the registration statement. This joint proxy statement-prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection and copying as set forth above.

   If you have any questions about the merger or this joint proxy statement-prospectus, please call:

    Curis, Inc. 45 Moulton Street, Cambridge, Massachusetts 02138.
    Attention: Cynthia Clayton, Telephone (617) 876-0086; Facsimile (617) 876-0866.

   This joint proxy statement-prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this joint proxy statement-prospectus, or the solicitation of a proxy, in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer, solicitation of an offer or proxy solicitation in such jurisdiction. Neither the delivery of this joint proxy statement-prospectus nor any distribution of securities pursuant to this joint proxy statement-prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated into this joint proxy statement-prospectus by reference or in our affairs since the date of this joint proxy statement-prospectus. The information contained in this joint proxy statement-prospectus with respect to Creative was provided by Creative, the information contained in this joint proxy statement-prospectus with respect to Ontogeny was provided by Ontogeny, the information contained in this joint proxy statement-prospectus with respect to Reprogenesis was provided by Reprogenesis and the information contained in this joint proxy statement-prospectus with respect to Curis was provided by Curis.

                            INDEX TO FINANCIAL PAGES

Creative BioMolecules, Inc. and Subsidiary:

 Financial Statements:

  Independent Auditors' Report............................................  F-2

  Consolidated Balance Sheets.............................................  F-3

  Consolidated Statements of Operations and Comprehensive Loss............  F-4

  Consolidated Statements of Stockholders' Equity.........................  F-5

  Consolidated Statements of Cash Flows...................................  F-6

  Notes to Consolidated Financial Statements..............................  F-7

Ontogeny, Inc.

 Financial Statements:

  Report of Independent Accountants....................................... F-17

  Balance Sheets as of December 31, 1999 and 1998......................... F-18

  Statements of Operations for the years ended December 31, 1999, 1998 and
   1997................................................................... F-19

  Statements of Stockholders' Deficit for the years ended December 31,
   1999, 1998 and 1997.................................................... F-20

  Statements of Cash Flows for the years ended December 31, 1999, 1998 and
   1997................................................................... F-21

  Notes to Financial Statements........................................... F-22

Reprogenesis, Inc.

 Financial Statements:

  Report of Independent Public Accountants................................ F-35

  Consolidated Balance Sheets as of December 31, 1999 and 1998 and March
   31, 2000 (unaudited)................................................... F-36

  Consolidated Statements of Operations for the years ended December 31,
   1999, 1998 and 1997 and for the three months ended March 31, 2000 and
   1999 (unaudited)....................................................... F-37

  Consolidated Statements of Changes in Shareholders' Equity for the years ended December 31, 1999, 1998 and 1997 and for the three months ended
   March 31, 2000 (unaudited)............................................. F-38

  Consolidated Statements of Cash Flows for the years ended December 31,
   1999, 1998 and 1997 and for the three months ended March 31, 2000 and
   1999 (unaudited)....................................................... F-39

  Notes to the Consolidated Financial Statements.......................... F-40

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Creative BioMolecules, Inc.

   We have audited the accompanying consolidated balance sheets of Creative BioMolecules, Inc. and its subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, comprehensive loss, stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company and its subsidiary at December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with generally accepted accounting principles.

   As discussed in Note 13 to the Consolidated Financial Statements, on February 15, 2000, the Company entered into a merger agreement with Ontogeny, Inc. and Reprogenesis, Inc. to form Curis, Inc.

   /s/ Deloitte & Touche LLP
-------------------------------
   Deloitte & Touche LLP

Boston, Massachusetts
February 15, 2000

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

                          CONSOLIDATED BALANCE SHEETS

                                          December 31,
                                   ----------------------------    March 31,
                                       1999           1998           2000
                                   -------------  -------------  -------------
                                                                  (unaudited)
              ASSETS
CURRENT ASSETS:
  Cash and cash equivalents....... $   2,751,069  $  17,738,044  $  10,555,450
  Marketable securities...........    18,619,516     40,197,407      9,381,888
  Accounts receivable.............        60,296        669,232        199,187
  Inventory.......................           --          28,733        322,266
  Prepaid expenses and other......       146,764        272,168      1,482,026
                                   -------------  -------------  -------------
    Total current assets..........    21,577,645     58,905,584     21,940,817
                                   -------------  -------------  -------------
PLANT AND EQUIPMENT--net..........     2,130,158      1,925,602      1,947,414
                                   -------------  -------------  -------------
OTHER ASSETS:
  Notes receivable--officers......           --         116,668            --
  Patents and licensed
   technology--net................       951,198        375,000        938,461
  Deferred patent application
   costs--net.....................     4,124,716      4,732,629      4,434,796
  Deposits and other..............       108,574        108,574        108,574
                                   -------------  -------------  -------------
    Total other assets............     5,184,488      5,332,871      5,481,831
                                   -------------  -------------  -------------
TOTAL............................. $  28,892,291  $  66,164,057  $  29,370,062
                                   =============  =============  =============

  LIABILITIES AND STOCKHOLDERS'
              EQUITY

CURRENT LIABILITIES:
  Lease obligations--current
   portion........................ $     347,323  $     165,934  $     359,895
  Accounts payable................       612,811      1,621,417        421,805
  Accrued liabilities.............     1,895,634      2,508,161      2,396,591
  Accrued compensation............       944,270      1,335,692        455,732
  Deferred revenue................       661,279      3,661,279            --
                                   -------------  -------------  -------------
    Total current liabilities.....     4,461,317      9,292,483      3,634,023
                                   -------------  -------------  -------------
LEASE OBLIGATIONS.................     1,009,388        713,459        915,939
                                   -------------  -------------  -------------
COMMITMENTS

SERIES 1998/A PREFERRED STOCK,
 $.01 par value 23,414 shares
 issued and outstanding at
 December 31, 1998, liquidation
 preference of $24,113,598 at
 December 31, 1998................           --      23,052,787            --
                                   -------------  -------------  -------------
STOCKHOLDERS' EQUITY:

  Preferred stock, $.01 par value,
   10,000,000 shares authorized,
   23,414 issued and outstanding
   at December 31, 1998
  Common Stock, $.01 par value,
   50,000,000 shares authorized,
   36,665,115 shares and
   34,457,469 shares issued and
   outstanding at December 31,
   1999 and 1998 and 38,238,502 at
   March 31, 2000, respectively...       366,651        344,575        382,385
  Additional paid-in capital......   144,680,760    142,140,526    153,039,725
  Officer notes receivable........           --             --      (1,131,380)
  Accumulated other comprehensive
   income.........................       (30,801)       105,461        (34,058)
  Accumulated deficit.............  (121,595,024)  (109,485,234)  (127,436,572)
                                   -------------  -------------  -------------
      Total stockholders' equity..    23,421,586     33,105,328     24,820,100
                                   -------------  -------------  -------------
TOTAL............................. $  28,892,291  $  66,164,057  $  29,370,062
                                   =============  =============  =============

                 See notes to consolidated financial statements

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                      Three Months Ended
                                 Years Ended December 31,                  March 31,
                          ----------------------------------------  ------------------------
                              1999          1998          1997         2000         1999
                          ------------  ------------  ------------  -----------  -----------
                                                                          (unaudited)
REVENUES:
  Research and
   development
   contracts............  $  3,159,460  $ 10,419,071  $ 12,692,475  $   670,387  $   824,645
  Manufacturing
   contracts............           --            --        393,926          --           --
  License fees and
   royalties............        52,400        10,000           --           --           --
                          ------------  ------------  ------------  -----------  -----------
    Total revenues......     3,211,860    10,429,071    13,086,401      670,387      824,645
                          ------------  ------------  ------------  -----------  -----------
COSTS AND EXPENSES:
  Research and
   development..........    10,434,560    24,856,147    25,122,039    2,073,338    2,728,917
  Cost of manufacturing
   contracts............           --            --        273,757          --           --
  General and
   administrative.......     6,396,094     7,474,372     6,472,821    4,732,249    1,529,638
  1999 reorganization
   and 1998 sale of
   manufacturing
   operations...........       255,701     1,362,249           --       (38,391)         --
                          ------------  ------------  ------------  -----------  -----------
    Total costs and
     expenses...........    17,086,355    33,692,768    31,868,617    6,767,196    4,258,555
                          ------------  ------------  ------------  -----------  -----------
NET OPERATING LOSS......   (13,874,495)  (23,263,697)  (18,782,216)  (6,096,809)  (3,433,910)
                          ------------  ------------  ------------  -----------  -----------
OTHER INCOME/(EXPENSES):
  Interest income.......     1,924,313     2,183,472     2,330,743      293,696      755,733
  Other income..........         1,777        12,391        15,615        5,200          --
  Interest expense .....      (161,385)     (327,304)     (215,815)     (43,635)     (32,661)
                          ------------  ------------  ------------  -----------  -----------
    Total other
     income/expense.....     1,764,705     1,868,559     2,130,543      255,261      723,072
                          ------------  ------------  ------------  -----------  -----------
NET LOSS................   (12,109,790)  (21,395,138)  (16,651,673)  (5,841,548)  (2,710,838)
                          ------------  ------------  ------------  -----------  -----------
ACCRETION AND REPURCHASE
 COSTS ON SERIES 1998/A
 PREFERRED STOCK........    (2,395,559)     (986,587)          --           --      (389,168)
                          ------------  ------------  ------------  -----------  -----------
NET LOSS APPPLICABLE TO
 COMMON STOCKHOLDERS....  $(14,505,349) $(22,381,725) $(16,651,673) $(5,841,548) $(3,100,006)
                          ============  ============  ============  ===========  ===========
BASIC AND DILUTED LOSS
 PER COMMON SHARE.......  $      (0.41) $      (0.66) $      (0.50) $      (.16) $      (.09)
                          ============  ============  ============  ===========  ===========
COMMON SHARES FOR BASIC
 AND DILUTED LOSS
 COMPUTATION............    35,605,157    33,672,105    33,078,120   37,556,903   34,666,296
                          ============  ============  ============  ===========  ===========
CONSOLIDATED STATEMENTS
 OF COMPREHENSIVE LOSS
NET LOSS................  $(12,109,790) $(21,395,138) $(16,651,673) $(5,841,548) $(2,710,838)
UNREALIZED GAIN/(LOSS)
 ON MARKETABLE
 SECURITIES.............      (136,262)      105,461           --        (3,257)    (110,359)
                          ------------  ------------  ------------  -----------  -----------
COMPREHENSIVE LOSS......  $(12,246,052) $(21,289,677) $(16,651,673) $(5,844,805) $(2,821,197)
                          ============  ============  ============  ===========  ===========



                 See notes to consolidated financial statements

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

                             Common Stock
                          -------------------
                                                                                         Accumulated
                                               Additional     Officer                       Other
                                                Paid-In        Notes      Accumulated   Comprehensive
                            Shares    Amount    Capital     Receivable      Deficit     Income/(Loss)    Total
                          ---------- -------- ------------  -----------  -------------  ------------- ------------
BALANCE, JANUARY 1,
 1997...................  32,769,553 $327,696 $138,371,802  $       --   $ (71,438,423)   $     --    $ 67,261,075
Stock based
 compensation...........                           254,350                                                 254,350
Other issuances of
 Common Stock...........     623,029    6,230    1,839,360                                               1,845,590
Net loss................                                                   (16,651,673)                (16,651,673)
                          ---------- -------- ------------  -----------  -------------    ---------   ------------
BALANCE, DECEMBER 31,
 1997...................  33,392,582  333,926  140,465,512          --     (88,090,096)         --      52,709,342
Conversions of Series
 1998/A Preferred Stock
 into Common Stock......     732,370    7,324    1,544,842                                               1,552,166
Stock based
 compensation...........      48,000      480      321,520                                                 322,000
Other issuances of
 Common Stock...........     284,517    2,845      795,239                                                 798,084
Unrealized gain on
 marketable securities..                                                                    105,461        105,461
Accretion on Series
 1998/A Preferred
 Stock..................                          (986,587)                                               (986,587)
Net loss................                                                   (21,395,138)                (21,395,138)
                          ---------- -------- ------------  -----------  -------------    ---------   ------------
BALANCE, DECEMBER 31,
 1998...................  34,457,469  344,575  142,140,526          --    (109,485,234)     105,461     33,105,328
Conversions of Series
 1998/A Preferred Stock
 into Common Stock......   1,311,395   13,114    2,964,885                                               2,977,999
Warrant exercises into
 Common Stock...........     397,326    3,973      943,649                                                 947,622
Other issuances of
 Common Stock...........     498,925    4,989      963,259                                                 968,248
Stock based
 compensation...........                            64,000                                                  64,000
Unrealized loss on
 marketable securities..                                                                   (136,262)      (136,262)
Accretion and repurchase
 costs on Series 1998/A
 Preferred Stock........                        (2,395,559)                                             (2,395,559)
Net loss................                                                   (12,109,790)                (12,109,790)
                          ---------- -------- ------------  -----------  -------------    ---------   ------------
BALANCE, DECEMBER 31,
 1999...................  36,665,115  366,651  144,680,760          --    (121,595,024)     (30,801)    23,421,586
Warrant exercises into
 Common Stock...........     247,312    2,473      305,088                                                 307,561
Other issuances of
 Common Stock...........     860,387    8,604    3,787,676                                               3,796,280
Officer notes
 receivable.............     465,688    4,657    1,126,723   (1,131,380)                                       --
Stock-based
 compensation...........                         3,139,478                                               3,139,478
Unrealized loss on
 marketable securities..                                                                     (3,257)        (3,257)
Net loss................                                                    (5,841,548)                 (5,841,548)
                          ---------- -------- ------------  -----------  -------------    ---------   ------------
BALANCE, MARCH 31, 2000
 (unaudited)............  38,238,502 $382,385 $153,039,725  $(1,131,380) $(127,436,572)   $ (34,058)  $ 24,820,100
                          ========== ======== ============  ===========  =============    =========   ============

                 See notes to consolidated financial statements

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                      Three Months Ended
                                 Years Ended December 31,                  March 31,
                          ----------------------------------------  ------------------------
                              1999          1998          1997         2000         1999
                          ------------  ------------  ------------  -----------  -----------
                                                                          (Unaudited)
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net loss................  $(12,109,790) $(21,395,138) $(16,651,673) $(5,841,548) $(2,710,838)
                          ------------  ------------  ------------  -----------  -----------
Adjustments to reconcile
 net loss to net cash
 used:
 Loss on sale of
  manufacturing
  operations............           --      1,362,249           --           --           --
 Depreciation and
  amortization..........       989,490     2,485,753     2,103,906      240,966      217,563
 Compensation expense...        64,000       371,999       254,350    3,139,478       64,000
 Deferred patent and
  application costs.....       537,781           --        188,055                    45,653
 Reorganization expense
  adjustment............           --            --            --        38,391          --
 Increase (decrease) in
  cash from:
   Accounts receivable..       608,936     3,903,286    (3,117,822)    (138,891)     216,398
   Inventory and prepaid
    expenses............       154,137      (104,428)       16,821     (175,502)      46,552
   Deferred merger
    costs...............                                             (1,482,026)         --
   Accounts payable and
    accrued
    liabilities.........    (2,012,555)     (696,973)     (653,619)    (216,978)  (1,993,197)
   Deferred contract
    revenue.............    (3,000,000)    3,661,279           --      (661,279)    (750,000)
                          ------------  ------------  ------------  -----------  -----------
     Total adjustments..    (2,658,211)   10,983,165    (1,208,309)     744,159   (2,153,031)
                          ------------  ------------  ------------  -----------  -----------
   Net cash provided by
    (used for) operating
    activities..........   (14,768,001)  (10,411,973)  (17,859,982)  (5,097,389)  (4,863,869)
                          ------------  ------------  ------------  -----------  -----------

CASH FLOWS FROM
 INVESTING ACTIVITIES:
Purchase of marketable
 securities.............    (9,359,549)  (30,021,298)  (28,254,756)         --    (6,409,882)
Sale of marketable
 securities.............    30,903,094    18,368,193    11,642,181    9,234,371    4,601,703
Expenditures for plant
 and equipment..........      (610,013)   (2,849,288)  ( 2,810,611)     (16,463)     (74,940)
Expenditures for
 patents................      (776,586)   (1,120,609)   (1,131,303)    (339,102)    (149,145)
Note receivable from
 officer................           --        (10,000)      (40,000)         --           --
Repayment of note
 receivable from
 officer................       116,668       116,667       116,666          --           --
Decrease in deposits and
 other..................           --         12,549       113,020          --           --
Proceeds from sale of
 manufacturing related
 assets.................           --     17,092,322           --           --           --
                          ------------  ------------  ------------  -----------  -----------
   Net cash provided by
    (used for) for
    investing
    activities..........    20,273,614     1,588,536   (20,364,803)   8,878,806    2,032,264
                          ------------  ------------  ------------  -----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
Proceeds from sale of
 equity:
 Warrant exercises......       947,622           --            --       307,561          --
 Common Stock--other....       968,248       798,084     1,880,590    3,796,280       47,313
Proceeds from redeemable
 Series 1998/A Preferred
 Stock..................           --     25,000,000           --           --           --
Costs of raising
 equity.................           --     (1,381,634)      (35,000)         --           --
Repurchase of Series
 1998/A Preferred
 Stock..................   (22,470,347)          --            --           --           --
Increase in obligations
 under capital leases...       311,031       193,524       346,766          --           --
Repayments of
 obligations under
 capital leases.........      (249,142)     (207,402)      (57,650)     (80,877)     (42,927)
                          ------------  ------------  ------------  -----------  -----------
Net cash provided by
 (used for) financing
 activities.............   (20,492,588)   24,402,572     2,134,706    4,022,964        4,386
                          ------------  ------------  ------------  -----------  -----------
NET INCREASE (DECREASE)
 IN CASH
 AND CASH EQUIVALENTS...   (14,986,975)   15,579,135   (36,090,079)   7,804,381   (6,891,747)

CASH AND CASH
 EQUIVALENTS, BEGINNING
 OF PERIOD..............    17,738,044     2,158,909    38,248,988    2,751,069   17,738,044
                          ------------  ------------  ------------  -----------  -----------
CASH AND CASH
 EQUIVALENTS, END OF
 YEAR...................  $  2,751,069  $ 17,738,044  $  2,158,909  $10,555,450  $10,846,297
                          ------------  ------------  ------------  -----------  -----------
SUPPLEMENTAL DISCLOSURE
 OF NON CASH INVESTING
 AND FINANCING
 ACTIVITIES:
Property and equipment
 purchased under capital
 lease obligations......  $    313,512  $  1,089,164  $    135,361  $       --   $    73,758
                          ------------  ------------  ------------  -----------  -----------
Capital leases assumed
 by buyer in connection
 with sale of
 manufacturing
 operations.............  $        --     $2,437,802  $        --   $       --           --
                          ------------  ------------  ------------  -----------  -----------
Conversion of Series
 1998/A Preferred
 Stock..................  $  2,978,000  $  1,552,166  $        --   $       --   $   788,305
                          ------------  ------------  ------------  -----------  -----------
Officer notes payable
 for exercise of stock
 options................  $        --   $        --   $        --   $(1,131,380) $       --
                          ------------  ------------  ------------  -----------  -----------




                 See notes to consolidated financial statements

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
  (information presented relating to the three months ended March 31, 2000 and
                               1999 is unaudited)

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Nature of Business--Creative BioMolecules, Inc. ("the Company") is a discovery and development company focused on proprietary protein-based therapeutics for human tissue regeneration and restoration. The Company's therapeutics are based on proteins that act as signals in initiating and regulating the cellular events involved in tissue regeneration and organ formation. The Company operates in one segment.

   Use of Estimates--The preparation of the Company's consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts and disclosure of certain assets and liabilities at the balance sheet date. Such estimates include the collectability of receivables, the carrying value of property and equipment and intangible assets and the value of certain liabilities. Actual results may differ from such estimates.

   Reclassifications--Certain amounts in prior years have been reclassified to conform to the current year presentation.

   Consolidation--The accompanying consolidated financial statements include the Company and its wholly owned subsidiary, California Medicinal Chemistry Corporation (the "Subsidiary"). Intercompany balances are eliminated in consolidation. The Subsidiary has been inactive since 1985.

   Revenue Recognition

   Research and development contract revenues consist of non-refundable research and development funding under collaborative agreements with various strategic partners. Research and development funding generally compensates the Company for discovery, preclinical and clinical testing related to the collaborative research programs, and is recognized as revenue at the time the research and development activities are performed under the terms of the related agreements, when the strategic partner is obligated to pay and when no future performance obligations exist.

   Fees for the sale or licensing of product rights on initiation of collaborative arrangements are recorded as deferred revenue upon receipt and recognized as income on a systematic basis (based upon the timing and level of work performed or on a straight-line basis if not otherwise determinable) over the period that the related products or services are delivered or obligations as defined in the agreement are performed in accordance with SEC Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition". Revenue from milestone or other contingent payments is recognized as earned in accordance with the terms of the related agreement.

   Royalties are recognized as earned under the Company's royalty agreements when amounts are determinable and payment is reasonably assured.

   The Company's manufacturing contracts provided for technical collaboration and manufacturing for third parties. Revenue was earned and recognized based upon work performed. The Company sold its manufacturing facilities to Stryker Corporation in November 1998 (Note 2).

   During the years ended December 31, 1999, 1998 and 1997, total revenues from major customers as a percent of total revenues of the Company were as follows:

                                                 Years Ended December 31,
                                                ------------------------------
                      Customer                    1999       1998       1997
                      --------                  --------   --------   --------
      Biogen, Inc..............................       95%        28%        50%
      Stryker Corporation......................        3%        55%        34%

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

   Research and Development--Research and development costs are charged to operations as incurred. Certain research and development projects are partially funded by research and development contracts, and the expenses related to these activities are included in research and development costs.

   Cash Equivalents and Marketable Securities--Cash equivalents consist of short-term, highly liquid investments purchased with remaining maturities of three months or less. All other liquid investments are classified as marketable securities. Marketable securities have been designated as "available for sale" and are stated at market value with any unrealized holding gains or losses included as a component of stockholders' equity.

   The Company's marketable securities portfolio included approximately $18,620,000 and $40,197,000 in corporate bonds and notes as of December 31, 1999 and 1998, respectively, all with maturities ranging from one to fifty-eight months.

   For the years ended December 31, 1999, 1998 and 1997, gross realized gains and losses were not material. In computing gross realized gains and losses, the Company computes the cost of its investments on a specific identification basis. Such cost includes the direct cost to acquire the securities, adjusted for the amortization of premiums or accretion of discounts. At December 31, 1999, gross unrealized losses were $30,801. At December 31, 1998, gross unrealized gains and losses were $126,000 and $21,000, respectively.
At December 31, 1997, gross unrealized gains and losses were not material.

   Fair Value of Financial Instruments--The estimated fair value of financial instruments has been determined by the Company using available market information and appropriate valuation methodologies. However, considerable judgment is required in interpreting data to develop the estimates of fair value.

   The estimated fair value of cash, accounts and notes receivable and accounts payable approximates fair value due to the short-term nature of these instruments. The fair value of marketable securities is based on current market values. The carrying amounts of the Company's lease obligations also approximate fair value (Note 7).

   Inventory--Inventory consists principally of raw materials and laboratory supplies. Inventories are stated at the lower of cost (first-in, first-out) or market.

   Equipment--Purchased equipment is recorded at cost. Leased equipment is recorded at the lesser of cost or the present value of the minimum lease payments. Depreciation and amortization are provided on the straight-line method over the estimated useful lives of the related assets (three to twenty-five years) or the remaining terms of the leases.

   Patents and Licensed Technology--The Company has filed applications for United States and foreign patents covering aspects of its technology. Costs related to pending patent applications have been deferred. Costs related to successful patent applications and costs related to pending applications from which the Company is currently deriving economic benefit, are amortized over the estimated useful life of the patent, generally 16 to 20 years, using the straight-line method. Costs related to licensed technology also have been deferred and are amortized over the estimated useful life of the underlying technology, generally 10 to 17 years, using the straight-line method. Accumulated amortization was approximately $912,000 and $669,000 at December 31, 1999 and 1998, respectively.

   Long-lived Assets--The Company evaluates its long-lived assets for impairment whenever events or changes in circumstances indicate that carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of are reported at the lower of the carrying amount of fair value, less cost to sell.

   Basic and Diluted Loss Per Common Share--Basic loss per common share is computed after giving effect to accretion and repurchase costs on Series 1998/A Preferred Stock using the weighted average number of common shares outstanding during each year. Diluted loss per common share reflects the effect of the Company's outstanding options and warrants, except where such items would be anti-dilutive. In 1999, 1998 and 1997, the effect of stock options and warrants was anti-dilutive and, therefore, not included in the computation of diluted loss per share.

   SFAS No. 128, "Earnings Per Share," provides that if there is a loss from continuing operations, a company should not include potential common shares in the denominator of a dilutive per share computation, even if including those potential common shares in other dilutive per share computations may be dilutive to their comparable basic per share amounts. Therefore, earnings per share excludes the dilutive effect of options, warrants and preferred stock of 4,426,000, 8,404,000 and 2,525,000 for the years ended December 31, 1999, 1998 and 1997, respectively, and 2,393,342 and 3,942,045 for the three months ended March 31, 2000 and 1999, respectively.

   Stock-Based Compensation--Stock options issued to employees under the Company's stock option and purchase plans are accounted for under APB No. 25 ("APB 25"), "Accounting for Stock Issued to Employees" (Note 9). All stock-based awards to non-employees are accounted for at their fair value in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18 "Accounting for Equity Instruments that are Issued to Other than Employees."

 Interim Financial Information

   The financial statements of the Company as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are unaudited. All adjustments (consisting only of normal recurring adjustments) have been made, which in the opinion of management, are necessary for a fair presentation. Results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000 or for any other future period.

   New Accounting Standards--In June 1998, the Financial Accounting Standards Board ("FASB") released Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," which the Company will be required to adopt effective January 1, 2001. SFAS No. 133 establishes standards for reporting and accounting for derivative instruments, and conforms the requirements for treatment of hedging activities across the different types of exposures hedged. The Company has not yet completed its evaluation of SFAS No. 133, and is, therefore unable to disclose the impact adoption will have on its consolidated financial position or results of operations.

2.SALE OF MANUFACTURING OPERATIONS AND REORGANIZATION CHARGES

   In November 1998, the Company sold certain of its OP-1 manufacturing rights and facilities to Stryker. In addition to cash consideration in exchange for the manufacturing facility, the transaction is expected to provide the Company with increased royalties on Stryker products, if approved for commercial sale, in lieu of the

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY manufacturing revenue anticipated under the prior agreement. Proceeds and expenses associated with this transaction include the following:

      Total proceeds (including capital leases assumed by the
       buyer of $2,438,000)..................................... $19,530,000
      Less:
        Net book value of manufacturing related assets..........  18,929,000
        Employee termination costs..............................   1,438,000
        Legal, accounting and consulting costs..................     525,000
                                                                 -----------
      Loss on sale of manufacturing operations.................. $(1,362,000)
                                                                 ===========

   As a result of this transaction, the Company recorded a charge of $1,362,000 in the quarter ended December 31, 1998. The charge included $885,000 related primarily to employee termination benefits and $548,000 related to estimated health insurance claims on the terminated employees, which $903,000 remained to be paid as of December 31, 1998. During the quarter ended December 31, 1999, the Company determined that health insurance claims were less than originally estimated. This resulted in a reduction in the loss on sale of manufacturing operations and the related accrual of approximately $255,000.

   In addition, the Company recorded a charge of $64,000 and $205,000 related to a change in the exercise terms of stock option agreements in connection with the sale of manufacturing operations for the years ended December 31, 1999 and 1998, respectively.

   Effective October 19, 1999, the Company was reorganized and the Board approved a plan in order to focus its operations and financial resources on the development of its morphogenic protein-based clinical candidates for the treatment of stroke and renal disease. The reorganization charge included $511,000 related primarily to termination benefits in the reduction of employees from 70 to 43. Salaries and termination benefits, either in the form of one-time or periodic payments, were made when the employee ceased employment. These employees were in management, research and development and administrative support. As of December 31, 1999, there was approximately $95,503 of accrued costs, principally representing future cash outlays for employee termination costs. The Company expects to pay these accrued costs by June 2000.

                                                         1999      1998 Sale of
                                                    Reorganization Manufacturing
                                                       Charges      Operations
                                                    -------------- -------------
      Expensed.....................................                 $1,362,000
      Paid.........................................                   (459,000)
                                                                    ----------
      Accrued at December 31, 1998.................                    903,000
      Expensed.....................................    $511,000
      Paid.........................................    (415,000)    $ (648,000)
      Reversed.....................................                   (255,000)
                                                       --------     ----------
      Accrued at December 31, 1999.................      96,000     $      --
                                                                    ==========
      Paid.........................................     (52,000)
      Reversed.....................................     (38,000)
                                                       --------
      Accrued at March 31, 2000 (unaudited)........    $  6,000
                                                       ========

   The following table summarizes the effect to the income statement for Reorganization Charges and Sale of Manufacturing Operations for the year ended December 31, 1999:

      Salaries and termination benefits............................ $ 511,000
      Salaries and termination benefits settled for amounts less than anticipated............................................  (255,000)
                                                                    ---------
        Total...................................................... $ 256,000
                                                                    =========

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

3.COLLABORATIVE RESEARCH AND DEVELOPMENT AGREEMENT

   In December 1996, the Company entered into a Research Collaboration and License Agreement with Biogen to collaborate on the development of novel therapeutics based on OP-1 for the treatment of renal disorders. The initial focus of the collaboration was on advancing the development of the Company's morphogenic protein, OP-1, for the treatment of acute and chronic renal failure. Under the agreement, the Company granted to Biogen exclusive worldwide rights to manufacture, market and sell OP-1 and OP-1 products developed through the collaboration for the treatment of renal disease. The agreement provided for $10,500,000 in research funding over a three-year period ending December 31, 1999, of which $7,500,000 had been recognized through December 31, 1998. In December 1998, Biogen and the Company signed an Amendment Agreement and Biogen paid $3,000,000 in research support for the year ending December 31, 1999. The $3,000,000 has been recognized through December 31, 1999. Under the Biogen Amendment, the Company has assumed primary responsibility for the development of the Company's morphogenic protein, OP-1, for the treatment of renal disorders and Biogen retained an option through 1999 to resume responsibility for development of OP-1 as a therapy for chronic renal failure. As of December 31, 1999 Biogen did not exercise its option and the Company has assumed all rights to OP-1 renal therapies.

4.NOTES RECEIVABLE--OFFICERS

   In July 1997, the Company loaned $40,000 to an officer of the Company. The loan was evidenced by a fully secured promissory note bearing interest at the annual rate of 6.65%. Twenty-five percent of the principal and accrued interest was forgiven on February 7, 1998 and then an equal portion of the principal sum and accrued interest was to have been forgiven monthly over the remaining term of thirty-six months, provided the officer was employed by the Company. In July 1998, the Company loaned an additional $10,000 to the officer. In December 1998, as part of a severance agreement, the Company agreed to forgive the remaining principal of $31,700 plus accrued interest. Accordingly, there was a charge of approximately $39,000 in the 1998 statement of operations.

   In September 1996, the Company loaned $350,000 to an officer of the Company. The loan was evidenced by a fully secured promissory note bearing interest at the annual rate of 6.02% and payable in three equal annual installments, plus accrued interest. As of December 31, 1999, the loan has been paid in full.

   On February 8, 2000, Creative loaned to two executive officers an aggregate of $1,131,380, which was equal to the aggregate exercise price of incentive stock options exercised by them on the same date. The officers immediately used these funds to pay Creative the exercise price of such incentive stock options. These full recourse, non-prepayable loans each bear interest at an annual rate of 7.0% and the principal is due and payable on the earlier of May 8, 2002 or 30 days following the sale of the stock purchased with these funds.

5.PLANT AND EQUIPMENT

   Plant and equipment consisted of the following:

                                     December 31,
                                ------------------------
                                   1999         1998
                                -----------  -----------
     Laboratory equipment and
      furniture................ $ 5,564,575  $ 4,954,427
     Leasehold improvements....     764,021      572,319
     Office furniture and
      equipment................   2,296,666    2,174,991
                                -----------  -----------
                                  8,625,262    7,701,737
     Less accumulated
      depreciation and
      amortization.............  (6,495,104)  (5,776,135)
                                -----------  -----------
       Total................... $ 2,130,158  $ 1,925,602
                                ===========  ===========

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

   Amounts included in plant and equipment applicable to capital leases were as follows:

                                                             December 31,
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
     Laboratory equipment and furniture................. $1,471,454  $  913,176
     Office furniture and equipment.....................    374,683     312,024
                                                         ----------  ----------
                                                          1,846,137   1,225,200
     Less accumulated amortization......................   (519,766)   (201,094)
                                                         ----------  ----------
       Total............................................ $1,326,371  $1,024,106
                                                         ==========  ==========

6.ACCRUED LIABILITIES

   Accrued liabilities consisted of the following:

                                                             December 31,
                                                         ----------------------
                                                            1999        1998
                                                         ----------  ----------
     Research collaboration costs....................... $1,469,473  $1,332,291
     Severance and related costs........................     95,503     903,330
     Other..............................................    330,658     272,540
                                                         ----------  ----------
       Total............................................ $1,895,634  $2,508,161
                                                         ==========  ==========

7.LEASE OBLIGATIONS

   In October 1997, the Company entered into a master lease agreement to provide for the lease financing for up to $2,000,000 of laboratory and office equipment. In May 1999, the Company extended the master lease agreement, that provides for the sale and leaseback or lease of up to $750,000 of laboratory and office equipment. The lease agreements expire in 2002 and in 2003. The lease commitment expired on December 31, 1999.

   The Company has noncancelable operating lease agreements for office and laboratory space and certain office and laboratory equipment. Rent expense for all operating leases was approximately $841,000, $1,037,000 and $775,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

   Future minimum lease obligations at December 31, 1999, were as follows:

     Year Ending December 31,                              Capital   Operating
     ------------------------                             ---------- ----------
     2000................................................ $  503,395 $  735,642
     2001................................................    503,395    558,489
     2002................................................    460,110    274,558
     2003................................................    224,867      8,483
     Thereafter..........................................        --         --
                                                          ---------- ----------
     Total minimum lease payments........................  1,691,767 $1,577,172
                                                                     ==========
     Less amount representing interest...................    335,056
                                                          ----------
     Present value of net minimum lease payments.........  1,356,711
     Less current portion................................    347,323
                                                          ----------
     Long-term obligations under capital leases.......... $1,009,388
                                                          ==========

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

   In March 2000, the Company entered into a sublease for its Boston, Massachusetts facility lease commencing on the later of July 1, 2000 or the date that the Company vacates the facility. The sublease terminates on July 31, 2002, also the termination date of the Company's original lease on this facility. In April 2000, the Company amended one of its Hopkinton, Massachusetts facility leases whereby the lease will terminate on July 31, 2000.

   As a result, future minimum operating lease obligations at March 31, 2000, net of sublease income, were approximately $261,000, $47,000, $(7,000) and $8,000 for the years ending December 31, 2000, 2001, 2002 and 2003, respectively.

8.SERIES 1998/A PREFERRED STOCK AND WARRANTS

   On May 27, 1998 (the "Issue Date"), the Company completed a private placement with three institutional investors (the "Investors") for the sale of 25,000 shares of Series 1998/A Preferred Stock, $.01 par value per share (the "Series 1998/A Preferred Stock"), with a stated value of $1,000 per share resulting in gross proceeds of $25,000,000. Issuance costs totaled approximately $1,382,000 (offset against the Series 1998/A Preferred Stock proceeds in the accompanying balance sheet at December 31, 1998), resulting in net proceeds of approximately $23,618,000. Accretion on Series 1998/A Preferred Stock for the year ended December 31, 1998 was $987,000 and includes $733,000, calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock from May 27, 1998 and $254,000 of accretion of issuance costs related to the sale of Series 1998/A Preferred Stock.

   Through May 7, 1999 the holders converted a total of 4,514 shares of Series 1998/A Preferred Stock into 2,043,765 shares of Common Stock. On May 7, 1999, we repurchased 20,486 shares, which represented all of the then outstanding Series 1998/A Preferred Stock following final conversions, for approximately $22,470,000 in cash. Accretion and Repurchase Costs on Series 1998/A Preferred Stock was $21,396,000 for the year ended December 31, 1999, and included the following: $385,000 calculated at the rate of 5% per annum of the stated value of the outstanding Series 1998/A Preferred Stock; $144,000 of accretion of issuance costs related to the sales of Series 1998/A Preferred Stock; and as a result of the repurchase of the Series 1998/A Preferred Stock on May 7, 1999, a one-time charge of approximately $1,867,000 recorded in the second quarter of 1999 which represents accretion of the Series 1998/A Preferred Stock up to its repurchase amount and accretion of all remaining issuance costs. As a result of this transaction, the Series 1998/A Preferred Stock has been retired and there will be no subsequent conversions into Common Stock.

   Warrants--In connection with a private placement offering in 1994 and 1995, the Company sold 1,130,000 warrants, each to purchase one share of Common Stock. Each warrant is exercisable for a period of five years from the date of issuance at an exercise price of $2.385. During the year ended December 31, 1999, 397,326 warrants were exercised. Proceeds to the Company were approximately $948,000. At December 31, 1999, warrants to purchase 414,270 shares of Common Stock are outstanding, while 30,000 warrants expired unexercised in 1999.

9.STOCK PLANS

   Stock Option Plans--In May 1987, the Company established the 1987 Stock Plan ("1987 Plan") and terminated the 1983 Incentive Stock Option Plan ("1983 Plan") such that no further grants of options could be made thereunder. The 1987 Plan was subsequently amended to increase the number of shares of Common Stock authorized for issuance thereunder. A total of 6,800,000 shares of Common Stock had been reserved for issuance under the 1987 Plan upon the exercise of options or in connection with awards or direct purchases of

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY stock. On June 30, 1999, the 1987 Plan expired. At December 31, 1999, there were no shares available for grant under the 1987 Plan.

   In April 1998, the Board of Directors adopted and in June 1998, the stockholders of the Company approved the 1998 Stock Plan ("1998 Plan") which permits the granting of incentive and non-qualified stock options. The number of shares of Common Stock subject to issuance under the 1998 Plan is 3,000,000. At December 31, 1999, 1,651,300 shares were available for grant under the 1998 Plan.

   Both the 1987 Plan and the 1998 Plan permit the granting of incentive and nonqualified stock options to consultants, employees or officers of the Company and its subsidiaries at prices determined by the Board of Directors. Awards of stock may be made to consultants, employees or officers of the Company and its subsidiaries, and direct purchases of stock may be made by such individuals also at prices determined by the Board of Directors. Options become exercisable as determined by the Board of Directors and expire up to ten years from the date of grant.

   Director Plan--The 1992 Non-Employee Director Non-Qualified Stock Option Plan ("Director Plan") provides for the granting of options to non-employee directors. The Director Plan was amended and approved by the stockholders of the Company in June 1999 increasing the number of shares of Common Stock authorized for issuance under the Plan from 300,000 to 500,000 shares. At December 31, 1999, 260,000 shares were available for grant under the Director Plan.

   On February 8, 2000, the Board of Directors approved the immediate acceleration of vesting of unvested stock options held by the Company's executive officers and outside directors and the extension of the exercise period for one year. Vesting for approximately 1,264,000 options was accelerated and the exercise period for approximately 2,361,000 vested options was extended, resulting in a non-cash compensation charge of $3,139,000 to be recorded in the quarter ending March 31, 2000.

   Activity under the stock option and director plans is summarized as follows:

                                                                    Weighted
                                                                    Average
                                                       Number    Exercise Price
                                                      of Shares    Per Share
                                                      ---------  --------------
     Outstanding, January 1, 1997.................... 4,490,407      $4.29
     Granted.........................................   964,500       8.72
     Exercised.......................................  (301,176)      3.42
     Canceled........................................  (137,384)      6.61
                                                      ---------
     Outstanding, December 31, 1997 (2,593,897
      exercisable at a weighted average price of
      $4.04 per share)............................... 5,016,347       5.13

     Granted......................................... 1,391,675       4.70
     Exercised.......................................  (211,923)      2.04
     Canceled........................................  (431,294)      7.78
                                                      ---------
     Outstanding, December 31, 1998 (3,505,894
      exercisable at a weighted average price of
      $4.53 per share)............................... 5,764,420       4.94

     Granted......................................... 1,161,450       3.07
     Exercised.......................................  (433,804)      1.80
     Canceled........................................  (791,294)      6.78
                                                      ---------
     Outstanding, December 31, 1999 (3,535,297
      exercisable at a weighted average price of
      $4.64 per share)............................... 5,700,772       4.54
                                                      =========

                 CREATIVE BIOMOLECULES, INC. AND ITS SUBSIDIARY

   The table below summarizes options outstanding and exercisable at December 31, 1999:

                                 Options Outstanding        Options Exercisable
                            ------------------------------ ---------------------
                                       Weighted
                                        Average   Weighted Exercisable  Weighted
                                       Remaining  Average     As of     Average
                            Number of Contractual Exercise December 31, Exercise
  Range of Exercise Price    Options     Life      Price       1999      Price
  -----------------------   --------- ----------- -------- ------------ --------
$0.35--$2.25............... 1,185,489     4.8      $2.01      872,739    $1.94
$2.26--$4.50............... 2,502,400     7.1       2.96    1,348,740     2.86
$4.51--$6.75...............   452,000     6.6       5.50      263,650     5.54
$6.76--$9.00...............   698,818     6.3       7.74      367,218     7.83
Over $9.00.................   862,025     5.2       9.55      682,950     9.54
                            ---------     ---      -----    ---------    -----
  Total.................... 5,700,772     6.2      $4.54    3,535,297    $4.64
                            =========     ===      =====    =========    =====

   Employee Stock Purchase Plan--The Employee Stock Purchase Plan permits eligible employees to purchase Common Stock of the Company up to an aggregate of 750,000 shares. During the year ended December 31, 1999, 65,121 shares were issued under this plan at the fair market value prices of $2.84 and $2.95 per share; during the year ended December 31, 1998, 105,815 shares were issued under this plan at prices of $3.90 and $2.90 per share and during the year ended December 31, 1997, 62,950 shares were issued under this plan at prices of $6.08 and $5.84 per share. In June 1998, the stockholders of the Company voted to amend the Employee Stock Purchase Plan to increase by 250,000 from 500,000 to 750,000 the aggregate number of shares of Common Stock which may be purchased by eligible employees.

   Stock-Based Compensation--As discussed in Note 1, the Company continues to account for its stock-based awards using the intrinsic value method in accordance with APB 25 and its related interpretations. Accordingly, no compensation expense has been recognized in the consolidated financial statements at the date of grant for employee stock option arrangements. The Company recorded a charge of $64,000 and $205,000 related to a change in the exercise terms of stock option agreements in connection with the sale of manufacturing operations for the years ended December 31, 1999 and 1998, respectively.

   Under SFAS 123, "Accounting for Stock-Based Compensation," the fair value of stock-based awards to employees is calculated through the use of option pricing models, even though such models were developed to estimate the fair value of freely tradable, fully transferable options without vesting restrictions, which significantly differ from the Company's stock option awards. These models also require subjective assumptions, including future stock price volatility and expected time to exercise, which greatly affect the calculated values. The Company's calculations were made using the Black-Scholes option pricing model with the following assumptions: expected life, six months following total vesting; stock volatility, 94% in 1999 and 1998, and 71% in 1997; risk free interest rates, 6.4% in 1999, 4.7% in 1998 and 5.4% in 1997; and no dividends during the expected term. The Company's calculations are based on a multiple option valuation approach and forfeitures for broad-based grants are estimated at 2% per year and adjusted to actual as they occur. Forfeitures for grants to executives are recognized as they occur. The weighted average fair value of options granted was $2.26, $3.49 and $5.11 in 1999, 1998 and 1997 respectively. If the computed fair values of the 1999, 1998 and 1997 awards had been amortized to expense over the vesting period of the awards, pro forma net loss would have been $14,804,644 or a net loss of $0.40 per share (basic and diluted) for the year ended December 31, 1999, $25,466,000 or a net loss of $0.79 per share (basic and diluted) for the year ended December 31, 1998 and $19,892,000 or a net loss of $0.60 per share (basic and diluted) for the year ended December 31, 1997.

   The Company also granted stock options to non-employee consultants in 1997. These options were valued based on the fair value of the options granted. Total compensation expense recognized related to these options was $254,000 in 1997. The Company did not grant stock options to non-employee consultants in 1998 and in 1999.

10.INCOME TAXES

   No income tax provision or benefit has been provided for federal income tax purposes as the Company has incurred losses since inception. As of December 31, 1999, the Company had available federal and state net operating loss carryforwards of approximately $81,700,000 for income tax purposes. In addition, the Company had approximately $1,837,000 of unused investment and research and development tax credits. These net operating loss and tax credit carryforwards will expire at various dates between 2000 and 2020.

   The components of deferred income taxes at December 31, 1999 and 1998 consisted primarily of the following:

                                                       1999          1998
                                                   ------------  ------------
     Deferred Tax Assets:
     Net operating loss carryforwards............. $ 32,916,000  $ 30,600,000
     Investment credit and research and
      Development tax credit carryforwards........    1,837,000     1,600,000
     Research and development expenditures........   11,929,000     9,800,000
     Other........................................      124,000
                                                   ------------  ------------
     Total........................................ $ 46,806,000  $ 42,000,000
     Valuation allowance..........................  (46,806,000)  (42,000,000)
                                                   ------------  ------------
     Net deferred tax assets...................... $        --   $        --
                                                   ============  ============

   The Company has not yet achieved profitable operations. In addition, the future availability of the Company's tax benefits may be significantly limited under Section 382 of the Internal Revenue Code. Section 382 limits the use of net operating loss carryforwards, credit carryforwards and certain other tax attributes as a result of changes in a company's ownership. If the merger is completed a Section 382 limitation will occur. The amount of the limitation cannot be determined until after the merger is completed (see Note 13). Accordingly, management believes that the tax benefits as of December 31, 1999 and 1998 do not satisfy the realization criteria set forth in SFAS No. 109 and has recorded a valuation allowance for the entire net asset.

11.ROYALTY AGREEMENTS

   The Company has entered into various license agreements which require the Company to pay royalties based upon a set percentage of certain product sales and license fee revenue subject, in some cases, to certain minimum amounts. Total royalty expense approximated $23,000 for the years ended December 31, 1999 and 1998 and $37,000 for the year ended December 31, 1997.

12.RETIREMENT SAVINGS PLAN

   The Company has a 401(k) retirement savings plan covering substantially all of the Company's employees. Matching Company contributions are at the discretion of the Board of Directors. The Board of Directors authorized matching contributions up to 3% of participants' salaries amounting to approximately $160,000, $286,000 and $250,000 for the years ended December 31, 1999, 1998 and 1997, respectively.

13.SUBSEQUENT EVENT

   On February 15, 2000, the Company announced that it will merge with Ontogeny, Inc. ("Ontogeny") and Reprogenesis, Inc. ("Reprogenesis") to form a public company named Curis, Inc ("Curis"). Under the terms of the merger, which is subject to shareholder approval, Creative BioMolecules' shareholders will receive three Curis shares for every ten shares of Creative BioMolecules common stock. Following completion of the transaction, Creative BioMolecules' shareholders will hold approximately 43%, Ontogeny's shareholders will hold approximately 38% and Reprogenesis' shareholders will hold approximately 19% of Curis. Curis, the successor to the Company, will record the merger as a purchase of Reprogenesis and Ontogeny. The merger is expected to close in June 2000, subject to shareholder approval. As of March 31, 2000, the Company has incurred and deferred approximately $1,482,000 of costs directly attributable to the merger. Such costs will be included in determining the final purchase price or will be expensed in the event the merger is not consummated.

                      ONTOGENY, INC. FINANCIAL STATEMENTS

              For the Years Ended December 31, 1999, 1998 and 1997

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Ontogeny, Inc.

   In our opinion, the accompanying balance sheets and the related statements of operations, stockholders' deficit and cash flows present fairly, in all material respects, the financial position of Ontogeny, Inc. at December 31, 1999 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 15, 2000

                                 ONTOGENY, INC.

                                 BALANCE SHEETS

                                             December 31,
                                       --------------------------   March 31,
                                           1999          1998          2000
ASSETS                                 ------------  ------------  ------------
                                                                   (unaudited)
Current assets:
 Cash and cash equivalents...........  $  7,159,520  $ 35,492,881  $ 21,403,085
 Marketable securities...............    36,140,987    13,803,562    18,228,604
 Prepaid expenses and other current
  assets.............................     1,089,722       454,252       526,443
 Notes receivable from related
  parties............................        65,000       178,317        65,025
                                       ------------  ------------  ------------
 Total current assets................    44,455,229    49,929,012    40,223,157
Fixed assets, net....................     4,691,215     3,748,771     4,904,941
Notes receivable from related
 parties.............................       230,000       301,610       215,000
Other assets.........................       234,475       156,895       238,729
                                       ------------  ------------  ------------
 Total assets........................  $ 49,610,919  $ 54,136,288  $ 45,581,827
                                       ============  ============  ============
LIABILITIES, REDEEMABLE PREFERRED STOCK AND STOCKHOLDERS'
DEFICIT
Current liabilities:
 Current portion of capital lease
  obligations........................  $  1,022,824  $  1,140,280  $    835,501
 Accounts payable....................     1,002,983       399,485     2,741,356
 Accrued expenses and other..........     1,562,044       903,577     1,576,193
 Deferred revenue....................       997,268       883,333       747,268
 Current portion of notes payable....       295,000           --        344,000
                                       ------------  ------------  ------------
 Total current liabilities...........     4,880,119     3,326,675     6,244,318
                                       ------------  ------------  ------------
Notes payable........................     2,599,003     6,894,003        50,000
Capital lease obligations............     2,441,495     1,612,849     2,669,278
Redeemable convertible preferred
 stock, $.01 par value: 32,922,299
 shares authorized at March 31, 2000
 and December 31, 1999 and 22,922,299
 shares authorized at December 31,
 1998, 30,680,150 shares issued and
 outstanding at March 31, 2000 and
 December 31, 1999 and 30,024,412
 shares issued and outstanding at
 December 31, 1998 (liquidation
 preference $63,195,521 at March 31,
 2000 and December 31, 1999).........    62,395,647    60,201,089    62,444,153
Commitments and contingencies (Note
 13)
Stockholders' deficit:
 Convertible preferred stock, $.01
  par value: 2,200,000 and 1,000,000
  shares authorized, issued and
  outstanding at March 31, 2000,
  December 31, 1999 and 1998,
  respectively (liquidation
  preference $8,500,000 at March 31,
  2000 and December 31, 1999)........     8,738,123     2,500,000     8,738,123
 Preferred stock, 3,800,000 shares
  authorized at March 31, 2000 and
  December 31, 1999 and 5,000,000
  shares authorized at December 31,
  1998 no shares issued or
  outstanding........................
 Common stock, $.01 par value;
  50,000,000 shares authorized at
  March 31, 2000, December 31, 1999
  and 1998, 3,775,463, 2,858,515 and
  2,689,435 shares issued at March
  31, 2000 and December 31, 1999 and
  1998 3,507,363, 2,590,415 and
  2,421,935 shares outstanding at
  March 31, 2000 and December 31,
  1999 and 1998, respectively........        28,585        26,894        37,755
 Additional paid-in capital..........    15,294,112     8,022,143    23,316,132
 Accumulated deficit.................   (35,391,245)  (21,991,775)  (43,635,394)
 Unrealized gains (losses) on
  marketable securities..............       (69,391)       29,639       (74,184)
 Treasury stock, 268,100 shares at
  cost at March 31, 2000 and
  December 31, 1999 and 267,500
  shares at cost at December 31,
  1998...............................        (2,681)       (2,675)       (2,681)
 Deferred compensation...............   (11,302,848)   (6,482,554)  (14,205,673)
                                       ------------  ------------  ------------
 Total stockholders' deficit.........   (22,705,345)  (17,898,328)  (25,825,922)
                                       ------------  ------------  ------------
 Total liabilities, redeemable
  preferred stock and stockholders'
  deficit............................  $ 49,610,919  $ 54,136,288  $ 45,581,827
                                       ============  ============  ============

   The accompanying notes are an integral part of these financial statements.

                                 ONTOGENY, INC.
                            STATEMENTS OF OPERATIONS

                                                                      For the Three Months
                             For the Years Ended December 31,            Ended March 31,
                          -----------------------------------------  ------------------------
                              1999          1998           1997         2000         1999
                          ------------  -------------  ------------  -----------  -----------
                                                                           (Unaudited)
Revenue.................  $  4,469,399  $   4,708,333  $  3,416,677  $   750,000  $ 1,250,000
                          ------------  -------------  ------------  -----------  -----------
Costs and expenses:
  Research and
   development..........    14,891,995     12,417,688     6,325,750    6,032,920    3,361,826
  General and
   administrative.......     4,520,456      3,387,659     2,560,962    3,373,907    1,217,399
                          ------------  -------------  ------------  -----------  -----------
                            19,412,451     15,805,347     8,886,712    9,406,827    4,579,225
                          ------------  -------------  ------------  -----------  -----------
Loss from operations....   (14,943,052)   (11,097,014)   (5,470,035)  (8,656,827)  (3,329,225)
                          ------------  -------------  ------------  -----------  -----------
Other income (expense):
  Interest income.......     2,474,734      1,537,369     1,472,958      577,489      640,092
  Interest expense......      (931,152)      (439,080)     (216,892)    (164,811)    (297,280)
                          ------------  -------------  ------------  -----------  -----------
                             1,543,582      1,098,289     1,256,066      412,678      342,812
                          ------------  -------------  ------------  -----------  -----------
    Net loss............  $(13,399,470) $  (9,998,725) $ (4,213,969) $(8,244,149) $(2,986,413)
                          ============  =============  ============  ===========  ===========
Accretion of preferred
 stock issuance costs...      (194,557)      (126,730)      (92,697)     (48,506)     (48,506)
                          ------------  -------------  ------------  -----------  -----------
Net loss available to
 common stockholders....  $(13,594,027) $ (10,125,455) $ (4,306,666) $(8,292,655) $(3,034,919)
                          ============  =============  ============  ===========  ===========
Net loss available to
 common stockholders per
 share
 (basic and diluted)....  $      (5.25) $       (4.44) $      (2.27) $     (2.65) $     (1.23)
                          ============  =============  ============  ===========  ===========
Weighted average shares
 outstanding (basic and
 diluted)...............     2,591,735      2,278,870     1,896,355    3,126,240    2,465,187
                          ============  =============  ============  ===========  ===========
Comprehensive loss:
  Net loss..............  $(13,399,470) $  (9,998,725) $ (4,213,969) $(8,244,149) $(2,986,413)
  Unrealized holding
   gain (loss) on
   available for sale
   securities...........       (99,030)         2,927        26,712       (4,793)     (69,399)
                          ------------  -------------  ------------  -----------  -----------
Comprehensive loss......  $(13,498,500) $  (9,995,798) $ (4,187,257) $(8,248,942) $(3,055,812)
                          ============  =============  ============  ===========  ===========


   The accompanying notes are an integral part of these financial statements.

                                ONTOGENY, INC.
                      Statements of Stockholders' Deficit
 For the Years Ended December 31, 1999, 1998 and 1997 and for the three months ended March 31, 2000

                                                                                                       Unrealized
                      Convertible                                                                         gain
                    preferred stock       Common stock     Additional                 Treasury stock   (loss) on
                  -------------------- -------------------   paid-in    Accumulated   ---------------  marketable   Deferred
                   Shares     Amount    Shares   Par value   capital      deficit     Shares  Amount   securities compensation
                  --------- ---------- --------- --------- -----------  ------------  ------- -------  ---------- ------------
Balance at
December 31,
1996............  1,000,000 $2,500,000 2,495,335  $24,953  $   182,421  $ (7,779,081)  57,500 $  (575)            $   (15,946)
Accretion of
Series E
redeemable
convertible
preferred stock
to redemption
value...........                                               (92,697)
Issuance of
common stock....                          85,000      850       30,650
Issuance of
warrants to
purchase common
stock...........                                                36,430
Exercise of
stock options...                          62,850      629        9,107
Repurchase of
common stock....                                                                      175,000  (1,750)
Compensation
related to the
grant of common
stock options...                                             3,469,144                                              (3,469,144)
Amortization of
deferred
compensation....                                                                                                       244,330
Unrealized
holding gain on
marketable
securities......                                                                                        $ 26,712
Net loss........                                                          (4,213,969)
                  --------- ---------- ---------  -------  -----------  ------------  ------- -------   --------  ------------
Balance at
December 31,
1997............  1,000,000  2,500,000 2,643,185   26,432    3,635,055   (11,993,050) 232,500  (2,325)    26,712    (3,240,760)
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........                                              (126,730)
Exercise of
stock options...                          46,250      462       18,379
Repurchase of
common stock....                                                                       35,000    (350)
Compensation
related to the
grant of common
stock options...                                             4,495,439                                              (4,495,439)
Amortization of
deferred
compensation....                                                                                                     1,253,645
Unrealized gain
on marketable
securities......                                                                                           2,927
Net loss........                                                          (9,998,725)
                  --------- ---------- ---------  -------  -----------  ------------  ------- -------   --------  ------------
Balance at
December 31,
1998............  1,000,000  2,500,000 2,689,435   26,894    8,022,143   (21,991,775) 267,500  (2,675)    29,639    (6,482,554)
Issuance of
Series C1
convertible
preferred
stock...........    800,000  4,131,756
Issuance of
Series G
convertible
preferred
stock...........    400,000  2,106,367
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........                                              (194,557)
Exercise of
stock options...                         169,080    1,691       69,312
Issuance of
warrants........                                               116,500
Repurchase of
common stock....                                                                          600      (6)
Compensation
related to the
grant of common
stock options...                                             7,280,714                                              (7,280,714)
Amortization of
deferred
compensation....                                                                                                     2,460,420
Unrealized loss
on marketable
securities......                                                                                         (99,030)
Net loss........                                                         (13,399,470)
                  --------- ---------- ---------  -------  -----------  ------------  ------- -------   --------  ------------
Balance at
December 31,
1999............  2,200,000  8,738,123 2,858,515   28,585   15,294,112   (35,391,245) 268,100  (2,681)   (69,391)  (11,302,848)
Conversion of
note payable....                         819,673    8,197    2,738,252
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........                                               (48,506)
Exercise of
stock options...                          97,275      973       74,402
Compensation
related to the
grant of common
stock options...                                             5,257,872                                              (5,257,872)
Amortization of
deferred
compensation....                                                                                                     2,355,047
Unrealized loss
on marketable
securities......                                                                                          (4,793)
Net loss........                                                          (8,244,149)
                  --------- ---------- ---------  -------  -----------  ------------  ------- -------   --------  ------------
Balance at March
31, 2000
(unaudited).....  2,200,000 $8,738,123 3,775,463  $37,755  $23,316,132  $(43,635,394) 268,100 $(2,681)  $(74,184) $(14,205,673)
                  ========= ========== =========  =======  ===========  ============  ======= =======   ========  ============
                     Total
                  -------------
Balance at
December 31,
1996............  $(5,088,228)
Accretion of
Series E
redeemable
convertible
preferred stock
to redemption
value...........       (92,697)
Issuance of
common stock....        31,500
Issuance of
warrants to
purchase common
stock...........        36,430
Exercise of
stock options...         9,736
Repurchase of
common stock....        (1,750)
Compensation
related to the
grant of common
stock options...           --
Amortization of
deferred
compensation....       244,330
Unrealized
holding gain on
marketable
securities......        26,712
Net loss........    (4,213,969)
                  -------------
Balance at
December 31,
1997............    (9,047,936)
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........      (126,730)
Exercise of
stock options...        18,841
Repurchase of
common stock....          (350)
Compensation
related to the
grant of common
stock options...           --
Amortization of
deferred
compensation....     1,253,645
Unrealized gain
on marketable
securities......         2,927
Net loss........    (9,998,725)
                  -------------
Balance at
December 31,
1998............   (17,898,328)
Issuance of
Series C1
convertible
preferred
stock...........     4,131,756
Issuance of
Series G
convertible
preferred
stock...........     2,106,367
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........      (194,557)
Exercise of
stock options...        71,003
Issuance of
warrants........       116,500
Repurchase of
common stock....            (6)
Compensation
related to the
grant of common
stock options...           --
Amortization of
deferred
compensation....     2,460,420
Unrealized loss
on marketable
securities......       (99,030)
Net loss........   (13,399,470)
                  -------------
Balance at
December 31,
1999............   (22,705,345)
Conversion of
note payable....     2,746,449
Accretion of
Series E and
Series F
redeemable
convertible
preferred stock
to redemption
value...........       (48,506)
Exercise of
stock options...        75,375
Compensation
related to the
grant of common
stock options...           --
Amortization of
deferred
compensation....     2,355,047
Unrealized loss
on marketable
securities......        (4,793)
Net loss........    (8,244,149)
                  -------------
Balance at March
31, 2000
(unaudited).....  $(25,825,922)
                  =============

  The accompanying notes are an integral part of these financial statements.

                                 ONTOGENY, INC.

                            STATEMENTS OF CASH FLOWS

                                                                       For the Three Months
                             For the Years Ended December 31,            Ended  March 31,
                          -----------------------------------------  --------------------------
                              1999           1998          1997          2000          1999
                          -------------  ------------  ------------  ------------  ------------
                                                                            (unaudited)
Cash flows from
 operating activities:
Net loss................  $ (13,399,470) $ (9,998,725) $ (4,213,969) $ (8,244,149) $ (2,986,413)
Adjustments to reconcile
 net loss to net cash
 used in operating
 activities:
 Depreciation and
  amortization..........      1,105,872       742,187       508,843       338,987       216,809
 Amortization of lease
  discount..............         36,281        38,139        31,214         7,160         7,864
 Noncash compensation
  expense...............      2,640,664     1,333,645       324,330     2,370,022       635,403
 Amortization of
  premiums and discounts
  on marketable
  securities............       (837,318)      147,580       175,495      (275,399)     (242,912)
 Stock issued in lieu of
  license fees and other
  expenses..............            --            --         18,000           --            --
 Notes payable issued in
  lieu of license fees..            --         99,000       295,000           --            --
 Loss on disposal of
  fixed asset...........          2,776           --            --            --            --
 Accrued interest on
  long-term debt........        237,410           --            --            --         92,955
 Changes in assets and
  liabilities:
 Prepaid expenses and
  other current assets..       (635,470)     (335,118)       28,145       563,279        20,490
 Notes receivable from
  related parties.......          4,683       (18,317)          --            --            --
 Other assets...........        (77,580)      (16,041)      (60,139)       (4,254)      (11,657)
 Accounts payable.......        603,498       249,983        73,987     1,738,373       364,733
 Accrued expenses and
  other.................        659,180       276,240      (135,107)      260,595       334,891
 Deferred revenue.......        113,935       883,333      (666,667)     (250,000)     (633,333)
                          -------------  ------------  ------------  ------------  ------------
Net cash used in
 operating activities...     (9,545,539)   (6,598,094)   (3,620,868)   (3,495,386)   (2,201,170)
                          -------------  ------------  ------------  ------------  ------------
Cash flows from
 investing activities:
Purchases of fixed
 assets.................     (2,051,092)     (947,058)   (1,747,255)     (552,713)     (709,685)
Purchases of marketable
 securities.............   (178,694,944)  (10,483,447)  (33,533,551)  (40,513,617)  (96,184,999)
Proceeds from maturities
 of marketable
 securities.............    157,095,807    20,550,000     9,370,000    58,696,606    78,345,038
                          -------------  ------------  ------------  ------------  ------------
Net cash provided by
 (used in) investing
 activities.............    (23,650,229)    9,119,495   (25,910,806)   17,630,276   (18,549,646)
                          -------------  ------------  ------------  ------------  ------------
Cash flows from
 financing activities:
Proceeds from issuance
 of notes payable.......      2,000,000     6,500,003           --            --      2,000,000
Proceeds from sale
 leaseback transaction..      1,805,203     1,476,552       423,906       518,039           --
Principal payments on
 capital lease
 obligations............     (1,013,794)     (728,319)     (715,917)     (484,739)     (226,176)
Proceeds from issuance
 of common stock........         71,003        18,841        23,236        75,375        10,422
Repurchase of common
 stock..................             (6)         (350)       (1,750)          --
Proceeds from issuance
 of preferred stock,
 net....................      2,000,001    23,184,799    24,218,737           --      2,000,001
                          -------------  ------------  ------------  ------------  ------------
Net cash provided by
 financing activities...      4,862,407    30,451,526    23,948,212       108,675     3,784,247
                          -------------  ------------  ------------  ------------  ------------
Net increase (decrease)
 in cash and cash
 equivalents............    (28,333,361)   32,972,927    (5,583,462)   14,243,565   (16,966,569)
Cash and cash
 equivalents at
 beginning of period....     35,492,881     2,519,954     8,103,416     7,159,520    35,492,881
                          -------------  ------------  ------------  ------------  ------------
Cash and cash
 equivalents at end of
 period.................  $   7,159,520  $ 35,492,881  $  2,519,954  $ 21,403,085  $ 18,526,312
                          =============  ============  ============  ============  ============

Supplemental disclosure of noncash investing and financing activities:

   During 1997, the Company entered into capital lease obligations to purchase fixed assets amounting to $65,000.

   During 1999, the Company converted $6,238,123 of notes payable and accrued interest into 1,200,000 shares of convertible preferred stock.

   During the first quarter of 2000, $2,746,449 of principal and accrued interest on a note payable was converted into 819,673 shares of common stock.

Supplemental disclosure of cash flow information:

   During 1999, 1998 and 1997, the Company paid approximately $407,000, $172,000 and $180,000 of interest, respectively.
   The accompanying notes are an integral part of these financial statements.

                                 ONTOGENY, INC.

                         NOTES TO FINANCIAL STATEMENTS

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)


1.Nature of Operations and Basis of Presentation

   Ontogeny, Inc. (the "Company") was incorporated in Delaware on May 31, 1994 and is focused on translating developmental biology insights into regenerative medicine therapies that will significantly improve the quality of life by activating the body's ability to repair and regenerate, or to specifically control abnormal and malignant growth. The Company is developing therapeutics for neurological diseases including Parkinson's and Alzheimer's diseases, diabetes and dermatoligical disorders including skin cancer and hair growth. The Company has incurred net losses since inception and expects to incur substantial and increasing losses for at least the next several years as research and development activities are expanded. To date, the Company has funded operations primarily through the sale of equity securities, revenue and license payments from collaborators and interest income earned on cash invested.

   The Company is subject to risks common to companies in the biotechnology industry, including, but not limited to, development by the Company or its competitors of new technological innovations, raising additional capital, dependence on key personnel, protection of proprietary technology and compliance with government regulations.

2.Summary of Significant Accounting Policies

   Significant accounting policies followed by the Company in the preparation of its financial statements are as follows:

 Cash, Cash Equivalents and Marketable Securities

   The Company considers all highly liquid investments with an original purchase maturity of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents and marketable securities with three high quality financial institutions. Excess cash is invested primarily in corporate debt securities and money market instruments which have strong credit ratings. The Company classifies these securities as "available-for-sale." All available-for-sale securities are recorded at fair value based on quoted market prices and unrealized gains and losses are included in stockholders' deficit, net of related tax effects.

 Fixed Assets

   Fixed assets are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method over the estimated useful lives. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease life or the estimated useful life of the asset.

 Accounting for Stock-Based Compensation

   Stock options issued to employees under the Company's stock option plan are accounted for in accordance with Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, no compensation expense is recorded for options issued to employees in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company's common stock at the date of grant. The Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," through disclosure only (Note 10). All stock-based awards to nonemployees are accounted for at their fair value in accordance with SFAS No. 123 and Emerging Issues Task Force ("EITF") Issue No. 96-18 "Accounting for Equity Instrument that are Issued to Other than Employees".

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)

 Revenue Recognition

   Revenue relates to license and research payments made pursuant to collaborative agreements (Note 5). License and research payments received under the agreements prior to the work being performed are recorded as deferred revenue and recognized during the project period in accordance with SEC Staff Accounting Bulletin (SAB) No. 101. The Company records the revenue according to the level of effort over the project period.When the level of effort is relatively constant over the project period, the revenue is recorded on a straight-line basis.

   The Company recognizes revenue only on payments that are nonrefundable, and defers revenue recognition until performance obligations have been completed. None of the strategic alliances require scientific achievement as a performance obligation.

 Research and Development

   Research and development costs are charged to operations as incurred. Certain research and development projects are partially funded by research and development contracts, and the expenses related to these activities are included in research and development costs.

 Comprehensive Income

   The Company applies SFAS No. 130, "Reporting Comprehensive Income." SFAS No. 130 requires that a full set of general-purpose financial statements be expanded to include the reporting of "comprehensive income." Comprehensive income is comprised of two components, net income and other comprehensive income which is comprised solely of unrealized gains/(losses) on available for sale securities.

 Financial Instruments

   The carrying amount of the Company's cash and cash equivalents and accounts payable approximates their fair value at the balance sheet dates based on the short-term nature of these accounts. Based on interest rates available to the Company, the carrying amount of the Company's notes payable also approximates their fair value at the balance sheet date.

 Business Segments

   The Company operates as a single business segment as defined in SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information."

 Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

 New Accounting Pronouncement

   In June 1998, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 133 (SFAS No. 133), "Accounting for Derivative Instruments and Hedging Activities." This

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)

statement requires companies to record derivatives on the balance sheet as assets or liabilities, measured at fair value. Gains or losses resulting from changes in the values of those derivatives would be accounted for depending on the use of the derivative and whether it qualifies for hedging accounting. SFAS 133 will be effective for the Company's year ending December 31, 2001. The Company believes the adoption of SFAS No. 133 will not have a material effect on the financial statements.

 Reclassifications

   Certain reclassifications have been made to prior years' financial statements to conform to current year presentation.

 Interim Financial Information

   The financial statements of the Company as of March 31, 2000 and for the three months ended March 31, 2000 and 1999 are unaudited. All adjustments (consisting only of normal recurring adjustments) have been made which, in the opinion of management, are necessary for a fair presentation. Results of operations for the three months ended March 31, 2000 are not necessarily indicative of the results that may be expected for the year ending December 31, 2000 or for any other future period.

3.Net Loss per Share

   Net loss per share is computed under SFAS No. 128, "Earnings Per Share." Basic net loss per share is computed using the weighted average number of shares of common stock outstanding. Diluted loss per share does not differ from basic loss per share since potential common shares are antidilutive for all periods presented and therefore are excluded from the calculation of diluted loss per share.

   The following potentially dilutive common shares were excluded because their effect was antidilutive:

                                                                   Three months ended
                                   Year Ended December 31,              March 31,
                             ----------------------------------- -----------------------
                                1999        1998        1997        2000        1999
                             ----------- ----------- ----------- ----------- -----------
                                                                       (unaudited)
   Subordinated convertible
    note...................      819,673     819,673         --          --      819,673
   Redeemable convertible
    preferred stock........   30,680,150  30,024,412  22,300,557  30,680,150  30,680,150
   Convertible preferred
    stock..................    2,200,000   1,000,000   1,000,000   2,200,000   1,000,000
   Stock options...........    5,721,115   4,878,065   3,301,715   5,854,340   5,016,465
   Warrants................      261,187     236,187     236,187     261,187     236,187
   Unvested restricted
    stock..................       59,500     289,000     556,000      48,334     261,067

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)


4.Cash Equivalents and Marketable Securities

   The following is a summary of available-for-sale securities:

                                                     Unrealized
                                          Fair     ---------------  Amortized
                                          Value     Gains  Losses     cost
                                       ----------- ------- ------- -----------
   December 31, 1999
     Money market instruments......... $ 4,162,929 $   --  $   --  $ 4,162,929
     Corporate debt securities........  28,551,348   2,807  54,829  28,603,370
     Government securities............   8,614,681     375  17,744   8,632,050
                                       ----------- ------- ------- -----------
                                       $41,328,958 $ 3,182 $72,573 $41,398,349
                                       =========== ======= ======= ===========
   Amounts included in cash and cash
    equivalents                        $ 5,187,971
                                       ===========
   December 31, 1998
     Money market instruments......... $ 8,275,670 $   --  $   --  $ 8,275,670
     Corporate debt securities........  13,898,757  37,181   7,542  13,869,118
                                       ----------- ------- ------- -----------
                                       $22,174,427 $37,181 $ 7,542 $22,144,788
                                       =========== ======= ======= ===========
   Amounts included in cash and cash
    equivalents....................... $ 8,370,865
                                       ===========

   The fair value of the Company's investment in debt and governmental securities at December 31, 1999 was comprised of $36,269,631 due in one year or less and $758,074 due in one to two years. The Company did not realize any gains or losses on the sale of available-for-sale securities as the securities have been held to maturity.

5.Significant Agreements

 Collaboration Agreements

   In July 1996, the Company and Biogen entered into an 18-month strategic alliance to evaluate the applicability of certain of the Company's technology as drug candidates. Under the terms of the agreement, Biogen was committed for the initial 18-month period of the alliance to pay the Company a combination of research support of $3.0 million, a research licensing fee of $1.0 million and an equity investment of $1.0 million for Series C Preferred stock. In January 1998, Biogen exercised an option to extend the committed period of research funding for an additional six months until July 1998 by making a one-time, nonrefundable payment of $1 million which was recognized over the six month extension period. The agreement was also amended to (i) increase the annual funding level to $3.0 million; (ii) extend the date to initiate the Commercialization Phase until July 1, 2000; (iii) extend the funding commitment until June 2001, provided, however, that if Biogen does not initiate commercialization of at least one program by June 30, 2000, the Research Phase will terminate and Biogen will owe the Company a $1.5 million termination fee; and (iv) expand the area of collaboration to include gene therapy in addition to Biogen's exclusive rights to develop and commercialize certain of the Company's proteins for all nervous system disorders and certain other therapeutic indications, other than in the area of musculo-skeletal applications.

   In addition to and in connection with the 1998 amendment to the Biogen Agreement, the Company issued a convertible subordinated note, bearing interest at the rate of 6.5% per annum, to Biogen for proceeds of $4.0 million. The note and any accrued interest could have been paid by the Company in whole any time prior to the conversion date without penalty. In June 1999, in accordance with the automatic conversion features in the agreement, total principal and accrued interest of $131,756 converted into 800,000 shares of Series C-1 preferred stock.

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)


   Total revenues recorded under this agreement and related amendments and extensions were approximately $3 million, $3 million and $2.7 million in 1999, 1998 and 1997, respectively.

   Upon exercise of the Commercialization Phase option, Biogen will be committed, depending on the number of development programs initiated, to (i) purchase $3.0 to $9.0 million of preferred stock at the then-current fair market value of the stock, (ii) make a nonrefundable development fee payment of $3.0 to $9.0 million and (iii) provide a $4.0 to $12.0 million line of credit. Biogen will also be required to make certain payments during the Commercialization Phase for research funding, for the achievement of milestones and for royalties on sales of products resulting from the Agreement.

   Also, in 1996, the Company and Roche, formerly Boehringer--Manheim GmbH, entered into a research and commercialization agreement (the "Agreement") in certain technology fields. The initial Research Phase of the Agreement was eighteen months for which Roche paid the Company $1.1 million of research funding. Roche also made an equity investment of $1.5 million for Series D Preferred Stock.

   In December 1997, the Roche Agreement was amended to extend the term of the initial Research Phase from March 1998 to September 1999 for additional research funding. Under the agreement and the extension, the Company recorded revenue of approximately $1.5 million, $1.7 million and $750,000 in 1999, 1998 and 1997, respectively. The Research Phase ended in 1999 and Roche has no further commitment to the Company.

   On January 13, 1999, the Company entered into a research collaboration agreement ("BD Agreement") with Becton Dickinson ("BD") to further advance the Company's research in the area of diabetes. The BD Agreement provides for BD to have the right, until January 2001, to exclusively negotiate with the Company a license for certain of the Company's diabetes-related assets. In connection with the BD Agreement, the Company issued a subordinated note (the "BD Note"), bearing interest at a rate of 6.5% per annum and convertible into 400,000 shares of newly designated Series G Convertible Preferred Stock, for aggregate proceeds of $2.0 million. The BD Note, including all accrued interest of $106,367 converted automatically on October 31, 1999. Under the terms of the BD Agreement, BD is also obligated to purchase, at the earlier of January 2001 or the Company achieving a certain preclinical milestone, an additional $2 million of preferred stock at $10.00 per share with substantially similar terms as provided in the Series G Preferred Stock. Should BD decide not to license any of the Company's diabetes-related assets prior to January 2001, all rights under the agreement return to the Company. The BD Agreement can be terminated by BD upon three months notice to the Company.

 OntoScreen Agreement and Notes Payable

   During 1996, the Company entered into an agreement with Genetics Institute ("GI") for the Company's OntoScreen program pursuant to which the Company has the right to screen certain protein libraries provided by GI. In addition, the Company has the right to exclusively license certain proteins it selects and to develop these proteins either on its own or, at the option of GI, on a co-development basis with GI. During 1998 and 1997, the Company purchased plates with an aggregate cost of $99,000 and $139,500, respectively, of which $194,000 was financed by GI with notes payable bearing interest at the prime lending rate (8.5% at December 31, 1999). During 1997, the Company also exercised its right to obtain an option to exclusively license a protein for a fee of $250,000 of which $200,000 was financed by the Licensor with a note payable bearing interest at the prime lending rate (8.5% at December 31, 1999). These notes payable mature $295,000 in 2000 and $99,000 in 2001 and are payable at any time at the election of the Company with either cash or common stock of the Company discounted by 25%. Accrued interest, which totaled $87,210 at December 31, 1999, is payable upon maturity of the related note.

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)


 Note Payable

   On December 29, 1998, the Company entered into a Common Stock Purchase Agreement ("Purchase Agreement") with an unrelated party ("Lender") that includes a provision for (i) the Company to issue to the Lender 819,673 shares of common stock upon the earlier of December 29, 2001 or the occurrence of certain defined events and (ii) the Company and the Lender to enter into a subordinated convertible note for which the Company received proceeds of $2,500,003. The note is non-interest bearing and the principal and all accrued interest are forgiven upon the Company issuing to the Lender the 819,673 shares of common stock as required under the Purchase Agreement. The Company is imputing interest on the note at a rate of 8% per annum which totaled $208,283 and $1,099 at December 31, 1999 and 1998, respectively. In March 2000, the Lender converted principal and accrued interest of $2,738,252 into 819,673 shares of common stock.

6.Fixed Assets

   Fixed assets consist of the following:

                                                Useful       December 31,
                                                 life    ---------------------
                                               in years     1999       1998
                                              ---------- ---------- ----------
     Laboratory equipment....................     5      $3,220,761 $1,945,584
     Furniture and fixtures..................     5         113,073    113,073
     Computer equipment......................     3         438,582    298,034
     Leasehold improvements.................. Lease term  3,637,647  3,005,989
                                                         ---------- ----------
                                                          7,410,063  5,362,680
     Less--Accumulated depreciation and
      amortization...........................             2,718,848  1,613,909
                                                         ---------- ----------
                                                         $4,691,215 $3,748,771
                                                         ========== ==========

   Property and equipment held under capital leases at December 31, 1999 and 1998 totaled approximately $3,809,000 and $4,407,000, respectively. Amortization expense related to these assets is included in depreciation and amortization expense.

7.Accrued Expenses and Other

   Accrued expenses and other consist of the following:

                                                               December 31,
                                                            -------------------
                                                               1999      1998
                                                            ---------- --------
      Sponsored research................................... $  368,676 $ 93,592
      Compensation.........................................    311,120  240,778
      Interest.............................................    306,669   57,154
      Other accrued expenses...............................    575,579  512,053
                                                            ---------- --------
                                                            $1,562,044 $903,577
                                                            ========== ========

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)


8.Preferred Stock

   Redeemable convertible preferred stock consists of the following:

                                                             December 31,
                                                        -----------------------
                                                           1999        1998
                                                        ----------- -----------
   Series A: 4,922,299 shares authorized, 4,853,334
    shares issued and outstanding at December 31, 1999
    and 1998, stated at redemption value (liquidation
    preference $4,222,400)............................  $ 4,200,000 $ 4,200,000
   Series B: 8,000,000 shares authorized, 7,447,223
    shares issued and outstanding at December 31, 1999
    and 1998, stated at redemption value (liquidation
    preference $8,415,362)............................    8,378,126   8,378,126
   Series E: 10,000,000 shares authorized, issued and
    outstanding at December 31, 1999 and 1998, stated
    at issuance cost plus accumulated accretion of
    $330,706 and $212,714 at December 31, 1999 and
    1998, respectively (liquidation preference
    $25,000,000)......................................   24,549,443  24,431,451
   Series F: 10,000,000 shares authorized, 8,379,593
    and 7,723,855 shares issued and outstanding at
    December 31, 1999 and 1998, respectively, stated
    at issuance cost plus accumulated accretion of
    $83,278 and $6,713 at December 31, 1999 and 1998,
    respectively (liquidation preference of
    $25,557,759 and $23,557,758 at December 31, 1999
    and 1998, respectively)...........................   25,268,078  23,191,512
                                                        ----------- -----------
                                                        $62,395,647 $60,201,089
                                                        =========== ===========

   Convertible preferred stock consists of the following:

                                                            December 31,
                                                        ---------------------
                                                           1999       1998
                                                        ---------- ----------
   Series C: 400,000 shares authorized, issued and
    outstanding at December 31, 1999 and 1998, stated
    at issuance cost (liquidation preference
    $1,000,000).......................................  $1,000,000 $1,000,000
   Series C-1: 800,000 and 0 shares authorized, issued
    and outstanding at December 31, 1999 and 1998,
    respectively, stated at issuance cost (liquidation
    preference $4,000,000)............................   4,131,756        --
   Series D: 600,000 shares authorized, issued and
    outstanding at December 31, 1999 and 1998, stated
    at issuance cost (liquidation preference
    $1,500,000).......................................   1,500,000  1,500,000
   Series G: 400,000 and 0 shares authorized, issued
    and outstanding at December 31, 1999 and 1998,
    respectively, stated at issuance cost (liquidation
    preference $2,000,000)............................   2,106,367        --
                                                        ---------- ----------
                                                        $8,738,123 $2,500,000
                                                        ========== ==========

   The preferred stock has the following characteristics:

 Conversion

   Each share of preferred stock is convertible into common stock at the option of the holder based on a formula which currently would result in a 1-for-1 exchange. The preferred stock will automatically convert to common stock upon the closing of a public offering of the Company's common stock in which gross proceeds

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)

equal or exceed $10,000,000 and the per share price equals or exceeds $5.00. At December 31, 1999, 32,880,150 shares of common stock have been reserved for issuance upon conversion of the outstanding preferred stock.

 Dividends

   The holders of the Series A, Series B, Series E and Series F preferred stock are entitled to receive dividends at a per annum rate of $0.07 per share, $0.09 per share, $0.20 per share and $0.24 per share, respectively, adjusted for stock dividends or splits, when and if declared by the Board of Directors. The holders of the Series C, Series C-1, Series D and Series G preferred stock may receive dividends when and if declared by the Board of Directors, subject to any preferential dividend rights of the Series A, B, E and F preferred stock. The Series G preferred stock is junior to the Series C, Series C-1 and Series D preferred stock in regard to dividends. Dividends on the preferred stock are not cumulative. No dividend may be paid on the common stock until all dividends on the preferred stock have been paid in full. Through December 31, 1999, no dividends have been declared or paid.

 Redemption

   The Company is required to redeem from each holder of Series A, Series B, Series E and Series F preferred stock up to one-third of, one-half of and the entire then outstanding shares of preferred stock in three annual installments beginning on December 1, 2002 at a price equal to $0.87, $1.13, $2.50 and $3.05 per share, respectively, plus any declared but unpaid dividends. The Series C, Series C-1, Series D and Series G preferred stock is not redeemable.

 Liquidation Preference

   In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series A, Series B, Series E and Series F preferred stock are entitled to receive, prior to and in preference to the holders of Series C, Series C-1, Series D and Series G preferred stock and the holders of common stock, an amount equal to $0.87, $1.13, $2.50 and $3.05 per share, respectively, plus any declared but unpaid dividends. After all such payments have been made, the holders of the outstanding Series C, Series C-1, Series D and Series G preferred stock are entitled to receive, prior to and in preference to the holders of common stock, an amount equal to $2.50, $5.00, $2.50 and $5.00 per share, respectively, plus any declared but unpaid dividend. The Series G preferred stock is junior to the Series C, Series C-1 and Series D preferred stock in regard to liquidation.

 Voting Rights

   Each preferred stockholder is entitled to a number of votes equal to the number of shares of common stock into which such holder's shares are convertible. These votes are counted together with the common stockholders' votes as a single class on all matters.

 Warrants

   In January 1996 and November 1994 and in connection with capital lease agreements, warrants to purchase 142,222 and 68,965 shares of the Company's Series B and Series A preferred stock were issued to the lessors, at an exercise price of $1.13 and $0.87 per share, respectively, subject to certain anti-dilution adjustments. During 1999 and 1997 and in connection with capital lease agreements, warrants to purchase

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)

25,000 and 25,000 shares of the Company's common stock were issued to the lessors, at an exercise price of $5.00 and $2.50 per share, respectively, subject to certain anti-dilution adjustments. The warrant to purchase shares of Series B preferred stock may be exercised at any time through the earlier of the closing of an initial public offering or January 28, 2006. The warrant to purchase shares of Series A preferred stock may be exercised at any time through November 2, 2004. The warrants to purchase shares of common stock may be exercised at any time and expire at the earlier of the closing of an initial public offering or during the period from November 2002 through December 2009. At December 31, 1999, 68,965 and 142,222 shares of Series A and Series B preferred stock, respectively, and 261,187 shares of common stock are reserved for issuance upon exercise of the warrants and conversion of the related preferred stock. The Company has accounted for the value of the warrants, totaling approximately $258,000, as a discount on the leases. Such discount is being amortized as interest expense over the lives of the leases.

9.Common Stock

   The Company has executed stock restriction agreements with certain of its employees. Each agreement gives the Company the right to purchase, at the original issuance price, a certain number of shares held by each individual if the respective stockholder ceases to be a director, employee or consultant of the Company. The purchase option rights lapse at various dates through July 25, 2001. At December 31, 1999 59,500 shares of the Company's outstanding common stock were subject to these purchase options.

10.Stock Option Plan

   During 1995, the Company adopted the 1995 Stock Option Plan (the "Plan"). The Plan provides for the granting of incentive and non-qualified stock options to employees, directors, consultants and advisors of the Company. The Stockholders approved an increase to the total number of shares of common stock issuable under the plan from 4,000,000 to 5,500,000 in 1998 and then to 7,500,000 in 1999. Incentive stock options may not be granted at an exercise price less than the fair market value of the Company's common stock at the date of grant as determined by the Board of Directors and for a term not to the exceed ten years. For holders of more than 10% of the Company's total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company's common stock at the date of grant and for a term not to exceed five years. The exercise price under each non-qualified stock option may be granted at less than fair market value but shall in no case be less than the par value of the underlying common stock. Upon the exercise of an option, certain restrictions are placed on the transfer or sale of such shares. Options generally vest over a five year period.

   On December 11, 1997, the Board of Directors, with the approval of stockholders on March 12, 1998, adopted the 1997 Non-Employee Director Stock Option Plan (the "Director Plan"). The Director Plan provides for the grant of non-qualified stock options for the purchase of up to 300,000 shares of common stock of the Company, at an exercise price that is not less than the fair market value of the Company's common stock at the date of grant.

   The Company recorded compensation expense of $1,569,490, $913,139 and $188,663 in 1999, 1998 and 1997, respectively relating to options granted to employees with exercise prices less than the fair value of the common stock at the grant date (fair value of the common stock as subsequently determined for financial reporting purposes). Had compensation cost been determined based on the fair value of all options granted to employees at the grant date consistent with the provisions of SFAS No. 123, the effect on the Company's net loss for 1999, 1998 and 1997 would have been as follows:

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)


                                                                     Net loss
                                                                   available per
                                                                      common
                                                                   share--basic
                                                       Net loss     and diluted
                                                     ------------- -------------
       As reported:
         1999....................................... $(13,399,470)    $(5.25)
         1998.......................................   (9,998,725)     (4.44)
         1997.......................................   (4,213,969)     (2.27)


       Pro forma:
         1999....................................... $(13,515,076)    $(5.29)
         1998.......................................  (10,077,850)     (4.48)
         1997.......................................   (4,247,255)     (2.29)

   Since options vest over several years and additional option grants are expected to be made in future years, the above pro forma results are not representative of pro forma results for future years.

   For the purposes of pro forma disclosure, the fair value of each employee option grant is estimated on the date of grant using the minimum valued method with the following assumptions for grants in 1999, 1998 and 1997: no dividend yield; risk-free interest rates of 6% for 1999 grants, 5% for 1998 grants and 6% for 1997 grants; and an expected life of 5 years for all options granted. The weighted average fair value of options granted to employees during 1999, 1998 and 1997, was $3.97, $2.36 and $1.77, respectively. For financial reporting purposes, all options granted in 1999, 1998 and 1997 were deemed to be granted at less than fair value.

   During 1999, 1998 and 1997, the Company granted options in the amount of 143,000, 213,000 and 174,500, respectively, to consultants and advisors under the Plan. The Company applies EITF No. 96-18 to non-employee grants. Under EITF 96-18, the expense that will ultimately be recognized for certain of the options issued to nonemployees will be the fair value at the vesting dates of the underlying options. As these options vest over periods of one to five years, the Company will be required to remeasure the fair value of these options at each reporting period prior to vesting and then finally at the vesting date of the option. Changes in the estimated fair value of these options will be recognized as deferred compensation and related amortization of compensation expense in the period of the change. Accordingly, the Company recognized $890,930, $340,506, and $55,667 of expense relating to these options in 1999, 1998 and 1997, respectively. At December 31, 1999, the Company has $984,701 of deferred compensation relating to these options.

Deferred Compensation (Unaudited)

   During the three months ended March 31, 2000, the Company granted stock options to employees to purchase 230,500 shares of common stock at an exercise price of $4.00 per share. The Company recorded deferred compensation relating to these options totaling $3,388,350, representing the aggregate difference between the estimated fair market value of Ontogeny's common stock on the date of grant and the exercise price of each option. This deferred compensation is being amortized over the five-year vesting period. Compensation expense for the three months ended March 31, 2000 for these options was $116,802. The Company recorded compensation expense of $640,495 and $1,597,750 during the three months ended March 31, 2000 for options previously granted to employees and non-employees, respectively. At March 31, 2000 the Company has $12,949,830 and $1,255,843 of deferred compensation relating to employee and non-employee grants, respectively.

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)


   A summary of the status of the Company's stock option plans as of December 31, 1999, 1998 and 1997 and changes during the years then ended is presented below:

                                 1999                 1998                 1997
                          -------------------- -------------------- --------------------
                                     Weighted-            Weighted-            Weighted-
                                      average              average              average
                                     exercise             exercise             exercise
                           Shares      price    Shares      price    Shares      price
                          ---------  --------- ---------  --------- ---------  ---------
Outstanding at beginning
 of year................  4,878,065    $0.70   3,301,715    $0.54   1,340,665    $0.20
  Granted below fair
   value................  1,617,000     0.99   1,777,000     1.00   2,052,000     0.74
  Exercised.............   (169,080)    0.42     (46,250)    0.41     (62,850)    0.15
  Cancelled.............   (604,870)    0.88    (154,400)    0.64     (28,100)    0.17
                          ---------    -----   ---------    -----   ---------    -----
Outstanding at end of
 year...................  5,721,115    $0.78   4,878,065    $0.70   3,301,715    $0.54
                          =========            =========            =========
Options exercisable at
 end of year............  1,786,186    $0.63   1,030,163    $0.51     360,530    $0.29
                          =========            =========            =========

   The following table summarizes information about stock options outstanding at December 31, 1999:

                                                            Outstanding
                       Options Outstanding                  Exercisable
                -------------------------------------  ------------------------
                              Weighted-
                               average     Weighted-                 Weighted-
    Range of                  remaining     average     Number of     average
    exercise      Number     contractual   exercise      options     exercise
     price      of options      life         price     exercisable     price
   ----------   ----------   -----------   ---------   -----------   ---------
   $0.01-0.50   1,842,315        6.9         $0.31        956,261      $0.31
     $1.00      3,878,800        9.0          1.00        829,925       1.00
   ----------   ---------        ---         -----      ---------      -----
   $.01-$1.00   5,721,115        8.3         $0.78      1,786,186      $0.63
   ==========   =========        ===         =====      =========      =====

   At December 31, 1999, there are 1,789,905 options available for future grant.

11. Income Taxes

   Deferred tax assets consist of the following:

                                                            December 31,
                                                      -------------------------
                                                          1999         1998
                                                      ------------  -----------
      Net operating loss carryforwards............... $ 11,664,000  $ 7,893,000
      Tax credit carryforwards.......................    1,427,000      987,000
      Other temporary differences....................    1,606,000      231,000
                                                      ------------  -----------
      Gross deferred tax assets......................   14,697,000    9,111,000
      Valuation allowance............................  (14,697,000)  (9,111,000)
                                                      ------------  -----------
                                                      $        --   $       --
                                                      ============  ===========

   The Company has generated taxable losses from operations since inception and, accordingly, has no taxable income available to offset the carryback of net operating losses. Based upon the weight of all available evidence, the Company has provided a full valuation allowance for its deferred tax assets since, in the opinion of management, realization of these future benefits is not sufficiently assured (defined as a likelihood of more than 50 percent).

   As of December 31, 1999, the Company has U.S. Federal net operating loss carryforwards of approximately $28,700,000 and tax credit carryforwards of $890,000 which may be used to offset future

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)

taxable income and liabilities and expire at various times from 2009 through 2019. The Company also has state research and development credits of approximately $700,000 which expire at various times from 2010 through 2014.

   Under the Internal Revenue Code, certain substantial changes in the Company's ownership could result in an annual limitation on the amount of net operating loss and tax credit carryforwards which can be utilized in future years.

12. Related Party Transactions

 Notes Receivable from Related Parties

   In 1996 and 1994, the Company loaned two officers $500,000 and $100,000, respectively. The $100,000 loan was forgiven over a five-year period commencing in 1994 and $300,000 of the $500,000 loan will be forgiven over a five-year period commencing in 1996, contingent on the respective officers' continued employment with the Company. The remaining $200,000 of the $500,000 loan matures in 2003. Upon forgiveness, the Company has committed to pay for any resulting income taxes to the officers. The Company is recording compensation expense to amortize the total of these loans over a period of five to seven years and to accrue the related taxes. At December 31, 1999 and 1998, accrued taxes related to this commitment totaled approximately $129,000 and $117,000, respectively, and are included in accrued expenses and other liabilities.

   In 1996, the Company also loaned an officer $100,000. During 1998, the maturity date of this note was extended from March 31, 1998 to March 31, 2000. In March 1999, the Company agreed to forgive all principal and accrued interest outstanding on the loan as of January 1, 1999 and recorded such amounts as compensation expense in 1999. The Company also agreed to pay for any resulting income taxes to the officer associated with the forgiveness.

13.Commitments and Contingencies

 Consulting Agreements

   The Company has consulting agreements with terms of up to one year. Total cash consulting expense incurred by the Company during 1999, 1998 and 1997 was approximately $371,000, $303,000 and $336,000, respectively. Two of these agreements provide for stock option grants for services rendered (See Note 10).

 License Agreements

   The Company is a party to license agreements for certain technologies. Pursuant to these agreements, the Company has incurred license fee expense of approximately $306,000, $820,000 and $171,000 in 1999, 1998 and 1997,
respectively, and upon the execution of these agreements has issued an aggregate of 647,000 shares of common stock. The agreements generally require the Company to reimburse the licensor for all patent-related costs and contain various provisions requiring additional payments, including annual payments ranging in the aggregate from $162,000 to $237,000 per year for terms ranging from two years to the life of the last licensed patent to expire, royalty payments based on a certain percentage of net sales of products developed from the licensed technology and milestone payments ranging from $10,000 to $5,000,000 upon the occurrence of certain events ranging from the date of filing of a patent application on the licensed technology to the achievement of $100 million of sales of a product related to the licensed technology. The license agreements are cancelable upon notice by Ontogeny

                                 ONTOGENY, INC.

  (the information presented relating to the three months ended March 31, 2000 and 1999 is unaudited)


 Leases

   The Company leases office space under a noncancelable operating lease which expires in March 2006. Total rent expense (net of sublease income of $130,000, $130,000 and $97,850 for 1999, 1998, and 1997, respectively) was approximately $565,000, $130,000 and $162,200 for 1999, 1998 and 1997, respectively. Future minimum lease payments under the facilities lease and under capital lease agreements (Note 6) as of December 31, 1999 are as follows:

                                                          Operating   Capital
                                                            lease      lease
                                                          ---------- ----------
      Year ending December 31,
        2000............................................. $  751,107 $1,450,007
        2001.............................................    715,137  1,179,417
        2002.............................................    312,055  1,087,203
        2003.............................................    310,575    762,840
        2004.............................................    310,575        --
        Thereafter.......................................    388,218        --
                                                          ---------- ----------
          Total.......................................... $2,787,667  4,479,467
                                                          ==========
      Less--Amount representing interest.................             1,015,148
                                                                     ----------
      Present value of future minimum lease payments.....            $3,464,319
                                                                     ==========

14.Employee Benefit Plans

   The Company has a defined Contribution 401(k) Plan in which all qualified employees of the Company may contribute up to 15% of compensation through salary withholdings. Company matching contributions are discretionary and to date, there have been no matching contributions.

15.Proposed Merger

   On February 15, 2000, the Company announced an agreement to merge with Creative BioMolecules, Inc. and Reprogenesis, Inc. in a tax-free exchange of stock to form Curis, Inc. After the merger, Curis will be owned approximately 43% by the stockholders of Creative BioMolecules, approximately 38% by the stockholders of Ontogeny and approximately 19% by the stockholders of Reprogenesis, the separate corporate existence of each of Creative, Ontogeny and Reprogenesis shall cease and Curis shall, as the surviving corporation in the merger, continue its existence under the provisions of the Delaware General Corporation Law. This merger is subject to stockholder and regulatory approval.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To the Shareholders of
Reprogenesis, Inc.:

   We have audited the accompanying consolidated balance sheets of Reprogenesis, Inc. (a Texas corporation) and subsidiary as of December 31, 1999 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended
December 31, 1999. These financial statements are the responsibility of Reprogenesis, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Reprogenesis, Inc. and subsidiary as of December 31, 1999 and 1998, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ Arthur Andersen LLP

Boston, Massachusetts
February 4, 2000 (except for matters discussed in Notes 1 and 8 as to which the date is February 14, 2000)

                               REPROGENESIS, INC.

                          CONSOLIDATED BALANCE SHEETS

                                                                    March 31,
                                            1999         1998          2000
                                        ------------  -----------  ------------
                                                                   (unaudited)
                ASSETS
Current Assets:
  Cash and cash equivalents...........  $  6,492,341  $ 1,692,219  $  3,778,219
  Accounts receivable.................       213,023    1,149,869       304,923
  Prepaid expenses and other current
   assets.............................       163,012      108,062       177,460
                                        ------------  -----------  ------------
    Total current assets..............     6,868,376    2,950,150     4,260,602
Property and Equipment, at cost:
  Leasehold improvements..............     1,360,201    1,356,427     1,360,201
  Furniture and equipment.............       903,722      842,555       931,134
                                        ------------  -----------  ------------
                                           2,263,923    2,198,982     2,291,335
  Less--Accumulated depreciation......      (673,245)    (299,952)     (749,321)
                                        ------------  -----------  ------------
                                           1,590,678    1,899,030     1,542,014
Other Assets..........................        36,658       36,658        58,010
                                        ------------  -----------  ------------
                                        $  8,495,712  $ 4,885,838  $  5,860,626
                                        ============  ===========  ============

 LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued
   expenses...........................  $    918,527  $   854,528  $  1,349,319
  Deferred revenue....................           --     1,767,857           --
  Current portion of notes payable....       353,508      341,263       510,323
                                        ------------  -----------  ------------
    Total current liabilities.........     1,272,035    2,963,648     1,859,642
Note Payable, net of current portion..       885,961    1,239,470       746,802
Commitments and Contingencies (Notes
 3, 4, 5 and 6)
Minority Interest.....................           --       (54,052)          --
Shareholders' Equity:
  Series A convertible preferred
   stock, $0.01 par value--
    Authorized, issued and
     outstanding--2,702,702 shares as
     of March 31, 2000 (liquidation
     preference of $6,000,000 as of
     March 31, 2000 (unaudited))......        27,027       27,027        27,027
  Series B convertible preferred
   stock, $0.01 par value--
    Authorized--5,044,451 shares;
     issued and outstanding--4,729,134
     shares as of March 31, 2000
     (liquidation preference of
     $10,498,677 as of March 31, 2000
     (unaudited)).....................        47,291          --         47,291
  Common stock, $0.01 par value--
    Authorized--30,084,501 shares;
     issued and outstanding--
     10,897,660, 10,397,660 and
     14,812,090 shares as of December
     31, 1999, 1998, and March 31,
     2000 (unaudited), respectively...       108,977      103,977       148,122
Additional paid-in capital............    19,470,631    7,579,785    37,093,086
Accumulated deficit...................   (12,945,512)  (6,407,917)  (31,794,499)
Deferred compensation.................      (370,698)    (566,100)   (2,266,845)
                                        ------------  -----------  ------------
      Total shareholders' equity......     6,337,716      736,772     3,254,182
                                        ------------  -----------  ------------
                                        $  8,495,712  $ 4,885,838  $  5,860,626
                                        ============  ===========  ============

  The accompanying notes are an integral part of these consolidated financial statements.

                               REPROGENESIS, INC.

                     Consolidated Statements of Operations
              For the Years Ended December 31, 1999, 1998 and 1997
       and for the Three Months Ended March 31, 2000 and 1999 (unaudited)

                                                                  March 31,     March 31,
                             1999         1998         1997          2000         1999
                          -----------  -----------  -----------  ------------  -----------
                                                                 (unaudited)   (unaudited)
Revenues:
  Research and
   development contracts
   and government
   grants...............  $ 2,285,471  $ 4,548,642  $ 6,251,271  $    228,912  $2,072,448
                          -----------  -----------  -----------  ------------  ----------
Costs and Expenses:
  Research and
   development..........    7,625,147    6,453,383    5,755,474     2,379,954   1,734,126
  General and
   administrative.......    1,369,660    1,880,219      705,463     1,686,160     331,767
                          -----------  -----------  -----------  ------------  ----------
    Total costs and
     expenses...........    8,994,807    8,333,602    6,460,937     4,066,114   2,065,893
(Loss) income from
 operations.............   (6,709,336)  (3,784,960)    (209,666)   (3,837,202)      6,555
  Other income, net.....    1,502,182          --           --          1,056   1,501,520
  Interest income.......      274,042      170,949      201,241        65,847      33,360
  Interest expense......   (1,229,483)    (107,430)      (3,057)      (39,985)   (390,769)
                          -----------  -----------  -----------  ------------  ----------
(Loss) income before
 minority interest in
 (income) losses of
 CTDP...................   (6,162,595)  (3,721,441)     (11,482)   (3,810,284)  1,150,666
Minority interest in
 (income) losses of
 CTDP...................     (375,000)      98,174       58,378           --     (375,000)
                          -----------  -----------  -----------  ------------  ----------
Net (loss) income.......  $(6,537,595) $(3,623,267) $    46,896  $ (3,810,284) $  775,666
Common stock dividend to
 Series B preferred
 stockholders (Note 9)..          --           --           --    (15,038,703)        --
                          -----------  -----------  -----------  ------------  ----------
Net (loss) income
 attributable to common
 stockholders...........  $(6,537,595) $(3,623,267) $    46,896  $(18,848,987) $  775,666
                          ===========  ===========  ===========  ============  ==========
Net (loss) income per
 common share:
  Basic and diluted.....  $     (0.60) $     (0.35) $       --   $      (1.38) $     0.07
                          ===========  ===========  ===========  ============  ==========
Weighted average common
 shares outstanding:
  Basic and diluted.....   10,897,660   10,397,660   10,397,660    13,665,736  10,892,104
                          ===========  ===========  ===========  ============  ==========



  The accompanying notes are an integral part of these consolidated financial statements.

                               REPROGENESIS, INC.

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
              For the Years Ended December 31, 1999, 1998 and 1997
           and for the Three Months Ended March 31, 2000 (unaudited)

                            Preferred Stock       Common Stock
                          ------------------- -------------------- Additional
                          Number of             Number               Paid-in   Accumulated     Deferred
                           Shares   Par Value of Shares  Par Value   Capital     Deficit     Compensation     Total
                          --------- --------- ---------- --------- ----------- ------------  ------------  -----------
Balance, December 31,
 1996...................        --   $   --   10,397,660 $103,977  $   688,682 $ (2,831,546) $       --    $(2,038,887)
 Sale of Series A
  preferred stock, net
  of issuance costs of
  approximately
  $75,000...............  2,702,702   27,027         --       --     5,897,603          --           --      5,924,630
 Deferred compensation
  related to common
  stock options.........        --       --          --       --       631,500          --      (631,500)          --
 Amortization of
  deferred
  compensation..........        --       --          --       --           --           --       126,600       126,600
 Net income.............        --       --          --       --           --        46,896          --         46,896
                          ---------  -------  ---------- --------  ----------- ------------  -----------   -----------
Balance, December 31,
 1997...................  2,702,702   27,027  10,397,660  103,977    7,217,785   (2,784,650)    (504,900)    4,059,239
Deferred compensation
 related to stock
 options................        --       --          --       --       362,000          --      (362,000)          --
Amortization of deferred
 compensation                   --       --          --       --           --           --       300,800       300,800
 Net loss...............        --       --          --       --           --    (3,623,267)         --     (3,623,267)
                          ---------  -------  ---------- --------  ----------- ------------  -----------   -----------
Balance, December 31,
 1998...................  2,702,702   27,027  10,397,660  103,977    7,579,785   (6,407,917)    (566,100)      736,772
 Issuance of common
  stock, ...............        --       --      500,000    5,000      495,000          --           --        500,000
 Issuance of stock
  options to
  nonemployees..........        --       --          --       --        12,299          --           --         12,299
 Sale of Series B
  preferred stock, net
  of issuance costs of
  approximately
  $113,000..............  4,729,134   47,291         --       --    10,338,393          --           --     10,385,684
 Adjustment for interest
  expense in connection
  with Series A warrant
  repricing (see Note
  9)....................        --       --          --       --       924,356          --           --        924,356
 Deferred compensation
  related to common
  stock options.........        --       --          --       --       120,798          --      (120,798)          --
 Amortization of
  deferred
  compensation..........        --       --          --       --           --           --       316,200       316,200
 Net loss...............        --       --          --       --           --    (6,537,595)         --     (6,537,595)
                          ---------  -------  ---------- --------  ----------- ------------  -----------   -----------
Balance, December 31,
 1999...................  7,431,836   74,318  10,897,660  108,977   19,470,631  (12,945,512)    (370,698)    6,337,716
Issuance of common stock
 dividend to the holders
 of Series B preferred
 stock..................        --       --    3,546,864   35,469   15,003,234  (15,038,703)         --            --
Issuance of restricted
 stock..................        --       --      300,000    3,000    1,898,952          --    (1,901,952)          --
Deferred compensation
 related to common stock
 options................        --       --          --       --       313,362          --       (92,739)      220,623
Amortization of deferred
 compensation...........        --       --          --       --           --           --        98,544        98,544
Compensation expense
 related to repriced
 common stock options...        --       --          --       --       373,800          --           --        373,800
Exercise of common stock
 warrants...............        --       --       67,566      676       33,107          --           --         33,783
Net loss ...............        --       --          --       --           --    (3,810,284)         --     (3,810,284)
                          ---------  -------  ---------- --------  ----------- ------------  -----------   -----------
Balance, March 31, 2000
 (unaudited)............  7,431,836  $74,318  14,812,090 $148,122  $37,093,086 $(31,794,499) $(2,266,845)  $ 3,254,182
                          =========  =======  ========== ========  =========== ============  ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                               REPROGENESIS, INC.

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
              For the Years Ended December 31, 1999, 1998 and 1997
       and for the Three Months Ended March 31, 2000 and 1999 (unaudited)

                                                                  March 31,   March 31,
                             1999         1998         1997         2000         1999
                          -----------  -----------  -----------  -----------  ----------
                                                                      (unaudited)
Cash Flows from
 Operating Activities:
 Net (loss) income......  $(6,537,595) $(3,623,267) $    46,896  $(3,810,284) $  775,666
Adjustments to reconcile
 net (loss) income to
 net cash used in
 operating activities--
  Depreciation and
   amortization.........      373,293      284,767        6,386       76,076      91,728
  Minority interest in
   income (losses) of
   CTDP.................      375,000      (98,174)     (58,378)         --      375,000
  Write off of acquired
   in-process research
   and development......      125,000          --           --           --      125,000
  Non-cash interest
   expense..............    1,042,559          --           --           --      340,040
  Compensation related
   to issuance of common
   stock options........      328,499      300,800      126,600      319,167      87,299
  Compensation related
   to variable
   accounting treatment
   of repriced stock
   options..............          --           --           --       373,800         --
Changes in current
 assets and
 liabilities--
   Accounts receivable..      936,846       80,889      235,045      (91,900)  1,133,943
   Interest receivable..          --        64,688      (64,688)         --          --
   Prepaid expenses and
    other current
    assets..............      (54,950)     (97,082)      (9,095)     (14,448) (1,567,446)
   Accounts payable and
    accrued expenses....       63,999      715,827     (781,545)     430,792    (165,230)
   Deferred revenue.....   (1,767,857)    (294,643)    (294,643)         --   (1,767,857)
                          -----------  -----------  -----------  -----------  ----------
    Net cash used in
     operating
     activities.........   (5,115,206)  (2,666,195)    (793,422)  (2,716,797)   (571,857)
                          -----------  -----------  -----------  -----------  ----------
Cash Flows from
 Investing Activities:
 Purchase of property
  and equipment.........      (64,941)  (2,045,455)    (121,601)     (27,412)    (27,828)
 Reimbursements from
  minority interest ....       54,052          --           --           --          --
 Increase in other
  assets................          --       (18,368)     (17,415)     (21,351)        --
 Decrease (increase) in
  short-term
  investments...........          --     2,500,000   (2,500,000)         --          --
                          -----------  -----------  -----------  -----------  ----------
    Net cash (used in)
     provided by
     investing
     activities.........      (10,889)     436,177   (2,639,016)     (48,763)    (27,828)
                          -----------  -----------  -----------  -----------  ----------
Cash Flows from
 Financing Activities:
 Proceeds from issuance
  of term note payable..          --     1,771,548          --           --          --
 Proceeds from issuance
  of demand note
  payable...............          --           --           --       110,000         --
 Repayments of term note
  payable...............     (341,264)    (190,815)         --       (92,345)    (53,895)
 Net proceeds from
  issuance of bridge
  loan..................    2,950,000          --           --           --    2,950,000
 Net proceeds from
  issuance of Series B
  convertible preferred
  stock.................    7,317,481          --           --           --          --
 Net proceeds from
  issuance of Series A
  convertible preferred
  stock.................          --           --     5,924,630          --          --
 Proceeds from common
  stock warrants........          --           --           --        33,783         --
 Borrowings under line
  of credit.............          --           --       157,000          --          --
 Repayments under line
  of credit.............          --           --      (383,000)         --          --
 Minority interest's
  capital
  contributions.........          --           --        57,224          --          --
                          -----------  -----------  -----------  -----------  ----------
    Net cash provided by
     financing
     activities.........    9,926,217    1,580,733    5,755,854       51,438   2,896,105
                          -----------  -----------  -----------  -----------  ----------
    Net increase
     (decrease) in cash
     and cash
     equivalents........    4,800,122     (649,285)   2,323,416   (2,714,122)  2,296,420
Cash and Cash
 Equivalents, beginning
 of period..............    1,692,219    2,341,504       18,088    6,492,341   1,692,219
                          -----------  -----------  -----------  -----------  ----------
Cash and Cash
 Equivalents, end of
 period.................  $ 6,492,341  $ 1,692,219  $ 2,341,504  $ 3,778,219  $3,988,639
                          ===========  ===========  ===========  ===========  ==========
Supplemental Disclosure
 of Cash Flow
 Information:
 Cash paid for
  interest..............  $   186,923  $    99,243  $     3,057  $    38,799  $   49,869
                          ===========  ===========  ===========  ===========  ==========
Supplemental Disclosure
 of Noncash Flow
 Information:
 Conversion of bridge
  loan and accrued
  interest into
  Series B preferred
  stock.................  $ 3,068,203  $       --   $       --   $       --   $      --
                          ===========  ===========  ===========  ===========  ==========
 Issuance of 500,000
  shares of common stock
  for minority interest
  of CTDP, net of
  issuance costs........  $   500,000  $       --   $       --   $       --   $  500,000
                          ===========  ===========  ===========  ===========  ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                               REPROGENESIS, INC.

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

                               December 31, 1999
                (Including data applicable to unaudited periods)

(1) ORGANIZATION

   Reprogenesis, Inc. (the Company) is developing rapid-to-market cell-based products for minimally invasive, in vivo tissue augmentation/repair. The Company's proprietary and broadly applicable tissue formation technology serves as a platform for a broad range of potential products addressing significant clinical needs in multiple markets. The Company is developing its technology in three specific areas: (i) the creation of structural tissue to augment or correct an anatomical defect; (ii) the repair or restoration of a physiological function; and, (iii) the repair or restoration of anatomical organs.

   The Company's most advanced product is in the area of urology: an autologous tissue product to treat a pediatric urologic disorder (vesicoureteral reflux) that is currently in a Phase III clinical trial. The Company also has a number of potential products in the areas of urology, cardiovascular biology and plastic and reconstructive surgery.

   The Company is subject to a number of risks, including dependence on key individuals, competition from substitute products, the need to develop commercially usable products and obtain regulatory approval for products under development, the ability to obtain adequate financing and the market conditions of the biotechnology industry as a whole.

   The Company has substantially funded its operations through equity issuances and funding under a research and development agreement. As discussed in Note 3(b), this agreement was terminated in 1999. In the event the merger discussed below is not consummated, the Company intends to explore financing alternatives. The Company has obtained a commitment from two of its shareholders to provide funding which will be sufficient to fund operations for 2000 when combined with existing resources.

   On February 14, 2000, the Company entered into an Agreement and Plan of Merger with Creative BioMolecules, Inc. and Ontogeny, Inc. The new company, Curis, Inc. combines the resources and product pipelines of each of the merging companies to form a publicly traded regenerative medicine company. The completion of the proposed merger is subject to shareholder approval of each of the three companies and is expected to close in June 2000. Under the terms of the agreement, the Company's shareholders would receive approximately 19% of the initial outstanding capital stock of Curis, Inc.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   The accompanying consolidated financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

 (a) Principles of Consolidation

   The accompanying consolidated financial statements include the accounts of the Company and Carolina Tissue Development Partners (CTDP), a partnership in which the Company had a 75% interest until January 1, 1999, at which time the Company purchased the 25% minority interest (see Note 3(f)). The effects of all significant intercompany transactions have been eliminated in consolidation.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


 (b) Use of Estimates

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Actual results could differ from those estimates.

 (c) Interim Financial Information

   The financial information as of March 31, 2000, and for the three months ended March 31, 2000 and 1999 is unaudited but includes all adjustments, consisting of only normal recurring adjustments, that in the opinion of management are necessary for a fair presentation of Reprogenesis' financial position, operating results, and cash flows for such periods. Operating results for the three month period ended March 31, 2000 are not necessarily indicative of results to be expected for the full year of 2000 or any future period.

 (d) Cash and Cash Equivalents

   Cash and cash equivalents consist of deposits in banks and cash invested temporarily in various instruments with maturities of 90 days or less at time of purchase.

   The Company accounts for cash equivalents in accordance with Statement of Financial Accounting Standards (SFAS) No. 115, Accounting for Certain Instruments in Debt and Equity Securities. At March 31, 2000, December 31, 1999 and 1998, the Company's cash equivalents consisted of money market funds.

 (e) Accounts Receivable

   The accounts receivable balance at December 31, 1998 represents costs incurred by the Company under a research and development agreement for which the Company will be reimbursed (see Note 3(b)). Accounts receivable as of March 31, 2000 and December 31, 1999 represents amounts payable to the Company for cost reimbursement under the terms of government awards (See Notes 3(d) and (e)). As of December 31, 1998, 1999 and March 31, 2000 the Company's accounts receivable balance included unbilled amounts of $1,149,869, $213,023 and $228,913, respectively.

 (f) Property and Equipment

   Furniture and equipment is recorded at cost and depreciated using an accelerated method over the estimated economic life (five to ten years) of the respective assets. Leasehold improvements are recorded at cost and depreciated on a straight-line basis over the remaining lease term.

   In accordance with SFAS No. 121, Accounting for Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of, the Company reviews its long-lived assets (which consists of property and equipment) for impairment as events and circumstances indicate the carrying amount of an asset may not be recoverable. The Company evaluates the realizability of its long-lived assets based on profitability and cash flow expectations for the related asset. Management believes that, as of each of the balance sheet dates presented, none of the Company's long-lived assets were impaired.

 (g) Financial Instruments

   SFAS No. 107, Disclosures about Fair Value of Financial Instruments, requires disclosure about fair value of financial instruments. Financial instruments consist of cash equivalents, marketable securities, accounts payable and debt. The estimated fair value of these financial instruments approximates their carrying value.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


 (h) Revenue Recognition

   Revenues from research and development agreements and government grants are recognized as earned under the terms of the agreement or grant. Under the research and development agreement discussed in Note 3(b), research and development funding was recognized as revenue as the research and development services were performed and costs were incurred by the Company. Research and development funding recognized as revenue by the Company under this agreement was $305,000 in 1999, $4,254,000 in 1998 and $4,582,000 in 1997. These payments were nonrefundable.

   The Company also received a nonrefundable license fee of $2,750,000 in 1995 upon entering into the agreement discussed in Note 3(b) and was entitled to receive milestone payments. The license fee received in 1995 was recognized as revenue ratably over the ten year period of the research and development agreement until its termination on January 26, 1999 at which time the amount deferred of $1,767,857 was recognized. The company received a milestone payment of $1,375,000 in 1997 which was nonrefundable and was recognized as revenue upon receipt. This research and development agreement in Note 3(b) was terminatedon January 26, 1999.

   The Company also receives funding under US Government grants and recognizes such funding as revenue as the services are performed and costs are incurred by the Company. Amounts recognized as revenue under US Government grants was $213,000 in 1999 and $229,000 in the three-month period ended March 31, 2000.

   Staff Accounting Bulletin No. 101 (SAB 101), Revenue Recognition, was issued in December 1999. SAB 101 requires companies to recognize certain upfront non-refundable fees and milestone payments over the life of the related research and development agreements when such fees are received in conjunction with agreements which have multiple elements. The Company has adopted SAB 101 and applied the pronouncement to all periods as discussed above.

 (i) Research and Development Costs

   Expenditures relating to research and development of new products and processes are expensed as incurred.

 (j) Income Taxes

   The Company applies SFAS No. 109, Accounting for Income Taxes (Note 7). Under SFAS No. 109, deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences, tax credit carryforwards and operating loss carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

 (k) Concentration of Credit Risk

   SFAS No. 105, Disclosure of Information about Financial Instruments with Off-Balance-Sheet Risk and Financial Instruments with Concentrations of Credit Risk, requires disclosure of any significant off-balance

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

sheet and credit risk concentration. The Company has no significant off-balance-sheet or concentration of credit risk, such as foreign exchange contracts or other hedging agreements. Financial instruments that subject the Company to credit risk consist of cash and cash equivalents and marketable securities.

   The Company's research and development contract revenue for the years ended December 31, 1998 and 1997 and the three month period ending March 31, 1999 was derived entirely from its collaboration with American Medical Systems, Inc. (see Note 3(b)). Approximately 59% and 41% of the Company's research and development contract revenue for the year ended December 31, 1999 was derived from American Medical Systems, Inc. and government financial assistance awards, respectively. All of the Company's research and development contract revenue for the three month period ended March 31, 2000 was derived from government financial assistance awards.

   As of December 31, 1998 American Medical Systems, Inc. accounted for 100% of accounts receivable. As of December 31, 1999 and March 31, 2000, the National Institute of Standards and Technology accounted for approximately 64% and 67% while the Department of Health and Human Services accounted for approximately 36% and 33% of accounts receivable, respectively.

 (l) New Accounting Standards

   In June 1999, the Financial Accounting Standards Board (FASB) issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133, which defers the effective date of SFAS No. 133 to all fiscal quarters of all fiscal years beginning after June 15, 2000. SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, issued in June 1998, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. The Company does not anticipate the adoption of this statement will have a material impact on its financial position or results of operations.

   In March 1999, the FASB issued a proposed interpretation, Accounting for Certain Transactions Involving Stock Compensation--An Interpretation of APB Opinion No. 25. The proposed interpretation would clarify the application of Opinion 25 in certain situations, as defined. The proposed interpretation would be effective upon issuance (expected to be early 2000) but would cover certain events having occurred after December 15, 1998. To the extent that events covered by this proposed interpretation occur during the period after December 15, 1998, but before issuance of the final Interpretation, the effects of applying this proposed interpretation would be recognized on a prospective basis from the effective date. Accordingly, upon initial application of the final Interpretation, (a) no adjustments would be made to financial statements for periods before the effective date and (b) no expense would be recognized for any additional compensation cost measured that is attributable to periods before the effective date. The Company expects that the adoption of this Interpretation would not have any effect on the accompanying financial statements for stock options repriced during fiscal year 1999 (see Note 8), however, it will affect financial statements of future periods.

 (m) Comprehensive Income

   In June 1997, the FASB issued SFAS No. 130, Reporting Comprehensive Income. SFAS No. 130 requires disclosure of all components of comprehensive income on an annual and interim basis. Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events

                              REPROGENESIS, INC.

                               December 31, 1999
               (Including data applicable to unaudited periods)

and circumstances from non-owner sources. For the years ended December 31, 1999, 1998 and 1997 and the three months ended March 31, 2000 and 1999, the Company does not have any items of comprehensive income or loss other than net loss.

 (n) Net Loss per Share

   Basic and diluted net loss per share are presented in conformity with SFAS No. 128, Earnings per Share for all periods presented. In accordance with SFAS No. 128, basic and diluted net loss per share has been computed by dividing the weighted average number of common shares outstanding during the period into the net loss attributable to common stockholders. Net loss is equal to the net loss attributable to common stockholders for all periods presented except for the three months ended March 31, 2000 which includes the value attributable to the common stock dividend to the Series B shareholders (see
Note 9).

   Options, warrants and shares to be issued upon conversion of convertible preferred stock for a total of 13,075,953, 5,805,941, 5,336,054, 13,093,387 and 5,896,729 common shares have not been included in the computation of dilutive EPS for the years ended December 31, 1999, 1998 and 1997 and for the three month periods ended March 31, 2000 and 1999, respectively. These shares are considered antidilutive for all periods presented.

 (o) Segment Information

     In June 1997, the FASB issued SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information. As of December 31, 1999, the Company operates solely in one segment, the development and marketing of cell-based products for minimally invasive, in vivo tissue augmentation and repair and, therefore, there is no impact to the Company's financial statements of adopting SFAS No. 131.

 (p) Reclassifications

     Certain prior-period amounts have been reclassified to conform with the current year's presentation.

(3) AGREEMENTS AND CONTRACTS

 (a) Massachusetts Institute of Technology

   Effective December 23, 1993, the Company entered into a license agreement with Massachusetts Institute of Technology (MIT) that grants the Company the rights to certain existing and future MIT and Children's Hospital of Boston (Children's Hospital) patents that relate to tissue engineering and polymer science with specific applications to the breast tissue and urological fields. In 1996, this agreement was amended to include rights to certain patents related to a second generation technology of polymer science for all fields. MIT has retained the right to sublicense these patent rights under certain conditions. The Company has rights to receive fees if MIT sublicenses these patent rights. During 1996, in consideration for the rights, privileges and license granted, the Company granted MIT 519,883 shares of common stock and paid MIT a license issue fee of $100,000. The 519,883 shares of common stock were valued at $1.00 per share which represented the Company's estimate of fair value at such time. The Company is obligated to pay MIT an annual license maintenance fee of $60,000. This license maintenance fee is payable on an annual basis until such time as the license agreement is terminated. This license agreement may be terminated by either the Company or MIT upon 90 days prior written notice.

   In addition, the Company is obligated to pay MIT royalties equal to 3% of net sales of products using tissue engineering applications in the breast tissue and urological fields (the Licensed Products) sold directly by and/or for the Company. Royalties due on Licensed Product sales for any given year will be credited against the license maintenance fee paid during that year. License maintenance fees paid in excess of royalties cannot

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

be credited against royalties due in future years. The Company is responsible for all patent application costs and maintenance fees related to inventions under the license agreement. During 1999, 1998 and 1997, the Company paid MIT approximately $66,000, $49,000 and $124,000, respectively, in patent application costs and maintenance fees. For the three months ended March 31, 2000 and 1999, the Company paid MIT approximately $13,000 and $33,000, respectively, in patent application costs and maintenance fees.

   Effective November 5, 1996, the Company entered into a license agreement with MIT relating to certain cardiovascular patents. Under the terms of the agreement, the Company will use its best effort to bring licensed products to market through its development program. In the three month period ending March 31, 2000, the Company paid MIT a patent issue fee of $35,000 which was due upon the issuance of the first patent claim. Commencing on January 1, 1999, the Company is also obligated to pay license maintenance fees of $15,000 annually until issuance of the first patent claim and $25,000 thereafter. Costs relating to the filing and maintenance of the aforementioned patents are the responsibility of the Company. Patent application costs and maintenance fees incurred during the years ended December 31, 1999, 1998 and 1997 and during the three month periods ended March 31, 2000 and 1999, were approximately $3,400, $25,000, $6,000, $13,000, and $2,000, respectively.

   In addition, the Company is obligated to pay royalties to MIT of 3% of net sales of the products, to be reduced to 0.5% if the Company is obligated to pay royalties under the December 23, 1993 agreement for the same products. No royalties were paid in the years ended December 31, 1999, 1998, 1997 and in the three month period ending March 31, 2000.

 (b) American Medical Systems

   In 1995, the Company entered into a Research and Development Agreement (R&D Agreement) and a Supply and Marketing Agreement with American Medical Systems
(AMS). Under the R&D Agreement, as amended effective April 15, 1998, AMS provided research and development funding of approximately $305,000, $4,254,000 and $4,582,000 during the years ended December 31, 1999, 1998 and 1997, respectively and $305,000 during the three month period ended March 31, 1999. AMS provided such funding to support the Company's research and development of products for the treatment of vesicoureteral reflux and urinary incontinence (the Reflux and Incontinence Products).

   Under the R&D Agreement, AMS was obligated to pay the Company milestone payments of up to $9,750,000 upon reaching certain events in the Reflux and Incontinence Products' life cycles, as defined in the R&D Agreement. Through December 31, 1998, the Company received $4,125,000 in milestone payments; it received none in 1999. In consideration for the above-mentioned funding, the Company granted AMS the exclusive rights to market the Reflux and Incontinence Products developed under the R&D Agreement at an agreed-upon price structure that included certain royalties payable to the Company.

   Effective January 26, 1999, the R&D Agreement and the Supply and Marketing Agreement were mutually terminated by AMS and the Company. AMS reimbursed the Company for approximately $305,000 of its actual research and development costs for the period of January 1, 1999 through January 26, 1999. In connection with the termination, AMS will not reimburse the Company for its research and development expenses beyond January 26, 1999.

   Pursuant to the termination agreement, the Company will pay AMS up to an aggregate of $4 million upon the attainment of certain specific events. In April 1999, the first payment of $500,000 became due and was paid upon the initial treatment of a patient in the Company's clinical trials. This amount has been recorded as a

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

component of research and development expense. The remaining $3,500,000 payment is contingent upon, and due only after, regulatory approval/notification and commercialization of the Reflux and Incontinence Products. The Company does not currently intend to pursue regulatory approval and commercialization of its Incontinence Product. The payment due AMS will decrease by $1,250,000 if the Incontinence Product is discontinued.

   The Company maintains the entire right, title and interest in and to all its technology, including such technology developed by or for the Company pursuant to the R&D Agreement with AMS.

 (c) University of Massachusetts

   Effective September 19, 1996, the Company entered into an exclusive license agreement (the UMASS License Agreement) and a sponsored research agreement (the UMASS Research Agreement) with the University of Massachusetts (UMASS). The UMASS License Agreement grants the Company the rights to certain existing and future UMASS patents (the Patents) that relate to the use of cartilage paint technology. Under the UMASS Research Agreement, the Company will provide funding of $125,000 in 2000 to UMASS related to orthopedic research and the development of certain plastic and reconstructive surgery and cartilage paint products.

   Future milestone payments totaling a maximum of $1,280,000 may be made to UMASS based on reaching certain events, as defined in the UMASS License Agreement. The Company made payments related to the UMASS Research Agreement of approximately $250,000, $250,000 and $200,000 in 1999, 1998 and 1997,
respectively. The Company made payments related to the UMASS Research Agreement of $125,000 for the three months ended March 31, 2000 and 1999.

   The Company will pay UMASS a royalty of 3% of net sales of products or services licensed under the UMASS License Agreement (as defined). Minimum royalties of $25,000 and $50,000 for primary field and secondary field products, as defined, respectively, beginning in 1999 and 2001, respectively, are payable to UMASS. The UMASS License Agreement is cancelable by the Company upon 90 days written notice and will remain in force until the earlier of the expiration of all issued patents or September 2006. During 1999, the Company paid UMASS $25,000 under the terms of the UMASS License Agreement. No payments were made for the years ended December 31, 1998 or 1997 or for the three month period ended March 31, 2000.

 (d) National Institute of Standards and Technology

   Effective November 1, 1999, the Company received a grant award for its cardiovascular project from the Advanced Technology Program of the National Institute of Standards and Technology. Under the terms of the grant award, the Company will receive $2,000,000 in cost reimbursement funding to be paid at a rate of approximately $666,000 annually over a three-year period. Funding is contingent on the Company meeting minimum cost sharing and other requirements, as defined in the financial assistance award and annual government appropriations for the award. The Company recognized approximately $137,000 and $204,000 under this award for the year ended December 31, 1999 and for the three month period ended March 31, 2000, respectively.

 (e) Department of Health and Human Services

   Effective September 30, 1998, the Company received a grant award for its vesicoureteral reflux product under the Orphan Drug Program of the Department of Health and Human Services. This grant award provides

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

for cost reimbursement funding of approximately $221,000 for certain patient costs associated with a vesicoureteral reflux Phase III clinical trial. During the year ended December 31, 1999 and the three month period ended March 31, 2000, the Company earned approximately $76,000 and $25,000 under this grant award, respectively. No amounts were earned in 1998.

 (f) Carolina Tissue Development Partners

   Carolina Tissue Development Partners (CTDP) was formed in 1994 as a general partnership between the Company (as Managing Partner) and a certain foundation (the Foundation) to perform basic research and development relating to human tissue engineering processes and products in the breast tissue field. Pursuant to the partnership agreement, the Company contributed certain intellectual property rights and was obligated to provide funding for the development of synthetic polymers, not to exceed $250,000 annually or $1,000,000 in the aggregate. The Foundation was obligated to provide up to $5,000,000 of direct and indirect research and development resources, as described below. All income, losses and distributions, if any, of CTDP were allocated 75% to the Company and 25% to the Foundation.

   Effective October 21, 1994, CTDP entered into a five-year collaborative research and development agreement (Facilities, Research and Development Agreement) with the Charlotte-Mecklenburg Hospital Authority (the Authority), an affiliate of the Foundation, wherein the Authority provided resources in order to assist CTDP in the development of processes and products for human tissue engineering with specific application to breast tissue that was conducted by an affiliated research center (the Research Center). Under the Facilities, Research and Development Agreement, the Authority was obligated to reimburse the Research Center up to $5,000,000 for direct and indirect costs and expenses of performing the related research and development.

   On January 1, 1999, the Company and the Foundation decided to dissolve CTDP. In connection with this dissolution, the Authority paid CTDP $1,500,000 to settle all outstanding obligations under the Facilities, Research and Development Agreement and the agreement was terminated. The Company then purchased the Foundation's general partnership interest in CTDP for 500,000 shares of the Company's common stock and CTDP was dissolved. Upon the dissolution, the $1,500,000 paid by the Authority reverted to the Company. The Company recorded the 500,000 common shares issued to the Foundation at their fair value of $500,000 and recorded the $1,500,000 as other income. The Foundation's 25% interest in the termination fee is recorded as the $375,000 minority interest in the consolidated statements of operations for the year ended December 31, 1999. The Company utilized purchase accounting for the purchase of the 25% minority interest in CTDP. The excess of the purchase price of $500,000 over the book value of the minority interest of $375,000 was charged to research and develop expenses as in process research and development. The Company also issued an option to purchase a total of 20,000 shares of common stock to two consultants at an exercise price of $1.00 that vest over a 42-month period. The Company recorded compensation expense for these options of approximately $12,000 for the year ended December 31, 1999.

   In connection with the dissolution of CTDP, the Company entered into an agreement with the Authority to license certain patents that are used by the Company in the areas of soft tissue engineering and breast reconstruction product development. The Company and the Authority share equally in all patent-related costs and in any future license fees earned from patents created at the Research Center.

   Additionally, in connection with the dissolution of CTDP, the Company entered into an 18-month sponsored research agreement with the Authority to continue the development of products used in the areas of soft tissue engineering and breast reconstruction that was previously conducted by CTDP (Sponsored Research

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

Agreement). The Sponsored Research Agreement specifies that the Company shall pay to the Authority approximately $516,000 and $246,000 in 1999 and 2000, respectively. However, if certain development milestones were not achieved by December 31, 1999, the Company had the option to terminate the Sponsored Research Agreement without penalty. In 1999, the Company paid the Authority approximately $516,000 in connection with the Sponsored Research Agreement.

(4) ACCRUED EXPENSES

   Accrued expenses at December 31, 1999 and 1998 and March 31, 2000 consist of the following:

                                                    December 31,
                                                  ----------------- March 31,
                                                    1999     1998      2000
                                                  -------- -------- ----------
      Accrued scientific research and consulting
       costs....................................  $396,225 $440,302 $  288,707
      Trade accounts payable....................   340,799  154,184    182,342
      Transaction expenses......................       --       --     605,000
      Other accrued expenses....................   181,503  260,042    273,270
                                                  -------- -------- ----------
                                                  $918,527 $854,528 $1,349,319
                                                  ======== ======== ==========

(5) COMMITMENTS

 (a) Equipment Loan Agreement

   In June 1998, the Company entered into an equipment loan agreement with a maximum borrowing capacity of $2,000,000. The principal and interest on any borrowings are to be repaid over 48 equal monthly installments. This amount is secured by substantially all of the Company's tangible assets.

   Future minimum payments under this agreement as of December 31, 1999 are as follows:

       Fiscal Year--
         2000....................................................... $  480,859
         2001.......................................................    524,574
         2002.......................................................    474,873
                                                                     ----------
           Total payments...........................................  1,480,306
         Less--Amount representing interest.........................    240,837
                                                                     ----------
           Present value of minimum payments........................  1,239,469
         Less--Current portion......................................    353,508
                                                                     ----------
                                                                     $  885,961
                                                                     ==========

   Additionally, in connection with the Equipment Loan Agreement, the Company issued warrants for the purchase of 21,667 shares of common stock at $3.00 per share. In accordance with SFAS No. 123, Accounting for Stock-Based Compensation, the Company computed the fair value of the warrants using the Black-Scholes option pricing model. The value of these warrants was not material to the financial statements.

 (b) Operating Leases

   The Company has entered into lease agreements for laboratory equipment and facilities, office space and computer equipment. The Company's operating leases are primarily for the Company's research and

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

development facility in Cambridge, Massachusetts, and expire in December 2007. Future minimum lease payments under operating leases with initial or remaining terms of one year or more are approximately as follows:

         Year                                           Amount
         ----                                         ----------
         2000........................................ $  693,134
         2001........................................    683,000
         2002........................................    679,390
         2003........................................    677,700
         2004........................................    661,361
         Thereafter..................................  1,979,627
                                                      ----------
                                                      $5,374,212
                                                      ==========

   The Company's rent expense under operating leases was approximately $725,000, $654,000, $923,000, $191,000 and $171,000 during the years ended
December 31, 1999, 1998 and 1997 and for the three month periods ended
March 31, 2000 and 1999, respectively, net of facility sublease income of approximately $178,000 and $41,000 in 1999 and 1998, respectively. Facility sublease income approximated $44,000 for each of the three month periods ended March 31, 2000 and 1999. No facility sublease income was recorded in 1997.

(6) RELATED PARTY TRANSACTIONS

   The Company has consulting agreements with nine members of its Scientific Advisory Board (SAB) and one member of its board of directors. Payments to these members under these agreements amounted to $335,834, $324,000, $290,000, $47,000 and $107,000 during the years ended December 31, 1999, 1998 and 1997 and for the three month periods ended March 31, 2000 and 1999, respectively. Future obligations under the consulting agreements are approximately $108,000 and $80,000 in 2000 and 2001, respectively.

(7) DEFERRED TAXES

   At December 31, 1999, the Company has net operating loss carryforwards for federal income tax purposes of approximately $13,658,000, which expire through 2019. The Company also has certain tax credits available to offset future federal and state income taxes, if any. Net operating loss carryforwards and credits are subject to review and possible adjustments by the Internal Revenue Service and they may be limited by the occurrence of certain events, including significant changes in ownership interests.

   The Company's total deferred tax assets and corresponding valuation allowances at December 31, 1999 and 1998 are approximately as follows:

                                                          1999        1998
                                                       ----------  ----------
     Net operating loss carryforwards................. $5,463,000  $1,815,000
     Research and development tax credits.............    648,000     280,000
     Other............................................     18,000     (17,000)
                                                       ----------  ----------
                                                        6,129,000   2,078,000
     Less--Valuation allowance for deferred tax
      assets.......................................... (6,129,000) (2,078,000)
                                                       ----------  ----------
                                                       $      --   $      --
                                                       ==========  ==========

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

   SFAS No. 109 requires that a valuation allowance be recorded against tax assets when it is more likely than not that the deferred tax assets will not be realized. Since their ultimate realization based upon past performance and expiration dates is uncertain, the Company has established a full valuation allowance against these carryforward benefits and will recognize the benefits only as reassessment demonstrates they are realizable. Realization is entirely dependent upon future earnings in specific tax jurisdictions. The need for this valuation allowance is subject to periodic review. If the allowance is reduced, the tax benefits of the carryforwards will be recorded in future operations as a reduction of the Company's income tax expense. No income tax payments were made during 1999 and 1998.

(8) STOCK OPTIONS

   The Company's 1996 Long-Term Incentive Plan (the Plan) provides for the grant of non-qualified and incentive stock options and shares of restricted stock to employees, consultants, independent members of the Board of Directors and members of the SAB. The Plan terminates on June 30, 2006, subject to earlier termination by the Board of Directors. Under the Plan, as amended July 30, 1999, 2,500,000 shares of common stock have been reserved for issuance.

   Information with respect to the Plan is as follows:

                                                                       Weighted-
                                                            Exercise    Average
                                                Number of   Price Per  Exercise
                                                 Shares       Share      Price
                                                ---------  ----------- ---------
     Outstanding at December 31, 1996..........   853,400  $ 0.25-1.00   $0.97
       Granted.................................   493,600    1.00-2.50    1.06
       Expired or canceled.....................   (60,000)        1.00    1.00
                                                ---------  -----------   -----
     Outstanding at December 31, 1997.......... 1,287,000    0.25-2.50    1.00
       Granted.................................   454,170    1.00-3.00    1.47
       Expired or canceled.....................    (5,950)        1.00    1.00
                                                ---------  -----------   -----
     Outstanding at December 31, 1998.......... 1,735,220    0.25-3.00    1.16
       Granted.................................   243,220    0.10-1.00    0.50
       Expired or canceled.....................   (67,879)        1.00    1.00
                                                ---------  -----------   -----
     Outstanding at December 31, 1999.......... 1,910,561  $0.10-$3.00   $1.05
       Granted.................................    85,000         1.00    1.00
                                                ---------  -----------   -----
     Outstanding at March 31, 2000............. 1,995,561  $0.10-$3.00   $1.02
                                                =========  ===========   =====
     Vested at March 31, 2000.................. 1,550,067  $0.25-$3.00   $1.05
                                                =========  ===========   =====
     Vested at December 31, 1999............... 1,416,721  $0.25-$3.00   $1.05
                                                =========  ===========   =====
     Vested at December 31, 1998...............   888,513  $0.25-$2.50   $1.10
                                                =========  ===========   =====
     Vested at December 31, 1997...............   525,895  $0.25-$2.50   $1.10
                                                =========  ===========   =====

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


   The following table presents weighted-average price and life information about significant option groups outstanding at March 31, 2000:

                                                        Weighted-
                                                         Average                   Weighted-
        Range of                                        Remaining                   Average
        Exercise             Number                    Contractual                 Exercise
         Prices            Outstanding                    Life                       Price
        --------           -----------                 -----------                 ---------
       $0.10-1.00           1,873,061                   7.1 years                    $0.90
       $2.50-3.00             122,500                   7.8 years                    $2.51
                            ---------
                            1,995,561
                            =========

   Options granted to employees and certain options granted to members of the SAB generally vest over a 42-month period, but they may not be exercised before a registration of the Company's common stock pursuant to the provisions of the Securities Exchange Act of 1933 or nine years and six months following the date of grant, whichever is sooner.

   In connection with stock options granted to employees and non-employees during the year ended December 31, 1999 and the three months ended March 31, 2000, the Company recorded deferred compensation of $408,000 which represents the aggregate difference between the option exercise price and the deemed fair market value of the common stock determined for financial reporting purposes for grants to employees and the fair market value of the options for the non-employees. The deferred compensation will be recognized as an expense over the vesting period of the underlying stock options for options granted to employees and as earned for non-employees in accordance with EITF 96-18. The Company recorded compensation expense of approximately $27,000 and $228,000 during the year ended December 31, 1999 and for the three months ended March 31, 2000, related to these options as a compensation charge for issuances of stock options.

   During 1999, the Company repriced 70,000 options to purchase common stock issued to certain members of its board of directors. Under APB No. 25, Accounting for Stock Issued to Employees, the Company is required to follow variable accounting for these options. As of December 31, 1999, there was no difference between the fair market value of the Company's common stock and the exercise price of these options; accordingly, there was no income statement impact related to these options in 1999. As of March 31, 2000 the difference between the exercise price and the fair value of the Company's common stock was approximately $373,800; the full amount was expensed in the three month period as these options are fully vested. In accordance with APB No. 25, these options will be accounted for as variable plan options until the options are exercised or terminated.

   On February 14, 2000, the Company issued 300,000 shares of restricted stock. These shares of restricted stock will be fully vested upon the effective date of the merger of the Company with Ontogeny, Inc. and Creative BioMolecules, Inc. If the effective date has not occurred prior to September 30, 2000, the restricted stock will be forfeited. As of March 31, 2000 the Company has recorded approximately $1,900,000 of deferred compensation related to these shares. The deferred compensation balance and any increase in the value of such shares will be expensed on the date the shares vest; accordingly no amounts have been expensed during the three months ended March 31, 2000.

   SFAS No. 123 requires the measurement of the fair value of stock options or warrants to be included in the statement of operations or disclosed in the notes to consolidated financial statements. The Company has determined that it will continue to account for stock-based compensation for employees under APB No. 25 and elect the disclosure-only alternative under SFAS No. 123.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)


   Had compensation cost for the Company's options been measured in accordance with SFAS No. 123, the Company's net loss would have been as follows:

                                                                  Three Months
                             Years Ended December 31,                 Ended
                         -----------------------------------  ----------------------
                            1999         1998        1997        2000        1999
                         -----------  -----------  ---------  -----------  ---------
Net (loss) income--
  As reported........... $(6,537,595) $(3,623,267) $  46,896  $(3,810,284) $ 775,666
  Pro forma.............  (6,887,851)  (3,906,106)  (198,050)  (3,898,406)  (688,102)

   Under SFAS No. 123, the fair value of each option grant is estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                                                  Three Months
                             Years Ended December 31,                 Ended
                         -----------------------------------  ----------------------
                            1999         1998        1997        2000        1999
                         -----------  -----------  ---------  -----------  ---------
Dividend yield..........    0.0%         0.0%        0.0%        0.0%        0.0%
Risk-free interest
 rate................... 4.8%-6.33%    5.5%-5.7%     7.0%        6.7%      4.8-5.4%
Volatility..............     70%          70%         70%         70%         70%
Weighted-average
 expected option term...  7.0 years    7.0 years   7.0 years   7.0 years   7.0 years

   The weighted fair market value per share at the date of grant during the years ended December 31, 1999, 1998, 1997 and for the three months ended March 31, 2000 and 1999 was approximately $0.84, $0.56, $0.73, $0.72 and $0.70 respectively.

(9) PREFERRED STOCK

   In August 1999, the Company increased its number of authorized shares of common and preferred stock to 30,084,501 and 7,747,153 shares, respectively. Also in 1999, the Company issued 4,729,134 shares of Series B convertible preferred stock (Series B) with a par value of $0.01 and warrants for the purchase of 2,364,562 shares of the Company's common stock at $.50 per share in exchange for an aggregate purchase price of approximately $10,500,000. The purchase price consisted of approximately $7,430,000 in cash and the conversion of $2,950,000 of bridge notes and $118,000 of accrued interest thereon (see
Note 10). In 1997, the Company issued 2,702,702 shares of Series A convertible preferred stock (Series A) with a par value of $0.01 and warrants for the purchase of 1,351,352 shares of the Company's common stock at $3.00 per share in exchange for an aggregate purchase price of approximately $6,000,000 in cash.

CONVERSION

   Each share of Series A and Series B preferred stock, at the option of the holder, may be converted at any time into one share of common stock of the Company. The Series A and Series B preferred stock is automatically converted into shares of common stock of the Company at any time upon the affirmative election by the holders of a majority of the outstanding preferred stock or upon the closing of an initial public offering of the Company's common stock having an offering price of at least $5.00 per share and aggregate gross proceeds of $20,000,000.

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

DIVIDENDS

   Dividends are payable on the Series A and Series B preferred shares pro rata on an as-converted basis with dividends on the common stock. In addition, on January 20, 2000, under the terms of the Series B preferred stock purchase agreement, a special common stock dividend of three-quarters of one share of common stock per share of Series B preferred stock, for a total of 3,546,864 common shares, was paid to the Series B shareholders pursuant to the terms of the Company's Articles of Incorporation, as amended. The fair value of the common shares issued for this dividend of approximately $14,400,000 was charged to accumulated deficit upon issuance.

   Each holder of Series A and Series B preferred shares has voting rights equal to the number of common stock shares into which such preferred shares of the holder are convertible. The consent of the holders of a majority of the Series A and Series B preferred shares is required for validating certain actions by the Company.

LIQUIDATION PREFERENCE

   The holders of the Series A preferred shares are entitled to a liquidation preference equal to $2.22 per share plus any declared but unpaid dividends on such shares in the event of the Company's liquidation, dissolution or winding-up. After such payment is made, then:

     (1) If (a) the liquidating event occurs prior to January 1, 2002 and, on a pro forma basis, the Series B shareholders would received an amount per share of Series B preferred in excess of $3.30 plus all declared and unpaid dividends had all the assets of the Company legally available for distribution (excluding those assets distributed to satisfy the liquidation preference of the Series A preferred shares) been distributed ratably to the holders of the Company's common stock, the Series A preferred stock and the Series B preferred stock on an as-if-converted-to-common-stock basis or
  (b) the liquidating event occurs and all shareholders of the Company are entitled to receive securities as a result of such liquidating event, then all remaining assets of the Company shall be distributed ratably to the holders of the Company's common stock and the Series A preferred and the Series B preferred on an as-if-converted-to-common-stock basis.

     (2) In all other cases, the remaining assets will be distributed to Series A and Series B shareholders on a basis whereby the Series B shareholders will receive that portion of the total assets equal to (x) the total number of shares of Company common stock that would be outstanding if the outstanding shares of series B preferred stock were converted into shares of Company common stock divided by (y) the total number of shares of Company common stock that would be outstanding if the outstanding shares of both Series A preferred stock and Series B preferred stock were converted into Company common stock (the Total Shares), and Series A shareholders will receive that portion of the total assets equal to (x) the total number of shares of Company common stock into which the outstanding shares of Series A preferred stock are then convertible divided by (y) the Total Shares; with such distribution to be made until the holders of the Series B preferred stock receive an amount per share of Series B equal to $2.22 plus all declared and unpaid dividends. Any remaining assets will then be distributed on a pro rata basis to all shareholders.

WARRANTS

   The holders of the 1,351,352 warrants issued with the Series A preferred stock are entitled to purchase shares of common stock of the Company for a cash price of $3.00 per share. In connection with the January 1999 bridge loans, the Company repriced 1,328,828 of these warrants from $3.00 to $0.30 per share (see
Note 10).

                               REPROGENESIS, INC.

                               December 31, 1999
                (Including data applicable to unaudited periods)

   The warrants issued with the Series A preferred stock are fully exercisable and expire on the earlier of (i) the closing of an initial public offering of the Company's common stock having an offering price of at least $5.00 per share and aggregate gross proceeds of $20,000,000, (ii) April 25, 2000 or (iii) any reorganization, reclassification, consolidation, merger or sale, if the value of the stock or other assets payable with respect to the Reprogenesis common stock is in excess of the stock purchase price (as defined in the warrant), and the stock received, if any, is publicly traded.

   The holders of the 2,364,562 warrants issued with the Series B preferred stock are entitled to purchase shares of common stock of the Company at an exercise price of $.50 per share. The warrants are fully exercisable and expire on the earlier of (i) the closing of an initial public offering of the Company's common stock having an offering price of at least $5.00 per share and aggregate gross proceeds of $20,000,000, (ii) July 30, 2004 or (iii) any reorganization, reclassification, consolidation, merger or sale, if the value of the stock or other assets payable with respect to the Reprogenesis common stock is in excess of the stock purchase price (as defined in the warrant), and the stock received, if any, is publicly traded. During the three month period ended March 31, 2000, 67,566 warrants were converted into shares of the Company's common stock.

(10) BRIDGE LOAN AGREEMENTS

   In January 1999, the Company entered into bridge loan agreements (the Notes) with certain Series A stockholders for a total of $2,950,000. The Notes were secured by certain intellectual property of the Company and accrued interest at the rate of 8% per annum until maturity. In August 1999, under the terms of the Notes, the Notes and approximately $118,000 of accrued interest were converted into Series B preferred stock (see Note 9).

   In connection with the Notes, the Company reduced the exercise price of warrants to purchase 1,328,828 shares of common stock issued in connection with the Series A preferred stock from $3.00 to $0.30 (see Note 9). The Company estimated the value of this repricing under the Black-Scholes option pricing model to be approximately $0.72 per share. This value was accounted for as interest expense over the term of the Notes.

(11) RETIREMENT PLAN

   Effective January 1, 1999, the Company began sponsoring a defined contribution plan (the Plan) that covers substantially all of the Company's employees, subject to minimum age and experience requirements, pursuant to which employees may defer compensation for income tax purposes under Section 401(k) of the Internal Revenue Code. Participants may contribute up to 15% of their annual compensation to the Plan, subject to certain limitations.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                                                         ANNEX A

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          CREATIVE BIOMOLECULES, INC.

                                 ONTOGENY, INC.

                               REPROGENESIS, INC.

                                      AND

                                  CURIS, INC.

                         Dated as of February 14, 2000


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

 ARTICLE I    THE MERGER................................................   A-2

    1.1      The Merger.................................................   A-2
    1.2      Effective Time.............................................   A-2
    1.3      Effect of the Merger.......................................   A-2
                   Certificate of Incorporation and By-laws of Surviving
    1.4      Company....................................................   A-2
    1.5      Directors and Officers.....................................   A-2

 ARTICLE II   EFFECTS ON CAPITAL STOCK; EXCHANGE OF CERTIFICATES........   A-2

    2.1      Effect of Merger On Capital Stock..........................   A-2
    2.2      Cancellation of Treasury Shares............................   A-4
    2.3      Stock Options and Warrants.................................   A-4
    2.4      Adjustments to Exchange Ratios.............................   A-4
    2.5      Fractional Shares..........................................   A-5
    2.6      Surrender of Certificates..................................   A-5
    2.7      No Further Ownership Rights in Company Stock...............   A-6
    2.8      Closing....................................................   A-6
    2.9      Lost, Stolen or Destroyed Certificates.....................   A-6
    2.10     Tax Consequences...........................................   A-7
    2.11     Dissenters' Rights.........................................   A-7
    2.12     Closing of Company Transfer Books..........................   A-7
    2.13     Affiliates.................................................   A-7

 ARTICLE III  REPRESENTATIONS AND WARRANTIES OF COMPANIES...............   A-8

    3.1      Organization of the Company................................   A-8
    3.2      The Company's Capital Structure............................   A-8
    3.3      Authority; No Conflict; Required Filings and Consents......   A-9
    3.4      Financial Statements.......................................  A-10
    3.5      No Undisclosed Liabilities.................................  A-11
    3.6      Absence of Certain Changes or Events.......................  A-11
    3.7      Taxes......................................................  A-11
    3.8      Properties.................................................  A-12
    3.9      Intellectual Property......................................  A-12
    3.10     Preclinical Testing and Clinical Trials....................  A-13
    3.11     Agreements, Contracts and Commitments......................  A-14
    3.12     Litigation.................................................  A-14
    3.13     Environmental Matters......................................  A-14
    3.14     Employee Benefit Plans.....................................  A-15
    3.15     Compliance With Laws.......................................  A-16
    3.16     Certain Regulatory Matters.................................  A-16
    3.17     Tax Matters................................................  A-16
    3.18     Registration Statement; Proxy Statement/Prospectus.........  A-17
    3.19     Labor Matters..............................................  A-17
    3.20     Insurance..................................................  A-17
    3.21     No Existing Discussions....................................  A-17
    3.22     Opinion of Financial Advisor...............................  A-17
    3.23     Section 203 of the DGCL Not Applicable.....................  A-17
    3.24     No Brokers.................................................  A-18
    3.25     Stockholder Rights.........................................  A-18

 ARTICLE IV   REPRESENTATIONS AND WARRANTIES OR CURIS...................  A-18

     4.1      Organization of Curis.....................................  A-18
     4.2      Curis' Capital Structure..................................  A-19
     4.3      Authority; No Conflict; Required Filings and Consents.....  A-19
                       Continuity of Business Enterprise; Reorganization
     4.4      Classification............................................  A-20

 ARTICLE V    CONDUCT OF BUSINESS PENDING THE MERGER....................  A-20

     5.1      Conduct of Business by Company Pending the Merger.........  A-20
     5.2      Cooperation...............................................  A-22
     5.3      Confidentiality...........................................  A-22
     5.4      Curis Certificate of Incorporation........................  A-22

 ARTICLE VI   SOLICITATION OF OTHER PROPOSALS...........................  A-22

     6.1      Solicitation of Other Proposals...........................  A-22

 ARTICLE VII  ADDITIONAL AGREEMENTS.....................................  A-25

     7.1      Proxy Statement/Prospectus; Registration Statement........  A-25
     7.2      Meetings of Stockholders..................................  A-26
     7.3      Access to Information.....................................  A-26
     7.4      All Reasonable Efforts; Further Assurances................  A-26
     7.5      Stock Options and Warrants................................  A-27
     7.6      Notification of Certain Matters...........................  A-28
     7.7      Listing on the Nasdaq.....................................  A-29
     7.8      Public Announcements......................................  A-29
     7.9      Accountant's Letters......................................  A-29
     7.10     Indemnification of Directors and Officers.................  A-29
     7.11     Covenants for Tax-free Status.............................  A-30
     7.12     Stockholder Agreements....................................  A-30
     7.13     Affiliate Agreements......................................  A-31
     7.14     SEC Filings...............................................  A-31
     7.15     Maintenance, Prosecution and Filing Obligations...........  A-31
     7.16     Certain Agreements........................................  A-31
     7.17     Lock-Up Agreements........................................  A-32
     7.18     Curis Board Authorization.................................  A-32
     7.19     Best Efforts Obligations..................................  A-32

 ARTICLE VIII CONDITIONS OF MERGER......................................  A-32

                   Conditions to Obligation of All Parties to Effect the
     8.1      Merger....................................................  A-32
                    Additional Conditions to Obligation of Each Party to
     8.2      Effect the Merger.........................................  A-33

 ARTICLE IX   TERMINATION, AMENDMENT AND WAIVER.........................  A-34

     9.1      Termination...............................................  A-34
     9.2      Effect of Termination.....................................  A-35
     9.3      Fees and Expenses.........................................  A-35
     9.4      Amendment.................................................  A-37
     9.5      Waiver....................................................  A-37

 ARTICLE X    GENERAL PROVISIONS........................................  A-38

    10.1      Survival of Representations and Warranties................  A-38
    10.2      Notices...................................................  A-38
    10.3      Certain Definitions.......................................  A-39
    10.4      Interpretation............................................  A-40

 10.5        Severability..............................................  A-40
 10.6        Entire Agreement..........................................  A-41
 10.7        Assignment................................................  A-41
 10.8        Parties in Interest.......................................  A-41
 10.9        Failure or Indulgence Not Waiver; Remedies Cumulative.....  A-41
 10.10       Governing Law.............................................  A-41
 10.11       Counterparts..............................................  A-41
 EXHIBIT A-- Form of Stockholder Agreement.............................  A-46
 EXHIBIT B--  Form of Certificate of Merger............................  A-50
 EXHIBIT C--  Form of Articles of Merger...............................  A-52
 EXHIBIT D--  Curis Certificate of Incorporation.......................  A-55
 EXHIBIT E--  Form of Affiliate Agreement..............................  A-58
 EXHIBIT F--  Form of Lock-Up Agreement................................  A-60
              Form of Certificate of Amendment to Certificate of
 EXHIBIT G--  Incorporation............................................  A-62
              Form of Articles of Amendment to Articles of
 EXHIBIT H--  Incorporation............................................  A-64

                                   SCHEDULES

Schedule 1.5Directors and Officers of the Surviving Company

Creative Disclosure Schedules

   See attached

Ontogeny Disclosure Schedules

   See attached

Reprogenesis Disclosure Schedules

   See attached

Curis Disclosure Schedules

   None

                          AGREEMENT AND PLAN OF MERGER

   This AGREEMENT AND PLAN OF MERGER, is made as of February 14, 2000 (the "Agreement") by and among CREATIVE BIOMOLECULES, INC., a Delaware corporation ("Creative"), ONTOGENY, INC., a Delaware corporation ("Ontogeny"), REPROGENESIS, INC., a Texas corporation ("Reprogenesis") and CURIS, INC. a Delaware corporation ("Curis"). Each of Creative, Ontogeny, Reprogenesis and Curis are sometimes referred to herein individually as a "Party" and collectively as the "Parties". Each of Creative, Ontogeny and Reprogenesis are also sometimes referred to herein individually as a "Company" and collectively as the "Companies".

                                    RECITALS

   WHEREAS, each of the Parties desires to effectuate a corporate reorganization to form a combined company to conduct the businesses of the Companies;

   WHEREAS, Curis has been formed by the Companies for the purpose of effectuating such corporate reorganization;

   WHEREAS, each Company is the owner of 100 shares of common stock, par value $.01 per share, of Curis (the "Curis Common Stock");

   WHEREAS, the Board of Directors of each Party has deemed it advisable and in the best interests of such Party and the stockholders of such Party for such Party to effectuate the corporate reorganization upon the terms and subject to the conditions set forth herein;

   WHEREAS, in furtherance of such corporate reorganization, the Board of Directors of each Company has approved the merger of such Company and each other company with and into Curis (the "Merger"), with Curis being the surviving corporation of the Merger (the "Surviving Company") in accordance with the General Corporation Law of the State of Delaware (the "DGCL") and the Texas Business Corporation Act (the "TBCA") and subject to the conditions set forth herein;

   WHEREAS, the Merger will result in, among other things, the exchange and conversion of all of the issued and outstanding shares of capital stock of the Companies into shares of common stock, par value $0.01 per share, of the Surviving Company ("Surviving Company Common Stock");

   WHEREAS, as a condition to the willingness of, and as an inducement to, the Parties to enter into this Agreement, contemporaneously with the execution and delivery of this Agreement, certain holders of shares of capital stock of the Companies are entering into agreements in the form of Exhibit A hereto (a "Stockholder Agreement"), which Stockholder Agreements provide for certain actions relating to the transactions contemplated by this Agreement, including the agreement by such holders to vote such shares in favor of the Merger;

   WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a tax-free reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the "Code") and the United States Treasury Regulations promulgated thereunder; and

   WHEREAS, the Parties desire to make certain representations and warranties and other agreements in connection with the Merger; and

   NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

                                   ARTICLE I

                                   The Merger

   1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the provisions of the DGCL and the TBCA, each Company shall be merged with and into Curis, the separate corporate existence of each Company shall cease and Curis shall, as the surviving corporation in the Merger, continue its existence under the provisions of the DGCL as the Surviving Company.

   1.2 Effective Time. As promptly as practicable after the satisfaction or, to the extent permitted hereunder, waiver of the conditions set forth in Article VIII of this Agreement, the Parties shall cause the Merger to be consummated by filing (a) the Certificate of Merger substantially in the form of Exhibit B attached hereto (the "Certificate of Merger"), along with a certified copy of this Agreement, if required, with the Secretary of State of the State of Delaware, executed in accordance with the relevant provisions of the DGCL and
(b) the Articles of Merger substantially in the form of Exhibit C attached hereto (the "Articles of Merger") with the Secretary of State of the State of Texas, executed in accordance with the relevant provisions of the TBCA (the date and time of the later of the issuance of the certificate of merger by the Secretary of State of the State of Texas and the filing of the Certificate of Merger, or such later date and time as may be specified in the Certificate of Merger and the Articles of Merger by mutual agreement of the Parties, being the "Effective Time").

   1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL and the TBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Companies shall vest in the Surviving Company, and all debts, liabilities and duties of the Companies shall become the debts, liabilities and duties of the Surviving Company.

   1.4 Certificate of Incorporation and By-laws of Surviving Company. The Certificate of Incorporation of Curis shall be the Certificate of Incorporation of the Surviving Company until thereafter amended as provided by the DGCL. The By-laws of Curis shall be the By-laws of the Surviving Company until thereafter amended as provided by the DGCL.

   1.5 Directors and Officers. At the Effective Time, the directors and officers of the Surviving Company shall be those persons set forth on Schedule
1.5 hereto, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Company's Certificate of Incorporation and By-laws.

                                   ARTICLE II

               Effects on Capital Stock; Exchange of Certificates

   2.1 Effect of Merger on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Parties hereto or the holders of the following securities:

   (a) Subject to the other provisions of this Article II, each share of common stock, par value $.01 per share, of Creative (the "Creative Common Stock") issued and outstanding immediately prior to the Effective Time (other than any Creative Common Stock to be canceled pursuant to Section 2.2) shall be converted automatically into the right to receive 0.30 of a fully paid and nonassessable share of Surviving Company Common Stock (the "Creative Exchange Ratio"), together with cash, if any, in lieu of any fraction of a share of Surviving Company Common Stock, pursuant to Section 2.5 (the "Creative Merger Consideration").

   (b) Subject to the other provisions of this Article II, each share of (i) common stock, par value $.01 per share, of Ontogeny (the "Ontogeny Common Stock") issued and outstanding immediately prior to the Effective

Time and (ii) each share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock of Ontogeny, each series with a par value $.01 per share (collectively, the "Ontogeny Preferred Stock") issued and outstanding immediately prior to the Effective Time (other than, in each case, any Ontogeny Common Stock or Ontogeny Preferred Stock to be canceled pursuant to Section 2.2 and any Appraisal Shares (as defined in Section 2.11(a))) shall be converted automatically into the right to receive 0.2564 of a fully paid and nonassessable share of Surviving Company Common Stock (the "Ontogeny Exchange Ratio"), together with cash, if any, in lieu of any fraction of a share of Surviving Company Common Stock, pursuant to Section 2.5 (the "Ontogeny Merger Consideration").

   (c) (i) In addition to such number of shares of Surviving Company Common Stock that each share of Series A preferred stock, par value $.01 per share, of Reprogenesis (the "Reprogenesis Series A Stock") shall be entitled to pursuant to Section 2.1 (c)(ii), each share of Reprogenesis Series A Stock issued and outstanding immediately prior to the Effective Time (other than any Reprogenesis Series A Stock to be canceled pursuant to Section 2.2 and any Dissenting Shares (as defined in Section 2.11(b)) shall be converted automatically into the right to receive the number of fully paid and nonassessable shares of Surviving Company Common Stock equal to the Reprogenesis Series A Consideration divided by 2,702,702, together with cash, if any, in lieu of any fraction of a share of Surviving Company Common Stock, pursuant to Section 2.5. "Reprogenesis Series A Consideration" shall mean the lesser of (A) the number of fully paid and nonassessable shares of Surviving Company Common Stock whose aggregate Trailing Average Market Price equals $6,000,000 and (B) the Reprogenesis Fully Diluted Merger Consideration.

   (ii) Subject to Section 2.1(c)(i), each share of common stock, par value $.01 per share, of Reprogenesis (the "Reprogenesis Common Stock"), each share of Reprogenesis Series A Stock and each share of Series B preferred stock, par value $.01 per share, of Reprogenesis (the "Reprogenesis Series B Stock") issued and outstanding immediately prior to the Effective Time (other than any Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock to be canceled pursuant to Section 2.2 and any Dissenting Shares (as defined in Section 2.11(b)) shall be converted automatically into the right to receive 0.1956 (the "Reprogenesis Exchange Ratio") multiplied by a fraction, the numerator of which is the Reprogenesis Fully Diluted Merger Consideration less the Reprogenesis Series A Consideration and the denominator of which is the Reprogenesis Fully Diluted Merger Consideration, of a fully paid and nonassessable share of Surviving Company Common Stock, together with cash, if any, in lieu of any fraction of a share of Surviving Company Common Stock, pursuant to Section 2.5. The Creative Exchange Ratio, Ontogeny Exchange Ratio and Reprogenesis Exchange Ratio are sometimes referred to individually herein as an "Exchange Ratio".

   (iii) For the purposes of this Section 2.1(c), (A) "Trailing Average Market Price" shall mean the average of the daily Market Price for each Business Day on the twenty (20) consecutive Business Days the last day of which shall be the fifth Business Day prior to the Effective Time, divided by the Creative Exchange Ratio, (B) "Reprogenesis Fully Diluted Merger Consideration" shall mean the product of the Reprogenesis Exchange Ratio and the aggregate number of shares of Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock either issued and outstanding or subject to outstanding options or warrants to purchase immediately prior to the Effective Time (other than any Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock to be canceled pursuant to Section 2.2), (C) "Market Price" at any date shall be deemed to be the last reported sale price of Creative Common Stock, or, in case no such reported sale takes place on such day, the average of the bid and asked prices, in either case as officially reported by the Nasdaq National Market, or, if the Nasdaq National Market is no longer reporting such information, as reasonably determined in good faith by resolution of the Board of Directors of Reprogenesis, and (D) "Reprogenesis Merger Consideration" shall mean the product of the Reprogenesis Exchange Ratio and the number of shares of Reprogenesis Common Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock issued and outstanding immediately prior to the Effective Time (other than any Reprogenesis Common

Stock, Reprogenesis Series A Stock and Reprogenesis Series B Stock to be canceled pursuant to Section 2.2 and other than any Dissenting Shares). The Reprogenesis Merger Consideration, collectively with the Creative Merger Consideration and the Ontogeny Merger Consideration, are referred to herein as the "Merger Consideration".

   (d) As of the Effective Time, all Company Common Stock and Company Preferred Stock (together, "Company Stock") issued and outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any Company Stock shall cease to have any rights with respect thereto, except the right to receive the applicable Merger Consideration and any cash in lieu of fractional shares of Surviving Company Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.5 hereof, without interest.

   (e) As of the Effective Time, all shares of Curis Common Stock issued and outstanding immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any Curis Common Stock shall cease to have any rights with respect thereto.

   2.2 Cancellation of Treasury Shares. Each share of Creative Common Stock held in the treasury of Creative and each share of Creative Common Stock, if any, owned by any wholly-owned subsidiary of Creative or by Curis immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Ontogeny Common Stock and Ontogeny Preferred Stock held in the treasury of Ontogeny and each share of Ontogeny Common Stock and Ontogeny Preferred Stock, if any, owned by any wholly-owned subsidiary of Ontogeny or by Curis immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof. Each share of Reprogenesis Common Stock and Reprogenesis Preferred Stock held in the treasury of Reprogenesis and each share of Reprogenesis Common Stock and Reprogenesis Preferred Stock, if any, owned by any wholly-owned subsidiary of Reprogenesis or by Curis immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

   2.3 Stock Options and Warrants.

   (a) At the Effective Time, each outstanding Company Stock Option under the Company Stock Plans, whether vested or unvested, shall, in accordance with the terms of such Company Stock Option and such Company Stock Plan, by virtue of the Merger and without any action on the part of the holder thereof, become and represent an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Surviving Company Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, as further set forth in Section 7.5.

   (b) At the Effective Time, each outstanding Company Warrant (other than any Company Warrant that by its terms otherwise expires by virtue of the Merger) shall, in accordance with the terms of such Company Warrant, by virtue of the Merger and without any action on the part of the holder thereof, become and represent a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, the same number of shares of Surviving Company Common Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger (including with respect to the treatment of fractional shares) had such holder exercised such Company Warrant in full immediately prior to the Effective Time, as further set forth in
Section 7.5

   2.4 Adjustments to Exchange Ratios. Without limiting any other provision of this Agreement, the applicable Exchange Ratio or Exchange Ratios shall be correspondingly adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Company Stock), reorganization, recapitalization, reclassification, conversion, consolidation, contribution or exchange of shares or other like change with respect to Curis Common Stock or Company Stock occurring after the date hereof and prior to the Effective Time.

   2.5 Fractional Shares. No fraction of a share of Surviving Company Common Stock will be issued hereunder, but in lieu thereof each holder of Company Stock who would otherwise be entitled to a fraction of a share of Surviving Company Common Stock (after aggregating all fractional shares of Surviving Company Common Stock to be received by such holder) shall receive from the Surviving Company an amount of cash (rounded down to the nearest whole cent), without interest, equal to the product of such fraction multiplied by the Market Value (as defined below) of the Surviving Company Common Stock. The "Market Value" of the Surviving Company Common Stock means the closing price per share of Surviving Company Common Stock (rounded to the nearest cent) on the NASDAQ National Market (as reported in the Wall Street Journal, or, if not reported therein, any other authoritative source selected by the Surviving Company) on the first day of trading of shares of Surviving Company Common Stock.

   2.6 Surrender of Certificates.

   (a) Exchange Agent. Prior to the Effective Time, Curis shall designate one or more Persons to act as Exchange Agent hereunder.

   (b) Surviving Company to Provide Common Stock. Promptly after the Effective Time, the Surviving Company shall make available to the Exchange Agent for exchange in accordance with this Article II, through such reasonable procedures as the Surviving Company may adopt, the shares of Surviving Company Common Stock issuable pursuant to Section 2.1 in exchange for outstanding Company Stock, together with an estimated amount of cash to be paid pursuant to Section
2.5 in lieu of fractional shares.

   (c) Exchange Procedures. Promptly after the Effective Time, the Surviving Company shall cause the Exchange Agent to mail to each holder of record of a certificate or certificates (the "Certificates") which immediately prior to the Effective Time represented outstanding Company Stock whose shares were converted into the right to receive shares of Surviving Company Common Stock pursuant to Section 2.1, a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as the Surviving Company may reasonably specify) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Surviving Company Common Stock and cash in lieu of the fraction of a share of Surviving Company Common Stock, if any, pursuant to Section 2.5 hereof. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor, a certificate representing the number of whole shares of Surviving Company Common Stock and payment in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.5, and the Certificate so surrendered shall forthwith be canceled. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented Company Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the right to receive the number of full shares of Surviving Company Common Stock into which such Company Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 2.5. Any portion of the shares of Surviving Company Common Stock deposited with the Exchange Agent pursuant to this Section 2.6(c) which remains undistributed to the holders of the Certificates representing Company Common Shares for six (6) months after the Effective Time shall be delivered to Surviving Company, upon demand, and any holders of Company Stock who have not theretofore complied with this Article II shall thereafter look only to the Surviving Company for Surviving Company Common Stock, any cash in lieu of fractional shares of Surviving Company Common Stock and any dividends or distributions with respect to Surviving Company Common Stock to which such holders may be entitled.

   (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Surviving Company Common Stock with a record date after the Effective Time will be paid to the holder of any unsurrendered Certificate with respect to the shares of Surviving Company Common Stock represented thereby until the holder of record of such Certificate shall surrender such Certificate. Subject to applicable escheat law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Surviving Company Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Surviving Company Common Stock.

   (e) Transfers of Ownership. If any certificate for shares of Surviving Company Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it will be a condition of the issuance thereof that the Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer and that the Person requesting such exchange will have paid to Surviving Company, or any agent designated by it, any transfer or other taxes required by reason of the issuance of a certificate for shares of Surviving Company Common Stock in any name other than that of the registered holder of the certificate surrendered, or established to the satisfaction of Surviving Company or any agent designated by it that such tax has been paid or is not payable.

   (f) No Liability. Notwithstanding anything to the contrary in this Agreement, none of the Exchange Agent or Surviving Company shall be liable to a holder of Company Stock for any Surviving Company Common Stock or any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

   (g) Withholding of Tax. The Surviving Company and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Stock such amounts as the Surviving Company (or any Affiliate thereof) or the Exchange Agent are required to deduct and withhold with respect to the making of such payment under the Code, or any provision of federal, state, local or foreign Tax law (as defined below). To the extent that amounts are so withheld by the Surviving Company or the Exchange Agent, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of Company Stock in respect of whom such deduction and withholding were made by Surviving Company.

   2.7 No Further Ownership Rights in Company Stock. All shares of Surviving Company Common Stock issued upon the surrender for exchange of Company Stock in accordance with the terms of this Article II (including any cash paid in respect thereof) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Stock under this Article II, and there shall be no further registration of transfers on the records of the Surviving Company of shares of Company Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Company for any reason, they shall be canceled and exchanged as provided in this Article II.

   2.8 Closing. Unless this Agreement shall have been terminated and the transactions contemplated by this Agreement abandoned pursuant to the provisions of Article IX, and subject to the provisions of Article VIII, the closing of the Merger (the "Closing") will take place at 10:00 a.m. (Eastern time) on a date (the "Closing Date") to be mutually agreed upon by the parties, which date shall be not later than the third Business Day after all the conditions set forth in Article VIII shall have been satisfied (or waived in accordance with Section 9.5, to the extent the same may be waived), unless another time and/or date is agreed to in writing by the parties. The Closing shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Boston, Massachusetts, unless another place is agreed to in writing by the parties.

   2.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Surviving Company Common Stock and cash for fractional shares, if any, as may be required pursuant to Section 2.5; provided that the Surviving Company may, as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against the Surviving Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

   2.10 Tax Consequences. For federal income tax purposes, the Parties intend that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall be, and is hereby, adopted as a plan of reorganization for purposes of Section 368 of the Code. The parties shall not take a position on any Tax Return (as defined below) inconsistent with this Section 2.10.

   2.11 Dissenters' Rights.

   (a) Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of capital stock of Ontogeny that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in
Section 2.1, but rather the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with
Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the applicable Merger Consideration as provided in Section 2.1. Ontogeny shall give prompt notice to Curis of any demands received by Ontogeny for appraisal of any shares of capital stock of Ontogeny, and Curis shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Ontogeny shall not, without the prior written consent of Curis, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

   (b) Notwithstanding anything in this Agreement to the contrary, shares ("Dissenting Shares") of capital stock of Reprogenesis that are outstanding immediately prior to the Effective Time and that are held by any Person who is entitled to make and properly makes demand for payment of the fair value of such Dissenting Shares pursuant to, and who complies in all respects with,
Article 5.12 of the TBCA ("Article 5.12") shall not be converted into Merger Consideration as provided in Section 2.1, but rather the holders of Dissenting Shares shall be entitled to payment of the fair value of such Dissenting Shares in accordance with Article 5.12; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose his right to payment of the fair value under Article 5.12, then the right of such holder to be paid the fair value of such holder's Dissenting Shares shall cease and such Dissenting Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to receive, the applicable Merger Consideration as provided in Section 2.1. Reprogenesis shall give prompt notice to Curis of any demands received by Reprogenesis for the payment of the fair value of any shares of capital stock of Reprogenesis, and Curis shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, Reprogenesis shall not, without the prior written consent of Curis, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

   2.12 Closing of Company Transfer Books. At the Effective Time, the stock transfer books of each Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Stock are presented to the Surviving Company, they shall be canceled and presented to the Exchange Agent in accordance with Section 2.6.

   2.13 Affiliates. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Person who is a director or executive officer of a Company or a holder of shares of 10% or more of such Company's Voting Stock, shall not be exchanged until the Surviving Company has received an Affiliate Agreement from such Person.

                                  ARTICLE III

                  Representations and Warranties of Companies

   Each Company hereby represents and warrants to each other Company that the statements contained in this Article III are true and correct with respect to it, except as set forth herein or in the disclosure schedule attached by such Company to this Agreement (for each respective Company, the "Company Disclosure Schedule"). The Company Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III, and the disclosure in any section shall qualify other sections in this
Article III only the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. For the purposes of this Article III, all references to a Company shall include such Company and its Subsidiaries, and all representations and warranties about a Company shall be construed as representations and warranties about each of its Subsidiaries as well, unless the context requires otherwise (including, by way of example, Section 3.7(c) hereof).

   3.1 Organization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization. The Company has all requisite corporate power to own, lease and operate its properties and assets and to carry on the business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of the Company, or to have a material adverse effect on the ability of the Company to consummate the transactions contemplated by this Agreement (a "Company Material Adverse Effect"); provided, however, that for purposes of this Agreement, any adverse change in the stock price of a Company whose stock is publicly traded (each, a "Public Company") in and of itself, as quoted on the Nasdaq National Market, shall not be taken into account in determining whether there has been or would be a "Company Material Adverse Effect" on or with respect to the Company.

   3.2 The Company's Capital Structure.

   (a) The authorized capital stock of the Company is as set forth in the Company Disclosure Schedule. As of February 10, 2000, the number of shares of common stock of the Company ("Company Common Stock") and preferred stock of the Company ("Company Preferred Stock") issued and outstanding or held in the treasury of the Company are as set forth on the Company Disclosure Schedule, and all of such shares are validly issued, fully-paid and non-assessable. The Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement, and the plans under which such options were granted (collectively, the "Company Stock Plans") and sets forth a complete and accurate list of all holders of options outstanding as of the date of this Agreement to purchase shares of Company Common Stock (such outstanding options, the "Company Stock Options") under the Company Stock Plans, indicating the number of shares of Company Common Stock subject to each Company Stock Option, and the exercise price, the date of grant and the expiration date thereof. The Company Disclosure Schedule shows the number of shares of Company Common Stock reserved for future issuance pursuant to warrants or other outstanding rights to purchase shares of Company Common Stock outstanding as of the date of this Agreement (such outstanding warrants or other rights, the "Company Warrants") and the agreement or other document under which such Company Warrants were granted and sets forth a complete and accurate list of all holders of Company Warrants indicating the number and type of shares of Company Common Stock subject to each Company Warrant, and the exercise price, the date of grant and the expiration date thereof. All outstanding shares of Company Common Stock are, and all shares of Company Common Stock subject to issuance as specified above are, duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be, validly issued, fully paid and nonassessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the TBCA, the Company's Certificate or Articles of Incorporation or By-laws or any agreement to which the Company is a party or is otherwise bound. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Common Stock or any other capital stock of the Company or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity.

   (b) Except for the Company Stock Plans, the Company Warrants and shares of capital stock and other securities of the Company issuable pursuant to the foregoing, (i) there are no equity securities of any class of the Company, or any security exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of or other equity interests in the Company or obligating the Company to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. To the best Knowledge of the Company, other than the Stockholder Agreements, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of or other equity interests in the Company.

   (c) There are no bonds, debentures, notes or other indebtedness of the Company with voting rights (or convertible into, or exchangeable for, securities with voting rights) on any matters on which stockholders of the Company may vote.

   (d) The Company Disclosure Schedule sets forth all Subsidiaries of the Company and the authorized capital stock or other equity interests of such Subsidiaries. The Company owns all of the outstanding capital stock or other equity interests of such Subsidiaries. As of the date of this Agreement, the number of shares of common stock and preferred stock, or amount of other equity interests, of any such Subsidiary issued and outstanding or held in such Subsidiary's treasury are as set forth on the Company Disclosure Schedule, and all of such shares or other equity interests are duly authorized, validly issued, fully-paid and non-assessable and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL or the TBCA (or other law governing such Subsidiary's organization), the Certificate or Articles of Incorporation or By-laws (or other organizational documents) of such Subsidiary or any agreement to which such Subsidiary is a party or is otherwise bound. There are no obligations, contingent or otherwise, of such Subsidiary to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any other entity. There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which any such Subsidiary is a party or by which it is bound obligating it to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock of or other equity interests in such Subsidiary.

   (e) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization. Each such Subsidiary has all requisite power (corporate and otherwise) to own, lease and operate its properties and assets and to carry on the business as now being conducted and as proposed to be conducted, and is duly qualified to do business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a Company Material Adverse Effect. Each Subsidiary of the Company is inactive, has not conducted any business in the last five years, and has not owned, leased or operated any properties or assets in the last five years.

   3.3 Authority; No Conflict; Required Filings and Consents.

   (a) The Company has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by the Company have been duly authorized by all the necessary corporate action on the part of the Company, subject only to the approval of the Merger by the Company's stockholders under the DGCL or the TBCA. This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligations of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

   (b) The execution and delivery of this Agreement by the Company does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate or Articles of Incorporation or By-laws of the Company, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or by which it or any of its properties or assets may be bound or (iv) constitute a change in control or comparable event under any of the terms, conditions or provisions of any note, bond mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which the Company is a party or by which it or any of its properties or assets may be bound, which change of control or comparable event will give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit, except in the case of (ii), (iii) and (iv) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect.

   (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act"),
(ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the issuance of a certificate of merger by the Secretary of State of the State of Texas, (iv) the filing of the Joint Proxy Statement (as defined in Section 3.18 below) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (v) such, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (vi) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. The stockholder vote required for the approval of this Agreement and the Merger by each Company is set forth in the Company Disclosure Schedule.

   3.4 Financial Statements.

   (a) Each Company has provided or made available to each other Company (i) its audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows as of and for each of the last three fiscal years, and (ii) the unaudited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the twelve months ended as of December 31, 1999 (the "Company Financial Statements").

   (b) Each Company Financial Statement (including, in each case, any related notes and schedules) (i) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC or, with respect to Ontogeny and Reprogenesis, the absence of notes thereto) and (iii) fairly presented or will fairly present the consolidated financial position of the Company as of the dates and the consolidated results of its operations and cash flows for the period indicated, consistent with the books and records of the Company, except that the unaudited financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount. The unaudited balance sheet of the Company as of December 31, 1999 is referred to herein as the "Company Balance Sheet."

   3.5 No Undisclosed Liabilities. Except for normal or recurring liabilities incurred since the date of the Company Balance Sheet in the ordinary course of business and consistent with past practices, the Company does not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a Company Material Adverse Effect.

   3.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (i) any event, change or development in the financial condition, results of operations, business, properties or prospects of the Company, that individually or in the aggregate has had, or is reasonably likely to have, a Company Material Adverse Effect; (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to the Company having a Company Material Adverse Effect; (iii) any material change by the Company in its accounting methods not required pursuant to generally accepted accounting principles or practices to which both the other Companies have not previously consented in writing; (iv) any revaluation by the Company of any of its assets having a Company Material Adverse Effect; or (v) any other action or event that would have required the consent of the other Companies pursuant to Section 5.1 of this Agreement had such action or event occurred after the date of this Agreement.

   3.7 Taxes.

   (a) For the purposes of this Agreement, a "Tax" or, collectively, "Taxes," means any and all material federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, gains, franchise, withholding, payroll, recapture, employment, excise, unemployment insurance, social security, business license, occupation, business organization, stamp, environmental and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

   (b) The Company has:

     (i) (y) as of the date of this Agreement, filed all federal, state, local and foreign tax returns and reports required to be filed by it prior to such date (taking into account extensions) and (z) as of the Closing Date, filed all federal, state, local and foreign tax returns and reports required to be filed by it prior to such date (taking into account extensions), and in each case all such returns ("Tax Returns") were complete and accurate in all respects;

     (ii) (y) as of the date of this Agreement, paid or accrued all Taxes due and payable as of such date and (z) as of the Closing Date, paid or accrued all Taxes due and payable as of such date, in each case whether or not so reflected on such returns or reports; and

     (iii) paid or accrued all Taxes for which a notice of assessment or collection has been received (other than amounts being contested in good faith by appropriate proceedings);

  except in the case of clause (i), (ii) or (iii) for any such filings, inaccuracies, payments or accruals which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. Unpaid Taxes for periods prior to the date hereof do not materially exceed accruals and reserves for Taxes (exclusive of any accruals and reserves for Taxes established to reflect timing difference between book and Tax income) as set forth on the Company Balance Sheet. Neither the Internal Revenue Service (the

  "IRS") nor any other taxing authority has asserted any claim for Taxes, or to the Knowledge of the chief executive officer or the principal accounting officer of the Company, is threatening to assert any claims for Taxes, which claims, individually or in the aggregate, are reasonably likely to have a Company Material Adverse Effect. The Company has withheld or collected and paid over to the appropriate Governmental Authorities (or are properly holding for such payment) all Taxes required by law to be withheld or collected, except for amounts which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect. There are no Liens for Taxes upon the assets of the Company (other than Liens for Taxes that are not yet due or that are being contested in good faith by appropriate proceedings), except for Liens which are not reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

   (c) None of the Company and its Subsidiaries has been a member of an affiliated group of corporations filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company). None of the Company and its Subsidiaries has any actual or potential liability for any Taxes of any person (other than the Company) under Treasury Regulation Section 1.1502-6 (or any similar provision of federal, state, local or foreign law), or as a transferee or successor, by contract or otherwise.

   (d) The Company is not a "consenting corporation" within the meaning of
Section 341(f) of the Code, and none of the assets of the Company are subject to an election under Section 341(f) of the Code.

   (e) The Company has not been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

   (f) The Company has not made any payments, is not obligated to make any payments, and is not a party to any agreement that could obligate it to make any payments that will be an "excess parachute payment" under Section 280G of the Code.

   3.8 Properties. The Company Disclosure Schedule sets forth a true and complete list of all real property leased by the Company (collectively, "Lease(s)") and the location of the premises. The Company is not in default under any of such leases, except where the existence of such defaults, individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect. The Company does not own and has never owned any real property.

   3.9 Intellectual Property.

   (a) The Company Disclosure Schedule sets forth a true and complete list of each of the following items: (1) all patents and applications therefor, including any patent term extensions or supplementary protection certificates, registrations of trademarks (including service marks) and applications therefor, domain names and registrations of copyrights and applications therefor that are owned by the Company or that are licensed or sublicensed to the Company, indicating in each case the nature of ownership thereof or license or sublicense thereto, (2) all licenses, agreements and contracts relating to Intellectual Property Rights (as defined below) pursuant to which the Company is entitled to use any Intellectual Property Rights owned by any third party (the "Third Party Licenses"), other than commercially available mass marketed shrink-wrap software and commercially available research reagents, and (3) all agreements under which the Company has granted any third party the right to use any Intellectual Property Rights.

   (b) To the Company's Knowledge, the Company owns, or is licensed, sublicensed or otherwise possesses legally enforceable rights to use, pursuant to the licenses, agreements and contracts listed in Section 3.9(a)(2) of the Company Disclosure Schedule, all Intellectual Property Rights that are used or necessary to conduct the business of the Company as currently conducted and that are material, individually or in the aggregate, to the Company, including without limitation all Intellectual Property Rights used or necessary to conduct its ongoing and presently planned clinical programs (each of which (the "Ongoing Clinical Programs") is deemed to be material to the Company) and all Intellectual Property Rights that are now used or planned to be used or are necessary to make, use or sell its planned products (as disclosed to each other Company) after those products are approved for marketing and sale by the appropriate health regulatory authorities (the "Company Intellectual Property Rights"). For purposes hereof, "Intellectual Property Rights" means all patents, including patent term extensions and supplementary protection certificates, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material.

   (c) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement relating to the Company Intellectual Property Rights, including any Third Party License.

   (d) All patents, including all patent term extensions and supplementary protection certificates, registered trademarks, service marks and copyrights under which the Company holds any rights and which are material to the business of the Company are, to the Company's Knowledge, valid and subsisting, and all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. The Company has taken reasonable measures to protect the proprietary nature of the Company Intellectual Property Rights that are material to the business of the Company and to maintain in confidence all trade secrets and confidential information owned or used by the Company and that are material to the business of the Company. To the Knowledge of the Company, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property Rights.

   (e) To the Knowledge of the Company, none of the activities or business previously or currently conducted by the Company, its licensees or assignees of royalty-bearing Intellectual Property Rights ("IP Assignees") or planned to be conducted (as disclosed to each other Company) by the Company, its licensees or IP Assignees (including the manufacture, use and sale of the future products which are the subject of Ongoing Clinical Programs for any clinical indications) which is material to the business of the Company infringes, violates or constitutes a misappropriation of, any Intellectual Property Rights of any other person or entity. The Company has not received any complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

   (f) The Company is not a party to any agreement under which, following the Closing, a third party would be entitled to receive a license or any other right in or to Intellectual Property Rights currently held by either of the other Companies or any of such other Companies' Affiliates or which, following the Closing, would restrict or limit the business or operations currently conducted by either of the other Companies or any of their Affiliates.

   3.10 Preclinical Testing and Clinical Trials. The human clinical trials, animal studies and other preclinical tests conducted by the Company or in which the Company has participated, and such studies and tests conducted on behalf of the Company, were and, if still pending, are being conducted in all material respects in accordance with experimental protocols, informed consents, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to those being developed by the Company. Neither the Company, nor any agent or representative of the Company nor, to the Knowledge of the Company, any of its licensees and IP Assignees, has received any notices or correspondence from the Food and Drug Administration ("FDA") or any other Governmental Authority requiring the termination, suspension or modification (other than such modifications as are normal in the regulatory process) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of the Company or, to the Knowledge of the Company, such licensees and IP Assignees, or in which the Company or, to the Knowledge of the Company, such licensees and IP Assignees, have participated. To the Company's Knowledge, no clinical investigator acting for the Company has been or is now, or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency.

   3.11 Agreements, Contracts and Commitments.

   (a) There are no contracts or agreements that are material contracts (as defined in Item 601(b)(10) of Regulation S-K) with respect to the Company ("Company Material Contracts") other than as set forth in the Company Disclosure Schedule. No Company Material Contract has expired by its terms or has been terminated in accordance with its terms (nor has the Company received notice of any such termination) and each Company Material Contract is in full force and effect. The Company is not in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any lease, permit, concession, franchise, license or other contract or agreement to which it is a party or by which it or any of its properties or assets is bound, except for violations or defaults that, individually or in the aggregate, have not resulted in and are not reasonably likely to result in a Company Material Adverse Effect.

   (b) The Company Disclosure Schedule sets forth a complete list of each contract or agreement to which the Company is a party or bound (i) with any Affiliate of the Company, other than any agreements (A) which are or have been fully performed and under which the Company has no continuing right, liability or obligation, (B) that are otherwise disclosed on the Company Disclosure Schedule and marked with a footnote indicating that it is a contract or agreement with an Affiliate of the Company or (C) Stockholder Agreements, or
(ii) that includes any non-competition or similar provision imposing any restrictions or undertakings on the Company. To the Company's Knowledge, none of the contracts or agreements referred to in the foregoing clause (ii) would preclude the Company or the Surviving Company from engaging in any of its current activities or any of the Company's or the Surviving Company's planned activities. Copies of all the agreements, contracts and arrangements set forth in the Company Disclosure Schedule have heretofore been made available to the Companies and such copies are accurate and complete.

   3.12 Litigation. There is no Litigation against the Company pending or as to which the Company has received any written notice of assertion.

   3.13 Environmental Matters.

   (a) Except for such matters that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect: (i) the Company has complied with all applicable Environmental Laws (as defined in Section 3.13(b)); (ii) the properties currently owned or operated by the Company (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.13(c)); (iii) the properties formerly owned or operated by the Company were not contaminated with Hazardous Substances during the period of ownership or operation by the Company; (iv) the Company is not subject to liability for any Hazardous Substance disposal or contamination on the property of any third party; (v) the Company has not released any Hazardous Substance; (vi) the Company has not received any notice, demand, letter, claim or request for information alleging that the Company may be in violation of, liable under or have obligations under any Environmental Law; (vii) the Company is not subject to any orders, decrees, injunctions or other arrangements with any Governmental Authority or any indemnity or other agreement with any third party relating to liability under any Environmental Law or relating to Hazardous Substances; and
(viii) there are no circumstances or conditions involving the Company that could reasonably be expected to result in any claims, liability, obligations, investigations, costs or restrictions on the ownership, use or transfer of any property of the Company pursuant to any Environmental Law.

   (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, opinion, common law or agency requirement relating to: (i) the protection, investigation or restoration of the environment, health and safety, or natural resources, (ii) the handling, use, presence, disposal, release or threatened release of any Hazardous Substance or (iii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

   (c) As used herein, the term "Hazardous Substance" means any substance that is: (i) listed, classified, regulated or which falls within the definition of a "hazardous substance" or "hazardous material" pursuant to any Environmental Law; (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (iii) any other substance which is the subject of regulatory action by any Governmental Authority pursuant to any Environmental Law.

   3.14 Employee Benefit Plans.

   (a) The Company has listed in Section 3.14 of the Company Disclosure Schedule all employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of the Company or any trade or business (whether or not incorporated) which is or was ever a member of a controlled group of corporations or which is or was ever under common control with the Company (an "ERISA Affiliate") within the meaning of Section 414 of the Code (together, the "Company Employee Plans").

   (b) With respect to each Company Employee Plan, the Company has furnished to each of the other Companies a true and correct copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such Company Employee Plan,
(iii) each trust agreement and group annuity contract, if any, relating to such Company Employee Plan and (iv) the most recent reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

   (c) With respect to the Company Employee Plans, no event has occurred, and to the Knowledge of the Company, there exists no condition or set of circumstances in connection with which the Company or any ERISA Affiliate could be subject to any liability that is reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect under ERISA, the Code or any other applicable law. The transactions contemplated herein shall not constitute a prohibited transaction (as defined in Section 4975 of the Code) or in any way reasonably be expected to subject the Company to any liability that in the aggregate would have a Company Material Adverse Effect.

   (d) With respect to the Company Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the financial statements of the Company, which obligations are reasonably likely, individually or in the aggregate, to have a Company Material Adverse Effect.

   (e) Neither the Company nor any ERISA Affiliate has (i) ever maintained a Company Employee Benefit Plan which was ever subject to Title IV of ERISA or
Section 412 of the Code or (ii) ever been obligated to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

   (f) Except as provided for in this Agreement, the Company is not a party to any oral or written (i) agreement with any officer or other key employee of the Company, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of the nature contemplated by this Agreement, (ii) agreement with any employee of the Company providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof and for the payment of compensation in excess of $50,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement.

   (g) Each Company Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. The Company has furnished or made available to each other Company a copy of the most recent IRS determination or opinion with respect to each such Company Employee Plan and nothing has occurred since the inception of each such Company Employee Plan which could reasonably be expected to cause the loss of the tax-qualified status of any Company Employee Plan subject to Section 401(a) of the Code.

   (h) None of the Company Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

   3.15 Compliance With Laws. The Company has complied with, is not in violation of, and has not received any notice alleging any violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Company Material Adverse Effect.

   3.16 Certain Regulatory Matters.

   (a) Section 3.16 of the Company Disclosure Schedule sets forth a complete and accurate list of any written communications between the Company, on the one hand, and the FDA or any other Governmental Authority on the other hand that describe matters that could have a material adverse effect on the Company's currently projected sales or revenues attributable to any contemplated compound, product or product line of the Company. The Company has made available to both of the other Companies copies of all such documents, as well as copies of all complaints and other information required to be maintained by the Company pursuant to the United States Federal Food, Drug and Cosmetic Act and Comprehensive Drug Abuse Prevention and Control Act of 1970 and the corresponding laws of jurisdictions other than the United States.

   (b) The Company has filed with the FDA and all applicable state and local regulatory bodies for and received approval of all registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of the Company as currently conducted, the absence of which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. The Company is, and at all relevant times has been, in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations. To the Company's Knowledge, any third party which is a manufacturer for the Company is, and at all relevant times has been, in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations insofar as the same pertain to the manufacture of products for the Company. The Company is, and at all relevant times has been, in compliance in all material respect with all material FDA, state and local rules, regulations, guidelines and policies, including, but not limited to, material FDA, state and local rules, regulations and policies relating to good manufacturing practice ("GMP") and good laboratory practice ("GLP"); and the Company has no reason to believe that any party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same and knows of no basis for any such limitation, suspension or revocation.

   3.17 Tax Matters. To its Knowledge, after consulting with its independent auditors, neither the Company nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

   3.18 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by the Company for inclusion in the registration statement on Form S-4 pursuant to which shares of Surviving Company Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information to be supplied by the Company for inclusion in the joint proxy statement/prospectus (the "Joint Proxy Statement") to be sent to the stockholders of the Companies in connection with the meetings of the Companies' stockholders to consider this Agreement and the Merger (the "Company Meetings") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of the Companies, at the time of the Company Meetings, or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, the Company shall promptly inform the other Companies.

   3.19 Labor Matters. The Company is not a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. The Company is not the subject of any proceeding asserting that the Company has committed an unfair labor practice or is seeking to compel it to bargain with any labor union or labor organization or that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect, nor is there pending or, to the Knowledge of the Company, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving the Company that, individually or in the aggregate, is reasonably likely to have a Company Material Adverse Effect.

   3.20 Insurance. All fire and casualty, general liability, business interruption, product liability, clinical trial and sprinkler and water damage insurance policies maintained by the Company are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, are not reasonably likely to have a Company Material Adverse Effect. The Company Disclosure Schedule sets forth the insurance coverages maintained by the Company and a history of any claims paid.

   3.21 No Existing Discussions. As of the date hereof, the Company is not engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.1).

   3.22 Opinion of Financial Advisor. The financial advisor of each of Creative and Ontogeny has delivered to such Company an opinion dated the date of this Agreement to the effect, as of such date, that the applicable Exchange Ratio is fair to the holders such Company's capital stock from a financial point of view, and such Company has furnished a copy of such opinion to the other Companies.

   3.23 Section 203 of the DGCL Not Applicable. The Board of Directors of each of Creative and Ontogeny has taken all actions, if any, necessary so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the Stockholder Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the Stockholder Agreements.

   3.24 No Brokers. Except with respect to Chase H&Q (in the case of Creative), Pacific Growth Equities, Inc. (in the case of Reprogenesis) and SG Cowen Securities Corporation (in the case of Ontogeny), the Company has no contract, arrangement or understanding with any broker, finder, agent, financial advisor or other intermediary with respect to the transactions contemplated by this Agreement. Each Company has provided to each other Company a copy of such Company's financial advisor contract.

   3.25 Stockholder Rights.

   (a) Other than as set forth in Section 3.2 of the Company Disclosure Schedule, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements, obligations or undertakings of any kind (contingent or otherwise) to which the Company is a party or by which it is bound that will obligate or require the Surviving Company after the Merger to (i) issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock or other voting securities of the Surviving Company,
(ii) issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking or (iii) repurchase, redeem or otherwise acquire any shares of capital stock (or options to acquire any such shares) of the Surviving Company.

   (b) Other than as set forth in Section 3.2 of the Company Disclosure Schedule, there are no agreements, arrangements, obligations or commitments of any character (contingent or otherwise) pursuant to which any Person is or may be entitled (A) to cause the Surviving Company to file a registration statement under the Securities Act or which will otherwise relate to the registration of any securities of the Surviving Company or (B) to preemptive rights or similar contractual rights or arrangements with respect to the issuance or sale of capital stock of the Surviving Company or any securities convertible into or evidencing the right to subscribe for any shares of its capital stock.

   (c) Other than the Stockholder Agreements, the Affiliate Agreements and the Lock-up Agreements there are no voting trusts, proxies or other agreements, arrangements, obligations or commitments of any character (contingent or otherwise) to which the Company is a party or, to the Knowledge of the Company, by which any of its stockholders is bound that, after the Merger, will (i) relate to the voting of any shares of capital stock of the Surviving Company or
(ii) impose restrictions on or otherwise encumber the transfer of the capital stock of the Surviving Company.

                                   ARTICLE IV

                    Representations and Warranties of Curis

   Curis hereby represents and warrants to each Company that the statements contained in this Article IV are true and correct with respect to it, except as set forth herein or in the disclosure schedule attached by Curis to this Agreement (the "Curis Disclosure Schedule"). The Curis Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article IV, and the disclosure in any section shall qualify other sections in this Article IV only the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections.

   4.1 Organization of Curis. Curis is a corporation duly organized, validly existing and good standing under the laws of the State of Delaware. The Certificate of Incorporation of Curis as in effect on the date of this Agreement is attached as Exhibit D hereto (the "Curis Certificate of Incorporation"). Curis has all requisite corporate power to own, lease and operate its properties and assets and to carry on the business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to have a material adverse effect on the business, properties, financial condition, results of operations or prospects of Curis or to have a material adverse effect on the ability of Curis to consummate the transactions contemplated by this Agreement (a "Curis Material Adverse Effect"). Curis does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity.

   4.2 Curis' Capital Structure.

   (a) The authorized capital stock of Curis consists of one hundred twenty-five million shares of Curis Common Stock and twenty million shares, par value $.01 per share, of undesignated preferred stock of Curis ("Curis Preferred Stock"). As of the date of this Agreement, there are 300 shares of Curis Common Stock issued and outstanding, 100 shares of which are each owned by Creative, Ontogeny and Reprogenesis, and no shares of which are held in the treasury of Curis. There are no shares of Curis Preferred Stock issued and outstanding or held in the treasury of Curis. All of such shares of Curis Common Stock are duly authorized, validly issued, fully-paid and non-assessable, were not issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under the DGCL, Curis's Certificate of Incorporation or By-laws or any agreement to which Curis is a party or is otherwise bound.

   (b) There are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which Curis is a party or by which it is bound obligating Curis to issue, deliver or sell, or cause to be issued, delivered or sold, shares of capital stock of or other equity interests in Curis. To the Knowledge of Curis, other than as provided in this Agreement, there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of or other equity interests in Curis.

   (c) Curis does not (i) own of record or beneficially, directly or indirectly, (A) any shares of capital stock or securities convertible into capital stock of any other corporation or (B) any participating interest in any partnership, limited liability company, joint venture or other non-corporate business enterprise or (ii) control, directly or indirectly, any other entity.

   4.3 Authority; No Conflict; Required Filings and Consents.

   (a) Curis has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Curis have been duly authorized by all the necessary corporate action on the part of Curis, subject only to the approval of the Merger by Curis' stockholders under the DGCL. This Agreement has been duly executed and delivered by Curis and constitutes the valid and binding obligation of Curis, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception.

   (b) The execution and delivery of this Agreement by Curis does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-laws of Curis, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, or constitute a change in control under, any of the terms, conditions or provisions of any note, bond mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Curis is a party or by which it or any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Curis or by which it or any of its properties or assets may be bound, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which are not, individually or in the aggregate, reasonably likely to have a Curis Material Adverse Effect.

   (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Curis in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the HSR Act, (ii) the filing of the Certificate of Merger with the

Delaware Secretary of State, (iii) the filing of the Articles of Merger with the Secretary of State of the State of Texas and the issuance of a certificate of merger by the Secretary of State of the State of Texas, (iv) the filing of the Registration Statement with the SEC and the effectiveness thereof, (v) the registration of the Surviving Company Common Stock under the Exchange Act, (vi) such, consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (vii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Curis Material Adverse Effect.

   4.4 Continuity of Business Enterprise; Reorganization Classification. Curis hereby represents and warrants to each Company and to the stockholders of each Company (which representation and warranty shall survive the Closing) that the Merger will satisfy the continuity of business enterprise test of Treasury Regulation Section 1.368-1(d).

                                   ARTICLE V

                     Conduct of Business Pending the Merger

   5.1 Conduct of Business by Company Pending the Merger. Each Company covenants and agrees with the other Parties that, between the date hereof and the Effective Time, except as expressly required or permitted by this Agreement or unless each other Party shall otherwise agree in writing, such Company shall conduct and shall cause the businesses of each of its Subsidiaries to be conducted only in, and such Company and its Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice. Each Company shall use its commercially reasonable best efforts to preserve intact the business organization and assets of such Company and each of its Subsidiaries, and to operate, and cause each of its Subsidiaries to operate, according to plans and budgets provided to each other Party, to keep available the services of the present officers, employees and consultants of such Company and each of its Subsidiaries and, except as set forth in Section 5.1 of the Company Disclosure Schedule, to maintain in effect Company Material Contracts and to preserve the present relationships of the Company and each of its Subsidiaries with licensors, licensees, sponsors, customers, suppliers, consultants and other Persons with which the Company or any of its Subsidiaries has business relations. By way of amplification and not limitation, except as expressly permitted by this Agreement or except as set forth in the Company Disclosure Schedule, neither the Companies nor any of their respective Subsidiaries shall, between the date hereof and the Effective Time, directly or indirectly do, or propose to do, any of the following without the prior written consent of each other Party:

   (a) amend or otherwise change the Certificate or Articles of Incorporation or By-laws or equivalent organizational document of the Company or any of its Subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of Company or any of its Subsidiaries;

   (b) issue, sell, transfer, pledge, dispose of or encumber, or authorize the issuance, sale, transfer, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest of the Company or any of its Subsidiaries (except for the issuance of Company Common Stock upon the exercise of Company Options or Company Warrants outstanding on the date hereof or upon the conversion of any convertible securities outstanding on the date hereof); or sell, transfer, pledge, dispose of or encumber, or authorize the sale, transfer, pledge, disposition or encumbrance, of any assets of the Company or any of its Subsidiaries (except for sales of assets in the ordinary course of business and in a manner consistent with past practice) or redeem, purchase or otherwise acquire, directly or indirectly, any of the capital stock of the Company or interest in or securities of any Subsidiary;

   (c) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock (except that a wholly owned Subsidiary of any

Company may declare and pay a dividend to its parent); split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or amend the terms of, repurchase, redeem or otherwise acquire, or permit any Subsidiary to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing;

   (d) sell, transfer, lease, out-license, out-sublicense, mortgage, pledge, dispose of, encumber, grant or otherwise dispose of any Intellectual Property Rights, or amend or modify in any material way any existing agreements with respect to any Intellectual Property Rights, except for (i) non-exclusive licenses granted pursuant to material transfer agreements entered into in the ordinary course of business consistent with past practice and (ii) non-exclusive research licenses granted as part of a research agreement that is otherwise permitted under this Agreement;

   (e) acquire (by merger, consolidation, acquisition of stock or assets or otherwise) any corporation, limited liability company, partnership, joint venture or other business organization or division thereof; incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any Person, or make any loans, advances or enter into any financial commitments, except in the ordinary course of business consistent with past practice and as otherwise permitted under any loan or credit agreement to which the Company is a party; authorize any capital expenditures which are, in the aggregate, in excess of $100,000 for the Company and its Subsidiaries taken as a whole; or enter into or amend in any material respect any contract, agreement, commitment or arrangement with respect to any of the matters set forth in this Section 5.1(e);

   (f) hire any employee or consultant; terminate any employee or consultant, except in the ordinary course of business consistent with past practice; increase the compensation (including, without limitation, bonus) payable or to become payable to its officers or employees, except for increases in salary or wages of employees of the Company or its Subsidiaries who are not officers of the Company in the ordinary course of business consistent with past practices, or grant any severance or termination pay or stock options to, or enter into any employment or severance agreement with any director, officer or other employee of the Company or any of its Subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees;

   (g) change any accounting policies or procedures (including procedures with respect to reserves, revenue recognition, payments of accounts payable and collection of accounts receivable) unless required by statutory accounting principles or GAAP;

   (h) create, incur, suffer to exist or assume any Lien on any of their material assets other than Liens outstanding on the date hereof;

   (i) other than in the ordinary course of business consistent with past practice, (i) enter into any Company Material Contract, (ii) modify, amend or transfer in any material respect or terminate any Company Material Contract or waive, release or assign any material rights or claims thereto or thereunder or
(iii) enter into or extend any lease with respect to real property with any third party;

   (j) make any Tax election or settle or compromise any federal, state, local or foreign income Tax liability or agree to an extension of a statute of limitations;

   (k) settle any material Litigation or waive, assign or release any material rights or claims except, in the case of Litigation, any Litigation which settlement would not (i) impose either material restrictions on the conduct of the Company's business or any of its Subsidiaries or (ii) for any individual Litigation item settled, exceed $50,000 in cost or value to the Company or any of its Subsidiaries;

   (l) pay, discharge or satisfy any liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except in the ordinary course of business consistent with past practice in an amount or value not exceeding $100,000 in any instance or series of related instances or $250,000 in the aggregate or in accordance with their terms as in effect as of the date hereof;

   (m) engage in any transaction, or enter into any agreement, arrangement, or understanding with, directly or indirectly, any Affiliate, other than those contemplated pursuant to the terms of this Agreement and those existing as of the date hereof which are listed in the Company Disclosure Schedule;

   (n) fail to renew or maintain in full force and effect all insurance policies, as the case may be, currently in effect or fail to pay any insurance premiums thereon; and

   (o) authorize, recommend, propose or announce an intention to do any of the foregoing, or agree or enter into any agreement, contract commitment or arrangement to do any of the foregoing.

   5.2 Cooperation. Subject to compliance with applicable law, from the date hereof until the Effective Time, each Company shall, and shall cause each of their respective Subsidiaries to, make its officers available to confer on a regular and frequent basis with one or more representatives of the other Parties at reasonable times and upon reasonable advance notice to report on the general status of ongoing operations and shall promptly provide the other Parties or their counsel with copies of all filings made by such party with any Governmental Authority in connection with this Agreement, the Merger and the transactions contemplated hereby and thereby.

   5.3 Confidentiality. The parties acknowledge that each of (i) the Non-Disclosure Agreement dated June 11, 1998 between Creative and Ontogeny (as amended, the "CO Agreement"), (ii) the Non-Disclosure Agreement between Creative and Reprogenesis (as amended, the "CR Agreement") (iii) the Non-Disclosure Agreement between Ontogeny and Reprogenesis (the "OR Agreement") and
(iv) the Agreement Regarding Disclosure of Confidential Documents and Information dated January 10, 2000 by and among the Companies (the "IP NDA" and, collectively with the CO Agreement, the CR Agreement and the OR Agreement, the "Confidentiality Agreements"), shall continue in full force and effect in accordance with its terms.

   5.4 Curis Certificate of Incorporation. Curis covenants and agrees with the other Parties that, between the date hereof and the Effective Time, Curis shall not amend or modify the Curis Certificate of Incorporation without the prior written consent of each Company.

                                   ARTICLE VI

                        Solicitation of Other Proposals

   6.1 Solicitation of Other Proposals.

   (a) From the date hereof until the earlier of the Effective Time or the termination of this Agreement in accordance with its terms, no Company shall, nor shall any Company permit any of their respective Subsidiaries or any of their respective officers, directors, employees, investment bankers, attorneys or other representatives, advisors or agents (collectively, the "Representatives") to, and each Company shall use its best efforts to cause each of its respective non-officer and non-director Affiliates not to, directly or indirectly, (i) solicit, facilitate, initiate or encourage, or take any action to solicit, facilitate, initiate or encourage, the making of any proposal or offer that constitutes an Acquisition Proposal or the making of any inquiries concerning an Acquisition Proposal or (ii) participate or engage in discussions or negotiations with, or provide any information to, any Person concerning an Acquisition Proposal or which might reasonably be expected to lead to an Acquisition Proposal; provided that, if such Company has not breached this Section 6.1(a), nothing contained in this Agreement shall prevent such Company or its Board of Directors, prior to the vote of the stockholders of such Company for approval of this Agreement and the Merger, from furnishing non-public information to, or entering into discussions or negotiations with, any Person (other than another Company) in response to an unsolicited bona fide written Acquisition Proposal by such Person if and only to the extent that (A) the Board of Directors of such Company believes in good faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if so consummated, result in a Superior Proposal (as defined below), (B) such Company's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law, (C) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, such Board of Directors receives from such Person an executed confidentiality agreement with terms no more favorable to such Person than those contained in the Confidentiality Agreements and (D) prior to furnishing such non-public information to, or entering into discussions or negotiations with, such Person, such Company has complied with the provisions of Section 6.1(c). Without limiting the foregoing, it is understood that any violation of the restrictions set forth in this Section 6.1(a) by any Representative of a Company or its Subsidiaries or any non-officer and non-director Affiliate of such Company, whether or not acting on behalf of such Company or any of its Subsidiaries, shall be deemed to be a breach of this Section 6.1(a) by such Company.

   For purposes of this Agreement, the term "Acquisition Proposal" shall mean any inquiry, proposal or offer after the date of this Agreement from any Person relating to:

     (1) any merger, consolidation, recapitalization, liquidation or other direct or indirect business combination, involving a Company or any of its Subsidiaries or the issuance or acquisition of shares of capital stock or other equity securities of a Company or any of its Subsidiaries (excluding the issuance of Company Common Stock upon the exercise of Company Options or Company Warrants outstanding on the date hereof or upon the conversion of any convertible securities outstanding on the date hereof) or any tender or exchange offer that if consummated would result in any Person, together with all Affiliates thereof, beneficially owning shares of capital stock or other equity securities of a Company or any of its Subsidiaries; provided, however, that if any pharmaceutical or biopharmaceutical company engaged in discussions with a Company regarding the licensing of Intellectual Property Rights makes, in connection with and relating to such discussions, an unsolicited inquiry, proposal or offer regarding the acquisition of shares of capital stock representing 5% or less of the outstanding capital stock of such Company, such an inquiry, proposal or offer shall not constitute an Acquisition Proposal if, and only if, such inquiry, proposal or offer is disclosed in reasonable detail in writing to the other Companies within three (3) Business Days and the Chief Executive Officers of such other Companies agree that such inquiry, proposal or offer does not constitute an Acquisition Proposal, with written confirmation to follow within three (3) Business Days of such agreement; or

     (2) other than as set forth in Section 6.1 of the Company Disclosure Schedule or as permitted pursuant to Section 5.1(d), the sale, lease, exchange, license (whether exclusive or not), or any other disposition of any significant portion of a material Intellectual Property Right, or any significant portion of the business or other assets of a Company or any its Subsidiaries, or any other transaction, the consummation of which sale, lease, exchange, license, disposition or transaction could reasonably be expected to impede, interfere with, prevent or materially delay the consummation of the transactions contemplated hereby or which would reasonably be expected to diminish significantly the benefits to each other Company and Curis of the transactions contemplated hereby; provided, however, that if any pharmaceutical or biopharmaceutical company makes an inquiry, proposal or offer regarding any such sale, lease, exchange, license, disposition or transaction, such inquiry, proposal or offer shall not constitute an Acquisition Proposal if, and only if, such inquiry, proposal or offer is disclosed in reasonable detail in writing to the other Companies within three (3) Business Days and the Chief Executive Officers of such other Companies agree that such inquiry, proposal or offer does not constitute an Acquisition Proposal, with written confirmation to follow within three (3) Business Days of such agreement.

   Each Party shall immediately cease and cause to be terminated and shall cause its respective Representatives (and shall use its best efforts to cause its non-officer and non-director Affiliates) to terminate all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal. Each Party shall promptly notify its respective Representatives and non-officer and non-director Affiliates of its obligations under this Section 6.1(a).

   (b) Except as permitted by this Section 6.1(b), neither the Board of Directors of each Company nor any committee thereof shall:

     (1) approve or recommend, or publicly (or in a manner reasonably likely to become public) propose to approve or recommend, any Acquisition Proposal other than the Merger,

     (2) withdraw or modify or publicly (or in a manner reasonably likely to become public) propose to withdraw or modify in a manner adverse to each other Party its approval or, except as provided below, recommendation (or the approval or, except as provided below, recommendation of any committee of such Board of Directors) of the Merger, this Agreement or the transactions contemplated hereby,

     (3) upon a request by any of the other Parties to reaffirm its approval or, except as provided below, recommendation of this Agreement or the Merger, fail to do so within two (2) Business Days after such request is made,

     (4) enter, or cause such Company or any its Subsidiaries to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, or

     (5) resolve or announce its intention to do any of the foregoing.

   The immediately preceding sentence notwithstanding, in the event that prior to a Company Meeting, the Board of Directors of such Company receives a Superior Proposal, then the Board of Directors of such Company may, if such Company has complied with the provisions of Section 6.1(a), (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the other Parties its recommendation of the Merger, this Agreement or the transactions contemplated hereby, or (ii) fail to reaffirm its recommendation of this Agreement or the Merger after a request by the other Parties to do so; provided that (A) such Board of Directors determines in good faith, after consultation with its outside counsel that taking such action is required to satisfy the fiduciary duties of such directors and (B) such Company furnishes the other Parties five Business Days' prior written notice of the taking of such action (which notice shall include a description of the material terms and conditions of the Superior Proposal), during which time the other Parties may make, and such Company shall consider, a counterproposal to such Superior Proposal.

   For purposes of the Agreement, the term "Superior Proposal" means any bona fide proposal by a third party to acquire all or substantially all of the assets or capital stock of a Company pursuant to a tender or exchange offer, a merger, consolidation, a liquidation or dissolution, a recapitalization, a sale of its assets or otherwise which is on terms which the Board of Directors of such Company determines by a majority vote of its directors in their good faith judgment to be more favorable to the stockholders of such Company than the Merger (or any counterproposal made by the other Parties), after receiving the written advice of the Company's independent financial advisor and after consultation with its outside counsel, and after taking into account the terms and conditions of such Superior Proposal and all other relevant factors relating thereto, including, the timing of the closing thereof, the risk of non-consummation, the ability of the Person making the Acquisition Proposal to finance the transaction contemplated thereby and any required governmental or other consents, filings and approvals.

   (c) In addition to the other obligations of the Parties set forth in this
Section 6.1, the Parties shall immediately (and in any event within one day) advise one another orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could result in an Acquisition Proposal, and the material terms and conditions of such Acquisition Proposal, request or inquiry (including the identity of the Person making such Acquisition Proposal, request or inquiry). The Parties shall inform one another on a prompt and current basis of the status and content of any discussions regarding any Acquisition Proposal with a third party and as promptly as practicable of any change in the price, structure or form of the consideration or material terms of and conditions regarding any

Acquisition Proposal or of any other developments or circumstances which could reasonably be expected to culminate in the taking of any of the actions referred to in Section 6.1(b).

   (d) Nothing in this Section 6.1 shall (i) permit a Company to terminate this Agreement (except as specifically provided in Section 9.1 hereof), (ii) permit a Company to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no Company shall enter into any agreement with any Person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement of the type referred to in clause (C) of Section 6.1(a) above)) or (iii) affect any other obligation of each Company under this Agreement.

   (e) Nothing contained in this Section 6.1 shall prevent the Board of Directors of a Company that is a Public Company from at anytime taking or disclosing to its stockholders a position contemplated by Rule 14e-2 promulgated under the Exchange Act; provided that no Company or its Board of Directors shall, except to the extent permitted by Section 6.1(b), propose to approve or recommend an Acquisition Proposal.

                                  ARTICLE VII

                             Additional Agreements

   7.1 Proxy Statement/Prospectus; Registration Statement.

   (a) As promptly as practicable following the date of this Agreement, Curis shall prepare and file with the SEC the Registration Statement on Form S-4, in which the Joint Proxy Statement shall be included as a prospectus, and shall use reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as practicable. Curis shall obtain and furnish the information required to be included in the Registration Statement and, after consultation with each Company respond promptly to any comments made by the SEC with respect to the Registration Statement (which comments shall promptly be furnished to each Company) and cause the prospectus included therein, including any amendment or supplement thereto, to be mailed to the stockholders of each Company at the earliest practicable date after the Registration Statement is declared effective by the SEC, provided that no amendment or supplement to the Registration Statement will be made by Curis without consultation with each Company and each of their respective counsels. Curis shall also take any action required to be taken under Blue Sky or other securities Laws in connection with the issuance of Surviving Company Common Stock in the Merger.

   (b) Each Company shall (i) as promptly as practicable following the date hereof prepare a preliminary proxy or information statement relating to the Merger and this Agreement, (ii) obtain and furnish the information required to be included by the SEC in the Joint Proxy Statement, (iii) cause the Joint Proxy Statement and the prospectus to be included in the Registration Statement, including any amendment or supplement thereto, to be mailed to their respective stockholders at the earliest practicable date after the Registration Statement is declared effective by the SEC, and (iv) use all reasonable efforts to obtain the necessary approval of the Merger and this Agreement by their stockholders. No Company shall file with or supplementally provide to the SEC or mail to its stockholders the Joint Proxy Statement or any amendment or supplement thereto without the prior written consent of each other Company. Each Company shall allow each other Company's full participation in the preparation of the Joint Proxy Statement and any amendment or supplement thereto and shall consult with each other Company and its advisors concerning any comments from the SEC with respect thereto.

   (c) Each Company shall include in the Joint Proxy Statement the recommendation of its Board of Directors in favor of approval and adoption of this Agreement and the Merger, except to the extent that the Board of Directors of such Company shall have withdrawn or modified its recommendation of this Agreement or the Merger as permitted by Section 6.1(b). Without limiting the foregoing, each Company agrees that its obligation under Section 7.2 to duly call, give notice of and hold its Company Meeting as soon as practicable following the date upon which the Registration Statement becomes effective shall not be affected by (i) the commencement, public proposal, public disclosure or communication to such Company of any Acquisition

Proposal or (ii) the withdrawal or modification by the Board of Directors of such Company of its approval or recommendation of this Agreement or the Merger.

   (d) The Parties shall, as promptly as practicable, make all necessary filings with respect to the Merger under the Securities Act and the Exchange Act and the rules and Regulations thereunder (including, without limitation, registration of the Surviving Company Common Stock on a Form 8-A (the "Exchange Act Registration Statement")) and under applicable Blue Sky or similar securities laws, rules and Regulations, and shall use all reasonable efforts to obtain required approvals and clearances with respect thereto.

   (e) In the event that Curis is not permitted to include in the Registration Statement all shares of Surviving Company Common Stock to be issued as Merger Consideration ("Excluded Securities") then, as promptly as practicable after the filing of the Registration Statement, Curis shall file and shall use its commercially reasonable best efforts to have declared effective a "shelf" registration statement pursuant to Rule 415 under the Securities Act for the resale of the Excluded Securities and use its commercially reasonable best efforts to keep such registration statement effective for a period of two (2) years following the Effective Time or, if shorter, until (i) all Excluded Securities have been sold pursuant to such registration statement or (ii) the first date on which each holder of Excluded Securities may sell all of such Excluded Securities held by such holder without registration pursuant to Rule 144 under the Securities Act within a three-month period.

   7.2 Meetings of Stockholders. Each Company shall promptly after the date hereof take all action necessary in accordance with the provisions of the DGCL or the TBCA and each of their Certificates or Articles of Incorporation and By-laws, respectively, to duly call, give notice of and hold its Company Meeting as soon as practicable following the date upon which the Registration Statement becomes effective and shall consult with Curis in connection therewith. Once such Company Meeting has been called and noticed, the Company shall not postpone or adjourn (other than for the absence of a quorum and then only to a future date agreed to by the other Parties) such Company Meeting without the consent of each other Company. The Boards of Directors of each Company shall have declared that this Agreement and the Merger is advisable and, subject to
Section 6.1(b), recommended that this Agreement and the Merger be approved and authorized by the stockholders of such Company and include in the Registration Statement and Joint Proxy Statement a copy of such recommendation; provided, that each Company, through its Board of Directors, shall submit this Agreement and the Merger to their respective stockholders whether or not such Board of Directors at any time subsequent to making such recommendation takes any action permitted by Section 6.1(b). Each Company shall solicit from their respective stockholders proxies in favor of the Merger and shall take all other action necessary or advisable to secure the vote or consent of such stockholders required by the DGCL or the TBCA to authorize the Merger; provided that this provision shall not prohibit the Boards of Directors of the Companies from taking any action permitted by Section 6.1(b).

   7.3 Access to Information. Upon reasonable notice, each Company shall (and shall cause each of its Subsidiaries to) afford to the other Parties' officers, employees, accountants, counsel and other representatives, reasonable access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the other Parties (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (ii) all other information concerning its business, properties and personnel as each other Party may reasonably request. Unless otherwise required by law, each Party shall, and shall cause its officers, employees, accountants, counsel and other representatives or persons who have access to such information to, hold any such information which is non-public in confidence in accordance with the Confidentiality Agreements. No information or knowledge obtained in any investigation pursuant to this Section 7.3 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the Parties to consummate the Merger.

   7.4 All Reasonable Efforts; Further Assurances.

   (a) Upon the terms and subject to the conditions set forth in this Agreement, each Party shall use all reasonable efforts to take, or cause to be taken, all appropriate actions, and do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated hereby. The Parties shall use all reasonable efforts to:

     (i) obtain all licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders (including all United States and foreign governmental and regulatory rulings and approvals), required to be obtained by each of them, or any of their respective Subsidiaries, respectively, and the Parties shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) under applicable Law required in connection with the authorization, execution and delivery of this Agreement by them and the consummation by them of the transactions contemplated hereby and thereby, including the Merger (in connection with which the Parties will cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filings and, if requested, will accept all reasonable additions, deletions or changes suggested in connection therewith);

     (ii) furnish all information required for any application or other filing to be made pursuant to any applicable law or any applicable Regulations of any Governmental Authority (including all information required to be included in the Joint Proxy Statement or the Registration Statement) in connection with the transactions contemplated by this Agreement; and

     (iii) lift, rescind or mitigate the effects of any injunction, restraining order or other order adversely affecting the ability of any party hereto to consummate the transactions contemplated hereby and thereby and to prevent, with respect to any threatened injunction, restraining order or other Order, the issuance or entry thereof, provided that no Party shall be under any obligation to (x) make proposals, execute or carry out agreements or submit to Orders providing for the sale or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets material (in nature or amount) to such Party or imposing or seeking to impose any material limitation on the ability of such Party to conduct its business or own such assets or (y) otherwise take any step to avoid or eliminate any impediment which may be asserted under any Law governing competition, monopolies or restrictive trade practices which, in the reasonable judgment of such Party, might result in a limitation of the benefit expected to be derived by Curis as a result of the transactions contemplated hereby or might adversely affect the Parties as a whole. None of the Parties hereto will take any action which results in any of the representations or warranties made by such Party pursuant to Articles III or IV, as the case may be, becoming untrue or inaccurate in any material respect.

   (b) The Parties shall use all reasonable efforts to satisfy or cause to be satisfied all of the conditions precedent that are set forth in Article VIII, as applicable to each of them, and to cause the transactions contemplated by this Agreement to be consummated. Each Party, at the reasonable request of another Party, shall execute and deliver such other instruments and do and perform such other reasonable acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

   7.5 Stock Options and Warrants.

   (a) At the Effective Time, each outstanding Company Stock Option under the Company Stock Plans, whether vested or unvested, shall, in accordance with the terms of such Company Stock Option and such Company Stock Plan, by virtue of the Merger and without any action on the part of the holder thereof, become and represent an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Surviving Company Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for shares of Company Common Stock purchasable pursuant to such Company Stock Option immediately prior to the Effective Time divided by (ii) the number of full shares of Surviving Company Common Stock deemed purchasable pursuant to such Company Stock Option in accordance with the foregoing.

   (b) As soon as practicable after the Effective Time, the Surviving Company shall deliver to the participants in Company Stock Plans appropriate notice setting forth such participants' rights pursuant thereto and the grants pursuant to Company Stock Plans shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 7.5 after giving effect to the Merger).

   (c) Curis shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Surviving Company Common Stock for delivery under the Company Stock Plans assumed in accordance with this Section 7.5. As soon as practicable after the Effective Time, and in any event within 30 days thereafter, the Surviving Company shall file one or more registration statements on Form S-8 (or any successor or other appropriate forms) with respect to the shares of Surviving Company Common Stock subject to such options and shall use its commercially reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

   (d) The Board of Directors of each Company (or Board committee administering such plans) shall have approved, prior to the date of this Agreement, and shall take, prior to or as of the Effective Time, all necessary actions, if any, pursuant to and in accordance with the terms of the Company Stock Plans and the instruments evidencing the Company Stock Options, to provide for the conversion of the Company Stock Options into options to acquire Surviving Company Common Stock in accordance with this Section 7.5, and to provide that no consent of the holders of the Company Stock Options is required in connection with such conversion.

   (e) At the Effective Time, each outstanding Company Warrant (other than any Company Warrant that by its terms otherwise expires by virtue of the Merger) shall, in accordance with the terms of such Company Warrant, by virtue of the Merger and without any action on the part of the holder thereof, become and represent a warrant to acquire, on the same terms and conditions as were applicable under such Company Warrant, the same number of shares of Surviving Company Common Stock as the holder of such Company Warrant would have been entitled to receive pursuant to the Merger (including with respect to the treatment of fractional shares) had such holder exercised such Company Warrant in full immediately prior to the Effective Time, at a price per share (rounded upward to the nearest whole cent) equal to (i) the aggregate exercise price for the shares of Company Common Stock purchasable pursuant to such Company Warrant immediately prior to the Effective Time divided by (ii) the number of full shares of Surviving Company Common Stock deemed purchasable pursuant to such Company Warrant in accordance with the foregoing.

   (f) The Board of Directors of each Company shall have approved, prior to the date of this Agreement, and shall take, prior to or as of the Effective Time, all necessary actions, pursuant to and in accordance with the terms of the Company Warrants, to provide for the conversion of the Company Warrants into warrants to acquire Surviving Company Common Stock in accordance with this
Section 7.5, and to provide that no consent of the holders of any Company Warrant is required in connection with such conversion.

   (g) Immediately prior to the Effective Time, the Subordinated Note of Ontogeny payable to Atwill Holdings Limited (the "Ontogeny Convertible Note") shall in accordance with the terms of the Ontogeny Convertible Note and the Common Stock Purchase Agreement pursuant to which such Ontogeny Convertible Note was issued, by virtue of the Merger and without any action on the part of the holder thereof, become and represent (and Ontogeny will issue to the holder of such note) an aggregate of 819,673 shares of Ontogeny Common Stock.

   7.6 Notification of Certain Matters.

   (a) A Party shall give prompt notice to the other Parties of the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which results in any representation or warranty contained in this Agreement being untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality or Material Adverse Effect, then untrue or inaccurate in any respect) and any failure of the Parties, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 7.6 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

   (b) A Party shall give prompt notice to the other Parties of (i) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Merger; (ii) any notice or other communication from any Governmental Authority in connection with the Merger;
(iii) any Litigation, relating to or involving or otherwise affecting such Party that relates to the consummation of the Merger; (iv) the occurrence of a default or event that, with notice or lapse of time or both, will become a default under any contract which is material to Curis or any Company Material Contract of such Party; and (v) any change that is reasonably likely to have a Material Adverse Effect on such Party or is likely to delay or impede the ability of any Party to consummate the transactions contemplated by this Agreement or to fulfill their respective obligations set forth herein.

   (c) Each of the Parties shall give (or shall cause their respective Subsidiaries to give) any notices to third Persons, and use, and cause their respective Subsidiaries to use, all reasonable efforts to obtain any consents from third Persons (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) otherwise required under any contracts, licenses, leases or other agreements in connection with the consummation of the transactions contemplated hereby or (iii) required to prevent a Material Adverse Effect on any of the Parties from occurring. If any Party shall fail to obtain any such consent from a third Person, such Party shall use all reasonable efforts, and will take any such actions reasonably requested by the other Parties, to limit the adverse effect upon them, their respective Subsidiaries, and their respective businesses resulting, or which would result after the Effective Time, from the failure to obtain such consent.

   7.7 Listing on the NASDAQ. Curis shall use its commercially reasonable best efforts to cause the Surviving Company Common Stock to be issued in the Merger to be approved for listing on NASDAQ National Market, subject to official notice of issuance, prior to the Effective Time.

   7.8 Public Announcements. A Party shall consult with and obtain the approval of the other Parties before issuing any press release or other public announcement with respect to the Merger or this Agreement and shall not issue any such press release prior to such consultation and approval, except as may be required by applicable law or any listing agreement related to the trading of the shares of either party on any national securities exchange or national automated quotation system, in which case the Party proposing to issue such press release or make such public announcement shall use reasonable efforts to consult in good faith with each other Party before issuing any such press release or making any such public announcement.

   7.9 Accountant's Letters. Upon reasonable notice, the Parties shall use reasonable efforts to cause their respective independent public accountants to deliver to the other Parties, as the case may be, a letter covering such matters as are requested by the requesting Party, as the case may be, and as are customarily addressed in accountant's "comfort" letters in connection with registration statements similar to Form S-4.

   7.10 Indemnification of Directors and Officers.

   (a) From and after the Effective Time, Curis (as the Surviving Company) shall, to the fullest extent permitted by Law, honor all of each Company's obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of such Company for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of such Company to indemnify and advance expenses exist on the date of this Agreement, whether pursuant to a Company's Certificate or Articles of Incorporation, a Company's By-laws, individual indemnity agreements or otherwise, and such obligations shall survive the Merger and shall continue in full force and effect in accordance with the terms of the Companies' Certificates or Articles of Incorporations, By-laws and such individual indemnity agreements from the Effective Time until the later of (i) the expiration of the applicable statute of limitations with respect to any claims against such directors or officers arising out of such acts or omissions or (ii) in the case of any claims made prior to the expiration of the applicable statute of limitations, the final disposition of such claims.

   (b) For a period of six years after the Effective Time, Curis (as the Surviving Company) shall maintain in effect, if available, directors' and officers' liability insurance covering those Persons who, as of immediately prior to the Effective Time, are covered by each Company's directors' and officers' liability insurance policy (the "Insured Parties") on terms no less favorable to the Insured Parties than those of such Company's present directors' and officers' liability insurance policy.

   (c) The provisions of this Section 7.10 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

   7.11 Covenants for Tax-Free Status. Prior to and after the Effective Time, each Party shall use all commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code, and will not take any action reasonably likely to cause the Merger not to so qualify. After the Effective Time, Curis (as the Surviving Company) shall continue at least one significant historic business line of each Company, or use at least a significant portion of each Company's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

   7.12 Stockholder Agreements.

   (a) Concurrently with the execution of this Agreement, each Company is delivering to the Other Companies a Stockholder Agreement in the form of Exhibit A attached hereto executed by each director and officer of such Company, and each of their respective Affiliates, from whom such Company has by then obtained such a Stockholder Agreement. If and to the extent the following has not already been accomplished at the time of execution of this Agreement, then, within 14 days after the date hereof, (i) Creative shall use its best efforts to cause a Stockholder Agreement in the form of Exhibit A attached hereto to be executed and delivered to the other Companies by each of Creative's directors and officers, and each of their respective Affiliates, and any other Affiliates of Creative (the "Creative Voting Commitment"), (ii) Ontogeny shall use its best efforts to cause such a Stockholder Agreement to be executed and delivered to the other Companies by each of Ontogeny's directors and officers, and each of their respective Affiliates, and such of its other stockholders as are necessary to obtain the requisite vote of the stockholders of Ontogeny to approve this Agreement and the Merger, as well as the amendment of the Ontogeny Certificate of Incorporation in substantially the form of Exhibit G attached hereto, in accordance with the DGCL and its Certificate of Incorporation (the "Ontogeny Required Stockholder Vote"), and (iii) Reprogenesis shall use its best efforts to cause such a Stockholder Agreement to be executed and delivered to the other Companies by each of Reprogenesis' directors and officers, and each of their respective Affiliates, and such of its other stockholders as are necessary to obtain the requisite vote of the stockholders of Reprogenesis to approve this Agreement and the Merger, as well as the amendment of the Reprogenesis Articles of Incorporation in substantially the form of Exhibit H attached hereto, in accordance with the TBCA and its Articles of Incorporation (the "Reprogenesis Required Stockholder Vote"); provided, however, that the obligation of Ontogeny to deliver the Stockholder Agreements representing the Ontogeny Required Stockholder Vote, and the obligation of Reprogenesis to deliver Stockholder Agreements representing the Reprogenesis Required Stockholder Vote, is subject to the satisfaction of such obligation by the other such Company.

   (b) If, within 14 days after the date of this Agreement, Ontogeny has been able to obtain Stockholder Agreements representing the Ontogeny Required Stockholder Vote, except that it has not been able to obtain Stockholder Agreements from stockholders whose vote is sufficient to approve amendment of any or all of Sections D.4(h) or E.4(h) of Article Fourth of the Ontogeny Certificate of Incorporation, Section 4(h) of the Certificate of Designation of the Series C-1 Convertible Preferred Stock thereunder, or Section 4(h) of the Certificate of Designation of the Series G Convertible Preferred Stock thereunder (as the case may be, the "Applicable Preferred Stock Provisions") in substantially the manner contemplated by Exhibit G attached hereto (the Ontogeny Required Stockholder Vote, excluding the requisite stockholder vote described in the foregoing exception, being referred to herein as the "Ontogeny Minimum Required Stockholder Vote"), and if

Reprogenesis has been able to obtain Stockholder Agreements representing the Reprogenesis Stockholder Vote, then Curis and the Companies shall cooperate in good faith, within 28 days after the date of this Agreement, to prepare and adopt mutually acceptable amendments to the Certificate of Incorporation of Curis and to this Agreement that will (i) authorize a class or series of convertible capital stock of Curis which has the minimum rights necessary to satisfy the requirements of the Applicable Preferred Stock Provisions as they apply to the Merger, (ii) provide for the conversion of the shares of Ontogeny Preferred Stock to which the Applicable Preferred Stock Provisions relate into such new class or series of convertible stock of Curis (rather than into Common Stock of Curis) on a basis otherwise consistent with Section 2.1(b), and (iii) make such other changes, if any, as may be necessary or appropriate to give effect to the foregoing.

   (c) Each Company acknowledges and agrees to be bound by and comply with the provisions of paragraph 2 of each of the Stockholder Agreements, as applicable to such Company, as if a party thereto, with respect to transfers of record of ownership of shares of Company Stock, and agrees to notify the transfer agent for any such shares and provide such documentation and do such other things as may be necessary to effectuate the provisions of such Stockholder Agreements.

   7.13 Affiliate Agreements.

   (a) Identified in Section 7.13 of each Company Disclosure Schedule is a list of each Person who is a director or executive officer of the Company and, to the Company's best Knowledge, each Person who is a holder of 10% or more of the outstanding Voting Stock of such Company, and such Persons are, in the reasonable judgment of such Company, all Persons who are "affiliates" of such Company within the meaning of Rule 145 promulgated under the Securities Act ("Rule 145"). Each Company shall provide such information and documents as any other Party shall reasonably request for purposes of reviewing such list and shall notify such other Parties in writing regarding any change in the identity of its affiliates prior to the Closing Date. Each Company shall use its best efforts to deliver or cause to be delivered to the other Parties no later than the date of the filing of the Registration Statement from each of their respective affiliates, an executed agreement, in substantially the form attached hereto as Exhibit E (an "Affiliate Agreement"), by which each such affiliate agrees to comply with the applicable requirements of Rule 145 and other applicable securities laws. Curis shall be entitled to place appropriate legends on the certificates evidencing any Surviving Company Common Stock to be received by such affiliates pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Surviving Company Common Stock, consistent with the terms of the Affiliate Agreements (provided that such legends or stop transfer instructions shall be promptly removed, after the required restricted period).

   (b) Curis shall, at all times during the two (2) year period beginning on the Closing Date, whether or not it is subject to the reporting requirements of
Section 13 or Section 15(d) of the Exchange Act, comply with the current public information requirements of Rule 144(c)(1) promulgated under the Securities Act.

   7.14 SEC Filings. Prior to the Effective Time, each Company that is a Public Company shall (a) timely file with the SEC each periodic or current report required to be filed by it under the Exchange Act and (b) promptly after filing such report, furnish each other Party with a copy.

   7.15 Maintenance, Prosecution and Filing Obligations. Each Company shall pay the costs of preparation for filing, prosecution and maintenance of each of their respective Intellectual Property Rights as required and shall not permit the lapse of any filings following the execution of this Agreement, except in its reasonable business judgment in light of the transactions contemplated hereby. Each Company shall provide copies of all filings and evidence of payments under this Section 7.15 to the other Parties.

   7.16 Certain Agreements. Each Company irrevocably and unconditionally agrees that it (a) will vote all of the shares of Curis Common Stock owned by it in favor of the Merger Agreement and the Merger at any meeting or meetings of Curis's stockholders called to vote upon the Merger Agreement and the Merger;
(b) will not vote such shares (or otherwise provide a proxy or consent or a voting agreement with respect thereto) in favor of any other Acquisition Proposal; and (c) will timely take all action necessary to (i) elect as directors of Curis the persons designated on or pursuant to Schedule 1.5, (ii) amend the Curis Certificate of Incorporation to eliminate the ability of Curis stockholders to act by written consent and (iii) approve a Curis employee, director and consultant stock plan.

   7.17 Lock-Up Agreements. Each Company shall use its best efforts to deliver or cause to be delivered to the other Parties no later than the date of the filing of the Registration Statement from each Company officer and director and each Person who is an Affiliate of each such officer and director, an executed agreement, in substantially the form attached hereto as Exhibit F (a "Lock-Up Agreement"); provided, however, that no Company shall be obligated to deliver its Lock-Up Agreements to the other Companies unless both other Companies also deliver all of their required Lock-Up Agreements. The Surviving Company may impose stop-transfer instructions with respect to the shares subject to the foregoing restriction until the end of said period.

   7.18 Curis Board Authorization. In connection with obtaining the exemption of certain transactions from the requirements of Section 16 of the Exchange Act pursuant to Rule 16b-3 thereunder, Curis shall use its best efforts to approve, by resolution of its Board of Directors, the acquisition of Surviving Company Common Stock by its officers and directors in the Merger.

   7.19 Best Efforts Obligations. Where provisions of this Agreement (including, without limitation, Sections 7.4, 7.12, 7.13, 7.17 and 7.18) require a Company to use its best efforts or its reasonable efforts to obtain consents, waivers, approvals, authorizations, agreements (including Stockholder Agreements, Affiliate Agreements and Lock-Up Agreements) or the like from any other Person, or otherwise to cause any other Person to take action or refrain from taking action, such Company shall not be obligated to pay any amount or provide anything of value (other than filing fees and other required amounts in the case of Governmental Authorities) to such other Person to induce such Person to act in the desired manner.

                                  ARTICLE VIII

                              Conditions of Merger

   8.1 Conditions to Obligation of All Parties to Effect the Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

   (a) Effectiveness of the Registration Statements. The Registration Statement and the Exchange Act Registration Statement shall have been declared effective; no stop order suspending the effectiveness of the Registration Statement or the Exchange Act Registration Statement shall have been issued by the SEC and no proceedings for that purpose shall have been initiated; and no similar proceeding in respect of the Joint Proxy Statement shall have been initiated or, to the Knowledge of any Party, threatened by the SEC.

   (b) Stockholder Approval. This Agreement and the Merger shall have been authorized by the requisite vote of the stockholders of each Company in accordance with the provisions of the DGCL or the TBCA (as the case may be) and the Certificate or Articles of Incorporation and By-laws of each respective Party.

   (c) HSR Act. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

   (d) No Injunctions or Restraints; Illegality. No Court or Governmental Authority having jurisdiction over any Party shall have enacted, issued, promulgated, enforced or entered any Law, Regulation or Order (whether temporary, preliminary or permanent) which is then in effect and which has the effect of making the Merger illegal or otherwise preventing or prohibiting consummation of the Merger.

   (e) NASDAQ. The shares of Surviving Company Common Stock issuable to the stockholders of the Companies pursuant to this Agreement shall have been approved for listing on NASDAQ National Market subject to official notice of issuance.

   (f) Appraisal Shares. The Appraisal Shares of Ontogeny shall comprise not more than 5% of the issued and outstanding Ontogeny Common Stock and not more than 5% of the issued and outstanding Ontogeny Preferred Stock.

   (g) Dissenting Shares. The Dissenting Shares of Reprogenesis shall comprise not more than 5% of the issued and outstanding Reprogenesis Common Stock and not more than 5% of the issued and outstanding Reprogenesis Preferred Stock.

   (h) Charter Amendments. An amendment to the Amended and Restated Certificate of Incorporation of Ontogeny in substantially the form of Exhibit G attached hereto shall have been duly adopted and filed with the Secretary of State of the State of Delaware, unless Section 7.12(b) of this Agreement has become applicable, in which case such amendment shall not include an amendment of the Applicable Preferred Stock Provisions. Articles of Amendment to the Articles of Incorporation of Reprogenesis in substantially the form of Exhibit H attached hereto shall have been duly adopted and filed with the Secretary of State of the State of Texas. If Section 7.12(b) has become applicable, an amendment to the Curis Certificate of Incorporation as contemplated by Section 7.12(b) shall have been duly adopted and filed with the Secretary of State of the State of Delaware.

   8.2 Additional Conditions to Obligation of Each Party to Effect the
Merger. The respective obligations of each Party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the additional following conditions by each other Party, any or all of which may be waived by such Party, in whole or in part, to the extent permitted by applicable Law:

   (a) Representations and Warranties. The representations and warranties of each other Party contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for (x) changes contemplated by this Agreement (including the Disclosure Schedules hereto), (y) those representations and warranties that are qualified by materiality or by Company Material Adverse Effect or Curis Material Adverse Effect, as the case may be, in which case such representations and warranties shall be true and correct in all respects subject to such qualifications and (z) those representations and warranties which address matters only as of a particular date (in which case such representations and warranties shall be true and correct in all material respects, on and as of such particular date, with the same force and effect as if made on and as of the Effective Time), and such Party shall have received certificates to such effect signed by the Chief Executive Officer and Chief Financial Officer of each other Party.

   (b) Agreements and Covenants. Each other Party shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and such Party shall have received certificates to such effect signed by the Chief Executive Officer and Chief Financial Officer of each of other Party.

   (c) Regulatory Approvals. All approvals and consents of applicable Courts and/or Governmental Authorities required for each other Party to consummate the Merger shall have been received, except for such approvals and consents the failure of which to have been so received, shall not have had, or be reasonably be expected to have, a Company Material Adverse Effect or a Curis Material Adverse Effect, as the case may be.

   (d) Third Party Consents. Such Party shall have received evidence, in form and substance reasonably satisfactory to it, that the licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders of Governmental Authorities and other third parties required by each of the other Parties as described in the Company Disclosure Schedule of such other Parties have been obtained, except where failure to have been so obtained, either individually or in the aggregate, is not reasonably likely to have a Company Material Adverse Effect or a Curis Material Adverse Effect, as the case may be. Notwithstanding the foregoing, (i) Creative shall have received evidence, in form and substance reasonably satisfactory to it, that the licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders of Governmental Authorities and other third parties set forth on Schedule 8.2(d) of the Company Disclosure Schedules of each of the other two Companies shall have been obtained; (ii) Ontogeny shall have received evidence, in form and substance reasonably satisfactory to it, that the licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders of Governmental Authorities and other third parties set forth on
Schedule 8.2(d) of the Company Disclosure Schedules of each of the other two Companies shall have been obtained; and (iii) Reprogenesis shall have received evidence, in form and substance reasonably satisfactory to it, that the licenses, permits, consents, waivers, approvals, authorizations, qualifications or Orders of Governmental Authorities and other third parties set forth on
Schedule 8.2(d) of the Company Disclosure Schedules of each of the other two Companies shall have been obtained.

   (e) Tax Opinions. Such Party shall have received a written opinion from its counsel to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if such counsel does not render such opinion, this condition shall nonetheless be deemed satisfied if counsel for any other Company renders such opinion to such Party (it being agreed that each Company shall provide reasonable cooperation, including making reasonable representations, to each Company counsel to enable it to render such opinion).

                                   ARTICLE IX

                       Termination, Amendment and Waiver

   9.1 Termination. This Agreement may be terminated and the Merger contemplated hereby may be abandoned at any time prior to the Effective Time, notwithstanding approval thereof by the stockholders of each Party:

   (a) By mutual written consent duly authorized by the Boards of Directors of each Party; or

   (b) By any Company if the Merger shall not have been consummated on or before August 31, 2000; provided, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to any Company whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Merger to have been consummated on or before such date; or

   (c) By any Company if a Court of competent jurisdiction or Governmental Authority shall have issued an Order, decree or ruling or taken any other action, in each case which has become final and non-appealable, which restrains, enjoins or otherwise prohibits the Merger; or

   (d) By any Company, if, at the Company Meeting of any other Company (including any adjournment or postponement thereof), the requisite vote of the stockholders of such other Company to authorize this Agreement shall not have been obtained; provided that the right to terminate this Agreement under this
Section 9.1(d) shall not be available to any Company where the failure to obtain such stockholder approval shall have been caused by the action or failure to act of such Company in breach of this Agreement; or

   (e) By any Company, if the Board of Directors of any other Company or any committee thereof (the "Defaulting Party") shall have (1) approved or recommended any Acquisition Proposal other than the Merger, (2) failed to present and recommend the authorization of this Agreement and the Merger to the stockholders of such other Company, or withdrawn or modified in a manner adverse to such Company, its recommendation of the Merger, this Agreement or the transactions contemplated hereby, (3) failed to mail the Joint Proxy Statement to its stockholders within five (5) Business Days of when the Joint Proxy Statement was available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of such other Party vote in favor of the Merger), (4) upon a request by any Party to reaffirm the approval and recommendation of the Merger, failed to do so within five (5) Business Days after such request is made, (5) entered, or caused such other Company to enter, into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Acquisition Proposal, (6) recommended to the stockholders of such other Company, following the commencement of a tender or exchange offer for outstanding shares of such other Company's Common Stock, that such stockholders tender their shares in such tender or exchange offer or failed, within 10 days of the commencement of such offer, to recommend against acceptance of such offer, (7) taken any action prohibited by Section 6.1, or
(8) resolved by the Board of Directors of such other Company or announced its intention to do any of the foregoing;

   (f) By any Company, if such Company is not in material breach of its obligations or its representations and warranties under this Agreement, and if
(i) there has been a breach at any time by any other Company of any of their respective representations and warranties hereunder such that Section 8.2(a) of this Agreement would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 9.1(f)) or (ii) there has been the willful breach on the part of any other Company of any of its covenants or agreements contained in this Agreement (other than the breach of a covenant which is dealt with in Section 9.1(e) above) such that Section 8.2(b) of this Agreement would not be satisfied (treating such time as if it were the Effective Time for purposes of this Section 9.1(f)), and, in the case of either clause (i) or (ii) above, such breach (if curable) has not been cured within 30 days after written notice to both other Companies;

   (g) By Creative, no later than 21 days after the date of this Agreement, if Ontogeny shall have failed to deliver Stockholder Agreements representing the Ontogeny Minimum Required Stockholder Vote, or Reprogenesis shall have failed to deliver Stockholder Agreements representing the Reprogenesis Required Stockholder Vote, in either case within 14 days after the date of this Agreement;

   (h) By Ontogeny, no later than 21 days after the date of this Agreement, if Creative shall have failed to deliver Stockholder Agreements representing the Creative Voting Commitment, or Reprogenesis shall have failed to deliver Stockholder Agreements representing the Reprogenesis Required Stockholder Vote, in either case within 14 days after the date of this Agreement; or

   (i) By Reprogenesis, no later than 21 days after the date of this Agreement, if Ontogeny shall have failed to deliver Stockholder Agreements representing the Ontogeny Minimum Required Stockholder Vote, or Creative shall have failed to deliver Stockholder Agreements representing the Creative Voting Commitment, in either case within 14 days after the date of this Agreement.

   9.2 Effect of Termination. Except as provided in this Section 9.2, in the event of the termination of this Agreement pursuant to Section 9.1, this Agreement (other than this Section 9.2 and Sections 5.3, 9.3 and Article X hereof, which shall survive such termination) will forthwith become void, and there will be no liability on the part of any Party or any of their respective officers or directors to the other and all rights and obligations of any Party hereto will cease, except that nothing herein will relieve any Party from liability for any breach, prior to termination of this Agreement in accordance with its terms, of any representation, warranty, covenant or agreement contained in this Agreement.

 9.3 Fees and Expenses.

   (a) Except as set forth in this Section 9.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; provided that each Company shall share pro rata, in proportion to its proposed relative ownership of Curis upon consummation of the Merger, all fees and expenses, other than attorneys' fees, incurred in relation to the printing and filing of the Joint Proxy Statement (including any preliminary materials related thereto), the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto, and any fees and expenses required to be paid by Curis (it being understood that the HSR Act filing fee shall be borne equally by the Companies).

   (b) In the event that any of the following occurs:

     (i) any Party terminates this Agreement pursuant to Section 9.1(e) hereof; or

     (ii) (A) any Company or Companies (as applicable) terminates this Agreement pursuant to (y) Section 9.1(d) hereof as a result of the failure to receive the requisite vote of the stockholders of any other Company (the "Breaching Party") at the Company Meeting of the Breaching Party if, at the time of such failure an Acquisition Proposal to the Breaching Party shall have been made, or proposed, communicated or disclosed in a manner which is or otherwise becomes public (including being known by any stockholder of such Party) or (z) Section 9.1(f) hereof after a breach by any other Company (the "Breaching Party") of any of the Breaching Party's covenants or agreements contained in this Agreement and (B) within one year of such termination, either (1) the Breaching Party or any of its Subsidiaries enters into an agreement with any Person with respect to an Acquisition Proposal which provides for (x) transfer or issuance of securities representing more than 50% of the equity or voting interests in the Breaching Party, (y) a merger, consolidation, recapitalization or another transaction resulting in the issuance of cash or securities of any Person (other than a reincorporation or a holding company merger that results in the stockholders of the Breaching Party owning all of the equity interests in the surviving corporation) to the stockholders of the Breaching Party in exchange for more than 50% of the equity or voting interests in the Breaching Party or (z) transfer of assets, securities or ownership interests representing more than 50% of the consolidated assets or earning power of the Breaching Party or (2) any Person commences a tender offer that results in the acquisition by the Person making the tender offer of a majority of the outstanding Company Common Stock, then the Defaulting Party or the Breaching Party, as the case may be, shall pay to each other Company that is not in material breach of its obligations or its representations and warranties under this Agreement at the time of such termination (and, only in the case of clause (ii)(A)(y) above, that has received the requisite vote of its stockholders at its Company Meeting to approve this Agreement), a fee in cash in the amount of $5 million (and therefore a total of $10,000,000 to both other Companies, if both are entitled to receive such fees), plus the amount of such Company's Stipulated Expenses (the "Termination Fee"), which Termination Fee shall be payable by wire transfer of immediately available funds (i) in the case of a termination pursuant to Section 9.1(e), at the time of such termination or (ii) in the case of a termination pursuant to Section 9.1(d) or 9.1(f), at the time such agreement is entered into or such tender offer is commenced, as the case may be, except as otherwise provided in Section 9.3(c) with respect to Stipulated Expenses. Termination by any Company pursuant to Section 9.1(d) or 9.1(f) under circumstances where the Termination Fee is then payable shall not be effective with respect to the Company owing such Termination Fee until receipt of the Termination Fee by the other Companies.

   (c) If this Agreement is terminated pursuant to Section 9.1(f) (other than due to an event after the date of this Agreement that results in a breach of a representation or warranty, which event is entirely outside the control of the Breaching Party and due to no act or omission to act of the Breaching Party), then the Breaching Party causing such termination shall reimburse each other Party for all Stipulated Expenses not later than two (2) Business Days after the date of such termination.

   (d) As used in this Agreement, the term "Stipulated Expenses" shall mean those reasonable fees and expenses actually incurred by any Company in connection with this Agreement and the transactions contemplated hereby, including fees and expenses of counsel, investment bankers, accountants, experts, consultants and other Representatives, including (y) such Company's efforts to merge and (z) salaries, travel costs and expenses incurred by such Company as a result of changes to its business plan in contemplation of the Merger; provided that the Stipulated Expenses of any Company shall not exceed $750,000.

   (e) Nothing in this Section 9.3 shall be deemed to be exclusive of any other rights or remedies any Party may have hereunder or at law or in equity for any breach of this Agreement.

   (f) In the event that Reprogenesis terminates this Agreement pursuant to
Section 9.1(d) hereof as a result of the failure to receive the requisite vote of the Stockholders of Creative at the Company Meeting of Creative, then Creative shall pay Reprogenesis a fee in the aggregate amount of $1,500,000, which shall be payable by wire transfer of immediately available funds within five (5) business days of such termination.

   (g) In the event that (i) any Company or Companies, as applicable, terminates this Agreement pursuant to Section 9.1(d) hereof as a result of the failure to receive the requisite vote of the stockholders of any other Company (the "Failing Party") at its Company Meeting to approve this Agreement, and
(ii) each such terminating Company has received the requisite vote of its stockholders at its Company Meeting to approve this Agreement, and (iii) within one year of such termination, the Failing Party or its Subsidiaries enters into an agreement with any Person with respect to an Equity Financing (as defined below) providing the Failing Company with gross proceeds equal to or greater than $50,000,000, then the Failing Party shall pay, to each other Company that both has received the requisite vote of its stockholders at its Company Meeting to approve this Agreement and is not in material breach of its obligations or its representations and warranties under this Agreement at the time of such termination, a fee in the amount of $5,000,000 (and therefore a total of $10,000,000 to both other Companies, if both are entitled to receive such fees). Such fee shall be payable by wire transfer of immediately available funds at the time the Failing Party has received at least $50,000,000 of gross proceeds from such Equity Financing. Termination by any Company pursuant to
Section 9.1(d) under circumstances where the fee under this Section 9.3(g) is then payable shall not be effective with respect to the Failing Party until receipt of such fee by each Company entitled to receive it. As used is this
Section 9.3, the term "Equity Financing" means a financing transaction (or series of related transactions) in which a Company raises proceeds by selling shares of its capital stock or any security convertible into, or exchangeable or exercisable for, its capital stock.

   (h) In the event that (i) any Company or Companies, as applicable, terminates this Agreement pursuant to Section 9.1(f) hereof after a breach by any other Company (the "Breaching Party") of any of the Breaching Party's covenants or agreements contained in this Agreement, and (ii) within one year of such termination, the Breaching Party or its Subsidiaries enters into an agreement with any Person with respect to an Equity Financing providing the Breaching Company with gross proceeds equal to or greater than $50,000,000, then the Breaching Party shall pay, to each other Company that is not in material breach of its obligations or its representations and warranties under this Agreement at the time of such termination, a fee in the amount of $5,000,000 (and therefore a total of $10,000,000 to both other Companies, if both are entitled to receive such fees). Such fee shall be payable by wire transfer of immediately available funds at the time the Breaching Party has received at least $50,000,000 of gross proceeds from such Equity Financing. Termination by any Company pursuant to Section 9.1(f) under circumstances where the fee under this Section 9.3(h) is then payable shall not be effective with respect to the Breaching Party until receipt of such fee by each Company entitled to receive it.

   (i) Notwithstanding any other provision hereof to the contrary, (i) the maximum amount of the fees that any Company shall be obligated to pay to any other Company pursuant to Sections 9.3(b), 9.3(f), 9.3(g) and 9.3(h), even if more than one of such Sections is applicable, shall be $5,000,000 (and therefore a total of $10,000,000 to both other Companies, if both are entitled to receive such fees), and (ii) any Company shall be obligated to pay the Stipulated Expenses of any other Company only once pursuant to Sections 9.3(b) and 9.3(c), even if more than one of such Sections is applicable.

   9.4 Amendment. This Agreement may be amended by the Parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time, subject to Section 252 of the DGCL. This Agreement may not be amended except by an instrument in writing signed by all of the Parties hereto.

   9.5 Waiver. At any time prior to the Effective Time, any Party hereto may extend the time for the performance by any other Party of any of the obligations or other acts required hereunder, waive any inaccuracies in the representations and warranties of any other Party contained herein or in any document delivered pursuant hereto and waive compliance by any other Party with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the Party or Parties to be bound thereby.

                                   ARTICLE X

                               General Provisions

   10.1 Survival of Representations and Warranties.

   (a) Except as set forth in Section 10.1(b) of this Agreement, the representations, warranties and agreements of each Party hereto will remain operative and in full force and effect regardless of any investigation made by or on behalf of any other Party hereto, any Person controlling any such Party or any of their officers, directors, representatives or agents whether prior to or after the execution of this Agreement.

   (b) The representations and warranties in this Agreement will terminate at the Effective Time; provided, however, this Section 10.1(b) shall in no way limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time or after the termination of this Agreement pursuant to Article IX.

   10.2 Notices. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered personally or sent by a nationally-recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, or by electronic mail, with a copy thereof to be delivered by mail (as aforesaid) within 24 hours of such electronic mail, or by telecopier, with confirmation as provided above addressed as follows:

   If to Creative:Creative Biomolecules, Inc.
                        101 Huntington Avenue
                        Boston, Massachusetts 02111
                        Telecopier:(617) 912-2995
                        Attention:Michael Tarnow, President
                                  Cheryl Lawton, Esq., General Counsel
                                    and Vice President, Administration

         With a copy to:

                        Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                        Boston, Massachusetts 02111
                        Telecopier:(617) 542-2211
                        Attention:Jeffrey M. Wiesen, Esq.
                                  Lewis J. Geffen, Esq.

   If to Reprogenesis:Reprogenesis, Inc.
                        21 Erie Street
                        Cambridge, MA 02139
                        Telecopier:(617) 499-2927
                        Attention:Daniel R. Omstead, President

         With a copy to:

                        Baker Botts LLP
                        One Shell Plaza
                        910 Louisana
                        Houston, TX 77002
                        Telecopier:(713) 229-1522
                        Attention:Walter J. Smith, Esq.

   If to Ontogeny:Ontogeny, Inc.
                        45 Moulton Street
                        Cambridge, Massachusetts 02138
                        Telecopier:(617) 876-0866
                        Attention:Doros Platika, President
                                  Bruce A. Leicher, Vice President and General
                               Counsel

         With a copy to:

                        Foley, Hoag & Eliot LLP
                        One Post Office Square
                        Boston, Massachusetts 02109
                        Telecopier:(617) 832-7000
                        Attention:Robert Birnbaum, Esq.
                                  Jonathan Hulbert, Esq.

   If to Curis:to each of the Companies (with copies to its counsel).

or to such other address as the Party to whom notice is to be given may have furnished to the other Parties in writing in accordance herewith. All such notices or communications shall be deemed to be received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next Business Day after the date when sent (c) in the case of facsimile transmission or telecopier or electronic mail, upon confirmed receipt, and (d) in the case of mailing, on the third Business Day following the date on which the piece of mail containing such communication was posted.

   10.3 Certain Definitions. For purposes of this Agreement, the term:

   "Affiliate" means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person.

   "Business Day" means any day other than a Saturday, Sunday or day on which banks are permitted to close in the State of New York or in the State of Delaware.

   "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise.

   "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

   "Exchange Agent" means any bank or trust company organized under the Laws of the United States or any of the states thereof and having a net worth in excess of $100 million designated and appointed to act in the capacities required under Section 2.6.

   "Governmental Authority" means any governmental agency or authority (other than a Court) of the United States, any domestic state, or any foreign country, and any political subdivision or agency thereof, and includes any authority having governmental or quasi-governmental powers.

   "Knowledge" means (i) in the case an individual, knowledge of a particular fact or other matter if such individual is actually aware of such fact or other matter and (ii) in the case of an entity (other than an individual) such entity will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or has at any time served, as a director, officer, partner, executor, or trustee of such Person has (while such individual is serving in such capacity), or at any time had (while such individual was serving in such capacity), Knowledge of such fact or other matter.

   "Law" means all laws, statutes and ordinances of any Governmental Agency including all decisions of Courts having the effect of law within its jurisdiction.

   "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien (statutory or otherwise), option, conditional sale agreement, right of first refusal, first offer, termination, participation or purchase or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

   "Litigation" means any suit, action, arbitration, cause of action, claim, complaint, criminal prosecution, investigation, demand letter, governmental or other administrative proceeding, whether at law or at equity, before or by any Court or Governmental Authority, or before any arbitrator or other tribunal.

   "Order" means any judgment, order, writ, injunction or decree of any Court or Governmental Authority.

   "Person" means an individual, corporation, partnership, association, trust, unincorporated organization, limited liability company, other entity or group (as defined in Section 13(d)(3) of the Exchange Act).

   "Regulation" means any rule or regulation of any Governmental Authority having the effect of Law.

   "Subsidiary" or "Subsidiaries" of any Party or any other Person means any corporation, partnership, joint venture, limited liability company or other legal entity of which such Party or such other Person, as the case may be, (either alone or through or together with any other Subsidiary) owns, directly or indirectly, 50% or more of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

   "Voting Stock" of any Company means the capital stock of such Company entitled to vote upon the election of directors and upon other matters generally submitted to stockholders of such Company for voting purposes.

   10.4 Interpretation. When a reference is made in this Agreement to Sections, subsections, Schedules or Exhibits, such reference shall be to a Section, subsection, Schedule or Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The word "herein" and similar references mean, except where a specific Section or Article reference is expressly indicated, the entire Agreement rather than any specific Section or Article. The table of contents and the headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

   10.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

   10.6 Entire Agreement. This Agreement (including all exhibits and schedules hereto) constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Agreements), both written and oral, among the Parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other Person any rights or remedies hereunder.

   10.7 Assignment. This Agreement shall not be assigned by operation of law or otherwise.

   10.8 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto, and other than with respect to
Section 7.10 which the Parties intend to establish third party beneficiary rights, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

   10.9 Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any Party hereto in the exercise of any right hereunder will impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor will any single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive to, and not exclusive of, any rights or remedies otherwise available.

   10.10 Governing Law. This agreement and the agreements, instruments and documents contemplated hereby will be governed by and construed in accordance with the Law of the State of Delaware (exclusive of conflicts of law principles). State Courts within the State of Delaware and, more particularly to the fullest extent such Court shall have subject matter jurisdiction over the matter, the Court of Chancery of the State of Delaware, will have exclusive jurisdiction over any and all disputes between the Parties, whether in law or equity, arising out of or relating to this Agreement and the agreements, instruments and documents contemplated hereby. The Parties consent to and agree to submit to the jurisdiction of such Courts, provided, however, that such consent to jurisdiction is solely for the purpose referred to in this Section
10.10 and shall not be deemed to be a general submission to the jurisdiction of such Courts or in the State of Delaware other than for such purpose. Each Party hereby waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable Delaware Law, any claim that (i) such Party is not personally subject to the jurisdiction of such Courts, (ii) such Party and such Party's property is immune from any legal process issued by such Courts or
(iii) any Litigation commenced in such Courts is brought in an inconvenient forum.

   10.11 Counterparts. This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

   IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                          Creative Biomolecules, Inc.

                                            /s/ Michael M. Tarnow
                                          By___________________________________
                                            Name: Michael M. Tarnow
                                            Title: President and CEO

                                          Reprogenesis, Inc.

                                            /s/ Daniel R. Omstead
                                          By___________________________________
                                            Name: Daniel R. Omstead
                                            Title: President and CEO

                                          Ontogeny, Inc.

                                            /s/ Doros Platika
                                          By___________________________________
                                            Name: Doros Platika
                                            Title: President and CEO

                                          Curis, Inc.

                                            /s/ Doros Platika
                                          By___________________________________
                                            Name: Doros Platika
                                            Title: President and CEO

                             Index of Defined Terms

Acquisition Proposal.....................................                 6.1(a)
Affiliate................................................                10.3
Affiliate Agreement......................................                7.13
Agreement................................................             Caption
Appraisal Shares.........................................                2.11
Bankruptcy and Equity Exception..........................                 3.3(a)
Breaching Party..........................................         9.3(b), 9.3(h)
Business Day.............................................                10.3
Certificate of Merger....................................                 1.2
Certificates.............................................              2.6(c)
Closing..................................................                 2.8
Closing Date.............................................                 2.8
Code.....................................................            Recitals
Company..................................................             Caption
Company Balance Sheet....................................                 3.4(b)
Company Common Stock.....................................                 3.2(a)
Company Disclosure Schedule.............................. Article III Caption
Company Employee Plans...................................                3.14(a)
Company Financial Statements.............................                 3.4(a)
Company Intellectual Property Rights.....................                 3.9(b)
Company Material Adverse Effect..........................                 3.1
Company Material Contract................................                3.11
Company Meeting..........................................                3.18
Company Preferred Stock..................................                 3.2(a)
Company Stock............................................                 2.1(f)
Company Stock Option.....................................                 3.2(a)
Company Stock Plan.......................................                 3.2(a)
Company Warrants.........................................                 3.2
Confidentiality Agreements...............................                 5.3
Control..................................................                10.3
Court....................................................                10.3
Creative Common Stock....................................                 2.1(a)
Creative Exchange Ratio..................................                 2.1(a)
Creative Merger Consideration............................                 2.1(a)
Creative Voting Commitment...............................                7.12(a)
Curis Certificate of Incorporation.......................                 4.1
Curis Material Adverse Effect............................                 4.1
DGCL.....................................................            Preamble
Effective Time...........................................                 1.2
Environmental Law........................................                3.13(b)
Equity Financing.........................................                 9.3(g)
ERISA....................................................                3.14(a)
ERISA Affiliate..........................................                3.14(a)
Exchange Act.............................................                 3.3(c)
Exchange Agent...........................................                10.3
Exchange Ratio...........................................                 2.1(d)
Exchange Act Registration Statement......................                 7.1(d)
Failing Party............................................                 9.3(g)
FDA......................................................                3.10
GAAP.....................................................                 3.4(b)

GLP.............................................................         3.16(b)
GMP.............................................................         3.16(b)
Governmental Authority..........................................         10.3
Hazardous Substance.............................................         3.13(c)
HSR Act.........................................................          3.3(c)
Intellectual Property Rights....................................          3.9(b)
IP Assignee.....................................................          3.9(e)
IPO.............................................................          9.3(g)
IRS.............................................................          3.7(b)
Joint Proxy Statement...........................................         3.18
Knowledge.......................................................         10.3
Law.............................................................         10.3
Lien............................................................         10.3
Litigation......................................................         10.3
Merger..........................................................     Preamble
Merger Consideration............................................          2.1(d)
Ongoing Clinical Programs.......................................          3.9(b)
Ontogeny Exchange Ratio.........................................          2.1(b)
Ontogeny Minimum Required Stockholder Vote......................         7.12(b)
Ontogeny Merger Consideration...................................          2.1(b)
Ontogeny Common Stock...........................................          2.1(b)
Ontogeny Preferred Stock........................................          2.1(b)
Ontogeny Required Stockholder Vote..............................         7.12(a)
Order...........................................................         10.3
Person..........................................................         10.3
Public Company..................................................          3.1
Registration Statement..........................................         3.18
Regulation......................................................         10.3
Representatives.................................................          6.1(a)
Reprogenesis Common Stock.......................................          2.1(c)
Reprogenesis Exchange Ratio.....................................          2.1(c)
Reprogenesis Fully Diluted Merger Consideration.................          2.1(c)
Reprogenesis Merger Consideration...............................          2.1(c)
Reprogenesis Preferred Stock....................................          2.1(c)
Reprogenesis Required Stockholder Vote..........................         7.12(a)
Reprogenesis Series A Consideration.............................          2.1(c)
Rule 145........................................................         7.13
SEC.............................................................          3.3
Section 262.....................................................         2.11
Securities Act..................................................          2.3(b)
Stipulated Expenses.............................................          9.3(d)
Stockholder Agreement...........................................     Preamble
Subsidiary, Subsidiaries........................................         10.3
Superior Proposal...............................................          6.1(b)
Surviving Company...............................................          1.1
Tax.............................................................          3.7(a)
Taxes...........................................................          3.7(a)
Tax Returns.....................................................          3.7(b)
Termination Fee.................................................          9.3(b)
Third Party Licenses............................................          9.3(a)
Voting Stock....................................................         10.3

                                                                         ANNEX B

                         FORM OF STOCKHOLDER AGREEMENT

                                          February  , 2000

Creative Biomolecules, Inc.      Reprogenesis, Inc.           Ontogeny, Inc
101 Huntington Ave.              21 Erie Street               45 Moulton Street
Boston, MA 02111                 Cambridge, MA 02139          Cambridge, MA 02138
Attention: President             Attention: President         Attention: President

Re: Stockholder Agreement

Gentlemen:

   The undersigned (the "Stockholder") owns of record and beneficially the number of shares (the "Owned Shares") of common stock [and/or preferred stock] of [Name of Company], a [Delaware] [Texas] corporation ("Company"), as set
forth below. [On even date herewith], the Company,     and     (the "Other
Companies") and Curis [intend to enter] into an Agreement and Plan of Merger (the "Merger Agreement") with respect to the merger (the "Merger") of the Company and the Other Companies with and into Curis. Such Company common stock [and/or preferred stock] will be converted in the Merger into shares of the common stock, par value $.01 per share, of Curis (the "Surviving Company Common Stock"). The Stockholder wishes to facilitate the proposed Merger, acknowledges that the proposed Merger will benefit the Stockholder and agrees that the Other Companies [would not enter into the Merger Agreement] unless the Stockholder enters into this Agreement. For all purposes of this Agreement, the term "Owned Shares" shall include any additional shares of Company capital stock as to which the Stockholder acquires beneficial ownership after the execution hereof.

   In consideration of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Stockholder agrees as follows:

     1. The Stockholder irrevocably and unconditionally agrees that he, she or it (a) will vote all of the Owned Shares in favor of the Merger Agreement and the Merger at any meeting or meetings of the Company's stockholders called to vote upon the Merger Agreement and the Merger and
  (b) will not vote such shares (or otherwise provide a proxy or consent or a voting agreement with respect thereto) in favor of any other Acquisition Proposal (as defined in the Merger Agreement) [and (c) will vote to amend the Certificate/Articles of Incorporation of the Company as contemplated by
  Section 8.1(h) of the Merger Agreement.]

     2. The Stockholder agrees that he, she or it will not (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares or (b) take any action or omit to take any action which would prohibit, prevent or preclude Stockholder from performing its obligations under this Agreement.

     3. The Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by it in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Company and each other Company shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, and that the Stockholder waives the posting of any bond or security in connection with any proceeding related thereto.

     4. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by the Stockholder and delivered to the Company (which delivery may be by facsimile).

     5. The Stockholder agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby. The Stockholder hereby agrees not to engage in any transaction involving any securities of the Other Companies that would violate applicable securities laws.

     6. Notwithstanding anything in this Agreement to the contrary, the Company and the Other Companies understand and agree that (i) Owned Shares may be subject to liens, encumbrances or restrictions (other than those relating to voting) arising in connection with pledges of Owned Shares by the Stockholder or its affiliates that exist as of the date hereof and (ii) any transfer of Owned Shares pursuant to any bona fide foreclosure under any such pledge shall not violate this Agreement.

     7. The Stockholder represents and warrants to the Company and the Other Companies that:

       (a) the Stockholder has all necessary power and authority to execute this letter agreement including the irrevocable proxy attached hereto;

       (b) the Stockholder owns or controls (regardless of in what capacity) the number of Owned Shares set forth below free from any lien, encumbrance or restriction whatsoever (except as otherwise permitted by Section 6 above) and with full power to vote the Owned Shares without the consent or approval of any other person;

       (c) this letter agreement and the attached proxy have been duly executed and delivered by the Stockholder and each constitutes a valid and binding agreement of the Stockholder, enforceable in accordance with its terms; and

       (d) neither the execution nor delivery of this letter agreement and the attached proxy by the Stockholder will (i) require the consent, waiver, approval, license or authorization, or any filing with, any person or public authority, (ii) with or without the giving of notice or the lapse of time, or both, conflict with or constitute a violation of, or default under, or give rise to any right of acceleration under any indenture, contract, commitment, agreement, arrangement or other instrument of any kind to which the Stockholder is a party or by which the Stockholder is bound, or (iii) violate any applicable law, rule, regulation, judgment, order or decree of any governmental instrumentality or court having jurisdiction over the Stockholder.

     8. The Agreement shall terminate on the termination of the Merger Agreement or at the Effective Time of the Merger provided for in the Merger Agreement, as the case may be.

   IN WITNESS WHEREOF, the parties have executed this agreement as of the date and year first above written.

                                          Stockholder:

                                          _____________________________________
                                          Name: _______________________________

                                          Address: ____________________________
                                          _____________________________________
                                          _____________________________________

                                          Spouse (if applicable)
                                          Name: _______________________________

                                          Number of Shares of
                                          Common Stock  _______________________

                                          [Number of Shares of Series A
                                          Preferred Stock  ____________________

                                          Number of Shares of Series B
                                          Preferred Stock ____________________]

                                          [Number of Shares of Series C
                                          Preferred Stock _____________________

                                          Number of Shares of Series C-1
                                          Preferred Stock ____________________]

                                          [Number of Shares of Series D
                                          Preferred Stock _____________________

                                          Number of Shares of Series E
                                          Preferred Stock ____________________]

                                          [Number of Shares of Series F
                                          Preferred Stock _____________________

                                          Number of Shares of Series G
                                          Preferred Stock ____________________]

                           IRREVOCABLE PROXY FOR THE
                        STOCKHOLDER AGREEMENT OF COMPANY

   By its execution hereof and in order to secure the obligations of the undersigned set forth in the Stockholder Agreement ("Stockholder Agreement")
dated February    , 2000, by and among     (the "Company"), the Other Companies
and the undersigned, the undersigned hereby irrevocably constitutes and appoints the President and the Secretary of each Other Company, and each of such officers singly, as its true and lawful attorneys-in-fact, to : (1) vote, in accordance with the Stockholder Agreement, all shares of capital stock of the Company which the undersigned may be entitled to vote upon the matters set forth in the Stockholder Agreement at any annual or special meeting of the stockholders of the Company (but not to vote such shares on any other matter);
(2) to exercise written consent in lieu of voting with respect to the matters set forth in clause (1); and (3) to execute, acknowledge, swear to and file in the undersigned's name, place and stead any consent, approval, or other documents to be executed by the stockholders in connection with the items in clauses (1) and (2). The Proxy hereby granted is irrevocable and shall be deemed coupled with an interest in the Stockholder Agreement for the term stated therein and it shall survive the undersigned's insolvency.

   IN WITNESS WHEREOF, the undersigned has executed this Irrevocable Proxy this day of February, 2000.

                                          _____________________________________
                                          Name: _______________________________

                                          Address: ____________________________
                                                _______________________________
                                                _______________________________

                                          Spouse (if applicable)

                                          _____________________________________
                                          Name: _______________________________

                                                                         ANNEX C

                                OPINION OF CHASE

                     [Letterhead of Chase Securities Inc.]

                                                               February 14, 2000

Board of Directors
Creative BioMolecules, Inc.
101 Huntington Avenue, Suite #2400
Boston, MA 02199

Members of the Board:

   You have informed us that Creative BioMolecules, Inc. (the "Company"), Ontogeny, Inc. ("Ontogeny") and Reprogenesis, Inc. ("Reprogenesis") propose to enter into an Agreement and Plan of Merger (the "Agreement") which provides, among other things, that the Company will be merged (the "Company Merger") with and into Curis, Inc., a newly-formed entity jointly owned by the Company, Ontogeny and Reprogenesis ("Curis"), Ontogeny will be merged (the "Ontogeny Merger") with and into Curis and Reprogenesis will be merged (the "Reprogenesis Merger," and together with the Company Merger and the Ontogeny Merger, the "Transaction") with and into Curis, whereby Curis will be the surviving corporation of each merger. In the Transaction, (i) each outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock"), other than shares held in treasury or owned by any wholly-owned subsidiary of the Company or by Curis, all of which shall be canceled, will be converted into 0.3000 shares ("Company Exchange Ratio") of common stock, par value $0.01 per share, of Curis ("Curis Common Stock"), (ii) each outstanding share of common stock, par value $0.01 per share, of Ontogeny ("Ontogeny Common Stock"), and each outstanding share of Series A Convertible Preferred Stock, Series B Convertible Preferred Stock, Series C Convertible Preferred Stock, Series C-1 Convertible Preferred Stock, Series D Convertible Preferred Stock, Series E Convertible Preferred Stock, Series F Convertible Preferred Stock and Series G Convertible Preferred Stock of Ontogeny, each series with a par value $0.01 per share (collectively, the "Ontogeny Preferred Stock"), other than shares of the Ontogeny Common Stock and Ontogeny Preferred Stock held in treasury or owned by any wholly-owned subsidiary of Ontogeny or by Curis, all of which shall be canceled, will be converted into that number of shares of Curis Common Stock as described in the Agreement, and (iii) each outstanding share of common stock, par value $0.01 per share, of Reprogenesis ("Reprogenesis Common Stock"), and each outstanding share of Series A Preferred Stock and Series B Preferred Stock of Reprogenesis, each series with a par value $0.01 per share (collectively, the "Reprogenesis Preferred Stock"), other than shares of the Reprogenesis Common Stock or Reprogenesis Preferred Stock held in treasury or owned by any wholly-owned subsidiary of Reprogenesis or by Curis, all of which shall be canceled, will be converted into that number of shares of Curis Common Stock as described in the Agreement.

   You have asked us whether, in our opinion, the Company Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

   In arriving at the opinion set forth below, we have, among other things:

    (a) reviewed a draft of the Agreement dated February 13, 2000;

    (b) reviewed certain publicly available financial information that we deemed relevant relating to the Company and certain publicly available business information that we deemed relevant relating to the Company, Ontogeny and Reprogenesis and the industries and markets in which they operate;

    (c) reviewed certain internal non-public financial and operating data and forecasts provided to us by the managements of the Company, Ontogeny and Reprogenesis relating to their respective businesses;

    (d) discussed, with members of the senior managements of the Company, Ontogeny and Reprogenesis, the Company's, Ontogeny's and
        Reprogenesis's operations, historical financial statements and future prospects before and after giving effect to the Transaction;

    (e) reviewed the relevant historical stock prices of the Company Common Stock; and

    (f) made such other analyses and examinations as we have deemed necessary or appropriate.

   We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available, for purposes of this opinion and have further relied upon the assurance of the managements of the Company, Ontogeny and Reprogenesis that they are not aware of any facts that would make such information inaccurate or misleading. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of the Company, Ontogeny or Reprogenesis, nor have we conducted a physical inspection of the properties or facilities of the Company, Ontogeny or Reprogenesis. We have assumed that the financial forecasts provided to or discussed with us by the Company, Ontogeny and Reprogenesis have been reasonably determined on bases reflecting the best currently available estimates and judgments of the managements of the Company, Ontogeny and Reprogenesis as to the future financial performance of the respective companies. We express no view as to such forecasts or projection information or the assumptions on which they were based.

   For purposes of rendering our opinion, we have assumed that, in all respects material to our analysis, the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have further assumed that all material governmental, regulatory or other consents and approvals will be obtained and that in the course of obtaining any necessary governmental, regulatory or other consents and approvals, or any amendments, modifications or waivers to any documents to which any of the Company, Ontogeny or Reprogenesis are a party, as contemplated by the Agreement, no restrictions will be imposed or amendments, modifications or waivers made that would have any material adverse effect on the contemplated benefits of the Transaction. We have further assumed that the Transaction will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us.

   In connection with the preparation of this opinion, we have not been authorized by the Company or the Board of Directors to solicit, nor have we solicited, indications of interest for either the acquisition of or a business combination involving the Company.

   Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, of the Company Exchange Ratio to the holders of the Company Common Stock and we express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction. This opinion does not constitute a recommendation to any holder of Company Common Stock as to how such stockholder should vote with respect to the proposed Company Merger or any matter related thereto. In addition, we express no opinion as to the prices at which the Company Common Stock or the Curis Common Stock will trade following the announcement or the consummation of the Transaction, as the case may be.

   Chase Securities Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Company in connection with the Transaction and will receive a fee for our services, payment of a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have from time to time, provided commercial and investment banking services to the Company and Reprogenesis and their affiliates, for which we received usual and customary compensation and in the future may continue to provide such commercial and investment banking services. In addition, certain affiliates of Chase Securities Inc. hold approximately 15% of the outstanding capital stock of Reprogenesis. In the ordinary course of business, we or our affiliates may trade in the equity securities of the Company for our accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Company Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

   This opinion is for the use and benefit of the Board of Directors of the Company in its evaluation of the Transaction and shall not be used for any other purpose without the prior written consent of Chase Securities Inc. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Chase Securities Inc. be made by the Company, without the prior written consent of Chase Securities Inc.

                                          Very truly yours,

                                          CHASE SECURITIES INC.

                                                                         ANNEX D

                              OPINION OF SG COWEN

                [Letterhead of SG Cowen Securities Corporation]

February 14, 2000

Board of Directors
Ontogeny, Inc.
45 Moulton Street
Cambridge, MA 02138-1118

Ladies and Gentlemen:

   You have requested our opinion as to the fairness, from a financial point of view, to the stockholders of Ontogeny, Inc. (the "Company") of the Exchange Ratio (as defined below) to be received by the stockholders of the Company pursuant to the terms of that certain Agreement, dated as of February 14, 2000 (the "Agreement"), by and among the Company, Creative BioMolecules, Inc. ("Creative BioMolecules") and Reprogenesis, Inc. ("Reprogenesis").

   As more specifically set forth in the Agreement, and subject to the terms, conditions and adjustments set forth in the Agreement, the Company, Creative BioMolecules and Reprogenesis will merge into Curis, Inc. ("Curis"), a newly formed corporation (the "Transaction"). Each share of the common stock of the Company and each share of the convertible preferred stock (series A through G) of the Company will be converted into the right to receive 0.2564 (the "Exchange Ratio") shares of Curis.

   SG Cowen Securities Corporation ("SG Cowen"), as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of our business, we and our affiliates may actively trade the securities of Creative BioMolecules for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

   We are acting as exclusive financial advisor to the Board of Directors of the Company in connection with the Transaction and will receive a fee from the Company for providing this opinion pursuant to the terms of our engagement letter with the Company, dated as of January 28, 2000 (the "Engagement Letter"). SG Cowen will receive payment thereunder upon delivery of this opinion without regard as to whether the proposed Transaction is ultimately consummated.

   In connection with our opinion, we have reviewed and considered such financial and other matters as we have deemed relevant, including, among other things:

  . a draft of the Agreement dated February 14, 2000;

  . certain information for the Company, including its financial statements for the years ended December 31, 1998 and December 31, 1997, and its financial information for the ten month period ended October 31, 1999 and certain other relevant financial and operating data furnished to SG Cowen by the Company management;

  . certain information for Reprogenesis including its consolidated financial statements for the years ended December 31, 1998 and December 31, 1997, and its financial information for the year ended December 31, 1999 and certain other relevant financial and operating data furnished to SG Cowen by Reprogenesis management;

  . certain publicly available information for Creative BioMolecules, including its annual report filed on Form 10-K for each of the years ended December 31, 1998 and December 31, 1997, and its quarterly reports filed on Form 10-Q for each of the quarters ended March, June and September 1999 and certain other relevant financial and operating data furnished to SG Cowen by Creative BioMolecules management;

  . certain internal financial analyses, financial forecasts, reports and other information concerning the Company, Creative BioMolecules and Reprogenesis (the "Forecasts") prepared by the management of the Company, Creative BioMolecules and Reprogenesis, respectively;

  . First Call estimates and financial projections in Wall Street analyst reports for Creative BioMolecules;

  . discussions we have had with certain members of the management of each of the Company, Creative BioMolecules and Reprogenesis concerning the historical and current business operations, financial conditions and prospects of the Company, Creative BioMolecules and Reprogenesis and such other matters we deemed relevant;

  . certain operating results of the Company, Creative BioMolecules and Reprogenesis as compared to operating results of certain publicly traded companies we deemed relevant;

  . certain financial terms of the Transaction as compared to the financial terms of certain selected business combinations we deemed relevant;

  . based on the Forecasts, the cash flows generated by the Company, Creative
    BioMolecules and Reprogenesis on a stand-alone basis to determine the present value of the discounted cash flows;

  . certain pro forma financial effects of the Transaction; and

  . such other information, financial studies, analyses and investigations and such other factors that we deemed relevant for the purposes of this opinion.

   In conducting our review and arriving at our opinion, we have, with your consent, assumed and relied, without independent investigation, upon the accuracy and completeness of all financial and other information provided to us by the Company, Creative BioMolecules and Reprogenesis or which is publicly available. We have not undertaken any responsibility for the accuracy, completeness or reasonableness of, or independently verified, such information. In addition, we have not conducted nor have assumed any obligation to conduct any physical inspection of the properties or facilities of the Company. We have further relied upon the assurance of management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading in any respect. We have, with your consent, assumed that the Forecasts, including the cash flows used to determine the present value of the discounted cash flows, were reasonably prepared by the respective managements of the Company, Creative BioMolecules and Reprogenesis on bases reflecting the best currently available estimates and good faith judgments of such managements as to the future performance of their respective corporations, and that such projections and synergies, provide a reasonable basis for our opinion.

   We have not made or obtained any independent evaluations, valuations or appraisals of the assets or liabilities of the Company, nor have we been furnished with such materials. With respect to all legal matters relating to the Company, Creative BioMolecules and Reprogenesis we have relied on the advice of legal counsel to the Company. Our services to the Company in connection with the Transaction have been comprised solely of rendering an opinion from a financial point of view with respect to the Exchange Ratio. Our opinion is necessarily based upon economic and market conditions and other circumstances as they exist and can be evaluated by us on the date hereof. It should be understood that although subsequent developments may affect our opinion, we do not have any obligation to update, revise or reaffirm our opinion and we expressly disclaim any responsibility to do so. Additionally, we have not investigated any other alternative transactions that may be available to the Company.

   For purposes of rendering our opinion we have assumed in all respects material to our analysis, that the representations and warranties of each party contained in the Agreement are true and correct, that each party will perform all of the covenants and agreements required to be performed by it under the Agreement and that all conditions to the consummation of the Transaction will be satisfied without waiver thereof. We have assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us. We have also assumed that all governmental, regulatory and other consents and approvals contemplated by the Agreement will be obtained and that in the course of obtaining any of those consents no restrictions will be imposed or waivers made that would have an adverse effect on the contemplated benefits of the Transaction. You have informed us, and we have assumed, that the Transaction will be treated as a tax-free reorganization.

   It is understood that this letter is intended for the benefit and use of the Board of Directors of the Company in its consideration of the Transaction and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent. This letter does not constitute a recommendation to any stockholder as to how such stockholder should vote with respect to the Transaction or to take any other action in connection with the Transaction or otherwise. We have not been requested to opine as to, and our opinion does not in any manner address, the Company's underlying business decision to effect the Transaction.

   Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the Exchange Ratio to be received in the Transaction is fair, from a financial point of view, to the stockholders of the Company.

Very truly yours,

SG COWEN SECURITIES CORPORATION

                                                                         ANNEX E

                   FORM OF CURIS CERTIFICATE OF INCORPORATION

                          CERTIFICATE OF INCORPORATION
                                       OF
                                  CURIS, INC.

   FIRST: The name of this corporation (the "Corporation") is Curis, Inc.

   SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle, and the name of its registered agent at such address is The Corporation Trust Company.

   THIRD: The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

   FOURTH: The Corporation is authorized to issue two classes of capital stock, one of which is designated as common stock, $.01 par value per share ("Common Stock"), and the other of which is designated as preferred stock, $.01 par value per share ("Preferred Stock"). The total number of shares of both classes of capital stock that the Corporation shall have authority to issue is 145 million shares, consisting of 125 million shares of Common Stock and 20 million shares of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series as set forth in Section (b) of this Article FOURTH. The following is a statement of the designations and the powers, preferences and rights of, and the qualifications, limitations or restrictions applicable to, each class of capital stock of the Corporation.

   (a) Common Stock

     (1) General. The voting, dividend and liquidation rights of holders of Common Stock are subject to and qualified by the rights of holders of Preferred Stock of any series as may be designated in any resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided.

     (2) Voting. Holders of Common Stock are entitled to one vote for each share held at all meetings of stockholders. The number of authorized shares of Common Stock may be increased or deceased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

     (3) Dividends. Dividends may be declared and paid on Common Stock from funds lawfully available therefor, as and when determined by the board of directors and subject to any preferential dividend rights of any series of Preferred Stock then outstanding.

     (4) Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to stockholders of the Corporation, subject to any preferential rights of any series of Preferred Stock then outstanding.

   (b) Preferred Stock

     (1) Issuance. Preferred Stock may be issued from time to time in one or more series, each of which series shall have such terms as are set forth herein and in any resolution or resolutions providing for the issue of such series as may be adopted by the board of directors as hereinafter provided. Any shares of Preferred Stock that may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise expressly provided in this Certificate of Incorporation or provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of capital stock for the purposes of voting by classes unless expressly provided.

     (2) Authority of Board. Authority is hereby expressly granted to the board of directors to provide for the issuance of Preferred Stock from time to time in one or more series, and in connection with the creation of any such series, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights thereof, and qualifications, limitations or restrictions applicable thereto, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of the State of Delaware. Without limiting the generality of the foregoing, a resolution or resolutions providing for issuance of any series of Preferred Stock may provide for dividend rights, conversion rights, redemption privileges and liquidation preferences applicable to such series and may provide that such series shall rank superior, equal or junior to the Preferred Stock of any other series, in each case except as otherwise expressly provided in this Certificate of Incorporation or as provided by law. Except as otherwise provided in this Certificate of Incorporation, no vote of holders of Common Stock or holders of Preferred Stock shall be a prerequisite to the designation or issuance of any shares of any series of Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation.

   FIFTH: Special meetings of stockholders may be called at any time by the Chairman of the Board, the Chief Executive Officer (or if there is no Chief Executive Officer, the President) or the board of directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of the general meeting.

   SIXTH: No director shall be personally liable to the Corporation or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the Corporation, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended. No amendment to or repeal of the provisions of this Article SIXTH shall deprive any director of the Corporation of the benefit of the provisions of this Article SIXTH with respect to any act or failure to act of any director occurring prior to such amendment or repeal.

   SEVENTH: In furtherance of and not in limitation of powers conferred by statute, it is further provided that:

   (a) Amendment of By-Laws

   Subject to the limitations and exceptions, if any, contained in the by-laws of the Corporation, the by-laws may be adopted, amended or repealed by the board of directors.

   (b) Election of Directors

   Elections of directors need not be by written ballot unless otherwise provided in the by-laws of the Corporation.

   (c) Location of Corporate Books

   Subject to any applicable requirements of the General Corporation Law of the State of Delaware, the books of the Corporation may be kept outside the State of Delaware at such location or locations as may be designated from time to time by the board of directors or in the by-laws of the Corporation.

   EIGHTH: The Corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Corporation, or is or was serving or has agreed to serve, at the request of the Corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the Corporation), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the

General Corporation Law of Delaware. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise. No amendment to or repeal of the provisions of this paragraph shall deprive a person of the benefit of this paragraph with respect to any act or failure to act of such person occurring prior to such amendment or repeal.

   NINTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Corporation, as the case may be, and also on the Corporation.

   TENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the General Corporation Law of the State of Delaware and this Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any provision of law, any other provision of this Certificate of Incorporation or any provision of the by-laws of the Corporation, the affirmative vote of the holders of three- fourths of the shares of capital stock of the Corporation issued and outstanding and entitled to vote shall be required to amend or repeal, or to adopt any provision inconsistent with, any provision of Article FIFTH or this Article TENTH.

   ELEVENTH: The name of the sole incorporator of the Corporation is Jonathan
H. Hulbert and his mailing address is c/o Foley, Hoag & Eliot LLP, One Post Office Square, Boston, Massachusetts 02109.

   IN WITNESS WHEREOF, I have hereunto set my hand as of February 14, 2000.

                                          -------------------------------------
                                          Jonathan H. Hulbert
                                          Sole Incorporator

                                                                         ANNEX F
                        DELAWARE GENERAL CORPORATION LAW

SECTION 262. APPRAISAL RIGHTS.

   (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ((S)) 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one (1) or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

   (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ((S)) 251 (other than a merger effected pursuant to ((S)) 251(g) of this title), ((S)) 252, ((S)) 254, ((S)) 257, ((S)) 258, ((S)) 263 or
((S)) 264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ((S)) 251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ((S))((S)) 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

       a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

       b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

       c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

       d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a, b and c of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ((S)) 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

   (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ((S)) 228 or ((S)) 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten 10 days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
  (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

   (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

   (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

   (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

   (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

   (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

   (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

   (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

   (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         ANNEX G

                         TEXAS BUSINESS CORPORATION ACT

ART. 5.11. RIGHTS OF DISSENTING SHAREHOLDERS IN THE EVENT OF CERTAIN CORPORATE
         ACTIONS

   A. Any shareholder of a domestic corporation shall have the right to dissent from any of the following corporate actions:

     (1) Any plan of merger to which the corporation is a party if shareholder approval is required by Article 5.03 or 5.16 of this Act and the shareholder holds shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (2) Any sale, lease, exchange or other disposition (not including any pledge, mortgage, deed of trust or trust indenture unless otherwise provided in the articles of incorporation) of all, or substantially all, the property and assets, with or without good will, of a corporation if special authorization of the shareholders is required by this Act and the shareholders hold shares of a class or series that was entitled to vote thereon as a class or otherwise;

     (3) Any plan of exchange pursuant to Article 5.02 of this Act in which the shares of the corporation of the class or series held by the shareholder are to be acquired.

   B. Notwithstanding the provisions of Section A of this Article, a shareholder shall not have the right to dissent from any plan of merger in which there is a single surviving or new domestic or foreign corporation, or from any plan of exchange, if:

     (1) the shares held by the shareholder are part of a class or series, shares of which are on the record date fixed to determine the shareholders entitled to vote on the plan of merger or plan of exchange:

       (a) listed on a national securities exchange;

       (b) listed on the Nasdaq Stock Market (or successor quotation system) or designated as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

       (c) held of record by not less than 2,000 holders;

     (2) the shareholder is not required by the terms of the plan of merger or plan of exchange to accept for the shareholder's shares any consideration that is different than the consideration (other than cash in lieu of fractional shares that the shareholder would otherwise be entitled to receive) to be provided to any other holder of shares of the same class or series of shares held by such shareholder; and

     (3) the shareholder is not required by the terms of the plan of merger or the plan of exchange to accept for the shareholder's shares any consideration other than:

       (a) shares of a domestic or foreign corporation that, immediately after the effective time of the merger or exchange, will be part of a class or series, shares of which are:

         (i) listed, or authorized for listing upon official notice of issuance, on a national securities exchange;

         (ii) approved for quotation as a national market security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or successor entity; or

         (iii) held of record by not less than 2,000 holders;

       (b) cash in lieu of fractional shares otherwise entitled to be received; or

       (c) any combination of the securities and cash described in Subdivisions (a) and (b) of this subsection.

ART. 5.12. PROCEDURE FOR DISSENT BY SHAREHOLDERS AS TO SAID CORPORATE ACTIONS

   A. Any shareholder of any domestic corporation who has the right to dissent from any of the corporate actions referred to in Article 5.11 of this Act may exercise that right to dissent only by complying with the following procedures:

     (1)(a) With respect to proposed corporate action that is submitted to a vote of shareholders at a meeting, the shareholder shall file with the corporation, prior to the meeting, a written objection to the action, setting out that the shareholder's right to dissent will be exercised if the action is effective and giving the shareholder's address, to which notice thereof shall be delivered or mailed in that event. If the action is effected and the shareholder shall not have voted in favor of the action, the corporation, in the case of action other than a merger, or the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the action is effected, deliver or mail to the shareholder written notice that the action has been effected, and the shareholder may, within ten (10) days from the delivery or mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the day immediately preceding the meeting, excluding any appreciation or depreciation in anticipation of the proposed action. The demand shall state the number and class of the shares owned by the shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the ten (10) day period shall be bound by the action.

     (b) With respect to proposed corporate action that is approved pursuant to Section A of Article 9.10 of this Act, the corporation, in the case of action other than a merger, and the surviving or new corporation (foreign or domestic) or other entity that is liable to discharge the shareholder's right of dissent, in the case of a merger, shall, within ten (10) days after the date the action is effected, mail to each shareholder of record as of the effective date of the action notice of the fact and date of the action and that the shareholder may exercise the shareholder's right to dissent from the action. The notice shall be accompanied by a copy of this Article and any articles or documents filed by the corporation with the Secretary of State to effect the action. If the shareholder shall not have consented to the taking of the action, the shareholder may, within twenty
  (20) days after the mailing of the notice, make written demand on the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, for payment of the fair value of the shareholder's shares. The fair value of the shares shall be the value thereof as of the date the written consent authorizing the action was delivered to the corporation pursuant to Section A of Article 9.10 of this Act, excluding any appreciation or depreciation in anticipation of the action. The demand shall state the number and class of shares owned by the dissenting shareholder and the fair value of the shares as estimated by the shareholder. Any shareholder failing to make demand within the twenty (20) day period shall be bound by the action.

     (2) Within twenty (20) days after receipt by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of a demand for payment made by a dissenting shareholder in accordance with Subsection (1) of this Section, the corporation (foreign or domestic) or other entity shall deliver or mail to the shareholder a written notice that shall either set out that the corporation (foreign or domestic) or other entity accepts the amount claimed in the demand and agrees to pay that amount within ninety (90) days after the date on which the action was effected, and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed, or shall contain an estimate by the corporation (foreign or domestic) or other entity of the fair value of the shares, together with an offer to pay the amount of that estimate within ninety (90) days after the date on which the action was effected, upon receipt of notice within sixty (60) days after that date from the shareholder that the shareholder agrees to accept that amount and, in the case of shares represented by certificates, upon the surrender of the certificates duly endorsed.

     (3) If, within sixty (60) days after the date on which the corporate action was effected, the value of the shares is agreed upon between the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, payment for the shares shall be made within ninety (90) days after the date on which the action was effected and, in the case of shares represented by certificates, upon surrender of the certificates duly endorsed. Upon payment of the agreed value, the shareholder shall cease to have any interest in the shares or in the corporation.

   B. If, within the period of sixty (60) days after the date on which the corporate action was effected, the shareholder and the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, do not so agree, then the shareholder or the corporation (foreign or domestic) or other entity may, within sixty (60) days after the expiration of the sixty (60) day period, file a petition in any court of competent jurisdiction in the county in which the principal office of the domestic corporation is located, asking for a finding and determination of the fair value of the shareholder's shares. Upon the filing of any such petition by the shareholder, service of a copy thereof shall be made upon the corporation (foreign or domestic) or other entity, which shall, within ten (10) days after service, file in the office of the clerk of the court in which the petition was filed a list containing the names and addresses of all shareholders of the domestic corporation who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the corporation (foreign or domestic) or other entity. If the petition shall be filed by the corporation (foreign or domestic) or other entity, the petition shall be accompanied by such a list. The clerk of the court shall give notice of the time and place fixed for the hearing of the petition by registered mail to the corporation (foreign or domestic) or other entity and to the shareholders named on the list at the addresses therein stated. The forms of the notices by mail shall be approved by the court. All shareholders thus notified and the corporation (foreign or domestic) or other entity shall thereafter be bound by the final judgment of the court.

   C. After the hearing of the petition, the court shall determine the shareholders who have complied with the provisions of this Article and have become entitled to the valuation of and payment for their shares, and shall appoint one or more qualified appraisers to determine that value. The appraisers shall have power to examine any of the books and records of the corporation the shares of which they are charged with the duty of valuing, and they shall make a determination of the fair value of the shares upon such investigation as to them may seem proper. The appraisers shall also afford a reasonable opportunity to the parties interested to submit to them pertinent evidence as to the value of the shares. The appraisers shall also have such power and authority as may be conferred on Masters in Chancery by the Rules of Civil Procedure or by the order of their appointment.

   D. The appraisers shall determine the fair value of the shares of the shareholders adjudged by the court to be entitled to payment for their shares and shall file their report of that value in the office of the clerk of the court. Notice of the filing of the report shall be given by the clerk to the parties in interest. The report shall be subject to exceptions to be heard before the court both upon the law and the facts. The court shall by its judgment determine the fair value of the shares of the shareholders entitled to payment for their shares and shall direct the payment of that value by the existing, surviving, or new corporation (foreign or domestic) or other entity, together with interest thereon, beginning 91 days after the date on which the applicable corporate action from which the shareholder elected to dissent was effected to the date of such judgment, to the shareholders entitled to payment. The judgment shall be payable to the holders of uncertificated shares immediately but to the holders of shares represented by certificates only upon, and simultaneously with, the surrender to the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, of duly endorsed certificates for those shares. Upon payment of the judgment, the dissenting shareholders shall cease to have any interest in those shares or in the corporation. The court shall allow the appraisers a reasonable fee as court costs, and all court costs shall be allotted between the parties in the manner that the court determines to be fair and equitable.

   E. Shares acquired by the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, pursuant to the payment of the agreed value of the shares or pursuant to payment of the judgment entered for the value of the shares, as in this Article provided, shall, in the case of a merger, be treated as provided in the plan of merger and, in all other cases, may be held and disposed of by the corporation as in the case of other treasury shares.

   F. The provisions of this Article shall not apply to a merger if, on the date of the filing of the articles of merger, the surviving corporation is the owner of all the outstanding shares of the other corporations, domestic or foreign, that are parties to the merger.

   G. In the absence of fraud in the transaction, the remedy provided by this Article to a shareholder objecting to any corporate action referred to in
Article 5.11 of this Act is the exclusive remedy for the recovery of the value of his shares or money damages to the shareholder with respect to the action. If the existing, surviving, or new corporation (foreign or domestic) or other entity, as the case may be, complies with the requirements of this Article, any shareholder who fails to comply with the requirements of this Article shall not be entitled to bring suit for the recovery of the value of his shares or money damages to the shareholder with respect to the action.

ART. 5.13. PROVISIONS AFFECTING REMEDIES OF DISSENTING SHAREHOLDERS

   A. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act shall not thereafter be entitled to vote or exercise any other rights of a shareholder except the right to receive payment for his shares pursuant to the provisions of those articles and the right to maintain an appropriate action to obtain relief on the ground that the corporate action would be or was fraudulent, and the respective shares for which payment has been demanded shall not thereafter be considered outstanding for the purposes of any subsequent vote of shareholders.

   B. Upon receiving a demand for payment from any dissenting shareholder, the corporation shall make an appropriate notation thereof in its shareholder records. Within twenty (20) days after demanding payment for his shares in accordance with Article 5.12 or 5.16 of this Act, each holder of certificates representing shares so demanding payment shall submit such certificates to the corporation for notation thereon that such demand has been made. The failure of holders of certificated shares to do so shall, at the option of the corporation, terminate such shareholder's rights under Articles 5.12 and 5.16 of this Act unless a court of competent jurisdiction for good and sufficient cause shown shall otherwise direct. If uncertificated shares for which payment has been demanded or shares represented by a certificate on which notation has been so made shall be transferred, any new certificate issued therefor shall bear similar notation together with the name of the original dissenting holder of such shares and a transferee of such shares shall acquire by such transfer no rights in the corporation other than those which the original dissenting shareholder had after making demand for payment of the fair value thereof.

   C. Any shareholder who has demanded payment for his shares in accordance with either Article 5.12 or 5.16 of this Act may withdraw such demand at any time before payment for his shares or before any petition has been filed pursuant to Article 5.12 or 5.16 of this Act asking for a finding and determination of the fair value of such shares, but no such demand may be withdrawn after such payment has been made or, unless the corporation shall consent thereto, after any such petition has been filed. If, however, such demand shall be withdrawn as hereinbefore provided, or if pursuant to Section B of this Article the corporation shall terminate the shareholder's rights under
Article 5.12 or 5.16 of this Act, as the case may be, or if no petition asking for a finding and determination of fair value of such shares by a court shall have been filed within the time provided in Article 5.12 or 5.16 of this Act, as the case may be, or if after the hearing of a petition filed pursuant to
Article 5.12 or 5.16, the court shall determine that such shareholder is not entitled to the relief provided by those articles, then, in any such case, such shareholder and all persons claiming under him shall be conclusively presumed to have approved and ratified the corporate action from which he dissented and shall be bound thereby, the right of such shareholder to be paid the fair value of his shares shall cease, and his status as a shareholder shall be restored without prejudice to any corporate proceedings which may have been taken during the interim, and such shareholder shall be entitled to receive any dividends or other distributions made to shareholders in the interim.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

   Article SIXTH of the registrant's Certificate of Incorporation provides, in general, that no director shall be personally liable to the registrant or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of the registrant, except to the extent that the elimination or limitation of such liability is not permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended.

   Article EIGHTH of the registrant's Certificate of Incorporation provides, in general, that the registrant shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the registrant), by reason of the fact that such person is or was, or has agreed to become, a director or officer of the registrant, or is or was serving or has agreed to serve, at the request of the registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation (including any partially or wholly owned subsidiary of the registrant), partnership, joint venture, trust or other enterprise (including any employee benefit plan), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the General Corporation Law of Delaware and further provides that the foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which any such director or officer may be entitled, under any by-law, agreement, vote of directors or stockholders or otherwise.

   Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because the person is or was a director or officer of the corporation. Such indemnity may be against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

   Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director or officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation.

   Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.

Item 21. Exhibits and Financial Statement Schedules.

   (a) The following exhibits are filed herewith or incorporated herein by reference:


 Exhibit
   No.                                 Description
 -------                               -----------

    *2 Agreement and Plan of Merger, dated as of February 14, 2000 by and among the Registrant, Creative BioMolecules, Inc., Ontogeny, Inc. and
         Reprogenesis, Inc. (Filed as Exhibit 2.1 to Creative's Current Report on Form 8-K filed February 18, 2000 (File No. 0-19910)).

    *3.1 Certificate of Incorporation of the Registrant.

    *3.2 By-laws of the Registrant.

    *4   Form of Curis Common Stock Certificate.

   **5 Opinion of Hale and Dorr LLP regarding legality of securities being registered.

    *8.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         regarding certain U.S. income tax aspects of the merger.

    *8.2 Opinion of Foley, Hoag & Eliot LLP regarding certain U.S. income tax aspects of the merger.

    *8.3 Opinion of Baker Botts L.L.P. regarding certain U.S. income tax aspects of the merger.

 ++*10.1 Master Restructuring Agreement, dated as of October 15, 1998, by and between Creative and Stryker Corporation. (Filed as Exhibit 10.10 to
         Creative's Annual Report on Form 10-K for the period ended December
         31, 1998 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.2 Asset Purchase Agreement, dated as of October 15, 1998, by and between
         Creative and Stryker Corporation. (Filed as Exhibit 10.11 to
         Creative's Annual Report on Form 10-K for the period ended December
         31, 1998 (File No. 0-19910), and incorporated herein by reference.)

   *10.3 Creative Irrevocable License Agreement dated November 20, 1998 by and between Creative and Stryker Corporation. (Filed as Exhibit 10.7 to
         Creative's Annual Report on Form 10-K for the period ended December
         31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   *10.4 Stryker Irrevocable License Agreement dated November 20, 1998 by and between the Registrant and Stryker Corporation. (Filed as Exhibit 10.8 to Creative's Annual Report on Form 10-K for the period ended December
         31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   *10.5 Assignment from Creative to Stryker dated November 20, 1998. (Filed as
         Exhibit 10.9 to Creative's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   *10.6 Standard Form Industrial Lease, dated as of October 24, 1988, as amended September 17, 1991, by and between WRC Properties, Inc. and
         Creative. (Filed as Exhibit 10.26 to Creative's Form S-1 Registration
         Statement (Registration No. 33-42159), or amendments thereto, and incorporated herein by reference.)

   *10.7 Second Amendment, dated January 28, 1994, to Standard Form Industrial
         Lease dated October 24, 1988, as amended September 17, 1991, by and between Creative and WRC Properties, Inc. (Filed as Exhibit 10.15 to
         Creative's Annual Report on Form 10-K for the period ended September
         30, 1994 (File No. 0-19910), and incorporated herein by reference.)

 Exhibit
   No.                                 Description
 -------                               -----------
   *10.8  Third Amendment, dated September 20, 1994, to Standard Form
          Industrial Lease dated October 24, 1988, as amended September 17,
          1991 and January 28, 1994, by and between Creative and WRC
          Properties, Inc. (Filed as Exhibit 10.16 to Creative's Annual Report
          on Form 10-K for the period ended September 30, 1994 (File No. 0-
          19910), and incorporated herein by reference.)

   *10.9  Fourth Amendment, dated April 10, 1997, to Standard Form Industrial
          Lease dated October 24, 1988, as amended September 17, 1991, January
          28, 1994 and September 20, 1994, by and between Creative and WRC
          Properties, Inc. (Filed as Exhibit 10.53 to Creative's Quarterly
          Report on Form 10-Q for the period ended June 30, 1997 (File No. 0-
          19910), and incorporated herein by reference.)

   *10.10 Partial Lease Termination Agreement and Amendment to Lease, dated
          February 28, 1999, by and between Creative and W9/TIB Real Estate
          Limited Partnership (as successor in interest to WRC Properties,
          Inc.). (Filed as Exhibit 10.16 to Creative's Annual Report on Form
          10-K for the period ended December 31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   *10.11 Standard Form Industrial Lease, dated February 25, 1992, by and between Creative and WRC Properties, Inc. (Filed as Exhibit 10.52 to
          Creative's Form S-1 Registration Statement
          (Registration No. 33-46200), or amendments thereto, and incorporated herein by reference.)

   *10.12 First Amendment, dated February 28, 1994, to Standard Form Industrial
          Lease dated February 25, 1992 by and between Creative and WRC
          Properties, Inc. (Filed as Exhibit 10.32 to Creative's Annual Report on Form 10-K for the period ended September 30, 1995 (File
          No. 0-19910), and incorporated herein by reference.)

   *10.13 Second Amendment, dated September 20, 1994, to Standard Form
          Industrial Lease dated February 25, 1992, as amended February 28,
          1994, by and between Creative and WRC Properties, Inc. (Filed as
          Exhibit 10.33 to Creative's Annual Report on Form 10-K for the period ended September 30, 1995 (File No. 0-19910), and incorporated herein by reference.)

   *10.14 Third Amendment, dated April 10, 1997, to Standard Form Industrial
          Lease dated February 25, 1992, as amended February 28, 1994 and
          September 20, 1994, by and between Creative and WRC Properties, Inc.
          (Filed as Exhibit 10.54 to Creative's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.15 CBM Cross-License Agreement, dated as of November 26, 1993, by and between Enzon, Inc. and Creative. (Filed as Exhibit 10.42 to
          Creative's Quarterly Report on Form 10-Q for the period ended
          December 31, 1993 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.16 Enzon Cross-License Agreement, dated as of November 26, 1993, by and between Enzon, Inc. and Creative. (Filed as Exhibit 10.43 to
          Creative's Quarterly Report on Form 10-Q for the period ended
          December 31, 1993 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.17 Cross-License Agreement, dated as of July 15, 1996, by and between Creative, Genetics Institute, Inc. and Stryker Corporation. (Filed as
          Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 1996 of Genetics Institute, Inc. (File No. 0-
          14587), filed with the Securities and Exchange Commission on November
          6, 1996 and incorporated herein by reference.)

 ++*10.18 Research Collaboration and License Agreement, dated December 9, 1996, by and between Creative and Biogen, Inc. (Filed as Exhibit 10.37 to Creative's Annual Report on Form 10-K for the period ended December
          31, 1996 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.19 Amendment Agreement, dated December 30, 1998, by and between Creative and Biogen, Inc. (Filed as Exhibit 10.38 to Creative's Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 0-
          19910), and incorporated herein by reference.)

 Exhibit
   No.                                 Description
 -------                               -----------

  *10.20 Restricted Stock Purchase Agreement, dated December 9, 1996, by and between Creative and Biogen, Inc. (Filed as Exhibit 10.38 to
         Creative's Annual Report on Form 10-K for the period ended
         December 31, 1996 (File No. 0-19910), and incorporated herein by reference.)

  *10.21 Lease, dated June 16, 1997, by and between Creative and The Prudential
         Insurance Company of America. (Filed as Exhibit 10.55 to Creative's
         Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File
         No. 0-19910), and incorporated herein by reference.)

  *10.22 First Amendment, dated August 10, 1998, to Lease dated April 10, 1997, by and between Creative and The Prudential Insurance Company of America. (Filed as Exhibit 10.56 to Creative's Quarterly Report on
         Form 10-Q for the period ended September 30, 1998 (File No. 0-19910), and incorporated herein by reference.)

  *10.23 Master Lease Agreement, dated October 6, 1997, by and between Creative and FINOVA Technology Finance, Inc. (Filed as Exhibit 10.38 to
         Creative's Annual Report on Form 10-K for the period ended December
         31, 1997 (File No. 0-19910), and incorporated herein by reference.)

  *10.24 Employment Agreement, dated as of January 2, 1992, by and between Charles Cohen, Ph.D. and Creative. (Filed as Exhibit 10.47 to
         Creative's Form S-1 Registration Statement (Registration No. 33-
         46200), or amendments thereto, and incorporated herein by reference.)

  *10.25 Employment Agreement, dated July 17, 1995, by and between Michael M.
         Tarnow and Creative. (Filed as Exhibit 99.1 to Creative's Report on
         Form 8-K for the August 31, 1995 Event (File No. 0-19910), and incorporated herein by reference.)

  *10.26 Employment Agreement, dated January 13, 1997, by and between Cheryl K.
         Lawton and Creative. (Filed as Exhibit 10.50 to Creative's Quarterly
         Report on Form 10-Q for the period ended March 31, 1997 (File No. 0-
         19910), and incorporated herein by reference.)

  *10.27 Employment Agreement, dated February 18, 1997, by and between Steven
         L. Basta and Creative. (Filed as Exhibit 10.51 to Creative's Quarterly
         Report on Form 10-Q for the period ended March 31, 1997 (File No. 0-
         19910), and incorporated herein by reference.)

  *10.28 Employment Agreement, dated September 17, 1997, by and between Carl M.
         Cohen, Ph.D., and Creative. (Filed as Exhibit 10.53 to Creative's
         Annual Report on Form 10-K for the period ended December 31, 1997
         (File No. 0-19910), and incorporated herein by reference.)

  *10.29 Form of Promissory Note dated February 8, 2000 by certain executive officers of Creative to Creative (Filed as Exhibit 10.2 to Creative's
         Quarterly Report on Form 10-Q for the period ended March 31, 2000
         (File No. 0-19910), and incorporated herein by reference).

  *10.30 Sublease dated March 15, 2000 by BP III Huntington Ave. LLC to
         Creative (Filed as Exhibit 10.1 to Creative's Quarterly Report on Form
         10-Q for the period ended March 31, 2000 (File No. 0-19910), and incorporated herein by reference).

  *10.31 Promissory Note dated March 13, 2000 by Dr. Daniel Omstead to
         Reprogenesis.

 +*10.32 License Agreement, dated November 30, 1997, by and between
         Reprogenesis and the Regents of the University of Michigan, as amended by the Amendment to License Agreement dated August 1999.

 +*10.33 Amended and Restated License Agreement (Exclusive), dated July 1,
         1996, by and between Reprogenesis and the Massachusetts Institute of Technology, as amended by the First Amendment to Restated License
         Agreement dated June 9, 1999.

 +*10.34 Patent License Agreement (Exclusive), dated 10/30/96, by and between
         Reprogenesis and the Massachusetts Institute of Technology.

 +*10.35 Exclusive License Agreement, dated February 22, 2000, by and between
         Reprogenesis and Children's Medical Center Corporation.

 Exhibit
   No.                                 Description
 -------                               -----------

  *10.36 Lease, dated September 25, 1997, with respect to real property located at 21 Erie Street, Cambridge, Massachusetts, as amended by the First
         Amendment to Lease, dated October 1, 1998, by and between Reprogenesis and 21 Erie Realty Trust.

 +*10.37 Termination and Release Agreement dated January 27, 1999, by and between Reprogenesis and American Medical Systems, Inc.

  *10.38 Financial Assistance Award (Development of Perivascular Endothelial
         Cell Implants), dated November 1, 1999, by and between Reprogenesis and the National Institute of Standards and Technology, Advanced
         Technology Program.

  *10.39 Stock Subscription Warrant dated July 2, 1998, by and between
         Reprogenesis and TBCC Funding Trust II.

 +*10.40 Amended and Restated Research and Commercialization Agreement, dated
         November 30, 1998, as amended by letter dated December 18, 1998, by and between Ontogeny and Biogen, Inc.

  *10.41 Employment Agreement, dated as of June 17, 1996, by and between Ontogeny and Doros Platika, M.D.

  *10.42 Lease, dated as of November 16, 1995 as amended, by and between Ontogeny and Moulton Realty Corp.

 +*10.43 License Agreement, dated as of February 12, 1996, by and between Ontogeny and Leland Stanford Junior University.

 +*10.44 License Agreement, dated as of September 26, 1996 and amended January
         15, 1997, by and among Ontogeny, The Johns Hopkins University and
         University of Washington School of Medicine.

 +*10.45 License Agreement, dated as of January 1, 1995, and as amended July
         19, 1995 and August 30, 1996, by and between Ontogeny and The Trustees of Columbia University in the City of New York.

 +*10.46 License Agreement, dated as of February 9, 1995 and as amended, by and between Ontogeny and the President and Fellows of Harvard University.

  *10.47 Third Amended and Restated Registration Rights and Right of First
         Refusal Agreement, dated as of October 31, 1998, by and among Ontogeny and the holders of the Senior Preferred Stock.

  *10.48 Registration Rights Agreement, dated as of July 1, 1996, by and between Ontogeny and Biogen, Inc. and First Amendment, dated as of November 30, 1998.

  *10.49 Registration Rights Agreement, dated as of September 26, 1996, by and between Ontogeny and Corange International Limited (now, Roche).

  *10.50 Scientific Advisor and Consulting Agreement by and between Ontogeny and Douglas A. Melton, dated August 1, 1994 and amended November 12,
         1997 and January 22, 2000.

  *10.51 Stock Restriction Agreement by and between Ontogeny and George A.
         Eldridge, dated as of May 10, 1996.

  *10.52 Stock Restriction Agreement by and between Ontogeny and Doros Platika, dated as of July 25, 1996.

  *10.53 Warrant Agreement, dated as of November 2, 1994, by and between Ontogeny and Comdisco, Inc.

  *10.54 Warrant Agreement, dated as of January 29, 1996, by and between Ontogeny and Lighthouse Capital Partners, L.P.

  *10.55 Warrant Agreement, dated as of December 8, 1997, by and between Ontogeny and Comdisco, Inc.

  *10.56 Warrant Agreement, dated as of October 1, 1997, by and between Ontogeny and Lighthouse Capital Partners, L.P.

 Exhibit
   No.                                 Description
 -------                               -----------

  *10.57 Stock Subscription Warrant, dated as of November 21, 1997, by and between Ontogeny and mmc Ventures to purchase 1,350 shares of Common
         Stock.

  *10.58 Warrant Agreement, dated as of November 21, 1997, by and between Ontogeny and TransAmerica Business Credit Corporation.

  *10.59 Warrant Agreement, dated as of September 1, 1999, by and between Ontogeny and Comdisco, Inc.

  *10.60 Stock Subscription Warrant, dated as of November 15, 1999, by and between Ontogeny and Transamerica Business Credit Corp.

  *10.61 Warrant Agreement, dated as of December 17, 1999, by and between Ontogeny and Lighthouse Capital Partners, L.P.

 +*10.62 Research Collaboration and Option Agreement by and between Ontogeny and Becton, Dickinson and Company, dated January 13, 1999.

   10.63 Secured Promissory Note dated June 17, 1996, by and between Ontogeny and Dr. Platika in the original principal amount of $500,000, First
         Amendment to Secured Promissory Note dated as of August 31, 1998 and
         Second Amendment to Secured Promissory Note dated as of December 15,
         1999.

  *10.64 Pledge Agreement dated June 17, 1996, by and between Ontogeny, Inc.
         and Dr. Platika.

 +*10.65 Exclusive License Agreement, dated as of November 2, 1998, by and among Ontogeny and the Board of Trustees of Leland Stanford Junior
         University and Johns Hopkins University.

 +*10.66 License Agreement, dated as of November 20, 1997, by and between Ontogeny and the Board of Trustees of Leland Stanford Junior
         University.

 +*10.67 License Agreement, dated as of November 30, 1998, by and between Ontogeny and the Board of Trustees of Leland Stanford Junior
         University.

 +*10.68 License Agreement, dated as of June 13, 1996, by and between Ontogeny and the President and Fellows of Harvard College.

 +*10.69 License Agreement, dated as of February 1, 1997, by and between Ontogeny and the President and Fellows of Harvard College.

   10.70 Mortgage dated December 15, 1999 by and between Doros Platika and
         Patricia C. Platika and Ontogeny, Inc.

   10.71 Curis, Inc. 2000 Stock Incentive Plan.

   10.72 Curis, Inc. 2000 Director Stock Option Plan.

   10.73 Curis, Inc. 2000 Employee Stock Purchase Plan.

 **23.1 Consent of Hale and Dorr LLP (included as part of its opinion filed as Exhibit 5 and incorporated herein by reference).

   23.2  Consent of Arthur Andersen LLP.

   23.3  Consent of Deloitte & Touche LLP.

   23.4  Consent of PricewaterhouseCoopers LLP.

  *23.5  Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).

  *23.6 Consent of Foley, Hoag & Eliot LLP (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).


 Exhibit
   No.                                 Description
 -------                               -----------
 *23.7   Consent of Baker Botts L.L.P. (included as part of its opinion filed as Exhibit 8.3 and incorporated herein by reference).

 *23.8   Consent of Chase Securities Inc.

 *23.9   Consent of SG Cowen Securities Corporation.

 *24 Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

  27.1   Reprogenesis, Inc. Financial Data Schedule.

 *27.2   Creative BioMolecules, Inc., Financial Data Schedule (Filed as Exhibit
         27 to Creative's Annual Report on Form 10-K for the period ended
         December 31, 1999).

  27.3   Ontogeny, Inc. Financial Data Schedule.

 *99.1   Form of Proxy of Creative BioMolecules, Inc.

 *99.2   Form of Proxy of Ontogeny, Inc.

 *99.3   Form of Proxy of Reprogenesis, Inc.

--------
 ** To be filed by amendment.
 *  Previously filed.
 ++ Confidential treatment has been granted as to certain portions of this Exhibit.
 +  Confidential treatment requested as to certain portions of this Exhibit.

Registrant hereby agrees to furnish supplementally any schedules that have been omitted from this Exhibit to the Securities and Exchange Commission upon its request.

   (b) Financial Statement Schedules

   All schedules have been omitted because they are not required or because the required information is given in the financial statements or notes to those statements for each of Creative, Ontogeny and Reprogenesis.

Item 22. Undertakings

   The undersigned Registrant hereby undertakes:

     (1) that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
  Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (2) that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form;

     (3) that every prospectus (i) that is filed pursuant to paragraph (2) immediately preceding, or (ii) that purports to meet the requirements of
  Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (4) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of any such request, and to send the incorporated documents by first class mail or other equally prompt means, including information contained in documents filed after the effective date of this registration statement through the date of responding to such request; and

     (5) to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

   Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 20 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim of indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in a successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, we have duly caused this Amendment No. 3 to the registration statement to be signed on our behalf by the undersigned, thereunto duly authorized, in Boston, Massachusetts, on this 31st day of May, 2000.

                                          CURIS, INC.

                                          By: /s/ Doros Platika
                                             ----------------------------------
                                             Name: Doros Platika
                                             Title: President

   Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

                 Signature                            Title                  Date
                 ---------                            -----                  ----

             /s/ Doros Platika              Chief Executive Officer      May 31, 2000
___________________________________________  (principal executive
               Doros Platika                 officer) and Director

                     *                      Vice President and Chief     May   , 2000
___________________________________________  Financial Officer
            George A. Eldridge               (principal financial and
                                             accounting officer)

                     *                      Director                     May   , 2000
___________________________________________
            James R. McNab, Jr.

                     *                      Director                     May   , 2000
___________________________________________
              James R. Tobin

                     *                      Director                     May   , 2000
___________________________________________
             Douglas A. Melton
                     *                      Director                     May   , 2000
___________________________________________
            Michael Rosenblatt

                     *                      Director                     May   , 2000
___________________________________________
              Ruth B. Kunath

                     *                      Director                     May   , 2000
___________________________________________
            Martyn D. Greenacre

            * /s/ Doros Platika
___________________________________________
             Doros Platika as
             Attorney-in-Fact

                                 EXHIBIT INDEX


 Exhibit
   No.                                 Description
 -------                               -----------

    *2 Agreement and Plan of Merger, dated as of February 14, 2000 by and among the Registrant, Creative BioMolecules, Inc., Ontogeny, Inc. and
         Reprogenesis, Inc. (Filed as Exhibit 2.1 to Creative's Current Report on Form 8-K filed February 18, 2000 (File No. 0-19910)).

    *3.1 Certificate of Incorporation of the Registrant.

    *3.2 By-laws of the Registrant.

    *4   Form of Curis Common Stock Certificate.

   **5 Opinion of Hale and Dorr LLP regarding legality of securities being registered.

    *8.1 Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         regarding certain U.S. income tax aspects of the merger.

    *8.2 Opinion of Foley, Hoag & Eliot LLP regarding certain U.S. income tax aspects of the merger.

    *8.3 Opinion of Baker Botts L.L.P. regarding certain U.S. income tax aspects of the merger.

 ++*10.1 Master Restructuring Agreement, dated as of October 15, 1998, by and between Creative and Stryker Corporation. (Filed as Exhibit 10.10 to
         Creative's Annual Report on Form 10-K for the period ended December
         31, 1998 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.2 Asset Purchase Agreement, dated as of October 15, 1998, by and between
         Creative and Stryker Corporation. (Filed as Exhibit 10.11 to
         Creative's Annual Report on Form 10-K for the period ended December
         31, 1998 (File No. 0-19910), and incorporated herein by reference.)

   *10.3 Creative Irrevocable License Agreement dated November 20, 1998 by and between Creative and Stryker Corporation. (Filed as Exhibit 10.7 to
         Creative's Annual Report on Form 10-K for the period ended December
         31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   *10.4 Stryker Irrevocable License Agreement dated November 20, 1998 by and between the Registrant and Stryker Corporation. (Filed as Exhibit 10.8 to Creative's Annual Report on Form 10-K for the period ended December
         31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   *10.5 Assignment from Creative to Stryker dated November 20, 1998. (Filed as
         Exhibit 10.9 to Creative's Annual Report on Form 10-K for the period ended December 31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   *10.6 Standard Form Industrial Lease, dated as of October 24, 1988, as amended September 17, 1991, by and between WRC Properties, Inc. and
         Creative. (Filed as Exhibit 10.26 to Creative's Form S-1 Registration
         Statement (Registration No. 33-42159), or amendments thereto, and incorporated herein by reference.)

   *10.7 Second Amendment, dated January 28, 1994, to Standard Form Industrial
         Lease dated October 24, 1988, as amended September 17, 1991, by and between Creative and WRC Properties, Inc. (Filed as Exhibit 10.15 to
         Creative's Annual Report on Form 10-K for the period ended September
         30, 1994 (File No. 0-19910), and incorporated herein by reference.)

                            EXHIBIT INDEX continued

 Exhibit
   No.                                 Description
 -------                               -----------
   *10.8  Third Amendment, dated September 20, 1994, to Standard Form
          Industrial Lease dated October 24, 1988, as amended September 17,
          1991 and January 28, 1994, by and between Creative and WRC
          Properties, Inc. (Filed as Exhibit 10.16 to Creative's Annual Report
          on Form 10-K for the period ended September 30, 1994 (File No. 0-
          19910), and incorporated herein by reference.)

   *10.9  Fourth Amendment, dated April 10, 1997, to Standard Form Industrial
          Lease dated October 24, 1988, as amended September 17, 1991, January
          28, 1994 and September 20, 1994, by and between Creative and WRC
          Properties, Inc. (Filed as Exhibit 10.53 to Creative's Quarterly
          Report on Form 10-Q for the period ended June 30, 1997 (File No. 0-
          19910), and incorporated herein by reference.)

   *10.10 Partial Lease Termination Agreement and Amendment to Lease, dated
          February 28, 1999, by and between Creative and W9/TIB Real Estate
          Limited Partnership (as successor in interest to WRC Properties,
          Inc.). (Filed as Exhibit 10.16 to Creative's Annual Report on Form
          10-K for the period ended December 31, 1999 (File No. 0-19910), and incorporated herein by reference.)

   *10.11 Standard Form Industrial Lease, dated February 25, 1992, by and between Creative and WRC Properties, Inc. (Filed as Exhibit 10.52 to
          Creative's Form S-1 Registration Statement
          (Registration No. 33-46200), or amendments thereto, and incorporated herein by reference.)

   *10.12 First Amendment, dated February 28, 1994, to Standard Form Industrial
          Lease dated February 25, 1992 by and between Creative and WRC
          Properties, Inc. (Filed as Exhibit 10.32 to Creative's Annual Report on Form 10-K for the period ended September 30, 1995 (File
          No. 0-19910), and incorporated herein by reference.)

   *10.13 Second Amendment, dated September 20, 1994, to Standard Form
          Industrial Lease dated February 25, 1992, as amended February 28,
          1994, by and between Creative and WRC Properties, Inc. (Filed as
          Exhibit 10.33 to Creative's Annual Report on Form 10-K for the period ended September 30, 1995 (File No. 0-19910), and incorporated herein by reference.)

   *10.14 Third Amendment, dated April 10, 1997, to Standard Form Industrial
          Lease dated February 25, 1992, as amended February 28, 1994 and
          September 20, 1994, by and between Creative and WRC Properties, Inc.
          (Filed as Exhibit 10.54 to Creative's Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.15 CBM Cross-License Agreement, dated as of November 26, 1993, by and between Enzon, Inc. and Creative. (Filed as Exhibit 10.42 to
          Creative's Quarterly Report on Form 10-Q for the period ended
          December 31, 1993 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.16 Enzon Cross-License Agreement, dated as of November 26, 1993, by and between Enzon, Inc. and Creative. (Filed as Exhibit 10.43 to
          Creative's Quarterly Report on Form 10-Q for the period ended
          December 31, 1993 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.17 Cross-License Agreement, dated as of July 15, 1996, by and between Creative, Genetics Institute, Inc. and Stryker Corporation. (Filed as
          Exhibit 10.1 to the Quarterly Report on Form 10-Q for the period ended September 30, 1996 of Genetics Institute, Inc. (File No. 0-
          14587), filed with the Securities and Exchange Commission on November
          6, 1996 and incorporated herein by reference.)

 ++*10.18 Research Collaboration and License Agreement, dated December 9, 1996, by and between Creative and Biogen, Inc. (Filed as Exhibit 10.37 to Creative's Annual Report on Form 10-K for the period ended December
          31, 1996 (File No. 0-19910), and incorporated herein by reference.)

 ++*10.19 Amendment Agreement, dated December 30, 1998, by and between Creative and Biogen, Inc. (Filed as Exhibit 10.38 to Creative's Annual Report on Form 10-K for the period ended December 31, 1998 (File No. 0-
          19910), and incorporated herein by reference.)

                            EXHIBIT INDEX continued

 Exhibit
   No.                                 Description
 -------                               -----------


  *10.20 Restricted Stock Purchase Agreement, dated December 9, 1996, by and between Creative and Biogen, Inc. (Filed as Exhibit 10.38 to
         Creative's Annual Report on Form 10-K for the period ended
         December 31, 1996 (File No. 0-19910), and incorporated herein by reference.)


  *10.21 Lease, dated June 16, 1997, by and between Creative and The Prudential
         Insurance Company of America. (Filed as Exhibit 10.55 to Creative's
         Quarterly Report on Form 10-Q for the period ended June 30, 1997 (File
         No. 0-19910), and incorporated herein by reference.)


  *10.22 First Amendment, dated August 10, 1998, to Lease dated April 10, 1997, by and between Creative and The Prudential Insurance Company of America. (Filed as Exhibit 10.56 to Creative's Quarterly Report on
         Form 10-Q for the period ended September 30, 1998 (File No. 0-19910), and incorporated herein by reference.)


  *10.23 Master Lease Agreement, dated October 6, 1997, by and between Creative and FINOVA Technology Finance, Inc. (Filed as Exhibit 10.38 to
         Creative's Annual Report on Form 10-K for the period ended December
         31, 1997 (File No. 0-19910), and incorporated herein by reference.)


  *10.24 Employment Agreement, dated as of January 2, 1992, by and between Charles Cohen, Ph.D. and Creative. (Filed as Exhibit 10.47 to
         Creative's Form S-1 Registration Statement (Registration No. 33-
         46200), or amendments thereto, and incorporated herein by reference.)


  *10.25 Employment Agreement, dated July 17, 1995, by and between Michael M.
         Tarnow and Creative. (Filed as Exhibit 99.1 to Creative's Report on
         Form 8-K for the August 31, 1995 Event (File No. 0-19910), and incorporated herein by reference.)


  *10.26 Employment Agreement, dated January 13, 1997, by and between Cheryl K.
         Lawton and Creative. (Filed as Exhibit 10.50 to Creative's Quarterly
         Report on Form 10-Q for the period ended March 31, 1997 (File No. 0-
         19910), and incorporated herein by reference.)


  *10.27 Employment Agreement, dated February 18, 1997, by and between Steven
         L. Basta and Creative. (Filed as Exhibit 10.51 to Creative's Quarterly
         Report on Form 10-Q for the period ended March 31, 1997 (File No. 0-
         19910), and incorporated herein by reference.)


  *10.28 Employment Agreement, dated September 17, 1997, by and between Carl M.
         Cohen, Ph.D., and Creative. (Filed as Exhibit 10.53 to Creative's
         Annual Report on Form 10-K for the period ended December 31, 1997
         (File No. 0-19910), and incorporated herein by reference.)


  *10.29 Form of Promissory Note dated February 8, 2000 by certain executive officers of Creative to Creative (Filed as Exhibit 10.2 to Creative's
         Quarterly Report on Form 10-Q for the period ended March 31, 2000
         (File No. 0-19910), and incorporated herein by reference).


  *10.30 Sublease dated March 15, 2000 by BP III Huntington Ave. LLC to
         Creative (Filed as Exhibit 10.1 to Creative's Quarterly Report on Form
         10-Q for the period ended March 31, 2000 (File No. 0-19910), and incorporated herein by reference).


  *10.31 Promissory Note dated March 13, 2000 by Dr. Daniel Omstead to
         Reprogenesis.

 +*10.32 License Agreement, dated November 30, 1997, by and between
         Reprogenesis and the Regents of the University of Michigan, as amended by the Amendment to License Agreement dated August 1999.


 +*10.33 Amended and Restated License Agreement (Exclusive), dated July 1,
         1996, by and between Reprogenesis and the Massachusetts Institute of Technology, as amended by the First Amendment to Restated License
         Agreement dated June 9, 1999.


 +*10.34 Patent License Agreement (Exclusive), dated 10/30/96, by and between
         Reprogenesis and the Massachusetts Institute of Technology.


 +*10.35 Exclusive License Agreement, dated February 22, 2000, by and between
         Reprogenesis and Children's Medical Center Corporation.

                            EXHIBIT INDEX continued

 Exhibit
   No.                                 Description
 -------                               -----------

  *10.36 Lease, dated September 25, 1997, with respect to real property located at 21 Erie Street, Cambridge, Massachusetts, as amended by the First
         Amendment to Lease, dated October 1, 1998, by and between Reprogenesis and 21 Erie Realty Trust.

 +*10.37 Termination and Release Agreement dated January 27, 1999, by and between Reprogenesis and American Medical Systems, Inc.

  *10.38 Financial Assistance Award (Development of Perivascular Endothelial
         Cell Implants), dated November 1, 1999, by and between Reprogenesis and the National Institute of Standards and Technology, Advanced
         Technology Program.

  *10.39 Stock Subscription Warrant dated July 2, 1998, by and between
         Reprogenesis and TBCC Funding Trust II.

 +*10.40 Amended and Restated Research and Commercialization Agreement, dated
         November 30, 1998, as amended by letter dated December 18, 1998, by and between Ontogeny and Biogen, Inc.

  *10.41 Employment Agreement, dated as of June 17, 1996, by and between Ontogeny and Doros Platika, M.D.

  *10.42 Lease, dated as of November 16, 1995 as amended, by and between Ontogeny and Moulton Realty Corp.

 +*10.43 License Agreement, dated as of February 12, 1996, by and between Ontogeny and Leland Stanford Junior University.

 +*10.44 License Agreement, dated as of September 26, 1996 and amended January
         15, 1997, by and among Ontogeny, The Johns Hopkins University and
         University of Washington School of Medicine.

 +*10.45 License Agreement, dated as of January 1, 1995, and as amended July
         19, 1995 and August 30, 1996, by and between Ontogeny and The Trustees of Columbia University in the City of New York.

 +*10.46 License Agreement, dated as of February 9, 1995 and as amended, by and between Ontogeny and the President and Fellows of Harvard University.

  *10.47 Third Amended and Restated Registration Rights and Right of First
         Refusal Agreement, dated as of October 31, 1998, by and among Ontogeny and the holders of the Senior Preferred Stock.

  *10.48 Registration Rights Agreement, dated as of July 1, 1996, by and between Ontogeny and Biogen, Inc. and First Amendment, dated as of November 30, 1998.

  *10.49 Registration Rights Agreement, dated as of September 26, 1996, by and between Ontogeny and Corange International Limited (now, Roche).

  *10.50 Scientific Advisor and Consulting Agreement by and between Ontogeny and Douglas A. Melton, dated August 1, 1994 and amended November 12,
         1997 and January 22, 2000.

  *10.51 Stock Restriction Agreement by and between Ontogeny and George A.
         Eldridge, dated as of May 10, 1996.

  *10.52 Stock Restriction Agreement by and between Ontogeny and Doros Platika, dated as of July 25, 1996.

  *10.53 Warrant Agreement, dated as of November 2, 1994, by and between Ontogeny and Comdisco, Inc.

  *10.54 Warrant Agreement, dated as of January 29, 1996, by and between Ontogeny and Lighthouse Capital Partners, L.P.

  *10.55 Warrant Agreement, dated as of December 8, 1997, by and between Ontogeny and Comdisco, Inc.

  *10.56 Warrant Agreement, dated as of October 1, 1997, by and between Ontogeny and Lighthouse Capital Partners, L.P.

                            EXHIBIT INDEX continued

 Exhibit
   No.                                 Description
 -------                               -----------

  *10.57 Stock Subscription Warrant, dated as of November 21, 1997, by and between Ontogeny and mmc Ventures to purchase 1,350 shares of Common
         Stock.

  *10.58 Warrant Agreement, dated as of November 21, 1997, by and between Ontogeny and TransAmerica Business Credit Corporation.

  *10.59 Warrant Agreement, dated as of September 1, 1999, by and between Ontogeny and Comdisco, Inc.

  *10.60 Stock Subscription Warrant, dated as of November 15, 1999, by and between Ontogeny and Transamerica Business Credit Corp.

  *10.61 Warrant Agreement, dated as of December 17, 1999, by and between Ontogeny and Lighthouse Capital Partners, L.P.

 +*10.62 Research Collaboration and Option Agreement by and between Ontogeny and Becton, Dickinson and Company, dated January 13, 1999.

   10.63 Secured Promissory Note dated June 17, 1996 by and between Ontogeny and Dr. Platika in the original principal amount of $500,000, First
         Amendment to Secured Promissory Note dated as of August 31, 1998 and
         Second Amendment to Secured Promissory Note dated as of December 15,
         1999.

  *10.64 Pledge Agreement dated June 17, 1996 by and between Ontogeny, Inc. and
         Dr. Platika.

 +*10.65 Exclusive License Agreement, dated as of November 2, 1998, by and among Ontogeny and the Board of Trustees of Leland Stanford Junior
         University and Johns Hopkins University.

 +*10.66 License Agreement, dated as of November 20, 1997, by and between Ontogeny and the Board of Trustees of Leland Stanford Junior
         University.

 +*10.67 License Agreement, dated as of November 30, 1998, by and between Ontogeny and the Board of Trustees of Leland Stanford Junior
         University.

 +*10.68 License Agreement, dated as of June 13, 1996, by and between Ontogeny and the President and Fellows of Harvard College.

 +*10.69 License Agreement, dated as of February 1, 1997, by and between Ontogeny and the President and Fellows of Harvard College.

   10.70 Mortgage dated December 15, 1999 by and between Doros Platika and
         Patricia C. Platika and Ontogeny, Inc.

   10.71 Curis, Inc. 2000 Stock Incentive Plan.

   10.72 Curis, Inc. 2000 Director Stock Option Plan.

   10.73 Curis, Inc. 2000 Employee Stock Purchase Plan.

 **23.1 Consent of Hale and Dorr LLP (included as part of its opinion filed as Exhibit 5 and incorporated herein by reference).

   23.2  Consent of Arthur Andersen LLP.

   23.3  Consent of Deloitte & Touche LLP.

   23.4  Consent of PricewaterhouseCoopers LLP.

  *23.5  Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
         (included as part of its opinion filed as Exhibit 8.1 and incorporated herein by reference).

  *23.6 Consent of Foley, Hoag & Eliot LLP (included as part of its opinion filed as Exhibit 8.2 and incorporated herein by reference).


                            EXHIBIT INDEX continued

 Exhibit
   No.                                 Description
 -------                               -----------
 *23.7   Consent of Baker Botts L.L.P. (included as part of its opinion filed as Exhibit 8.3 and incorporated herein by reference).

 *23.8   Consent of Chase Securities Inc.

 *23.9   Consent of SG Cowen Securities Corporation.

 *24 Power of Attorney (included on the signature page of this Form S-4 and incorporated herein by reference).

  27.1   Reprogenesis, Inc. Financial Data Schedule.


 *27.2   Creative BioMolecules, Inc. Financial Data Schedule (Filed as Exhibit
         27 to Creative's Annual Report on Form 10-K for the period ended
         December 31, 1999).

  27.3   Ontogeny, Inc. Financial Data Schedule.

 *99.1   Form of Proxy of Creative BioMolecules, Inc.

 *99.2   Form of Proxy of Ontogeny, Inc.

 *99.3   Form of Proxy of Reprogenesis, Inc.

--------
**  To be filed by amendment.

*  Previously filed.

++ Confidential treatment has been granted as to certain portions of this Exhibit.

+  Confidential treatment requested as to certain portions of this Exhibit.

Registrant hereby agrees to furnish supplementally any schedules that have been omitted from this Exhibit to the Securities and Exchange Commission upon its request.